UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WAFD, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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425 Pike Street
Seattle, Washington 98101
Dear WaFd, Inc. Shareholders:
On behalf of the Board of Directors of WaFd, Inc. (“WaFd,” “we,” “us” or “our”), we are pleased to enclose the accompanying proxy statement relating to the proposed merger of EverBank Financial Corp (“EverBank”) with and into WaFd. We are requesting that you take certain actions as a holder of shares of common stock of WaFd, par value $1.00 per share (“WaFd common stock”), as further described herein.
On September 6, 2026, WaFd and EverBank entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”), pursuant to which EverBank will merge with and into WaFd (the “merger”), with WaFd continuing as the surviving corporation in the merger and electing to be treated as a financial holding company (the “surviving corporation”). Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp and WaFd’s wholly owned bank subsidiary, WaFd Bank, a Washington state-chartered bank, will merge with and into EverBank’s wholly owned bank subsidiary, EverBank, National Association, a national banking association (the “bank merger”), with EverBank, National Association continuing as the surviving bank in the bank merger (the “surviving bank”).
In the merger, each share of EverBank common stock outstanding immediately prior to the merger effective time, other than certain shares as set forth in the merger agreement, will be converted into the right to receive a number of shares of WaFd common stock equal to the exchange ratio (such shares, the “merger consideration”). The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger, the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock. As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing of the merger. EverBank shareholders will receive cash in lieu of any fractional shares of WaFd common stock issuable as a result of the merger.
In addition, at the merger effective time each of the 675,000 outstanding shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of EverBank, each having a liquidation preference of $1,000 per share and bearing dividends at a fixed rate of 6.50% per annum, will be automatically converted into the right to receive one share of a newly created series of preferred stock, par value $1.00 per share, of WaFd having substantially equivalent terms as provided for in the merger agreement. Each share of WaFd common stock and each share of WaFd’s 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, will remain issued and outstanding and will not be affected by the merger.
In connection with the merger, you are cordially invited to a special meeting of shareholders of WaFd (the “special meeting”), which will be held virtually via the internet. At the special meeting, WaFd shareholders will be asked to consider and vote upon (a) a proposal to approve the issuance of the shares of WaFd common stock pursuant to the merger agreement (the “stock issuance” and such proposal, the “stock issuance proposal”), (b) a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to WaFd’s named executive officers in connection with the merger (the “compensation proposal”) and (c) a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal (the “adjournment proposal”).
On September 5, 2026, the Board of Directors of WaFd (the “WaFd board”) unanimously (a) determined that the merger agreement, the shareholders agreement with certain shareholders of EverBank and the transactions and agreements contemplated therein (including the related amendment to WaFd’s bylaws) are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the amendment to WaFd’s bylaws and (c) recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement.
For more information concerning the special meeting, the merger agreement and the transactions contemplated thereby, including the merger and the stock issuance, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement. In particular, see the section entitled “Risk Factors.”
The WaFd board unanimously recommends a vote “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Your vote is important. We cannot complete the merger unless the stock issuance proposal is approved by the holders of WaFd common stock. Whether or not you plan to attend the special meeting and regardless of the number of shares of WaFd common stock you own, your careful consideration and vote on the proposals to be presented at the special meeting are important, and we encourage you to vote promptly. The failure to vote will have no effect on the approval of the stock issuance proposal (assuming a quorum is present), the compensation proposal (assuming a quorum is present) or the adjournment proposal.
After reading the accompanying proxy statement, please make sure to vote your shares of WaFd common stock promptly (a) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (b) by telephone or (c) through the internet by following the instructions on the accompanying proxy card. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares of WaFd common stock through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from your bank, broker, trust or other nominee to vote your shares.
Your support of and interest in WaFd is sincerely appreciated. We look forward to the successful combination of WaFd and EverBank.

Brent J. Beardall
President and Chief Executive Officer
WaFd, Inc.
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described herein, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The shares of WaFd common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or by any other U.S. federal or state governmental agency.
The accompanying proxy statement is dated November 4, 2026 and is first being mailed to WaFd shareholders on or about November 4, 2026.

WaFd, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on December 16, 2026
Dear WaFd, Inc. Shareholders:
A special meeting of shareholders (the “special meeting”) of WaFd, Inc., a Washington corporation (“WaFd,” “we,” “us” or “our”), will be held virtually on December 16, 2026, at 9:00 a.m. Pacific Time. To attend the special meeting online, please visit https://www.virtualshareholdermeeting.com/WAFD2026SM.
At the special meeting, you will be asked to consider and vote on the following proposals:
1.
Stock Issuance Proposal: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance (the “stock issuance”) of the shares of common stock, par value $1.00 per share, of WaFd pursuant to the merger agreement (“WaFd common stock” and such proposal, the “stock issuance proposal”);

2.
Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to WaFd’s named executive officers in connection with the merger (the “compensation proposal”); and

3.
Adjournment Proposal: To adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal (the “adjournment proposal”).

The proposals are described in the accompanying proxy statement. The Board of Directors of WaFd (the “WaFd board”) has fixed the close of business on October 30, 2026 as the record date for the special meeting. Only holders of record of WaFd common stock as of the close of business on the record date for the special meeting are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. WaFd will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.
On September 5, 2026, the WaFd board unanimously approved the Agreement and Plan of Merger, dated September 6, 2026, by and between WaFd and EverBank Financial Corp (as amended from time to time, the “merger agreement”), the shareholders agreement with certain shareholders of EverBank Financial Corp and the transactions and agreements contemplated therein, including the merger of EverBank Financial Corp with and into WaFd (the “merger”), the stock issuance and the related amendment to WaFd’s bylaws, and unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Your vote is important, regardless of the number of shares you own. We cannot complete the transactions contemplated by the merger agreement, including the merger, unless the holders of WaFd common stock approve the stock issuance proposal.
The stock issuance proposal and the compensation proposal each require, assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast by WaFd shareholders at the special meeting. Whether or not a quorum is present, the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast by WaFd shareholders at the special meeting.
Each copy of the proxy statement mailed to WaFd shareholders is accompanied by a form of proxy card with instructions for voting. Whether or not you plan to attend the special meeting, we urge you to please promptly complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope or authorize the individuals named on the accompanying proxy card to vote your shares by calling the toll-free telephone number or by using the internet as described in the instructions included with the accompanying proxy card. If your shares are held in the name of a bank, broker, trust or other nominee, please follow the instructions on the voting instruction card furnished by such bank, broker, trust or other nominee.
The proxy statement of which this notice is a part provides a detailed description of the merger agreement, the transactions contemplated thereby, including the merger, and the other matters to be considered at the special meeting. A summary of the merger agreement is included in the proxy statement in the sections entitled “The

Merger” and “The Merger Agreement,” and a copy of the merger agreement is attached as Annex A to the proxy statement, each of which is incorporated by reference into this notice to the same extent as if fully set forth herein. We encourage you to carefully read this proxy statement (including the annexes thereto) and any other documents incorporated by reference herein in their entirety.
If you fail to return your proxy, vote by telephone or through the internet or attend the special meeting virtually, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, but will have no effect on the approval of the stock issuance proposal (assuming a quorum is present), the compensation proposal (assuming a quorum is present) or the adjournment proposal.
If you have any questions about the merger, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please write to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101.
By Order of the WaFd Board of Directors,

Brent J. Beardall
President and Chief Executive Officer
WaFd, Inc.
November 4, 2026
Seattle, Washington

i

ii

iii

SUMMARY
This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers for a more complete understanding of the matters being considered at the special meeting of shareholders of WaFd, Inc. (“WaFd”) described in this proxy statement (the “special meeting”). In addition, this proxy statement incorporates by reference important business and financial information about WaFd. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.”
The Parties (see page 45)
WaFd, Inc.
WaFd is a Washington corporation and the registered bank holding company for WaFd Bank, a federally insured Washington state-chartered commercial bank. WaFd Bank was founded on April 24, 1917 in Ballard, Washington, and is engaged primarily in providing lending, depository, insurance and other banking services to consumers, mid-sized to large businesses, and owners and developers of commercial real estate. WaFd was formed as WaFd Bank’s holding company in November 1994 and is headquartered in Seattle, Washington.
WaFd’s principal executive offices are located at 425 Pike Street, Seattle, Washington 98101 and its telephone number is (206) 624-7930. WaFd’s common stock, par value $1.00 per share (“WaFd common stock”), is listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “WAFD.”
For additional information about WaFd and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”
EverBank Financial Corp
EverBank Financial Corp, a Delaware corporation (“EverBank”), is a bank holding company that has elected to be treated as a financial holding company and conducts its banking operations through its wholly owned subsidiary EverBank, National Association, a diversified national bank headquartered in Jacksonville, Florida. EverBank serves more than 400,000 customer accounts and distributes its banking products and services through an online banking platform, 39 full-service financial centers in California, Florida and New York and a strategic relationship with Teachers Insurance and Annuity Association of America (“TIAA”) for deposit sweep and bank referral arrangements.
EverBank’s principal executive offices are located at 301 West Bay Street, Jacksonville, Florida 32202 and its telephone number is (904) 623-8323. EverBank is not a publicly traded company, and shares of its Class A common stock, par value $0.01 per share, Class B common stock, par value $0.01 per share (together, “EverBank common stock”) and its Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (“EverBank preferred stock”), are held by private investors, including funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners, Sixth Street and Bayview Asset Management, along with TIAA.
For additional information about EverBank, see the sections entitled “Description of EverBank’s Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EverBank” and “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp.” For a discussion of the risks relating to EverBank’s business, see the section entitled “Risk Factors—Risks Relating to EverBank.”
The Merger (see page 53)
The terms and conditions of the merger of EverBank with and into WaFd (the “merger”) are contained in the Agreement and Plan of Merger, dated September 6, 2026, by and between WaFd and EverBank (as amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger. Subject to the terms and conditions of the merger agreement, at the completion of the merger, EverBank will merge with and into WaFd, with WaFd continuing as the surviving corporation and electing to be treated as a financial holding company (the “surviving corporation”). Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp and WaFd’s wholly owned bank subsidiary, WaFd Bank, a Washington state-chartered bank, will merge with and into EverBank’s wholly owned bank subsidiary, EverBank, National Association, a national banking association (the “bank merger”), with EverBank, National Association continuing as the surviving bank (the “surviving bank”).

If the merger is completed, each share of EverBank common stock issued and outstanding immediately prior to the effective time of the merger (the “merger effective time”), other than certain shares as set forth in the merger agreement, will be converted into the right to receive a number of shares of WaFd common stock equal to an exchange ratio determined as described below (the “exchange ratio,” and such shares, the “merger consideration”). The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger:
•	the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175% of the total issued and outstanding shares of WaFd common stock on a fully diluted basis and
•
the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825% of the total issued and outstanding shares of WaFd common stock on a fully diluted basis.

These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock. As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing of the merger (the “closing,” and the date on which the closing occurs, the “closing date”).
WaFd will not issue any fractional shares of WaFd common stock in the merger, and holders of EverBank common stock who would otherwise be entitled to a fraction of a share of WaFd common stock will instead receive an amount in cash, without interest, determined by multiplying the fraction of a share such holder would otherwise be entitled to receive by the volume-weighted average price of the WaFd common stock on Nasdaq for the ten consecutive full trading days ending on and including the first trading day immediately preceding the closing date (the “WaFd share closing price”).
In addition, at the merger effective time each of the 675,000 outstanding shares of EverBank preferred stock, each having a liquidation preference of $1,000 per share and bearing dividends at a fixed rate of 6.50% per annum, will be automatically converted into the right to receive one share of a newly created series of preferred stock, par value $1.00 per share, of WaFd having substantially equivalent terms as provided for in the merger agreement (the “WaFd rollover preferred stock”). Holders of WaFd common stock will not receive any consideration in the merger, and each share of WaFd common stock and each share of WaFd’s 4.875% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “existing WaFd preferred stock”), will remain issued and outstanding and will not be affected by the merger.
For additional information regarding the merger consideration, see the section entitled “The Merger Agreement—Merger Consideration.” For a copy of the merger agreement, see Annex A.
Certain Effects of the Merger (see page 76)
If the merger is completed, the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis immediately following the merger. For additional information, see the section entitled “The Merger—Certain Effects of the Merger.”
Consequences if the Merger is Not Completed (see page 78)
If the approval by WaFd shareholders of the issuance of shares of WaFd common stock pursuant to the merger agreement (the “WaFd shareholder approval”) is not received, or if the merger is not completed for any other reason, then the merger agreement may be terminated. In the event of a termination, the merger agreement will be void and have no effect, and none of WaFd, EverBank, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever under the merger agreement or in connection with the transactions contemplated thereby, except that:
•
no termination will relieve any party from liability for fraud or for a material breach of, or material failure to perform, any of the covenants or other agreements contained in the merger agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute such breach or such failure of performance (a “willful breach”);

•	no termination will affect the obligations of WaFd and EverBank contained in the confidentiality agreement between them; and
•
certain other provisions of the merger agreement, including provisions with respect to confidentiality, public announcements, certain finance and reimbursement matters, the allocation of fees and expenses and, if applicable, the termination fee (as described in the summary under the heading “Termination Fee” below), will survive such termination.

For additional information, see the section entitled “The Merger—Consequences if the Merger is Not Completed.”
The Special Meeting (see page 46)
The special meeting will be held virtually on December 16, 2026, at 9:00 a.m. Pacific Time. To attend the special meeting online, please visit https://www.virtualshareholdermeeting.com/WAFD2026SM. At the special meeting, you will be asked to consider and vote upon (a) a proposal to approve the issuance of shares of WaFd common stock pursuant to the merger agreement (the “stock issuance” and such proposal, the “stock issuance proposal”), (b) a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to WaFd’s named executive officers in connection with the merger (the “compensation proposal”) and (c) a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal (the “adjournment proposal”).
Only holders of record of WaFd common stock as of the close of business on October 30, 2026 (the “record date”) are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of WaFd common stock that you held as of the close of business on the record date.
The presence at the special meeting, virtually or by proxy, of the holders of shares of the outstanding WaFd common stock representing a majority of the voting power of all outstanding shares of WaFd common stock entitled to vote at the special meeting constitutes a quorum. As of the record date, there were 74,020,856 shares of WaFd common stock outstanding. The approval of the stock issuance proposal by WaFd shareholders is a condition to the completion of the merger.
The stock issuance proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the stock issuance proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the stock issuance proposal.
The compensation proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the compensation proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the compensation proposal. Because the vote on the compensation proposal is advisory only, it will not be binding on WaFd, EverBank or the boards of directors or compensation committees of either company, and approval of the compensation proposal is not a condition to the completion of the merger.
Whether or not a quorum is present, the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the adjournment proposal. A failure to vote or otherwise be present at the special meeting will have no effect on the adjournment proposal.
For additional information, see the section entitled “The Special Meeting.”
How to Vote (see page 48)
Shareholders of record have a choice of voting by:
•	following the internet voting instructions described in the proxy card;

•	following the telephone voting instructions described in the proxy card;
•	completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or
•	attending and casting your vote virtually at the special meeting.
The telephone and internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time (i.e., 8:59 p.m. Pacific Time) on the day immediately preceding the date of the special meeting. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the special meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the special meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership.
To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. If your shares are held in street name, you should have received the control number from your bank, broker, trust or other nominee. Without the 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting.
For additional information regarding the procedure for voting, see the section entitled “The Special Meeting—How to Vote.”
Reasons for the Merger; Recommendations of the Board of Directors (see page 57)
After careful consideration, on September 5, 2026, the Board of Directors of WaFd (the “WaFd board”) unanimously (a) determined that the merger agreement, the shareholders agreement with certain shareholders of EverBank and the transactions and agreements contemplated therein (including the related amendment to WaFd’s bylaws) are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the amendment to WaFd’s bylaws and (c) recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement.
The WaFd board unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
For a discussion of the material factors considered by the WaFd board in reaching its conclusions, see the section entitled “The Merger—WaFd’s Reasons for the Merger; Recommendations of the WaFd Board of Directors.”
Opinion of WaFd’s Financial Advisor (see page 62)
In connection with the merger, WaFd’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated September 5, 2026, to the WaFd board as to the fairness, from a financial point of view and as of the date of KBW’s opinion, to WaFd of the exchange ratio in the merger. The full text of KBW’s opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex C to this proxy statement. The opinion was for the information of, and was directed to, the WaFd board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of WaFd to engage in the merger or enter into the merger agreement or constitute a recommendation to the WaFd board in connection with the merger, and it does not constitute a recommendation to any holder of WaFd common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter.
Regulatory Approvals (see page 78)
The completion of the merger is subject to the receipt of all regulatory authorizations, consents, orders, approvals or waivers of prior approval from (or notices to) the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”) and the State of Washington, and the expiration of all statutory waiting periods in respect thereof (collectively, the “requisite regulatory approvals”). Subject to the terms of the merger agreement, WaFd and EverBank have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the bank merger, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. As of the date of this proxy statement, WaFd and EverBank have submitted applications and notifications to obtain the requisite regulatory approvals. Additional notifications and/or applications may be submitted to various other federal, state and non-U.S. regulatory authorities and self-regulatory organizations, including the Texas Department of Insurance.
Neither WaFd nor EverBank is required to, and neither may (without the written consent of the other), take any action, commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by the merger agreement or in connection with obtaining any permits, consents, approvals and authorizations of governmental entities that would, either individually or in the aggregate, reasonably be likely to have a material adverse effect (as defined in the section entitled “The Merger Agreement—Material Adverse Effect”) on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (a “materially burdensome regulatory condition”). At any time before or after the closing date, regulatory authorities could take action as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the merger or to permit its completion only subject to regulatory concessions or conditions.
For additional information, see the sections entitled “The Merger—Regulatory Approvals” and “The Merger Agreement—Covenants and Agreements—Efforts to Complete the Merger.”
Conditions to the Merger (see page 95)
The obligations of each of WaFd and EverBank to complete the merger are subject to satisfaction of various conditions, including:
•	approval of the stock issuance proposal by WaFd shareholders;
•	the WaFd common stock to be issued as merger consideration having been authorized for listing on Nasdaq, subject to official notice of issuance;
•	the requisite regulatory approvals having been obtained and the expiration of all statutory waiting periods in respect thereof;
•	no such requisite regulatory approval having resulted in the imposition of a materially burdensome regulatory condition;
•
the absence of any order, injunction, decree or other legal restraint preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement or making the completion thereof illegal;

•
with respect to each party, (a) the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications and (b) compliance by the other party with its obligations, covenants and agreements required to be performed by it under the merger agreement in all material respects, and the receipt by each party of a certificate signed on behalf of the other party by the chief executive officer or the chief financial officer to such effect; and

•
the receipt by each party of an opinion of tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The requisite EverBank shareholder approval was obtained by written consent delivered immediately following the execution and delivery of the merger agreement, and no further approval by EverBank’s shareholders in connection with the merger is required.
For additional information, see the section entitled “The Merger Agreement—Conditions to the Merger.”
Termination of the Merger Agreement (see page 97)
The merger agreement may be terminated at any time prior to the merger effective time:
•	by mutual written consent of WaFd and EverBank;
•	by either WaFd or EverBank:
○	if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity having competent jurisdiction has issued a final and nonappealable order restraining, enjoining or otherwise prohibiting the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe the obligations, covenants and agreements of such party set forth therein;
○
if the merger is not consummated on or before September 6, 2027 (the “termination date”), subject to automatic extension to a date within five business days after the termination date if all conditions to the closing have been satisfied or waived on or prior to the termination date and the closing would thereafter occur within such five-business day period;

○
if the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, with such breach resulting in the failure of a condition to the completion of the merger that cannot be or has not been cured by the earlier of the termination date or 45 days after the giving of written notice to the breaching party of such failure or breach (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement); or

○	if the special meeting (including any adjournments or postponements thereof) has concluded and the WaFd shareholder approval has not been obtained.
•	by EverBank, if at any time prior to the receipt of the WaFd shareholder approval:
○	the WaFd board has made an adverse recommendation change (as described in the section entitled “The Merger Agreement—Covenants and Agreements—Change of Recommendation”); or
○
WaFd has materially breached its obligations under the merger agreement relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals.

•
In addition, the merger agreement may be terminated by WaFd if EverBank fails to deliver the written consent of the holders of the requisite number of shares of EverBank Class A common stock adopting and approving the merger agreement within 24 hours following the execution of the merger agreement. Such written consent was delivered following the execution of the merger agreement as required by the merger agreement.

For additional information, see the section entitled “The Merger Agreement—Termination of the Merger Agreement.”
Termination Fee (see page 98)
WaFd is required to pay EverBank a termination fee of $101,060,629 in either of the following circumstances:
•
if, prior to the receipt of the WaFd shareholder approval, EverBank terminates the merger agreement because the WaFd board has made an adverse recommendation change or because WaFd has materially breached its obligations relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals, or if either party terminates the merger agreement because the special meeting has concluded without the WaFd shareholder approval having been obtained at a time when EverBank was entitled to terminate the merger agreement for either of those reasons; or

•
if all three of the following occur: (a) before the merger agreement is terminated, a bona fide acquisition proposal (as described in the section entitled “The Merger Agreement—Covenants and Agreements—No Solicitation”) for WaFd is publicly disclosed or announced, or made known to WaFd’s senior management or the WaFd board, or any person or group publicly announces an intention to make an acquisition proposal, and that proposal or announced intention is not withdrawn; (b) the merger agreement is then terminated (i) by either party because the special meeting has concluded without the WaFd shareholder approval having been obtained, (ii) by either party because the merger has not been completed by the termination date without the WaFd shareholder approval having been obtained, or (iii) by EverBank because of WaFd’s breach of the merger agreement; and (c) on or prior to the first anniversary of that termination, WaFd consummates a transaction with respect to an acquisition proposal or enters into a definitive agreement providing for such a transaction. For purposes of this second circumstance, the 20% threshold in the definition of “acquisition proposal” is increased to 50%.

The termination fee constitutes liquidated damages and not a penalty and, except in the case of fraud or a willful breach, is EverBank’s sole monetary remedy in the event of a termination of the merger agreement in the circumstances described above. In no event will WaFd be obligated to pay the termination fee on more than one occasion. If WaFd fails to promptly pay the termination fee when due and EverBank commences a suit that results in a judgment against WaFd, WaFd must also pay EverBank’s costs and expenses in connection with such suit, together with interest on the overdue amount.
For additional information, see the section entitled “The Merger Agreement—Termination Fee.”
Shareholders Agreement (see page 100)
In connection with the execution of the merger agreement, WaFd entered into a shareholders agreement (the “shareholders agreement”) with certain shareholders of EverBank, including funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners, Sixth Street and Bayview Asset Management, as well as TIAA (each a “major investor”). The shareholders agreement will become effective at the closing. Under the shareholders agreement, until the fourth anniversary of the closing, subject to satisfying certain WaFd share ownership requirements, each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners and Sixth Street, as well as TIAA, will have the right to nominate one director to the Board of Directors of the surviving corporation.
For the first major investor (other than funds managed by Bayview Asset Management) that fails to satisfy the ownership requirements, the director nominated by such major investor will resign and, until the fourth anniversary of the closing, funds managed by Bayview Asset Management will have the right to nominate one director to the Board of Directors of the surviving corporation, subject to Bayview Asset Management satisfying the applicable ownership requirements. With respect to any subsequent major investors that fail to satisfy the ownership requirements, any replacement director prior to the fourth anniversary of the closing will be an independent director not affiliated or associated with any major investor selected by the applicable remaining legacy EverBank directors. In addition, each major investor has committed to WaFd that, until the fourth anniversary of the closing, at any shareholder meeting for the election of directors of the surviving corporation, it will vote its shares of WaFd common stock for the election of any legacy WaFd director nominated for election by the Board of Directors in accordance with the amendment to the bylaws of the surviving corporation contemplated by the merger agreement (the “bylaws amendment”), subject to ownership thresholds and certain exceptions as set forth in the shareholders agreement.
The shareholders agreement provides for certain post-closing transfer restrictions on shares of WaFd common stock received by EverBank shareholders in the merger. Specifically, 10% of such shares will be released from transfer restrictions 30 days following the closing, an additional 10% will be released 90 days following the closing, an additional 40% will be released 180 days following the closing, and the remaining 40% will be released 12 months following the closing. The shareholders agreement will also provide certain EverBank shareholders with certain shelf, demand and piggyback registration rights, including that, if not previously filed, WaFd will file a shelf registration statement to cover the resale of the shares of WaFd common stock and WaFd rollover preferred stock received by EverBank shareholders in the merger.
For additional information, see the section entitled “The Shareholders Agreement.” For a copy of the shareholders agreement, see Annex B.
Board of Directors and Other Governance Matters Following the Merger (see page 76)
The merger agreement, the bylaws amendment and the shareholders agreement provide for certain governance matters relating to the combined company.
•
From the closing until the fourth anniversary of the closing, the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank will each have 13 directors, comprised of seven “legacy EverBank directors” and six “legacy WaFd directors” (as each term is defined in the bylaws amendment).

•
At the closing, the seven legacy EverBank directors will be designated by EverBank in accordance with the shareholders agreement and will include Robert Radway and Greg Seibly (the “initial EverBank directors”), and the six legacy WaFd directors will be designated by WaFd and will include Brent Beardall and five other independent directors (the “initial WaFd directors”).

•
The initial EverBank directors and the initial WaFd directors will be apportioned as nearly evenly as possible among the classes of the Board of Directors of the surviving corporation, such that each class consists of two legacy WaFd directors and at least two legacy EverBank directors.

•
As of the merger effective time, Robert Radway will serve as Chairman of the Board of Directors of the surviving corporation and the surviving bank, Greg Seibly will serve as Chief Executive Officer and a director of the surviving corporation and the surviving bank, and Brent Beardall will serve as President and a director of the surviving corporation and the surviving bank.

•
Mr. Seibly will continue to serve as Chief Executive Officer, and Mr. Beardall will continue to serve as President, in each case unless any change in role or termination of such service (if prior to the fourth anniversary of the closing) is approved by the affirmative vote of at least two-thirds of the full Board of Directors.

•
From the closing until the fourth anniversary of the closing, the selection of any individual to replace Mr. Radway as Chairman of the Board will require the affirmative vote of at least a majority of the full Board of Directors, and any such individual must be an independent director who is not affiliated or associated with any major investor.

•
Any nominee for a vacancy resulting from the cessation of service by any legacy WaFd director for any reason, and any nomination of a legacy WaFd director at any meeting of shareholders at which directors are elected, will be an independent director (provided that any successor to Mr. Beardall as President will not be required to be an independent director) selected by the applicable remaining independent legacy WaFd directors as set forth in the bylaws amendment.

•
Any nominee for a vacancy resulting from the cessation of service by any legacy EverBank director for any reason will be filled (a) if a major investor has the right to nominate a director to fill such vacancy under the shareholders agreement, by such major investor pursuant to the terms of the shareholders agreement or (b) if no major investor has the right to nominate a director to fill such vacancy under the shareholders agreement, by an independent director who is not affiliated or associated with any major investor (provided that any successor to Mr. Seibly as Chief Executive Officer will not be required to be an independent director) selected by the applicable remaining independent legacy EverBank directors as set forth in the bylaws amendment.

•
Each major investor has committed to WaFd that, until the fourth anniversary of the closing, at any meeting of shareholders of the surviving corporation for the election of directors, it will vote its shares of WaFd common stock for the election of any legacy WaFd director nominated for election by the Board of Directors in accordance with the bylaws amendment, subject to ownership thresholds and certain exceptions as set forth in the shareholders agreement.

For additional information, see the sections entitled “The Merger—Board of Directors Following the Merger” and “The Shareholders Agreement.”
Material U.S. Federal Income Tax Consequences of the Merger
The parties intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Holders of WaFd common stock or existing WaFd preferred stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger or the stock issuance with respect to their WaFd common stock or existing WaFd preferred stock (as applicable). Such holders will not receive any consideration in the merger with respect to such WaFd common stock or existing WaFd preferred stock, and each share of such WaFd common stock and existing WaFd preferred stock will remain issued and outstanding and will not be affected by the merger.
Interests of WaFd’s Directors and Executive Officers in the Merger (see page 71)
WaFd shareholders should be aware that WaFd directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of WaFd shareholders generally. These interests and arrangements include (a) the accelerated vesting of certain WaFd equity awards in connection with the closing, (b) an employment agreement entered into by Brent J. Beardall with WaFd and WaFd Bank that becomes effective at the closing and supersedes his existing change of control agreement, (c) an equity-based award that the WaFd board may approve for Mr. Beardall with an estimated grant value of $3.3 million, (d) letter agreements providing for lump sum cash continuity payments of $5,025,000 to Mr. Beardall, $1,930,000 to Kim E. Robison, and $1,650,000 to Cathy E. Cooper, in each case, payable within 60 days following the closing, (e) severance payments and benefits that may become payable to certain WaFd executive officers in connection with a termination of employment without cause or for good reason within the three-year period following the closing, (f) the designation of Mr. Beardall as a director and President of the surviving corporation, and (g) rights to ongoing indemnification and insurance coverage. The WaFd board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, the shareholders agreement and the bylaws amendment and in recommending that WaFd shareholders vote to approve the stock issuance proposal, the compensation proposal and the adjournment proposal. Certain of the compensation described in this section is the subject of the compensation proposal.
For additional information, see the section entitled “The Merger—Interests of WaFd’s Directors and Executive Officers in the Merger.”
Accounting Treatment (see page 80)
EverBank has been designated as the accounting acquirer in the merger. Accordingly, the merger will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under the acquisition method of accounting, the assets and liabilities of WaFd will be recorded at their respective fair values at the date the merger is completed and added to those of EverBank.
For additional information, see the section entitled “Unaudited Pro Forma Combined Financial Statements.”
Risk Factors (see page 21)
You should consider carefully all the risk factors together with all of the other information included in this proxy statement before deciding your vote on the proposals. Some of these risks include, but are not limited to, those described in the section entitled “Risk Factors.” Please carefully read this proxy statement, the documents incorporated by reference herein and any documents to which you are referred.
For additional information, see the sections entitled “Risk Factors” and “Where You Can Find More Information.”
Additional Information (see page 186)
You can find more information about WaFd in the periodic reports and other information WaFd files with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For additional information, see the section entitled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the matters that are the subject of the special meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”
Q:	Why am I receiving this proxy statement?
A:
WaFd is holding the special meeting so that WaFd shareholders may consider and vote upon the stock issuance proposal, which is needed to complete the merger in accordance with the terms of the merger agreement, the compensation proposal and the adjournment proposal. Information about the special meeting, the merger agreement and the transactions contemplated thereby, including the stock issuance, is contained in this proxy statement.

Q:	What is the merger?
A:
On September 6, 2026, WaFd entered into the merger agreement with EverBank. Subject to the terms and conditions set forth in the merger agreement, EverBank will merge with and into WaFd, with WaFd continuing as the surviving corporation in the merger and electing to be treated as a financial holding company. Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp and WaFd’s wholly owned bank subsidiary, WaFd Bank, will merge with and into EverBank’s wholly owned bank subsidiary, EverBank, National Association, with EverBank, National Association continuing as the surviving bank in the bank merger.

The merger agreement is attached to this proxy statement as Annex A. For a more complete discussion of the merger, its effects and the other transactions contemplated by the merger agreement, see the sections entitled “The Merger” and “The Merger Agreement.”
Q:	What will EverBank shareholders receive in the merger?
A:
If the merger is completed, each share of EverBank common stock outstanding immediately prior to the merger effective time, other than certain shares as set forth in the merger agreement, will be converted into the right to receive a number of shares of WaFd common stock equal to the exchange ratio. Cash will be paid in lieu of any fractional shares. In addition, each of the 675,000 outstanding shares of EverBank preferred stock will be converted into the right to receive one share of a newly created series of preferred stock, par value $1.00 per share, of WaFd having substantially equivalent terms as provided for in the merger agreement (the “WaFd rollover preferred stock”).

Q:	What will WaFd shareholders receive in the merger?
A:
In the merger, WaFd shareholders will not receive any consideration, and each share of WaFd common stock and each share of existing WaFd preferred stock will remain issued and outstanding and will not be affected by the merger. Following the merger, shares of WaFd common stock will continue to be traded on Nasdaq, but under the new trading symbol “EVBK” rather than “WAFD,” reflecting the change of the surviving corporation’s name to EverBank Financial Corp.

Q:	What equity stake will EverBank shareholders have in WaFd immediately following the merger?
A:
The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger, the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock. As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing of the merger.

Q:	When and where will the special meeting be held?
A:	The special meeting will be held virtually on December 16, 2026, at 9:00 a.m. Pacific Time. To attend the special meeting online, please visit https://www.virtualshareholdermeeting.com/WAFD2026SM.
Q:	Who is entitled to vote at the special meeting?
A:
Only holders of record of WaFd common stock as of the close of business on the record date for the special meeting are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each share of WaFd common stock that you held as of the close of business on the record date. The record date for the special meeting is October 30, 2026.

Q:	What proposals will be considered at the special meeting?
A:	At the special meeting, you will be asked to consider and vote on:
•	a proposal to approve the stock issuance, authorizing WaFd to issue shares of WaFd common stock pursuant to the merger agreement;
•	a proposal to approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to WaFd’s named executive officers in connection with the merger; and
•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal.

Q:	Why is WaFd seeking shareholder approval for the stock issuance?
A:	Because WaFd common stock is listed on Nasdaq, WaFd is subject to Nasdaq rules.
Rule 5635(a) of the Nasdaq rules requires shareholder approval with respect to issuances of common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock or assets of another company and are equal to 20% or more of the outstanding shares of common stock before the issuance. Rule 5635(b) of the Nasdaq rules also requires shareholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock or voting power of an issuer could constitute a change of control.
As of the date of this proxy statement, WaFd expects to issue approximately 107.3 million shares of WaFd common stock in the stock issuance, which will represent greater than 20% of its outstanding shares of WaFd common stock and outstanding voting power.
Accordingly, WaFd is seeking shareholder approval for the stock issuance for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635.
The approval by WaFd shareholders of the stock issuance is a condition to the completion of the merger. If the stock issuance proposal is not approved, either WaFd or EverBank may terminate the merger agreement and the merger cannot be completed, which may have an adverse effect on our business and financial condition. Under certain circumstances, if the merger is not completed, we may be obligated to pay EverBank a termination fee of $101,060,629.
Q:	Are there any risks I should consider when deciding on my vote for the stock issuance proposal?
A:
Yes, there are a number of risks associated with the stock issuance. Since the stock issuance will be made in connection with the merger, you should consider the risks associated with the merger and each of WaFd and EverBank. For a detailed description of the risks you should consider, please see the section entitled “Risk Factors.” In addition, please see the section entitled “Where You Can Find More Information” to find additional WaFd filings which are incorporated by reference into this proxy statement and may contain additional risk factors for your consideration.

Q:	Are there any WaFd shareholders already committed to voting in favor of the proposals?
A:
As of the date of this proxy statement, no WaFd shareholders have entered into agreements with WaFd or EverBank obligating them to vote in favor of the stock issuance proposal, the compensation proposal or the adjournment proposal. WaFd currently expects that WaFd’s directors and executive officers will vote their shares in favor of the stock issuance proposal, the compensation proposal and the adjournment proposal, although none of them has entered into any agreements obligating them to do so. As of the record date, WaFd’s directors and executive officers and their affiliates owned and were entitled to vote approximately 1,070,368 shares of WaFd common stock, representing approximately 1.4% of the shares of WaFd common stock outstanding on the record date.
Q:	What vote is required to approve each of the proposals?
A:
The stock issuance proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the stock issuance proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the stock issuance proposal.

The compensation proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the compensation proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the compensation proposal.
Whether or not a quorum is present, the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the adjournment proposal. A failure to vote or otherwise be present at the special meeting will have no effect on the adjournment proposal.
Q:	Why am I being asked to vote, on an advisory (non-binding) basis, on merger-related compensation for WaFd’s named executive officers?
A:
Under SEC rules, WaFd is providing its shareholders with the opportunity to cast a non-binding, advisory vote with respect to the compensation that will or may be paid or become payable to WaFd’s named executive officers that is based on or otherwise relates to the merger, often referred to as “golden parachute” compensation. That compensation is described in the section entitled “The Merger—Interests of WaFd’s Directors and Executive Officers in the Merger.”

Q:	What happens if WaFd shareholders do not approve the compensation proposal?
A:
The vote on the compensation proposal is separate and apart from the votes on the stock issuance proposal and the adjournment proposal, and approval of the compensation proposal is not a condition to the completion of the merger. Because the vote is advisory in nature only, it will not be binding on WaFd, EverBank or the surviving corporation. Accordingly, if the merger is completed, the merger-related compensation will be paid to WaFd’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and other contractual arrangements even if WaFd shareholders do not approve the compensation proposal.

Q:	How does the WaFd board recommend that I vote on the proposals?
A:
After careful consideration, on September 5, 2026, the WaFd board unanimously (a) determined that the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein (including the bylaws amendment) are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the bylaws amendment and (c) recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement.

The WaFd board unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
For a discussion of the material factors considered by the WaFd board in reaching its conclusions, see the section entitled “The Merger—WaFd’s Reasons for the Merger; Recommendations of the WaFd Board of Directors.”

Q:	How important is my vote?
A:
Your vote is very important. The approval by WaFd shareholders of the stock issuance is a condition to the completion of the merger. If the stock issuance proposal is not approved, either WaFd or EverBank may terminate the merger agreement and the merger cannot be completed, which may have an adverse effect on our business and financial condition. Under certain circumstances, if the merger is not completed, we may be obligated to pay EverBank a termination fee of $101,060,629.

Q:	Do I need to attend the special meeting?
A:
No. It is not necessary for you to attend the special meeting virtually in order to vote your shares of WaFd common stock. If you are a shareholder of record as of the record date, you may vote by mail, by telephone or through the internet, as described in more detail below. If you are a “street name” holder of shares, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your shares to be voted at the special meeting, as described in more detail below.

EVEN IF YOU INTEND TO ATTEND THE SPECIAL MEETING VIRTUALLY, THE WAFD BOARD STRONGLY ENCOURAGES YOU TO VOTE IN ADVANCE BY MAIL, TELEPHONE OR THROUGH THE INTERNET TO ENSURE YOUR SHARES OF WAFD COMMON STOCK ARE REPRESENTED AT THE SPECIAL MEETING.
Q:	How many shares of WaFd common stock need to be represented at the special meeting?
A:
The presence at the special meeting, virtually or by proxy, of the holders of shares of the outstanding WaFd common stock representing a majority of the voting power of all outstanding shares of WaFd common stock entitled to vote at the special meeting constitutes a quorum. As of the record date, there were 74,020,856 shares of WaFd common stock outstanding.

If you are a WaFd shareholder as of the close of business on the record date and you vote by mail, by telephone, through the internet or virtually at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of shares of WaFd common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of WaFd common stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
All shares of WaFd common stock held by shareholders that attend the special meeting virtually, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Q:	What do I need to do now?
A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, as well as any documents incorporated by reference into this proxy statement, please vote your shares of WaFd common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of WaFd common stock that you owned on the record date.

Q:	How do I vote if I am a shareholder of record?
A:	You may vote by:
•	following the internet voting instructions described in the proxy card;
•	following the telephone voting instructions described in the proxy card;
•	completing, dating, signing and returning a proxy card in the accompanying postage-prepaid return envelope; or
•	attending and casting your vote virtually at the special meeting.
If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m. Eastern Time (i.e., 8:59 p.m. Pacific Time) on the day immediately preceding the date of the special meeting.

Submitting your proxy by mail, by telephone or through the internet will not prevent you from attending the special meeting virtually. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting virtually to ensure that your shares of WaFd common stock are represented at the special meeting.
Q:	How do I attend the special meeting virtually?
A:
To participate in the virtual special meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. If your shares are held in street name, you should have received the control number from your bank, broker, trust or other nominee. Without the 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting.

Q:	What happens if I submit my proxy but I don’t indicate my vote on the proposals?
A:
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	How many of my shares will be voted if I submit a proxy?
A:	If you submit a proxy, all of the shares of WaFd common stock you own as of the record date in the registered account represented by that proxy will be voted per your instructions.
Q:	What does it mean if I receive more than one proxy card?
A:
If you receive more than one proxy card, it means that you hold shares of WaFd common stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares of WaFd common stock are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q:	Who will solicit and pay the cost of soliciting proxies in connection with the special meeting?
A:
WaFd is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation. In addition, WaFd has engaged MacKenzie Partners, Inc. to assist in distributing proxy materials and soliciting proxies and has agreed to pay a base fee of $18,500, plus reimbursement of its out-of-pocket expenses, for its services to be rendered on behalf of WaFd. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of WaFd common stock.

Q:	If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?
A:
Your bank, broker, trust or other nominee will NOT have the power to vote your shares of WaFd common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options.

Q:	What if I fail to instruct my bank, broker, trust or other nominee how to vote?
A:
Brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. All proposals to be submitted to the WaFd shareholders at the special meeting are deemed to be non-routine. As a result, there will not be any broker non-votes at the special meeting.

Q:	May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?
A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy delivered to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of WaFd common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. Alternatively, your proxy may be revoked or changed by attending the special meeting virtually and voting at the special meeting. However, simply attending the special meeting without voting will not revoke or change your proxy.

“Street name” holders of shares of WaFd common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares of WaFd common stock, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q:	Where can I find the results of voting at the special meeting?
A:
WaFd intends to announce preliminary voting results at the special meeting. In addition, WaFd intends to publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the special meeting. When filed, that Current Report on Form 8-K will be available at www.sec.gov and on WaFd’s website at www.wafdbank.com/about-us/investor-relations.

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the special meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding shares of WaFd common stock, you may have already received a householding notification. For additional information, see the section entitled “Householding of Proxy Material.”

Q:	What happens if I sell my shares of WaFd common stock before the special meeting?
A:
The record date for the special meeting is earlier than the expected date of completion of the merger. If you own shares of WaFd common stock as of the close of business on the record date but transfer your shares prior to the special meeting, you will retain your right to vote at the special meeting.

Q:	Who will own WaFd immediately following the merger?
A:
The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger, the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock.

Q:	What do the merger agreement and shareholders agreement provide with respect to the composition of the Board of Directors of WaFd following completion of the merger?
A:
From the closing until the fourth anniversary of the closing, the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank will each have 13 directors, comprised of seven legacy

EverBank directors and six legacy WaFd directors. At the closing, the seven legacy EverBank directors will be designated by EverBank in accordance with the shareholders agreement and will include Robert Radway and Greg Seibly, and the six legacy WaFd directors will be designated by WaFd and will include Brent Beardall and five other independent directors. As of the merger effective time, Robert Radway will serve as Chairman of the Board of Directors, Greg Seibly will serve as Chief Executive Officer and a director, and Brent Beardall will serve as President and a director, in each case of the surviving corporation and the surviving bank.
The shareholders agreement will provide that, until the fourth anniversary of the closing, for so long as a major investor beneficially owns at least 3% of the shares of WaFd common stock outstanding immediately following the merger, each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners and Sixth Street, as well as TIAA, will have the right to nominate one director to the WaFd board, in each case subject to certain qualification requirements for such directors. For the first major investor that fails to satisfy that ownership requirement, the investor director nominated by that major investor will resign and, until the fourth anniversary of the closing, funds managed by Bayview Asset Management will have the right to nominate one director to the WaFd board, subject to Bayview Asset Management satisfying the same ownership requirement. In addition, each major investor has committed to WaFd that, until the fourth anniversary of the closing, at any meeting of shareholders for the election of directors, it will vote its shares of WaFd common stock for the election of any legacy WaFd director nominated for election by the WaFd board, subject to ownership thresholds and certain exceptions as set forth in the shareholders agreement. For additional information, see the section entitled “The Shareholders Agreement.”
Q:	What will happen to my shares of WaFd common stock in connection with the merger?
A:
The merger will have no direct effect on your ownership of your shares of WaFd common stock. If you hold your shares of WaFd common stock through the merger, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding.

Q:	When is the merger expected to be completed?
A:
We are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed in early 2027, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions set forth in the merger agreement are satisfied (or, to the extent permitted, waived). In addition, under the merger agreement the closing may not occur on or before December 31, 2026, and if the closing would otherwise be required to occur during the last ten days of a month, it will instead take place on the first business day of the immediately following month.

Q:	What are the conditions to completion of the merger?
A:
The obligations of each of WaFd and EverBank to complete the merger are subject to satisfaction of various conditions, including (a) approval of the stock issuance proposal by WaFd shareholders, (b) the WaFd common stock to be issued as merger consideration having been authorized for listing on Nasdaq, subject to official notice of issuance, (c) the requisite regulatory approvals having been obtained and the expiration of all statutory waiting periods in respect thereof, (d) no such requisite regulatory approval having resulted in the imposition of a materially burdensome regulatory condition, (e) the absence of any order, injunction, decree or other legal restraint preventing the completion of the merger, the bank merger or any of the other transactions contemplated by the merger agreement or making the completion thereof illegal, (f) with respect to each party, (i) the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and (ii) compliance by the other party with its obligations, covenants and agreements required to be performed by it under the merger agreement in all material respects, and the receipt by each party of a certificate signed on behalf of the other party by the chief executive officer or the chief financial officer to such effect and (g) the receipt by each party of an opinion of tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The requisite EverBank shareholder approval was obtained by written consent delivered immediately following the execution and delivery of the merger agreement, and no further approval by EverBank’s shareholders in connection with the merger is required.

Q:	What happens if the merger is not completed?
A:
If the merger is not completed, the merger agreement may be terminated, in which case it will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:

•	no termination will relieve any party from liability for fraud or for a willful breach;
•	no termination will affect the obligations of WaFd and EverBank contained in the confidentiality agreement between them; and
•
certain other provisions of the merger agreement, including provisions with respect to confidentiality, public announcements, certain finance and reimbursement matters, the allocation of fees and expenses and, if applicable, the termination fee, will survive such termination.

We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of shares of WaFd common stock will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of WaFd common stock, in addition to any described in the section entitled “Risk Factors.”
Q:	Do WaFd shareholders have appraisal rights or dissenters’ rights in connection with the merger or stock issuance?
A:	No. WaFd shareholders are not entitled to any appraisal or dissenters’ rights in connection with the merger or the stock issuance under Washington law.
Q:	What are the material U.S. federal income tax consequences of the merger?
A:
WaFd shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger or the stock issuance with respect to their WaFd common stock or existing WaFd preferred stock (as applicable). WaFd shareholders will not receive any consideration in the merger with respect to their WaFd common stock or existing WaFd preferred stock (as applicable), and each share of WaFd common stock or existing WaFd preferred stock (as applicable) will remain issued and outstanding and will not be affected by the merger. You should be aware that the tax consequences to you of the merger may depend upon your own situation, and that you may be subject to state, local or non-U.S. tax laws that are not discussed in this proxy statement. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

Q:	How will the merger affect EverBank equity awards?
A:
At the merger effective time, each outstanding EverBank time-vesting stock option will be converted into an option to purchase shares of WaFd common stock on the same terms and conditions (including the vesting schedule) that applied to such option immediately prior to the merger effective time. Each outstanding EverBank performance-vesting stock option will vest based on the actual level of performance as of the merger effective time, as determined by the Board of Directors of EverBank (the “EverBank board”) prior to the merger effective time, and will be converted into a fully vested option to purchase WaFd common stock. Any performance-vesting option with respect to which the applicable performance-based vesting conditions have not been satisfied will be cancelled for no consideration. Each outstanding EverBank deferred stock unit will fully vest and be cancelled and converted into the right to receive the merger consideration plus any accrued but unpaid dividend equivalents. For more information, see the section entitled “The Merger Agreement—Treatment of EverBank Equity Awards.”

Q:	How will the merger affect WaFd equity awards?
A:	At the merger effective time, each outstanding equity award will be treated as follows:
•
each WaFd stock option, WaFd restricted stock award and WaFd restricted stock unit award that is vested but not yet settled, or that by its terms becomes vested in connection with the closing (which includes all awards granted prior to September 6, 2026), will become fully vested and exercisable; and

•
each WaFd stock option, WaFd restricted stock award and WaFd restricted stock unit award that does not vest in connection with the closing (which includes all awards granted following September 6, 2026 but prior to the closing) will continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such award immediately prior to the merger effective time.

For more information, see the section entitled “The Merger Agreement—Treatment of WaFd Equity Awards.”
Q:	Should I send in my WaFd stock certificates?
A:
No. Please do not send in your stock certificates with your proxy. As noted above, the merger will have no direct effect on your ownership of your shares of WaFd common stock. If you hold your shares of WaFd common stock through the merger, you will continue to hold the same number of shares with the same rights and privileges as your shares presently issued and outstanding.

Q:	Where can I find more information about WaFd?
A:
WaFd files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information.”

Q:	Where can I find more information about EverBank?
A:
EverBank Financial Corp is a Delaware corporation and a bank holding company that has elected to be treated as a financial holding company. EverBank conducts its banking operations through its wholly owned subsidiary EverBank, National Association, a diversified national bank headquartered in Jacksonville, Florida. You can find more information about EverBank on its website at www.everbank.com. The information on such website is not incorporated by reference into this proxy statement.

Q:	Who can help answer my questions?
A:
For additional questions about the special meeting, assistance in submitting proxies or voting shares of WaFd common stock, or additional copies of this proxy statement or the enclosed proxy card, please (a) write to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101; (b) call (206) 624-7930; or (c) contact WaFd’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at 1-800-322-2885.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this proxy statement constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which WaFd and EverBank operate and beliefs of and assumptions made by WaFd management and EverBank management, involve uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of WaFd, EverBank or the combined company. Words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “model,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Such forward-looking statements include, but are not limited to, statements about the strategic rationale and financial benefits of the merger, including expected future financial and operating results, cost savings and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, actual results and developments may be materially different from expectations. The following factors, among others, could cause actual results to differ materially from these forward-looking statements:
•	uncertainties as to whether the merger, if consummated, will achieve its anticipated benefits and projected synergies within the expected time period or at all;
•	WaFd’s ability to integrate EverBank’s operations in a successful manner and in the expected time period;
•	the occurrence of any event, change, or other circumstance that could give rise to the termination of the merger agreement;
•	risks that the anticipated tax treatment of the merger is not obtained;
•	unforeseen or unknown liabilities, future capital expenditures and potential litigation relating to the merger;
•	the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the effect of the announcement, pendency, or completion of the merger on WaFd’s or EverBank’s business relationships and business generally;
•	risks that the merger disrupts WaFd’s or EverBank’s current plans and operations or the plans and operations of their respective management teams;
•	WaFd’s and EverBank’s ability to retain key employees and customers during the pendency of the merger and following the completion of the merger;
•	potential negative effects of the announcement, pendency or completion of the merger on the market price of WaFd common stock and/or WaFd’s or EverBank’s operating results;
•	the potential dilution of the combined company’s earnings per share as a result of the merger;
•	the dilution of WaFd shareholders’ ownership percentage of the combined company as compared to their ownership percentage prior to the merger;
•
the possibility that the combined company’s results of operations, cash flows and financial position after the merger may differ materially from the unaudited pro forma combined financial information contained in this proxy statement;

•	the impact of changes in interest rates, including the effects of the interest rate environment on WaFd’s and EverBank’s respective assets, liabilities and business;

•
changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates, instability in the financial sector and concerns over a potential economic downturn or recession;

•	changes in asset quality, credit quality and the amount of loan losses;
•	the adequacy of the allowance for credit losses;
•	adverse developments in the financial services industry generally, such as bank failures and any related effects on depositor behavior;
•	the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions;
•	federal and state legislative and regulatory initiatives applicable to the banking industry, including the effect of existing and future laws and governmental regulations;
•	changes in U.S. monetary, fiscal and trade policies;
•	conditions in the capital, financial and credit markets, including the availability and pricing of capital for lending and investment operations;
•	competition from other financial services companies in WaFd’s and EverBank’s markets;
•	changes in banking, tax and other laws and regulations applicable to WaFd or EverBank;
•
security threats, including cybersecurity threats and disruptions to WaFd’s or EverBank’s business and operations from breaches of their information technology systems, or from breaches of information technology systems of third parties with whom they transact business;

•	the ability to achieve the cost savings anticipated in the merger, in the amounts and within the timeframes expected;
•	the ability to successfully integrate operations and systems of EverBank with those of WaFd;
•	difficulty in obtaining the necessary regulatory approvals for the merger and the bank merger;
•	severe weather conditions and natural disasters;
•	acts of war or terrorist acts and the governmental or military response thereto;
•	changes in the financial strength of counterparties to WaFd’s or EverBank’s derivative and other financial contracts;
•	changes in WaFd’s or EverBank’s credit rating;
•
changes in trade policies by the United States or other countries, including the imposition of tariffs, retaliatory tariffs, or other restrictions on international trade that could impact WaFd’s or EverBank’s borrowers or the markets in which they operate;

•
the potential impact of technology, including artificial intelligence, and “FinTech” entities on the banking industry generally, and WaFd’s and EverBank’s ability to keep pace with technological changes; and

•	the other risk factors discussed in the section of this proxy statement entitled “Risk Factors.”
The foregoing list of factors should not be construed as exhaustive. WaFd can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The statements made in this proxy statement are current as of the date of this proxy statement only. WaFd undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

RISK FACTORS
In addition to the other information contained in or incorporated by reference herein, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” WaFd shareholders should carefully consider the following risks relating to the merger and the combined company before deciding how to vote with respect to the stock issuance proposal, the compensation proposal and the adjournment proposal to be considered and voted on at the special meeting. You should also read and consider the risks associated with each of the businesses of WaFd and EverBank because these risks will also affect the combined company. The risks associated with the business of WaFd can be found in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 under the heading “Risk Factors” and may be updated or supplemented in WaFd’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Such risk factors are incorporated by reference into this proxy statement. Risks associated with the business of EverBank can be found below in the section entitled “Risks Relating to EverBank.” WaFd shareholders are also urged to carefully consider all of the information included or incorporated by reference in this proxy statement, which is listed in the section entitled “Where You Can Find More Information.”
Risks Relating to the Merger
WaFd’s ability to complete the merger is subject to various closing conditions, including approval of the stock issuance by WaFd shareholders and regulatory approvals, which may impose conditions that could adversely affect WaFd or cause the merger not to be completed.
The merger is subject to a number of conditions to closing as specified in the merger agreement. These closing conditions include, among others, (a) the receipt of the WaFd shareholder approval, (b) the WaFd common stock to be issued as merger consideration having been authorized for listing on Nasdaq, subject to official notice of issuance, (c) the requisite regulatory approvals having been obtained and the expiration of all statutory waiting periods in respect thereof, (d) no such requisite regulatory approval having resulted in the imposition of a materially burdensome regulatory condition, (e) the absence of any injunction, order, decree or law preventing, prohibiting or making illegal the consummation of the merger, (f) with respect to each party, (i) the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and (ii) compliance by the other party with its obligations, covenants and agreements required to be performed by it under the merger agreement in all material respects, and the receipt by each party of a certificate signed on behalf of the other party by the chief executive officer or the chief financial officer to such effect, and (g) the receipt by each party of an opinion of tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
No assurance can be given that the WaFd shareholder approval and regulatory approvals will be obtained or that the other required conditions to closing will be satisfied. Even if regulatory approvals are obtained, no assurance can be given as to the terms, conditions and timing of such approvals, including whether any required conditions will materially adversely affect the combined company following closing. Any delay in completing the merger could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that WaFd and EverBank expect to achieve if the merger is successfully completed within its expected time frame. WaFd can provide no assurance that these conditions will not result in the abandonment or delay of the merger. The occurrence of any of these events individually or in combination could have a material adverse effect on WaFd’s results of operations and the trading price of WaFd common stock.
The termination of the merger agreement could negatively impact WaFd’s business or result in WaFd having to pay a termination fee.
If the merger is not completed by the termination date, either WaFd or EverBank may choose not to proceed with the merger by terminating the merger agreement, and the parties can mutually decide to terminate the merger agreement at any time, before or after the WaFd shareholder approval is received. In addition, WaFd and EverBank may elect to terminate the merger agreement in certain other circumstances as further detailed in the section entitled “The Merger Agreement—Termination of the Merger Agreement.”
If the merger is not completed for any reason, including as a result of a failure to obtain the WaFd shareholder approval, WaFd’s ongoing business may be adversely affected and, without realizing any of the expected benefits of having completed the merger, WaFd would be subject to a number of risks, including the following:
•	WaFd may experience negative reactions from the financial markets, including negative impacts on the price of WaFd common stock;

•	WaFd may experience negative reactions from its customers, depositors and employees; and
•	WaFd will be required to pay its costs relating to the merger, such as financial advisory, legal and accounting costs and associated fees and expenses, whether or not the merger is completed.
WaFd may also be required to pay EverBank a termination fee of $101,060,629 if the merger agreement is terminated by (a) EverBank, prior to the receipt of the WaFd shareholder approval, because the WaFd board has made an adverse recommendation change or because WaFd has materially breached its obligations relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals, (b) either party because the special meeting has concluded without the WaFd shareholder approval having been obtained at a time when EverBank was entitled to terminate the merger agreement for either of those reasons or (c) either party, without the WaFd shareholder approval having been obtained, because the special meeting has concluded or because the merger has not been completed by the termination date, or by EverBank due to WaFd’s breach of the merger agreement, and, in each case under clause (c), (i) prior to such termination a bona fide acquisition proposal had been publicly disclosed or announced or made known to WaFd’s senior management or the WaFd board and (ii) on or prior to the first anniversary of such termination, WaFd consummates a transaction with respect to an acquisition proposal or enters into a definitive agreement providing for such a transaction. For more information, see the section entitled “The Merger Agreement—Termination Fee.”
The announcement and pendency of the merger may adversely affect WaFd’s business, financial results and operations.
Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions to WaFd’s business, including:
•
WaFd’s and EverBank’s current and prospective employees will experience uncertainty about their future roles with the combined company, which might adversely affect the two companies’ abilities to retain key managers and other employees;

•
uncertainty regarding the completion of the merger may cause WaFd’s and EverBank’s customers, depositors or others that deal with WaFd or EverBank to delay or defer certain business decisions or to decide to seek to terminate, change or renegotiate their relationships with WaFd or EverBank, which could negatively affect WaFd’s or EverBank’s respective revenues, earnings and cash flows;

•
the merger agreement restricts WaFd from taking specified actions during the pendency of the merger without EverBank’s consent, which may prevent WaFd from making appropriate changes to its business or organizational structure or prevent WaFd from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the merger; and

•
the attention of WaFd’s and EverBank’s management may be directed toward the completion of the merger as well as integration planning, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to their respective businesses or the combined company following the merger.

WaFd has diverted and will continue to divert significant management resources in an effort to complete the merger and is subject to restrictions contained in the merger agreement on the conduct of its business. If the merger is not completed, WaFd will have incurred significant costs, including the diversion of management resources, for which WaFd will have received little or no benefit.
The merger agreement limits WaFd’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that make it more difficult for WaFd to enter into another transaction other than the one currently contemplated by the merger agreement. Specifically, WaFd has agreed not to, among other restrictions, solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any acquisition proposal, enter into or participate in any discussions or negotiations with, furnish any confidential information relating to it or any of its subsidiaries to, or afford access to its or its subsidiaries’ business, properties, assets, books or records to, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any actual or potential acquisition proposal by, any third party that it knows, or should reasonably be expected to know, is seeking to make, has made or is reasonably likely to make, an acquisition proposal, take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination” statute or regulation or other similar anti-takeover law or regulation of the

State of Washington inapplicable to any third party or any acquisition proposal, fail to enforce, or amend or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of it or any of its subsidiaries, or enter into any agreement with a third party constituting or relating to an acquisition proposal, other than a confidentiality agreement entered into in accordance with the merger agreement.
WaFd is required to pay EverBank a termination fee of $101,060,629 if the merger agreement is terminated by (a) EverBank, prior to the receipt of the WaFd shareholder approval, because the WaFd board has made an adverse recommendation change or because WaFd has materially breached its obligations relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals, (b) either party because the special meeting has concluded without the WaFd shareholder approval having been obtained at a time when EverBank was entitled to terminate the merger agreement for either of those reasons or (c) either party, without the WaFd shareholder approval having been obtained, because the special meeting has concluded or because the merger has not been completed by the termination date, or by EverBank due to WaFd’s breach of the merger agreement, and, in each case under clause (c), (i) prior to such termination a bona fide acquisition proposal had been publicly disclosed or announced or made known to WaFd’s senior management or the WaFd board and (ii) on or prior to the first anniversary of such termination, WaFd consummates a transaction with respect to an acquisition proposal or enters into a definitive agreement providing for such a transaction.
The foregoing may discourage a third party that might have an interest in engaging in a transaction with WaFd from considering or proposing a transaction, even if that party were prepared to propose a transaction that would present greater value to WaFd and its shareholders than does the merger.
The unaudited pro forma combined financial information included in this proxy statement is preliminary and the actual financial condition and results of operations of the combined company after the merger may differ materially.
The unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. Because EverBank has been designated as the accounting acquirer in the merger, the unaudited pro forma combined financial information reflects adjustments, which are based upon preliminary estimates, to record the WaFd identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The fair value estimates reflected in this proxy statement are preliminary, and final amounts will be based upon the actual consideration and the fair value of the assets and liabilities of WaFd as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement.
For additional information, see the section entitled “Unaudited Pro Forma Combined Financial Statements.” In addition, the merger and post-merger integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of transaction-related litigation or other claims. Unexpected delays in completing the merger or in connection with the post-merger integration process may significantly increase the related costs and expenses incurred by WaFd. The actual financial positions and results of operations of WaFd and EverBank prior to the merger and that of the combined company following the merger may be different, possibly materially, from the unaudited pro forma combined financial statements included in this proxy statement. In addition, the assumptions used in preparing the unaudited pro forma combined financial statements included in this proxy statement may not prove to be accurate and may be affected by other factors.
The opinion of WaFd’s financial advisor received by the WaFd board prior to the signing of the merger agreement will not reflect changes in circumstances after the date of the opinion.
The WaFd board received an opinion from WaFd’s financial advisor on September 5, 2026 prior to the signing of the merger agreement. Please refer to the section entitled “The Merger—Opinion of WaFd’s Financial Advisor” for additional information. Changes in the operations and prospects of WaFd or EverBank, general market and economic conditions and other factors that may be beyond the control of WaFd may significantly alter the value of WaFd or EverBank or the value of their respective equity by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion.

WaFd may be subject to litigation challenging the merger, and an unfavorable judgment or ruling in any such lawsuits could prevent or delay the consummation of the merger and/or result in substantial costs.
Securities class action lawsuits and derivative lawsuits are often brought against publicly listed companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on WaFd.
Lawsuits related to the merger may be filed against WaFd and its affiliates, directors and officers. If dismissals are not obtained or a settlement is not reached, these lawsuits could prevent or delay completion of the merger and/or result in substantial costs to WaFd. These lawsuits could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the merger agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the merger is that there is no injunction, order, decree or law preventing, prohibiting or making illegal the consummation of the merger. For a detailed discussion of the terms and conditions of the merger, see the section entitled “The Merger Agreement—Conditions to the Merger.” Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, then that injunction may delay or prevent the merger from being completed, which may adversely affect WaFd’s business, financial position and results of operations. There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect WaFd’s ongoing business, financial condition, results of operations and cash flows.
Risks Relating to the Combined Company
Combining WaFd’s business with EverBank’s may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated benefits of the merger, which may adversely affect the combined company’s business results and negatively affect the value of WaFd common stock.
The success of the merger will depend on, among other things, the ability of the two companies to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. The combined company may encounter difficulties in integrating WaFd’s and EverBank’s businesses and realizing the anticipated benefits of the merger. The combined company must achieve the anticipated benefits of the merger and achieve the planned cost savings without adversely affecting current revenues and operations. If the combined company is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.
The merger involves the combination of two companies which currently operate, and until the completion of the merger will continue to operate, as independent companies. There can be no assurances that the businesses can be integrated successfully. It is possible that the integration process could result in the loss of key employees from both companies; the loss of customers and depositors; the disruption of WaFd’s, EverBank’s or both companies’ ongoing businesses; inconsistencies in standards, controls, procedures and policies; unexpected integration issues; higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. The combined company will be required to devote management attention and resources to integrating its business practices and operations, and prior to the merger, management attention and resources will be required to plan for such integration. An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of WaFd common stock. In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of EverBank’s business. Although WaFd expects that the elimination of duplicative costs, strategic benefits, and additional income, as well as the realization of other efficiencies related to the integration of the business, may offset incremental transaction and merger-related costs over time, any net benefit may not be achieved in the near term or at all. If WaFd and EverBank are not able to adequately address integration challenges, WaFd may be unable to successfully integrate operations or realize the anticipated benefits of the integration of the two companies.
WaFd’s results may suffer if it does not effectively manage its expanded operations following the merger.
Following completion of the merger, the size of the business of the combined company will increase significantly beyond the current size of either WaFd’s or EverBank’s business. The combined company’s future success will depend, in part, upon its ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The combined company may also face increased scrutiny from governmental authorities as a result of the significant increase in the size of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the merger.
The combined company may be unable to retain WaFd or EverBank personnel successfully while the merger is pending or after the merger is completed.
The success of the merger will depend in part on the ability of the combined company to retain the talents and dedication of key employees currently employed by WaFd and EverBank. It is possible that these employees may decide not to remain with WaFd or EverBank while the merger is pending, or with the combined company after the merger is completed. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating the two companies to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, the combined company may not be able to locate suitable replacements for any key employees who leave, or to offer employment to potential replacements on reasonable terms.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, various authorizations, consents, orders, approvals, waivers of prior approval and non-objections must be obtained from (or notices provided to) the Federal Reserve Board, the OCC and the State of Washington. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals.” These approvals could be delayed or not obtained at all, including due to: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment. The approvals that are granted may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions and that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reducing the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the merger.
The merger may not be accretive, and may be dilutive, to WaFd’s earnings per share, which may negatively affect the market price of WaFd common stock.
Because shares of WaFd common stock will be issued in the merger, it is possible that, although WaFd currently expects the merger to be accretive to earnings per share, the merger may be dilutive to WaFd’s earnings per share, which could negatively affect the market price of WaFd common stock. The issuance of these new shares of WaFd common stock could have the effect of depressing the market price of WaFd common stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, WaFd’s earnings per share could cause the price of shares of WaFd common stock to decline or to increase at a lower rate than anticipated.
The market value of WaFd common stock could decline if large amounts of WaFd common stock are sold following the merger.
As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing of the merger. WaFd has entered into the shareholders agreement with the EverBank shareholders that will, effective as of the closing, among other things, provide the EverBank shareholders with certain shelf, demand and piggyback registration rights. While the EverBank shareholders will be subject to a lock-up with respect to 100% of the shares of WaFd common stock issued in the merger for a period of 30 days following the closing, the lock-up will apply to only 40% of the shares issued in the merger following the date that is 180 days following the closing and will terminate entirely following the 12-month anniversary of the closing. The EverBank shareholders may decide not to hold their shares of WaFd common stock that they will receive in the merger, and may instead decide to reduce their investment in WaFd. Such sales of WaFd common stock, or the perception that these sales may occur, could have the effect of depressing the market price for WaFd common stock.
The ownership percentage of current WaFd shareholders will be diluted by the stock issuance.
The stock issuance will result in dilution of the ownership percentage in WaFd of current WaFd shareholders following the merger. Based on the estimated number of shares of WaFd common stock and EverBank common stock outstanding immediately prior to the execution of the merger agreement, we estimate that existing WaFd shareholders will own approximately 40.825% of WaFd, and former EverBank shareholders will own approximately 59.175% of WaFd, following the merger. Consequently, current WaFd shareholders will, as a general matter, have less influence over the management and policies of WaFd following the merger as compared to their influence over WaFd prior to the merger.
Following the closing, the major investors will have the ability to influence WaFd’s business, and their interests may differ from those of other WaFd shareholders.
Former EverBank shareholders will hold approximately 59.175% of the outstanding shares of WaFd common stock on a fully diluted basis immediately following the merger. In addition to that ownership, under the shareholders agreement, until the fourth anniversary of the closing, each major investor will have the right to nominate one director to the WaFd board for so long as it beneficially owns at least 3% of the shares of WaFd common stock outstanding immediately following the merger. For the first major investor that fails to satisfy that ownership requirement, the investor director nominated by that major investor will resign and, until the fourth anniversary of the closing, funds managed by Bayview Asset Management will have the right to nominate one director to the WaFd board, subject to Bayview Asset Management satisfying the same ownership requirement. Each major investor has also agreed, subject to ownership thresholds and certain exceptions, to vote its shares for the election of any legacy WaFd director nominated by the WaFd board, and certain major investors will have the right to designate board observers. As a result of their level of ownership and their board nomination and observer rights, the major investors may have the ability to influence matters requiring shareholder approval, including the election of directors and transactions involving mergers, material share issuances or changes in control. This influence may make some such transactions more difficult to complete without the support of the major investors, which in turn could adversely affect the market price of WaFd common stock or prevent WaFd shareholders from realizing a premium over the market price for their shares. The interests of the major investors may differ from the interests of WaFd’s other shareholders.
WaFd and EverBank will incur significant transaction-related costs in connection with the merger, which may be in excess of those anticipated by WaFd or EverBank.
Each of WaFd and EverBank has incurred, and expects to continue to incur, a number of non-recurring costs associated with negotiating and completing the merger, combining the operations of the two companies and achieving desired synergies. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, financial printing and other printing costs and other related costs. Some of these costs are payable by either WaFd or EverBank regardless of whether or not the merger is completed.
WaFd and EverBank will also incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. WaFd and EverBank will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies’ businesses. Although WaFd and EverBank each expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow the combined company to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.
The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of WaFd following the completion of the merger. Many of these costs will be borne by WaFd even if the merger is not completed.

In connection with the merger, the combined company’s level of indebtedness following the completion of the merger could adversely affect its ability to raise additional capital or to meet its obligations.
Upon the completion of the merger, the combined company will assume or continue to be responsible for the outstanding indebtedness of both WaFd and EverBank. The combined company’s debt, together with any future incurrence of additional indebtedness, could have important consequences for the combined company’s creditors and the combined company’s shareholders. For example, it could: limit the combined company’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; restrict the combined company from making strategic acquisitions or cause the combined company to make non-strategic divestitures; restrict the combined company from paying dividends to its shareholders; increase the combined company’s vulnerability to general economic and industry conditions; and require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness, thereby reducing the combined company’s ability to use cash flows to fund its operations, capital expenditures and future business opportunities.
Risks Relating to WaFd
WaFd’s business will continue to be subject to the risks described in the sections entitled “Risk Factors” in WaFd’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, which may be updated or supplemented in WaFd’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.
Risks Relating to EverBank
General business, geopolitical and economic conditions and developments could have a material adverse effect on EverBank’s business, financial position, results of operations and cash flows, particularly if EverBank faces increased uncertainty and unpredictability in managing EverBank’s businesses.
EverBank’s business and operations are affected by general business and economic conditions in the United States. In particular, changes in regulatory, trade (including tariffs), monetary and tax policies may have adverse consequences for investor sentiment or negatively affect the macroeconomic environment. Weak economic conditions, including recessions and stagnation or slow growth of the U.S. economy, are often characterized by high unemployment rates, disinflation, volatility in the debt and equity capital markets, lack of liquidity and/or depressed prices in the secondary market for consumer and commercial loans and mortgages, increased delinquencies and defaults on such loans and mortgages, depressed residential and commercial real estate prices and sales activity, and lower consumer, commercial and economic activity and spending generally. Any of the foregoing factors could adversely affect EverBank’s business and operations.
Business and economic conditions in the United States are affected by a variety of factors beyond EverBank’s control, including economic conditions in foreign countries and the global financial markets generally. Any volatility or disruption of the global financial markets, dislocation in global rates or monetary policies, adverse economic environment in the United States or internationally or a lack of confidence in the financial stability of major developed or emerging markets could have an adverse effect on EverBank’s business and operations, as well as those of EverBank’s clients and EverBank’s significant counterparties. This could also increase the difficulty and unpredictability of aligning EverBank’s business strategies, EverBank’s infrastructure and EverBank’s operating costs in light of current and future market and economic conditions. These risks could be compounded by geopolitical and other conditions, such as uncertain monetary conditions, disruptions to free trade in the United States and internationally, trade disputes, supply chain disruptions and political and military conflicts, in particular, such as the military conflict between Russia and Ukraine and the evolving conflict in the Middle East. See “—EverBank’s business and financial performance could be adversely affected, directly or indirectly, by disasters, pandemics, terrorist activities or international hostilities.”
Adverse developments affecting the financial services industry, including actual events or concerns involving liquidity or defaults, could adversely affect EverBank’s business.
Actual events involving limited liquidity, defaults or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past, and may in the future, lead to erosion of customer confidence in the financial system or particular sectors thereof, such as the regional and mid-size banking sector. This could lead to material unanticipated deposit outflows and cause industry-wide liquidity problems. In the first half of 2023, concerns arose with respect to the financial position of a number of banking institutions in the United States, in particular those with exposure to certain types of large depositors and portfolios of underwater investment securities, and several institutions failed. While EverBank’s business, balance sheet and depositor profile differ from banking institutions that have historically been the focus of the greatest public scrutiny, the operating environment and public trading prices of securities issued by financial services companies can be highly correlated, in particular in times of stress. In addition, although as of June 30, 2026, 87% of EverBank’s customers’ deposits were insured up to the FDIC limits, adverse developments that affect financial institutions or the financial services industry generally may affect the behavior of EverBank’s customers, who may reduce the aggregate amounts deposited with EverBank, and negatively affect EverBank’s ability to attract and retain new deposits. Moreover, concerns relating to the financial services industry, including regional and mid-sized banks, may be compounded by the reach and depth of media attention, including social media, and its ability to disseminate concerns or rumors about any events of these kinds or other similar risks. Any of the foregoing developments, including actual events or concerns involving liquidity or defaults in the financial services industry, could have a material adverse effect on EverBank’s business, financial position, results of operations and cash flows.
Liquidity is essential to EverBank’s business and EverBank relies on deposits, supplemented by borrowings, to fund EverBank’s liquidity needs.
Effective liquidity management is essential to EverBank’s business. EverBank requires sufficient liquidity to meet customer loan requests, customer deposit maturities and withdrawals and other cash commitments under both normal operating conditions and under extraordinary or unpredictable circumstances. EverBank relies on deposits, supplemented by borrowings, to fund a significant portion of its liquidity needs. EverBank’s ability to raise funds could be negatively affected by EverBank’s inability to raise funding in the long- or short-term debt capital markets at an acceptable price, or at all, specific events that adversely impact the financial services industry, counterparty availability, EverBank’s inability to access the secured lending markets, EverBank’s inability to attract and retain deposits, or unanticipated outflows of cash by customers. These events could occur due to factors beyond EverBank’s control, including, but not limited to: (a) national, to a lesser extent global, and regional economic and market conditions; (b) interest rates; (c) competition for depositor funds from banks and other investment alternatives; (d) the availability of sufficient collateral that is acceptable to the Federal Home Loan Bank (the “FHLB”) and the Federal Reserve Bank of Atlanta (“FRB Atlanta”), both of which are significant sources of contingent liquidity for EverBank; (e) fiscal and monetary policy; and (f) regulatory requirements or changes. In addition, EverBank’s ability to raise funds could be impaired if investors or lenders develop a negative perception of EverBank’s operations or long- or short-term financial prospects due to factors such as an incurrence of a downgrade by the rating agencies, a decline in the level of EverBank’s business activity, if regulatory authorities take significant action against EverBank or the financial services industry, or if EverBank discovers significant employee misconduct or illegal activity.
If EverBank is unable to raise sufficient funding on favorable terms, EverBank would likely need to finance or liquidate unencumbered assets, such as securities to meet maturing liabilities, contingent liquidity needs or other obligations. There can be no assurance that EverBank would be able to sell such assets, and EverBank may have to sell such assets at a discount to estimated market value. A failure to maintain adequate liquidity could materially and adversely affect EverBank’s business, financial position, results of operations and cash flows.
Although EverBank’s sources of funds have historically been adequate to meet EverBank’s liquidity needs, EverBank may seek additional financing in the future to achieve EverBank’s business objectives and plans or for regulatory or other reasons. There can be no assurance that EverBank would be able to raise such additional financing on favorable terms or at all.
Interest rates have a significant impact on various aspects of EverBank’s business, results of operations, financial condition, and cash flows.
Like other financial institutions, EverBank’s business is sensitive to market interest rate movements. Volatility and uncertainty related to inflation and interest rates, including the effects of an elevated interest rate environment, may amplify the risks described in this section. Interest rate risk is inherent in EverBank’s business as EverBank originates and sources various assets and liabilities that may bear a fixed or floating interest rate in nature. In addition, non-maturity deposits bear an administered rate, which, while controlled by management, has bearing on the behavior of deposits and associated liquidity. Competitive pricing pressures may influence the level of sensitivity of deposit rates. Market conditions, monetary and fiscal policies and expectations for macroeconomic conditions influence interest rates and as such impact behavior and repricing of assets and liabilities. While EverBank believes it has a robust framework for measuring and managing interest rate risk including the use of derivatives, there is residual interest rate risk inherent in the business. These risks are based on mismatches between assets and liabilities’ repricing, sensitivity of deposits to interest rates, basis risk between risk-free rates and rates on several assets and risk inherent in the shape or slope of the yield curve.
EverBank’s operating results depend to a great extent on EverBank’s net interest margin, which is the difference between the amount of interest income earned and the amount of interest expense incurred. If the rate of interest EverBank pays on EverBank’s interest-bearing deposits, borrowings and other liabilities increases more than the rate of interest EverBank receives on loans, securities and other interest-earning assets, EverBank’s net interest income, and therefore EverBank’s earnings, would be adversely affected. During periods of rising interest rates, EverBank’s earnings could be adversely affected if the rates that EverBank pays on deposits, borrowings and other liabilities increase faster or in a greater amount than the rates EverBank earns on loans and other investments. Conversely, in periods of falling interest rates, EverBank’s earnings also could be adversely affected if the rates on EverBank’s loans and other investments fall faster than those on EverBank’s deposits, borrowings and other liabilities. A sustained low interest rate environment could decrease EverBank’s loan yields and reduce EverBank’s profit margins.
In addition, the relationship between short- and long-term market interest rates affect EverBank’s revenues and margins. For example, a shrinking yield premium between short- and long-term market interest rates or an inversion of the yield curve, where long-term debt instruments have a lower yield than short-term debt instruments of the same quality, generally leads to lower revenue and reduced margins by decreasing the spread between asset yields and EverBank’s funding costs.
Rising interest rates may also increase the cost of EverBank’s deposits, which are its primary source of funding. While deposits are a low cost and stable source of funding, EverBank competes with banks and other financial institutions for deposits. In a rising rate environment, EverBank’s funding costs may increase and it may risk losing deposits by not raising rates. Actions taken to retain deposits in a rising interest rate environment, especially one where the Federal Reserve Board is draining liquidity from the financial system, may result in a rise in interest costs or risk of losing deposits. Replacement funding for deposits may be achieved by way of wholesale borrowing from the FHLB, repurchase transactions of securities in EverBank’s investment portfolio or issuing brokered certificates of deposit. These replacement costs, however, are more expensive than deposits especially in a higher interest rate environment. Further, as rates rise, deposits also compete with higher yielding Treasuries into which high deposit balance customers may choose to invest. Higher funding costs reduce net interest margin, net interest income and net income.
Furthermore, interest rate fluctuations affect EverBank’s customers and competitors. For example, increases in interest rates increase debt service requirements for some of EverBank’s borrowers, which may adversely affect those borrowers’ ability to pay as contractually obligated. This could result in additional delinquencies or charge-offs and negatively impact EverBank’s results of operations. These changes can reduce the overall yield on EverBank’s interest-earning asset portfolio. Changes in interest rates and competitor responses to these changes may also impact customer decisions to maintain balances in the deposit accounts they have with EverBank. An inability to attract or maintain deposits could materially affect EverBank’s ability to fund EverBank’s business and EverBank’s liquidity position. Many other financial institutions have increased their reliance on deposit funding and, as such, EverBank expects continued competition in the deposit markets. If EverBank is required to offer higher interest rates to attract or maintain deposits, EverBank’s funding costs will be adversely impacted.
EverBank assesses its interest rate risk by estimating the effect on EverBank’s earnings, economic value of equity and capital under various scenarios that differ based on assumptions about the direction and the magnitude of interest rate changes. EverBank takes risk mitigation actions based on those assessments. EverBank faces the risk that changes in interest rates could materially reduce EverBank’s net interest income and EverBank’s earnings, especially if actual conditions turn out to be materially different than those EverBank assumed. See “—EverBank’s framework for managing risks may not be effective in mitigating risk and loss and EverBank’s use of models presents risks to EverBank’s risk management framework” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EverBank—Asset and Liability Management and Market Risk” for a discussion of the methodology and assumptions used by EverBank in managing its interest rate risk.

The fair market value of EverBank’s securities portfolio is subject to change due to interest rate, credit, and other factors.
As of June 30, 2026 and December 31, 2025, the fair market value of EverBank’s available for sale securities portfolio was approximately $7.9 billion and $8.2 billion, respectively. Factors beyond EverBank’s control can significantly influence the fair value of securities in EverBank’s portfolio and can cause potential adverse changes to the fair value of these securities, including changes in market interest rates and volatility in the credit markets. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations. Because of changing economic and market conditions, including changes in interest rates, prices, prepayment rates, credit risk premiums and overall market liquidity, affecting issuers and the performance of the underlying collateral, EverBank may recognize realized and/or unrealized losses in future periods, which could have an adverse effect on EverBank’s financial position and results of operations. In addition, economic conditions may cause certain of the obligors, counterparties and underlying collateral on EverBank’s investments to incur losses of their own or default on their obligations to EverBank due to bankruptcy, lack of liquidity, operational failure or other reasons, thereby increasing EverBank’s credit risk exposure to these investments. These risks could result in a decrease in the value of EverBank’s investments, which could negatively impact EverBank’s financial position.
As a significant portion of the securities portfolio is comprised of agency backed securities, EverBank expects a portion of these investments to be readily convertible into cash and does not believe they present a material increase to EverBank’s risk profile or will have a material impact on EverBank’s risk-based capital ratios, they are subject to certain market fluctuations that may reduce EverBank’s ability to fully convert them into cash.
EverBank’s commercial real estate loan portfolio and mortgage warehouse portfolio exposes EverBank to risks that may be greater than the risks related to EverBank’s other mortgage loans.
At June 30, 2026, EverBank’s commercial real estate loans, net of discounts, were $8.0 billion, or approximately 21% of EverBank’s total loan and lease portfolio, net of discounts. Commercial real estate loans generally carry larger loan balances and generally involve a greater degree of financial and credit risk than residential mortgage loans or home equity loans. The repayment of these loans is typically dependent upon the successful operation of the related real estate or commercial projects. If the cash flow from the project is reduced, a borrower’s ability to repay the loan may be impaired. Furthermore, the repayment of commercial mortgage loans is generally less predictable and more difficult to evaluate and monitor and collateral may be more difficult to dispose of in a market decline. In such cases, EverBank may be compelled to modify the terms of the loan or engage in other potentially expensive work-out techniques. Any significant failure by EverBank’s commercial real estate borrowers to timely repay their loans would adversely affect EverBank’s results of operations and cash flows.
At June 30, 2026, EverBank’s structured mortgage warehouse finance portfolio, net of discounts, totaled $3.7 billion, or 10% of EverBank’s total loan and lease portfolio, net of discounts. These lines of credit represent large, short-term, revolving facilities provided to non-depository mortgage banking companies, with a total commitment amount of $5.6 billion with ending outstanding balances of $3.7 billion extended to 45 borrowers at June 30, 2026. These borrowers utilize their lines of credit to fund transactions, which are primarily collateralized by agency and government residential loans they originated, or to finance the acquisition or carrying of mortgage servicing rights. The repayment of outstanding borrowings on these lines is typically dependent upon the borrowers’ ability to sell the loans they originated into the secondary market. In the event loans originated by these borrowers cannot be sold on the secondary market, their ability to repay EverBank may be negatively affected. Due to this risk and the size of the exposure to any one borrower, the failure of one borrower to repay EverBank could adversely impact EverBank’s results of operations and cash flows and liquidity utilization. As these events can occur over a short period of time, funding of these commitments may cause EverBank to incur higher costs, thereby negatively impacting operating income and margins.
EverBank’s framework for managing risks may not be effective in mitigating risk and loss and EverBank’s use of models presents risks to EverBank’s risk management framework.
EverBank’s risk management framework is made up of various processes and strategies designed to manage EverBank’s risk exposure. The framework to manage risk, including the framework’s underlying assumptions, may not be effective under all conditions and circumstances. If the risk management framework proves ineffective, EverBank could suffer unexpected losses and could be materially adversely affected.

One of the main types of risks inherent in EverBank’s business is credit risk. An important feature of EverBank’s credit risk management system is to employ an internal credit risk control system through which EverBank identifies, measures, monitors and mitigates existing and emerging credit risk of EverBank’s customers. As this process involves detailed analyses of the customer or credit risk, considering both quantitative and qualitative factors, it is subject to human error. In exercising their judgment, EverBank’s employees may not always be able to assign an accurate credit rating to a customer or credit risk, which may result in EverBank’s exposure to higher credit risks than indicated by EverBank’s risk rating system.
Some of EverBank’s tools and metrics for managing risk are based upon EverBank’s use of observed historical market behavior. EverBank relies on quantitative models to measure risks and to estimate certain financial values. Models may be used in such processes as determining the pricing of various products, grading loans and extending credit, measuring interest rate and other market risks, predicting losses, assessing capital adequacy and calculating regulatory capital levels, as well as estimating the value of financial instruments and balance sheet items. The modeling techniques EverBank uses to assess and manage interest rate risk are based on a wide variety of assumptions generally derived from historical data and patterns and may fail to accurately predict the impact of future movements in interest rates on EverBank’s financial performance. Assumptions about depositor behavior are integral to interest rate risk modeling and management; technological advances enabling depositors to move money more quickly and to do business with a wide variety of financial services providers not in physical proximity to those depositors as well as the evolving landscape of the financial services industry has made predictive modeling of depositor behavior increasingly difficult. Poorly designed or implemented models present the risk that EverBank’s business decisions based on information incorporating such models will be adversely affected due to the inadequacy of that information. Moreover, EverBank’s models may fail to predict future risk exposures if the information used in the model is incorrect, obsolete or not sufficiently comparable to actual events as they occur. While EverBank seeks to incorporate appropriate historical data into its models, the range of market values and behaviors reflected in any period of historical data is not always predictive of future developments in any particular period and the period of data EverBank incorporates into EverBank’s models may turn out to be inappropriate for the future period being modeled. In such case, EverBank’s ability to manage risk would be limited and EverBank’s risk exposure and losses could be significantly greater than EverBank’s models indicated. In addition, if existing or prospective customers believe EverBank’s risk management is inadequate, EverBank’s reputation, revenues and profits could be adversely affected. Finally, poorly designed or implemented models could result in the information EverBank provides to EverBank’s regulators to be inaccurate or misleading and could adversely affect regulators’ perceptions of EverBank’s risk management framework, which could result in adverse or less favorable regulatory actions.
EverBank’s allowance for credit losses may not cover actual losses, and EverBank may be required to increase EverBank’s allowance, which may adversely affect EverBank’s capital, financial position, and results of operations.
In accordance with U.S. GAAP, EverBank establishes an allowance for credit losses (“ACL”), including the allowance for loan and lease losses. EverBank’s ACL is based on EverBank’s evaluation of risks associated with EverBank’s loan and lease portfolio, including continuing evaluation of specific credit risks, loan loss experience, current loan and lease portfolio quality, present and forecasted economic, political and regulatory conditions, industry concentrations and other unidentified losses inherent in the current loan and lease portfolio. The ACL estimation process requires subjective and complex judgments, including analysis of economic conditions and how these economic conditions might impair the ability of EverBank’s borrowers to repay their loans. The amount of actual losses and estimated future losses is influenced by a variety of economic, operating and other conditions, including factors beyond EverBank’s control such as changes in interest rates, and these conditions can change rapidly, leading to greater than expected deterioration in credit quality of EverBank’s loan and lease portfolio or in the value of collateral securing these loans and leases. In addition, EverBank might underestimate expected credit losses and have credit losses in excess of the established ACL if EverBank fails to timely identify a deterioration in a borrower’s financial position. Due to the inherent risks associated with accounting estimates, EverBank’s ACL may not be adequate to absorb actual credit losses, and EverBank may be required to increase EverBank’s provisions for credit losses in the future, which could materially and adversely affect EverBank’s operating results.
EverBank operates in a highly competitive industry and market area, which may have an impact on EverBank’s success.
EverBank’s profitability depends on its ability to compete successfully in a highly competitive market for banking and financial services, and such competition is expected to continue and intensify. Certain of EverBank’s competitors are larger and have greater financial, technological, marketing and operational resources, broader branch and distribution networks, and economies of scale, which may enable them to offer a broader range of products and services, more competitive pricing on loans and deposits, and more advanced digital capabilities than EverBank. EverBank faces competition from other commercial banks, savings and loan associations, savings banks and credit unions located in EverBank’s market areas, as well as those targeting EverBank’s markets digitally for deposits and loans. In addition, EverBank competes with financial intermediaries, such as private credit funds, some of which are also EverBank’s customers, fintech companies, consumer finance companies, marketplace lenders, mortgage banking firms, securities brokerage firms, mutual funds, insurance companies and several government agencies as well as major retailers, all actively engaged in providing various types of financial services. Some of EverBank’s nonbank competitors are not subject to the same extensive supervision and regulation to which EverBank is subject, and may accordingly have greater flexibility and lower cost structures in competing for business. Over time, certain sectors of the financial services industry have become more concentrated, as institutions involved in a broad range of financial services have been acquired by other firms. The financial services industry is likely to become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. These developments could result in EverBank’s competitors gaining greater capital and other resources, or being able to offer a broader range of products and services with more geographic range.
EverBank’s loan and deposit pricing may be negatively impacted by EverBank’s competitive environment, and EverBank may be required to offer loans, deposits, and payment services on terms less favorable to EverBank, including lower rates on our loans and higher rates on our deposit, or implement other changes to remain competitive that could adversely affect EverBank’s operating results.
Another competitive factor is that the financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services, primarily as a result of the increased digitization of banking services. EverBank competes with many forms of payments offered by both bank and non-bank providers, including a variety of new and evolving alternative payment mechanisms, systems and products, such as aggregators and web-based and wireless payment platforms or technologies, digital or “crypto” currencies, stablecoins, prepaid systems and payment services targeting users of social networks, communications platforms and online gaming. Legislative and regulatory changes may also impact this competitive environment. For example, in July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was enacted. The GENIUS Act is intended to establish a comprehensive regulatory framework for payment stablecoins, which may change the competitive dynamics in the financial services market. Many of the statutory provisions in the GENIUS Act will require additional rulemakings, reports and other measures, and the impact of the GENIUS Act will depend on, among other things, rulemaking and implementation guidance. EverBank’s future success may depend, in part, on EverBank’s ability to use technology competitively to offer products and services that provide convenience to customers and create additional efficiencies in EverBank’s operations in compliance with these new and changing laws and regulations. The widespread adoption of new technologies has and will continue to require EverBank to make substantial capital expenditures to modify or adapt EverBank’s systems to remain competitive and offer new products and services. EverBank’s ability to effectively implement new technologies to improve EverBank’s operations and systems will impact EverBank’s competitive position in the financial services industry. Furthermore, EverBank may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not be accepted by customers.
If EverBank is unable to successfully compete with traditional competitors as well as the evolving landscape of fintech companies and other nontraditional competitors to attract and retain customers, EverBank’s business, financial position or results of operations could be materially adversely affected. In particular, if EverBank experiences an outflow of deposits as a result of EverBank’s customers desiring to do business with EverBank’s competitors, EverBank may be forced to rely more heavily on borrowings and other sources of funding to operate EverBank’s business and meet withdrawal demands, thereby adversely affecting EverBank’s net interest margin.
EverBank is subject to counterparty risk and may be unable to seek indemnity or remedial measures from counterparties if they breach representations and warranties, which could adversely affect EverBank’s business, financial position, results of operations and cash flows.
EverBank is exposed to different industries and counterparties in the ordinary course of business, and routinely executes transactions with counterparties in the financial services industry, including commercial banks, investment banks, investment companies, loan servicers, as well as insurance providers. Financial services institutions are interrelated as a result of trading, clearing, custody, counterparty or other relationships, and many of these transactions expose EverBank to credit risk in the event of a default by a counterparty or client. EverBank’s credit risk may be exacerbated when collateral held by EverBank cannot be realized upon or is liquidated at prices insufficient to recover the full amount of the loan or derivative exposure. As of June 30, 2026, EverBank’s top ten largest individual borrowers had aggregated commitments and balances of $3.8 billion and $3.0 billion, respectively. Seven of these ten commitments were residential mortgage warehouse facilities. The largest total exposure to a single borrower represented approximately $450 million of EverBank’s total outstanding loan commitments as of June 30, 2026.
When EverBank enters into commercial loan agreements, mortgage subservice agreements, derivative contracts and agreements with EverBank’s insurers, EverBank’s correspondent counterparty typically makes customary representations and warranties to EverBank. These agreements may entitle EverBank to seek indemnity, and in certain applicable cases, demand repurchase or substitution of the loans, in the event EverBank’s counterparty breaches such a representation or warranty. However, there can be no assurance that such agreements will contain appropriate representations and warranties that will allow EverBank to successfully enforce EverBank’s contractual rights, or that EverBank’s counterparty will remain solvent or otherwise be willing and able to honor its obligations under such agreements.
EverBank’s counterparties could be severely impacted by credit market turmoil, changes in legislation or allegations of civil or criminal wrongdoing and may as a result experience financial or other pressures. In addition, if a counterparty files for bankruptcy or becomes insolvent, EverBank’s agreements with them may become subject to bankruptcy or insolvency proceedings, thus depriving EverBank, at least temporarily, of the benefit of these assets. Such an event could restrict EverBank’s access to future financing and increase EverBank’s cost of capital. If any of EverBank’s counterparties were to limit or cease operation, such an event could lead to financial losses for EverBank.
Operational risks are inherent in EverBank’s businesses.
EverBank’s operations depend on its ability to process a very large number of transactions efficiently and accurately while complying with applicable laws and regulations. Operational risk and losses can result from internal and external fraud, errors by employees or third parties, failure to document transactions properly or to obtain proper authorization, failure to comply with applicable regulatory requirements and conduct of business rules, equipment failures, including those caused by natural disasters or by electrical, telecommunications or other essential utility outages; business continuity and data security system failures, including those caused by computer viruses, cyber-attacks or unforeseen problems encountered while implementing major new computer systems or upgrades to existing systems, or the inadequacy or failure of systems and controls, including those of EverBank’s suppliers or counterparties. Moreover, because the nature of the financial services business involves a high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully rectified. Although EverBank has implemented risk controls and loss mitigation actions, and substantial resources are devoted to developing efficient procedures, identifying and rectifying weaknesses in existing procedures and training staff, it is not possible to be certain that such actions have been or will be effective in controlling each of the operational risks faced by EverBank. Any weakness in these systems or controls, or any breaches or alleged breaches of such laws or regulations, could result in increased regulatory supervision, enforcement actions and other disciplinary action, and have an adverse impact on EverBank’s business, applicable authorizations and licenses, reputation and results of operations.
While EverBank is subject to the internal control requirements of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), as a private company it has not historically been subject to the full scope of the internal control, documentation, remediation and auditor attestation requirements applicable to public companies under the Sarbanes-Oxley Act of 2002 (“SOX”). Accordingly, EverBank’s internal control environment may not have been designed, documented, tested or operated with the level of rigor necessary to satisfy SEC reporting and SOX compliance standards. As a result, deficiencies in internal control over financial reporting or other governance and control processes that were not required to be identified or remediated under the FDICIA framework could be identified following the merger. Should these deficiencies result in EverBank’s failure to detect certain events, or should such an event occur that is uninsured or in excess of applicable insurance limits, these deficiencies could impair the combined company’s ability to produce accurate and timely financial statements, comply with SEC reporting requirements, or maintain effective internal control over financial reporting, which could adversely affect the combined company’s business, results of operations, financial condition and market reputation.

EverBank’s business and financial performance could be adversely affected, directly or indirectly, by disasters, pandemics, terrorist activities or international hostilities, particularly any such events that adversely affect the economies or real estate values in California and Florida, which together comprise a significant portion of EverBank’s loan portfolio.
Neither the occurrence nor the potential impact of disasters, pandemics, terrorist activities and international hostilities can be predicted. However, these occurrences could adversely affect EverBank directly as a result of damage to EverBank’s facilities or by preventing EverBank from conducting EverBank’s business in the ordinary course, or indirectly as a result of their impact on EverBank’s borrowers, the value of collateral, depositors, other clients, suppliers or other counterparties. EverBank’s geographic markets in California and Florida are particularly susceptible to severe weather, including wildfires and hurricanes. As of June 30, 2026, approximately 45% and 7% of EverBank’s residential loan portfolio was secured by real estate located in California and Florida, respectively, and 39% and 11% of EverBank’s commercial real estate portfolio was secured by businesses and real estate located in California and Florida, respectively. EverBank’s loan concentration in these states subjects EverBank to risk that a downturn in the local economy or real estate values in either California or Florida could result in increases in delinquencies and foreclosures or losses on these loans. In addition, the occurrence of natural disasters in California or Florida, such as earthquakes, hurricanes, wildfires or pandemics, or man-made disasters, could result in a decline in the value or destruction of EverBank’s mortgaged properties and an increase in the risk of delinquencies or foreclosures. Many of EverBank’s customers in California and Florida have incurred or are likely to incur significantly higher property and casualty insurance premiums on their properties. If, in the future, borrowers are unable to obtain property and casualty insurance, they may be unable to repay their loans in the event of catastrophic events such as wildfires or hurricanes. California and Florida are more vulnerable to severe weather events like wildfires or hurricanes, respectively, than some regions of the country and may also be more susceptible in the future to the physical risks of climate change. Further, EverBank’s branches are located in Florida and California, and a significant portion of EverBank’s deposits come from those states. The occurrence of any one of these factors could result in a material adverse effect on EverBank’s business, results of operations and financial position. EverBank could also suffer adverse consequences to the extent that disasters, pandemics, terrorist activities or international hostilities affect the financial markets or the economy in general or in any particular region.
EverBank’s ability to mitigate the adverse consequences of such occurrences is in part dependent on the quality of EverBank’s resiliency planning, and EverBank’s ability, if any, to anticipate the nature of any such event that occurs. The adverse impact of disasters, pandemics, terrorist activities or international hostilities also could be increased to the extent that there is a lack of preparedness on the part of national or regional emergency responders or on the part of other organizations and businesses that EverBank deals with, particularly those that EverBank depends upon but have no control over.
Conditions in the real estate market and higher than normal delinquency and default rates could adversely affect EverBank’s business.
Should the frequency and severity of EverBank’s loan delinquencies and default rates increase, EverBank could experience losses on loans and leases held for investment (“LHFI”). EverBank may need to further increase EverBank’s reserves for foreclosures if foreclosure rates increase. A deteriorating real estate market and higher than normal delinquency and default rates may have other adverse consequences for EverBank’s business, including further compressed margins as a result of non accrual loans, reserves and operating costs, which could result in a material adverse effect on EverBank’s business, results of operations and financial position. In the event EverBank’s ACL on loans is insufficient to cover such losses, EverBank’s earnings, capital and liquidity could be adversely affected.
Inflation can have an adverse impact on EverBank’s business and on EverBank’s customers.
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. While inflation has moderated from its peak levels following multiple increases to the federal funds rate by the Federal Open Market Committee (the “FOMC”) of the Federal Reserve Board, it remains above the Federal Reserve Board’s two percent target and continues to be a key economic and monetary policy concern. Further adverse changes in inflation could cause the FOMC to raise interest rates and or tighten monetary policy further, which would compound the interest rate risks described elsewhere. Inflation and expectations for future inflation affect short-term and long-term interest rates respectively. As inflation increases and interest rates rise, the value of EverBank’s investment securities, particularly those with longer maturities, decreases, although this effect is less pronounced for floating rate instruments. Prolonged periods of inflation also may impact EverBank’s profitability by negatively impacting EverBank’s costs and expenses, including increasing funding costs and expense related to talent acquisition and retention, and negatively impacting the demand for EverBank’s products and services. Moreover, EverBank’s customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans. Further adverse changes in inflation and interest rates could negatively impact consumer and business confidence, and adversely affect the economy as well as EverBank’s business, results of operations and financial condition.
Changes in monetary policy, the U.S. political environment and other government action could adversely affect EverBank’s business.
Interest rates and EverBank’s financial performance are affected by credit policies of monetary authorities, particularly the Federal Reserve Board and the U.S. Treasury. The instruments of monetary policy employed by the Federal Reserve Board include open market transactions in U.S. government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of changing conditions in the national economy and in the money markets, EverBank cannot predict the potential impact of future changes in interest rates, deposit levels, and loan demand on EverBank’s business and earnings with certainty. Furthermore, the actions of the U.S. government and other governments have resulted, and in the future may result in currency fluctuations, exchange controls, market disruption, material decreases in the values of certain of EverBank’s financial assets and other adverse effects.
Interest rate changes are dependent on the Federal Reserve Board’s assessment of economic data as it becomes available. From early 2022 through mid-2023, the FOMC raised interest rates aggressively before holding rates at elevated levels through September 2024 and then beginning a measured easing cycle with multiple rate reductions through December 2024. The FOMC then maintained interest rates in 2025, before decreasing it in each of September, October and December 2025 and holding rates unchanged in 2026 until it raised interest rates by a quarter of a percentage point in September 2026. Interest rates remain elevated and the trajectory of future rate changes remains uncertain, reflecting persistent inflation concerns, fiscal policy considerations, and shifting expectations regarding the future path of monetary and fiscal policy. There is a risk that inflation may become higher or persist for longer periods of time and not decrease. In response to the FOMC’s interest rate increases, EverBank offered, and may continue to offer, more attractive interest rates to depositors to compete for deposits, or pursue other sources of liquidity, such as wholesale funds. Further, when interest-bearing liabilities reprice or mature faster than interest-earning assets, an increase in interest rates generally results in a decrease in net interest income. Conversely, decreasing interest rates reduce EverBank’s yield on EverBank’s variable rate loans and on EverBank’s new loans, which reduces EverBank’s net interest income. In addition, lower interest rates may reduce EverBank’s realized yields on investment securities which would reduce EverBank’s net interest income and cause downward pressure on net interest margin in future periods. A significant reduction in EverBank’s net interest income could have a material adverse impact on EverBank’s capital, financial position and results of operations.
Changes in monetary policy, including changes in interest rates, influence (a) the amount of interest EverBank receives on loans and securities, (b) the amount of interest EverBank pays on deposits and borrowings, (c) EverBank’s ability to originate loans and obtain deposits, (d) the fair value of EverBank’s assets and liabilities, and (e) the reinvestment risk associated with changes in the duration of EverBank’s mortgage-backed securities portfolio.
A fractious or volatile political environment in the U.S., including any related social unrest, could negatively impact business and market conditions, economic growth, financial stability, and business, consumer, investor, and regulatory sentiments, any one or more of which in turn could cause our business, financial results, and financial condition to suffer. Concern about the ability of the U.S. government to effectively respond to high and rising debt levels and other budgetary matters also can have adverse economic consequences and create market volatility with potential adverse consequences to our business and financial performance.
EverBank’s residential mortgage portfolio includes a significant concentration of “jumbo” loans, which makes EverBank particularly vulnerable to a downturn in high-end real estate values and economic factors disproportionately affecting affluent borrowers.
Although EverBank no longer originates residential mortgage loans, as of June 30, 2026, its residential mortgage portfolio was $6.7 billion, primarily comprised of loans originated in prior years or acquired, including in connection with EverBank’s acquisition of Sterling Bank and Trust, F.S.B. (“Sterling Bank”) in April 2025. The Federal Housing Administration, Fannie Mae and Freddie Mac will only purchase or guarantee so-called “conforming” loans, which are not permitted to exceed certain principal amount thresholds. As of June 30, 2026, 51% of EverBank’s residential mortgage LHFI that are not government-insured was comprised of “jumbo” loans based on the current threshold in most states. Jumbo loans have principal balances exceeding the agency thresholds and tend to be less liquid than conforming loans, which may make it more difficult for EverBank to rapidly rebalance EverBank’s portfolio and risk profile than is the case for financial institutions with higher concentrations of conforming loan assets. In addition, real estate securing jumbo loans tends to be concentrated in certain limited markets, and as of June 30, 2026, approximately 45% of EverBank’s residential mortgage loans were secured by properties located in California. Real estate prices in those markets have historically been more volatile than in the median price range markets, which affects the default rates and the marketability of these jumbo mortgages. As a result, liquidity in the capital markets for such assets could be diminished, and EverBank could be faced with an inability to dispose of such assets or fully recover EverBank’s losses in the event of a default, which in turn could adversely affect EverBank’s business, financial position or results of operations.
EverBank’s lending activities subject EverBank to certain credit concentration risks, which could adversely affect EverBank’s business, financial position, results of operations and cash flows.
EverBank’s lending activities are primarily driven by EverBank’s commercial real estate, vendor equipment financing, structured mortgage financing, asset-backed financing business lines. As of June 30, 2026, EverBank’s commercial real estate, vendor equipment financing, structured mortgage financing, asset-backed financing portfolios comprised an aggregate of $28.1 billion, or 76%, of EverBank’s total loan portfolio, and each business line individually comprised $8.4 billion, $4.5 billion, $3.7 billion and $11.5 billion, or equivalent to 23%, 12%, 10% and 31%, of EverBank’s total loan portfolio, respectively.
As a result of EverBank’s focus on commercial lending activities and EverBank’s exit from the residential mortgage origination business in 2022, EverBank’s loan portfolio carries a greater credit concentration risk than that of a loan portfolio of comparable size and quality with a more balanced mix of commercial, residential mortgage and home equity loans. Commercial loans typically involve higher financial and credit risks as a result of the concentration of principal in a limited number of loans and borrowers, larger loan balances, heightened sensitivity to general economic conditions on income-producing properties and increased difficulty of evaluating and monitoring these types of loans.
In addition, the repayment of commercial real estate loans is typically dependent upon cash flows from the property to service the debt, successful completion of construction projects and, for development loans, sale or refinancing of the underlying asset. It may be more difficult for commercial real estate borrowers to repay their loans in a timely manner, as commercial borrowers’ abilities to repay their loans frequently depends on the successful rental of their properties. Cash flows may be affected significantly by general economic conditions, and a sustained downturn in the local economy or in occupancy rates in the local economy where the property is located could increase the likelihood of default, and such conditions could have a disproportionate impact on commercial loans compared to residential mortgages. In addition, the nature of these commercial loans is such that they are generally less predictable and more difficult to evaluate and monitor, and the repayment of these loans may, to a greater extent than residential loans, be subject to adverse conditions in the real estate market or economy. In addition, because commercial borrowers as a group may be uniquely or disproportionality affected by economic or market conditions, EverBank’s focus on commercial lending products and services subjects EverBank to certain credit concentration risks. As a result, the occurrence of any one of the foregoing factors could have a material adverse effect on EverBank’s business, financial position, results of operations and cash flows.
EverBank owns government-insured loans which are serviced by third parties, and if those third parties fail to service the loans in accordance with applicable servicing guidelines, EverBank may not be able to recover the full value of the interest payments and fees on the loans which could adversely affect EverBank’s business, financial position, and results of operations.
Certain loans EverBank owns are serviced by third parties. Generally, when a loan is in default the servicer continues to make advances, and once the loan is foreclosed upon, the government entities insuring the loan will remit the principal, the guaranteed interest and the advanced fees to the loan owner. However, if the loan is in default and the servicer has not been abiding by the servicing guidelines, the government entities will remit to the loan owner the principal for the loan but may not pay to the loan owner the full guaranteed interest or advanced fees during the time from when the servicer failed on its obligations up to and through the date of foreclosure on the loan. As the loan owner, EverBank would not suffer any loss of principal, but EverBank could lose a portion of accrued guaranteed interest if the third-party servicer does not fulfill its contractual obligations to reimburse EverBank. While EverBank would have a cause of action against the third-party servicer, any recovery would require EverBank to incur legal and other costs. If such third-party was insolvent or unable to pay, EverBank would suffer these losses without recourse. As a result, EverBank’s business, financial position and results of operations could be adversely affected.
EverBank may experience higher delinquencies on EverBank’s equipment leases and reductions in the resale value of leased equipment if the market value of leased equipment decreases at a rate greater than the rate EverBank’s projections.
The realization of equipment values (i.e., residual values) during the life and at the end of the term of a lease is an important element of EverBank’s equipment finance business. At the inception of each lease, EverBank records a residual value for the leased equipment based on EverBank’s estimate of the future value of the equipment at the expected disposition date. A decrease in the market value of leased equipment at a rate greater than the rate EverBank projected, whether due to rapid technological or economic obsolescence, unusual or excessive wear-and-tear on the equipment, recession or other adverse economic conditions, sector-specific downturns, or other factors, would adversely affect the current or the residual values of such equipment.
EverBank’s equipment financing business finances essential-use healthcare, transportation, construction and other equipment. As of June 30, 2026, EverBank’s equipment financing receivables totaled $4.94 billion, of which approximately 47% was collateralized by healthcare equipment, 29% by trucking equipment and 5% by construction equipment. As a result, the performance of this portfolio is significantly affected by conditions in those sectors. Healthcare lessees may be adversely affected by changes in government and third-party reimbursement rates, healthcare legislation and regulation, and labor and operating cost pressures. Transportation lessees, including trucking companies, may be adversely affected by declines in freight volumes and rates, increases in fuel, insurance and labor costs, and economic slowdowns that reduce demand for transportation services.
Further, certain equipment residual values are dependent on the manufacturer or vendor’s warranties, reputation and other factors, including market liquidity. In addition, EverBank may not realize the full market value of equipment if EverBank is required to sell it to meet liquidity needs or for other reasons outside of the ordinary course of business. Consequently, EverBank may not realize EverBank’s estimated residual values for equipment. If EverBank is unable to realize the expected value of a substantial portion of the equipment under lease, or if delinquencies and losses in EverBank’s equipment finance portfolio increase, EverBank’s business would be adversely affected.
Fluctuations in national, regional and local economic conditions may increase the level of charge-offs that EverBank makes to EverBank’s lease portfolio, and, consequently, reduce EverBank’s net income. EverBank is not protected for all losses, and any charge-off or related losses that EverBank experiences will negatively impact EverBank’s results of operations.
Changes in retail distribution strategies and consumer behavior may adversely impact EverBank’s investments in bank premises, equipment, technology, and other assets and may lead to increased expenditures to change EverBank’s retail distribution channel.
EverBank has significant investments in bank premises, equipment and technology for EverBank’s financial center branch network. Advances in technology such as e-commerce, telephone, internet and mobile banking, artificial intelligence and in-branch self-service technologies including automated teller machines and other equipment, as well as an increasing customer preference for these other methods of accessing EverBank’s products and services, could decrease the value of EverBank’s branch network, technology, or other retail distribution physical assets. Such advances may also cause EverBank to change EverBank’s retail distribution strategy, close and/or sell certain branches and restructure or reduce EverBank’s remaining branches and work force. Such actions in the future could lead to losses on disposition of such assets or could adversely impact the carrying value of any long-lived assets and may lead to increased expenditures to renovate, reconfigure or close a number of EverBank’s remaining branches or to otherwise reform EverBank’s retail distribution channel.
EverBank relies on other companies to provide key components of EverBank’s business infrastructure.
EverBank relies on certain third parties to provide products and services necessary to maintain day-to-day operations, such as back office support, data processing and storage, recording and monitoring transactions, online banking interfaces and services, internet connections, telecommunications, and network access. Third-party or internal systems and networks may fail to operate properly or become disabled due to deliberate attacks or unintentional events. See “—EverBank is exposed to risks associated with EverBank’s computer systems and networks, third-party provider systems and networks and online commerce, including cybersecurity breaches that could result in theft, loss or unauthorized access to, or use or disclosure of, information, including personal information.” Additionally, EverBank’s internal systems and networks and those of third parties EverBank relies on may not operate properly because of significant increases in usage, such as, for example, as a result of a significant number of EverBank’s employees or EverBank’s customers seeking to access EverBank’s systems remotely. EverBank’s operations can be vulnerable to disruptions from human error, natural disasters, power outages, accidents, telecommunication failures, data loss and other unforeseen events.
In addition, the failure of a third-party to perform in accordance with the contracted arrangements under service level agreements as a result of changes in the third-party’s organizational structure, financial position, support for existing products and services, strategic focus, system interruption or breaches, or for any other reason, could be disruptive to EverBank’s operations, which could have a material adverse effect on EverBank’s business, financial position and results of operations. EverBank’s third-party applications may include confidential and proprietary data provided by vendors and by EverBank, including personal employee and/or customer data. While EverBank conducts due diligence prior to engaging with third-party vendors and performs ongoing monitoring of vendor controls, EverBank does not control their operations. Further, while EverBank’s vendor management policies and practices are designed to comply with current regulations, these policies and practices cannot eliminate this risk. Any problems caused by third parties, including those resulting from disruptions in communication services provided by a third party, failure of a third party to handle current or higher volumes, failure of a third party to provide services for any reason or poor performance of services, or the termination of a third-party software license or service agreement on which any of these systems is based, could adversely affect EverBank’s ability to deliver products and services to EverBank’s customers and otherwise conduct EverBank’s business. In many cases, EverBank’s operations rely heavily on the secure processing, storage and transmission of information and the monitoring of a large number of transactions on a minute-by-minute basis, and even a short interruption in service could have significant consequences. Financial or operational difficulties of a third-party service provider could adversely affect EverBank’s operations if those difficulties interfere with the service provider’s ability to serve EverBank effectively or at all. Replacing these third parties could also create significant delays and expense. Accordingly, use of such third parties creates an inherent risk to EverBank’s business operations.
EverBank is exposed to risks associated with EverBank’s computer systems and networks, third-party provider systems and networks and online commerce, including cybersecurity breaches that could result in theft, loss or unauthorized access to, or use or disclosure of, information, including personal information.
EverBank conducts a substantial portion of EverBank’s business over the internet. EverBank relies heavily upon data processing, including loan servicing and deposit processing, software, communications and information systems and networks from a number of third parties to conduct EverBank’s business. EverBank’s internal systems and networks and those of third parties EverBank relies on can be subject to computer viruses or other malicious code, cyber-attacks, such as denial of service attacks, spam attacks, ransomware attacks, phishing or other social engineering campaigns, credential stuffing, account takeovers, hacking or identity theft, employee errors or malfeasance, any of which could result in the loss, theft or unauthorized access to, or use or disclosure of, information relating to customers and employees, including their personal information, identity theft, the loss of unique pin codes and/or the loss of funds.
Cybersecurity attacks and disruptions are occurring globally with greater frequency and magnitude, in part because of the proliferation of new technologies, the use of the internet and telecommunications technologies to conduct financial transactions, geopolitical events, and the increased sophistication and activities of organized crime, hackers, terrorists, state actors and other external parties. In addition, hardware, software, or applications EverBank develops or procures from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise EverBank’s information security. Unauthorized parties may also attempt to gain access to EverBank’s systems or facilities, or those of third parties with whom EverBank does business, through fraud, trickery, or other forms of deceiving EverBank’s team members, contractors, and temporary staff. Financial institutions have reported breaches in the security of their websites or other systems, some of which have involved sophisticated and targeted attacks intended to obtain unauthorized access to confidential information, including personal information, destroy data, disable or degrade services, or sabotage systems, often through the introduction of computer viruses or malware, cyber-attacks and other means. Such threats may see their frequency increased and effectiveness enhanced by the use of artificial intelligence.
EverBank and its third-party vendors have been subject to cyber-attacks and EverBank can never be certain that all of EverBank’s systems and networks are entirely free from vulnerability to breaches of security or other technological difficulties or failures. These events may obstruct EverBank’s ability to provide services and process transactions for EverBank’s clients. An incident could put EverBank’s client confidential information, including personal information, at risk. EverBank monitors and modifies, as necessary, EverBank’s protective measures in response to the perpetual evolution of cyber threats. As threats continue to evolve, EverBank may be required to expend additional resources to continue to modify or enhance EverBank’s protective measures or to investigate and remediate information security vulnerabilities. Furthermore, due to the nature of cyber-attacks, EverBank may fail to discover a cyber-attack on EverBank’s systems, which could continue over several months before it is identified and curtailed.
Any failure, interruption or breach in the security of any of EverBank’s information systems or networks or those of third parties EverBank relies on, or other cyber incidents, could have an adverse impact on, among other things, EverBank’s revenue, operations, ability to attract and maintain clients and business reputation. In addition, as a result of any breach, EverBank could incur higher costs to conduct EverBank’s business, to increase protection, or to remediate any breach. Furthermore, as EverBank is ultimately accountable for the actions of the third-party vendors that support EverBank, EverBank’s clients could hold EverBank accountable and terminate their accounts due to a cyber incident that occurs on the system of one of EverBank’s third-party partners. If EverBank or EverBank’s vendors experience a data security breach or fail to detect and appropriately respond to data security breaches, EverBank would be exposed to government enforcement actions, civil litigation and possible financial liability, and EverBank’s cyber-insurance coverage may not be sufficient to cover all losses. As cybersecurity threats continue to evolve, EverBank may be required to expend significant additional resources to continue to modify or enhance EverBank’s protective measures or to investigate and remediate any information security vulnerabilities. Any of the risks described above could materially adversely affect EverBank’s overall business, financial position and results of operations.
EverBank, or third parties from whom EverBank licenses critical information technology systems, have been, and in the future may be, alleged to have infringed upon intellectual property rights owned by others.
Competitors or other third parties have in the past alleged, and in the future may allege, that EverBank, or consultants or other third parties retained or indemnified by EverBank or from whom EverBank licenses critical information technology systems, infringe on their intellectual property rights. EverBank is susceptible to this in light of its digital-first business plan. Given the complex, rapidly changing and competitive technological and business environment in which EverBank operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against EverBank or EverBank’s vendors may cause EverBank to spend significant amounts to defend the claim (even if EverBank ultimately prevails); pay significant money damages; lose significant revenues; be prohibited from using the relevant systems, processes, technologies or other intellectual property; cease offering certain products or services or to incur significant license, royalty or technology development expenses. Claims of infringement, misappropriation or other violation may be extremely broad, and it may not be possible for EverBank to conduct EverBank’s operations in such a way as to avoid all such alleged violations of such intellectual property rights. Even in instances where EverBank believes that claims and allegations of intellectual property infringement against EverBank are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of EverBank’s management and employees. Furthermore, an adverse outcome in any such matter may require EverBank to pay substantial damages or otherwise adversely affect EverBank’s business. If EverBank is required to enter into a royalty or license agreement, it may be unavailable on terms acceptable to EverBank, or at all, and may require significant payments. In addition, although in some cases a third party may have agreed to indemnify EverBank for such costs, such indemnifying party may refuse, or be unable, to uphold its contractual obligations.
The development and use of artificial intelligence (“AI”) presents risks and challenges that may adversely impact EverBank’s business.
EverBank or EverBank’s third-party (or fourth-party) vendors, clients or counterparties may develop or incorporate AI technology in certain business processes, services, or products. The development and use of AI presents a number of risks and challenges to EverBank’s business. The legal and regulatory environment relating to

AI is uncertain and rapidly evolving, both in the U.S. and internationally, and includes regulatory schemes targeted specifically at AI as well as provisions in intellectual property, privacy, consumer protection, employment, and other laws applicable to the use of AI. These evolving laws and regulations could require changes in EverBank’s implementation of AI technology and increase EverBank’s compliance costs and the risk of non-compliance. AI models, particularly generative AI models, may produce output or take action that is incorrect, that reflects biases included in the data on which they are trained, that results in the release of private, confidential, or proprietary information, that infringes on the intellectual property rights of others, or that is otherwise harmful. In addition, the complexity of many AI models makes it difficult to understand why they are generating particular outputs. This limited transparency increases the challenges associated with assessing the proper operation of AI models, understanding and monitoring the capabilities of the AI models, reducing erroneous output, eliminating bias, and complying with regulations that require documentation or explanation of the basis on which decisions are made. Further, EverBank may rely on AI models developed by third parties, and, to that extent, would be dependent in part on the manner in which those third parties develop and train their models, including risks arising from the inclusion of any unauthorized material in the training data for their models and the effectiveness of the steps these third parties have taken to limit the risks associated with the output of their models, matters over which EverBank may have limited visibility. Any of these risks could expose EverBank to liability or adverse legal or regulatory consequences and harm EverBank’s reputation and the public perception of EverBank’s business or the effectiveness of EverBank’s security measures.
Fraud remains an elevated risk for EverBank and for all banks, and as such, EverBank may experience increased losses due to fraud.
Like the financial services industry overall, fraud risk continues to be a significant risk for EverBank. For example, deposit fraud (check kiting, ACH, wire fraud, etc.) continue to be significant sources of fraud attempts and losses in EverBank’s consumer banking business. Moreover, EverBank’s commercial clients have experienced increased levels of financial fraud risk as well, often requiring EverBank’s involvement and assistance because of EverBank’s banking relationship with these clients. In addition to cybersecurity risks, new techniques, including some aided by AI technologies, have made it easier for bad actors to obtain and use client personal information, mimic signatures, and otherwise create false documents that look genuine. Fraud schemes are broad and can include debit card/credit card fraud, check fraud, NSF fraud, mechanical devices attached to ATM machines, social engineering and phishing attacks to obtain personal information, impersonation of EverBank’s clients through the use of falsified or stolen credentials, employee fraud, information fraud, and other malfeasance. The methods used to perpetrate and combat fraud continue to evolve as technology changes and more tools for access to financial services emerge, such as real-time payments. In particular, in recent years, fraud attempted at EverBank, National Association has evolved from activity primarily perpetrated by individuals to large scale fraud activity coordinated by sophisticated criminal rings, with such rings running mule scams and impersonation scams that have impacted a greater number of EverBank’s customers. Criminals are also turning to new sources to steal personal information in order to impersonate EverBank’s clients to commit fraud. See “—EverBank is exposed to risks associated with EverBank’s computer systems and networks, third-party provider systems and networks and online commerce, including cybersecurity breaches that could result in theft, loss or unauthorized access to, or use or disclosure of, information, including personal information” for more information regarding risks related to cybersecurity breaches. In addition, when EverBank originates loans, EverBank relies heavily upon information supplied by loan applicants and third parties, including the information contained in the loan application, property appraisal, title information and employment and income documentation provided by third parties. If any of this information is misrepresented and such misrepresentation is not detected prior to loan funding, EverBank generally bears the risk of loss associated with the misrepresentation.
EverBank’s anti-fraud actions are both preventative (anticipating lines of attack, educating employees and clients, making operational changes) and responsive (remediating actual attacks). EverBank has established policies, processes, and procedures to identify, measure, monitor, mitigate, report, and analyze these risks. EverBank continues to invest in systems, resources, and controls to detect and prevent fraud. There are inherent limitations, however, to EverBank’s risk management strategies, systems, and controls as they may exist, or develop in the future. EverBank may not appropriately anticipate, monitor, or identify these risks. If EverBank’s risk management framework proves ineffective, EverBank could suffer unexpected losses, EverBank may have to expend resources detecting and correcting the failure in EverBank’s systems, and EverBank may be subject to potential claims from third parties and government agencies. EverBank may also suffer reputational damage. Any of these consequences could adversely affect EverBank’s business, financial condition or results of operations.

EverBank is required by law to promptly report certain transactions for which EverBank detects known or suspected fraud, and regulators often advise banks of new schemes to enable the entire industry to adapt as quickly as possible. However, some level of fraud loss is unavoidable, and the risk of loss cannot be eliminated.
EverBank’s reputation and business could be damaged by negative publicity.
Reputational risk, including as a result of negative publicity, is inherent in EverBank’s business. Negative publicity can result from actual or alleged conduct in a number of areas, including legal and regulatory compliance, lending practices, corporate governance, litigation, inadequate protection of customer data, illegal or unauthorized acts taken by third parties that supply products or services to EverBank, and ethical behavior of EverBank’s employees. Damage to EverBank’s reputation could adversely impact EverBank’s ability to attract new, and maintain existing, loan and deposit customers, employees and business relationships, and could result in increased regulatory scrutiny. Any such damage to EverBank’s reputation could exacerbate the other risks that EverBank faces and have a material adverse effect on EverBank’s business, financial position, results of operations and cash flows.
EverBank is dependent on key personnel and the growth of EverBank’s existing business lines and expansion into new products and services will require EverBank to attract new and retain key talent.
EverBank’s future success significantly depends on the continued services and performance of EverBank’s key management personnel. EverBank does not maintain “key person” insurance. EverBank believes EverBank’s management team’s depth and breadth of experience in the banking industry is integral to executing EverBank’s business plan. In addition, the growth of EverBank’s existing business lines and expansion into new products and services will require EverBank to attract new and retain key talent. The loss of the services of members of EverBank’s senior management team or other key employees or the inability to attract additional qualified personnel as needed could have a material adverse effect on EverBank’s business, financial position, results of operations and cash flows.
EverBank is subject to extensive government regulation and supervision.
EverBank operates in a highly regulated industry and is subject to a wide array of laws and regulations, including banking and consumer lending laws and regulations, that apply to every aspect of EverBank’s business and these laws can be uncertain and evolving. EverBank is subject to examination, supervision, and comprehensive regulation by various agencies, including the Federal Reserve Board (including through the examination and supervision authority of FRB Atlanta), the OCC, the FDIC, and the Consumer Financial Protection Bureau (the “CFPB”) and to a lesser extent, and in limited instances, certain state regulators. For additional information regarding laws and regulations to which EverBank is subject, see the section entitled “Description of EverBank’s Business” in this proxy statement.
EverBank’s compliance with these regulations is costly and potentially restricts certain of EverBank’s activities. For example, EverBank must obtain approval from EverBank’s regulators before engaging in certain activities, and EverBank’s regulators have the ability to compel EverBank to take, or restrict EverBank from taking, certain actions entirely, such as increasing dividends, entering into merger or acquisition transactions, acquiring or establishing new branches, and entering into, divesting or conforming certain businesses.
Additionally, banking agencies regularly conduct examinations of EverBank’s business, including compliance with applicable laws and regulations. If, as a result of an examination, a banking agency were to determine that the financial condition, capital resources, asset quality, asset concentration, earning prospects, management, liquidity, sensitivity to market risk, consumer compliance, or other aspects of any of EverBank’s operations have become unsatisfactory, or that EverBank or EverBank’s management is in violation of any law or regulation, it could take a number of different remedial actions as it deems appropriate. These actions include the power to enjoin “unsafe or unsound” practices, to require affirmative actions to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in EverBank’s capital or liquidity, to restrict EverBank’s growth, to change the asset composition of EverBank’s portfolio or balance sheet, to assess civil money penalties against EverBank’s officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate EverBank’s deposit insurance or appoint a receiver or conservator.
Certain laws and regulations, and any interpretations and applications, are generally intended primarily for the protection of EverBank’s depositors, EverBank’s customers, the financial system and the FDIC insurance fund, not

EverBank’s shareholders or creditors. Applicable rules and regulations may affect EverBank disproportionately compared to EverBank’s competitors or in an unforeseen manner. If EverBank becomes subject to any regulatory actions or fails to comply with the laws and regulations to which EverBank is subject, even if the failure was inadvertent or reflects a difference in interpretation or conflicting legal requirements, EverBank could be subject to restrictions on EverBank’s business activities, fines, criminal sanctions and other penalties, and/or damage to EverBank’s reputation with regulators, EverBank’s customers or the public, all of which could adversely affect EverBank’s business, financial position or results of operations. Hiring, training and retaining qualified compliance and legal personnel, and establishing and maintaining risk management and compliance-related systems, infrastructure and processes, is difficult and may lead to increased expenses. Further, implementation of new rules could require additional cost and negatively impact operating results.
The legislative and regulatory environment is beyond EverBank’s control, may change rapidly and unpredictably, and may negatively influence EverBank’s revenue, costs, earnings, growth, liquidity and capital levels. New and existing regulations and guidance issued by regulatory agencies may adversely affect EverBank’s ability to carry on EverBank’s business activities. Any of the laws or regulations to which EverBank is subject, regulations or their interpretations, may be modified or changed from time to time, and EverBank cannot be assured that such modifications or changes will not adversely affect EverBank.
Regulatory responses in connection with severe market downturns or unforeseen stress events may alter or disrupt EverBank’s planned future strategies and actions. Adverse developments affecting the overall strength and soundness of other financial institutions, the financial services industry as a whole and the general economic climate and the U.S. Treasury market could have a negative impact on perceptions about the strength and soundness of EverBank’s business even if EverBank is not subject to the same adverse developments.
EverBank is required to maintain capital to meet regulatory requirements.
EverBank and EverBank, National Association must each meet regulatory capital requirements and maintain sufficient liquidity. Banking institutions experiencing growth, especially those making acquisitions, are expected by applicable regulatory authorities to hold additional capital above regulatory minimums. From time to time, the regulators implement changes to these regulatory capital adequacy requirements.
Actions (if necessary) to increase capital may adversely affect EverBank. EverBank’s and EverBank, National Association’s ability to raise additional capital, when and if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, including investor sentiment regarding the banking industry and market condition, and governmental activities, many of which are outside EverBank’s control, and on EverBank’s financial condition and performance. Accordingly, EverBank cannot assure you that EverBank or EverBank, National Association will be able to raise additional capital if needed or on terms acceptable to EverBank. If EverBank fails to meet these capital and other regulatory requirements, EverBank’s financial condition, liquidity and results of operations would be materially and adversely affected.
A failure by EverBank or EverBank, National Association to remain “well capitalized” for bank regulatory purposes could affect customer confidence, EverBank’s ability to grow, EverBank’s costs of funds, and FDIC insurance costs, EverBank’s ability to pay dividends on common stock and make distributions on EverBank’s trust preferred securities, EverBank’s ability to make acquisitions or engage in new activities, and EverBank’s business, results of operations and financial condition. Similarly, a failure by EverBank or EverBank, National Association to satisfy certain regulatory capital buffer requirements could restrict EverBank’s ability to make capital distributions and certain other discretionary payments.
In addition, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and longstanding Federal Reserve Board policy, bank holding companies, including EverBank, are required to act as a source of financial and managerial strength for their subsidiary banks and to commit resources to support such subsidiary banks. Under this “source of strength” doctrine, the Federal Reserve Board may require a bank holding company to make capital injections into a troubled subsidiary bank and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection to the subsidiary bank may be required at times when the holding company may not have the resources to provide it and therefore may be required to borrow the funds or raise capital. Any loans by a holding company to its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by the bank holding company in order to make the required capital injection becomes more difficult and expensive and will adversely impact the bank holding company’s financial position, results of operations, and future prospects.
EverBank is subject to complex and evolving laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity, which could increase the cost of doing business, compliance risks and potential liability.
EverBank is subject to complex and evolving laws, regulations, rules, standards and contractual obligations governing data privacy and cybersecurity, which may differ and potentially conflict in various jurisdictions, and any failure to comply with these laws, regulations, rules, standards and contractual obligations could expose EverBank to liability and/or reputational damage. As new data privacy and cybersecurity-related laws, regulations, rules and standards are implemented, the time and resources needed for EverBank to comply with such laws, regulations, rules and standards, as well as EverBank’s potential liability for non-compliance and reporting obligations in the case of cyber-attacks or other similar incidents, may significantly increase. Compliance with these laws, regulations, rules and standards may require EverBank to change EverBank’s policies, procedures and technology for cybersecurity, which could, among other things, make EverBank more vulnerable to operational failures and to monetary penalties for breach of such laws, regulations, rules and standards.
In the United States, there are numerous federal, state and local data privacy and cybersecurity laws and regulations governing the collection, sharing, use, retention, disclosure, security, storage, transfer and other processing of personal information. At the federal level, EverBank is subject to, among other laws and regulations, the rules and regulations promulgated under the authority of the Federal Trade Commission and the Gramm Leach Bliley Act (the “GLBA”). Moreover, the U.S. Congress has recently considered, and is currently considering, various proposals for more comprehensive data privacy and cybersecurity legislation, to which EverBank may be subject if passed. At the state level, EverBank may be subject to laws and regulations such as the California Consumer Privacy Act, as amended by the California Privacy Rights Act (collectively, the “CCPA”). Numerous other states also have enacted, or are in the process of enacting or considering, comprehensive state-level data privacy and cybersecurity laws and regulations that share similarities with the CCPA. Moreover, laws in all 50 U.S. states require businesses to provide notice under certain circumstances to consumers whose personal information has been disclosed as a result of a data breach.
Further, while EverBank strives to publish and prominently display privacy policies that are accurate, comprehensive, and compliant with applicable laws, regulations, rules and industry standards, EverBank cannot ensure that EverBank’s privacy policies and other statements regarding EverBank’s practices will be sufficient to protect EverBank from claims, proceedings, liability or adverse publicity relating to data privacy and cybersecurity. Although EverBank endeavors to comply with EverBank’s privacy policies, EverBank may at times fail to do so or be alleged to have failed to do so. The publication of EverBank’s privacy policies and other documentation that provide promises and assurances about data privacy and cybersecurity can subject EverBank to potential government or legal action if they are found to be deceptive, unfair, or misrepresentative of EverBank’s actual practices. Any concerns about EverBank’s data privacy and cybersecurity practices, even if unfounded, could damage EverBank’s reputation and adversely affect EverBank’s business.
Any failure or perceived failure by EverBank to comply with EverBank’s privacy policies, or applicable data privacy and cybersecurity laws, regulations, rules, standards or contractual obligations, or any compromise of security that results in unauthorized access to, or unauthorized loss, destruction, use, modification, acquisition, disclosure, release or transfer of personal information, may result in requirements to modify or cease certain operations or practices, the expenditure of substantial costs, time and other resources, proceedings or actions against EverBank, legal liability, governmental investigations, enforcement actions, claims, fines, judgments, awards, penalties, sanctions and costly litigation (including class actions). Any of the foregoing could harm EverBank’s reputation, distract EverBank’s management and technical personnel, increase EverBank’s costs of doing business, adversely affect the demand for EverBank’s products and services, and ultimately result in the imposition of liability, any of which could have a material adverse effect on EverBank’s business, financial condition and results of operations.

Tax law changes could adversely affect EverBank’s financial position and results of operations.
EverBank is subject to federal and applicable state tax laws and regulations. Changes in these tax laws and regulations, some of which may be retroactive to previous periods, could increase EverBank’s effective tax rates and expected income tax expense and taxes payable and, as a result, could negatively affect EverBank’s current and future financial performance. Such changes may also negatively impact the financial position of EverBank’s customers and/or overall economic conditions.
Furthermore, tax laws and regulations are often complex and require interpretation. In the normal course of business, EverBank is routinely subject to examinations and challenges from federal and applicable state tax authorities regarding the amount of taxes due in connection with investments EverBank has made and the businesses in which EverBank has engaged. The challenges made by tax authorities may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions. If any such challenges are made and are not resolved in EverBank’s favor, they could have a material adverse effect on EverBank’s business, financial condition and results of operations.
EverBank’s “branch-lite” business model may attract regulatory criticism.
EverBank’s current business plan provides for the growth of EverBank, National Association through digital initiatives, supplemented by more traditional branch banking. Bank regulators may become less amenable to non-traditional banking models for a variety of reasons, including during times of economic uncertainty or banking instability. As a result, EverBank may experience increased oversight and scrutiny from banking regulators and may be required to make certain changes to EverBank’s business plan and operations in the future, which could adversely affect EverBank’s business, results of operations and financial condition.
EverBank has in the past been and may in the future be the subject of litigation, investigations and other proceedings which could result in legal liability and damage to EverBank’s reputation.
EverBank and certain of EverBank’s directors, officers and subsidiaries are named from time to time as defendants in litigation relating to EverBank’s business and activities. Past, present and future litigation has included or could include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. EverBank is also involved from time to time in other reviews, investigations and proceedings (both formal and informal) by governmental, law enforcement and self-regulatory agencies regarding EverBank’s business. These matters could result in adverse judgments, settlements, fines, penalties, injunctions, amendments and/or restatements of EverBank’s financial statements, determinations of material weaknesses in EverBank’s disclosure controls and procedures or other relief. Substantial legal liability or significant regulatory action against EverBank, even if such matters are ultimately determined in EverBank’s favor, could materially adversely affect EverBank’s business, financial position or results of operations, cause significant reputational harm to EverBank’s business, divert management attention from the operation of EverBank’s business and/ or result in additional litigation.
In addition, Sterling Bank was previously under formal investigation by the OCC for certain aspects of its Bank Secrecy Act/Anti-Money Laundering compliance program and its credit administration, including its former residential loan product, marketed as the Advantage Loan Program, which it resolved through a plea agreement (the “Plea Agreement”) with the U.S. Department of Justice (the “DOJ”) on July 19, 2023. Under the stock purchase agreement with Sterling Bancorp, Inc. (“Sterling Bancorp”), Sterling Bancorp agreed to indemnify EverBank from all losses customary for similar transactions and any other liabilities, obligations and commitments arising as a result of Sterling Bancorp being a publicly traded company or being subject to the Plea Agreement with the DOJ. However, Sterling Bancorp will not be liable to EverBank for any losses for any individual claim less than $50,000 or any losses unless such losses exceed an aggregate amount equal to $2,610,000. Accordingly, with the acquisition of Sterling Bank, these matters may result in adverse consequences to EverBank.
Moreover, in recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. EverBank has been and, in the future, could become subject to claims based on this or other evolving legal theories. Moreover, banks have recently faced increased scrutiny and litigation related to their practices involving the introduction of new savings account products having higher interest rates than existing savings account products.

PARTIES TO THE MERGER
WaFd, Inc.
WaFd, Inc. is the registered bank holding company for WaFd Bank, a federally insured Washington state-chartered commercial bank. WaFd Bank was founded on April 24, 1917 in Ballard, Washington, and is engaged primarily in providing lending, depository, insurance and other banking services to consumers, mid-sized to large businesses, and owners and developers of commercial real estate. WaFd, Inc., a Washington corporation, was formed as WaFd Bank’s holding company in November 1994, and is headquartered in Seattle, Washington. Shares of WaFd common stock are traded on Nasdaq under the symbol “WAFD.”
WaFd’s principal executive offices are located at 425 Pike Street, Seattle, Washington 98101 and its telephone number is (206) 624-7930.
For additional information about WaFd and its subsidiaries, see the documents incorporated by reference in this proxy statement in the section entitled “Where You Can Find More Information.”
EverBank Financial Corp
EverBank Financial Corp, a Delaware corporation, is a bank holding company that has elected to be treated as a financial holding company and conducts its banking operations through its wholly owned subsidiary EverBank, National Association, a diversified national bank headquartered in Jacksonville, Florida, with operations in California, New York, New Jersey, Missouri, North Carolina, Texas and Illinois. EverBank serves more than 400,000 customer accounts and distributes its banking products and services through an online banking platform, 39 full-service financial centers in California, Florida and New York and a strategic relationship with TIAA for deposit sweep and bank referral arrangements. EverBank is not a publicly traded company. Shares of EverBank common stock are held by private investors, including funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners, Sixth Street and Bayview Asset Management, along with TIAA.
EverBank’s principal executive offices are located at 301 West Bay Street, Jacksonville, Florida 32202 and its telephone number is (904) 623-8323.
For additional information about EverBank, please see the sections entitled “Description of EverBank’s Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EverBank.”

THE SPECIAL MEETING
WaFd is furnishing this proxy statement as part of the solicitation of proxies by the WaFd board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place of the Special Meeting
The special meeting will be held virtually on December 16, 2026, at 9:00 a.m. Pacific Time. To attend the special meeting online, please visit https://www.virtualshareholdermeeting.com/WAFD2026SM. You will need a 16-digit control number to participate in the virtual meeting.
To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may submit questions in advance of the special meeting or during the special meeting. To submit a question in advance, you must go to www.proxyvote.com and use your 16-digit control number. To submit a question during the meeting, you must first join the meeting with your 16-digit control number. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call (844) 986-0822 (U.S.) or (303) 562-9302 (International) for assistance.
Purpose of the Special Meeting
At the special meeting, shareholders of record will be asked to consider and vote on the following proposals:
1.
Stock Issuance Proposal: To approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance (the “stock issuance”) of shares of WaFd common stock to the shareholders of EverBank pursuant to the merger agreement;

2.	Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to WaFd’s named executive officers in connection with the merger; and
3.
Adjournment Proposal: To adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal.

Recommendation of the WaFd Board
After careful consideration, on September 5, 2026, the WaFd board unanimously (a) determined that the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein (including the bylaws amendment) are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the bylaws amendment and (c) recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement.
The WaFd board unanimously recommends that you vote “FOR” the stock issuance proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.
Record Date and Quorum
Each holder of record of shares of WaFd common stock as of the close of business on the record date is entitled to receive notice of, and to vote at, the special meeting. You will be entitled to one vote for each share of WaFd common stock that you owned on the record date. As of October 30, 2026, the record date, there were 74,020,856 shares of WaFd common stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, virtually or by proxy, of the holders of shares of the outstanding WaFd common stock representing a majority of the voting power of all outstanding shares of WaFd common stock entitled to vote at the special meeting constitutes a quorum for the special meeting.
If you are a shareholder of record of WaFd common stock and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your shares of WaFd common stock will be counted as part of the quorum. If you are a “street name” holder of shares of WaFd common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of WaFd common stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares will not be counted in determining the presence of a quorum.
All shares of WaFd common stock held by shareholders of record that are present at the special meeting virtually or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Vote Required for Approval
The stock issuance proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the stock issuance proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the stock issuance proposal.
The compensation proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the compensation proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the compensation proposal.
Whether or not a quorum is present, the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the adjournment proposal. A failure to vote or otherwise be present at the special meeting will have no effect on the adjournment proposal.
Effect of Abstentions; Broker Non-Votes
The stock issuance proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy. Therefore, abstentions will have no effect on this proposal.
The compensation proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy. Therefore, abstentions will have no effect on this proposal.
Whether or not a quorum is present, the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy. Therefore, abstentions will have no effect on this proposal.
A broker non-vote with respect to WaFd common stock occurs when (a) shares of WaFd common stock held by a bank, broker or other nominee are represented, virtually or by proxy, at a meeting of WaFd shareholders, (b) the bank, broker or other nominee has not received voting instructions from the beneficial owner on a particular proposal and (c) the bank, broker or other nominee does not have the discretion to direct the voting of the shares of WaFd common stock on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given.
Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters. As a result, there will not be any broker non-votes at the special meeting.
Accordingly, if your shares of WaFd common stock are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your shares, and your shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the approval of the stock issuance proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of the stock issuance proposal (assuming a quorum is present). Because the approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on such proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of the adjournment proposal.
Voting by WaFd’s Directors and Executive Officers
At the close of business on the record date, directors and executive officers of WaFd were entitled to vote 1,070,368 shares of WaFd common stock, representing approximately 1.4% of the shares of WaFd common stock issued and outstanding on that date. WaFd currently expects that WaFd’s directors and executive officers will vote their shares in favor of the stock issuance proposal, the compensation proposal and the adjournment proposal, although none of them has entered into any agreements obligating them to do so.
How to Vote
Shareholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time (i.e., 8:59 p.m. Pacific Time) on the day immediately preceding the date of the special meeting.
If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares will be voted in favor of that proposal. If you indicate “ABSTAIN” on a proposal to be voted, it will have no effect on the stock issuance proposal, the compensation proposal or the adjournment proposal.
If you wish to vote by proxy and your shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of WaFd common stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposals.
If you wish to vote at the special meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days. If you hold shares through a broker or other nominee, you will need your legal proxy available when you access the virtual meeting web page.
If you do not submit a proxy or otherwise vote your shares of WaFd common stock in any of the ways described above, assuming a quorum is present, it will have no effect on the approval of the stock issuance proposal, the compensation proposal or the adjournment proposal.
Revocation of Proxies
Any proxy given by a shareholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
•	by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;
•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101, stating that the proxy is revoked;

•	by submitting a later-dated proxy card relating to the same shares of WaFd common stock; or
•	by attending the virtual special meeting and voting at the special meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting).
“Street name” holders of shares of WaFd common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal or if a quorum is not present at the special meeting. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed. Your shares of WaFd common stock will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.
Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved).
The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days thereafter or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the special meeting.
Additionally, our bylaws provide that if less than a majority of the votes entitled to be cast on a matter are represented at the special meeting, a majority of the votes so represented may adjourn the special meeting from time to time without further notice if the new date, time or place is announced at the special meeting before the adjournment.
Solicitation of Proxies
WaFd is paying the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other associates by personal interview, telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for solicitation. In addition, WaFd has engaged MacKenzie Partners, Inc. to assist in distributing proxy materials and soliciting proxies and has agreed to pay a base fee of $18,500, plus reimbursement of its out-of-pocket expenses, for its services to be rendered on behalf of WaFd. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of WaFd common stock.
Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate the votes cast at the special meeting.
Questions and Additional Information
For additional questions about the special meeting, assistance in submitting proxies or voting shares of WaFd common stock, or additional copies of this proxy statement or the enclosed proxy card, please (a) write to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101; (b) call (206) 624-7930; or (c) contact WaFd’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at 1-800-322-2885.

PROPOSAL 1: STOCK ISSUANCE PROPOSAL
WaFd is asking its shareholders to approve, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of WaFd common stock pursuant to the merger agreement.
•
Rule 5635(a) requires shareholder approval with respect to issuances of common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock or assets of another company and are equal to 20% or more of the outstanding shares of common stock before the issuance.

•
Rule 5635(b) requires shareholder approval when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock or voting power of an issuer could constitute a change of control.

The WaFd board unanimously recommends that the shareholders vote “FOR” the stock issuance proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of WaFd common stock represented by such proxy card will be voted “FOR” the stock issuance proposal.
The approval of this proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the stock issuance proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the stock issuance proposal.

PROPOSAL 2: COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, WaFd is seeking a non-binding, advisory shareholder approval of the compensation of WaFd’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section entitled “The Merger—Interests of WaFd’s Directors and Executive Officers in the Merger.” The proposal gives WaFd shareholders the opportunity to express their views on the merger-related compensation of WaFd’s named executive officers.
The advisory vote on the compensation proposal is a vote separate and apart from the votes on the stock issuance proposal and the adjournment proposal. Accordingly, you may vote to approve the stock issuance proposal and/or the adjournment proposal and vote not to approve the compensation proposal, and vice versa. The approval of the compensation proposal by WaFd shareholders is not a condition to the completion of the merger. If the merger is completed, the merger-related compensation will be paid to WaFd’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if WaFd shareholders fail to approve the advisory vote regarding merger-related compensation.
The WaFd board unanimously recommends that shareholders vote “FOR” the compensation proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of WaFd common stock represented by such proxy card will be voted “FOR” the compensation proposal.
The approval of this proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the compensation proposal. Assuming a quorum is present, a failure to vote or otherwise be present at the special meeting will have no effect on the compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
WaFd’s shareholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes cast at the special meeting to approve the stock issuance proposal.
The WaFd board unanimously recommends that shareholders vote “FOR” the adjournment proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, then your shares of WaFd common stock represented by such proxy card will be voted “FOR” this proposal.
Whether or not a quorum is present, the approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting, whether virtually or represented by proxy (meaning that of the votes cast at the special meeting, a majority of them must be voted “for” the proposal for it to be approved). Abstentions will have no effect on the adjournment proposal. A failure to vote or otherwise be present at the special meeting will have no effect on the adjournment proposal.
For a description of the notice requirements applicable to an adjourned meeting, see the section entitled “The Special Meeting—Adjournments and Postponements.”

THE MERGER
Overview
WaFd entered into the merger agreement with EverBank on September 6, 2026. Under the terms of the merger agreement, subject to the satisfaction or waiver of specified closing conditions, EverBank will merge with and into WaFd, with WaFd continuing as the surviving corporation in the merger and electing to be treated as a financial holding company. Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp and WaFd Bank will merge with and into EverBank, National Association, with EverBank, National Association continuing as the surviving bank in the bank merger. The WaFd board has determined that the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein (including the bylaws amendment) are advisable and in the best interests of WaFd and its shareholders and has approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the bylaws amendment.
If the merger is completed, each outstanding share of EverBank common stock, other than certain shares as set forth in the merger agreement, will be converted into, and cancelled in exchange for, the right to receive a number of shares of WaFd common stock equal to the exchange ratio. Holders of EverBank common stock will receive cash in lieu of fractional shares. As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing.
Background of the Merger
As part of the ongoing consideration and evaluation of WaFd’s long-term prospects and strategies, WaFd’s board of directors (the “board” or “WaFd’s board”) and management have regularly reviewed WaFd’s strategic options and prospects, with the goal of enhancing value for its shareholders. WaFd has been publicly traded since its initial public offering (“IPO”) in November 1982 and has delivered meaningful returns to shareholders with total shareholder return at approximately 36,000% since the IPO through the trading date immediately prior to the announcement of the merger with EverBank. WaFd’s board regularly reviews changes in the market over time and risks to WaFd’s business model going forward in order to best position WaFd to deliver value for its shareholders over the long-term.
These reviews have focused on, among other things, WaFd’s strategy to become a diversified commercial bank, prospects and developments in the financial services industry, the importance of scale and the necessary investments in technology and human capital required to meet WaFd’s strategic goals given the competitive landscape, and strategic alternatives and potential acquisition or business combination opportunities.
In connection with these reviews, Mr. Brent Beardall, WaFd’s chief executive officer, periodically engaged in high-level, exploratory discussions with representatives of other financial institutions (not including EverBank), ranging from smaller institutions to institutions of comparable size and larger institutions, relating to potential strategic alternatives, including possible business combination opportunities, and regularly updated WaFd’s board of directors on these discussions. None of these discussions advanced beyond a preliminary stage or resulted in specific proposals or transaction terms.
Mr. Beardall and Mr. Greg Seibly, EverBank’s chief executive officer, have known each other for two decades and from time to time have discussed their general views with respect to market conditions and industry trends, challenges and opportunities, particularly with regard to the current operating environment, the mergers and acquisitions landscape, the importance of technology investment and the need for scale to remain competitive, and other matters of mutual interest to their respective institutions. These discussions occurred during the course of investor and banking industry conferences and other settings but did not include discussions regarding any potential merger or other business combination involving WaFd.
In February 2026, the two chief executive officers had a conversation during which Mr. Seibly informed Mr. Beardall that EverBank was beginning to engage in a process to explore strategic alternatives that could provide a liquidity path for its major investors. Mr. Seibly advised that alternative liquidity paths could include a sale, a reverse merger or an initial public offering. Messrs. Seibly and Beardall discussed that a combination of WaFd and EverBank could be worth exploring further given the complementary nature of the two franchises. Mr. Seibly noted

that EverBank’s major investors were focused initially on gauging interest from other financial institutions in a possible acquisition of EverBank as opposed to a reverse merger with a company like WaFd but would keep Mr. Beardall informed of any relevant updates. Mr. Beardall briefed Stephen Graham, WaFd’s chairman of the board of directors, regarding such conversation.
After such conversation and from time to time through April 2026, the two chief executive officers spoke to each other about their respective companies, with Mr. Seibly visiting Mr. Beardall in Seattle on April 14, 2026 where the two discussed WaFd’s and EverBank’s respective businesses, operations and strategies and Mr. Seibly updated Mr. Beardall on EverBank’s transformation of its business since Mr. Seibly’s appointment as EverBank chief executive officer in 2023 and the current strategic process. Mr. Seibly noted that while EverBank continued to gauge interest from other financial institutions in a possible acquisition of EverBank, EverBank and its major investors had developed greater interest in evaluating a merger between EverBank and WaFd given the complementary nature of the two franchises and potential for significant long term shareholder value that could be achieved in such a combination.
At a regularly scheduled board meeting on May 12, 2026, Mr. Beardall updated the WaFd board of directors regarding his conversations with Mr. Seibly, with the board expressing support for Mr. Beardall to continue to engage in such preliminary discussions regarding a potential merger with EverBank.
On May 22, 2026, a representative of EverBank sent Mr. Beardall a draft confidentiality agreement. Following receipt of such draft, Mr. Beardall informed Mr. Seibly that WaFd would conduct an initial preliminary review to learn more about EverBank but would not engage in a comprehensive due diligence review at this time while EverBank was standing up a process to secure indications of interest from financial institutions seeking to acquire EverBank. On May 28, 2026, WaFd and EverBank entered into a mutual confidentiality agreement.
On June 5, 2026, Mr. Seibly asked Mr. Beardall to meet to discuss EverBank’s interest in pursuing a potential merger transaction with WaFd, the complementary nature of the two franchises and the potential benefits of such a transaction.
On June 17, 2026, Mr. Seibly and Robert Radway, EverBank’s chairman of the board of directors, met with Mr. Beardall in Seattle to discuss the feasibility, benefits and risks of a possible merger of EverBank and WaFd. Mr. Seibly and Mr. Radway also informed Mr. Beardall that while EverBank was continuing to run its process with other financial institutions expressing interest in acquiring EverBank, given the developments in the process to date EverBank was also interested in more actively exploring a combination with WaFd given the significant long-term value that they believed could be created for shareholders of the combined company. They told Mr. Beardall that, following this meeting, they expected to deliver a term sheet laying out key financial and governance terms for a possible merger transaction. Mr. Beardall indicated that the interest in exploring a possible merger was mutual and he would review these matters with WaFd’s board of directors and, following such meeting, briefed Stephen Graham, WaFd’s chairman of the board of directors.
On June 25, 2026, Mr. Seibly sent a non-binding term sheet for a potential merger transaction (the “initial term sheet”) to Mr. Beardall, which proposed that EverBank stockholders would own approximately 59.6% of the combined company and WaFd shareholders would own approximately 40.4% of the combined company. In addition, the initial term sheet outlined a transaction structure in which EverBank would merge into WaFd and provided detail on the management, governance and board composition of the combined company, with a proposed board size of 11 to 13 directors, Mr. Radway to serve as chairman, Mr. Seibly to serve as chief executive officer and Mr. Beardall to serve as president.
On July 2, 2026, WaFd’s board of directors held a meeting to discuss a potential merger with EverBank. Mr. Beardall updated the board on his discussions with EverBank and provided the board an overview of EverBank’s business and the initial term sheet received from EverBank. Representatives of Keefe, Bruyette & Woods (“KBW”), WaFd’s financial advisor, joined for a portion of the meeting to provide the board with an overview of the current state of the banking industry and review financial matters for the board to consider in evaluating a potential merger with EverBank, including both potential financial benefits and risks that could result from such a merger. The board discussed such matters along with WaFd’s prior contacts with other financial institutions regarding strategic alternatives, including possible business combination opportunities (none of which advanced beyond a preliminary stage or resulted in specific proposals or transaction terms) and the risks and challenges to implementing WaFd’s stand-alone plan to become a diversified commercial bank. Following discussion, WaFd’s directors expressed their support for Mr. Beardall continuing to discuss a potential merger with

EverBank and directed Mr. Beardall and other members of WaFd management to begin a comprehensive due diligence review of EverBank and an assessment of the benefits and risks of such a transaction and prepare a data room that would allow EverBank to conduct due diligence on WaFd.
From July 2, 2026 through the execution of the merger agreement, WaFd and EverBank exchanged information regarding the WaFd and EverBank businesses and conducted mutual due diligence.
On July 10, 2026, WaFd engaged Simpson Thacher & Bartlett LLP (“Simpson Thacher”) as legal advisor to WaFd.
On July 16, 2026 and July 23, 2026, WaFd’s board of directors met to discuss the potential merger with EverBank and the initial term sheet, including the ownership percentage split and the management, governance and board composition of the combined company, along with the fact that EverBank was continuing to run its process with other financial institutions expressing interest in acquiring EverBank. At the meeting on July 23, 2026, KBW reviewed financial matters relating to a potential range of ownership splits between the WaFd and EverBank shareholders and Simpson Thacher discussed with the board certain legal considerations, including the directors’ fiduciary duties in connection with their consideration of a potential merger with EverBank. WaFd management detailed its plan to conduct comprehensive due diligence and its strategy to use both internal resources and external diligence consultants, with key areas of focus to include the quality of EverBank’s balance sheet and durability of earnings of the combined company.
On July 28, 2026, Mr. Radway and Patrick Rusnak, EverBank’s chief financial officer, had dinner with Mr. Beardall in New York to discuss the potential merger and the initial term sheet, and on the following day, Mr. Beardall and Erin Hill, an independent director on WaFd’s board of directors, met in New York with the EverBank board of directors and representatives of certain of EverBank’s major investors to discuss WaFd’s business, operations and strategy, the opportunities to create a well-capitalized, $75 billion diversified commercial bank through a merger between EverBank and WaFd and the potential benefits and risks with respect to such a transaction.
On July 31, 2026, Mr. Beardall sent comments on the initial term sheet to Mr. Seibly, with a proposed revised ownership split where EverBank stockholders would own approximately 57.8% of the combined company and WaFd shareholders would own approximately 42.2% of the combined company.
On August 2, 2026, Mr. Seibly met with Mr. Graham and Mr. Beardall in Seattle to discuss the potential merger and the initial term sheet, with Mr. Seibly noting that while EverBank continued to explore a strategic alternative with another financial institution, EverBank and its major investors remained very interested in also exploring a combination with WaFd given the significant long-term value that they believed could be created for shareholders of the combined company.
On August 10, 2026, Mr. Seibly sent a letter to Mr. Beardall that proposed an ownership split in which WaFd shareholders would own approximately 40.4% of the combined company, along with a more detailed non-binding term sheet (the “long form term sheet”) that included (i) terms with respect to management, governance and board composition of the combined company consistent with the initial term sheet and (ii) detailed provisions regarding other terms for a definitive merger agreement and a shareholders agreement between EverBank’s shareholders and WaFd.
On August 11, 2026, WaFd’s board of directors met and reviewed the long form term sheet with WaFd management, Simpson Thacher and KBW, and on August 12, 2026, Mr. Beardall sent Mr. Seibly comments on the long form term sheet, proposing a revised ownership split where EverBank stockholders would own approximately 58.75% of the combined company and WaFd shareholders would own approximately 41.25% of the combined company. Mr. Beardall also sent a draft exclusivity agreement with restrictions ending on September 13, 2026.
From August 12 through August 17, 2026, WaFd and EverBank, with the assistance of the parties’ respective legal and financial advisors, negotiated the long form term sheet and exclusivity agreement (which did not prohibit EverBank from continuing to facilitate other parties’ evaluation of a transaction with EverBank).
WaFd’s board of directors met on August 15, 2026 and August 17, 2026 to discuss the long form term sheet and exclusivity agreement with WaFd’s management, Simpson Thacher and KBW. Mr. Radway and Mr. Seibly joined for a portion of the August 17, 2026 meeting to discuss (and answer questions regarding) their views on the benefits of a possible merger, EverBank’s business and operations, and the integration of the two companies. Following discussion, the WaFd board approved the exclusivity agreement and attached long form term sheet reflecting the parties’ understanding regarding key terms for a potential merger negotiated to that point, including: (i) an ownership split with EverBank stockholders owning approximately 59.175% of the combined company and WaFd shareholders owning approximately 40.825% of the combined company; (ii) a combined company board consisting of 13 directors (seven legacy EverBank directors and six legacy WaFd directors); (iii) for a four year period after closing, any replacement to fill a legacy WaFd director seat to be selected by certain remaining legacy WaFd directors; (iv) the right for five of EverBank’s major investors to each nominate one of the seven legacy EverBank directors for a four year period following the closing, subject to maintaining the agreed-upon ownership threshold; (v) Mr. Radway serving as chairman of the board of the combined company; (vi) Mr. Seibly serving as chief executive officer of the combined company; (vii) supermajority protections in the WaFd bylaws regarding certain of the governance provisions (including any change in role or termination of Mr. Beardall or Mr. Seibly); (viii) share transfer restrictions for the EverBank stockholders receiving WaFd common shares in the merger (with the combined company to provide customary registration rights to such holders); (ix) certain merger agreement terms, including regulatory efforts covenants, closing conditions and termination provisions (and a 3.75% termination fee payable in certain situations); and (x) a transaction structure in which EverBank would merge into WaFd (with WaFd the legal acquiror and EverBank the accounting acquiror), immediately followed by WaFd Bank merging into EverBank, N.A. Following the meeting, WaFd and EverBank entered into the exclusivity agreement, with restrictions ending on September 8, 2026.
On August 22, 2026, EverBank’s legal advisor Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) delivered an initial draft of the merger agreement and WaFd bylaw amendments reflecting the agreed governance terms to Simpson Thacher and on August 28, 2026, Wachtell Lipton sent a draft shareholders agreement to Simpson Thacher, in each case based generally on the long form term sheet. From receipt of such drafts through September 6, 2026, the parties continued to negotiate the terms of, and exchanged drafts of, the merger agreement, shareholders agreement, WaFd bylaw amendments and related documentation.
On August 27, 2026, WaFd’s board of directors met to receive updates on the proposed merger and findings from the ongoing due diligence. Representatives of Simpson Thacher and KBW attended the meeting. Mr. Beardall summarized for the board the key rationales and potential benefits of a merger with EverBank, and noted the conversations that management had in recent periods with other financial institutions regarding strategic alternatives, including possible business combination opportunities, none of which had advanced beyond a preliminary stage or resulted in specific proposals or transaction terms. WaFd’s management and diligence consultants discussed with the board WaFd’s due diligence and risk assessment of the proposed merger, including with respect to EverBank’s loan portfolio, deposits, IT systems and integration risk and other legal, regulatory and compliance matters. Representatives of Simpson Thacher discussed with the board the terms of the merger agreement and investor support agreement as negotiated at that point.
From August 30, 2026 through September 6, 2026 the parties and their respective counsel also negotiated the terms of an employment agreement and letter agreement for Mr. Beardall and a letter agreement for Ms. Kim Robison, WaFd’s chief operating officer, containing terms regarding post-closing service arrangements for Mr. Beardall and Ms. Robison with the combined company as described under “—Interests of WaFd’s Directors and Executive Officers in the Merger.” Such agreements were executed on September 6, 2026 following approval by the independent directors on WaFd’s board of directors on September 5, 2026 as described below.
On September 2, 2026, WaFd’s board of directors met to receive further updates on the proposed merger. Representatives of Simpson Thacher and KBW attended the meeting. Mr. Radway and Mr. Seibly joined for a portion of the meeting to discuss (and answer questions regarding) their views on the complementary nature of the two franchises, timing regarding announcement of a transaction, integration matters, interest rate risk mitigation measures and other transaction matters. Representatives of Simpson Thacher reviewed and discussed with the board the terms of the merger agreement, shareholders agreement and bylaw amendments (and, without WaFd management present, discussed with the independent directors the proposed post-closing arrangements with respect to Mr. Beardall and Ms. Robison referred to above). Representatives of KBW reviewed with the board, among other matters, the financial aspects of the proposed merger on a preliminary basis based on the proposed ownership split and resulting exchange ratio as well as potential market reaction.
On September 5, 2026, WaFd’s board of directors met to consider the proposed merger. The independent directors separately discussed without WaFd management present the proposed post-closing arrangements with respect to Mr. Beardall and Ms. Robison as described under “—Interests of WaFd’s Directors and Executive Officers in the Merger.” When the full board reconvened, a Simpson Thacher representative reviewed with the board changes to the transaction documents previously discussed with the board. KBW again reviewed the financial aspects of the potential transaction and rendered to WaFd’s board of directors its opinion, which was initially rendered verbally and confirmed in a written opinion dated September 5, 2026, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW as set forth in its written opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to WaFd. See “—Opinion of WaFd’s Financial Advisor.” Following further discussion, during which the directors considered the matters reviewed and discussed at that meeting and prior meetings, including the factors described under the section of this proxy statement entitled “—WaFd’s Reasons for the Merger; Recommendations of the WaFd Board of Directors,” WaFd’s board of directors unanimously (a) determined that the merger agreement, the shareholders agreement and the transactions contemplated by such agreements are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the WaFd bylaw amendments; and (c) recommended that WaFd’s shareholders approve the issuance of shares of common stock contemplated by the merger agreement. The independent directors approved the post-closing arrangements with respect to Mr. Beardall and Ms. Robison referred to above.
On September 6, 2026, WaFd and EverBank executed the merger agreement and WaFd and EverBank’s major investors, directors and certain of its executive officers executed the shareholders agreement to be effective upon the closing. The transaction was announced on September 7, 2026, in a press release jointly issued by WaFd and EverBank.
WaFd’s Reasons for the Merger; Recommendations of the WaFd Board of Directors
After careful consideration, on September 5, 2026, the WaFd board unanimously (a) determined that the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein (including the bylaws amendment) are advisable and in the best interests of WaFd and its shareholders, (b) approved the merger agreement, the shareholders agreement and the transactions and agreements contemplated therein and approved the bylaws amendment and (c) recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement. In reaching this decision, the WaFd board evaluated the merger agreement, the shareholders agreement, the bylaws amendment, the merger and the other matters contemplated by the transaction documents in consultation with WaFd’s management, as well as with WaFd’s legal and financial advisors and diligence consultants, and considered a number of factors, including the following:
•
each of WaFd’s and EverBank’s business, operations, financial condition, asset quality, earnings, prospects, and legal and regulatory compliance, including its review and discussions with WaFd’s management, legal and financial advisors and diligence consultants concerning WaFd’s comprehensive due diligence review of EverBank;

•
the anticipated pro forma financial impact of the merger on the combined company, including the expected positive impact on certain financial metrics (such as earnings per share and return on tangible common equity), the expected realization of cost synergies and the benefits of a more diversified loan portfolio;

•
the complementary nature of WaFd’s and EverBank’s businesses and prospects and the resulting opportunities to (a) accelerate WaFd’s strategy to become a diversified commercial bank, (b) provide economies of scale in attractive markets, (c) invest in technology and expanded product offerings, (d) achieve synergies, (e) enhance growth and risk-adjusted returns through a more diversified revenue mix and funding base, (f) pursue a go-forward business strategy that could deliver meaningfully improved shareholder returns without depending primarily on increasing low-cost deposits, and (g) provide a new channel for deposit growth through a direct digital bank that has been stable through cycles;

•	its expectation that the combined company would have a strong regulatory capital position and high quality assets;
•	its expectation that the required regulatory approvals could be obtained in a timely fashion;
•
its belief that the two companies’ corporate cultures are similar and compatible, which would facilitate integration and enhance the likelihood that the benefits WaFd expects to achieve as a result of the merger will be realized;

•
WaFd’s and EverBank’s shared views regarding the best approach to combining and integrating the two companies, including branding strategies, structured to maximize the potential for synergies and minimize the potential loss of customers and employees and to further diversify the combined company’s operating risk profile compared to the risk profile of either company on a standalone basis;

•	WaFd’s and EverBank’s past records of integrating acquisitions and of realizing expected financial and other benefits of such acquisitions;
•
the board governance and executive leadership structure for the combined company, including that (a) six of the 13 total directors on the board of directors of the combined company would be legacy WaFd directors, (b) Mr. Seibly would serve as Chief Executive Officer of the combined company and Mr. Beardall would serve as President of the combined company and (c) WaFd’s bylaws would be amended to preserve certain governance arrangements generally for the period of four years following the merger;

•
its view that no other strategic alternatives likely to be available to WaFd could deliver the benefits (financial or otherwise) that could be achieved in the proposed merger with EverBank, including because WaFd’s management had periodically engaged in high-level, exploratory discussions with representatives of other financial institutions relating to potential strategic alternatives, including possible business combination opportunities, none of which advanced beyond a preliminary stage or resulted in specific proposals or transaction terms;

•
its understanding of the current and prospective environment in which WaFd and EverBank operate, including national, regional and local economic conditions, increasing competition from both banks and non-bank financial and financial technology firms, current financial market conditions and other economic factors, the likely effect of these factors on WaFd both with and without the merger, and the combined company’s potential growth, development, productivity and strategic options;

•
the fact that the ownership percentage between WaFd’s and EverBank’s shareholders would be fixed (with WaFd’s shareholders to own approximately 40.825% of the total issued and outstanding shares of WaFd common stock on a fully diluted basis immediately following the merger), which the WaFd board believed was consistent with the strategic purpose of the transaction and allowed the existing WaFd shareholders to participate in the potential future growth and earnings of the combined company;

•
the opinion, dated September 5, 2026, of KBW to the WaFd board as to the fairness, from a financial point of view and as of the date of the opinion, to WaFd of the exchange ratio in the merger, as more fully described below in the section entitled “—Opinion of WaFd’s Financial Advisor”;

•	the fact that the holders of WaFd common stock will have an opportunity to vote on the issuance of shares of WaFd common stock to the EverBank shareholders in the merger; and
•
the terms of the merger agreement, the shareholders agreement, the bylaws amendment and the other transaction documents, which the WaFd board reviewed with Simpson Thacher & Bartlett LLP (“Simpson Thacher”) and, with respect to financial terms, KBW.

The WaFd board also considered the potential risks related to the transaction. The WaFd board concluded that the anticipated benefits of combining with EverBank were likely to outweigh these risks substantially. These potential risks included:
•
the possibility that the anticipated benefits of the transaction (including the positive expected impact on earnings per share and return on tangible common equity and synergies expected to be achieved) will not be realized when expected or at all;

•	the possibility that the price of WaFd common stock could be negatively impacted over the short term, as has been experienced in other similar transactions;
•
the possibility of encountering difficulties in successfully integrating the businesses, business models, compensation systems, operations and workforces of WaFd and EverBank, including risks associated with employee attrition;

•	the costs to be incurred in connection with the merger and integration, which could be higher than expected, including as a result of unexpected factors or events;

•	the possible diversion of management attention and resources from other strategic opportunities and operational matters while working to implement the transaction and integrate the two companies;
•	the potential effect of the merger on WaFd’s overall business, including its relationships with customers, employees, suppliers and regulators;
•	the risk of losing key WaFd employees during the pendency of the merger and thereafter;
•	the book value dilution to current WaFd shareholders from the issuance of additional shares of WaFd common stock in the merger;
•
the risk that the regulatory and other approvals required in connection with the merger may not be received in a timely manner or at all or may impose conditions that may adversely affect the anticipated benefits (financial or otherwise) of the combined company;

•
the restrictions on the conduct of WaFd’s business during the period between execution of the merger agreement and the consummation of the merger, which could potentially delay or prevent WaFd from undertaking business opportunities that might arise or certain other actions it might otherwise take with respect to its operations absent the pendency of the merger;

•	the potential for legal claims challenging the merger; and
•	the other risks described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
The foregoing discussion of the information and factors considered by the WaFd board is not intended to be exhaustive, but includes the material factors considered by the WaFd board. In reaching its decision to approve the merger agreement, the shareholders agreement, the bylaws amendment and the other transaction documents and the transactions and agreements contemplated therein, the WaFd board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The WaFd board considered all these factors as a whole, including through discussions with, and questioning of, WaFd’s management and WaFd’s outside financial and legal advisors and diligence consultants, and overall considered the factors to support its determination.
For the reasons set forth above, the WaFd board determined that the merger agreement, the shareholders agreement, the bylaws amendment and the transactions contemplated by such agreements are advisable and in the best interests of WaFd and its shareholders and recommended that WaFd’s shareholders approve the issuance of shares of WaFd common stock contemplated by the merger agreement.
In considering the recommendation of the WaFd board, you should be aware that certain directors and executive officers of WaFd may have interests in the merger that are different from, or in addition to, interests of shareholders of WaFd generally and may create potential conflicts of interest. The WaFd board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the shareholders agreement, the bylaws amendment and the other transaction documents, and in recommending to the holders of WaFd common stock that they vote in favor of the stock issuance proposal. See “—Interests of WaFd’s Directors and Executive Officers in the Merger.”
It should be noted that this explanation of the reasoning of the WaFd board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Certain Unaudited Prospective Financial Information
WaFd does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, revenues, earnings, financial condition or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time, estimated ranges of certain expected financial measures for the current year and certain future years in its regular earnings conference calls, investor conference presentations, press releases and other investor materials.
However, in connection with the merger, WaFd is including in this proxy statement certain unaudited prospective financial information (which we refer to collectively as the “prospective financial information”), with respect to WaFd and EverBank on a standalone basis and without giving effect to the merger (except as expressly set forth below under “—Certain Estimated Synergies Attributable to the Merger”). The prospective financial information of WaFd was based on sell-side equity research estimates and was provided to and used by KBW at the direction of WaFd management and with the consent of the WaFd board for the purpose of KBW performing financial analyses in connection with its opinion. The prospective financial information of EverBank was prepared by EverBank senior management and was provided to and used by KBW at the direction of WaFd management and with the consent of the WaFd board for the purpose of KBW performing financial analyses in connection with its opinion. A summary of certain significant elements of this information is set forth below and is included in this proxy statement solely for the purpose of providing WaFd shareholders access to certain nonpublic information made available to KBW and the WaFd board.
The prospective financial information, to the extent prepared by WaFd senior management or EverBank senior management, was prepared in good faith and on a reasonable basis based on the best information available to the preparers at the time of its preparation. There can be no assurance that the forecasts or projections in the prospective financial information will be realized, and actual results may vary materially from those shown in the prospective financial information. Neither WaFd nor EverBank endorses the prospective financial information as necessarily predictive of actual future results.
Furthermore, although presented with numerical specificity, the prospective financial information reflects numerous estimates and assumptions made by WaFd senior management or EverBank senior management or sell-side equity research analysts, as applicable, at the time such prospective financial information was prepared or approved for use by KBW for the purpose of performing financial analyses in connection with its opinion. The prospective financial information represents, as applicable, sell-side equity research analysts’ evaluation or WaFd senior management’s evaluation of WaFd’s expected future financial performance on a standalone basis, EverBank senior management’s evaluation of EverBank’s expected future financial performance on a standalone basis, in each case without reference to the merger, or EverBank senior management’s evaluation of the cost savings anticipated to result from the merger, as expressly set forth below under “—Certain Estimated Synergies Attributable to the Merger.” In addition, since the prospective financial information covers multiple years, such information by its nature becomes subject to greater uncertainty with each successive year. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which WaFd and EverBank operate and the risks and uncertainties described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of this proxy statement and in the reports that WaFd files with the SEC from time to time, all of which are difficult to predict and many of which are outside the control of WaFd and EverBank and will be beyond the control of the surviving corporation following the completion of the merger. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that WaFd senior management or EverBank senior management could or might have taken during these time periods. The inclusion in this proxy statement of the prospective financial information below should not be regarded as an indication that WaFd, the WaFd board or its advisors considered, or now consider, this prospective financial information to be material information to any WaFd shareholders, particularly in light of the inherent risks and uncertainties associated with such prospective financial information.
This information should not be construed as financial guidance and it should not be relied on as such. The prospective financial information is not fact and should not be relied upon as necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change. Except as expressly set forth below under “—Certain Estimated Synergies Attributable to the Merger,” the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared or approved for use, including the transactions contemplated by the merger agreement or the possible financial and other effects on WaFd or EverBank of the merger, and does not attempt to predict or suggest actual future results of the surviving corporation following the completion of the merger or give effect to the merger, including the effect of negotiating or executing the merger agreement, the costs that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the surviving corporation as a result of the merger, the effect on WaFd or EverBank of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the prospective financial information does not take into account the effect of any possible failure of the merger to occur. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this proxy statement, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which the surviving corporation would operate after the merger.
The accompanying prospective financial information was prepared separately using, in some cases, different assumptions, and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the surviving corporation will achieve if the merger is completed and is not intended to represent forecasted financial information for the surviving corporation if the merger is completed.
By including in this proxy statement a summary of the prospective financial information, neither WaFd nor EverBank nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of WaFd or EverBank compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. Neither WaFd, EverBank nor, after completion of the merger, the surviving corporation undertakes any obligation to update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.
The prospective financial information summarized in this section is not being included in this proxy statement in order to induce any WaFd shareholder to vote in favor of the stock issuance proposal or any of the other proposals to be voted on at the special meeting.
The accompanying prospective financial information, to the extent prepared by WaFd or EverBank senior management, was not prepared for the purpose of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or U.S. GAAP.
Subject to the above, the prospective financial information included in this section was derived from sell-side equity research estimates or provided by WaFd’s senior management or EverBank’s senior management, in each case as described in this section. None of Deloitte & Touche LLP (WaFd’s independent registered public accounting firm), PricewaterhouseCoopers LLP (EverBank’s independent registered public accounting firm) or any other independent registered public accounting firm, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Deloitte & Touche LLP and PricewaterhouseCoopers LLP do not express an opinion or any other form of assurance with respect thereto or its achievability and assume no responsibility for the prospective financial information and disclaim any association with the prospective financial information. The reports by Deloitte & Touche LLP and PricewaterhouseCoopers LLP included or incorporated by reference in this proxy statement relate to WaFd’s previously issued financial statements and EverBank’s previously issued financial statements, respectively. They do not extend to the prospective financial information and should not be read to do so.
In light of the foregoing, and taking into account that the special meeting will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, WaFd shareholders are strongly cautioned not to place unwarranted reliance on such information, and WaFd urges all WaFd shareholders to review WaFd’s most recent SEC filings for descriptions of WaFd’s reported financial results and the financial statements of WaFd incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information” in this proxy statement.
Certain “Street” Estimates for WaFd
The following table includes prospective financial information based on sell-side equity research analysts’ estimates as of, or for the years ending, as applicable, December 31, 2026 and 2027, which we refer to collectively as the “WaFd street estimates.” The WaFd street estimates and the following prospective financial information of

WaFd were used by KBW at the direction of WaFd management and with the consent of the WaFd board for the purpose of KBW performing the financial analyses in connection with its opinion, as described in the section entitled “—Opinion of WaFd’s Financial Advisor.”

($ in millions, except per share)	2026 Estimated	2027 Estimated
Net Income to Common Shareholders(1)	$248.7	$250.2
Diluted Earnings per Share	$3.36	$3.38
Total Assets	$27,700	$28,300

(1)	Reflects net income available to holders of WaFd common stock.
WaFd management also provided KBW with (and WaFd management directed KBW to use, with the consent of the WaFd board) (a) estimated long-term annual net income to common shareholders growth rates of 5.0% for the years ending 2028 through 2031 and (b) estimated long-term annual asset growth rates of 3.0% as of each of December 31, 2028, 2029, 2030 and 2031.
Certain Internal Management Projections for EverBank
The following table includes certain estimates for EverBank as of, or for the years ending, as applicable, December 31, 2026, 2027 and 2028, which we refer to collectively as the “EverBank projections.” The EverBank projections were prepared and provided by EverBank senior management, and were used by KBW at the direction of WaFd management and with the consent of the WaFd board for the purpose of KBW performing the financial analyses in connection with its opinion, as described in the section entitled “—Opinion of WaFd’s Financial Advisor.”

($ in millions)	2026 Estimated	2027 Estimated	2028 Estimated
Net Income to Common Shareholders(1)	$394.0	$438.0	$486.0
Total Assets	$47,800	$51,400	$54,300

(1)	Reflects net income available to holders of EverBank common stock.
EverBank senior management also provided KBW with (and WaFd management directed KBW to use, with the consent of the WaFd board) estimated long-term annual growth rates for EverBank’s net income available to common shareholders of 7.5% for the year ending December 31, 2029 and 5.0% for each of the years ending December 31, 2030 and 2031, and estimated long-term annual growth rates of 3.0% for EverBank’s total assets as of each of December 31, 2029, 2030 and 2031.
Certain Estimated Synergies Attributable to the Merger
EverBank senior management developed and provided to the WaFd board certain prospective financial information relating to the anticipated cost savings to be realized by the surviving corporation beginning in 2027. Such prospective financial information, which we refer to as the “cost synergies,” was provided to KBW by EverBank senior management, and approved by WaFd management with the consent of the WaFd board for the purpose of KBW performing the financial analyses in connection with its opinion, as described in this proxy statement in the section entitled “—Opinion of WaFd’s Financial Advisor.”
The cost synergies consisted of approximately 30.0% of WaFd’s non-interest expense base with an assumed annual growth rate of 3.0%, with 40% of such cost synergies expected to be realized by the end of the 2027 fiscal year, 80% expected to be realized by the end of the second quarter of 2028 and 100% thereafter, resulting in anticipated pre-tax cost savings of approximately $135 million. The total pre-tax restructuring charge in connection with the merger was estimated to be $280 million. The cost synergies assumed a hypothetical December 31, 2026 closing date for the merger.
For further information regarding the uncertainties underlying the synergy estimates and factors associated with realizing synergies in connection with the merger, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
Opinion of WaFd’s Financial Advisor
WaFd engaged KBW to render financial advisory and investment banking services to WaFd, including an opinion to the WaFd board as to the fairness, from a financial point of view, to WaFd of the exchange ratio in the merger. WaFd selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the proposed transaction. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the WaFd board held on September 5, 2026, at which the WaFd board evaluated the proposed transaction. At this meeting, KBW reviewed the financial aspects of the proposed transaction and rendered to the WaFd board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its written opinion, the exchange ratio in the merger was fair, from a financial point of view, to WaFd. The WaFd board approved the merger agreement at such meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex C to this proxy statement and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in rendering its opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the WaFd board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the exchange ratio in the merger to WaFd. It did not address the underlying business decision of WaFd to engage in the merger or enter into the merger agreement or constitute a recommendation to the WaFd board in connection with the merger, and it does not constitute a recommendation to any holder of WaFd common stock or any shareholder of any other entity as to how to vote or act in connection with the merger or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, affiliates’ or other agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
At the direction of WaFd, KBW relied upon and assumed for purposes of its analyses and opinion, without independent verification, that the WaFd diluted shares and the EverBank gross diluted shares would be 74,241,050 and 22,927,836, respectively, and the WaFd-share equivalent of the EverBank options exercise price amount would be equal to 6,032,624 and that, as a result thereof, the WaFd issued shares would be 107,610,878 and the exchange ratio in the merger of shares of WaFd common stock for each share of EverBank common stock would be 4.9566x. In connection with this opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of WaFd and EverBank and bearing upon the merger, including among other things, the following:
•	a draft of the merger agreement dated September 5, 2026 (the most recent draft made available to KBW);
•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended September 30, 2025 of WaFd;
•	the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 of WaFd;
•	the audited financial statements for the two fiscal years ended December 31, 2025 of EverBank;
•	the unaudited quarterly financial statements for the quarters ended March 31, 2026 and June 30, 2026 of EverBank;
•
certain regulatory filings of WaFd and EverBank and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be), in the case of WaFd, with respect to each quarter during the three-year period ended September 30, 2025 and the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026, and, in the case of EverBank, with respect to each quarter during the two-year period ended December 31, 2025 and the quarters ended March 31, 2026 and June 30, 2026;

•	certain other interim reports and other communications of WaFd and EverBank to their respective shareholders; and
•
other financial information concerning the respective businesses and operations of WaFd and EverBank furnished to KBW by WaFd and EverBank or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
•	the historical and current financial position and results of operations of WaFd and EverBank;
•	the assets and liabilities of WaFd and EverBank;
•
a comparison of certain financial and stock market information of WaFd and certain financial information of EverBank with similar information for certain other companies, the securities of which were publicly traded;

•
publicly available research analyst quarterly “street estimates” of WaFd as well as assumed WaFd long-term growth rates provided to KBW by WaFd management, all of which information was discussed with KBW by such management and used and relied upon by KBW at the direction of WaFd management and with the consent of the WaFd board;

•
financial and operating forecasts and projections of EverBank that were prepared by EverBank management, provided to and discussed with KBW by such management and used and relied upon by KBW based on such discussions, at the direction of WaFd management and with the consent of the WaFd board; and

•
estimates regarding certain pro forma financial effects of the merger on WaFd (including, without limitation, the cost savings expected to result or be derived from the merger) that were prepared by EverBank management, provided to and discussed with KBW by such management, and used and relied upon by KBW based on such discussions, at the direction of WaFd management and with the consent of the WaFd board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions held by the managements of WaFd and EverBank regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with KBW or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon WaFd management as to the reasonableness and achievability of the publicly available research analyst quarterly “street estimates” of WaFd and the assumed WaFd long-term growth rates, all as referred to above (and the assumptions and bases for all such information), and KBW assumed that all such information was reasonably prepared and represented, or in the case of the WaFd research analyst quarterly “street estimates” referred to above that the average of such estimates were consistent with, the best currently available estimates and judgments of WaFd management and that the forecasts and projections reflected in such information would be realized in the amounts and in the time periods currently estimated. KBW further relied, with the consent of WaFd, upon EverBank management as to the reasonableness and achievability of the financial and operating forecasts and projections of EverBank and the estimates regarding certain pro forma financial effects of the merger on WaFd (including, without limitation, the cost savings expected to result or be derived from the merger), all as referred to above (and the assumptions and bases for all such information), and KBW assumed that such information was reasonably prepared and represented the best currently available estimates and judgments of EverBank management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods currently estimated by such management.

It is understood that the foregoing financial information of WaFd and EverBank that was provided to KBW was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available research analyst quarterly “street estimates” of WaFd referred to above, is based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of WaFd and EverBank and with the consent of the WaFd board, that all such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either WaFd or EverBank since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for credit losses and KBW assumed, without independent verification and with WaFd’s consent, that the aggregate allowances for credit losses for each of WaFd and EverBank are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of WaFd or EverBank, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of WaFd or EverBank under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW made note of the classification by each of WaFd and EverBank of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of WaFd and EverBank, but KBW expressed no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.
KBW assumed, in all respects material to its analyses:
•
that the merger and any related transactions (including, without limitation, the bank merger) would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft reviewed by KBW and referred to above), with no adjustments to the exchange ratio and with no other consideration or payments in respect of EverBank common stock;

•	that the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;
•	that each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;
•
that there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transactions and that all conditions to the completion of the merger and any related transactions would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of WaFd, EverBank or the pro forma combined company, or the contemplated benefits of the merger, including without limitation the cost savings expected to result or be derived from the merger.

KBW assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of WaFd that WaFd relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to WaFd, EverBank, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to WaFd, without regard to differences between EverBank Class A common stock and EverBank Class B common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger), including without limitation, the form or structure of the merger or any such related transaction, the treatment of the outstanding preferred stock of EverBank in connection with the merger, any consequences of the merger or any related transaction to WaFd, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, finance and reimbursement or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion. There has been significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. It was understood that subsequent developments may affect the conclusion reached in KBW’s opinion and that KBW did not have an obligation to update, revise or reaffirm its opinion. KBW expressed no view or opinion as to any changes after the date of such opinion to the WaFd diluted shares, the EverBank gross diluted shares and the WaFd-share equivalent of the EverBank options exercise price amount (and the resulting WaFd issued shares and exchange ratio) from the amounts thereof that KBW was directed to assume for purposes of its analyses and its opinion. KBW’s opinion does not address, and KBW expressed no view or opinion with respect to:
•	the underlying business decision of WaFd to engage in the merger or enter into the merger agreement;
•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by WaFd or the WaFd board;
•
any business, operational or other plans with respect to EverBank or the pro forma combined company that may be currently contemplated by WaFd or the WaFd board or that may be implemented by WaFd or the WaFd board subsequent to the closing of the merger;

•
the fairness of the amount or nature of any compensation to any of WaFd’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of WaFd common stock or relative to the exchange ratio;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of WaFd, EverBank or any other party to any transaction contemplated by the merger agreement;

•	the actual value of WaFd common stock to be issued in connection with the merger;
•	the prices, trading range or volume at which WaFd common stock will trade following the public announcement or the consummation of the merger;
•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or
•
any legal, regulatory, accounting, tax or similar matters relating to WaFd, EverBank, any of their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, WaFd and EverBank. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, KBW’s opinion was among several factors taken into consideration by the WaFd board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the WaFd board with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the proposed transaction was determined through negotiation between WaFd and EverBank and the decision of WaFd to enter into the merger agreement was solely that of the WaFd board.
The following is a summary of the material financial analyses presented by KBW to the WaFd board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the WaFd board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
Selected Companies Analysis. Using publicly available information, KBW compared the financial performance and financial condition of both WaFd and EverBank to 20 selected major exchange-traded U.S. banks with total assets between $25 billion and $75 billion and cost of deposits above 1.75% for the three months ended June 30, 2026. KBW also compared the market performance of WaFd to the selected companies.
The selected companies were as follows (shown in descending order of total assets by column):

Wintrust Financial Corporation	BankUnited, Inc.
UMB Financial Corporation	Fulton Financial Corporation
SouthState Bank Corporation	Texas Capital Bancshares, Inc.
Valley National Bancorp	United Bankshares, Inc.
BOK Financial Corporation	Axos Financial, Inc.
Associated Banc-Corp	Ameris Bancorp
F.N.B. Corporation	WesBanco, Inc.
Bank OZK	Renasant Corporation
Atlantic Union Bankshares Corporation	Customers Bancorp, Inc.
Banc of California, Inc.	Provident Financial Services, Inc.

To perform this analysis, KBW used profitability and other financial information as of or for the quarter or the latest 12 months (“LTM”) ended June 30, 2026 and market price information as of September 4, 2026. KBW also used publicly available research analyst quarterly net income “street estimates” of WaFd for the quarters ending September 30, 2026 through December 31, 2027, diluted shares as of June 30, 2026 for WaFd (provided by WaFd management), and 2026 and 2027 earnings per share (“EPS”) estimates taken from publicly available consensus “street estimates” for the selected companies. Where consolidated holding company level financial data for the selected companies was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data presented in the tables below may not correspond to the data presented in WaFd’s or EverBank’s historical financial statements as a result of the different periods, assumptions and methods used to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance of WaFd, EverBank and the selected companies:

			Selected Companies
	WaFd	EverBank	75th Percentile	Average	Median	25th Percentile
2026Q2 Core Return on Average Assets(1)	0.94%	1.04%(2)	1.55%	1.27%	1.37%	1.15%
2026Q2 Core Return on Average Tangible Common Equity(1)	10.8%	13.1%(2)	16.4%	13.8%	14.6%	12.7%
2026Q2 Cost of Deposits	2.36%	3.02%	1.81%	2.08%	1.99%	2.23%
2026Q2 Net Interest Margin	2.81%	2.58%	3.82%	3.54%	3.50%	3.19%
2026Q2 Fee Income / Revenue Ratio(3)	10.2%	7.3%	20.6%	17.4%	16.9%	13.6%
2026Q2 Noninterest Expense / Average Assets	1.60%	1.48%	1.92%	2.14%	2.13%	2.31%
2026Q2 Efficiency Ratio	53.7%	53.2%	48.8%	52.9%	52.5%	55.5%

(1)
Based on core income after taxes and before extraordinary items, excluding gain on the sale of available for sale securities, amortization of intangibles, goodwill and nonrecurring items as defined by S&P Capital IQ Pro.

(2)	Excluded non-core items per EverBank management.
(3)	Excluded gain on sale of securities.
KBW’s analysis also showed the following concerning the financial condition of WaFd, EverBank and the selected companies:

			Selected Companies
	WaFd	EverBank	75th Percentile	Average	Median	25th Percentile
Tangible Common Equity / Tangible Assets	8.39%	7.28%	9.66%	9.11%	8.72%	8.33%
Tier 1 Capital Ratio	12.9%	12.0%	12.81%	11.94%	11.74%	11.12%
Total Capital Ratio	14.4%	14.2%	14.71%	14.23%	14.25%	13.71%
Loans Held for Investment/ Deposits	96.7%	98.2%	86.2%	89.8%	91.2%	94.5%
Loan Loss Reserves / Loans	1.06%	0.84%	1.26%	1.15%	1.12%	1.01%
Nonperforming Assets / Loans + Other Real Estate Owned (“OREO”)	0.67%	0.57%	0.38%	0.67%	0.57%	0.86%
2026Q2 Net Charge-offs / Average Loans	0.03%	0.02%	0.06%	0.29%	0.16%	0.26%

In addition, KBW’s analysis showed the following concerning the market performance of WaFd and the selected companies (excluding the impact of the estimated 2026 EPS multiple and the LTM dividend payout ratio for one of the selected companies, which multiple was considered to be not meaningful because it was less than 0.0x and which ratio was considered to be not meaningful because it was less than 0.0%):

		Selected Companies
	WaFd	75th Percentile	Average	Median	25th Percentile
One-Year Stock Price Change	13.6%	18.7%	14.7%	15.7%	11.0%
Year-to-Date Stock Price Change	13.3%	20.2%	15.2%	15.6%	10.1%
Price / Tangible Book Value per Share	1.18x	1.85x	1.57x	1.59x	1.36x
Price / 2026 EPS Estimate	10.8x	11.8x	11.3x	11.1x	10.8x
Price / 2027 EPS Estimate	10.7x	10.8x	10.3x	10.4x	9.3x
Dividend Yield	3.0%	3.2%	2.4%	2.7%	1.4%
LTM Dividend Payout Ratio	34.1%	36.6%	26.3%	29.2%	15.7%

No company used as a comparison in the above selected companies analysis is identical to WaFd or EverBank. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Relative Contribution Analysis. KBW analyzed the relative standalone contribution of WaFd and EverBank to various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used (a) balance sheet data for WaFd and EverBank as of June 30, 2026, (b) income statement data of WaFd for the six-month period ended June 30, 2026 and publicly available research analyst quarterly net income “street estimates” of WaFd for the quarters ending September 30, 2026 through December 31, 2027 and (c) financial forecasts and projections of EverBank provided by EverBank management. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the ownership percentages of 40.825% and 59.175% provided for in the merger agreement:

	WaFd % of Total	EverBank % of Total
Ownership:
Fully Diluted Ownership at 100% stock	40.825%	59.175%
Balance Sheet:
Total Assets	37.1%	62.9%
Gross Loans Held For Investment	35.3%	64.7%
Total Deposits	35.7%	64.3%
Tangible Common Equity	40.1%	59.9%
Income Statement:
2026 Estimated Earnings	38.7%	61.3%
2027 Estimated Earnings	36.4%	63.6%

Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of WaFd and EverBank. Using (a) closing balance sheet estimates assumed as of December 31, 2026 for WaFd taken from publicly available research analyst “street estimates” for WaFd and closing balance sheet estimates assumed as of December 31, 2026 for EverBank provided by EverBank management, (b) publicly available research analyst quarterly net income “street estimates” of WaFd for the quarters ending March 31, 2027 through December 31, 2027 and assumed long-term earnings growth rates for WaFd provided by WaFd management, (c) financial forecasts and projections of EverBank provided by EverBank management, and (d) pro forma assumptions (including, without limitation, the cost savings expected to result from the merger as well as certain purchase accounting adjustments and other merger-related adjustments and the restructuring charge assumed with respect thereto) provided by EverBank management, KBW analyzed the potential financial impact of the merger on certain projected financial results of WaFd. This analysis indicated the merger could be accretive to WaFd’s estimated 2027 EPS and estimated 2028 EPS and could be dilutive to WaFd’s estimated tangible book value per share at closing assumed as of December 31, 2026. Furthermore, the analysis indicated that, pro forma for the merger, each of WaFd’s tangible common equity to tangible assets ratio, Tier 1 leverage ratio, Common Equity Tier 1 ratio, Tier 1 capital ratio and total risk-based capital ratio at closing assumed as of December 31, 2026 could be lower. For all of the above analysis, the actual results achieved by WaFd following the merger may vary from the projected results, and the variations may be material.
WaFd Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of WaFd to estimate a range for the implied equity value of WaFd. In this analysis, KBW used publicly available research analyst quarterly “street estimates” of WaFd and assumed long-term growth rates for WaFd provided by WaFd management, and KBW assumed discount rates ranging from 13.0% to 15.0%. The range of values was derived by adding (a) the present value of the implied future excess capital available for dividends that WaFd could generate over the period from June 30, 2026 through December 31, 2030 as a standalone company, and (b) the present value of WaFd’s implied terminal value at the end of such period. KBW assumed that WaFd would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of WaFd, KBW applied a range of 10.0x to 12.0x WaFd’s estimated 2031 earnings. This dividend discount model analysis resulted in a range of implied values per share of WaFd common stock of $31.33 to $37.71, as compared to the closing price of WaFd common stock on September 4, 2026 of $36.30.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of WaFd or the pro forma combined company.
EverBank Dividend Discount Model Analysis. KBW performed a dividend discount model analysis of EverBank to estimate a range for the implied equity value of EverBank. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of EverBank provided by EverBank management, and KBW assumed discount rates ranging from 13.0% to 15.0%. The range of values was derived by adding (a) the present value of the implied future excess capital available for dividends that EverBank could generate over the period from June 30, 2026 through December 31, 2030 as a standalone company, and (b) the present value of EverBank’s implied terminal value at the end of such period. KBW assumed that EverBank would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating the terminal value of EverBank, KBW applied a range of 10.0x to 12.0x EverBank’s estimated 2031 earnings. This dividend discount model analysis resulted in a range of implied values per share of EverBank common stock of $167.85 to $209.09, as compared to an implied per share merger consideration of $179.92 based on the assumed 4.9566x exchange ratio in the merger and the closing price of WaFd common stock on September 4, 2026.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of EverBank.
Illustrative Pro Forma Combined Dividend Discount Model Analysis. KBW performed an illustrative dividend discount model analysis of the pro forma combined company. In this analysis, KBW used publicly available research analyst quarterly “street estimates” of WaFd, assumed long-term growth rates for WaFd provided by WaFd management, financial forecasts and projections relating to the earnings and assets of EverBank provided by EverBank management and certain pro forma assumptions (including, without limitation, the cost savings expected to result from the merger as well as certain purchase accounting adjustments and other merger-related adjustments and the restructuring charge assumed with respect thereto) provided by EverBank management, and KBW assumed discount rates ranging from 13.0% to 15.0%. An illustrative range for the implied equity value of the pro forma combined company was derived by adding (a) the present value of the implied future excess capital available for dividends that the pro forma combined company could generate over the period from December 31, 2026 through December 31, 2031, and (b) the present value of the pro forma combined company’s implied terminal value at the end of such period, in each case applying the pro forma assumptions. KBW assumed that the pro forma combined company would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values of the pro forma combined company, KBW applied a range of 10.0x to 12.0x the pro forma combined company’s estimated 2032 earnings. This dividend discount model analysis resulted in an illustrative range of implied values per share of WaFd common stock of $36.86 to $45.95, as compared to the closing price of WaFd common stock on September 4, 2026 of $36.30.
The dividend discount model analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values and discount rates. The foregoing dividend discount model analysis did not purport to be indicative of the actual values or expected values of WaFd, EverBank or the pro forma combined company.
Miscellaneous. KBW acted as financial advisor to WaFd in connection with the proposed transaction and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. KBW and its affiliates, in the ordinary course of its and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of WaFd and EverBank), may from time to time purchase securities from, and sell securities to, WaFd and EverBank. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of WaFd or EverBank for its and their own respective accounts and for the accounts of its and their respective customers and clients. A commercial bank affiliate of KBW is also a lender to certain of the respective affiliates of certain significant EverBank shareholders under several existing revolving credit facilities.
Pursuant to the KBW engagement agreement, WaFd agreed to pay KBW a cash fee of $30,000,000, $3,000,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the closing of the merger. WaFd also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, in the two years preceding the date of KBW’s opinion, KBW did not provide investment banking or financial advisory services to WaFd. In the two years preceding the date of its opinion, KBW has provided investment banking and financial advisory services to EverBank and received compensation for such services. KBW acted as co-initial purchaser to EverBank in connection with a debt placement for EverBank in 2025. KBW may in the future provide investment banking and financial advisory services to WaFd or EverBank and receive compensation for such services.
KBW expects to provide investment banking services to an affiliate of a significant EverBank shareholder in connection with such affiliate’s pending initial public offering. KBW also expects to provide investment banking services to an affiliate of another significant EverBank shareholder in connection with such affiliate’s pending initial public offering. In the two years preceding the date of its opinion, KBW acted as a joint bookrunning manager in connection with the initial public offering and a follow-on common stock offering of Miami International Holdings, Inc., which is an affiliate of Warburg Pincus. In 2024, KBW acted as a placement agent and book-running manager in connection with a debt offering of The Fortegra Group, Inc., which is an affiliate of Warburg Pincus. In the two years preceding the date of its opinion, KBW acted as a co-manager in connection with two debt offerings of Sixth Street Specialty Lending, Inc. and three debt offerings of Sixth Street Specialty Lending Partners.
Interests of WaFd’s Directors and Executive Officers in the Merger
In considering the recommendation of the WaFd board that you vote “FOR” approval of the stock issuance proposal, the compensation proposal and the adjournment proposal, holders of WaFd common stock should be aware that the directors and executive officers of WaFd have interests in the merger that are different from, or in addition to, the interests of holders of WaFd common stock generally. References to the named executive officers of WaFd include Brent J. Beardall, Kelli J. Holz, Cathy E. Cooper, Ryan M. Mauer and Kim E. Robison. The WaFd board was aware of these interests and considered them, among other matters, in making its recommendation that WaFd shareholders vote “FOR” approval of the stock issuance proposal, the compensation proposal and the adjournment proposal. These interests include, among other things, the following:
•
each outstanding WaFd stock option, restricted stock award and restricted stock unit award that is vested but not yet settled, or that by its terms becomes vested in connection with the closing (which includes all awards granted prior to September 6, 2026), will become fully vested and exercisable at the merger effective time;

•
each outstanding WaFd stock option, restricted stock award and restricted stock unit award that is unvested and does not vest in connection with the closing (which includes all awards granted following September 6, 2026 but prior to the closing) will continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such award immediately prior to the merger effective time;

•
WaFd and WaFd Bank have entered into an employment agreement with Mr. Beardall, which will become effective at the closing and which provides for certain compensation and benefits in connection with his employment following the closing, including severance upon a subsequent qualifying termination;

•
the WaFd board may approve an equity-based award to Mr. Beardall with an estimated grant value of $3.3 million, which award may be fully vested as of the date of grant or fully vest no later than December 31, 2026, subject to his continued employment through the date of grant;

•	Messrs. Seibly and Beardall are expected to serve as directors of the surviving corporation and the surviving bank following the closing;
•
WaFd has entered into letter agreements with each of Mr. Beardall and Mses. Robison and Cooper providing for lump sum cash continuity payments of $5,025,000, $1,930,000, and $1,650,000 in connection with the merger, respectively, payable within 60 days following the closing, subject to their continued employment through the closing. Under the letter agreements, Mr. Beardall and Mses. Robison and Cooper have agreed to waive certain “good reason” triggers under their existing change of control agreements in connection with their transition to new roles with the surviving corporation following the closing;

•
certain WaFd executive officers are party to change of control agreements with WaFd that provide for severance payments and benefits in connection with a termination of employment without cause or for good reason within the three-year period following the closing; and

•
pursuant to the terms of the merger agreement, WaFd’s directors and executive officers are entitled to indemnification, advancement of expenses and at least six years of continued liability insurance coverage.

The WaFd board was aware of and considered these respective interests, among other matters, in evaluating and negotiating the merger agreement, the shareholders agreement and the bylaws amendment, when deciding to approve the merger agreement, the shareholders agreement and the bylaws amendment and in making its recommendation that WaFd shareholders vote “FOR” approval of the stock issuance proposal, the compensation proposal and the adjournment proposal. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “—Merger-Related Compensation for WaFd’s Named Executive Officers.”
Treatment of Outstanding WaFd Equity Awards
Each of WaFd’s executive officers holds WaFd equity awards, including WaFd stock options, WaFd restricted stock awards and WaFd performance stock awards. Pursuant to the merger agreement, at the merger effective time, each outstanding equity award will be treated as follows:
•
each WaFd stock option, WaFd restricted stock award and WaFd restricted stock unit award that is vested but not yet settled, or that by its terms becomes vested in connection with the closing (which includes all awards granted prior to September 6, 2026), will become fully vested and exercisable; and

•
each WaFd stock option, WaFd restricted stock award and WaFd restricted stock unit award that does not vest in connection with the closing (which includes all awards granted following September 6, 2026 but prior to the closing) will continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such award immediately prior to the merger effective time.

The table below sets forth the number of outstanding WaFd stock options, WaFd restricted stock awards and WaFd performance stock awards held by each of WaFd’s named executive officers as of October 15, 2026, the latest practicable date prior to the filing of this proxy statement, and an estimate of the value of such awards (on a pre-tax basis) using a $33.944 price per share of WaFd common stock, which is the average closing market price of WaFd common stock over the first five business days following the public announcement of the merger. Depending on the date upon which the closing actually occurs, certain WaFd equity awards that are unvested as of the date of this proxy statement and that are included in the table below may vest and settle pursuant to their terms, without regard to the merger.

Name	Unvested WaFd Options (#)	Unvested WaFd Options ($)	Unvested WaFd RSAs (#)	Unvested WaFd RSAs ($)	Unvested WaFd PSAs (#)	Unvested WaFd PSAs ($)
Brent J. Beardall	0	$0	51,655	$1,753,377	107,334	$3,643,345
Kelli J. Holz	0	$0	16,608	$563,742	24,288	$824,432
Cathy E. Cooper	0	$0	16,288	$552,880	24,288	$824,432
Ryan M. Mauer	0	$0	16,288	$552,880	24,288	$824,432
Kim E. Robison	0	$0	16,288	$552,880	24,288	$824,432

These amounts do not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the closing following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts, if any, to be received by WaFd’s named executive officers may materially differ from the amounts set forth above.

WaFd Change of Control Agreements
WaFd is party to change of control agreements (the “CIC agreements”) with each of its named executive officers and certain other executive officers of WaFd Bank, in each case, in substantially the same form. Under each CIC agreement, if the executive officer’s employment is terminated by WaFd without “cause” or by the executive officer for “good reason” (as each term is defined in the CIC agreement) within three years following a change of control, subject to the execution and non-revocation of a release of claims, the executive officer is entitled to receive the following severance payments and benefits (the “CIC benefits”), paid in a lump sum on the 60th day following the date of termination:
•
an amount in cash equal to two times the sum of (a) the executive officer’s annual base salary and (b) the greater of (i) the executive officer’s highest annual bonus paid for the three fiscal years preceding the change of control and (ii) the annual bonus paid or payable to the executive officer for the last completed fiscal year (the “highest annual bonus”);

•	a pro-rata annual cash bonus for the year of termination, based on the highest annual bonus;
•	a lump sum payment equal to the present value of two years of continued health and welfare benefits; and
•	outplacement services.
Under each CIC agreement, if any payments would be subject to excise taxes under Section 4999 of the Code, such payments will be reduced to the extent necessary such that no portion of the payments are subject to excise taxes, but only if reducing the payments provides the executive officer with a net after-tax benefit that is greater than if the reduction is not made.
In connection with the merger, Mr. Beardall entered into a new employment agreement with WaFd and WaFd Bank that will supersede Mr. Beardall’s CIC agreement effective upon the closing, as described in the section entitled “—Employment Agreement with Mr. Beardall” below. In addition, each of Mr. Beardall and Mses. Robison and Cooper entered into letter agreements with WaFd providing continuity payments, as described in the section entitled “—Letter Agreements with Mr. Beardall and Mses. Robison and Cooper” below.
For an estimate of the CIC benefits that would be realized by each of WaFd’s named executive officers upon a qualifying termination event, see the section entitled “—Merger-Related Compensation for WaFd’s Named Executive Officers” below.
Employment Agreement with Mr. Beardall
In connection with the merger, on September 6, 2026, Mr. Beardall entered into an employment agreement with WaFd and WaFd Bank (the “Beardall employment agreement”). The Beardall employment agreement will supersede Mr. Beardall’s existing CIC Agreement and will become effective only upon, and contingent upon, the consummation of the merger. If the merger is not consummated, the Beardall employment agreement will be null and void and of no force or effect and Mr. Beardall’s CIC agreement will continue in full force and effect.
The Beardall employment agreement provides for an initial employment period of five years commencing on the date of the closing, with automatic renewals for successive one-year terms unless either party provides written notice of non-renewal not less than 120 days prior to the end of the then-current employment period. Under the Beardall employment agreement, Mr. Beardall will serve as President of the surviving corporation and the surviving bank and as a member of the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank. Mr. Beardall is entitled to receive an annual base salary of $1,116,625 and is eligible for a target annual bonus equal to 100% of his annual base salary under the surviving corporation’s annual incentive plan for senior executives. Mr. Beardall is also eligible to participate in the surviving corporation’s equity incentive plan and receive equity awards as determined by the Board of Directors of the surviving corporation (or compensation committee thereof).
If Mr. Beardall’s employment is terminated by the surviving corporation without “cause” (other than due to death or disability) or he resigns for “good reason” (as each term is defined in the Beardall employment agreement), subject to his execution of a release of claims and continued compliance with the restrictive covenants described below, Mr. Beardall will be eligible to receive (a) any earned but unpaid annual bonus for any previously completed fiscal year, payable in a cash lump sum within 60 days following termination, (b) a prorated annual bonus for the fiscal year of termination based on actual performance, payable in the ordinary course consistent with when the surviving corporation pays annual bonuses to other executives, (c) an amount equal to the sum of (i) two times his then-current annual base salary and (ii) the target annual bonus as in effect for the fiscal year of termination, payable in equal installments over 24 months following termination, and (d) COBRA continuation coverage at active-employee rates for up to 12 months following termination.
The Beardall employment agreement includes a non-competition restriction which applies during employment and for an 18-month period following termination, customer and employee non-solicitation restrictions which apply during employment and for a two-year period following termination, and perpetual mutual non-disparagement and confidentiality obligations. Effective June 30, 2027, due to changes to applicable state law rules regarding restrictive covenants, the non-competition restriction will not apply following termination and the post-termination restricted period for the customer non-solicitation restriction will be limited to 18 months.
Mr. Beardall’s Transition Award
In addition to Mr. Beardall’s compensation arrangements under the Beardall employment agreement and in recognition of Mr. Beardall assuming the role of President of the surviving corporation and to further align Mr. Beardall’s interests with those of shareholders, the WaFd board may approve an equity-based award to Mr. Beardall with an estimated grant value of $3.3 million (the “Beardall transition award”). The Beardall transition award may be fully vested as of the date of grant or fully vest no later than December 31, 2026, subject to his continued employment through the date of grant.
Letter Agreements with Mr. Beardall and Mses. Robison and Cooper
In connection with the merger, on September 6, 2026, WaFd entered into letter agreements with each of Mr. Beardall and Ms. Robison and on November 2, 2026, WaFd entered into a letter agreement with Ms. Cooper (collectively, the “letter agreements”). Under the letter agreements, Mr. Beardall will receive a lump-sum cash continuity payment of $5,025,000 and Ms. Robison will receive a lump-sum cash continuity payment of $1,930,000, and Ms. Cooper will receive a lump-sum cash continuity payment of $1,650,000 (each, a “continuity payment”), less applicable tax withholdings, payable within 60 days following the closing, in each case, subject to their continued employment through the closing and the execution of a release of claims.
As consideration for the continuity payments, effective upon the closing, Mr. Beardall and Mses. Robison and Cooper have agreed to waive certain “good reason” triggers under their existing change of control agreements in connection with their transition to new roles with the surviving corporation following the closing.
Director Compensation
Pursuant to the merger agreement and the WaFd disclosure schedule, WaFd may continue to pay annual compensation and grant additional fully vested equity-based awards to its non-employee directors, in each case, in the ordinary course of business consistent with past practice. Any outstanding equity-based awards held by non-employee directors will be treated in accordance with the merger agreement at the merger effective time.
Indemnification; Directors’ and Officers’ Insurance
Under the merger agreement, each present and former director and officer of WaFd or any of its subsidiaries is entitled to certain continued indemnification and insurance coverage with respect to matters existing or occurring at or prior to the merger effective time. For additional information, see the section entitled “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance.”
Merger-Related Compensation for WaFd’s Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding compensation that is based on, or otherwise relates to, the merger for each named executive officer of WaFd. This compensation is payable to WaFd’s named executive officers and is subject to an advisory (non-binding) vote of WaFd shareholders, as described in the section entitled “Proposal 2: Compensation Proposal.”
WaFd’s named executive officers include the following executive officers, as determined in accordance with applicable SEC rules:
•	Brent J. Beardall – President and Chief Executive Officer
•	Kelli J. Holz – Executive Vice President and Chief Financial Officer

•	Cathy E. Cooper – Executive Vice President and Chief Experience Officer
•	Ryan M. Mauer – Executive Vice President and Chief Credit Officer
•	Kim E. Robison – Executive Vice President and Chief Operating Officer
The amounts of payments and benefits that each named executive officer would receive (on a pre-tax basis), as set forth in the table below, are based on the following assumptions:
•	the named executive officers, except for Mr. Beardall and Mses. Robison and Cooper, will terminate employment on the closing date;
•	the change of control is assumed to occur on February 1, 2027 and is used solely for purposes of the disclosure in this section;
•	the named executive officers’ base salary rates and target annual incentive opportunities remain unchanged from those in effect as of the date of this proxy statement;
•
the WaFd equity awards outstanding as of October 15, 2026, the latest practicable date prior to the filing of this proxy statement, are the equity awards outstanding immediately prior to the merger effective time; and

•	a per share value of WaFd common stock of $33.94, the average closing market price of WaFd common stock over the first five business days following the public announcement of the merger.
GOLDEN PARACHUTE COMPENSATION

Name	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Brent J. Beardall	5,025,000	5,396,723	4,339,435	61,642	14,822,800
Kelli J. Holz	2,080,000	1,388,174	1,808,129	25,128	5,301,431
Cathy E. Cooper	1,650,000	1,377,312	1,265,568	46,140	4,339,020
Ryan M. Mauer	1,753,333	1,377,312	2,169,768	61,642	5,362,056
Kim E. Robison	1,930,000	1,377,312	1,988,983	46,140	5,342,434

(1)
Cash. The amounts reported in this column for Ms. Holz and Mr. Mauer include amounts payable under the CIC agreements. Under each CIC agreement, if the named executive officer’s employment is terminated by WaFd without cause or by the executive officer for good reason within three years following the merger effective time, the executive officer is entitled to receive the following severance payments: (a) an amount equal to two times the sum of annual base salary and the highest annual bonus (as defined in the section entitled “—WaFd Change of Control Agreements” above) and (b) a pro-rata annual cash bonus for the year of termination based on the highest annual bonus. The estimated payments reflected under the CIC agreements are “double trigger” benefits. The amounts reported in this column for each of Mr. Beardall and Mses. Robison and Cooper include the continuity payments of $5,025,000, $1,930,000, and $1,650,000, respectively, payable within 60 days following the closing, as described in the section entitled “—Letter Agreements with Mr. Beardall and Mses. Robison and Cooper” above. The continuity payments are “single trigger” benefits.

(2)
Equity. The amounts reported in this column represent the value of the accelerated vesting of outstanding WaFd equity awards upon the merger effective time. Pursuant to the WaFd 2025 Stock Incentive Plan, upon a change of control, all outstanding WaFd stock options become immediately vested and exercisable, all restrictions applicable to outstanding shares of WaFd restricted stock are deemed lapsed and satisfied, and all outstanding but non-vested WaFd performance stock awards are deemed vested as of the effective date of the change of control and settled immediately prior to the change of control. The estimated payments reflected in this column represent “single trigger” benefits.

Name	WaFd Options ($)	WaFd RSAs ($)	WaFd PSAs ($)	Total ($)
Brent J. Beardall	—	1,753,377	3,643,345	5,396,723
Kelli J. Holz	—	563,742	824,432	1,388,174
Cathy E. Cooper	—	552,880	824,432	1,377,312
Ryan M. Mauer	—	552,880	824,432	1,377,312
Kim E. Robison	—	552,880	824,432	1,377,312

(3)
Pension/NQDC. The amounts reported in this column represent the value of benefits that are accelerated under the WaFd Bank Supplemental Executive Retirement Plan (the “SERP”) under the WaFd Bank Deferred Compensation Plan in connection with the merger. Under the SERP, upon a qualifying termination of employment without cause or for good reason, the vesting of benefits is accelerated for participating named executive officers. These benefits are “double trigger” benefits.

(4)
Perquisites/Benefits. The amounts reported in this column represent the estimated value of continued health and welfare benefits that would become payable upon a qualifying termination of employment. Under the CIC agreements, each named executive officer is entitled to a lump sum payment equal to the present value of two years of continued health and welfare benefits and outplacement services. The benefits reflected in this column are “double trigger” benefits.

The amounts shown in the table above and in the footnotes are estimates based on multiple assumptions that may or may not actually occur, including the assumptions described in this proxy statement and in the footnotes to the table above. The amounts do not include the value of (a) compensation, benefits or equity awards that were vested or payable as of the assumed closing date without regard to the occurrence of the merger, (b) any additional incentive awards that may be granted, forfeited or settled, or any dividends or dividend equivalents that may accrue, prior to the closing, (c) any WaFd equity or other incentive awards that are expected to vest in accordance with their terms prior to the closing, (d) severance entitlements under the Beardall employment agreement that would only become payable upon a subsequent qualifying termination following the closing, or (e) base salary, annual bonus or other compensation payable in the ordinary course for services rendered. In addition, the amounts shown do not reflect any potential reductions that may be required pursuant to the “best-net” cutback provisions under Section 280G of the Code. The actual amounts, if any, to be received by named executive officers may differ materially from the amounts set forth above.
Certain Effects of the Merger
Subject to the terms and conditions set forth in the merger agreement, at the merger effective time, EverBank will merge with and into WaFd, with WaFd continuing as the surviving corporation and electing to be treated as a financial holding company. Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp and WaFd’s wholly owned bank subsidiary, WaFd Bank, will merge with and into EverBank, National Association, with EverBank, National Association continuing as the surviving bank in the bank merger.
If the merger is completed, pursuant to and subject to the terms and conditions of the merger agreement, each share of EverBank common stock issued and outstanding immediately prior to the merger effective time, other than certain shares as set forth in the merger agreement, will be converted into the right to receive the merger consideration, with cash paid in lieu of any fractional shares. The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger, the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock. In addition, each of the 675,000 outstanding shares of EverBank preferred stock will be converted into the right to receive one share of the WaFd rollover preferred stock. For additional information, see the section entitled “The Merger Agreement—Merger Consideration.”
The merger will have the effects set forth in the merger agreement and the relevant provisions of the Washington Business Corporation Act (the “WBCA”). At the merger effective time, all the property, rights, privileges, powers and franchises of EverBank will vest in WaFd, and all debts, liabilities, obligations, restrictions, disabilities and duties of EverBank will become the debts, liabilities, obligations, restrictions, disabilities and duties of WaFd. Each share of WaFd common stock and each share of existing WaFd preferred stock will remain issued and outstanding and will not be affected by the merger.
Board of Directors Following the Merger
The merger agreement, the bylaws amendment and the shareholders agreement provide for certain governance matters relating to the combined company. From the closing until the fourth anniversary of the closing, the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank will each have 13 directors, comprised of seven legacy EverBank directors and six legacy WaFd directors. At the closing, the seven legacy EverBank directors will be designated by EverBank in accordance with the shareholders agreement and will include Robert Radway and Greg Seibly, and the six legacy WaFd directors will be designated by WaFd and will include Brent Beardall and five other independent directors. The initial EverBank directors and the initial WaFd directors will be apportioned as nearly evenly as possible among the classes of the Board of Directors of the surviving corporation, such that each class consists of two legacy WaFd directors and at least two legacy EverBank directors.
As of the merger effective time, Robert Radway will serve as Chairman of the Board of Directors of the surviving corporation and the surviving bank, Greg Seibly will serve as Chief Executive Officer and a director of the surviving corporation and the surviving bank, and Brent Beardall will serve as President and a director of the surviving corporation and the surviving bank. Mr. Seibly will continue to serve as Chief Executive Officer, and

Mr. Beardall will continue to serve as President, in each case unless any change in role or termination of such service (if prior to the fourth anniversary of the closing) is approved by the affirmative vote of at least two-thirds of the full Board of Directors. From the closing until the fourth anniversary of the closing, the selection of any individual to replace Mr. Radway as Chairman of the Board will require the affirmative vote of at least a majority of the full Board of Directors, and any such individual must be an independent director who is not affiliated or associated with any major investor. Any nominee for a vacancy resulting from the cessation of service by any legacy WaFd director for any reason, and any nomination of a legacy WaFd director at any meeting of shareholders at which directors are elected, will be an independent director (provided that any successor to Mr. Beardall as President will not be required to be an independent director) selected by the applicable remaining independent legacy WaFd directors as set forth in the bylaws amendment.
The shareholders agreement will provide that, until the fourth anniversary of the closing, for so long as a major investor beneficially owns at least 3% of the shares of WaFd common stock outstanding immediately following the merger, each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners and Sixth Street, as well as TIAA, will have the right to nominate one director to the WaFd board (each, an “investor director”). For the first major investor that fails to satisfy that ownership requirement, the investor director nominated by that major investor will resign and, until the fourth anniversary of the closing, funds managed by Bayview Asset Management will have the right to nominate one director to the WaFd board, subject to Bayview Asset Management satisfying the same ownership requirement. With respect to any subsequent major investors that fail to satisfy that ownership requirement, any replacement director prior to the fourth anniversary of the closing will be an independent director who is not affiliated or associated with any major investor, selected by the applicable remaining legacy EverBank directors. In addition, each major investor that owns at least 1.5% of the shares of WaFd common stock outstanding immediately following the merger will have the right to designate one non-voting board observer, and the major investors collectively will have the right to designate one additional non-voting board observer so long as they jointly hold at least 15% of such shares.
In addition, each major investor has committed to WaFd that, until the earlier of the fourth anniversary of the closing and the date on which that major investor ceases to own at least 1.5% of the shares of WaFd common stock outstanding immediately following the merger, at any annual or special meeting of WaFd shareholders with respect to the election of directors, it will cause all of its shares of WaFd common stock to be present in person or by proxy for quorum purposes and will vote those shares as recommended by the WaFd board with respect to the election of each legacy WaFd director. In any contested election involving one or more legacy WaFd directors, each major investor will instead vote its shares in proportion to the votes cast by the other WaFd shareholders who are not party to the shareholders agreement or officers or directors of WaFd.
Management Following the Merger
Other than Messrs. Radway and Seibly (in the case of EverBank) and Mr. Beardall (in the case of WaFd), the current directors of EverBank and WaFd who are expected to be designated as legacy EverBank directors or legacy WaFd directors, respectively, on the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank, and the class of the Board of Directors of the surviving corporation in which each is expected to serve, are set forth in the section entitled “Executive Officers and Directors of the Combined Company.” Non-employee members of the Board of Directors of the surviving corporation will be compensated for such service.
The merger agreement and the bylaws amendment provide that following the merger, Robert Radway will serve as Chairman of the Board of Directors of the surviving corporation and the surviving bank, Greg Seibly will serve as Chief Executive Officer of the surviving corporation and the surviving bank and as a member of each of their boards of directors, and Brent Beardall will serve as President of the surviving corporation and the surviving bank and as a member of each of their boards of directors.
The Shareholders Agreement
The shareholders agreement also provides for certain post-closing transfer restrictions on the shares of WaFd common stock received by EverBank shareholders in the merger. Specifically, 10% of such shares will be released from transfer restrictions 30 days following the closing, an additional 10% will be released 90 days following the closing, an additional 40% will be released 180 days following the closing, and the remaining 40% will be released 12 months following the closing. The shareholders agreement will also provide certain EverBank shareholders with certain shelf, demand and piggyback registration rights, including that, if not previously filed, WaFd will file a shelf registration statement to cover the resale of the shares of WaFd common stock and WaFd rollover preferred stock received by EverBank shareholders in the merger. For additional information, see the section entitled “Shareholders Agreement.”
Consequences if the Merger is Not Completed
If the WaFd shareholder approval is not received, or if the merger is not completed for any other reason, then the merger agreement may be terminated. In the event of a termination, the merger agreement will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:
•	no termination will relieve any party from any liability or damages arising out of its fraud or willful breach of any provision of the merger agreement occurring prior to termination;
•	no termination will affect the obligations of WaFd and EverBank contained in the confidentiality agreement between them; and
•
certain other provisions of the merger agreement, including provisions with respect to confidentiality, public announcements, certain finance and reimbursement matters, the allocation of fees and expenses and, if applicable, the termination fee described below, will survive such termination.

If the merger agreement is terminated under specified circumstances, WaFd may be required to pay EverBank a termination fee of $101,060,629. The termination fee constitutes liquidated damages and not a penalty and, except in the case of fraud or a willful breach, is EverBank’s sole monetary remedy in the event of a termination of the merger agreement in those circumstances. In no event will WaFd be obligated to pay the termination fee on more than one occasion.
For additional information, see the section entitled “The Merger Agreement—Termination Fee.”
Regulatory Approvals
To complete the merger, WaFd and EverBank need to obtain approvals or consents from, or make filings with, a number of U.S. federal and state bank and other regulatory authorities. Subject to the terms of the merger agreement, WaFd and EverBank have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such regulatory agencies and governmental entities. As described above, the requisite regulatory approvals consist of all regulatory authorizations, consents, orders, approvals or waivers of prior approval from (or notices to) the Federal Reserve Board, the OCC and the State of Washington, together with the expiration of all statutory waiting periods in respect thereof. As of the date of this proxy statement, WaFd and EverBank have submitted applications and notifications to obtain the requisite regulatory approvals.
Neither WaFd nor EverBank is required to, and neither may (without the written consent of the other), take any action, commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by the merger agreement or in connection with obtaining any permits, consents, approvals and authorizations of governmental entities that would, either individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger, and thereby constitute a materially burdensome regulatory condition.
The approval of an application means only that the statutory and regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by EverBank shareholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.
WaFd and EverBank believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the combined company following the completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.
Federal Reserve Board
The merger is subject to the approval of the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve Board takes into consideration a number of factors when acting on applications under Section 3 of the BHC Act. These factors include the effect of the proposal on competitiveness in affected banking markets, the financial and managerial resources of the companies and banks involved (including consideration of the capital adequacy, liquidity and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the combined organization. The Federal Reserve Board also considers the effectiveness of the applicant in combating money laundering, the convenience and needs of the communities to be served, and the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market. In considering an application under Section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act of 1977 (the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of WaFd Bank and EverBank, National Association in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. As part of the review process in merger transactions, the Federal Reserve Board frequently receives protests from community groups and others. In their most recent CRA performance evaluations, WaFd Bank and EverBank, National Association both received an overall “Satisfactory” regulatory rating.
In addition, in connection with interstate merger and bank merger transactions, the Federal Reserve Board considers certain additional factors under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, as amended (the “Riegle-Neal Act”), including the capital position of the acquiring bank holding company or bank, as the case may be, relevant state laws regarding the minimum age of the bank to be acquired, the concentration of deposits on a nationwide and statewide basis, and compliance with any applicable state community reinvestment and antitrust laws.
OCC
The merger is subject to the prior approval of the OCC under Section 18(c) of the Federal Deposit Insurance Act (the “Bank Merger Act”). In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction, (2) the financial and managerial resources of the depository institutions party to the bank merger and the future prospects of the resulting institution, (3) the depository institutions’ effectiveness in combating money-laundering activities, (4) the convenience and needs of the communities to be served, and (5) the extent to which the merger would result in greater or more concentrated risks to the stability of the United States banking or financial system. The OCC also reviews the performance records of the relevant depository institutions under the CRA, including their CRA ratings, and certain additional factors under the Riegle-Neal Act, including the capital position of the acquiring bank holding company or bank, as the case may be, relevant state laws regarding the minimum age of the bank to be acquired, the concentration of deposits on a nationwide and statewide basis, and compliance with any applicable state community reinvestment and antitrust laws.
State of Washington
WaFd is also required to file a notice with the State of Washington pursuant to section 30A.49.125 of the Revised Code of Washington, indicating that WaFd Bank is a party to an application with the OCC to be acquired by EverBank, National Association by merger.
Public Notice and Comments
The BHC Act, the Bank Merger Act, and related Federal Reserve Board and OCC regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve Board and the OCC. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. These agencies are also authorized to hold one or more public hearings or meetings if these agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the application is under review by these agencies.
Additional Regulatory Approvals and Notices
Additional notifications and/or applications requesting approval may be submitted to various other federal, state and non-U.S. regulatory authorities and self-regulatory organizations, including the Texas Department of Insurance.
Expected Timing of the Merger
Neither WaFd nor EverBank can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of WaFd and EverBank. WaFd must obtain the WaFd shareholder approval, and WaFd and EverBank must also obtain the requisite regulatory approvals and satisfy the other closing conditions. WaFd and EverBank expect the merger to be completed promptly after those approvals have been obtained and those conditions have been satisfied or waived. Subject to the satisfaction of the conditions to the merger, the merger is expected to close in early 2027.
For a further description of WaFd’s and EverBank’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Merger Agreement—Covenants and Agreements—Efforts to Complete the Merger.”
Stock Exchange Listing
WaFd has agreed to use its reasonable best efforts to cause the shares of WaFd common stock to be issued as merger consideration to be approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance, prior to the merger effective time.
Legal Proceedings
WaFd and EverBank may incur costs in connection with the defense or settlement of any shareholder lawsuits filed in connection with the merger. Such litigation could have an adverse effect on the financial condition and results of operations of WaFd and EverBank and could prevent or delay the consummation of the merger.
Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future. See the section entitled “Risk Factors” for additional information and risks regarding any such potential litigation.
As of the date of this proxy statement, WaFd is not aware of the filing of any lawsuits challenging the merger agreement, the shareholders agreement, the transactions contemplated thereby or this proxy statement; however, WaFd may become subject to lawsuits in the future relating to such matters. See the section entitled “Risk Factors” for additional information and risks regarding any such potential litigation.
Accounting Treatment
EverBank has been designated as the accounting acquirer in the merger. Accordingly, the merger will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with U.S. GAAP. Under the acquisition method of accounting, the assets and liabilities of WaFd will be recorded at their respective fair values at the date the merger is completed and added to those of EverBank. The reported financial condition and results of operations of the combined company for periods after completion of the merger will reflect the historical financial position and results of operations of EverBank, and will not be restated retroactively to reflect the historical financial position or results of operations of WaFd for periods prior to the merger.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by the merger agreement, which is attached to this proxy statement as Annex A and which constitutes part of this proxy statement. We encourage you to read carefully the merger agreement in its entirety because this summary may not contain all of the information about the merger agreement that is important to you. The rights and obligations of the parties to the merger agreement are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement as of specific dates, were solely for the benefit of the parties to the merger agreement (except as otherwise specified therein) and may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between the parties rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto, or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants and agreements in the merger agreement as actual limitations on the respective businesses of the parties because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedule to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties, or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the filings that WaFd has made or will make with the SEC. See the section entitled “Where You Can Find More Information.”
Structure of the Merger
Subject to the terms and conditions of the merger agreement, and in accordance with the WBCA and the Delaware General Corporation Law (the “DGCL”), at the merger effective time EverBank will merge with and into WaFd, with WaFd continuing as the surviving corporation and electing to be treated as a financial holding company and continuing its corporate existence under the laws of the State of Washington. Upon consummation of the merger, the separate corporate existence of EverBank will terminate. Immediately following the merger, the surviving corporation will change its name to EverBank Financial Corp, and WaFd Bank will merge with and into EverBank, National Association in the bank merger, with EverBank, National Association continuing as the surviving bank.
It is intended that the merger will constitute a transaction for U.S. federal income tax purposes that will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Closing
Subject to the terms and conditions set forth in the merger agreement, the closing will take place at 10:00 a.m., New York City time, remotely via the electronic exchange of closing deliveries, on a date as soon as reasonably practicable after (but no later than five business days after) the satisfaction or waiver of all of the conditions to the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver thereof at the closing), or on such other date, time or place as WaFd and EverBank may agree in writing. The closing may not occur on or before December 31, 2026, and if the closing would otherwise be required to occur on one of the last 10 days of the month in which the conditions to the merger have been satisfied or waived, the closing will instead take place on the first business day of the immediately following month. We currently anticipate that the closing will occur in early 2027.

Effective Time
In order to effectuate the merger, WaFd will cause to be filed articles of merger (the “articles of merger”), as provided under the WBCA, with the Secretary of State of the State of Washington. The merger will become effective as of the date and time specified in the articles of merger in accordance with the relevant provisions of the WBCA, or at such other date and time as may be provided by applicable law (which date and time is the merger effective time).
Effects of the Merger
At and after the merger effective time, the merger will have the effects set forth in the applicable provisions of the WBCA and the merger agreement. Accordingly, at the merger effective time, all the property, rights, privileges, powers and franchises of EverBank will vest in WaFd, and all debts, liabilities, obligations, restrictions, disabilities and duties of EverBank will become the debts, liabilities, obligations, restrictions, disabilities and duties of WaFd.
At the merger effective time, the articles of incorporation of WaFd, as in effect immediately prior to the merger effective time and as amended by the articles of amendment establishing the WaFd rollover preferred stock, will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with applicable law. The bylaws of WaFd, as in effect immediately prior to the merger effective time, will be amended by the bylaws amendment, and such bylaws, as so amended, will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law. WaFd will take all actions required to cause the corporate name of the surviving corporation to be changed to “EverBank Financial Corp” effective immediately following the merger effective time.
At the effective time of the bank merger, all the property, rights, privileges, powers and franchises of WaFd Bank and EverBank, National Association will vest in the surviving bank, and all debts, liabilities and duties of WaFd Bank and EverBank, National Association will become the debts, liabilities and duties of the surviving bank. Immediately following the effective time of the bank merger, the surviving bank will continue to operate the main office and each of the branches of WaFd Bank existing as of that time as branches of the surviving bank, and will continue to operate each of the branches of the surviving bank existing at that time, in each case without limiting the authority of EverBank, National Association or the surviving bank under applicable law to close, relocate or otherwise make any change regarding any such branch.
Directors and Officers
Directors of the Surviving Corporation and Surviving Bank
The merger agreement, the bylaws amendment and the shareholders agreement provide for certain governance matters relating to the surviving corporation and surviving bank. From the closing until the fourth anniversary of the closing, the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank will each have 13 directors, comprised of seven legacy EverBank directors and six legacy WaFd directors.
At the closing, the legacy EverBank directors will be designated by EverBank in accordance with the shareholders agreement and will include Robert Radway and Greg Seibly, and the legacy WaFd directors will be designated by WaFd and will include Brent Beardall and five other independent directors, in each case subject to meeting the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of each board. The initial EverBank directors and the initial WaFd directors will be apportioned as nearly evenly as possible among the classes of the Board of Directors of the surviving corporation, such that each class consists of two legacy WaFd directors and at least two legacy EverBank directors. From the merger effective time through the fourth anniversary of the merger effective time, any vacancy on either board will be filled in accordance with the bylaws amendment, under which vacancies in seats held by legacy EverBank directors and legacy WaFd directors are filled by replacement directors selected by a majority vote of a nominating committee comprised of the independent directors of the applicable group, and each such committee has the exclusive authority to nominate directors for election to the seats in its group. For additional information, see the section entitled “Shareholders Agreement” and Annex B to this proxy statement.
Other than Messrs. Radway and Seibly (in the case of EverBank) and Mr. Beardall (in the case of WaFd), the current directors of EverBank and WaFd who are expected to be designated as legacy EverBank directors or legacy WaFd directors, respectively, on the Board of Directors of the surviving corporation and the Board of Directors of the surviving bank, and the class of the Board of Directors of the surviving corporation in which each is expected to serve, are set forth in the section entitled “Executive Officers and Directors of the Combined Company.” Non-employee members of the Board of Directors of the surviving corporation will be compensated for such service.
Officers of the Surviving Corporation and Surviving Bank
Effective as of the merger effective time, Robert Radway will serve as Chairman of the Board of Directors of the surviving corporation and of the Board of Directors of the surviving bank, Greg Seibly will serve as Chief Executive Officer of the surviving corporation and the surviving bank and as a member of each of their boards of directors, and Brent Beardall will serve as President of the surviving corporation and the surviving bank and as a member of each of their boards of directors. Mr. Seibly will continue to serve as Chief Executive Officer, and Mr. Beardall will continue to serve as President, in each case unless any change in role or termination of such service (if prior to the fourth anniversary of the closing) is approved by the affirmative vote of at least two-thirds of the full Board of Directors. From the closing until the fourth anniversary of the closing, the selection of any individual to replace Mr. Radway as Chairman of the Board will require the affirmative vote of at least a majority of the full Board of Directors, and any such individual must be an independent director who is not affiliated or associated with any major investor. The bylaws of the surviving bank in effect as of the effective time of the bank merger will be consistent in all respects with the foregoing.
Merger Consideration
If the merger is completed, pursuant to and subject to the terms and conditions of the merger agreement, each share of EverBank Class A common stock and each share of EverBank Class B common stock issued and outstanding immediately prior to the merger effective time, other than certain shares as set forth in the merger agreement, will be converted into the right to receive a number of shares of WaFd common stock equal to the exchange ratio.
The Exchange Ratio
The exchange ratio will be determined in accordance with the merger agreement such that immediately following the merger:
•	the former holders of EverBank common stock and EverBank equity awards will hold approximately 59.175% of the total issued and outstanding shares of WaFd common stock on a fully diluted basis; and
•
the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) will hold approximately 40.825% of the total issued and outstanding shares of WaFd common stock on a fully diluted basis.

These ownership percentages are fixed and will not be adjusted for any reason, including any change in the trading price of WaFd common stock.
As of the date of this proxy statement, WaFd estimates that approximately 107.3 million shares of WaFd common stock, on a fully diluted basis, will be issued at the closing. This estimate is based on calculating the exchange ratio in accordance with the terms of the merger agreement using the number of fully diluted shares of EverBank common stock and WaFd common stock currently outstanding, assuming (a) all EverBank performance options vest and (b) the number of shares underlying EverBank and WaFd equity awards that are options is determined using the treasury stock method based on the closing price of WaFd common stock.
WaFd will not issue any fractional shares of WaFd common stock in the merger. Each holder of EverBank common stock who would otherwise be entitled to a fraction of a share of WaFd common stock will instead receive an amount in cash, without interest, determined by multiplying the fraction of a share such holder would otherwise be entitled to receive by the WaFd share closing price.
Effect on Equity Interests
At the merger effective time, the following will occur automatically by virtue of the merger:
•	Each share of WaFd common stock issued and outstanding immediately prior to the merger effective time will remain issued and outstanding and will be unchanged by the merger; and

•
All issued and outstanding shares of EverBank common stock, other than shares owned by EverBank or WaFd (excluding the exception shares) and dissenting shares described below, will be converted into the right to receive the merger consideration.

As of the merger effective time, the shares of EverBank common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and cease to exist, and holders of those shares will cease to have any rights with respect to them, except the right to receive the merger consideration, cash in lieu of any fractional share and any dividends or distributions payable in accordance with the terms of the merger agreement.
In addition, at the merger effective time, the following will occur automatically by virtue of the merger:
•
Each of the 675,000 shares of EverBank preferred stock issued and outstanding immediately prior to the merger effective time will be converted into the right to receive one share of the WaFd rollover preferred stock; and

•
Each share of EverBank common stock owned by EverBank immediately prior to the merger effective time, other than exception shares, will be automatically cancelled and cease to exist, and neither the merger consideration nor any other consideration will be delivered in exchange for those shares.

For these purposes, “exception shares” means shares of EverBank common stock (a) held in any EverBank benefit plans or related trust accounts, managed accounts, mutual funds or the like, or otherwise held in a fiduciary or agency capacity, or (b) held, directly or indirectly, in respect of debts previously contracted. Shares of EverBank common stock owned by EverBank as treasury stock or otherwise owned by EverBank or WaFd, other than exception shares, will not be converted into the right to receive the merger consideration. Exception shares will be converted into the right to receive the merger consideration on the same basis as other shares of EverBank common stock.
“Dissenting shares” means shares of EverBank common stock or EverBank preferred stock held by a holder who has properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights under Section 262 of the DGCL. Dissenting shares will not be converted into the right to receive the merger consideration, and the holder of dissenting shares will be entitled only to such rights as may be granted under Section 262 of the DGCL. However, if such holder’s appraisal rights are withdrawn or lost, then such dissenting shares will automatically be converted into the right to receive the merger consideration.
Treatment of WaFd Equity Awards
At the merger effective time, each outstanding WaFd stock option, restricted stock award and restricted stock unit award (collectively, “WaFd equity awards”) that (a) is vested but not yet settled as of immediately prior to the merger effective time or (b) by its terms becomes vested in connection with the closing (which includes all awards granted prior to September 6, 2026), will become fully vested and exercisable, and all forfeiture restrictions and vesting conditions applicable thereto will lapse. Each WaFd equity award that does not vest in connection with the closing (which includes all awards granted following September 6, 2026 but prior to the closing) will continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such WaFd equity award immediately prior to the merger effective time.
Treatment of EverBank Equity Awards
The merger agreement provides for the treatment of outstanding EverBank equity awards at the merger effective time as follows:
•
Each EverBank time-vesting stock option (“EverBank time-vesting option”) that is outstanding and unexercised immediately prior to the merger effective time will be converted into an option to purchase a number of shares of WaFd common stock equal to the product of (a) the number of shares of EverBank common stock subject to such EverBank time-vesting option immediately prior to the merger effective time and (b) the exchange ratio, rounded down to the nearest whole share, at an exercise price per share equal to the quotient of (i) the exercise price per share applicable to such EverBank time-vesting option immediately prior to the merger effective time, divided by (ii) the exchange ratio, rounded up to the nearest whole cent. Each converted EverBank time-vesting option will be subject to the same terms and conditions (including the vesting schedule) as applied to such option immediately prior to the merger effective time.

•
Each EverBank performance-vesting stock option (“EverBank performance-vesting option”) that is outstanding and unexercised immediately prior to the merger effective time will vest based on the actual level of performance as of the merger effective time, as determined by the EverBank board prior to the merger effective time, and will be converted into a fully vested option to purchase WaFd common stock on the same terms described above for EverBank time-vesting options. Any EverBank performance-vesting option with respect to which the applicable performance-based vesting conditions have not been satisfied as of the merger effective time will be cancelled for no consideration.

•
Each outstanding EverBank deferred stock unit (“EverBank DSU”) will fully vest as of immediately prior to the merger effective time and will be cancelled and converted into the right to receive the merger consideration, plus any accrued but unpaid dividend equivalents with respect to such EverBank DSU.

Representations and Warranties
The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications (including exceptions to the effect that there have not been, and would not reasonably be expected to be, a “material adverse effect” (as defined below)).
The representations and warranties made by each party under the merger agreement relate to, among other things:
•	due organization, valid existence, good standing and qualification to do business;
•	due authorization of each party to enter into the merger agreement and consummate the transactions and agreements contemplated thereby;
•	the absence of any conflicts or violations of organizational documents and other material agreements or laws;
•	broker’s, finder’s and financial advisor’s fees;
•	the absence of certain legal proceedings, investigations and governmental orders;
•	tax matters;
•	compliance with laws, permits and regulatory matters, including regulatory agreements and the absence of any pending or threatened regulatory action;
•	material contracts and the absence of breach or default of material contracts;
•	required consents and approvals from governmental entities and certain third parties;
•	the adequacy of allowances for credit losses and the classification of loan portfolios;
•	capitalization;
•	equity awards and other rights to acquire capital stock;
•	environmental matters;
•	ownership of equity or voting interests of each of the parties’ subsidiaries being free and clear of liens;
•	deposit insurance and the absence of any proceeding to terminate such insurance;
•	compliance with the Community Reinvestment Act, the Bank Secrecy Act and anti-money laundering laws;
•	accuracy of financial statements and regulatory reports;
•	internal controls and disclosure controls and procedures relating to financial reporting;
•	the absence of material undisclosed liabilities or off-balance-sheet arrangements;
•	intellectual property rights and information technology systems, including cybersecurity matters;
•	related-party transactions;
•	real property, insurance and risk management matters;

•	the absence of certain changes or events after a specified date;
•	employee benefit plans;
•	employment and labor matters;
•	compliance with applicable anti-corruption, economic sanctions and international trade laws; and
•	the accuracy of information supplied or to be supplied by each party for inclusion in this proxy statement.
The merger agreement also contains additional representations and warranties of WaFd relating to, among other things, the following:
•	documents filed with the SEC and financial statements;
•	eligibility to file registration statements on Form S-3;
•	investment advisor subsidiaries;
•	insurance subsidiaries; and
•	receipt by the WaFd board of the opinion of WaFd’s financial advisor.
Material Adverse Effect
For purposes of the merger agreement, “material adverse effect” means, with respect to WaFd, EverBank or the surviving corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, or (b) the ability of such party to timely consummate the transactions contemplated by the merger agreement. With respect to clause (a) above, a material adverse effect will not be deemed to include the impact of or effects to the extent resulting from:
•	changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements, or authoritative interpretations thereof;
•
changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•
changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism or cyberattacks on third parties) or in economic or market conditions (including equity, credit and debt markets, as well as changes in interest rates) affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

•
changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods, wildfires or other natural or manmade disasters, or from any outbreak of any disease, epidemic, pandemic or other public health event;

•
public disclosure of the execution of the merger agreement, or public disclosure or consummation of the transactions contemplated thereby (including any effect on a party’s relationships with its customers or employees), it being understood that this exception does not apply for purposes of any representations and warranties relating to the announcement, pendency or consummation of such transactions, or actions expressly required by the merger agreement or taken with the prior written consent of the other party in contemplation of such transactions;

•
a decline in the trading price of a party’s common stock, or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including the underlying causes thereof, except, with respect to the first four bullets above, to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its subsidiaries are located.

A material adverse effect with respect to WaFd is referred to in this proxy statement as a “WaFd material adverse effect” and a material adverse effect with respect to EverBank is referred to as an “EverBank material adverse effect.”
Covenants and Agreements
Conduct of the Businesses Pending the Merger
Each of EverBank and WaFd has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the closing date. During that period, except as expressly contemplated or permitted by the merger agreement, required by law or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each party has agreed to, and to cause its subsidiaries to, conduct its business in the ordinary course in all material respects and use commercially reasonable efforts to maintain and preserve substantially intact its business organization and its material relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, governmental entities with jurisdiction over its operations and other third parties having material business relationships with it. Each party has also agreed, and to cause its subsidiaries, to take no action that would reasonably be expected to adversely affect in any material respect, or delay in any material respect, the receipt of any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement, or its ability to perform its covenants and agreements under the merger agreement or to consummate those transactions on a timely basis.
In addition, each party has agreed that, except (a) as expressly contemplated or permitted by the merger agreement (including as set forth in the applicable disclosure schedule), (b) as required by applicable law or (c) as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will not permit any of its subsidiaries to:
•
incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among itself and any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned subsidiary), other than, in each case, federal funds borrowings and Federal Home Loan Bank borrowings with a maturity not in excess of six months, the creation of deposit liabilities, issuances of letters of credit, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice;

•	adjust, split, combine or reclassify any capital stock;
•
make, declare, pay or set a record date for any dividend or other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible into or exchangeable for such shares, except for (a) quarterly cash dividends in amounts consistent with the applicable disclosure schedule, (b) dividends provided for and paid on any trust preferred securities in accordance with the terms thereof, (c) dividends paid by any of its subsidiaries to it or any of its wholly owned subsidiaries and (d) the acceptance of shares of its common stock as payment for the exercise, vesting, settlement or tax withholding of equity awards and dividend equivalents thereon, in each case in accordance with past practice and to the extent required by the terms of the applicable award agreements as in effect on the date of the merger agreement;

•
grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any shares of its capital stock or other equity or voting securities, or issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities, except for the issuance of shares upon the vesting or settlement of equity awards outstanding as of the date of the merger agreement or granted thereafter as permitted by the merger agreement;

•
sell, transfer, mortgage, license, encumber, fail to maintain or otherwise dispose of any of its properties or assets to any person other than a wholly owned subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;

•
except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other person, other than a wholly owned subsidiary;

•
except for transactions in the ordinary course of business, terminate, materially amend or waive any material provision of any of its material contracts, or make any material change in any instrument or agreement governing the terms of any of its securities, in each case other than normal renewals in the ordinary course of business without material adverse changes to terms with respect to it or its subsidiaries, or enter into any contract that would have constituted a material contract if it were in effect on the date of the merger agreement;

•
except as required by applicable law or the terms of any of its benefit plans as in effect on the date of the merger agreement, (a) enter into, adopt or terminate any of its material benefit plans, including any plan, program, policy, agreement or arrangement that would be considered a material benefit plan if in effect on that date, or (b) amend any of its material benefit plans, other than administrative amendments in the ordinary course of business consistent with past practice that do not materially increase the cost or expense of maintaining, or materially increase the benefits payable under, the plan, program, policy or arrangement;

•
except as required by applicable law or the terms of any of its benefit plans as in effect on the date of the merger agreement, (a) materially increase the compensation, bonus, severance, termination pay or other benefits payable to any current or former employee, officer, director, independent contractor or consultant, (b) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any of its equity awards or other equity-based awards or other compensation or benefit, (c) fund or provide any funding for any rabbi trust or similar arrangement, (d) terminate the employment or services of any employee, officer, director, independent contractor or consultant whose annual base fee or base cash compensation is greater than $400,000 in the case of EverBank or $300,000 in the case of WaFd (in each case other than for cause), or (e) hire or promote any employee, officer, director, independent contractor or consultant whose annual base fee or base cash compensation is or would be greater than those respective amounts;

•
voluntarily recognize any labor union, works council or similar labor organization as the representative of any of its employees, or enter into any collective bargaining agreement or similar agreement or arrangement;

•	conduct or announce any group reduction in force that would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988;
•
except for debt workouts in the ordinary course of business, settle or compromise any claim, suit, action or proceeding, other than (a) any settlement involving solely money damages not in excess of $2,000,000 individually or $10,000,000 in the aggregate (net of any insurance proceeds or indemnity, contribution or similar payments received in respect thereof) or (b) any settlement that does not involve or create a material adverse precedent and that would not impose any material restriction on the business of the party, its subsidiaries or the surviving corporation and its subsidiaries;

•
agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting its or its subsidiaries’ respective businesses or operations, or waive or release any material rights or claims other than in the ordinary course of business;

•
amend its certificate or articles of incorporation, its bylaws or the comparable governing documents of its subsidiaries, other than, in the case of WaFd, the amendments to the WaFd bylaws contemplated by the merger agreement;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve itself or any of its subsidiaries;

•
except for transactions in the ordinary course of business, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed or requested by any governmental entity;

•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any governmental entity;

•
enter into any new line of business, or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies or its other banking and operating, hedging, deposit, securitization and servicing policies, except as required by such policies or by applicable law, regulation or policies imposed by any governmental entity;

•
except pursuant to existing commitments entered into and disclosed to the other party prior to the date of the merger agreement, make or acquire, renew, modify or extend any loans that are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, its loan policy, or make, or commit to make, any capital expenditures that exceed $15,000,000;

•
make (other than in the ordinary course of business), change or revoke any material tax election, change any tax accounting period or material method of tax accounting, amend any material tax return, settle or compromise any material liability for taxes or any tax audit, exam or other proceeding with a governmental entity relating to a material amount of taxes, enter into any closing agreement with respect to taxes, knowingly surrender any right to claim a material tax refund, request any ruling from any governmental entity with respect to taxes, or agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than automatic extensions of time for filing tax returns); or

•
make any application for the opening, relocation or closing of, or open, relocate or close, any branch office, loan production office or other significant office or operations facility, or purchase any new real property or enter into, amend or renew any real property lease (in each case, other than in consultation with the other party in specified circumstances), knowingly take any action that is intended to or would reasonably be expected to adversely affect or materially delay the receipt of any requisite regulatory approvals or the ability of the parties to consummate the merger or the bank merger, or agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the foregoing.

Efforts to Complete the Merger
WaFd and EverBank have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement, including the merger and the bank merger, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. As of the date of this proxy statement, WaFd and EverBank have submitted applications and notifications to obtain the requisite regulatory approvals. In addition, each of WaFd and EverBank has agreed to use its reasonable best efforts, and to cause its subsidiaries to use their reasonable best efforts, in each case as promptly as practicable, to:
•
take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on it or its subsidiaries with respect to the merger and the bank merger and, subject to the conditions set forth in the merger agreement, to consummate the transactions contemplated by the merger agreement;

•
obtain, and cooperate with the other party in obtaining, any material consent, authorization, order or approval of, or any exemption by, any governmental entity or any other third party that is required to be obtained in connection with the merger, the bank merger and the other transactions contemplated by the merger agreement;

•
avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing; and

•	avoid or eliminate each and every impediment so as to enable the closing to occur as soon as possible.
Notwithstanding the foregoing, nothing in the merger agreement obligates either party or any of its affiliates to make any payment to any third person, to commence any action or proceeding, or to offer to grant any material accommodation, financial or otherwise, to any third person in order to obtain that person’s consent or approval under any contract, and the receipt of any such third-party consent or approval is not a condition to the closing.
WaFd and EverBank have also agreed to cooperate with each other in the preparation and filing of all applications, notices, petitions and filings required to obtain the requisite regulatory approvals, and each party has the right to review in advance, and to the extent practicable consult with the other party on, all information relating to it that appears in any such filing or in any written materials submitted to any governmental entity in connection with the transactions contemplated by the merger agreement.
In connection with the execution of the merger agreement, WaFd entered into an investor support agreement (the “investor support agreement”) with each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners, Sixth Street and Bayview Asset Management, as well as TIAA (each, an “EverBank investor”), pursuant to which each such EverBank investor agreed to provide certain information and make certain commitments in connection with seeking and obtaining certain regulatory approvals that are necessary or advisable to consummate the merger.
Each party has also agreed to keep the other party apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other party with copies of notices or other written communications received from any governmental entity or third party with respect to such transactions, and to promptly advise the other party upon receiving any communication from any governmental entity whose consent or approval is required for the closing that causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.
Neither WaFd nor EverBank is required to, and neither may (without the written consent of the other), take any action, commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by the merger agreement or in connection with obtaining any permits, consents, approvals and authorizations of governmental entities, that would, either individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger, and thereby constitute a materially burdensome regulatory condition.
The receipt of the requisite regulatory approvals, and the absence of any materially burdensome regulatory condition, are conditions to each party’s obligation to complete the merger. For additional information, see the sections entitled “The Merger—Regulatory Approvals” and “—Conditions to the Merger.”
In addition, each party has agreed not to knowingly take any action that is intended to or would reasonably be expected to adversely affect or materially delay the receipt of any requisite regulatory approvals or the ability of the parties to consummate the merger or the bank merger.
WaFd Special Meeting
WaFd has agreed to set a record date for, call, give notice of, convene and hold the special meeting as promptly as reasonably practicable after this proxy statement is mailed to WaFd shareholders, for the purpose of obtaining the WaFd shareholder approval, together with any other matters of the type customarily brought before a meeting of shareholders that may be mutually agreed by WaFd and EverBank.
Notwithstanding any adverse recommendation change, unless the merger agreement has been validly terminated, WaFd has agreed that the special meeting will be convened and the stock issuance proposal will be submitted to WaFd shareholders for their consideration and vote.
Unless the WaFd board has made an adverse recommendation change as described under the section entitled “—Change of Recommendation,” the WaFd board will recommend that WaFd shareholders approve the stock issuance and use its reasonable best efforts to cause the WaFd shareholder approval to be received at the special meeting or any adjournment or postponement thereof.

No Solicitation
The merger agreement sets forth mutual restrictions on WaFd’s and EverBank’s ability to engage with third parties regarding acquisition proposals.
Each of WaFd and EverBank has agreed that it will not, and will cause its subsidiaries and its and its subsidiaries’ officers, directors and employees not to, and will use reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:
•	solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any acquisition proposal;
•
enter into or participate in any discussions or negotiations with, furnish any confidential information relating to it or any of its subsidiaries to, or afford access to its or its subsidiaries’ business, properties, assets, books or records to, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any actual or potential acquisition proposal by, any third party that it knows, or should reasonably be expected to know, is seeking to make, has made or is reasonably likely to make, an acquisition proposal;

•
take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination” statute or regulation or other similar anti-takeover law or regulation of the State of Washington, in the case of WaFd, or the State of Delaware, in the case of EverBank, inapplicable to any third party or any acquisition proposal;

•	fail to enforce, or amend or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of it or any of its subsidiaries; or
•
enter into any agreement with a third party constituting or relating to an acquisition proposal (in the case of WaFd, other than a confidentiality agreement entered into in accordance with the merger agreement as described below).

In addition, WaFd has agreed to notify EverBank promptly (and in any event within 48 hours) after receipt by WaFd or any of its representatives of any acquisition proposal or any written request for information relating to WaFd or any of its subsidiaries, or for access to their business, properties, assets, books or records, from any third party that WaFd or any member of the WaFd board knows is considering making, is reasonably likely to make or has made an acquisition proposal. That notice must identify the third party and, to the extent known, the material terms and conditions of the acquisition proposal. WaFd has also agreed to keep EverBank reasonably informed, on a reasonably current basis, of the status and details of any such acquisition proposal and to provide EverBank, within 48 hours of receipt, copies of all material correspondence and written materials describing any material terms or conditions of any such acquisition proposal. The merger agreement does not impose a corresponding notice obligation on EverBank.
An “acquisition proposal” means, with respect to WaFd or EverBank, as applicable, other than the transactions contemplated by the merger agreement, any offer, inquiry or proposal relating to, or any third party indication of interest in:
•
any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of such party and its subsidiaries or 20% or more of any class of equity or voting securities of such party or its subsidiaries whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of such party;

•
any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of such party or its subsidiaries whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of such party; or

•
a merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving such party or its subsidiaries whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of such party.

Change of Recommendation
Subject to certain exceptions described below, the WaFd board has agreed to recommend that WaFd shareholders vote “FOR” the stock issuance proposal.
Under the merger agreement, an “adverse recommendation change” is deemed to have occurred if the WaFd board (a) fails to make, withdraws, or qualifies, amends or modifies in any manner adverse to EverBank, its recommendation that WaFd shareholders approve the stock issuance, (b) fails to make, or to include in this proxy statement, that recommendation or (c) recommends, adopts or approves, or publicly proposes to recommend, adopt or approve, any acquisition proposal. Any failure by the WaFd board to publicly and without qualification either recommend against an acquisition proposal or reaffirm its recommendation, in each case within 10 business days (or such fewer number of days as remains prior to the special meeting) after such acquisition proposal is made public, will be treated as a withdrawal of the WaFd board’s recommendation that is adverse to EverBank.
Prior to obtaining the WaFd shareholder approval, the WaFd board may only make an adverse recommendation change (a) in connection with an acquisition proposal that constitutes a “superior proposal” or (b) in response to an “intervening event.” Both of these circumstances under which an adverse recommendation change may be made are described below.
Change of Recommendation for a Superior Proposal
The WaFd board may make an adverse recommendation change in connection with a superior proposal if, prior to the receipt of the WaFd shareholder approval, WaFd:
•	receives a bona fide written acquisition proposal;
•	such proposal did not result from a violation of its non-solicitation obligations under the merger agreement; and
•
the WaFd board determines in good faith (after consultation with its outside legal counsel and financial advisor) that (a) such acquisition proposal constitutes a “superior proposal” and (b) the failure to change its recommendation to WaFd shareholders would be more likely than not to result in a violation of its fiduciary duties under applicable law.

Prior to the WaFd board making an adverse recommendation change pursuant to the above:
•
WaFd must notify EverBank in writing at least four business days (the “matching period”) before making an adverse recommendation change of its intention to do so, attaching the most current version of any proposed agreement or a reasonably detailed summary of all material terms of such acquisition proposal and the identity of the third party making it (any material amendment to the financial terms or other material terms of such acquisition proposal requires WaFd to deliver a new written notice, thereby initiating a new notice period lasting two business days);

•
if requested by EverBank, during the matching period WaFd and its representatives must discuss and negotiate in good faith with EverBank and its representatives regarding any proposal by EverBank to amend the terms of the merger agreement in response to such acquisition proposal; and

•
after the matching period, the WaFd board, taking into account any proposal by EverBank to amend the terms of the merger agreement, must determine in good faith (after consultation with its outside legal counsel and financial advisor) that such acquisition proposal continues to constitute a superior proposal and that the failure to make an adverse recommendation change would be more likely than not to result in a violation of its fiduciary duties under applicable law.

A “superior proposal” means any bona fide written acquisition proposal that did not result from a violation of WaFd’s non-solicitation obligations under the merger agreement that the WaFd board determines in good faith (after consultation with its outside legal counsel and financial advisor), taking into account all the terms and conditions of the acquisition proposal, including regulatory approvals, availability of financing and closing timing, would result in a transaction that is more favorable to WaFd shareholders from a financial point of view than the transactions contemplated by the merger agreement (taking into account any proposal by EverBank to amend the terms of the merger agreement) and is reasonably likely to be completed on the terms proposed; provided that, for purposes of the definition of “superior proposal,” references in the term “acquisition proposal” to “20%” are deemed to be references to “50%.”

Change of Recommendation for an Intervening Event
The WaFd board may make an adverse recommendation change if, prior to the receipt of the WaFd shareholder approval, the WaFd board determines in good faith (after consultation with its outside legal counsel and financial advisor) that an intervening event has occurred and that the failure to make an adverse recommendation change would be more likely than not to result in a violation of its fiduciary duties under applicable law.
Prior to the WaFd board making an adverse recommendation change pursuant to the above, WaFd has agreed to take the following actions:
•
promptly provide notice in writing to EverBank that the WaFd board intends to make an adverse recommendation change, setting forth in reasonable detail a description of the intervening event and the rationale for the adverse recommendation change;

•
negotiate in good faith with EverBank (to the extent EverBank wishes to negotiate) for four business days following that notice (the “intervening event matching period”) regarding revisions to the terms of the merger agreement proposed by EverBank; and

•
if EverBank makes a written proposal during the intervening event matching period to adjust the terms and conditions of the merger agreement, the WaFd board, after taking into consideration the adjusted terms and conditions of the merger agreement as proposed by EverBank, must continue to determine in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to make an adverse recommendation change would be more likely than not to result in a violation of its fiduciary duties under applicable law.

An “intervening event” means any material event, development or change occurring or arising after the date of the merger agreement that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the WaFd board as of or prior to the date of the merger agreement, provided that none of the following, in and of itself, will constitute an intervening event: (a) an acquisition proposal or any consequence thereof, (b) any breach of the merger agreement, (c) any change in the market price or trading volume of WaFd common stock or the fact that WaFd meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact are not excluded by this clause (c)) or (d) the timing of any licenses, authorizations, permits, consents or approvals required to be obtained pursuant to the merger agreement prior to the closing.
Notwithstanding any adverse recommendation change, unless the merger agreement has been validly terminated, WaFd has agreed that the special meeting will be convened and the stock issuance proposal will be submitted to WaFd shareholders for their consideration and vote.
Registration Rights; Stock Exchange Listing
WaFd has agreed to take such actions as are necessary and proper to be prepared to, and to, file a registration statement in accordance with the Securities Act to register the merger consideration, which registration statement is required to be filed with the SEC no later than five business days prior to the first release date under the shareholders agreement and, if WaFd is then eligible, will be an automatic shelf registration statement. WaFd may satisfy this obligation by filing with the SEC a prospectus supplement under a “universal” or other shelf registration statement that also registers sales of securities for the account of WaFd or other holders. Prior to the closing, WaFd has agreed to use its commercially reasonable efforts not to take, or fail to take, any action that would reasonably be expected to cause WaFd to be ineligible to file an automatic shelf registration statement on Form S-3. Notwithstanding the filing of any such registration statement, unless otherwise determined by WaFd, the merger consideration will remain subject to the transfer restrictions in the shareholders agreement.
WaFd has agreed to use its reasonable best efforts to cause the shares of WaFd common stock to be issued as merger consideration to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the merger effective time.

Employee Benefits Matters
Under the merger agreement, each of WaFd and EverBank has agreed to take certain actions with respect to employee benefit matters, including with respect to:
•
providing, for the one-year period immediately following the merger effective time, to each employee of WaFd, EverBank or its subsidiaries as of the merger effective time who remains employed following the merger effective time (each, a “continuing employee”), (a) base salary or wages at least equal to that provided immediately prior to the merger effective time, (b) target cash incentive opportunities (other than retention, change-in-control or similar one-time bonus opportunities) that are, in the aggregate, comparable to those provided immediately prior to the merger effective time and (c) severance protections and benefits no less favorable than those provided immediately prior to the merger effective time;

•
crediting continuing employees with their years of service with WaFd or EverBank and their respective subsidiaries and predecessors for purposes of vesting, eligibility to participate, severance, paid time off and level of benefits under any new plans, to the extent such credit was given under the analogous benefit plan prior to the merger effective time, but not for purposes of benefit accrual under any defined benefit plan, for purposes of any frozen plan or plan providing grandfathered benefits, or to the extent crediting would result in a duplication of benefits;

•
making each continuing employee immediately eligible to participate, without any waiting time, in any new plan to the extent it replaces coverage under a similar existing plan in which that employee participated, and using commercially reasonable efforts to cause all pre-existing condition exclusions and limitations and actively-at-work requirements under any new welfare plan to be waived for continuing employees and their covered dependents, except to the extent those exclusions and waiting periods would have applied under the analogous existing plan, and to cause eligible expenses incurred under the corresponding existing plan during the applicable plan year to be credited toward deductible, coinsurance and maximum out-of-pocket requirements under the new welfare plan; and

•	treating the consummation of the merger as a “change of control” for purposes of WaFd benefit plans but not for purposes of EverBank benefit plans.
The merger agreement does not prohibit WaFd, EverBank or any of their respective subsidiaries from amending or terminating any benefit plan in accordance with its terms, and does not require any of them to create or continue any particular compensation or benefit plan after the merger effective time or to employ any particular person on any particular terms. These provisions are solely for the benefit of the parties to the merger agreement, and no current or former employee, officer, director or consultant is a third-party beneficiary of them or is guaranteed employment or any specific term or condition of employment.
Director and Officer Indemnification and Insurance
The parties have agreed that, from and after the merger effective time, the surviving corporation will indemnify and hold harmless and advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by EverBank or WaFd pursuant to their respective organizational documents, the governing documents of their respective subsidiaries and the indemnification agreements in existence as of the date of the merger agreement, each present and former director or officer of EverBank, WaFd and their respective subsidiaries, in each case when acting in such capacity (each, an “indemnified party”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether arising before or after the merger effective time, arising out of the fact that such person is or was a director or officer of EverBank, WaFd or any of their respective subsidiaries and pertaining to matters existing or occurring at or prior to the merger effective time, including the transactions contemplated by the merger agreement. In the case of advancement of expenses, the indemnified party must provide an undertaking, in a reasonable and customary form, to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. These provisions survive the merger effective time and are enforceable by each indemnified party and his or her heirs and representatives. The obligations of the surviving corporation under these provisions may not be terminated or modified in a manner so as to adversely affect any indemnified party without the prior written consent of the affected person, and the surviving corporation will cause any successor or assign to assume these obligations.

At or prior to the merger effective time, each of EverBank and WaFd will purchase past acts and extended reporting period (“tail”) insurance coverage under its (a) current directors’ and officers’ insurance policy, (b) employment practices liability insurance policy and (c) bankers professional insurance policy (or may substitute policies with a substantially comparable insurer providing at least the same coverage and amounts on terms no less advantageous to the insured), in each case providing coverage with respect to claims arising from facts or events which occurred at the merger effective time or during at least the six-year period immediately preceding the merger effective time (including the transactions contemplated by the merger agreement) and in effect for a period of at least six years from and after the merger effective time. Neither EverBank nor WaFd will expend, on an annual basis, for such extended insurance coverage an amount in excess of 300% of the current annual premium paid as of the date of the merger agreement by EverBank or WaFd, respectively, for such insurance.
Other Covenants
Under the terms of the merger agreement, WaFd and EverBank made certain other covenants to and agreements with each other regarding other matters including, but not limited to:
•	confidentiality and access to certain information during the period prior to the closing;
•
timely notifications to the other party of certain matters, including any proceeding commenced or, to such party’s knowledge, threatened against, that questions the validity or legality of the transactions or seeks damages in connection therewith;

•
coordination between the parties on the declaration of dividends in respect of WaFd common stock and EverBank common stock and the related record and payment dates, so that holders of EverBank common stock neither receive two dividends nor fail to receive one dividend in any quarter with respect to their shares of EverBank common stock and the shares of WaFd common stock received in exchange for them in the merger;

•
consultation with the other party before issuing, and giving each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger agreement and the transactions contemplated thereby;

•	actions to be taken (and not taken) by the parties with respect to anti-takeover laws;
•	cooperation in connection with any shareholder litigation relating to the merger agreement or the transactions contemplated thereby;
•	actions to be taken (and not taken) by the parties to ensure that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;
•	cooperation and other obligations regarding certain tax matters;
•	entry by WaFd and certain shareholders of EverBank into the shareholders agreement;
•	coordination between the parties on integration planning matters prior to the closing;
•
actions to be taken by WaFd to cause the acquisitions of equity securities of WaFd (including derivative securities) resulting from the transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act for individuals subject to the reporting requirements of Section 16(a) of the Exchange Act; and

•	delivery by EverBank to WaFd of periodic financial statements and other financial information during the period prior to the closing.
Conditions to the Merger
Conditions to the Obligations of the Parties to Complete the Merger
The obligations of each of WaFd and EverBank to complete the merger are subject to the mutual satisfaction or waiver of various conditions at or prior to the merger effective time, including the following:
•	the approval of the stock issuance by WaFd shareholders;
•	the shares of WaFd common stock issuable pursuant to the merger agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance;

•
the absence of any order, injunction or decree issued by any governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and the absence of any law, statute, rule or regulation having been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any such case, prohibits or makes illegal the consummation of the merger or the bank merger; and

•
the requisite regulatory approvals having been obtained and the expiration of all statutory waiting periods in respect thereof, and no such requisite regulatory approval having resulted in the imposition of a materially burdensome regulatory condition.

The requisite EverBank shareholder approval was obtained by written consent delivered immediately following the execution and delivery of the merger agreement, and no further approval by EverBank’s shareholders in connection with the merger is required.
Conditions to the Obligations of WaFd to Complete the Merger
In addition, the obligation of WaFd to complete the merger is subject to the satisfaction or waiver of various conditions at or prior to the merger effective time, including the following:
•
the representations and warranties of EverBank set forth in the merger agreement must be true and correct, subject to the materiality standards and other qualifications set forth in the merger agreement, as of the date of the merger agreement and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•
EverBank must have performed, or complied with, in all material respects all obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the merger effective time;

•	WaFd must have received a certificate signed on behalf of EverBank by its Chief Executive Officer or Chief Financial Officer stating that the above two conditions have been satisfied; and
•
WaFd must have received a written opinion from Simpson Thacher & Bartlett LLP (or, if it is unable or declines to deliver such opinion, such other tax counsel of nationally recognized standing as determined by WaFd and reasonably acceptable to EverBank), dated as of the closing date, and in form and substance reasonably satisfactory to WaFd, to the effect that, on the basis of facts, representations, warranties and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Conditions to the Obligations of EverBank to Complete the Merger
In addition, the obligation of EverBank to complete the merger is subject to the satisfaction or waiver of various conditions at or prior to the merger effective time, including the following:
•
the representations and warranties of WaFd set forth in the merger agreement must be true and correct, subject to the materiality standards and other qualifications set forth in the merger agreement, as of the date of the merger agreement and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•
WaFd must have performed, or complied with, in all material respects all obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the merger effective time;

•	EverBank must have received a certificate signed on behalf of WaFd by its Chief Executive Officer or Chief Financial Officer stating that the above two conditions have been satisfied; and
•
EverBank must have received a written opinion from Wachtell, Lipton, Rosen & Katz (or, if it is unable or declines to deliver such opinion, such other tax counsel of nationally recognized standing as determined by EverBank and reasonably acceptable to WaFd) dated as of the closing date, and in form and substance reasonably satisfactory to EverBank, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the merger effective time:
•	by the mutual written consent of WaFd and EverBank;
•	by either WaFd or EverBank:
○
if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction has issued a final and nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain the requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements under the merger agreement;

○
if the merger is not consummated on or before the termination date, provided that if all conditions to the closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, and provided that such conditions would then be capable of being satisfied if the closing were to take place on such date) on or prior to the termination date, and the closing would thereafter occur within five business days after the termination date, the termination date will be automatically extended to that later date. However, this termination right is not available to a party if the failure of the closing to occur by the termination date is due to that party’s failure to perform or observe its obligations, covenants and agreements under the merger agreement;

○
if the other party has breached any of its obligations, covenants or agreements, or any of the other party’s representations or warranties has been breached or has ceased to be true, and such breach or failure to be true, either individually or in the aggregate with all other such breaches or failures by that party, would constitute, if occurring or continuing on the closing date, the failure of a condition to the terminating party’s obligation to complete the merger, and such breach or failure is not cured by the earlier of the termination date and 45 days following written notice to the breaching party, or by its nature or timing cannot be cured during that period. However, this termination right is not available to a party that is then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement; or

○	if the special meeting (including any adjournments or postponements thereof) has concluded and the WaFd shareholder approval has not been obtained.
•	by EverBank, if at any time prior to the receipt of the WaFd shareholder approval:
○	the WaFd board has made an adverse recommendation change; or
○
WaFd has materially breached its obligations under the merger agreement relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals.

In addition, the merger agreement may be terminated
•
by WaFd, if EverBank fails to deliver the written consent of the holders of the requisite number of shares of EverBank Class A common stock adopting and approving the merger agreement within 24 hours following the execution of the merger agreement. Such written consent was delivered following the execution of the merger agreement as required by the merger agreement.

Effect of Termination
If the merger agreement is terminated as described in “—Termination of the Merger Agreement” above, the merger agreement will be void and have no effect, and none of WaFd, EverBank, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever under the merger agreement or in connection with the transactions contemplated thereby, except that:
•
neither WaFd nor EverBank will be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of the merger agreement occurring prior to termination;

•	no termination will affect the obligations of WaFd and EverBank contained in the confidentiality agreement between them; and
•
the provisions of the merger agreement relating to the confidential treatment of information furnished by the other party, public announcements and certain finance and reimbursement matters, together with the provisions governing the effect of termination and the termination fee and the general provisions of the merger agreement, will survive such termination.

Termination Fee
The merger agreement provides that WaFd will pay EverBank a termination fee of $101,060,629 in cash in connection with a termination of the merger agreement under the following circumstances:
•
if, prior to the receipt of the WaFd shareholder approval, EverBank terminates the merger agreement because the WaFd board has made an adverse recommendation change or because WaFd has materially breached its obligations relating to the proxy statement, the special meeting, the WaFd board recommendation or the non-solicitation of acquisition proposals, or if either WaFd or EverBank terminates the merger agreement because the special meeting has concluded without the WaFd shareholder approval having been obtained at a time when the merger agreement was terminable by EverBank for either of those reasons; or

•
if (a) prior to the termination of the merger agreement, a bona fide acquisition proposal with respect to WaFd has been publicly disclosed or announced (and not publicly withdrawn) or made known to WaFd’s senior management or the WaFd board (and not withdrawn), or any person or group has publicly announced (and not publicly withdrawn) an intention to make an acquisition proposal with respect to WaFd, (b) the merger agreement is thereafter terminated, without the WaFd shareholder approval having been obtained, by either party because the special meeting has concluded or because the closing has not occurred by the termination date, or is terminated by EverBank due to WaFd’s breach as described above, and (c) on or prior to the first anniversary of such termination, WaFd consummates a transaction with respect to an acquisition proposal or enters into a definitive agreement providing for such a transaction (which need not be the same acquisition proposal that was made, disclosed or communicated prior to termination). For purposes of this provision, all references in the definition of “acquisition proposal” to “20%” are deemed to be references to “50%.”

The termination fee will be payable (a) in the case of a termination by EverBank in connection with an adverse recommendation change or a material breach by WaFd of those obligations, within two business days of such termination (or, if the merger agreement is terminated by WaFd in those circumstances, substantially concurrently with, and as a condition to, such termination), and (b) in the case of a termination described in the second bullet above, substantially concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction. Any payment of the termination fee will be made by wire transfer of immediately available funds to an account designated in writing by EverBank.
If WaFd fails to promptly pay the termination fee when due, and, in order to obtain such payment, EverBank commences a suit that results in a judgment against WaFd for such amount or any portion thereof, WaFd must pay EverBank its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit. Any amount not paid when due will bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal in effect on the date of such payment.
In no event will WaFd be obligated to pay the termination fee on more than one occasion. The termination fee, together with any costs, expenses and interest payable in connection with an action to collect it, constitutes liquidated damages and not a penalty and, except in the case of fraud or a willful breach, is EverBank’s sole monetary remedy in the event of a termination of the merger agreement in the circumstances described above.
Amendments; Waiver
Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the EverBank shareholder approval or the WaFd shareholder approval, except that after the receipt of either such approval, no amendment that requires further approval of the shareholders of EverBank or WaFd, as applicable, under applicable law may be made without obtaining that further approval. The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties. In addition, at any time prior to the merger effective time, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or satisfaction of any conditions for its benefit, in each case subject to the same limitation with respect to matters requiring further shareholder approval. Any such extension or waiver is valid only if set forth in a written instrument signed on behalf of the party granting it, and no such extension or waiver, or failure to insist on strict compliance with any obligation, covenant, agreement or condition, operates as a waiver of, or estoppel with respect to, any subsequent or other failure.
Specific Performance
The parties have agreed that irreparable damage would occur if any provision of the merger agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties are entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of its terms and provisions, including the parties’ obligation to consummate the merger, in addition to any other remedy to which they are entitled at law or in equity. Each party has further waived any defense in an action for specific performance that a remedy at law would be adequate, and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Applicable Law; Jurisdiction
The merger agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state, except that matters relating to the fiduciary duties of the WaFd board are governed by the laws of the State of Washington. Each party has irrevocably and unconditionally submitted to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if and only if that court finds it lacks jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from either of them, in any action or proceeding arising out of or relating to the merger agreement or the transactions contemplated thereby.
Waiver of Jury Trial
Each of WaFd and EverBank has irrevocably and unconditionally waived any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the merger agreement or the transactions contemplated thereby, including the merger. Each party has certified and acknowledged that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce such waiver, (b) it understands and has considered the implications of such waiver, (c) it makes such waiver voluntarily and (d) it has been induced to enter into the merger agreement by, among other things, such mutual waivers and certifications.
Fees and Expenses
Except as otherwise expressly provided in the merger agreement (including in respect of the termination fee described above), all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the merger is consummated. In addition, subject to the occurrence of the closing and except as otherwise provided in the merger agreement with respect to withholding, WaFd will pay, or cause to be paid, all transfer (including real estate transfer), stamp and documentary taxes imposed on WaFd, EverBank, the surviving corporation or their respective subsidiaries as a result of the consummation of the merger.

SHAREHOLDERS AGREEMENT
This section describes the material terms of the shareholders agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the shareholders agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the shareholders agreement that is important to you. You are encouraged to read the shareholders agreement carefully and in its entirety.
In connection with the execution of the merger agreement, WaFd entered into the shareholders agreement with certain shareholders of EverBank, including the major investors. The shareholders agreement will become effective at the closing, and as of that time will amend, restate and supersede in its entirety the existing stockholders agreement among EverBank and those shareholders.
Board of Directors
Under the shareholders agreement, from the closing until the fourth anniversary of the closing (the “nomination period”), for so long as a major investor beneficially owns a number of shares of WaFd common stock equal to at least 3% of the total issued and outstanding shares of WaFd common stock immediately following the merger (the “board ownership threshold”), each of funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners and Sixth Street, as well as TIAA, will have the right to nominate one investor director. Accordingly, as of the merger effective time it is expected that the WaFd board will include:
•	one director nominated by the Stone Point Capital investors;
•	one director nominated by the Warburg Pincus investors;
•	one director nominated by the Reverence Capital Partners investors;
•	one director nominated by the Sixth Street investors; and
•	one director nominated by the TIAA investors.
Under the shareholders agreement, the WaFd board has agreed to (a) include each such nominee in WaFd’s slate of director nominees and recommend that WaFd shareholders vote in favor of electing such nominee as a director at WaFd’s annual meeting and (b) use reasonable best efforts to have such nominee elected as a director of WaFd.
If a major investor ceases to own the board ownership threshold, such major investor’s investor director will resign. Each investor director will deliver to the WaFd board, in connection with his or her appointment, an irrevocable resignation letter providing that the resignation will take effect on the earlier of (a) 10 business days following written notice from WaFd to the applicable major investor that it has fallen below the board ownership threshold, unless that major investor has commenced a proceeding in respect of that determination, and (b) that major investor’s written confirmation to WaFd that it has fallen below the board ownership threshold. With respect to the first vacancy created in this manner, if the funds managed by Bayview Asset Management then own the board ownership threshold, the observer designated by Bayview Asset Management will be appointed as a director and will thereafter be deemed an investor director, and those funds will have the nomination rights of a major investor, subject to the ownership requirements described above. With respect to any subsequent major investors that cease to own the board ownership threshold, any replacement director prior to the fourth anniversary of the closing will be an independent director not affiliated or associated with any major investor, selected by the applicable remaining legacy EverBank directors. If at any time the investor directors would constitute 25% or more of the directors then serving on the WaFd board, WaFd will cause a number of vacancies to be filled as soon as reasonably practicable so as to ensure that the investor directors do not constitute 25% or more of the directors then serving on the WaFd board.
In addition, for so long as a major investor beneficially owns a number of shares of WaFd common stock equal to at least 1.5% of the total issued and outstanding shares of WaFd common stock immediately following the merger (the “observer ownership threshold”) but less than the board ownership threshold, or owns at least the board ownership threshold but its investor director is independent and not affiliated or associated with any major investor, that major investor will have the right to designate one observer to the WaFd board, who will also have the right to be an observer to any committee of the WaFd board. For so long as the major investors collectively own a number of shares of WaFd common stock equal to at least 15% of the total issued and outstanding shares of WaFd common stock immediately following the merger, the major investors (acting by majority of the shares then held by them) will also have the right to designate one additional board observer.
Subject to applicable legal and regulatory requirements, each investor director will also be appointed to the Board of Directors of WaFd’s bank subsidiary. The right of each major investor to nominate an investor director or designate an observer may be transferred only to an affiliate that acquires shares from that major investor as a permitted transferee, and only for so long as the transferee remains an affiliate.
Indemnification; Insurance and Expenses
Under the shareholders agreement, WaFd will provide customary indemnification and exculpation rights to directors, which will be reflected in WaFd’s organizational documents and a customary indemnification agreement, and will maintain customary directors’ and officers’ insurance in an amount and with such terms and conditions as the WaFd board determines to be reasonable. In addition, WaFd will, to the fullest extent permitted by law, pay in advance all expenses in connection with any proceedings for which directors are indemnified.
Voting; Quorum
Under the shareholders agreement, until the earlier of the end of the nomination period and the date on which a major investor ceases to own the observer ownership threshold, at any annual or special meeting of WaFd shareholders with respect to the election of directors, each major investor has agreed to:
•	cause all shares of WaFd common stock it owns to be present in person or by proxy for quorum purposes; and
•
vote all shares of WaFd common stock it owns as recommended by the WaFd board with respect to the election of each legacy WaFd director; provided that, in any contested election involving one or more legacy WaFd directors, each major investor will vote all shares of WaFd common stock it owns in proportion to the votes cast by the other WaFd shareholders who are not party to the shareholders agreement or officers or directors of WaFd.

Regulatory Matters
The shareholders agreement addresses the maintenance of each major investor’s status as an investor that is not deemed or presumed to have “control” of, or a “controlling influence” over, WaFd within the meaning of the Change in Bank Control Act of 1978, the Bank Holding Company Act of 1956 or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve Board (“non-controlling investor status”).
If WaFd takes any action that would, or would reasonably be expected to, result in any major investor being deemed or presumed to have control of or a controlling influence over WaFd for these purposes, WaFd must notify that major investor and engage in good faith efforts to restructure that major investor’s ownership such that it is not deemed or presumed to have control of or a controlling influence over WaFd. If, within 10 business days of providing that notice, WaFd and the major investor do not agree to such a restructuring, the major investor may elect to offer WaFd the right, at WaFd’s discretion, to buy back such portion of that major investor’s shares as is necessary to ensure its non-controlling investor status at a price per share equal to fair market value. If the major investor offers WaFd that right and WaFd does not elect to purchase those shares, then, notwithstanding the transfer restrictions described below, that major investor may transfer its shares, in whole or in part, to a third party, provided that (a) the transferee is not a competitor, a sanctioned person or another person that would, based on the advice of counsel to WaFd after consideration of any mitigating measures, pose material regulatory risks to WaFd, (b) the transfer does not result in any default under indebtedness of WaFd or any of its subsidiaries and (c) the transfer would not reasonably be expected to result in the transferee being deemed or presumed to have control of or a controlling influence over WaFd.
Each major investor has also irrevocably waived any rights or powers it may have under the shareholders agreement to impose a restriction on the rights of another investor that is not an affiliate with respect to that other investor’s shares in WaFd, solely to the extent those rights or powers would cause the major investor to be deemed to control that other investor’s shares in WaFd as interpreted and applied in a manner consistent with 12 C.F.R. § 225.9(b).

Transfer Restrictions
The shareholders agreement provides for certain post-closing transfer restrictions on the shares of WaFd common stock received by EverBank shareholders in the merger. These restrictions will be released as follows:
•	10% of such shares will be released from transfer restrictions 30 days following the closing;
•	an additional 10% will be released 90 days following the closing;
•	an additional 40% will be released 180 days following the closing; and
•	the remaining 40% will be released 12 months following the closing.
Following the first release date and until the twelve-month anniversary of the closing, to the extent transfers of shares of WaFd common stock are permitted as described above, those transfers may be effected (a) in registered public offerings (including block trades and “overnight” transactions), (b) in sales pursuant to Rule 144 or Regulation S under the Securities Act (or an equivalent exemption under applicable securities laws), (c) in distributions to fund partners, (d) to affiliates, provided that the transferee remains an affiliate following the transfer, and (e) in other sales for value that are exempt from registration pursuant to any rule or regulation adopted by the SEC. However, except with the approval of a majority of the WaFd board (with all directors nominated by investors transferring shares in the applicable transaction recusing themselves), no disposition may (i) knowingly be made, after reasonable inquiry in the event of a private sale, to any person who, together with its affiliates, would beneficially own 10% or more of the WaFd common stock, (ii) knowingly be made, after reasonable inquiry in the event of a private sale, to a person that is a competitor or an activist investor, other than to an underwriter or similar financial institution acting in its capacity as an intermediary facilitating a transfer to a third party that is not specifically directed to any such person, or (iii) be made if the transfer would result in any default under indebtedness of WaFd or any of its subsidiaries.
The transfer restrictions do not apply to certain permitted back leverage transactions entered into by a major investor, and WaFd has agreed to provide cooperation in connection with a major investor obtaining such permitted back leverage.
Other Investor Covenants
The shareholders agreement does not subject the major investors to a standstill restricting their ability to acquire additional shares of WaFd common stock or to take other actions with respect to WaFd. It does contain the following additional investor covenants.
Each party to the shareholders agreement has agreed to keep confidential, and not to disclose to any third person or use for its own benefit—other than in connection with managing its investment in WaFd and its subsidiaries or exercising or enforcing its rights under the shareholders agreement or any other agreement entered into with WaFd or any of its subsidiaries—without the prior approval of the WaFd board, any non-public information with respect to WaFd, its subsidiaries and any person in which WaFd holds, or contemplates acquiring, an investment. A party may nevertheless disclose such information (a) to the extent it has become generally available to the public, came into that party’s possession on a non-confidential basis without a breach of any confidentiality obligation or was independently developed without the use of the information, (b) to its affiliates and their respective directors, managers, officers, representatives, agents, employees and professional advisers who need to know the information and are directed to keep it confidential, (c) in the case of a major investor, to its investors, limited partners and members and their representatives, and to any person that has expressed a bona fide interest in becoming an investor, limited partner or member in that major investor or an affiliated investment fund, subject to customary confidentiality undertakings, (d) to the extent legally required or necessary to be furnished, in which case the party must furnish only the portion of the information that counsel advises is required and must use reasonable efforts to obtain assurances of confidential treatment, and (e) in the case of a major investor, to any lender, counterparty, agent, custodian, collateral agent or other secured party in connection with any permitted back leverage, subject to the execution of a customary confidentiality agreement.
No investor, or any of its controlled affiliates, may directly or indirectly solicit for employment or employ any employee of WaFd or any of its subsidiaries who has the title of Managing Director (or equivalent role) or higher during such time as that individual is employed by WaFd or any of its subsidiaries. An investor, or any of its controlled affiliates, may, however, (a) solicit or hire any former employee of WaFd or any of its subsidiaries who either had his or her employment terminated by WaFd or the applicable subsidiary prior to the commencement of employment discussions with that investor or its controlled affiliates, or resigned at least six months prior to the solicitation or hiring, and (b) make general solicitations, including through a headhunter or search firm, that are not targeted at those employees, and hire any individuals who respond to those general solicitations. These provisions apply to a portfolio company of a sponsor only to the extent that the solicitation or hiring by the portfolio company was done at the direction of the private equity business of that sponsor or was based on confidential information provided by that business to a representative of the portfolio company.
Subject to any written agreement, including restrictive covenants or agreements imposing fiduciary duties, the shareholders agreement provides that each of the major investors, their respective associated funds and portfolio companies, the investor directors, the other employees and representatives of the major investors and their respective associated funds, managers, portfolio companies and affiliates, and the board observers, together with their affiliates, has the right to, and has no fiduciary duty or other duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as WaFd or any of its subsidiaries, including business activities or lines of business in competition with WaFd or any of its subsidiaries. Neither WaFd nor any of its subsidiaries has any rights in or to the business ventures of those persons, or the income or profits derived from them, and those persons may do business with any potential or actual customer, supplier or other business partner or counterparty of WaFd or any of its subsidiaries.
Registration Rights
WaFd will be required to use its reasonable best efforts to file a shelf registration statement covering the resale of registrable securities (as defined below) on the date that is five business days prior to the first release date under the transfer restrictions described above, and to use its reasonable best efforts to cause that shelf registration statement to be declared effective as promptly as practicable thereafter. WaFd has also agreed to use reasonable efforts to file that shelf registration statement on the closing date, subject to the availability of required financial information.
The shareholders agreement also provides the investors with demand and piggyback registration rights. From and after the first release date, each major investor, or a transferee of a major investor, that beneficially owns at least 6% of the total issued and outstanding shares of WaFd common stock immediately following the merger may request, individually or as a group of no fewer than two such holders, that WaFd effect up to but in no event more than three registrations, and each investor that beneficially owns at least 3% of such shares may request, individually or as a group of no fewer than two such holders, that WaFd effect up to but in no event more than one registration, in each case provided that the registration involves a request for an offering with estimated net proceeds, assuming a reasonable market and underwriting discount, of at least $50,000,000 of registrable securities. The number of marketed and non-marketed shelf take-downs to which holders of at least 3% of such shares are entitled is unlimited. Solely with respect to the WaFd rollover preferred stock, the investor holding that stock as of the date of the shareholders agreement is deemed to hold at least 3% of such shares regardless of its ownership of WaFd common stock, provided that it may request a maximum of one underwritten offering in respect of the WaFd rollover preferred stock in any calendar year. The investors will also have piggyback rights to include their registrable securities in other registration statements filed by WaFd. All expenses incident to WaFd’s performance of or compliance with its registration obligations will be paid by WaFd, whether or not any registration statement is filed or declared effective, other than underwriting discounts and commissions and transfer taxes attributable to the sale of registrable securities, which will be borne proportionately by each selling holder.
In addition, WaFd may not enter into any agreement granting registration or similar rights that are superior or pari passu to those granted under the shareholders agreement without the consent of major investors beneficially owning at least 66.667% of the shares of WaFd common stock then beneficially owned by the major investors. WaFd has also represented and agreed that it is not currently a party to, and will not enter into, any agreement with respect to its securities that violates, subordinates or is inconsistent with, or that grants any rights more favorable than, the rights granted under the shareholders agreement, and that if WaFd grants registration rights to any person that are more favorable than those provided under the shareholders agreement, those more favorable rights must also be provided to the holders under the shareholders agreement.
“Registrable securities” generally means any shares of WaFd common stock or WaFd rollover preferred stock acquired by the investors in the merger or by their permitted transferees or other transferees in accordance with the shareholders agreement, together with any securities that may be issued or distributed or be issuable in respect of those shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. Shares cease to be registrable securities to the extent that (a) a registration statement with respect to their sale has become effective under the Securities Act and they have been disposed of in accordance with the plan of distribution set forth in that registration statement, (b) they have been sold pursuant to Rule 144 and the restrictive legends on those shares have been removed, (c) they are no longer subject to the terms and conditions of the shareholders agreement, (d) they have been transferred and unlegended certificates for them have been issued such that they can thereafter be sold without registration, or (e) they are held by a person that, together with that person’s affiliates, beneficially owns less than 1% of the outstanding shares of WaFd common stock and has satisfied the holding period requirement under Rule 144(d).
Termination
The shareholders agreement will terminate upon the earlier of the termination of the merger agreement pursuant to its terms without the closing having occurred, the time when no investor owns any shares of WaFd common stock or WaFd rollover preferred stock, and the dissolution or liquidation of WaFd. If the shareholders agreement is terminated prior to the closing, EverBank’s existing stockholders agreement will continue in full force and effect pursuant to its terms. The rights and obligations of an investor will terminate automatically from and after such time as that investor no longer beneficially owns any shares of WaFd common stock or WaFd rollover preferred stock, except that the confidentiality and employee non-solicitation obligations will continue to bind that investor until the first anniversary of that date. In addition, the governance provisions of the shareholders agreement, including the major investors’ board nomination and observer designation rights, will terminate at the end of the nomination period or, with respect to any major investor, when that major investor ceases to own the applicable ownership threshold. The registration rights will expire as to any share when that share ceases to be a registrable security by reason of its disposition under an effective registration statement, its sale under Rule 144 with the restrictive legends removed, or its transfer accompanied by the issuance of unlegended certificates such that it can thereafter be sold without registration, provided that the registration expense and indemnification provisions will survive that expiration.
Amendment and Waiver
The shareholders agreement may be amended or modified with the prior approval of (a) major investors beneficially owning at least 66.667% of the shares of WaFd common stock then beneficially owned by the major investors, (b) WaFd and (c) such other approvals, if any, as are expressly required under the shareholders agreement; provided that any amendment or modification that has, or would reasonably be expected to have, a disproportionate adverse effect on a particular major investor requires that major investor’s prior written consent. No amendment may be made that would cause the shareholders agreement to be inconsistent with WaFd’s articles of incorporation in effect at such time. The WaFd board may, without the consent of any investor, amend or modify the shareholders agreement to correct typographical or ministerial errors or to add or delete any provision required to be added or deleted in order to comply with, or avoid a violation of, applicable law. Any waiver is valid only if set forth in an instrument in writing signed by the party granting it.
Applicable Law; Jurisdiction
The shareholders agreement, and any dispute arising out of, relating to or in connection with it, will be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions that would result in the application of the laws of any other jurisdiction. Any action against any party relating to the shareholders agreement must be brought exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware or, if that court declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware, and the appellate courts thereof, and the parties have irrevocably waived any objection to venue in those courts and any defense of inconvenient forum. Each party is entitled, in addition to any other remedy to which it may be entitled at law or in equity, to injunctive relief, including specific performance, to enforce the obligations under the shareholders agreement in accordance with its terms, without the posting of any bond or other security, and no party may raise the defense that there is an adequate remedy at law or relief in money damages. The parties have also irrevocably and unconditionally waived any right to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the shareholders agreement.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
The following tables present unaudited condensed consolidated financial information for each of EverBank and WaFd, as well as unaudited pro forma combined condensed consolidated financial information for EverBank and WaFd reflecting the merger and pro forma adjustments described in the accompanying notes. EverBank and WaFd have prepared the unaudited pro forma combined condensed consolidated balance sheet to give pro forma effect to the merger as if it had been consummated on June 30, 2026, and the unaudited pro forma combined condensed consolidated income statement to give pro forma effect to the merger as if it had been consummated on October 1, 2024.
The unaudited pro forma combined condensed consolidated financial information appearing below assumes that the merger is accounted for as a reverse acquisition using the acquisition method of accounting, in accordance with ASC 805-10, Business Combinations, with WaFd treated as the legal acquirer and EverBank treated as the accounting acquirer. In determining EverBank as the acquiring entity for accounting purposes, WaFd and EverBank considered numerous factors as of the date of this proxy statement, including the relative size of WaFd and EverBank prior to the consummation of the merger, the relative ownership interests of the combined company, the composition of the board of directors and senior management team following completion of the merger, and the ongoing operations of the combined company. No one factor was determinative. See the section entitled “The Merger—Accounting Treatment.” Under reverse acquisition accounting, WaFd’s assets and liabilities will be recorded at their estimated fair values as of the acquisition date, while EverBank’s historical carrying values will generally be retained. Accordingly, the purchase accounting adjustments reflected in the accompanying unaudited pro forma combined condensed consolidated financial statements primarily relate to the remeasurement of WaFd’s assets and liabilities to estimated fair value.
The unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma combined condensed consolidated financial information with materially relevant estimated adjustments. Certain reclassifications have been made to the historical financial statements of WaFd to conform to the presentation in EverBank’s financial statements. Accordingly, the unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results that might have occurred had the merger taken place on June 30, 2026, for balance sheet purposes and on October 1, 2024, for income statement purposes, and is not intended to be a projection of future results. Historical results for any prior period are not necessarily indicative of results to be expected in any future period, and historical results for the nine months ended June 30, 2026 and the year ended September 30, 2025 are not necessarily indicative of results to be expected for 2026 or that may be achieved in the future. A final determination of the acquisition consideration and fair values of WaFd’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of WaFd that exist as of the date of completion of the merger. Consequently, amounts preliminarily allocated to the goodwill created and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial information presented below and could result in a material change in amortization of acquired intangible assets.
The unaudited pro forma combined condensed consolidated financial information includes nonrecurring estimated after-tax merger costs, including system conversion costs, advisory fees, legal fees, integration consulting fees and employee-related costs such as severance and change in control payments. The costs included are not expected to exceed 12 months. These estimates are based on expected costs, including agreements with employees or other employee benefit plans. The pro forma costs do not include the benefits of expected cost savings or opportunities to earn additional revenue, as these are generally not supportable transaction accounting adjustments. Estimated merger costs are subject to change, and actual merger costs could differ from such estimates.
In addition, future results may differ materially from those reflected in the unaudited pro forma combined condensed consolidated financial information included in this proxy statement. These differences may result from various factors, including but not limited to those discussed under the section entitled “Risk Factors” and in WaFd’s Annual Report on Form 10-K most recently filed with the SEC, as well as in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Among other factors, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of:
•	changes in the trading price of WaFd common stock;
•	net cash used or generated in WaFd’s or EverBank’s operations between the signing of the merger agreement and the completion of the merger;

•
the timing of the completion of the merger, changes in total merger-related expenses, and integration costs, including costs associated with systems implementation, severance, and other costs related to exit or disposal activities;

•	other changes in WaFd’s or EverBank’s net assets that occur prior to the completion of the merger, which could cause material differences in the information presented below; and
•	changes in the financial results of the combined company.
The unaudited pro forma combined condensed consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma combined condensed consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information should be read together with:
•	the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements;
•
WaFd’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended September 30, 2025, included in WaFd’s Annual Report on Form 10-K for the year ended September 30, 2025;

•
WaFd’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended June 30, 2026, included in WaFd’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;

•	EverBank’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2025, as included in this proxy statement;
•	EverBank’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2026, as included in this proxy statement; and
•	other information pertaining to WaFd and EverBank contained in or incorporated by reference into this proxy statement.
The accompanying unaudited pro forma combined condensed consolidated statements of income for the year ended September 30, 2025 and the nine months ended June 30, 2026 combine the historical consolidated statements of operations for WaFd and the historical consolidated statements of income for EverBank for the same periods. As EverBank’s fiscal year end differs from WaFd’s, the full-year consolidated statement of income was derived from subtracting the nine months ended September 30, 2024 from the year ended December 31, 2024 and adding the nine months ended September 30, 2025 to form a full year ended September 30, 2025. Additionally, the nine-month consolidated statement of income was derived from subtracting the nine months ended September 30, 2025 from the year ended December 31, 2025 and adding the six months ended June 30, 2026 to form the nine months ended June 30, 2026.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
BALANCE SHEET
As of June 30, 2026
(in thousands)

	EverBank Historical	WaFd Historical	Transaction Adjustments		Combined Pro Forma
ASSETS
Cash and cash equivalents	875,048	676,467	(286,749)	(a)	1,264,767
Investment securities	8,273,694	5,203,916	(105,745)	(b)	13,371,865
Loans held for sale	0	0	0		0
Loans and leases held for investment	37,063,774	20,232,707	(601,083)	(c)	56,695,398
Allowance for loan and lease losses	(310,291)	(214,831)	(76,869)	(d)	(601,991)
Total loans and leases held for investment, net	36,753,483	20,017,876	(677,952)		56,093,407
Premises and equipment, net	58,837	291,606	28,960	(e)	379,403
Goodwill	0	418,447	(348,002)	(f)	70,445
Other intangible assets, net	4,300	25,223	331,777	(g)	361,300
Other assets	736,518	963,435	(66,654)	(h)	1,633,299
Total Assets	46,701,880	27,596,970	(1,124,365)		73,174,486
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	1,971,742	2,646,615	0		4,618,357
Interest-bearing	35,693,281	18,285,460	(15,000)	(i)	53,963,741
Total deposits	37,665,023	20,932,075	(15,000)		58,582,098
Other borrowings	3,860,000	3,263,359	(2,670)	(j)	7,120,689
Trust preferred securities and subordinated notes payable	402,362	52,338	0		454,700
Accounts payable and accrued liabilities	821,949	326,629	(235,201)	(k)	913,377
Total Liabilities	42,749,334	24,574,401	(252,871)		67,070,864
SHAREHOLDERS’ EQUITY
Preferred stock	550,800	300,000	(105,000)	(l)	745,800
Common stock and additional paid-in capital	3,086,009	444,056	1,732,414	(m)	5,262,479
Retained earnings	291,592	2,230,426	(2,450,821)	(n)	71,197
Accumulated other comprehensive income	24,145	48,087	(48,087)	(o)	24,145
Total Shareholders’ Equity	3,952,546	3,022,569	(871,494)		6,103,621
Total Liabilities and Shareholders’ Equity	46,701,880	27,596,970	(1,124,365)		73,174,486

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
INCOME STATEMENTS
For the Year Ended September 30, 2025
(in thousands except share and per share data)

	EverBank Historical	WaFd Historical	Transaction Adjustments		Combined Pro Forma
Interest Income
Interest and fees on loans and leases	1,747,524	1,119,937	55,140	(p)	2,922,601
Interest and dividends on investment securities	547,252	162,785	32,222	(q)	742,259
Other interest income	44,441	56,727	(10,160)	(r)	91,008
Total interest income	2,339,216	1,339,449	77,202		3,755,867
Interest Expense
Deposits	1,112,978	604,707	15,000	(s)	1,732,685
Other borrowings and other interest expense	165,400	80,507	1,335	(t)	247,242
Total interest expense	1,278,378	685,214	16,335		1,979,927
Net Interest Income	1,060,838	654,235	60,867		1,775,940
Provision for credit losses	44,550	7,750	0		52,300
Net Interest Income After Provision for Credit Losses	1,016,288	646,485	60,867		1,723,640
Noninterest Income	110,098	71,247	0		181,345
Noninterest Expense	709,917	428,090	346,699	(u)	1,484,706
Income before income taxes	416,470	289,642	(285,832)		420,280
Provision for income taxes	108,683	63,574	(66,115)	(v)	106,142
Net Income	307,787	226,068	(219,717)		314,138
Net Income Allocated to Preferred Stock	43,875	14,624	0		58,499
Net Income Allocated to Common Shareholders	263,912	211,444	(219,717)		255,639
Earnings per common share
Basic		2.64			1.38
Diluted		2.63			1.36
Weighted average common shares
Basic		80,184,395	104,707,514	(x)	184,891,909
Diluted		80,255,189	107,194,999	(x)	187,450,188

The pro forma combined earnings per share amounts were calculated by totaling the historical earnings of WaFd and EverBank, adjusted for purchase accounting entries, and dividing the resulting amount by the average pro forma shares of WaFd and EverBank, giving effect to the merger as if it had occurred as of the beginning of the period presented. The transaction adjustment of 104.7 million basic shares is calculated as the hypothetical shares being issued to shareholders of EverBank. Potential dilution from common equivalent shares is determined using the treasury stock method, reflecting the potential settlement of stock-based compensation awards for both WaFd and EverBank, resulting in a transaction adjustment of 107.2 million diluted shares of common stock. The transaction adjustments are based on an exchange ratio of 5.0444 shares of WaFd common stock for each share of EverBank common stock. The exchange ratio calculation is based on the fixed ownership percentages of 40.825% for WaFd and 59.175% for EverBank per the merger agreement. For the calculation of total estimated shares at the consummation of the merger, see Note 2.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
INCOME STATEMENTS
For the Nine Months Ended June 30, 2026
(in thousands except share and per share data)

	EverBank Historical	WaFd Historical	Transaction Adjustments		Combined Pro Forma
Interest Income
Interest and fees on loans and leases	1,497,890	793,597	34,064	(p)	2,325,551
Interest and dividends on investment securities	315,033	162,982	24,167	(q)	502,182
Other interest income	26,819	22,776	(6,135)	(r)	43,460
Total interest income	1,839,743	979,355	52,096		2,871,193
Interest Expense
Deposits	837,212	385,292	0		1,222,504
Other borrowings and other interest expense	103,983	64,044	1,001	(t)	169,029
Total interest expense	941,196	449,336	1,001		1,391,533
Net Interest Income	898,547	530,019	51,094		1,479,660
Provision for credit losses	30,011	18,500	0		48,511
Net Interest Income After Provision for Credit Losses	868,536	511,519	51,094		1,431,150
Noninterest Income	76,538	64,246	0		140,784
Noninterest Expense	548,860	325,309	40,095	(w)	914,264
Income before income taxes	396,214	250,456	11,000		657,670
Provision for income taxes	110,556	54,582	2,860	(v)	167,998
Net Income	285,659	195,874	8,140		489,672
Net Income Allocated to Preferred Stock	32,906	10,968	0		43,874
Net Income Allocated to Common Shareholders	252,752	184,906	8,140		445,798
Earnings per common share
Basic		2.45			2.47
Diluted		2.45			2.44
Weighted average common shares
Basic		75,458,381	104,707,514	(x)	180,165,895
Diluted		75,553,798	107,194,999	(x)	182,748,797

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The unaudited pro forma combined condensed consolidated financial information and explanatory notes have been prepared to give pro forma effect to the merger under the acquisition method of accounting pursuant to ASC 805 with WaFd treated as the legal acquirer and EverBank treated as the accounting acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of WaFd (as the accounting acquiree), as of the effective date of the merger, will be recorded at their respective fair values, and the excess of the purchase price consideration over the fair value of WaFd’s net assets will be allocated to goodwill. See Note 2 to the unaudited pro forma combined condensed consolidated financial information for detailed calculations of the estimated purchase price.The preliminary purchase price allocation reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (i) WaFd’s financial condition and operating results through the effective time of the merger; (ii) the aggregate value of the accounting purchase price determination if the price of shares of WaFd common stock varies from the assumed $29.43 per share, which was the closing share price of WaFd common stock on October 9, 2026; (iii) total merger-related expenses from amounts included herein; and (iv) the underlying values of assets and liabilities.
The accounting policies of both WaFd and EverBank are in the process of being reviewed in detail, and WaFd and EverBank have not identified all adjustments necessary to conform the respective accounting policies of WaFd and EverBank to a single accounting policy. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma combined condensed consolidated financial information.
Note 2. Purchase Price Determination
The unaudited pro forma combined condensed consolidated balance sheet has been adjusted to reflect the preliminary calculation of the estimated purchase price to identifiable net assets acquired. Since the merger will be accounted for as a reverse acquisition, the estimated purchase price was determined in accordance with ASC 805-40-30-2, which provides that the purchase price in a reverse acquisition is determined based on “the number of equity interests the legal acquiree would have had to issue to give the owners of the legal acquirer the same percentage equity interest in the combined entity that results from the reverse acquisition.”
The first step in estimating the purchase price in the merger is to determine the pro forma ownership of the combined company following the merger. The tables below show the calculation to determine the pro forma ownership of WaFd common stock following the merger using shares of WaFd diluted common stock and EverBank diluted common stock outstanding at June 30, 2026 and the exchange ratio of 5.0444 applied to diluted shares of outstanding EverBank common stock. The exchange ratio is based upon a fixed ownership percentage as outlined in the merger agreement by which the former holders of EverBank common stock and EverBank equity awards are expected to hold approximately 59.175%, and the holders of WaFd common stock and WaFd equity awards (that are vested or will vest in the merger) are expected to hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis immediately following closing. WaFd expects to issue approximately 104.7 million shares at closing (approximately 107.2 million shares on a fully diluted basis), resulting in approximately 178.7 million basic shares and 181.1 million diluted shares outstanding following consummation of the merger.
The estimated accounting purchase price reflected in the unaudited pro forma combined condensed consolidated financial statements is approximately $2.2 billion for common stock and $2.4 billion for total consideration including preferred stock and is based upon WaFd’s share price as of October 9, 2026. Because the purchase price is dependent upon the’ market price of WaFd common stock at the closing date, the actual consideration recorded may differ materially from amounts presented herein.

	WaFd	EverBank
Shares of common stock outstanding and converting to shares as of June 30, 2026	73,954,133	20,757,096
Fixed exchange ratio		5.0444
Shares of outstanding options converted to common using treasury stock method as of June 30, 2026	0	493,116
Fixed exchange ratio		5.0444
WaFd shares to be issued to EverBank shareholders		107,194,999

Pro Forma WaFd Ownership as of June 30, 2026	Pro Forma Shares	Percentage Ownership
EverBank shareholders and option holders	107,194,999	59.2%
WaFd shareholders and option holders	73,954,133	40.8%
Total	181,149,132	100.0%
Pro Forma Ratio of WaFd to EverBank		69%

Hypothetical EverBank ownership as of June 30, 2026	Number of Shares	Percentage Ownership
Hypothetical EverBank shares outstanding as of June 30, 2026 after issuance	107,194,999	59.2%
Hypothetical number of EverBank shares issued to WaFd shareholders	73,954,133	40.8%
Total	181,149,132	100.0%

Reverse Acquisition Purchase Price Determination
Hypothetical number of EverBank shares issued to WaFd shareholders	73,954,133
WaFd price per share as of October 9, 2026	$29.43
Hypothetical purchase price for accounting purposes	2,176,470,134

Note 3. Preliminary Purchase Price Allocation
The unaudited pro forma combined condensed consolidated financial statements include the estimated acquisition accounting entries to record the completion of the merger. The excess of purchase price consideration over the fair value of net assets acquired, is allocated to goodwill. Estimated fair value adjustments included in the unaudited pro forma combined condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable and may be revised as additional information becomes available.
Based on the estimated acquisition entries, the transaction is expected to result in approximately $70.5 million of goodwill.
Goodwill represents the excess of the accounting purchase price over the estimated fair value of identifiable net assets acquired and primarily reflects expected synergies, enhanced scale, expanded market presence, and other benefits expected to result from combining the operations of EverBank and WaFd. Goodwill will not be amortized but will be subject to periodic impairment testing.

The purchase price is variable based on the price per share of WaFd common stock at the closing date of the merger, which has not yet occurred. Accordingly, a 10% increase or decrease in the price per share of WaFd common stock would result in a corresponding purchase price and goodwill adjustment of approximately $218 million.

(in thousands)
Net Assets Identified
Purchase price consideration
Shares of WaFd common stock		73,954,133
Shares of WaFd dilutive options calculated using treasury stock method		—
Shares of WaFd total common stock		73,954,133
WaFd share price (as of October 9, 2026)		$29.43
Preliminary consideration for outstanding common stock		$2,176,470
Consideration for preferred stock at fair value		$195,000
Total estimated consideration to be paid		$2,371,470
Fair value of assets acquired:
Cash and cash equivalents	$676,467
Investment securities	5,098,171
Loans held for sale	—
Loans and leases held for investment	19,631,624
Allowance for loan and lease losses	(291,700)
Premises and equipment, net	320,566
Other intangible assets, net	357,000
Other assets	1,069,928
Total assets acquired	$26,862,056
Fair value of liabilities assumed:
Deposits	$(20,917,075)
Other borrowings	(3,260,689)
Trust preferred securities and subordinated notes payable	(52,338)
Accrued interest payable and other liabilities	(330,929)
Total liabilities assumed	($24,561,031)
Net assets acquired		2,301,025
Preliminary pro forma goodwill		$70,445

Note 4. Pro Forma Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments, except one-time acquisition costs, were calculated using an estimated 26% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change, and will be updated at the closing of the merger. As such, the financial statements of the combined company will differ from the analysis presented herein.
a)
Adjustment to cash to account for payment of $286.7 million pre-tax acquisition costs recognized at closing including estimates for rebranding, vendor breakage fees, employee related items such as change-in-control and severance, retention, attorney fees and advisory fees and conversion related activities.

b)
Adjustments to WaFd’s held to maturity investment securities of $105.7 million. The fair value adjustments will be accreted through securities interest income over the estimated lives of the affected securities estimated at 4.5 years.

c)
Adjustments to WaFd’s LHFI of $601.0 million, net of unrecognized deferred fees and costs and existing premiums and discounts associated with the Luther Burbank Savings Bank acquisition, and the purchased seasoned loans (“PSL”) gross-up of $291.7 million to reflect the estimated credit fair value adjustment on the LHFI portfolio under Accounting Standards Update (“ASU”) 2025-08. The fair value adjustments will be accreted through loan interest income over the estimated lives of the affected loans. The weighted average remaining life of the loan portfolio was estimated at approximately 10 years.
d)	Elimination of WaFd’s existing allowance for loan losses on loans of $214.8 million and the recognition of an allowance at close of $291.7 million.
e)
Adjustments to WaFd’s facilities of $29.0 million related to real property values. The fair value adjustments will be depreciated over an estimated 40 years average useful life of commercial properties owned.

f)	Adjustment to eliminate WaFd’s goodwill of $418.5 million offset by creation of new goodwill associated with the merger of $70.4 million.
g)
Adjustment to eliminate WaFd’s other intangibles of $25.2 million related to prior acquisitions and record an estimated core deposit intangible asset associated with the merger of $357.0 million. Core deposit intangible assets recorded as a result of the merger are expected to amortize using an accelerated basis over an estimated life of 10 years.

h)	Adjustment to net deferred tax assets to reflect the effects of the acquisition accounting adjustments of $66.7 million.
i)	Adjustments to WaFd’s certificates of deposit of $15.0 million, which will accrete over the estimated life of 1 year.
j)	Adjustments to the fair value of WaFd’s FHLB advances of $2.7 million, which will accrete over the estimated life of 2 years.
k)
Adjustment to eliminate WaFd’s reserve for unfunded commitments of $19.0 million and establish a new reserve of $23.3 million and a reduction in income taxes payable of $66.4 million to reflect the tax impacts of the acquisition costs recognized at closing. Total acquisition costs were assumed to be approximately 87% deductible for tax purposes. In addition, an adjustment to eliminate EverBank’s net deferred tax liability on a standalone basis of $173.1 million, which reflects the updated presentation of a net deferred tax asset in the pro forma combined company from a net deferred tax liability historically at standalone EverBank.

l)	Adjustment to WaFd’s preferred stock of $105.0 million. Given the preferred perpetual structure, the fair value discount does not accrete into income.
m)
Adjustments to eliminate WaFd’s common stock and additional paid-in capital of $444.1 million and record the hypothetical issuance of EverBank common stock in excess of par value, which represents the purchase price consideration net of the after-tax adjustments to the net assets acquired.

n)	Adjustments to eliminate WaFd’s retained earnings of $2,230.4 million, and the estimated transaction costs (net of tax) of $220.4 million.
o)	Adjustments to eliminate WaFd’s accumulated other comprehensive income of $48.1 million.
p)
Net adjustment to interest income to recognize estimated discount accretion attributable to recording WaFd’s loan portfolio at fair value as of the assumed closing date using an estimated life of 10 years.

q)
Net adjustment to interest income to recognize estimated discount accretion attributable to recording WaFd’s securities portfolio at fair value as of the assumed closing date using an estimated life of 4.5 years.

r)	Net adjustment to interest income to recognize uses of pro forma cash.
s)	Net adjustment to interest expense to recognize estimated discount amortization attributable to recording WaFd’s certificates of deposits at fair value as of transaction date.
t)	Net adjustment to interest expense to recognize estimated discount amortization attributable to recording WaFd’s debt at fair value as of transaction date.
u)	Adjustment to reverse WaFd’s amortization and reflect amortization of acquired identifiable intangible assets based on an amortization period of 10 years using sum of the years digits method. Adjustments include estimated one-time transaction costs consisting of rebranding, vendor breakage fees, employee-related items such as change-in-control and severance, retention, attorney fees and advisory fees and conversion-related activities.
v)	Adjustment to recognize the tax impact related to pro forma adjustments at 26%, excluding non-deductible one-time transaction costs.
w)
Adjustment to reverse WaFd’s existing intangible amortization and reflect amortization of acquired identifiable intangible assets based on an amortization period of 10 years using sum of the years digits method.

x)
Adjustment to eliminate EverBank’s average common and diluted shares outstanding during the periods presented and recognize the issuance of approximately 104.7 million basic and 107.2 million diluted shares of WaFd common stock based on EverBank’s 20.8 million basic and 21.0 million fully diluted shares based on the exchange ratio of 5.0444.

DESCRIPTION OF EVERBANK’S BUSINESS
Overview
EverBank is a Delaware corporation and bank holding company that has elected to be treated as a financial holding company. EverBank conducts its banking operations through its wholly owned subsidiary EverBank, National Association, a diversified national bank headquartered in Jacksonville, Florida. EverBank operates in California, New York, New Jersey, Missouri, North Carolina, Texas and Illinois. EverBank is a growth-oriented, commercial relationship-driven bank that provides deep expertise in the form of high-value innovative banking and lending products and services to consumer and commercial clients nationwide. EverBank serves more than 400,000 customer accounts and distributes EverBank’s banking products and services through a robust online banking platform, 39 full-service financial centers in California, Florida and New York, and a strategic relationship with TIAA for deposit sweep and bank referral arrangements. These channels are connected by EverBank’s technology-driven centralized platforms, providing EverBank’s franchise with an ability to efficiently scale while remaining flexible in today’s fast-moving and competitive banking environment. As of June 30, 2026, EverBank had $46.7 billion of assets, $37.1 billion of gross loans, $37.7 billion of total deposits and $4.0 billion in stockholders’ equity. EverBank generated $221.1 million of net income for the six months ended June 30, 2026, $306.1 million of net income for the year ended December 31, 2025 and $229.6 million of net income for the year ended December 31, 2024.
History
EverBank was formed in 1998. EverBank grew organically with selective acquisitions that led to an initial public offering in May 2012, listing on the New York Stock Exchange under the ticker “EVER.” Acquired in June 2017 by TIAA and its parent, TIAA Board of Governors, EverBank merged into legacy TCT Holdings, Inc. to create TIAA FSB Holdings, Inc. (“FSB Holdings”) and its wholly owned bank subsidiary, TIAA, FSB (“TIAA FSB”). From June 2017 to July 2023, EverBank operated within the TIAA organization as a bank subsidiary. On November 2, 2022, TIAA entered into a stock purchase agreement with certain individuals and other buyers affiliated with Stone Point Capital LLC, Warburg Pincus LLC, Reverence Capital Partners, LP, Sixth Street Partners, LLC and Bayview Asset Management, LLC (collectively, the “new investors”), pursuant to which TIAA sold 90.4% of the voting common shares of FSB Holdings to the new investors (the “TIAA transaction”). Following the closing of the TIAA transaction on July 31, 2023, FSB Holdings was rebranded as EverBank Financial Corp and converted from a savings and loan holding company to a bank holding company (and subsequently elected to be treated as a financial holding company), TIAA FSB was rebranded as EverBank, National Association and TIAA FSB converted from a thrift charter into a national bank charter.
Deposits
EverBank raises deposits through four principal channels: (a) its direct bank, a nationwide digital banking platform; (b) a “branch-lite” network of 39 financial centers in California, Florida and New York; (c) commercial deposit and treasury management services offered to business clients; and (d) a long-term strategic relationship with TIAA for brokerage and trust deposit sweep accounts and consumer deposit referrals. EverBank offers checking, savings, money market and certificate of deposit products. As of June 30, 2026, total deposits were $37.7 billion.
Lending
EverBank maintains a well-balanced and diversified national lending portfolio. EverBank’s asset-backed finance business provides financing solutions to private equity and non-bank lender clients, including fund finance, corporate debt finance, lender finance and structured real estate lending. EverBank’s commercial real estate lending business provides financing for the acquisition and refinancing of commercial real estate properties, with a focus on stabilized multifamily properties primarily along the West Coast. EverBank’s structured mortgage finance business provides warehouse financing to mid-sized mortgage banking companies nationwide, primarily through short-term revolving facilities. EverBank’s equipment finance business originates equipment leases and loans nationwide through vendor relationships and direct-to-client channels across health care, transportation, technology, industrial and other sectors. EverBank’s commercial and industrial lending business provides conventional and U.S. Small Business Administration loans to small, mid-sized and large corporate clients. EverBank maintains a legacy consumer lending portfolio consisting primarily of residential mortgage loans and home equity lines of credit. EverBank no longer actively originates residential mortgages, and that portfolio is in managed runoff. EverBank’s life lending business provides life premium finance loans that fund annual premiums on universal or whole life insurance policies.

Employees
As of June 30, 2026, EverBank had more than 1,800 employees.
Regulation of EverBank, National Association
EverBank, National Association operates in a highly regulated environment and is subject to supervision and regulation by several governmental regulatory agencies, including the OCC, the CFPB and the FDIC. The discussion below is only a summary and is qualified in its entirety by reference to the particular statutory and regulatory provisions described below, and is not intended to be an exhaustive description of the statutes or regulations applicable to EverBank or EverBank, National Association, or of all aspects of those statutes and regulations.
General
EverBank, National Association is a national bank supervised and regularly examined by the OCC. The deposits of EverBank, National Association are insured by the FDIC up to applicable limits and, accordingly, EverBank, National Association is also subject to certain FDIC regulations, and the FDIC has backup examination authority and some enforcement powers over EverBank, National Association. In addition, as discussed in more detail below, EverBank, National Association is also subject to regulation and supervision by the CFPB. The Dodd-Frank Act permits states to adopt consumer protection laws and regulations that are stricter than those promulgated by the CFPB, and state attorneys general are permitted to enforce certain federal consumer financial protection laws.
Broadly, regulations applicable to EverBank, National Association include limitations on loans to a single borrower and to its directors, officers and employees; restrictions on the opening and closing of branch offices; the maintenance of required capital ratios; the granting of credit under equal and fair conditions; the disclosure of the costs and terms of such credit; requirements to maintain reserves against deposits and loans; limitations on the types of investment that may be made by EverBank, National Association; and requirements governing risk management practices. Violations of laws and regulations, or other unsafe and unsound practices, may result in regulatory agencies imposing fines or penalties, cease and desist orders, appointment of a conservator or receiver, or taking other enforcement actions. Under certain circumstances, these agencies may enforce these remedies directly against officers, directors, employees and other parties participating in the affairs of a bank or bank holding company.
Like all banks, EverBank, National Association is regulated extensively under federal law. Under federal laws and regulations pertaining to the safety and soundness of insured depository institutions, the OCC, and separately the FDIC as the insurer of bank deposits, have the authority to compel or restrict certain actions by EverBank, National Association if those agencies determine that it has insufficient capital or other financial or managerial resources, or is otherwise operating in a manner that may be deemed to be inconsistent with safe and sound banking practices. Under this authority, regulators can require EverBank, National Association, its subsidiaries or affiliates to enter into informal or formal supervisory agreements, including board resolutions, memoranda of understanding, written agreements and consent or cease and desist orders, pursuant to which EverBank, National Association would be required to take identified corrective actions to address cited concerns and to refrain from taking certain actions.
If EverBank, National Association becomes subject to, and is unable to comply with, the terms of any regulatory actions or directives, supervisory agreements or orders, then it could become subject to additional, heightened supervisory actions and orders. If regulators were to take such supervisory actions, then EverBank, National Association could, among other things, become subject to significant restrictions on its ability to develop any new business, as well as restrictions on its existing business, and could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both. The terms of any such action could have a material negative effect on EverBank, National Association’s business, reputation, operating flexibility and financial condition.
Acquisitions
OCC prior approval is required for EverBank, National Association to acquire another insured bank or savings association by merger or to acquire deposits or substantially all of the assets of such institutions. Approval of the OCC and the FDIC is required to merge a non-bank entity into EverBank, National Association. Additional approvals by the Federal Reserve Board are required in order for a parent holding company to acquire all or substantially all of the assets of any bank, to acquire direct or indirect ownership or control, subject to certain thresholds, of any bank or bank holding company, or to merge or consolidate with any other bank holding company. The Federal Reserve Board’s prior approval is also required for a bank holding company to acquire direct or indirect ownership or control, subject to certain thresholds, of a savings association or savings and loan holding company, or to merge or consolidate with a savings and loan holding company.
Branching
EverBank, National Association operates a “branch-lite” model, which takes a judicious approach to establishing branches in select locations in key strategic markets. EverBank, National Association operates 39 full-service financial centers in California, Florida and New York. The Dodd-Frank Act authorizes national and state banks to establish de novo branches in other states to the same extent a bank chartered in those states would be so permitted.
Deposit Insurance
Deposits are insured up to applicable limits by the FDIC, and such insurance is backed by the full faith and credit of the United States government. As an FDIC-insured bank, EverBank, National Association must pay deposit insurance assessments to the FDIC based on its average total consolidated assets minus its average tangible equity during the assessment period. EverBank, National Association’s assessment rates are based on the level of risk it poses to the FDIC’s Deposit Insurance Fund (the “DIF”). The assessment rate schedule can change from time to time, at the discretion of the FDIC, subject to certain limits. Under the Dodd-Frank Act, the limit on FDIC deposit insurance was increased to $250,000. The coverage limit is per depositor, per insured depository institution for each account ownership category. The Dodd-Frank Act also set a new minimum DIF reserve ratio at 1.35% of estimated insured deposits.
Under the Federal Deposit Insurance Act (the “FDIA”), the FDIC may terminate deposit insurance upon a finding that an institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.
Capital Requirements
EverBank, National Association is required under federal law to maintain certain minimum capital levels based on ratios of regulatory capital to total assets and regulatory capital to risk-weighted assets. The required regulatory capital ratios are minimums, and the federal banking agencies may determine that a banking organization, based on its size, complexity or risk profile, must maintain a higher level of capital in order to operate in a safe and sound manner. Risks such as concentration of credit risks and the risk arising from non-traditional activities, as well as the institution’s exposure to a decline in the economic value of its capital due to changes in interest rates, and an institution’s ability to manage those risks, are important factors in assessing an institution’s overall capital adequacy. The following is a brief description of the relevant provisions of these capital rules and their potential impact on EverBank, National Association’s capital levels.
EverBank, National Association is subject to the following risk-based capital ratios: a Common Equity Tier 1 (“CET1”) risk-based capital ratio, a Tier 1 risk-based capital ratio, which includes CET1 and additional Tier 1 capital, and a total risk-based capital ratio, which includes Tier 1 and Tier 2 capital. CET1 capital consists primarily of the sum of common stock instruments and related surplus net of treasury stock plus retained earnings less certain adjustments and deductions, including with respect to goodwill, intangible assets, mortgage servicing assets and deferred tax assets subject to temporary timing differences. Additional Tier 1 capital consists primarily of non-cumulative perpetual preferred stock. Tier 2 capital consists of instruments disqualified from Tier 1 capital, including qualifying subordinated debt and a limited amount of loan loss reserves up to a maximum of 1.25% of risk-weighted assets, subject to certain eligibility criteria. The capital rules also define the risk-weights assigned to assets and off-balance sheet items to determine the risk-weighted asset components of the risk-based capital rules, including, for example, certain “high volatility” commercial real estate, past due assets, structured securities and equity holdings.
The leverage capital ratio is the ratio of Tier 1 capital to quarterly average total consolidated assets net of goodwill, certain other intangible assets and certain required deduction items. The required minimum leverage ratio for all banks and bank holding companies is 4%.

In addition, the capital rules require a capital conservation buffer of 2.5% above each of the minimum risk-based capital ratio requirements (CET1, Tier 1 and total capital), which is designed to absorb losses during periods of economic stress. These buffer requirements must be met for a bank or bank holding company to be able to pay dividends, engage in share buybacks or make discretionary bonus payments to executive management without restriction. FDICIA, among other things, requires the federal bank regulatory agencies to take “prompt corrective action” regarding depository institutions that do not meet minimum capital requirements. FDICIA establishes five regulatory capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” A depository institution’s capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation. FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee if the depository institution would thereafter be undercapitalized. FDICIA imposes progressively more restrictive restraints on operations, management and capital distributions depending on the category in which an institution is classified. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions may not accept brokered deposits absent a waiver from the FDIC, are subject to growth limitations and are required to submit capital restoration plans for regulatory approval. A depository institution’s holding company must guarantee any required capital restoration plan up to an amount equal to the lesser of 5% of the depository institution’s assets at the time it becomes undercapitalized and the amount of the capital deficiency when the institution fails to comply with the plan. Federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution’s capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.
To be well capitalized, EverBank, National Association must maintain at least the following capital ratios:
•	6.5% CET1 to risk-weighted assets;
•	8.0% Tier 1 capital to risk-weighted assets;
•	10.0% Total capital to risk-weighted assets; and
•	5.0% leverage ratio.
For purposes of the Federal Reserve Board’s Regulation Y, including determining whether a bank holding company meets the requirements to be a financial holding company, bank holding companies, such as any parent holding company of EverBank, National Association, must maintain a Tier 1 risk-based capital ratio of 6.0% or greater and a total risk-based capital ratio of 10.0% or greater to be well capitalized. Also, the Federal Reserve Board may require bank holding companies to maintain capital ratios substantially in excess of mandated minimum levels depending upon general economic conditions and a bank holding company’s particular condition, risk profile and growth plans.
Failure to be well capitalized or to meet minimum capital requirements could result in certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material adverse effect on EverBank, National Association’s operations or financial condition. Failure to meet minimum capital requirements could also result in restrictions on EverBank, National Association’s ability to pay dividends or otherwise distribute capital or to receive regulatory approval of applications, or other restrictions on its growth. In 2025, EverBank’s and EverBank, National Association’s regulatory capital ratios were above the applicable well capitalized standards and minimum regulatory capital requirements and met the applicable capital conservation buffer.
In March 2026, the banking agencies released a proposed rule, commonly referred to as Basel III Endgame, to implement major changes to the capital rules for banking organizations that was intended to bring the U.S. capital rules into conformance with the current international capital standards issued by the Basel Committee on Banking Supervision. The proposal rescinded and replaced a previous proposal from July 2023. The timing and content of any final rule, and the potential effects of any final rule on EverBank, National Association and its parent holding company, remain uncertain.
Limits on Dividends and Other Payments
Under federal law, there are various limitations on the extent to which EverBank, National Association can declare and pay dividends to EverBank, including those related to regulatory capital requirements, general regulatory oversight to prevent unsafe or unsound practices, and federal banking law requirements concerning the payment of dividends out of net profits, surplus and available earnings. Certain contractual restrictions also may limit the ability of EverBank, National Association to pay dividends to EverBank. No assurances can be given that EverBank, National Association will, in any circumstances, pay dividends to EverBank.
Under the FDIA, insured depository institutions such as EverBank, National Association are prohibited from making capital distributions, including the payment of dividends, if, after making such distributions, the institution would become “undercapitalized” (as such term is used in the statute).
Transactions with Affiliates and Insiders
Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s implementing regulation, Regulation W, place quantitative and qualitative restrictions on covered transactions between a bank and its affiliates. Covered transactions include, among other things, extensions of credit, guarantees and purchases of assets. Transactions with affiliates are also generally required to be on arm’s length, market-prevailing terms. The Federal Reserve Act and Federal Reserve Board regulations also place quantitative limitations and conditions on extensions of credit by a bank to its executive officers, directors or principal shareholders and their related interests (including any company controlled by such persons). Generally, extensions of credit by a bank to such individuals, companies and related interests must comply with certain individual and aggregate lending limits, as well as procedural and qualitative requirements.
Enforcement
The OCC has primary federal enforcement responsibility over EverBank, National Association. Federal regulatory agencies have authority to bring actions against the institutions they regulate and all institution-affiliated parties, including officers, directors, shareholders and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful actions likely to have an adverse effect on EverBank, National Association. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors. Civil money penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. In general, regulatory enforcement actions occur with respect to situations involving unsafe or unsound practices or conditions, violations of law or regulation or breaches of fiduciary duty, including self-dealing. Federal laws also set forth criminal penalties for certain violations.
Community Reinvestment Act
EverBank, National Association is subject to the requirements of the CRA. The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of the local communities they serve, including low- and moderate-income neighborhoods. The CRA requires the appropriate federal banking agency, in connection with its examination of a bank, to assess EverBank, National Association’s record in meeting such credit needs. EverBank, National Association received a “Satisfactory” CRA rating in its most recent examination.
Privacy, Credit Reporting and Data Security
In EverBank, National Association’s operations, it collects, uses, stores, discloses, transfers and otherwise processes information, including personal information, of its customers, employees and third parties with whom it conducts business. Accordingly, EverBank, National Association is subject to a variety of stringent federal, state and local laws and regulations relating to data privacy and cybersecurity. For example, at the U.S. federal level, EverBank, National Association is subject to, among other laws and regulations, the rules and regulations promulgated under the authority of the Federal Trade Commission (which has the authority to regulate and enforce against unfair or deceptive acts or practices in or affecting commerce, including acts and practices with respect to data privacy and security) and the GLBA. The GLBA generally prohibits disclosure of non-public consumer information to non-affiliated third parties unless the consumer has been given the opportunity to object and has not objected to such disclosure. Financial institutions are further required to disclose their privacy policies to clients annually. Additionally, EverBank, National Association utilizes credit bureau data in underwriting activities. Use of such data is regulated under the Fair Credit Reporting Act and Regulation V on a uniform, nationwide basis, including credit reporting, prescreening and sharing of information between affiliates. The GLBA also directs federal regulators to prescribe standards for the security of consumer information. Such regulatory guidance indicates that a financial institution’s management is expected to maintain sufficient business continuity planning processes to ensure the rapid recovery, resumption and maintenance of the institution’s operations after a cyber-attack. A financial institution is also expected to develop appropriate processes to enable recovery of data and business operations and address rebuilding network capabilities and restoring data if the institution or its critical service providers fall victim to this type of cyber-attack. If EverBank, National Association fails to observe the regulatory guidance, it could be subject to various regulatory sanctions, including financial penalties. EverBank, National Association is subject to such standards, as well as standards for notifying clients in the event of a security breach. For example, clients must be notified when unauthorized disclosure involves sensitive client information that may be misused. Federal regulations also require banks to notify their primary federal regulator as soon as possible and within 36 hours of a “computer-security incident” that rises to the level of a “notification incident.” In addition, effective as of December 2023, the SEC adopted a rule that requires registrants to disclose material cybersecurity incidents within four business days.
At the state level, EverBank, National Association may be subject to laws and regulations such as the CCPA, which broadly defines personal information and gives California residents expanded privacy rights and protections, such as affording them the right to access and request deletion of their information and to opt out of certain sharing and sales of personal information. Numerous other states also have enacted, or are in the process of enacting or considering, comprehensive state-level data privacy and cybersecurity laws and regulations that share similarities with the CCPA. Moreover, laws in all 50 states require businesses to provide notice under certain circumstances to consumers whose personal information has been disclosed because of a data breach.
If laws and regulations relating to data privacy and cybersecurity are implemented, interpreted or applied in a manner inconsistent with EverBank’s current or future practices or policies, or if EverBank fails to comply with applicable laws or regulations, EverBank, National Association could be subject to investigations, enforcement actions and other proceedings.
Anti-Money Laundering
A continued focus of governmental policy relating to financial institutions in recent years has been combating money laundering and terrorist financing. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) broadened the application of anti-money laundering regulations to apply to additional types of financial institutions such as broker-dealers, investment advisors and insurance companies, and strengthened the ability of the U.S. government to help prevent, detect and prosecute international money laundering and the financing of terrorism. The principal provisions of Title III of the USA PATRIOT Act require that regulated financial institutions: (a) establish an anti-money laundering program that includes training and audit components; (b) comply with regulations regarding the verification of the identity of any person seeking to open an account; (c) take additional required precautions with non-U.S.-owned accounts; and (d) perform certain verification and certification of money laundering risk for their foreign correspondent banking relationships. Failure of a financial institution to comply with the USA PATRIOT Act’s requirements could have serious legal and reputational consequences for the institution.
The Financial Crimes Enforcement Network (“FinCEN”) has adopted rules that require financial institutions to obtain beneficial ownership information with respect to legal entities with which such institutions conduct business, subject to certain exclusions and exemptions. Bank regulators are focusing their examinations on anti-money laundering compliance, and EverBank, National Association continues to monitor and augment, where necessary, its anti-money laundering compliance programs. Banking regulators will consider compliance with the USA PATRIOT Act’s money laundering provisions in acting upon merger and acquisition proposals. Bank regulators routinely examine institutions for compliance with these obligations and have been active in imposing cease and desist and other regulatory orders and civil money penalties against institutions found to be violating these obligations. Sanctions for violations of the USA PATRIOT Act can be imposed in an amount equal to twice the sum involved in the violating transaction, up to $1 million. On January 1, 2021, Congress passed federal legislation that made sweeping changes to federal anti-money laundering laws, including changes that will be implemented in subsequent years.
Consumer Financial Protection
EverBank, National Association is subject to a number of federal and state consumer protection laws that extensively govern its relationship with its customers. These laws include the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Truth in Savings Act, the Electronic Fund Transfer Act, the Expedited Funds Availability Act, the Home Mortgage Disclosure Act, the Fair Housing Act, the Real Estate

Settlement Procedures Act, the Fair Debt Collection Practices Act, the Servicemembers Civil Relief Act, the Right to Financial Privacy Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, the Check Clearing for the 21st Century Act, laws governing flood insurance, federal and state laws prohibiting unfair and deceptive business practices, foreclosure laws and various regulations that implement some or all of the foregoing. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans and providing other services. If a bank fails to comply with these laws and regulations, it may be subject to various penalties. Failure to comply with consumer protection requirements may also result in failure to obtain any required bank regulatory approval for merger or acquisition transactions a bank may wish to pursue or being prohibited from engaging in such transactions even if approval is not required.
The CFPB has broad rulemaking, supervisory and enforcement powers under various federal consumer financial protection laws with respect to certain consumer financial products and services, including the ability to require reimbursements and other payments to customers for alleged legal violations.
Anti-tying Restrictions
In general, a bank may not extend credit, lease, sell property, or furnish any services or fix or vary the consideration for them on the condition that (a) the client obtain or provide some additional credit, property or services from or to the bank or bank holding company or their subsidiaries or (b) the client not obtain some other credit, property or services from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of the credit extended. A bank may, however, offer combined-balance products and may otherwise offer more favorable terms if a client obtains two or more traditional bank products. The law also expressly permits banks to engage in other forms of tying and authorizes the Federal Reserve Board to grant additional exceptions by regulation or order. Also, certain foreign transactions are exempt from the general rule.
Anti-Bribery and Anti-Corruption Laws
Federal law prohibits offering or giving a bank official or any third party (or for the bank official to solicit or receive for himself or herself or a third party) “anything of value” other than what is given or offered to the bank itself. Further, the Foreign Corrupt Practices Act makes it unlawful to make payments to foreign government officials to assist in obtaining or retaining business. EverBank, National Association has implemented a Code of Business Conduct and Ethics that governs the behavior of its officers and employees and that addresses compliance with relevant anti-bribery and anti-corruption laws. Violations of these laws could result in fines or sanctions against EverBank, National Association or its officers or employees.
Effect of Governmental Monetary Policies
EverBank, National Association’s operations are affected not only by general economic conditions but also by the policies of various regulatory authorities. In particular, the Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions. These policies have a significant impact on overall growth and distribution of loans, investments and deposits; they affect interest rates charged on loans or paid for deposits. Federal Reserve Board monetary policies have had significant effects on the operating results of commercial banks, including EverBank, National Association, in the past and are expected to do so in the future.
Future Legislation and Regulation
Congress may enact legislation from time to time that affects the regulation of the financial services industry, and state legislatures may enact legislation from time to time affecting the regulation of financial institutions chartered by or operating in those states. Federal and state regulatory agencies also periodically propose and adopt changes to their regulations or change the manner in which existing regulations are applied. The substance or impact of pending or future legislation or regulation, or the application thereof, cannot be predicted, although enactment of the proposed legislation could affect the regulatory structure under which EverBank, National Association operates and may significantly increase its costs, impede the efficiency of its internal business processes, require EverBank, National Association to increase its regulatory capital or modify its business strategy, or limit its ability to pursue business opportunities in an efficient manner. EverBank, National Association’s business, financial condition, results of operations or prospects may be adversely affected, perhaps materially, as a result.

DESCRIPTION OF NEW WAFD PREFERRED STOCK
At the merger effective time, each of the 675,000 shares of EverBank preferred stock issued and outstanding immediately prior to the merger effective time will be converted into the right to receive one share of the WaFd rollover preferred stock, which is also referred to in this section as the “new WaFd preferred stock.” The following briefly summarizes the terms and provisions of the new WaFd preferred stock, and it is qualified in its entirety by reference to WaFd’s articles of incorporation, including the articles of amendment creating the new WaFd preferred stock (the “articles of amendment”) to be adopted in connection with the merger, and the applicable provisions of the WBCA and federal law governing bank holding companies. The form of articles of amendment that creates the new WaFd preferred stock is attached to this proxy statement as Annex D. You are encouraged to read the form of articles of amendment carefully and in its entirety.
WaFd Preferred Stock Generally
WaFd’s articles of incorporation authorize WaFd to issue 305,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. WaFd’s articles of incorporation authorize the WaFd board, without further shareholder action, to cause WaFd to issue the preferred stock in one or more series. Before the issuance of any shares of a particular series, the WaFd board is expressly empowered to fix by resolution the designation of the series, the number of shares to constitute the series, the dividends payable with respect to the shares of the series and whether they are cumulative, the redemption terms, the amounts payable upon liquidation, dissolution or winding up, the voting rights, the conversion or exchange rights and any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, pertaining to the series, in each case without further vote or action by WaFd shareholders. Of the 5,000,000 authorized shares of WaFd preferred stock, 300,000 shares have been designated as the existing WaFd preferred stock, each having a liquidation preference of $1,000 per share, and no other series of WaFd preferred stock has been designated. As of the date of this proxy statement, 300,000 shares of existing WaFd preferred stock are issued and outstanding. The WaFd board will establish the new WaFd preferred stock out of the authorized and unissued shares of WaFd preferred stock by adopting, and causing to be filed with the Secretary of State of the State of Washington prior to the merger effective time, the articles of amendment.
New WaFd Preferred Stock
General
The “6.50% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B” of WaFd, which is referred to in this proxy statement as the new WaFd preferred stock, will, upon consummation of the merger, constitute a single series of WaFd’s authorized preferred stock. Effective upon the closing, WaFd will issue 675,000 shares of new WaFd preferred stock, par value $1.00 per share and having a liquidation preference of $1,000 per share, to the holder of the EverBank preferred stock. The shares of new WaFd preferred stock, upon issuance in the merger, will be fully paid and nonassessable. WaFd reserves the right to reopen this series and issue additional shares of new WaFd preferred stock, either through public or private sales, at any time and from time to time without notice to or the consent of holders of the new WaFd preferred stock, and any such additional shares would form a single series with the new WaFd preferred stock. In addition, WaFd may from time to time, without notice to or the consent of holders of the new WaFd preferred stock, issue additional shares of preferred stock that rank equally with or junior to the new WaFd preferred stock.
Ranking
With respect to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of WaFd, the new WaFd preferred stock will rank (a) senior to WaFd common stock and to any other class or series of WaFd capital stock that by its terms is junior to the new WaFd preferred stock, (b) on a parity with the existing WaFd preferred stock and with any other class or series of WaFd capital stock that does not by its terms rank junior or senior to the new WaFd preferred stock, and (c) junior to any class or series of WaFd capital stock that by its terms ranks senior to the new WaFd preferred stock. The new WaFd preferred stock will be subordinated to all existing and future indebtedness of WaFd and to other non-equity claims on WaFd and its assets, and WaFd will generally be able to pay dividends and make distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment. In addition, claims of holders of the new WaFd preferred stock may be fully subordinated to interests held by the U.S. government in the event that WaFd becomes subject to a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the orderly liquidation authority of the Dodd-Frank Act.
The new WaFd preferred stock will not be convertible into, or exchangeable for, shares of any other class or series of WaFd capital stock or other securities. The new WaFd preferred stock is perpetual, has no stated maturity and will not be subject to any sinking fund or other obligation to redeem or repurchase the shares. The new WaFd preferred stock will not be secured, will not be guaranteed by WaFd or any of its affiliates and will not be subject to any other arrangement that legally or economically enhances the ranking of the new WaFd preferred stock.
Dividends
Dividends on shares of the new WaFd preferred stock will not be cumulative. Holders of the new WaFd preferred stock will be entitled to receive, when, as and if declared by the WaFd board or a duly authorized committee of the WaFd board, out of assets legally available for the payment of dividends under Washington law, non-cumulative cash dividends based on the liquidation preference of $1,000 per share at a rate equal to (a) 6.50% per annum from, and including, the original issue date to, but excluding, the first reset date specified in the articles of amendment (the “first reset date”), and (b) thereafter, for each reset period, a rate per annum equal to the five-year U.S. Treasury Rate as of the applicable reset determination date specified in the articles of amendment (each, a “reset determination date”), plus the spread specified in the articles of amendment. A “reset period” means the period from, and including, the first reset date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date, and a “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date.
If declared by the WaFd board or a duly authorized committee of the WaFd board, WaFd will pay dividends on the new WaFd preferred stock quarterly in arrears on the dividend payment dates specified in the articles of amendment, beginning on the first such date following the closing (each, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment due on that date will be paid on the next business day, without any additional dividends accruing as a result of that postponement. Dividends will be payable to holders of record of shares of the new WaFd preferred stock as they appear on WaFd’s stock register on the applicable record date, which will not be more than 30 days before the applicable dividend payment date, as fixed by the WaFd board or a duly authorized committee of the WaFd board. A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period for the new WaFd preferred stock will commence on and include the last dividend payment date in respect of the EverBank preferred stock prior to the closing. Dividends payable on the new WaFd preferred stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. No interest will be payable in respect of any dividend payment on shares of the new WaFd preferred stock that may be in arrears.
If for any reason the WaFd board or a duly authorized committee of the WaFd board does not declare a dividend on the new WaFd preferred stock in respect of a dividend period, then no dividend will be deemed to have accrued for that dividend period or be payable on the applicable dividend payment date, and WaFd will have no obligation to pay any dividend for that dividend period, whether or not the WaFd board or a duly authorized committee of the WaFd board declares a dividend on the new WaFd preferred stock for any subsequent dividend period or on any other series of WaFd preferred stock or on WaFd common stock for any future dividend period. In addition, dividends on the new WaFd preferred stock will not be declared, paid or set aside for payment to the extent that doing so would cause WaFd to fail to comply with applicable laws and regulations, including applicable capital adequacy rules and guidelines.
Priority of Dividends
So long as any shares of new WaFd preferred stock remain outstanding, unless dividends on all outstanding shares of the new WaFd preferred stock for the most recently completed dividend period have been declared and paid in full, or declared and a sum sufficient for their payment has been set aside, (a) no dividend may be declared or paid on WaFd common stock or any other junior stock, other than a dividend payable solely in junior stock, and (b) no shares of junior stock or parity stock may be repurchased, redeemed or otherwise acquired for consideration by WaFd, in each case subject to customary exceptions set forth in the articles of amendment. When dividends are not paid in full upon the shares of the new WaFd preferred stock and any parity stock, all dividends declared and paid upon the shares of the new WaFd preferred stock and any parity stock will be declared on a proportional basis, so that the amount of dividends declared per share bears to each other the same ratio that accrued dividends for the then-current dividend period per share on the new WaFd preferred stock and accrued dividends, including any accumulations, on such parity stock bear to each other. As used in this section, “junior stock” means WaFd common stock and any other class or series of WaFd capital stock over which the new WaFd preferred stock has preference or priority as to dividends or upon liquidation, dissolution or winding up, or both; “parity stock” means any other class or series of WaFd capital stock that ranks on a parity with the new WaFd preferred stock as to dividends or upon liquidation, dissolution or winding up, or both, and as of the date of this proxy statement the existing WaFd preferred stock is the only series of parity stock outstanding; and “senior stock” means any other class or series of WaFd capital stock that ranks senior to the new WaFd preferred stock as to dividends or upon liquidation, dissolution or winding up, or both, and as of the date of this proxy statement no series of senior stock is outstanding. Subject to the conditions described above, and not otherwise, dividends may be declared and paid on junior stock and parity stock from time to time out of any assets legally available for such payment, and the holders of the new WaFd preferred stock will not be entitled to participate in those dividends.
Redemption
The new WaFd preferred stock will not be subject to any mandatory redemption, sinking fund or other similar provisions, and holders of the new WaFd preferred stock will not have the right to require the redemption or repurchase of the new WaFd preferred stock. Under the applicable capital rules of the Federal Reserve Board, any redemption of the new WaFd preferred stock will be subject to the prior approval of the Federal Reserve Board and to the satisfaction of any conditions set forth in those rules. WaFd, at the option of the WaFd board or any duly authorized committee of the WaFd board, may redeem the new WaFd preferred stock, in whole or in part, from time to time, on any dividend payment date on or after the optional redemption date specified in the articles of amendment, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends for prior dividend periods and, to the extent provided in the articles of amendment, any accrued but unpaid (whether or not declared) dividends for the then-current dividend period to, but excluding, the redemption date, without accumulation of any undeclared dividends for prior dividend periods. In addition, at any time within 90 days after a regulatory capital treatment event, WaFd may redeem the new WaFd preferred stock, in whole but not in part, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, as described above. A “regulatory capital treatment event” means, in general, WaFd’s good faith determination that, as a result of a change in, or a proposed change in, or an official interpretation or administrative or judicial application of, the laws or regulations of the United States or any political subdivision of the United States occurring after the original issue date, there is more than an insubstantial risk that WaFd will not be entitled to treat the full liquidation preference of the shares of new WaFd preferred stock then outstanding as Tier 1 capital, or its equivalent, for purposes of the capital adequacy rules and policies of the Federal Reserve Board.
If shares of the new WaFd preferred stock are to be redeemed, notice of redemption will be given to the holders of record of the shares to be redeemed not less than 30 days nor more than 60 days prior to the date fixed for redemption, and each notice of redemption will state the redemption date, the number of shares to be redeemed, the redemption price, the place or places where any certificates evidencing the shares are to be surrendered for payment and that dividends on the shares to be redeemed will cease to accrue on the redemption date. On and after the redemption date, dividends will cease to accrue on the shares of new WaFd preferred stock called for redemption, those shares will no longer be deemed outstanding and all rights of the holders of those shares will terminate, including the voting rights described below, except the right to receive the redemption price plus any declared and unpaid dividends payable in accordance with the articles of amendment. In the case of any redemption of only part of the shares of new WaFd preferred stock then outstanding, the shares to be redeemed will be selected pro rata, by lot or in such other manner as WaFd determines to be equitable.
Liquidation Rights
In the event WaFd liquidates, dissolves or winds up its business and affairs, whether voluntarily or involuntarily, holders of the new WaFd preferred stock will be entitled to receive, out of WaFd’s assets legally available for distribution to its shareholders, a liquidating distribution of $1,000 per share, plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends, before WaFd makes any payment or distribution of assets to the holders of WaFd common stock or any other junior stock. Holders of the new WaFd preferred stock will not be entitled to any other amounts from WaFd and will have no right or claim to any of WaFd’s remaining assets after they have received their full liquidating distribution. If WaFd’s assets are not sufficient to pay the liquidation preference plus declared and unpaid dividends in full to all holders of the new WaFd preferred stock and the liquidation amounts owed to all holders of parity stock, the amounts paid to the holders of the new WaFd preferred stock and parity stock will be paid pro rata in accordance with the respective aggregate liquidating distributions owed to those holders. For these purposes, a merger or consolidation of WaFd with or into any other entity, including a merger or consolidation in which the holders of the new WaFd preferred stock receive cash, securities or other property for their shares, and a sale, lease, exchange or transfer of all or substantially all of the assets or business of WaFd, will not constitute a liquidation, dissolution or winding up of WaFd.
Because WaFd is a holding company, WaFd’s rights and the rights of its creditors and shareholders, including the holders of the new WaFd preferred stock, to participate in the assets of any of WaFd’s subsidiaries, including the surviving bank, upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that WaFd is itself a creditor with recognized claims against the subsidiary. Claims of holders of the new WaFd preferred stock are subordinate to all of WaFd’s indebtedness and to other non-equity claims on WaFd and its assets, including in the event that WaFd becomes subject to a receivership, insolvency, liquidation or similar proceeding.
Voting Rights
Except as provided below or as otherwise specifically required by applicable law, the holders of the new WaFd preferred stock will have no voting rights. So long as any shares of new WaFd preferred stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the new WaFd preferred stock, voting together as a separate class, will be required to (a) authorize or create, or increase the authorized amount of, any class or series of senior stock, (b) amend, alter or repeal any provision of the articles of amendment or WaFd’s articles of incorporation so as to adversely affect the powers, preferences, privileges or rights of the new WaFd preferred stock, taken as a whole, or (c) consummate a binding share exchange or reclassification involving the new WaFd preferred stock, or a merger or consolidation of WaFd with or into another entity, unless the shares of the new WaFd preferred stock remain outstanding or are converted into or exchanged for preference securities of the surviving entity and the shares of the remaining new WaFd preferred stock or such new preference securities have terms that are not materially less favorable than the terms of the new WaFd preferred stock. Any increase in the amount of the authorized or issued new WaFd preferred stock or authorized WaFd common stock or authorized preferred stock, and the creation and issuance, or an increase or decrease in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the new WaFd preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of WaFd, will not be deemed to adversely affect the powers, preferences, privileges or rights of the new WaFd preferred stock.
In exercising the voting rights described above, or when otherwise granted voting rights by operation of law or by WaFd, each share of new WaFd preferred stock will be entitled to one vote. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required is effected, all outstanding shares of new WaFd preferred stock have been redeemed, or have been called for redemption upon proper notice with sufficient funds irrevocably deposited in trust to effect the redemption. In addition to the voting rights described above, holders of the new WaFd preferred stock may be entitled to vote separately as a class or series on certain amendments to WaFd’s articles of incorporation under the WBCA, including amendments that would change the rights, preferences or limitations of the new WaFd preferred stock in the manner specified in the WBCA.
Preemptive and Conversion Rights
The holders of the new WaFd preferred stock will not have any preemptive rights or any right to convert or exchange their shares of new WaFd preferred stock into any other securities of WaFd.
Listing
The EverBank preferred stock is not listed on any securities exchange, and WaFd does not intend to apply to list the new WaFd preferred stock on Nasdaq or any other securities exchange or to arrange for its quotation on any automated dealer quotation system. Accordingly, there is no established public trading market for the new WaFd preferred stock, and none is expected to develop. The holder of the new WaFd preferred stock will be entitled to certain registration rights with respect to those shares, as described in the section entitled “Shareholders Agreement—Registration Rights.”

Transfer Agent, Registrar, Paying Agent and Calculation Agent
WaFd will appoint a transfer agent, registrar and paying agent for the new WaFd preferred stock prior to the closing. WaFd will also appoint a calculation agent for the new WaFd preferred stock prior to the first reset determination date, and all determinations of the applicable dividend rate for each reset period made by the calculation agent will, absent manifest error, be final and binding on WaFd and the holders of the new WaFd preferred stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF EVERBANK
Overview
EverBank is a Delaware corporation and bank holding company that has elected to be treated as a financial holding company. EverBank conducts its banking operations through its wholly owned subsidiary EverBank, National Association, a diversified national bank headquartered in Jacksonville, Florida. EverBank operates in California, New York, New Jersey, Missouri, North Carolina, Texas and Illinois. EverBank is a growth-oriented, commercial relationship-driven bank that provides deep expertise in the form of high-value innovative banking and lending products and services to consumer and commercial clients nationwide. EverBank serves more than 400,000 customer accounts and distributes EverBank’s banking products and services through a robust online banking platform, 39 full-service financial centers in California, Florida and New York, and a strategic relationship with TIAA for deposit sweep and bank referral arrangements. These channels are connected by EverBank’s technology-driven centralized platforms, providing EverBank’s franchise with an ability to efficiently scale while remaining flexible in today’s fast-moving and competitive banking environment. As of June 30, 2026, EverBank had $46.7 billion of assets, $37.1 billion of gross loans, $37.7 billion of total deposits and $4.0 billion in stockholders’ equity. EverBank generated $221.1 million of net income for the six months ended June 30, 2026, $306.1 million of net income for the year ended December 31, 2025 and $229.6 million of net income for the year ended December 31, 2024.
History
EverBank was formed in 1998. EverBank grew organically with selective acquisitions that led to an initial public offering in May 2012, listing on the New York Stock Exchange under the ticker “EVER.” Acquired in June 2017 by TIAA and its parent, TIAA Board of Governors, EverBank merged into legacy TCT Holdings, Inc. to create TIAA FSB Holdings, Inc. (“FSB Holdings”) and its wholly owned bank subsidiary, TIAA, FSB (“TIAA FSB”). From June 2017 to July 2023, EverBank operated within the TIAA organization as a bank subsidiary. On November 2, 2022, TIAA entered into a stock purchase agreement with certain individuals and other buyers affiliated with Stone Point Capital LLC, Warburg Pincus LLC, Reverence Capital Partners, LP, Sixth Street Partners, LLC and Bayview Asset Management, LLC (collectively, the “new investors”), pursuant to which TIAA sold 90.4% of the voting common shares of FSB Holdings to the new investors (the “TIAA transaction”). Following the closing of the TIAA transaction on July 31, 2023, FSB Holdings was rebranded as EverBank Financial Corp and converted from a savings and loan holding company to a bank holding company (and subsequently elected to be treated as a financial holding company), TIAA FSB was rebranded as EverBank, National Association and TIAA FSB converted from a thrift charter into a national bank charter.
Analysis of Statements of Income
This section is a comparison of EverBank’s results of operations for the years ended December 31, 2025, 2024 and 2023, and the six months ended June 30, 2026 and 2025.
The following tables set forth, for the periods indicated, information regarding (i) the total dollar amount of interest income of EverBank from interest-earning assets and the resultant average yields; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average rate; (iii) net interest income/net interest spread; and (iv) net interest margin for the six months ended June 30, 2026 and 2025 and the years ended December 31, 2025, 2024 and 2023.

Average Balance Sheet, Interest and Yield/Rate Analysis(1)(2)(3)	Table 1
	Six Months Ended June 30,
	2026			2025
(dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Cash and cash equivalents	$901,291	$16,634	3.72%	$952,149	$21,079	4.46%
Investments	8,361,136	196,019	4.69%	10,268,739	271,739	5.29%
Loans held for sale	15	—	—%	8,047	—	—%

Average Balance Sheet, Interest and Yield/Rate Analysis(1)(2)(3)	Table 1
	Six Months Ended June 30,
	2026			2025
(dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Loans and leases held for investment:
Residential mortgages:
Residential	5,727,788	124,547	4.35%	5,832,673	120,744	4.14%
Government-insured pool buyouts	1,218,107	26,600	4.37%	1,445,653	34,325	4.75%
Total residential mortgages	6,945,895	151,147	4.35%	7,278,326	155,069	4.26%
Home equity lines and other consumer	660,189	17,157	5.24%	566,490	15,350	5.46%
Commercial real estate and commercial finance	23,753,110	700,556	5.87%	18,153,932	565,420	6.20%
Equipment financing receivables	4,330,630	120,816	5.58%	3,805,164	102,195	5.37%
Life lending	869,843	25,908	6.01%	459,306	16,002	7.03%
Total loans and leases held for investment	36,559,667	1,015,584	5.54%	30,263,218	854,036	5.62%
Total interest-earning assets	45,822,109	$1,228,237	5.35%	41,492,153	$1,146,854	5.52%
Noninterest-earning assets	302,901			337,414
Total Assets	$46,125,010			$41,829,567
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	2,338,423	20,446	1.76%	2,217,412	19,654	1.79%
Savings and money market	20,969,893	348,266	3.35%	17,746,020	332,083	3.77%
Sweep accounts	3,867,827	31,233	1.63%	3,725,769	38,164	2.07%
Time	8,460,141	157,970	3.77%	7,150,800	147,015	4.15%
Total deposits	35,636,284	557,915	3.16%	30,840,001	536,916	3.51%
Other borrowings	3,640,801	51,118	2.79%	4,816,354	66,850	2.76%
Subordinated notes payable and trust preferred securities	401,871	16,592	8.33%	370,124	13,362	7.28%
Accounts payable and accrued liabilities	143,002	2,605	3.67%	297,059	6,650	4.51%
Total interest-bearing liabilities	39,821,958	$628,230	3.18%	36,323,538	$623,778	3.46%
Noninterest-bearing demand deposits	1,671,643			1,346,023
Other noninterest-bearing liabilities	760,917			463,497
Total liabilities	42,254,518			38,133,058
Total stockholders’ equity	3,870,492			3,696,509
Total liabilities and stockholders’ equity	$46,125,010			$41,829,567
Net interest income/spread		$600,007	2.17%		$523,076	2.06%
Net interest margin			2.62%			2.52%

(1)	The average balances are principally daily averages, and for loans, include both performing and nonperforming balances.
(2)	Interest income on loans includes the effects of discount accretion and net deferred loan origination cost amortization accounted for as yield adjustments.
(3)	All interest income was fully taxable for all periods presented except for the immaterial interest on tax-exempt loans and investments.

Average Balance Sheet, Interest and Yield/Rate Analysis(1)(2)(3)									Table 2
	Years Ended December 31,
	2025			2024			2023
(dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets
Interest-earning assets:
Cash and cash equivalents	$1,037,542	$45,014	4.34%	$936,298	$50,026	5.34%	$3,214,328	$168,006	5.23%
Investments	9,941,466	523,073	5.26%	9,868,529	577,210	5.85%	5,172,624	266,415	5.15%
Loans held for sale	4,043	—	—%	149	—	—%	2,058,787	74,639	3.63%
Loans and leases held for investment:
Residential mortgages:
Residential	5,774,546	244,282	4.23%	6,100,424	237,910	3.90%	6,779,675	249,574	3.68%
Government-insured pool buyouts	1,380,243	65,139	4.72%	1,638,316	80,665	4.92%	1,895,798	93,783	4.95%
Total residential mortgages	7,154,789	309,421	4.32%	7,738,740	318,575	4.12%	8,675,473	343,357	3.96%
Home equity lines and other consumer	592,051	32,562	5.50%	590,891	34,295	5.80%	677,276	34,975	5.16%
Commercial real estate and commercial finance	19,528,940	1,221,081	6.19%	15,547,266	1,042,086	6.62%	12,574,395	761,290	6.00%
Equipment financing receivables	3,917,273	213,474	5.45%	3,521,109	177,468	5.04%	3,204,569	143,192	4.47%
Life lending	531,822	35,275	6.63%	63,175	4,511	7.14%	—	—	—%
Total loans and leases held for investment	31,724,875	1,811,813	5.66%	27,461,181	1,576,935	5.68%	25,131,713	1,282,814	5.06%
Total interest-earning assets	42,707,926	$2,379,900	5.53%	38,266,157	$2,204,171	5.72%	35,577,452	$1,791,874	5.01%
Noninterest-earning assets	365,568			372,352			761,320
Total Assets	$43,073,494			$38,638,509			$36,338,772
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,201,718	$37,872	1.72%	$2,311,860	$43,752	1.89%	$2,720,663	$37,601	1.38%
Savings and money market	18,930,445	697,185	3.68%	13,471,159	590,286	4.38%	10,272,929	385,045	3.75%
Sweep accounts	3,739,973	75,455	2.02%	3,540,997	92,189	2.60%	3,733,420	92,026	2.46%
Time	7,240,516	289,654	4.00%	8,567,179	399,290	4.66%	8,405,262	314,140	3.74%
Total deposits	32,112,652	1,100,166	3.43%	27,891,195	1,125,517	4.04%	25,132,274	828,812	3.30%
Other borrowings	4,344,384	120,584	2.74%	4,671,066	133,448	2.81%	6,028,767	184,421	3.02%
Subordinated notes payable and trust preferred securities	363,599	28,420	7.82%	349,258	26,415	7.56%	323,506	23,991	7.42%
Accounts payable and accrued liabilities	223,292	10,011	4.48%	422,320	22,712	5.38%	552,903	24,214	4.38%
Total interest-bearing liabilities	37,043,927	$1,259,181	3.39%	33,333,839	$1,308,092	3.92%	32,037,450	$1,061,438	3.31%
Noninterest-bearing demand deposits	1,734,713			1,240,703			784,825
Other noninterest-bearing liabilities	565,308			295,992			(680)
Total liabilities	39,343,948			34,870,534			32,821,595
Total stockholders’ equity	3,729,546			3,767,975			3,517,177
Total liabilities and stockholders’ equity	$43,073,494			$38,638,509			$36,338,772
Net interest income/spread		$1,120,719	2.14%		$896,079	1.80%		$730,436	1.70%
Net interest margin			2.62%			2.34%			2.05%

(1)	The average balances are principally daily averages, and for loans, include both performing and nonperforming balances.
(2)	Interest income on loans includes the effects of discount accretion, net deferred loan origination cost amortization, hedging and foreign exchange adjustments accounted for as yield adjustments.
(3)	All interest income was fully taxable for all periods presented except for the immaterial interest on tax-exempt loans and investments.

Increases and decreases in interest income and interest expense result from changes in average balances (volume) of interest-earning assets and interest-bearing liabilities, as well as changes in average interest rates. The following tables show the effect that these factors had on the interest earned on interest-earning assets and the interest incurred on interest-bearing liabilities for the six months ended June 30, 2026 and 2025 and the years ended December 31, 2025, 2024 and 2023.

Analysis of Change in Net Interest Income(1)	Table 3
	Six Months Ended June 30,
	2026 Compared to 2025 Increase (Decrease) Due to
(dollars in thousands)	Volume	Rate	Total
Assets
Interest-earning assets:
Cash and cash equivalents	$(1,142)	$(3,302)	$(4,445)
Investments	(50,824)	(24,896)	(75,720)
Loans and leases held for investment:
Residential mortgages:
Residential	(2,212)	6,015	3,803
Government-insured pool buyouts	(5,411)	(2,314)	(7,725)
Total residential mortgages	(7,623)	3,701	(3,922)
Home equity lines and other consumer	2,528	(721)	1,807
Commercial real estate and commercial finance	174,513	(39,377)	135,136
Equipment financing receivables	14,073	4,548	18,621
Life lending	14,303	(4,397)	9,906
Total loans and leases held for investment	197,794	(36,246)	161,548
Total change in interest income	145,828	(64,444)	81,383
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	1,139	(347)	792
Savings and money market	59,900	(43,717)	16,183
Sweep accounts	1,490	(8,421)	(6,931)
Time	26,882	(15,927)	10,955
Total deposits	89,411	(68,412)	20,999
Other borrowings	(16,281)	549	(15,732)
Subordinated notes payable and trust preferred securities	1,138	2,092	3,230
Accounts payable and accrued liabilities	(3,449)	(596)	(4,045)
Total change in interest expense	70,819	(66,367)	4,452
Total change in net interest income	$75,009	$1,923	$76,931

(1)
The effect of changes in volume is determined by multiplying the change in volume by the previous period’s average yield/cost. Similarly, the effect of rate changes is calculated by multiplying the change in average yield/cost by the previous period’s volume. Changes applicable to both volume and rate have been allocated to rate.

Analysis of Change in Net Interest Income(1)	Table 4
	Years Ended December 31,
	2025 Compared to 2024 Increase (Decrease) Due to			2024 Compared to 2023 Increase (Decrease) Due to
(dollars in thousands)	Volume	Rate	Total	Volume	Rate	Total
Assets
Interest-earning assets:
Cash and cash equivalents	$5,369	$(10,381)	$(5,012)	$(119,009)	$1,029	$(117,980)
Investments	4,508	(58,645)	(54,137)	241,709	69,086	310,795
Loans held for sale	—	—	—	(74,634)	(5)	(74,639)
Loans and leases held for investment:
Residential mortgages:
Residential	(12,684)	19,056	6,372	(25,089)	13,425	(11,664)
Government-insured pool buyouts	(12,763)	(2,763)	(15,526)	(12,627)	(491)	(13,118)
Total residential mortgages	(25,447)	16,293	(9,154)	(37,716)	12,934	(24,782)
Home equity lines and other consumer	44	(1,777)	(1,733)	(4,465)	3,785	(680)
Commercial real estate and commercial finance	264,019	(85,024)	178,995	183,531	97,265	280,796
Equipment financing receivables	19,945	16,061	36,006	14,213	20,063	34,276
Life lending	33,476	(2,712)	30,764	4,511	—	4,511
Total loans and leases held for investment	292,037	(57,159)	234,878	160,074	134,047	294,121
Total change in interest income	301,914	(126,185)	175,729	208,140	204,157	412,297
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	(2,132)	(3,748)	(5,880)	(5,657)	11,808	6,149
Savings and money market	239,468	(132,569)	106,899	120,415	84,826	205,241
Sweep accounts	4,987	(21,721)	(16,734)	(4,804)	4,967	164
Time	(61,841)	(47,795)	(109,636)	6,386	78,764	85,151
Total deposits	180,482	(205,833)	(25,351)	116,340	180,365	296,705
Other borrowings	(7,832)	(5,032)	(12,864)	(41,608)	(9,365)	(50,973)
Subordinated notes payable and trust preferred securities	1,059	946	2,005	1,935	489	2,424
Accounts payable and accrued liabilities	(10,692)	(2,009)	(12,701)	(5,725)	4,223	(1,502)
Total change in interest expense	163,017	(211,928)	(48,911)	70,942	175,712	246,654
Total change in net interest income	$138,897	$85,743	$224,640	$137,198	$28,445	$165,643

(1)
The effect of changes in volume is determined by multiplying the change in volume by the previous period’s average yield/cost. Similarly, the effect of rate changes is calculated by multiplying the change in average yield/cost by the previous period’s volume. Changes applicable to both volume and rate have been allocated to rate.

Net Interest Income
The following table illustrates the components of net interest income for the six months ended June 30, 2026 and 2025:

Net Interest Income	Table 5
	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Interest Income
Interest and fees on loans and leases	$1,015,584	$854,036
Interest and dividends on investment securities	196,019	271,739
Other interest income	16,634	21,079
Total Interest Income	1,228,237	$1,146,854
Interest Expense
Deposits	557,915	$536,916
Other borrowings and other interest expense	70,315	86,862
Total Interest Expense	628,230	623,778
Net Interest Income	$600,007	$523,076

The following table illustrates the components of net interest income for the years ended December 31, 2025, 2024 and 2023:

Net Interest Income	Table 6
	Years Ended December 31,
(dollars in thousands)	2025	2024	2023
Interest Income
Interest and fees on loans and leases	$1,811,813	$1,576,935	$1,357,453
Interest and dividends on investment securities	523,073	577,210	266,415
Other interest income	45,014	50,026	168,006
Total Interest Income	2,379,900	2,204,171	1,791,874
Interest Expense
Deposits	1,100,166	1,125,517	828,812
Other borrowings and other interest expense	159,015	182,575	232,626
Total Interest Expense	1,259,181	1,308,092	1,061,438
Net Interest Income	$1,120,719	$896,079	$730,436

Net interest income is affected by both changes in interest rates and the amount and composition of interest-earning assets and interest-bearing liabilities.
Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025
Net interest income increased by $76.9 million, or 15%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, due to an increase in interest income of $81.4 million, partially offset by an increase in interest expense of $4.5 million. The increase in interest income was due to an increase in interest and fees on loans and leases partially offset by a decrease in interest and dividends on investment securities and other interest income. The increase in interest expense was due to an increase in interest expense on interest-bearing deposits partially offset by a decrease in other borrowings and other interest expense.
Interest and fees on loans and leases increased by $161.5 million, or 19%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025. For EverBank’s residential mortgage portfolio, EverBank experienced a $3.9 million decrease in interest income, primarily due to the continued run-off of the residential portfolios, as EverBank has not originated any loans during the periods partially offset by an increase in yields from the acquisition of a portfolio of consumer unsecured loans during the six months ended June 30, 2026. For EverBank’s commercial loan and lease portfolio, EverBank experienced a $163.7 million increase in interest income, primarily due to higher average balances in EverBank’s equipment financing receivables, commercial real estate, structured mortgage finance, commercial and industrial and asset-backed finance portfolios as a result of continued focused growth partially offset by a lower interest rate environment during the six months ended June 30, 2026 compared to the six months ended June 30, 2025. Interest and dividends on investment securities decreased by $75.7 million, or 28%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a 60 basis point decrease in average yields primarily as a result of purchases of lower rate securities in a lower rate environment and run-off of higher rate securities coupled with a decrease in average investment securities balances of $1.9 billion partially due to the $1.1 billion sale of investment securities during the fourth quarter of 2025 from the execution of a balance sheet optimization strategy to continue to expand core businesses while maintaining contingent liquidity by selling underwater securities, using the proceeds to paydown FHLB advances and unwind associated swaps. Execution of this strategy was coupled with paydowns and maturities. Other interest income decreased by $4.4 million, or 21%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a decrease in yields of 75 basis points from a lower rate environment coupled with a decrease in average cash and cash equivalent balances of $50.9 million.
Interest expense on EverBank’s interest-bearing deposits increased by $21.0 million, or 4%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a $4.8 billion increase in average interest-bearing deposit balances from a continued focus on growing EverBank’s deposit base to fund asset growth partially offset by a 35 basis point decrease in average yields as a result of repricing down deposits in the lower interest rate environment. Other borrowings and other interest expense decreased by $16.5 million, or 19%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily driven by a decrease in average FHLB advances balances partially from the paydown of $1.3 billion of advances related to the execution of a balance sheet optimization strategy during the fourth quarter of 2025.
Please see “Analysis of Statements of Condition” below for additional information on EverBank’s LHFI and “Funding Sources” below for additional information on EverBank’s deposits and FHLB borrowings.
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Net interest income increased by $224.6 million, or 25%, in 2025 compared to 2024, due to an increase in interest income of $175.7 million, coupled with a decrease in interest expense of $48.9 million. The increase in interest income was primarily due to higher average cash and cash equivalents, investment securities and loans held for investment balances partially offset by a 19 basis point decrease in yields on interest-earning assets from 5.53% in 2025, compared to 5.72% in 2024. The decrease in interest expense was primarily due to the average yields on interest-bearing liabilities decreasing to 3.39% in 2025, compared to 3.92% in 2024, as a result of the lower market interest rate environment partially offset by an increase in average deposit balances.
Interest and fees on loans and leases increased by $234.9 million, or 15%, in 2025 compared to 2024, primarily due to growth in higher-yielding commercial loan and lease portfolios while lower-yielding assets run-off partially offset by the lower interest rate environment in 2025. EverBank experienced a $245.8 million increase in interest income from its commercial loan and lease portfolios, primarily due to an increase in average balances in fund finance, structured mortgage finance, corporate debt finance, commercial real estate, commercial and industrial and equipment financing receivables portfolios. EverBank experienced a $9.2 million decrease in interest income on the residential mortgage portfolio primarily due to a decrease in average balances of $0.6 billion in 2025 primarily due to the run-off of the residential portfolios. Interest and dividends on the investment securities portfolio decreased by $54.1 million, or 9%, in 2025 compared to 2024, as average yields decreased 59 basis points as a result of purchases of lower rate securities and run-off of higher rate securities partially offset by an increase in average balances of $0.1 billion, or 1%, during the year. Other interest income decreased by $5.0 million, or 10%, in 2025 compared to 2024, primarily a result of a 101 basis point decrease in yields on cash and cash equivalents from a lower rate environment in 2025 compared to 2024, partially offset by a $0.1 billion higher average cash balance in 2025.
Interest expense on interest-bearing deposits decreased by $25.4 million in 2025, or 2%, compared to 2024, primarily due to a 61 basis point decrease in deposit yields from a lower interest rate environment in 2025 partially offset by a $4.2 billion increase in average interest-earning deposit balances during 2025. Other borrowings and other interest expense decreased by $23.6 million, or 13%, in 2025 compared to 2024, primarily due to a $0.3 billion decrease in average borrowings with the growth in deposits in 2025 coupled with a 7 basis point decrease in yields from a lower interest rate environment.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Net interest income increased by $165.6 million, or 23%, in 2024 compared to 2023, due to an increase in interest income of $412.3 million, partially offset by an increase in interest expense of $246.7 million. The increase in interest income was primarily due to the average yields on interest-earning assets increasing 71 basis points to 5.72% in 2024, compared to 5.01% in 2023, primarily due to higher investment securities and loans held for investment balances and yields partially offset by lower cash balances. The increase in interest expense was primarily due to the average yields on interest-bearing liabilities increasing 61 basis points to 3.92% in 2024, compared to 3.31% in 2023, as a result of the higher interest rate environment.
Interest and fees on loans and leases increased by $219.5 million, or 16%, in 2024 compared to 2023, primarily due to growth in EverBank’s higher-yielding commercial loan and lease portfolios while lower-yielding assets run-off coupled with the higher interest rate environment in 2024. EverBank experienced a $316.3 million increase in interest income from its commercial loan and lease portfolios, primarily due to an increase in average balances in fund finance, structured mortgage finance, corporate debt finance, commercial real estate and equipment financing receivables portfolios coupled with the higher rate environment. EverBank experienced a $24.8 million decrease in interest income on its residential mortgage portfolio due to a decrease in average balances of $0.9 billion in 2024 primarily due to the run-off of the residential portfolios because EverBank no longer originated mortgage loans. Interest and dividends on the investment securities portfolio increased by $310.8 million, or 117%, in 2024 compared to 2023, as average balances grew $4.7 billion during the year coupled with a 70 basis point increase in average yields as a result of purchases of higher rate securities and run-off of lower rate securities. Other interest income decreased by $118.0 million, or 70%, in 2024 compared to 2023, primarily a result of a $2.3 billion lower average cash balance in 2024 as a result of elevated cash levels in 2023 from the proceeds of the sale of EverBank’s residential mortgages portfolio prior to the divestiture from TIAA.
Interest expense on interest-bearing deposits increased by $296.7 million in 2024, or 36%, compared to 2023, primarily due to a $2.8 billion increase in average deposit balances during 2024 coupled with a 74 basis point increase in deposit yields from a higher interest rate environment. Other borrowings and other interest expense decreased by $50.1 million, or 22%, in 2024 compared to 2023, primarily due to a $1.3 billion decrease in average borrowings with the growth in deposits in 2024.
Please see “Analysis of Statements of Condition” below for additional information on EverBank’s LHFI portfolio and “Funding Sources” below for additional information on EverBank’s deposits and FHLB borrowings.
Provision for Credit Losses
EverBank assesses the ACL and makes provisions for credit losses in accordance with U.S. GAAP in order to maintain the adequacy of the ACL. Changes in the ACL are recognized through provisions for credit losses that are charged or credited against net interest income.
As of January 1, 2023, EverBank adopted the FASB’s ASU 2016-13, Current Expected Credit Losses (“CECL”), which primarily expanded the incurred loss analysis from a one-year horizon to a lifetime expected credit loss analysis, including reasonable and supportable forecasts.
The following table provides a breakdown of the provision for loan and lease losses for the six months ended June 30, 2026 and 2025:

Provision (Benefit) for Credit Losses	Table 7
	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Residential mortgages	$(1,173)	$(5,280)
Commercial finance	9,015	32,004
Commercial real estate	7,499	(7,482)
Equipment financing receivables	(4,469)	16,619
Home equity lines and other consumer	(256)	(454)
Life lending	773	258
Provision (Benefit) for Loan and Lease Losses	$11,389	$35,665
Provision for unfunded commitments	(5,275)	2,554
Provision for investment credit losses	(11)	—
Total Provision (Benefit) for Credit Losses	$6,103	$38,219

The following table provides a breakdown of the provision for credit losses for the years ended December 31, 2025, 2024 and 2023:

Provision (Benefit) for Credit Losses	Table 8
	Years Ended December 31,
(dollars in thousands)	2025	2024	2023
Residential mortgages	$(5,329)	$(13,547)	$(9,250)
Commercial real estate	(3,381)	3,284	12,461
Commercial finance	52,813	9,737	6,705
Equipment financing receivables	7,492	20,871	3,722
Home equity lines and other consumer	324	(305)	(1,839)
Life lending	698	976	—
Provision for Loan and Lease Losses	52,617	$21,016	$11,799
Unfunded commitments	9,693	3,651	2,831
Investment credit losses	24	27	—
Total Provision for Credit Losses	$62,334	$24,694	$14,630

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025
EverBank recorded a provision for credit losses of $6.1 million for the six months ended June 30, 2026, which is a decrease of $32.1 million, or 84%, compared to $38.2 million for the six months ended June 30, 2025. This decrease was primarily due to decreases in commercial finance, equipment financing receivables and provision for unfunded commitments of $23.0 million, $21.1 million, and $7.8 million, respectively, which were partially offset by a decrease in the benefit for residential mortgages and an increase in provision for commercial real estate of $4.1 million and $15.0 million, respectively. The decrease in the provision for the commercial finance portfolio is primarily due to $2.9 billion of additional growth during the six months ended June 30, 2025 compared to $0.7 billion for the six months ended June 30, 2026. The decrease in equipment financing receivables is primarily due to the decrease in coverage rates during the six months ended June 30, 2026 compared to the six months ended June 30, 2025 partially driven by the growth in the lower coverage corporate asset finance business which began operations in 2024 as well as a model transition during the period. The provision for unfunded commitments decreased primarily due to lower balances at June 30, 2026 compared to December 31, 2025. These decreases were partially offset by a decrease in benefit for residential mortgages primarily due to a higher release of provision during the six months ended June 30, 2025 compared to the six months ended June 30, 2026 primarily driven by a decrease in coverage during the period in 2025 coupled with run-off of the portfolio. In addition, the increase in the provision for commercial real estate was primarily due to the build of reserves for direct multifamily originations partially offset by the run-off of the legacy commercial real estate portfolios.
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
EverBank recorded a provision for credit losses of $62.3 million in 2025, an increase of $37.6 million, or 152%, from $24.7 million in 2024. This increase was primarily due to increases in provision for commercial finance and unfunded commitments of $43.1 million and $6.0 million, respectively, coupled with a decrease in benefit for residential mortgages of $8.2 million, which were partially offset by a decrease in provision in equipment financing receivables and commercial real estate of $13.4 million and $6.7 million, respectively. The increase in the provision for commercial finance was primarily driven by $4.9 billion growth in the portfolio in 2025 coupled with an increase in coverage. The decrease in benefit for residential mortgages was primarily due to a higher release of provision in 2024 compared to 2025 primarily driven by a larger decrease in coverage during 2024 coupled with run-off of the portfolio. The increase in the provision for unfunded commitments of $6.0 million was primarily driven by build of reserves for the growth in the commercial finance portfolios.
The decrease in the provision for equipment financing receivables was primarily driven by a decrease in coverage rates in 2025 compared to an increase in coverage rates during 2024 coupled with higher charge-off levels in 2024 compared to 2025. The decrease in the provision for the commercial real estate portfolio is primarily driven by higher net charge-off levels in 2024 and the new multifamily portfolio volumes in 2024 at higher coverage rates coupled with a decrease in coverage rates in 2025.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
EverBank recorded a provision for credit losses of $24.7 million in 2024, which is an increase of $10.1 million, or 69%, from $14.6 million in 2023. This increase was primarily due to increases in provision in equipment financing receivables, commercial finance and home equity lines of $17.1 million, $3.0 million and $1.5 million, respectively, which were partially offset by an increase in benefit of commercial real estate and residential mortgages of $9.2 million and $4.3 million, respectively. The increase in the provision for equipment financing receivables was primarily driven by growth in the portfolio, higher net charge-off levels as well as an increase in reserve coverage for new originations. The increase in the provision for commercial finance portfolio was primarily driven by growth in the portfolio in 2024. In addition, the provision for unfunded commitments increased by $0.8 million, which was primarily due to provisions related to the build of reserves for the growth in the commercial finance portfolio.
Noninterest Income
The following table illustrates the components of noninterest income for the six months ended June 30, 2026 and 2025:

Noninterest Income	Table 9
	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Loan fee income	$19,680	$12,102
Leasing income	26,381	27,865
Bargain purchase gain	—	13,863
Other	5,821	4,501
Total Noninterest Income	$51,882	$58,331

The following table illustrates the components of noninterest income for the years ended December 31, 2025, 2024 and 2023:

Noninterest Income	Table 10
	Years Ended December 31,
(dollars in thousands)	2025	2024	2023
Loan fee income	$29,456	$19,165	$13,456
Leasing income	53,011	57,819	65,865
Bargain purchase gain	13,863	—	—
Other	12,554	10,466	(64,502)
Total Noninterest Income	$108,884	$87,450	$14,819

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025
Noninterest income decreased by $6.4 million, or 11%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily driven by the bargain purchase gain recorded in 2025 related to the acquisition of Sterling Bank and a decrease in leasing income, partially offset by an increase in loan fee income and other income.
Loan fee income increased by $7.6 million, or 63%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a $5.9 million increase in commercial loan fees as a result of higher commercial volumes.
Leasing income decreased by $1.5 million, or 5%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to lower renewal income and gain on sale upon lease terminations partially offset by higher operating lease income.
Bargain purchase gain decreased by $13.9 million for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 due to no bargain purchase gain in 2026 following the $13.9 million recorded upon closing the Sterling Bank acquisition in April 2025.

Other noninterest income increased by $1.3 million, or 29%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to $1.4 million higher captive insurance premium revenue.
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Noninterest income increased by $21.4 million, or 25%, in 2025 compared to 2024, primarily driven by a $13.9 million bargain purchase gain related to the acquisition of Sterling Bank in 2025 and an increase in loan fee income, partially offset by a decrease in leasing income.
Loan fee income increased by $10.3 million, or 54%, in 2025 compared to 2024, primarily due to $7.1 million higher non-utilization fees and $2.5 million higher syndication fees from new asset-backed finance syndication activity in 2025.
Leasing income decreased by $4.8 million, or 8%, in 2025 compared to 2024, primarily due to lower renewal income of $5.5 million and lower gain on sale revenue of $1.7 million, partially offset by weakened residual performance and lease termination fees.
Other noninterest income increased by $2.1 million, or 20%, in 2025 compared to 2024, primarily driven by $2.9 million higher gain on sale of investment securities, $2.4 million lower swaption expense, $1.3 million higher captive insurance premium revenue and $1.1 million higher deposit fee income partially offset by a decrease in CRA partnership distribution payments of $6.4 million.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Noninterest income increased by $72.6 million, or 490%, in 2024 compared to 2023, primarily driven by an increase in other noninterest income and loan fee income, partially offset by a decrease in leasing income.
Loan fee income increased by $5.7 million, or 42%, in 2024 compared to 2023, primarily due to higher commercial line of credit fees of $4.7 million and higher loan production revenue of $2.9 million, partially offset by lower loan servicing income of $1.6 million.
Leasing income decreased by $8.0 million, or 12%, in 2024 compared to 2023, primarily due to lower renewal income of $9.0 million and lower gain on sale revenue of $3.7 million, partially offset by lower losses on residual premiums.
Other noninterest income increased by $75.0 million, or 116%, in 2024 compared to 2023, primarily due to the $71.7 million lower of cost or market adjustment recorded in 2023 related to the residential mortgage loans classified as held for sale.
Noninterest Expense
The following table illustrates the components of noninterest expense for the six months ended June 30, 2026 and 2025:

Noninterest Expense	Table 11
	Six Months Ended June 30,
(dollars in thousands)	2026	2025
Compensation	$166,195	$172,824
Occupancy and equipment	68,150	60,446
General and administrative expense	111,010	113,386
Total Noninterest Expense	$345,355	$346,656

The following table illustrates the components of noninterest expense for the years ended December 31, 2025, 2024 and 2023:

Noninterest Expense	Table 12
	Years Ended December 31,
(dollars in thousands)	2025	2024	2023
Compensation	$364,020	$297,136	$325,453
Occupancy and equipment	127,385	100,521	96,772
General and administrative expense	254,443	245,237	232,818
Total Noninterest Expense	$745,848	$642,894	$655,043

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025
Noninterest expense decreased by $1.3 million, or less than 1%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily driven by decreases in compensation and general and administrative expenses partially offset by an increase in occupancy and equipment.
Compensation expense decreased by $6.6 million, or 4%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a $7.1 million decrease in severance expense primarily related to severance associated with the Sterling Bank acquisition in 2025 coupled with an increase in deferred compensation from higher commercial origination volumes during the six months ended June 30, 2026 compared to the six months ended June 30, 2025. These decreases were partially offset by an increase in average headcount of more than 60 driving a $4.8 million increase in salaries, incentives and benefits during the period.
Occupancy and equipment expense increased by $7.7 million, or 13%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to $2.9 million higher software and systems costs from strategic initiatives to continue to transform and enhance the Bank’s capabilities. In addition, $3.0 million of the increase is from additional lease and building expense related to the additional branches acquired in connection with the Sterling Bank acquisition.
General and administrative expense decreased by $2.4 million, or 2%, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, primarily due to a $4.7 million decrease in contract worker expenses from elevated levels during the six months ended June 30, 2025 related to one-time costs from the Sterling Bank acquisition as well as $3.4 million lower fraud expenses from elevated fraud activity during the six months ended June 30, 2025. These decreases were partially offset by $6.6 million higher earnings credits on specialty deposits in the six months ended June 30, 2026.
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Noninterest expense increased by $103.0 million, or 16%, in 2025 compared to 2024, primarily driven by increases in compensation, occupancy and equipment and general and administrative expenses.
Compensation expense increased by $66.9 million, or 23%, in 2025 compared to 2024 primarily due to higher salaries of $22.9 million, incentives of $12.1 million and benefits of $11.7 million resulting from an increase in average headcount of more than 200 primarily to support the growth in existing and build out of new business lines throughout late 2024 through 2025, including the acquisition of Sterling Bank. In addition, severance expense increased by $14.6 million in 2025 compared to 2024 primarily due to a reduction in force as synergies were achieved as a result of the Sterling Bank acquisition.
Occupancy and equipment expense increased by $26.9 million, or 27%, in 2025 compared to 2024, primarily due to higher software costs of $17.3 million to support the build out of technology to enhance banking capabilities and higher lease and equipment expense of $8.0 million to support the branches acquired from the Sterling Bank acquisition and the opening of new de novo branches in 2024 and 2025.
General and administrative expense increased by $9.2 million, or 4%, in 2025 compared to 2024, primarily due to higher earnings credits on specialty deposits of $8.6 million, an increase in advertising spend of $9.3 million, a $3.0 million increase in non-recoverable advances on government insured buyouts and higher travel and entertainment expense of $1.2 million as EverBank’s presence continues to grow in California. These increases were partially offset by lower amortization of intangibles of $10.3 million as the core deposit intangible was fully amortized in 2024 and $2.7 million lower asset remarketing expenses.

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Noninterest expense decreased by $12.1 million, or 2%, in 2024 compared to 2023, primarily driven by a decrease in compensation, partially offset by increases in occupancy and equipment and general and administrative expenses.
Compensation expense decreased by $28.3 million, or 9%, in 2024 compared to 2023 primarily due to lower retirement plan expense of $26.4 million as a result of the termination of the TIAA retirement plan in 2023, lower severance of $8.7 million as a result of the shift in strategy and leadership after the TIAA transaction, a decrease of $6.2 million from the termination of a long-term incentive plan previously provided by TIAA, lower variable incentive compensation of $14.9 million and lower payroll taxes of $3.2 million from the overall decrease in compensation. These decreases were partially offset by higher salaries of $22.1 million from a full year of cost of the build out of corporate services functions to support the standalone bank after the TIAA transaction and an increase in stock option expense of $9.4 million from a new plan implemented in 2024.
Occupancy and equipment expense increased by $3.7 million, or 4%, in 2024 compared to 2023, primarily due to higher software costs of $4.8 million to support a full year of the build out of technology to support EverBank after the TIAA transaction and higher lease and equipment expense of $4.1 million to support the build out and opening of two de novo branches in 2024, partially offset by $5.1 million lower depreciation expenses related to EverBank’s equipment leasing business.
General and administrative expense increased by $12.4 million, or 5%, in 2024 compared to 2023, primarily due to higher earnings credits on specialty deposits of $51.8 million, increases in advertising spend of $9.3 million and fraud losses of $2.2 million from higher deposit balances, increases in contract worker costs of $6.6 million from enhancements of EverBank’s banking capabilities and execution of strategic initiatives, higher Transaction Services Agreement costs of $5.5 million related to the continued support from TIAA post separation, higher interest losses on mortgage-backed securities of $1.3 million and higher insurance costs of $1.1 million from a full year of operations as a standalone bank. These increases were partially offset by lower one-time transition costs of $38.6 million from the separation from TIAA, lower TIAA indirect allocations of $16.0 million and lower amortization of intangibles of $15.9 million as EverBank’s intangibles were fully amortized in 2024.
Provision for Income Taxes and Effective Tax Rates
The following table illustrates the provision for income taxes and the related effective tax rates for the six months ended June 30, 2026 and 2025:

Provision for Income Taxes and Effective Tax Rates	Table 13
	Six Months Ended June 30,
(dollars in thousands, except percentages)	2026	2025
Provision for income taxes	$79,310	$50,210
Effective tax rate	26.4%	25.5%

The following table illustrates the provision for income taxes and the related effective tax rates for the years ended December 31, 2025, 2024 and 2023.

Provision for Income Taxes and Effective Tax Rates	Table 14
	Years Ended December 31,
(dollars in thousands, except percentages)	2025	2024	2023
Provision for income taxes	$115,278	$86,345	$10,754
Effective tax rates	27.4%	27.3%	14.2%

Six Months Ended June 30, 2026 Compared to the Six Months Ended June 30, 2025
Provision for income taxes increased $29.1 million for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 primarily due to higher pre-tax income partially coupled with higher effective tax rate differences.

For the six months ended June 30, 2026 compared to the six months ended June 30, 2025, EverBank’s effective income tax rate differed from the statutory federal income tax rate primarily due to state income taxes and normal recurring permanent adjustments in both years. Additional rate differences for the six months ended June 30, 2025 include adjustments related to the Sterling Bank acquisition, primarily related to non-deductible transaction costs and the bargain purchase gain.
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Provision for income taxes increased by $28.9 million, or 34%, in 2025 compared to 2024. The increase was primarily due to $421.4 million of pre-tax income in 2025 compared to $315.9 million in 2024.
For the years ended December 31, 2025 and 2024, the effective income tax rate was different from the statutory federal income tax rate, primarily due to the effect of state income taxes and normal recurring permanent adjustments in both years. Additional rate differences for 2025 include adjustments related to the Sterling Bank acquisition, primarily related to nondeductible transaction costs and the bargain purchase gain.
Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023
Provision for income taxes increased by $75.6 million, or 703%, in 2024 compared to 2023. The increase was primarily due to $315.9 million of pre-tax income in 2024 compared to $75.6 million in 2023.
For the years ended December 31, 2024 and 2023, the effective income tax rate was different from the statutory federal income tax rate, primarily due to the effect of state income taxes in both years. Additional rate differences for 2023 include management fee allocations related to the TIAA disposition and the recognition of additional income tax credits.
Analysis of Statements of Condition
Investment Securities
EverBank’s investment securities portfolio aims to extract an appropriate risk adjusted return while maintaining its primary objective of acting as a source of contingent liquidity. Interest rate risk management of the securities portfolio is aligned with overall asset-liability management and is used to support optimized balance sheet positioning. Management further strives to enhance interest rate risk management of the investment securities portfolio by actively engaging in fair value hedges with interest rate swaps and other interest rate derivatives. The Bank’s investment securities portfolio is primarily classified as available for sale (“AFS”) to ensure flexibility in liquidity and interest rate risk positioning. In addition to interest rate risk and liquidity management objectives, the Bank focuses on asset and credit diversification through allocations of credit sensitive securities including collateralized loan obligations (“CLO”), investment grade corporate bonds, municipal bonds and non-agency collateralized mortgage obligations (“CMO”). All non-agency or non-treasury securities are evaluated for credit losses and carry an immaterial credit reserve as of June 30, 2026.
AFS securities may be sold at any time in response to, or in anticipation of, factors such as changes in market conditions and interest rates, changes in security prepayment rates, liquidity considerations and regulatory capital requirements.
The following table presents the weighted-average yield of each major category of debt securities not carried at fair value through earnings, by contractual maturity, as of June 30, 2026:

Amortized Cost and Weighted-Average Yield of Debt Securities by Contractual Maturity	Table 15
	1 year or less		1-5 years		5-10 years		After 10 years		Total
(dollars in thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Available for sale (at fair value):
Residential CMO securities–agency	—	—	$11,328	5.06%	$181	4.03%	$6,024,451	4.68%	$6,035,960	4.68%
Residential MBS–agency	—	—	9,892	1.96%	17,592	3.80%	779,394	3.06%	806,878	3.06%
CLO securities	—	—	—	—	221,000	6.17%	459,650	5.87%	680,650	5.96%

Amortized Cost and Weighted-Average Yield of Debt Securities by Contractual Maturity	Table 15
	1 year or less		1-5 years		5-10 years		After 10 years		Total
(dollars in thousands)	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Commercial mortgage-backed securities (“MBS”)–agency	—	—	36,146	4.77%	294,200	4.76%	2,365	3.97%	332,711	4.75%
Corporate securities	—	—	10,550	3.49%	44,362	6.87%	—	—	54,912	6.22%
U.S. Treasury securities	250	1.54%	20,403	3.85%	—	—	25,132	2.33%	45,785	3.00%
Municipal securities	1,560	4.02%	—	—	958	3.92%	—	—	2,518	3.98%
Residential CMO securities–non-agency	21	8.15%	1,405	5.08%	13,062	4.32%	357	4.53%	14,845	4.40%
Other asset-backed securities	—	—	—	—	9,816	5.29%	11,376	5.11%	21,192	5.19%
Total available for sale securities	1,831	3.73%	89,724	4.14%	601,171	5.40%	7,302,725	4.57%	7,995,451	4.63%
Held to maturity (at amortized cost):
Residential & commercial MBS–agency	2,571	2.89%	7,742	3.01%	15,611	3.23%	1,805	3.27%	27,729	3.14%
Total held to maturity securities	2,571	2.89%	7,742	3.01%	15,611	3.23%	1,805	3.27%	27,729	3.14%
Total debt securities	$4,402	3.24%	$97,466	4.05%	$616,782	5.34%	$7,304,530	4.57%	$8,023,180	4.62%

Weighted-average yields presented above have been calculated considering the coupon rate and accretion or amortization of discounts and premiums and do not include the impact of interest-rate swaps accounted for as fair value hedges. Yields on tax-exempt investments have not been computed on a tax-equivalent basis.
The following table sets forth the fair value of investment securities classified as available for sale and the amortized cost of investment securities held to maturity as of June 30, 2026, December 31, 2025 and December 31, 2024:

Investment Securities Carrying Value	Table 16
	June 30, 2026	December 31,
(dollars in thousands)		2025	2024
Available for sale (at fair value):
Residential CMO securities–agency	$5,990,649	$5,954,167	$6,908,202
Residential MBS–agency	715,243	761,530	1,116,520
CLO securities	680,842	887,597	1,079,990
Commercial MBS–agency	336,635	451,162	467,230
Corporate securities	55,808	62,095	94,811
U.S. Treasury securities	38,801	39,407	33,043
Municipal securities	2,486	2,491	49,870
Residential CMO securities–non-agency	14,500	15,803	19,345
Federal agency securities	—	—	39,816
Other asset-backed securities	21,130	25,549	—
Total available for sale securities	7,856,094	8,199,801	9,808,827
Held to maturity (at amortized cost):
Residential & commercial MBS–agency	27,729	28,091	29,029
Total held to maturity securities	27,729	28,091	29,029
Equity securities	19,018	19,295	14,230
Total investment securities(1)	$7,902,841	$8,247,187	$9,852,086

(1)	Excludes other investments of $370,853, $385,207 and $364,947 as of June 30, 2026, December 31, 2025 and December 31, 2024, respectively.

Residential–Agency
At June 30, 2026, EverBank’s residential agency portfolio consisted of both residential agency CMO securities and residential agency MBS securities. At June 30, 2026, December 31, 2025 and December 31, 2024 EverBank’s investments in residential agency CMO securities totaled $6.0 billion, $6.0 billion and $6.9 billion, respectively, or 76%, 72% and 70%, of EverBank’s investment securities portfolio. At June 30, 2026, December 31, 2025 and December 31, 2024, residential agency MBS available for sale portfolio totaled $0.7 billion, $0.8 billion and $1.1 billion, respectively, or 9%, 9% and 11%, of EverBank’s investment securities portfolio, respectively. EverBank’s residential agency portfolio is secured by single-family residential mortgage loans insured by the U.S. Government and its government sponsored enterprises (“GSEs”). EverBank maintains active interest rate risk management of the agency MBS and CMO portfolios with approximately 80% notional exposure to floating rates, either through the purchase of floating rate securities or the utilization of interest rate swaps classified as fair value hedges. At June 30, 2026, the net duration, including impacts from interest rate hedges, of agency MBS and CMO portfolios was approximately 5.7 and 2.4 years, respectively.
Collateralized Loan Obligations
At June 30, 2026, December 31, 2025 and December 31, 2024, EverBank held CLOs of $0.7 billion, $0.9 billion and $1.1 billion, respectively, or 9%, 11% and 11% of EverBank’s investment securities portfolio, respectively. The CLO portfolio consists of investment grade senior tranche securities secured by middle market leveraged loans. Certain CLOs serve as collateral for EverBank’s derivative positions and/or are pledged to secure other borrowings for various purposes. All of the CLOs held are rated AAA or AA and are floating rate in nature.
Commercial–Agency
At June 30, 2026, EverBank’s commercial agency portfolio consisted entirely of investments in commercial mortgage-backed securities. At June 30, 2026, December 31, 2025 and December 31, 2024, EverBank’s investments in commercial agency MBS totaled $0.3 billion, $0.5 billion and $0.5 billion, respectively, or 4%, 5% and 5%, of EverBank’s investment securities portfolio, respectively. EverBank’s commercial agency portfolio is secured by multifamily mortgages insured by GSEs. Hedges are in place for mitigating interest rate risk for longer duration holdings, resulting in a net duration profile of approximately 5.7 years.
Corporate Securities
At June 30, 2026, December 31, 2025 and December 31, 2024, EverBank held corporate securities totaling $55.8 million, $62.1 million and $94.8 million, respectively, or 1%, 1% and 1% of EverBank’s investment securities portfolio, respectively. The corporate bond portfolio is comprised of senior unsecured investment grade securities. Securities held have an average life of approximately 3.7 years. Hedges are in place for mitigating interest rate risk of longer duration holdings, resulting in a net duration profile of approximately 2.9 years. Certain of these obligations serve as collateral for EverBank’s derivative positions and/or are pledged to secure other borrowings for various purposes.
U.S. Treasury Securities
At June 30, 2026, December 31, 2025 and December 31, 2024, EverBank held U.S. Treasury securities totaling $38.8 million, $39.4 million and $33.0 million, respectively, or less than 1% of EverBank’s investment securities portfolio in each period. Certain of these obligations serve as collateral for EverBank’s derivative positions and are pledged to secure other borrowings for various purposes. Securities held have an average life of approximately 9.9 years. Hedges are in place for mitigating interest rate risk of longer duration holdings, resulting in a net duration profile of approximately 7.1 years.
Municipal Securities
At June 30, 2026, December 31, 2025 and December 31, 2024, EverBank held municipal securities totaling $2.5 million, $2.5 million and $49.9 million, respectively, or less than 1%, less than 1% and 1% of EverBank’s investment securities portfolio, respectively. The municipal bond portfolio consists of general obligation exposures of various municipalities in the continental United States. Certain of these obligations serve as collateral for

EverBank’s derivative positions and are pledged to secure other borrowings for various purposes. Securities held have an average life of approximately 2.4 years. Hedges are in place for mitigating interest rate risk of longer duration holdings, resulting in a net duration profile of approximately 2.0 years.
Residential–Non-Agency
At June 30, 2026, EverBank’s residential non-agency portfolio consisted entirely of investments in residential non-agency CMO securities. At June 30, 2026, December 31, 2025 and December 31, 2024 investments in residential non-agency CMO securities totaled $14.5 million, $15.8 million and $19.3 million, respectively, or less than 1% of EverBank’s investment securities portfolio in each period. EverBank’s residential non-agency CMO securities are secured by seasoned first-lien fixed and adjustable rate residential mortgage loans backed by loan originators other than GSEs. Mortgage collateral is structured into a series of classes known as tranches, each of which contains a different maturity profile and pay-down priority to suit investor demands for duration, yield, credit risk and prepayment volatility. EverBank has primarily invested in CMO securities rated in the highest category assigned by a nationally recognized statistical ratings organization. Many of these securities are Re-REMICs, which add credit subordination to provide protection against future losses and rating downgrades. The duration of the portfolio is approximately 1.0 year.
Federal Agency Securities
At June 30, 2026 and December 31, 2025, EverBank held no federal agency securities, compared to $39.8 million, or less than 1% of EverBank’s investment securities portfolio at December 31, 2024. Certain of these obligations served as collateral for EverBank’s derivative positions and are pledged to secure other borrowings for various purposes.
Other Asset-Backed Securities
At June 30, 2026 and December 31, 2025, EverBank held other asset-backed securities totaling $21.1 million and $25.5 million, respectively, or less than 1% of EverBank’s investment securities portfolio in each period. At December 31, 2024, EverBank held no other asset-backed securities. The other asset-backed securities portfolio consists of securities backed by consumer loans other than residential mortgages. The duration of the portfolio is approximately 2.0 years.
Loans Held for Sale
The following table presents EverBank’s loans held for sale portfolio as of June 30, 2026, December 31, 2025 and December 31, 2024:

Loans Held for Sale	Table 17
	June 30, 2026	December 31,
(dollars in thousands)		2025	2024
Commercial finance	$—	$—	$48,357
Total Loans Held for Sale	$—	$—	$48,357

Loans and Leases Held for Investment
The following table presents the balance of each major category in EverBank’s loans and leases held for investment portfolio at June 30, 2026, December 31, 2025 and December 31, 2024:

	Table 18
	June 30, 2026	December 31,
Loans and Leases Held for Investment		2025	2024
(dollars in thousands)
Residential mortgages	$6,665,647	$7,188,803	$7,252,737
Home equity lines and other consumer	713,792	585,833	539,700
Commercial finance	16,249,130	15,510,141	10,657,588
Commercial real estate	7,961,451	7,576,634	6,857,259

	Table 18
	June 30, 2026	December 31,
Loans and Leases Held for Investment		2025	2024
(dollars in thousands)
Equipment financing receivables	4,494,971	4,277,037	3,773,802
Life lending	978,783	765,303	390,317
Loans and leases held for investment, net of unearned income	37,063,774	35,903,751	29,471,403
Allowance for loan and lease losses	(310,291)	(285,922)	(236,920)
Total loans and leases held for investment, net	$36,753,483	$35,617,829	$29,234,483
The balances presented above include:
Net purchased loan and lease discounts	$18,883	$18,731	$35,939
Net deferred loan and lease origination costs	35,876	$33,815	$56,246

The following table presents the scheduled maturities of each major category in EverBank’s loans held for investment portfolio at June 30, 2026:

Loan Portfolio Maturity	Table 19
(dollars in thousands)
Loan Category	1 Year or Less	1–5 Years	5–15 Years	After 15 Years	Total
Residential mortgages	$1,408	$31,711	$1,068,890	$5,563,638	$6,665,647
Home equity lines and other consumer	3,472	176,950	164,526	368,844	713,792
Commercial finance	5,561,790	9,755,551	890,850	40,939	16,249,130
Commercial real estate	1,048,413	3,283,777	934,310	2,694,951	7,961,451
Equipment financing receivables	307,806	3,817,696	342,161	27,308	4,494,971
Life lending	65,573	897,700	15,510	—	978,783
Total	$6,988,462	$17,963,385	$3,416,247	$8,695,680	$37,063,774
Floating or adjustable interest rates
Residential mortgages	$69	$22,798	$664,312	$4,809,021	$5,496,200
Home equity lines and other consumer	3,473	4,033	147,687	368,844	524,037
Commercial finance	5,554,433	9,592,774	775,233	40,938	15,963,378
Commercial real estate	841,825	424,579	362,796	2,673,319	4,302,519
Equipment financing receivables	—	—	—	—	—
Life lending	65,573	897,700	15,510	—	978,783
Total floating or adjustable interest rates	6,465,373	10,941,884	1,965,538	7,892,122	27,264,917
Fixed or predetermined interest rates
Residential mortgages	$1,339	$8,913	$404,578	$754,617	$1,169,447
Home equity lines and other consumer	—	172,916	16,839	—	189,755
Commercial finance	7,357	162,778	115,617	—	285,752
Commercial real estate	206,587	2,859,198	571,514	21,633	3,658,932
Equipment financing receivables	307,806	3,817,696	342,161	27,308	4,494,971
Life lending	—	—	—	—	—
Total fixed or predetermined rates	523,089	7,021,501	1,450,709	803,558	9,798,857
Total	$6,988,462	$17,963,385	$3,416,247	$8,695,680	$37,063,774

Residential Mortgages
EverBank’s residential mortgages portfolio is comprised of residential mortgage loans and government-insured pool buyouts. EverBank’s residential mortgage loans are closed-end mortgage loans typically secured by first liens on one-to-four family residential properties. EverBank’s government-insured buyout portfolio is primarily from acquisitions from third parties where those parties have retained the related servicing rights. EverBank is not currently originating or acquiring loans into these portfolios.

At June 30, 2026, EverBank’s residential mortgages portfolio totaled $6.7 billion, or 18%, of EverBank’s held for investment loan and lease portfolio, a decrease of $523.2 million, or 7.3%, compared to December 31, 2025. This decrease was due to run-off of the portfolio. At December 31, 2025, EverBank’s residential mortgage portfolio totaled $7.2 billion, or 20% of EverBank’s held for investment loan and lease portfolio, a decrease of $63.9 million, or 1%, compared to December 31, 2024. This decrease was due to run-off of the portfolio, partially offset by the acquisition of Sterling Bank residential mortgages.
Commercial Finance
EverBank’s commercial finance portfolio consists of asset-backed finance, structured mortgage finance and commercial and industrial loans.
At June 30, 2026, EverBank’s commercial finance portfolio totaled $16.2 billion, or 44% of EverBank’s total held for investment loan and lease portfolio, an increase of $0.7 billion, or 5%, compared to December 31, 2025. This increase was primarily due to originations in the asset-backed finance portfolio, partially offset by paydowns and payoffs. At December 31, 2025, EverBank’s commercial finance portfolio totaled $15.5 billion, or 43% of EverBank’s total held for investment loan and lease portfolio, an increase of $4.9 billion, or 46%, compared to December 31, 2024. This increase is primarily due to asset-backed finance and structured mortgage finance originations partially offset by paydowns and payoffs.
Commercial Real Estate
EverBank’s commercial real estate portfolio consists of multifamily lending and commercial real estate.
At June 30, 2026, EverBank’s commercial real estate portfolio totaled $8.0 billion, or 21% of EverBank’s total held for investment loan and lease portfolio, an increase of $0.4 billion, or 5%, compared to December 31, 2025. This increase was primarily due to originations, partially offset by paydowns and payoffs. At December 31, 2025, EverBank’s commercial real estate portfolio totaled $7.6 billion, or 21% of EverBank’s total held for investment loan and lease portfolio, an increase of $0.7 billion, or 10%, compared to December 31, 2024. This increase is primarily due to originations partially offset by paydowns and payoffs.
Equipment Financing Receivables
EverBank’s equipment finance portfolio generally consists of short-term and medium-term leases and loans secured by essential use office products, healthcare, industrial, trucking, transportation, aircraft, marine, energy, manufacturing, and information technology equipment to small and mid-size, as well as larger corporate and middle-market, lessees and borrowers.
At June 30, 2026, EverBank’s equipment financing receivables totaled $4.5 billion, or 12% of EverBank’s total held for investment loan and lease portfolio, an increase of $0.2 billion, or 5%, compared to December 31, 2025. At December 31, 2025, EverBank’s equipment financing receivables totaled $4.3 billion, or 12% of EverBank’s total held for investment loan and lease portfolio, an increase of $0.5 billion, or 13%, compared to December 31, 2024. The increase in this portfolio is the result of originations offset by paydowns on existing loan and lease receivables and transfers to equipment under operating leases.
Home Equity Lines and Other Consumer Loans
In addition to home equity lines, EverBank’s other consumer loans include acquired unsecured consumer loans. Lines of credit are generally floating rate loans that are secured by residential real estate.
At June 30, 2026, EverBank’s home equity lines and other consumer loans totaled $713.8 million, or 2% of EverBank’s total held for investment loan and lease portfolio, an increase of $128.0 million, or 22%, compared to December 31, 2025. This increase was primarily the result of the acquisition of unsecured debt consolidation loans, partially offset by paydowns. At December 31, 2025, EverBank’s home equity lines and other consumer loans totaled $585.8 million, or 2% of EverBank’s total held for investment loan and lease portfolio, an increase of $46.1 million, or 9%, compared to December 31, 2024. This increase was primarily the result of the impact of acquisition of Sterling Bank, partially offset by paydowns and payoffs.
Life Lending
EverBank’s life lending portfolio consists of life premium finance loans that fund annual premiums on universal or whole life policies. During 2024, EverBank entered into an agreement with Primis Bank to acquire a portfolio of life lending loans. EverBank acquired an initial tranche of loans during 2024, and the transaction was completed in 2025 through the acquisition of the platform and any remaining loans.
At June 30, 2026, EverBank’s life lending portfolio totaled $978.8 million, or 3% of EverBank’s total held for investment loan and lease portfolio, an increase of $213.5 million, or 28%, compared to December 31, 2025. This increase was primarily due to originations during the six months ended June 30, 2026. At December 31, 2025, the life lending portfolio totaled $765.3 million, an increase of $375.0 million, or 96%, compared to December 31, 2024. The increase was attributable to organic asset originations and the completion of the Primis Bank platform acquisition in 2025.
Other Assets
The following table sets forth other assets by category as of June 30, 2026, December 31, 2025 and December 31, 2024:

	Table 20
	June 30, 2026	December 31,
Other Assets		2025	2024
(dollars in thousands)
Accrued interest receivable	$250,710	$232,256	$221,894
Low-income housing tax credit investments	156,154	164,837	167,520
Equipment under operating lease, net	117,759	100,079	74,494
Operating lease right-of-use asset	74,908	60,625	26,434
Premises and equipment, net of accumulated depreciation	58,837	50,238	27,803
Foreclosure claims receivable, net of allowance of $3,239, $3,482 and $3,968, respectively	27,588	30,455	38,171
Prepaid assets	26,292	30,052	28,285
Inventory held for sale	22,177	19,656	6,038
Servicing advances, net of allowance of $559, $611 and $1,142, respectively	18,966	19,319	20,920
Bank owned life insurance	9,254	9,144	—
Insurance premiums receivable	7,929	9,197	—
Fair value of derivatives, net	5,130	3,785	3,726
Other real estate owned	4,824	5,878	6,329
Corporate advances, net of allowance of $1,558, $1,675 and $2,095, respectively	4,564	4,520	4,213
Intangible asset	4,300	4,900	—
Other	10,263	8,854	17,742
Total other assets	$799,655	$753,795	$643,569

At June 30, 2026, other assets were $799.7 million, an increase of $45.9 million, or 6%, compared to December 31, 2025. The increase was primarily driven by higher accrued interest receivable, equipment under operating lease, operating lease right-of-use asset, and premises and equipment, partially offset by a decrease in low-income housing tax credit investments.
At December 31, 2025, other assets were $753.8 million, an increase of $110.2 million, or 17%, compared to December 31, 2024. The increase was primarily driven by higher operating lease right-of-use asset, equipment under operating lease, premises and equipment, accrued interest receivable, inventory held for sale, insurance premiums receivable, and the addition of bank owned life insurance from the Sterling Bank acquisition, partially offset by a decrease in foreclosure claims receivable.
Accumulated Other Comprehensive Income
At June 30, 2026, accumulated other comprehensive income was $24.1 million, a decrease of $10.3 million compared to $34.4 million at December 31, 2025, primarily due to net unrealized losses on the fair market value of investment securities and the reclassification of realized gains on interest rate swaps into other borrowings and other interest expense, partially offset by increases in the fair market value of interest rate swaps. At December 31, 2025, accumulated other comprehensive income was $34.4 million, a decrease of $22.0 million, or 39%, compared to

$56.4 million at December 31, 2024, primarily due to the reclassification of gains on interest rate swaps to other borrowings and other interest expense and other noninterest income, and losses on the fair market value of interest rate swaps, partially offset by increases in the fair market value of investment securities.
Loan and Lease Quality
EverBank employs a comprehensive methodology to monitor credit quality and prudently manage credit concentration across its loan and lease portfolio. Underwriting policies and practices are tailored to the risk profile, industry, and geographic concentration considerations specific to each of EverBank’s loan and lease segments.
EverBank’s risk classification system identifies potential problem loans based on risk characteristics specific to each loan type and supports early identification of deterioration at the individual loan level. Loans and leases are segmented for credit monitoring purposes consistent with EverBank’s internal risk management structure, allowing management to identify emerging trends within a given portfolio, industry, or geography before they affect the broader book. Trends in nonperforming assets, delinquency, and criticized and classified asset levels for these portfolios are discussed further under Problem Loans and Leases below.
EverBank’s ACL, comprised of the allowance for loan and lease losses (“ALLL”) for funded loans and leases and additional reserves for unfunded commitments and held to maturity investments, is established through a provision for credit loss expense representing management’s best estimate of expected credit losses on these financial assets. Discussion of ALLL coverage trends by portfolio segment, including the drivers of reserve build or release during the period, is presented under “Analysis of the Allowance for Credit Losses” below.
In addition to EverBank’s ACL, EverBank maintains additional protections against potential credit losses, including credit indemnification agreements and purchase discounts on acquired loans and leases.
Problem Loans and Leases
Loans and leases are placed on nonaccrual status when, in the judgment of management, there is an expectation that all principal and interest payments will not be received or the probability of collection of interest is deemed to be insufficient to warrant further accrual, which is generally when the loan or lease becomes 90 days past due, or otherwise considered uncollectible due to specific facts and circumstances. Accordingly, when a loan or lease is placed on nonaccrual status, previously accrued but unpaid interest is reversed from interest income, and both the accrual of interest income and the amortization of unamortized deferred fees, costs, discounts and premiums are suspended. Concurrent with the placing of a loan on nonaccrual status, an assessment must be performed, considering both the creditworthiness of the borrower and the value of any collateral underlying the loan, to determine whether doubt exists about the collectability of the recorded investment in the loan. If collectability of the recorded investment in the loan is in doubt, any payments received subsequent to placing the loan on nonaccrual status are applied to the principal balance of the loan or lease. Once it can be determined that no doubt exists regarding the collectability of the recorded investment in the loan, interest accruals and amortization of deferred fees, costs, discounts and premiums are resumed.
Real estate EverBank acquires as a result of foreclosure or by deed-in-lieu of foreclosure is classified as OREO until sold, and is carried at the balance of the loan at the time of foreclosure or at estimated fair value less estimated costs to sell, whichever is less. For purposes of disclosure in the table below, EverBank excludes OREO acquired as a result of foreclosing on loans originated under the FHA insured home equity conversion mortgage program as EverBank expects to fully collect the value of the OREO.

The following table sets forth the composition of EverBank’s nonperforming assets (“NPA”) including nonaccrual, accruing loans and leases past due 90 or more days, borrowers experiencing financial difficulties (“BEFD”) and OREO, as of the dates indicated. The balances of NPA reflect the net investment in such assets including deductions for purchase discounts.

	Table 21
	June 30, 2026	December 31,
Nonperforming Assets(1)		2025	2024
(dollars in thousands)
Nonaccrual loans and leases:
Residential mortgages
Residential	$70,793	$74,707	$41,126
Government-insured pool buyouts	—	—	—
Home equity lines and other consumer	3,771	3,811	8,621
Commercial finance:
Structured mortgage finance	—	—	—
Asset-backed finance	—	—	10,253
Other commercial finance	9,626	7,724	—
Commercial real estate	82,165	55,476	52,038
Equipment financing receivables	38,512	46,400	32,263
Life lending	—	—	—
Total nonaccrual loans and leases	204,867	188,118	144,301
Operating lease receivable	1,988	2,980	2,200
Investment securities	2,260	2,413	2,848
Other real estate owned	587	1,715	3,092
Total NPA	209,702	195,226	152,441
Modifications to BEFDs less than 90 days past due	7,384	31,904	7,430
Total NPA and BEFDs(1)	$217,086	$227,130	$159,871
Government-insured 90 days or more past due still accruing	320,591	282,244	383,585
Government-insured modifications to BEFDs(2)(3)	50,166	91,258	109,034
Total Regulatory NPA and BEFDs	$587,843	$600,632	$652,490
NPA to total loans	0.57%	0.55%	0.52%
NPA to total loans and OREO	0.57%	0.55%	0.52%
NPA to total assets	0.45%	0.42%	0.37%
ALLL to NPA	147.97%	146.46%	155.42%

(1)
EverBank defines NPA as nonaccrual loans and leases, accruing loans past due 90 days or more and foreclosed property. EverBank’s NPA calculation excludes government-insured pool buyout loans for which payment is insured by the U.S. government.

(2)	Government-insured modifications to BEFDs represents loans that were modified during the past twelve months as of June 30, 2026, December 31, 2025 and December 31, 2024, respectively.
(3)	Represents government-insured BEFDs that are for loans less than 90 days past due.
Total NPA and BEFDs decreased by $10.0 million, or 4%, to $217.1 million at June 30, 2026, compared to December 31, 2025. This decrease primarily consisted of a $24.5 million decrease in modifications to borrowers experiencing financial difficulty less than 90 days past due, partially offset by an increase of $16.7 million in nonaccrual loans and leases. The increase in nonaccrual loans and leases was primarily attributable to a $26.7 million increase in commercial real estate and other commercial nonaccrual balances, partially offset by decreases of $7.9 million and $3.9 million in equipment financing receivables and residential mortgages, respectively. Other real estate owned decreased $1.1 million over the same period.
Total NPA and BEFDs increased by $67.3 million, or 42%, to $227.1 million at December 31, 2025 compared to $159.9 million at December 31, 2024. The increase was primarily driven by a $43.8 million increase in nonaccrual loans and leases and a $24.5 million increase in modifications to borrowers experiencing financial difficulty less than 90 days past due. The increase in nonaccrual loans and leases was primarily attributable to

$33.6 million, $14.1 million, and $3.4 million increases in residential mortgages, equipment financing receivables and commercial real estate and other commercial, respectively. These increases in nonaccrual loans and leases were partially offset by decreases of $10.3 million and $4.8 million in asset-backed finance and home equity lines and other consumer, respectively.
Total regulatory NPA and BEFDs decreased by $12.8 million, or 2%, to $587.8 million at June 30, 2026, compared to $600.6 million at December 31, 2025. The decrease in total regulatory NPA and BEFDs primarily consisted of a $41.1 million decrease in EverBank’s government-insured modifications to BEFDs, partially offset by a $38.3 million increase in government-insured loans 90 days or more past due and still accruing.
Total regulatory NPA and BEFDs decreased by $51.9 million, or 8%, to $600.6 million at December 31, 2025 compared to $652.5 million at December 31, 2024. The decrease in total regulatory NPA and BEFDs was driven by a decrease of $101.3 million in government-insured loans 90 days or more past due and still accruing and $17.8 million in government-insured modifications to BEFDs. These decreases are reflective of the decrease in EverBank’s overall government-insured pool buyouts in the LHFI portfolio.
EverBank uses an asset risk classification system in compliance with guidelines established by the OCC Handbook as part of EverBank’s efforts to monitor asset quality. In connection with examinations of insured institutions, examiners have the authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: “substandard,” “doubtful,” and “loss.” Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses may make collection or liquidation in full questionable and there is a high probability of loss based on currently existing facts, conditions and values. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset is not warranted. Commercial loans with adverse classifications are subject to elevated monitoring to ensure appropriate and timely revisions to the assigned risk classification based on changes in the borrower’s condition.
Analysis of the Allowance for Credit Losses
EverBank assesses the ACL and makes provisions for credit losses in compliance with U.S. GAAP in order to maintain the adequacy of the allowance for credit losses. Changes in the ACL are recognized through provisions for loan and lease losses that are charged or credited against net interest income.
Lifetime losses are estimated based on the exposure at the balance sheet date and do not consider future draws for unconditionally cancellable commitments or other extensions of credit that are not legally binding. The estimate of expected credit losses is based on relevant information and past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The starting point for the estimate represents historical loss experience, which is then adjusted for current conditions and/or asset-specific risks that may not have previously existed or may have changed over the historical experience used. This adjusted historical loss experience is then adjusted further for future expected economic conditions and portfolio performance over a reasonable and supportable forecast period.
EverBank leverages macroeconomic forecasts derived from Moody’s modeling that allows for reasonable forecasts throughout the expected life of its various asset classes. Therefore, EverBank has selected a reasonable forecast period in estimating its ACL that approximates the expected life of its various loan and lease classes. In order to ensure it is able to react to evolving economic circumstances, EverBank develops its forecast utilizing a multiple-path methodology weighting the likelihood of a baseline scenario, coupled with alternate scenarios representing more pessimistic and optimistic views of the economy. The baseline scenario is leveraged in estimating the initial quantitative estimate, while the alternate scenarios are employed qualitatively to scenario-condition the resultant estimate. The combination of these estimates, plus any additional qualitative adjustments, represents EverBank’s best estimate of the ACL as of the balance sheet date.
EverBank applies significant judgment in selecting the estimation method that fits the credit risk characteristics of each portfolio segment. EverBank uses third-party models and data in this process and must use judgment in establishing input metrics for the modeling processes. Residential mortgages and home equity lines differ by borrower needs and product risk, while commercial finance, commercial real estate, and equipment financing receivables are further evaluated based on the borrower’s ability to repay and the type of underlying collateral. For purposes of determining the CECL estimate, EverBank segments the portfolio based on each population’s risk characteristics such as loan type, guarantees, borrower type and geographic location. Loans are segmented into the following portfolio segments: (i) residential mortgages, (ii) commercial finance, (iii) commercial real estate, (iv) equipment financing receivables, (v) home equity lines and other consumer, and (vi) life lending. The portfolio is further disaggregated by EverBank into classes based on the associated risks within those segments. Residential mortgages are divided into two classes: residential and government-insured pool buyouts. Home equity lines and other consumer are broken out into two classes. Commercial finance loans are divided into three classes: asset-backed finance, structured mortgage finance, and other commercial finance. Commercial real estate loans are divided into two classes: multifamily lending and commercial real estate. Equipment financing receivables are disaggregated based on the asset’s underlying collateral.
For each of the portfolio segments, the historical loss experience is primarily determined using third-party models or other related factors. These models combine user-provided portfolio data with market-wide data and forward-looking scenarios to arrive at an appropriate expected baseline loss. This baseline loss estimate is then scenario-conditioned based upon expectations for the reasonable and supportable forecast period. The resulting allowance estimates derived through these models may be further adjusted to ensure that the resulting allowance is appropriate in light of all known qualitative or environmental factors and specific market-risk components.
EverBank establishes a specific reserve for individually evaluated loans and leases that do not share similar risk characteristics with the loans evaluated using a collective or pooled basis. EverBank’s residential, excluding government-insured pool buyouts, and home equity line exposures remain within the collective basis until loans become 180 days delinquent and are individually evaluated for charge-offs. Loans or leases within the commercial finance, commercial real estate, equipment financing receivables, and life lending are evaluated individually when, based on current information and events, it is determined that it is probable EverBank will not be able to collect all amounts due according to the terms of the agreement including scheduled interest payments. This evaluation considers the borrower’s overall financial condition, resources, and payment record; the prospects for support from any financially responsible guarantors; and the realizable value of any collateral. If EverBank determines that the value of the individually evaluated loan or lease is less than its recorded investment (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), either a specific reserve is recognized or a charge-off is taken against the allowance. Loans or leases determined to be collateral dependent are measured at the fair value of collateral less disposal costs. Loans or leases for which individually evaluated reserves are calculated are excluded from the population to be collectively evaluated.
Through June 30, 2026, EverBank’s methodology for assessing the adequacy of the ALLL included segmenting loans in the portfolio by product type. The portfolio includes risk characteristics related to each segment, such as borrower type, loan type, business lines, and other risk characteristics. For these measurements, EverBank used assumptions and methodologies that are relevant to estimating the level of impairment and probable losses in the loan portfolio. To the extent the data supporting such assumptions has limitations, management’s judgment and experience played a key role in recording allowance estimates through consideration of several quantitative and qualitative factors such as historical loss experience, trends in delinquency, changes in portfolio composition and underwriting standards, concentrations, the experience and ability of management, and general economic trends along with other external factors. Management used judgment in establishing metrics and assumptions related to a modeling process. The models and assumptions used to determine the allowance were reviewed and validated to ensure theoretical foundation, integrity, computational accuracy and sound reporting practice.
The following table sets forth the allowance for credit losses by category as of June 30, 2026, December 31, 2025, and December 31, 2024:

Allowance for Credit Losses	Table 22a
	June 30, 2026	December 31,
(dollars in thousands)		2025	2024
Allowance for loan and lease losses	$310,291	$285,922	$236,920
Reserve for unfunded commitments	14,180	19,455	9,762
Reserve for investment credit losses	40	51	27
Total allowance for credit losses	$324,511	$305,428	$246,709
Ratio of ALLL to loans and leases outstanding	0.84%	0.80%	0.80%
Nonaccrual loans to total loans and leases outstanding	0.55%	0.52%	0.49%
Ratio of ALLL to nonaccrual loans	151.5%	152.0%	164.2%

The total allowance for credit losses increased by $19.1 million, or 6%, to $324.5 million at June 30, 2026, compared to $305.4 million at December 31, 2025. The increase in ACL is largely driven by growth in the ALLL, which is addressed in detail in the tables that follow. The decrease in the reserve for unfunded commitments was primarily driven by lower unfunded balances in EverBank’s commercial lines of business that originate revolving lines of credit. The ratio of the ALLL to loans and leases outstanding increased over this period driven by higher increases in the ALLL as compared to loan and lease growth.
The following table provides an analysis of the ALLL, provision for loan and lease losses and net charge-offs for the six months ended June 30, 2026 and 2025, and the years ended December 31, 2025 and December 31, 2024:

	Table 22b
	Six Months Ended June 30,		Twelve Months Ended December 31,
Allowance for Loan and Lease Losses Activity	2026	2025	2025	2024
	(dollars in thousands, except percentages)
ALLL, beginning of period	$285,922	$236,920	$236,920	$229,466
Charge-offs:
Residential mortgages	567	233	233	528
Home equity lines and other consumer	60	22	22	5
Commercial finance	246	—	2,156	116
Commercial real estate	—	—	2,024	3,759
Equipment financing receivables	5,608	5,026	10,674	17,059
Life lending	—	—	—	—
Total charge-offs	6,481	5,281	15,109	21,467
Recoveries:
Residential mortgages	12	17	24	246
Home equity lines and other consumer	55	176	292	160
Commercial finance	350	—	—	63
Commercial real estate	—	260	263	20
Equipment financing receivables	1,989	3,135	4,859	7,416
Life lending	—	—	—	—
Total recoveries	2,406	3,588	5,438	7,905
Net charge-offs	4,075	1,693	9,671	13,562
Purchased financial assets with credit deterioration (“PCD”) reserves	—	5,879	6,056	—
PSL reserves	17,055	—	—	—
Provision for loan and lease losses	11,389	35,665	52,617	21,016
ALLL, end of period	$310,291	$276,771	$285,922	$236,920
Net charge-offs (recoveries) to average loans (annualized)	0.02%	0.01%	0.03%	0.05%
Net charge-offs (recoveries) to average loans (annualized):
Residential mortgages	0.02%	0.01%	—%	—%
Home equity lines and other consumer	—%	(0.06)%	(0.05)%	(0.03)%
Commercial finance	—%	—%	0.02%	—%
Commercial real estate	—%	(0.01)%	0.02%	0.06%
Equipment financing receivables	0.17%	0.10%	0.15%	0.27%
Life lending	—%	—%	—%	—%

Net charge-offs for the six months ended June 30, 2026 totaled $4.1 million, an increase of $2.4 million, or 141%, compared to the six months ended June 30, 2025. The increase in net charge-offs was primarily the result of lower recoveries experienced for the six months ended June 30, 2026 and increased net charge-offs in the residential mortgage, commercial real estate, home equity lines and other consumer portfolios, partially offset by improved net charge-offs in the commercial finance portfolio compared to the six months ended June 30, 2026. As a result of the increase, net charge-offs to average loans and leases held for investment increased one basis point as of June 30, 2026 compared to June 30, 2025 resulting in an overall ratio of 0.02% at June 30, 2026.
Net charge-offs for the year ended December 31, 2025 totaled $9.7 million, a decrease of $3.9 million, or 29%, compared to the year ended December 31, 2024. The decrease in net charge-offs during 2025 was primarily attributable to lower net charge-offs in the equipment financing receivables and commercial real estate portfolios, resulting in an overall ratio of 0.03% at December 31, 2025.
The following table allocates the ALLL by category as of June 30, 2026, December 31, 2025 and December 31, 2024:

Allowance for Loan and Lease Losses	Table 23
	June 30,			December 31,
	2026			2025			2024
(dollars in thousands, except percentages)	Amount	% of Total ALLL	% of Total Loans	Amount	% of Total ALLL	% of Total Loans	Amount	% of Total ALLL	% of Total Loans
Residential mortgages	$21,380	6.9%	18.0%	$23,108	8.1%	20.0%	$28,025	11.8%	24.6%
Home equity lines and other consumer	18,722	6.0%	1.9%	1,928	0.7%	1.6%	1,216	0.5%	1.8%
Commercial finance	117,566	37.9%	43.8%	108,447	37.9%	43.2%	57,790	24.5%	36.2%
Commercial real estate	80,450	25.9%	21.5%	72,951	25.5%	21.1%	72,776	30.7%	23.3%
Equipment financing receivables	69,726	22.5%	12.1%	77,814	27.2%	11.9%	76,137	32.1%	12.8%
Life lending	2,447	0.8%	2.6%	1,674	0.6%	2.1%	976	0.4%	1.3%
Total Allowance for Loan and Lease Losses	$310,291	100.0%	100.0%	$285,922	100.0%	100.0%	$236,920	100.0%	100.0%

The ALLL totaled $310.3 million at June 30, 2026, a net increase of $24.4 million, or 9%, from December 31, 2025. The increase in the ALLL was primarily due to higher reserves in the home equity lines and other consumer, commercial finance, and commercial real estate portfolios, partially offset by lower reserves in the equipment financing receivables and residential mortgage portfolios. The higher reserves in home equity lines and other consumer reflect the acquisition of unsecured consumer loans, while the higher reserves in commercial finance and commercial real estate reflect portfolio growth. The lower reserves in residential mortgage reflect portfolio runoff, and the lower reserves in equipment financing receivables reflect improved macroeconomic conditions compared to the prior period.
The ALLL totaled $285.9 million at December 31, 2025, an increase of $49.0 million, or 21%, from December 31, 2024, primarily due to additional ALLL recorded on the commercial finance and equipment financing receivables portfolios, partially offset by decreases in the reserves for residential mortgages. This additional ALLL was the result of growth in the commercial finance and equipment financing receivables portfolios, partially offset by runoff in the residential portfolio.
The tables below set forth the calculation of the ALLL based on the U.S. GAAP methodology in effect as of the respective reporting dates as follows:

	Table 24
	June 30, 2026
Analysis for Loan and Lease Losses	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
Residential mortgages	$—	$21,380	$21,380
Home equity lines and other consumer	—	18,722	18,722
Commercial finance	5,530	112,036	117,566
Commercial real estate	4,341	76,109	80,450
Equipment financing receivables	1,952	67,774	69,726
Life lending	—	2,447	2,447
Total ALLL	$11,823	$298,468	$310,291

	Table 24
	June 30, 2026
Analysis for Loan and Lease Losses	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
ALLL as a percentage of loans and leases held for investment			0.84%
Residential mortgages	$25,156	$6,640,491	$6,665,647
Home equity lines and other consumer	1,253	712,539	713,792
Commercial finance	9,627	16,239,503	16,249,130
Commercial real estate	82,165	7,879,286	7,961,451
Equipment financing receivables	24,769	4,470,202	4,494,971
Life lending	—	978,783	978,783
Total Loans and Leases Held for Investment	$142,970	$36,920,804	$37,063,774

	December 31, 2025
Analysis for Loan and Lease Losses	Individually Evaluated for Impairment	Collectively Evaluated	Total
Residential mortgages	$—	$23,108	$23,108
Home equity lines and other consumer	—	1,928	1,928
Commercial finance	3,765	104,682	108,447
Commercial real estate	4,244	68,707	72,951
Equipment financing receivables	3,023	74,791	77,814
Life lending	—	1,674	1,674
Total ALLL	$11,032	$274,890	$285,922
ALLL as a percentage of loans and leases held for investment			0.80%
Residential mortgages	$23,922	$7,164,881	$7,188,803
Home equity lines and other consumer	1,434	584,399	585,833
Commercial finance	7,723	15,502,418	15,510,141
Commercial real estate	55,490	7,521,144	7,576,634
Equipment financing receivables	32,728	4,244,309	4,277,037
Life lending	—	765,303	765,303
Total Loans and Leases Held for Investment	$121,297	$35,782,454	$35,903,751

	December 31, 2024
Analysis for Loan and Lease Losses	Individually Evaluated for Impairment	Collectively Evaluated	Total
Residential mortgages	$—	$28,025	$28,025
Home equity lines and other consumer	—	1,216	1,216
Commercial finance	641	57,149	57,790
Commercial real estate	4,770	68,006	72,776
Equipment financing receivables	2,446	73,691	76,137
Life lending	—	976	976
Total ALLL	$7,857	$229,063	$236,920
ALLL as a percentage of loans and leases held for investment			0.80%
Residential mortgages	$15,538	$7,237,199	$7,252,737
Home equity lines and other consumer	4,262	535,438	539,700
Commercial finance	10,253	10,647,335	10,657,588
Commercial real estate	52,038	6,805,221	6,857,259
Equipment financing receivables	15,741	3,758,061	3,773,802
Life lending	—	390,317	390,317
Total Loans and Leases Held for Investment	$97,832	$29,373,571	$29,471,403

At June 30, 2026, the recorded investment in loans and leases held for investment was $37.1 billion, an increase of $1.2 billion, or 3%, compared to December 31, 2025. At December 31, 2025, the recorded investment in loans and leases held for investment was $35.9 billion, an increase of $6.4 billion, or 22%, compared to $29.5 billion at December 31, 2024. The increases were primarily due to growth in the commercial finance, commercial real estate, equipment finance and home equity lines portfolios, partially offset by runoff in the residential mortgage portfolio.
Residential
At June 30, 2026, the recorded investment in residential mortgages was $6.7 billion, a decrease of $0.5 billion compared to December 31, 2025. This decrease occurred in the population of collectively evaluated for impairment, which declined by $0.6 billion primarily related to paydowns. At December 31, 2025, the recorded investment in residential mortgages was effectively flat at $7.2 billion, compared to $7.3 billion at December 31, 2024.
At June 30, 2026, the ALLL for residential mortgages was $21.4 million, a decrease of $1.7 million, or 7%, compared to December 31, 2025 with the total decline occurring in the ALLL for loans collectively evaluated for impairment. At December 31, 2025, the ALLL for residential mortgages was $23.1 million, a decrease of $4.9 million, or 18%, compared to December 31, 2024, with the total decline occurring in the ALLL for loans collectively evaluated for impairment.
The ALLL as a percentage of loans and leases held for investment declined from 0.39% at December 31, 2024 to 0.32% at December 31, 2025 and was flat at 0.32% at June 30, 2026 due to continued performance in the residential mortgage portfolio.
Charge-off activity for residential mortgages was $0.6 million at June 30, 2026 an increase of $0.3 million compared to June 30, 2025. Charge-off activity for residential mortgages was $0.2 million at December 31, 2025 compared to $0.5 million at December 31, 2024. Loan performance and historical loss rates are analyzed using the prior 12 months delinquency rates and actual charge-offs.
Commercial Finance
At June 30, 2026, the recorded investment for commercial finance was $16.2 billion, an increase of $0.7 billion, or 5%, compared to December 31, 2025. This increase was largely due to organic growth in asset-backed lending portfolios. This growth is exhibited in the population collectively evaluated for impairment. The population individually evaluated for impairment increased slightly from $7.7 million at December 31, 2025 to $9.6 million at June 30, 2026 largely due to newly impaired other commercial finance loans during the first half of the year offset by payments on other impaired loans. At December 31, 2025, the recorded investment for commercial finance was $15.5 billion, an increase of $4.9 billion, or 46%, compared to $10.7 billion at December 31, 2024. Consistent with the increases in the current period, the increase was primarily related to organic growth in the asset-backed lending portfolios collectively evaluated population. The population of individually evaluated for impairment declined to $7.7 million at December 31, 2025 from $10.3 million at December 31, 2024 largely due to sizable payoffs of impaired loans in the commercial finance portfolio.
At June 30, 2026, the ALLL for commercial finance was $117.6 million, an increase of $9.1 million, or 8%, compared to December 31, 2025. The increase was attributable to both the collectively evaluated and individually evaluated populations. The increase in the population collectively evaluated for impairment was driven by the organic growth within EverBank’s commercial finance portfolios, primarily within the asset-backed lending portfolios, while the individually evaluated increase reflected credit deterioration of certain commercial finance borrowers. At December 31, 2025, the ALLL for commercial finance was $108.4 million, an increase of $50.7 million, or 88%, compared to December 31, 2024. The increase was attributable to both the collectively evaluated and individually evaluated populations. The collectively evaluated increase was driven by loan growth in EverBank’s commercial finance portfolios, while the individually evaluated increase reflected credit deterioration of certain commercial finance borrowers. The ALLL for loans collectively evaluated increased from $57.1 million to $104.7 million from December 31, 2024 to December 31, 2025, while the ALLL for loans individually evaluated increased from $0.6 million to $3.8 million over the same period.
As of June 30, 2026 the ALLL as a percentage of loans and leases held for investment for commercial finance was 0.72%, an increase of 2 bps compared to 0.70% at December 31, 2025 and 0.54% at December 31, 2024. The increase from December 31, 2025 to June 30, 2026 occurred primarily within the population collectively evaluated for impairment driven by the organic growth within EverBank’s asset-based finance portfolios. The increase from December 31, 2024 to December 31, 2025, primarily within the population of collectively evaluated for impairment related to organic growth within the asset based finance portfolios.
Commercial Real Estate
At June 30, 2026, the recorded investment for commercial real estate was $8.0 billion, an increase of $0.4 billion, or 5%, compared to December 31, 2025. This increase was primarily related to growth in the collectively evaluated for impairment portfolio. At June 30, 2026, the population of individually evaluated for impairment increased from $55.5 million at December 31, 2025 to $82.2 million at June 30, 2026, related to organic asset generation. At December 31, 2025, the recorded investment for commercial real estate was $7.6 billion, an increase of $0.7 billion, or 10%, compared to $6.9 billion at December 31, 2024, primarily related to the acquisition of Sterling Bank and organic asset origination, partially offset by paydowns and payoffs. The population of loans individually evaluated for impairment increased to $55.5 million at December 31, 2025 from $52.0 million at December 31, 2024 associated with a single loan that was acquired related to the Sterling Bank acquisition.
At June 30, 2026, the ALLL for commercial real estate was $80.5 million, an increase of $7.5 million, or 10%, compared to December 31, 2025. Substantially all of the increase occurred within the population collectively evaluated for impairment driven by organic asset generation in the commercial real estate portfolios. The ALLL for loans individually evaluated for impairment increased incrementally from $4.2 million at December 31, 2025 to $4.3 million at June 30, 2026 largely due to the single loan in the commercial real estate portfolio. At December 31, 2025, the ALLL for commercial real estate was $73.0 million, flat compared to December 31, 2024. The ALLL for loans collectively evaluated increased slightly from $68.0 million to $68.7 million from December 31, 2024 to December 31, 2025, while the ALLL for loans individually evaluated decreased from $4.8 million to $4.2 million over the same period.
As of June 30, 2026 the ALLL as a percentage of loans and leases held for investment for commercial real estate was 1.01%, an increase of 5 bps compared to 0.96% at December 31, 2025. The ALLL as a percentage of loans and leases held for investment for commercial real estate increased 10 bps from 0.96% at December 31, 2025 to 1.06% at December 31, 2024. These variances were primarily attributable to asset origination and changes in asset mix across the periods along with the Sterling Bank acquisition during 2025.
Equipment Financing Receivables
At June 30, 2026, the recorded investment for equipment financing receivables, was $4.5 billion, an increase of $0.2 billion, or 5%, compared to December 31, 2025. This growth occurred primarily within the population collectively evaluated for impairment, driven by increased organic growth in the portfolio, partially offset by a decrease in the individually evaluated for impairment population driven by improvement in credit of certain borrowers. At December 31, 2025, the recorded investment for equipment financing receivables was $4.3 billion, an increase of $0.5 billion, or 13%, from $3.8 billion at December 31, 2024. This growth primarily occurred within the population collectively evaluated for impairment. The denoted net growth in the population collectively evaluated was the result of strong organic growth in EverBank’s equipment financing receivable portfolio partially offset by normal portfolio runoff.
At June 30, 2026, the ALLL for equipment financing receivables was $69.7 million, a decrease of $8.1 million, or 10%, compared to December 31, 2025. This decline occurred primarily in the reserve for the population collectively evaluated as the reserves for the population individually evaluated for impairment decreased by $1.0 million over this period from $3.0 million at December 31, 2025 to $2.0 million at June 30, 2026. At December 31, 2025, the ALLL for equipment financing receivables was $77.8 million, an increase of $1.7 million or 2%, compared to $76.1 million at December 31, 2024. This growth occurred primarily within the population collectively evaluated as the population individually evaluated for impairment increased by $0.6 million over this period from $2.4 million at December 31, 2024 to $3.0 million at December 31, 2025. This increase in individually evaluated was attributable to deterioration of certain borrowers in the portfolio.
The ALLL as a percentage of loans and leases held for investment for equipment financing receivables has decreased from 2.02% at December 31, 2024 to 1.82%, at December 31, 2025 and ending at 1.55% at June 30, 2026. These decreases in coverage are primarily driven by improved macroeconomic conditions within the overall equipment financing receivables portfolio.

Charge-off activity for equipment financing receivables was $5.6 million, partially offset by recoveries of $2.0 million, at June 30, 2026. At December 31, 2025 charge-off activity was $10.7 million, a decrease of $6.4 million from December 31, 2024. This charge-off activity was partially offset by recoveries of $4.9 million and $7.4 million, at December 31, 2025 and December 31, 2024, respectively. Equipment financing receivables performance and historical loss rates are analyzed using the prior 12 months delinquency rates and actual charge-offs.
Home Equity Lines and Other Consumer
At June 30, 2026, the recorded investment in home equity lines and other consumer was $0.7 billion, an increase of $0.1 billion, or 22%, compared to December 31, 2025. The increase in the home equity line of credit and other consumer was primarily associated with the purchase of unsecured consumer loans. At December 31, 2025, the recorded investment in home equity lines and other consumer was $0.6 billion, flat compared to December 31, 2024.
At June 30, 2026, the ALLL for home equity lines and other consumer was $18.7 million, an increase of $16.8 million, or 871.1% compared to December 31, 2025. The increase was attributable to growth in the collectively evaluated for impairment portfolio driven by purchase of unsecured consumer borrowings that began in the second quarter of 2026. At December 31, 2025 the ALLL for home equity lines and other consumer was $1.9 million, an increase of $0.7 million or 59%, from December 31, 2024. This increase was in the collectively evaluated for impairment portfolio and was driven by the acquisition of Sterling Bank.
The ALLL as a percentage of loans and leases held for investment for home equity lines and other consumer has increased from 0.23% at December 31, 2024 to 0.33% at December 31, 2025 and ending at 2.62% at June 30, 2026. These increases were attributable to the acquisition of Sterling Bank during 2025 and the purchases of unsecured consumer borrowings that began in the second quarter of 2026.
Life Lending
At June 30, 2026, the recorded investment for life lending, was $1.0 billion, an increase of $0.2 billion, or 28%, compared to December 31, 2025. At December 31, 2025, the recorded investment for life lending was $0.8 billion, an increase of $0.4 billion, or 96%, compared to December 31, 2024. These increases occurred entirely in the population of collectively evaluated for impairment portfolio, driven by the completion of the Primis Bank platform acquisition in 2025 and strong organic growth in the life lending portfolio during 2026.
At June 30, 2026, the ALLL for life lending was $2.4 million, an increase of $0.8 million, or 46%, compared to December 31, 2025. At December 31, 2025, the ALLL for life lending was $1.7 million, an increase of $0.7 million, or 72%, compared to December 31, 2024. These increases were entirely attributable to growth in the population of collectively evaluated for impairment driven by the completion of the Primis Bank platform acquisition in 2025 and by strong organic asset growth of the portfolio during 2026.
The ALLL as a percentage of loans and leases held for investment for life lending was consistent across all periods at 0.25%, and the portfolio did not experience charge-offs during any period presented.
Funding Sources
Deposits obtained from clients are EverBank’s primary source of funds for use in lending, acquisitions and other business purposes. EverBank generates deposit client relationships through EverBank’s consumer direct, commercial direct, specialty commercial and financial center distribution channels as well as leveraging listing services. The consumer direct channel includes: internet, email, telephone and mobile device access to product and customer support offerings. Other funding sources include affiliate sweep deposit accounts with TIAA, brokered deposits, short-term and long-term borrowings, subordinated notes payable, trust preferred securities and stockholders’ equity.

Deposits
The following table shows the distribution of EverBank’s deposits by type of deposit at June 30, 2026, December 31, 2025 and December 31, 2024:

Deposits by Category	Table 25
	June 30, 2026		December 31, 2025		December 31, 2024
(dollars in thousands, except percentages)	Balance	% of Total Deposits	Balance	% of Total Deposits	Balance	% of Total Deposits
Noninterest-bearing demand	$1,971,742	5.2%	$1,467,727	4.0%	$957,692	3.0%
Interest-bearing demand	2,952,216	7.9%	2,078,936	5.6%	2,251,910	7.1%
Savings and money market accounts	21,178,842	56.2%	20,881,535	56.7%	16,644,721	52.7%
Sweep accounts	3,846,393	10.2%	4,221,184	11.5%	3,927,096	12.4%
Time(1)	7,715,830	20.5%	8,160,757	22.2%	7,839,600	24.8%
Total Deposits	$37,665,023	100.0%	$36,810,139	100.0%	$31,621,019	100.0%

(1)	Brokered deposits are primarily included in time deposits with immaterial amounts in interest-bearing demand and savings accounts.
The following table shows scheduled maturities of time deposits at June 30, 2026 and December 31, 2025:

Deposit Maturity	Table 26
(dollars in thousands)	June 30, 2026	December 31, 2025
2026	$5,246,294	$7,495,367
2027	2,015,575	383,670
2028	247,502	136,774
2029	161,842	110,479
2030	35,769	34,467
Thereafter	8,848	—
Total	$7,715,830	$8,160,757

EverBank’s primary source of liquidity is its deposit base, which provides funding for EverBank’s loan and lease portfolios and the investment securities portfolio. EverBank manages the interest paid on deposits to control the level of interest expense incurred while simultaneously ensuring stability in the deposit portfolio. The mix and type of interest-bearing and noninterest-bearing deposits in EverBank’s deposit base changes due to funding needs, marketing activities and market conditions.
At June 30, 2026, total deposits were $37.7 billion, an increase of $0.9 billion, or 2%, compared to December 31, 2025. At December 31, 2025, total deposits were $36.8 billion, an increase of $5.2 billion, or 16%, compared to $31.6 billion at December 31, 2024.
At June 30, 2026, noninterest-bearing deposits were $2.0 billion, an increase of $0.5 billion, or 34%, compared to $1.5 billion at December 31, 2025, primarily due to an increase in commercial specialty deposits. At December 31, 2025, noninterest-bearing deposits were $1.5 billion, an increase of $0.5 billion, or 53%, compared to $1.0 billion at December 31, 2024, primarily due to an increase in commercial specialty deposits.
At June 30, 2026, interest-bearing demand deposits were $3.0 billion, an increase of $0.9 billion, or 42%, compared to December 31, 2025, primarily due to an increase in commercial interest-bearing accounts. At December 31, 2025, interest-bearing demand deposits were $2.1 billion, a decrease of $0.2 billion, or 8%, compared to $2.3 billion at December 31, 2024, primarily due to a decline in business interest-bearing checking accounts.
At June 30, 2026, savings and money market accounts were $21.2 billion, an increase of $0.3 billion, or 1%, compared to December 31, 2025, primarily due to continued competitive pricing of EverBank’s savings products. At December 31, 2025, savings and money market accounts were $20.9 billion, an increase of $4.2 billion, or 25%, compared to $16.6 billion at December 31, 2024, primarily due to continued marketing efforts, including competitive pricing of EverBank’s savings products, as well as deposits acquired in the Sterling Bank acquisition.

At June 30, 2026, time deposits were $7.7 billion, a decrease of $0.4 billion, or 5%, compared to December 31, 2025, primarily due to the paydown of brokered deposits. At December 31, 2025, time deposits were $8.2 billion, an increase of $0.3 billion, or 4%, compared to $7.8 billion at December 31, 2024, primarily due to an increase in consumer CDs.
EverBank provides sweep services for TIAA across three primary sweep products that offer TIAA brokerage and trust clients FDIC-insured deposit options as an alternative to money market mutual funds or short-term investment of funds awaiting investment or distribution. The three main products include 1) brokerage sweeps for uninvested cash in both self-directed and TIAA managed brokerage accounts, 2) trust sweeps to facilitate the sweep of cash balances on behalf of TIAA trust accounts and 3) TIAA retirement sweeps to invest reserve deposits in individual TIAA retirement accounts. At June 30, 2026, total sweep deposits were $3.8 billion, a decrease of $0.4 billion, or 9%, compared to December 31, 2025, primarily due to declines in trust sweep and brokerage sweep accounts. At December 31, 2025, sweep deposits were $4.2 billion, an increase of $0.3 billion, or 7%, compared to $3.9 billion at December 31, 2024, primarily due to increases in retirement reserves and trust sweep accounts. In July 2026 EverBank extended its brokerage and trust sweep agreements with TIAA through July 31, 2028, at which time the agreements may be further extended in accordance with their terms.
Approximately 87%, 86% and 85% of EverBank’s deposits were estimated to be insured at June 30, 2026, December 31, 2025 and December 31, 2024, respectively. The amount of deposits above the FDIC insurance limit of $250,000 was $5.1 billion at both June 30, 2026 and December 31, 2025, and $4.7 billion at December 31, 2024.
The following table presents time deposits in excess of FDIC insurance limit by remaining maturity at June 30, 2026 and December 31, 2025:

Time Deposits in Excess of FDIC Insurance Limit by Remaining Maturity	Table 27
(dollars in thousands)	June 30, 2026	December 31, 2025
Three months or less	$546,947	$874,291
After three months through six months	456,046	763,878
After six months through twelve months	307,276	376,564
After twelve months	94,661	84,631
Total Time Deposits(1)	$1,404,930	$2,099,364

(1)	Includes time deposits per account in excess of $250,000.
FHLB Borrowings
In addition to deposits, EverBank uses borrowings from the FHLB as a source of funds to meet the daily liquidity needs and fund growth. At June 30, 2026, EverBank’s FHLB borrowings decreased by $0.4 billion, or 9%, compared to December 31, 2025. This decrease in FHLB borrowings was primarily attributable to deposit growth outpacing loan growth. EverBank’s FHLB borrowings decreased by $0.2 billion, or 3%, to $4.2 billion at December 31, 2025 from $4.4 billion at December 31, 2024. This decrease in FHLB borrowings was primarily attributable to a decrease in short-term borrowings of $3.9 billion as reliance on FHLB funding decreased due to deposit growth.
The following table provides a summary of EverBank’s FHLB advances at June 30, 2026, December 31, 2025 and December 31, 2024:

FHLB Borrowings Outstanding	Table 28
(dollars in thousands)	June 30, 2026	December 31, 2025	December 31, 2024
Fixed-rate advances with a weighted-average interest rate of 3.83%, 3.77% and 3.95%, respectively	$1,325,000	$1,600,000	$500,000
Floating-rate advances with a weighted-average interest rate of 3.82%, 3.99% and 4.73%, respectively(1)	2,535,000	2,635,000	3,885,000
Total FHLB Borrowings Outstanding	$3,860,000	$4,235,000	$4,385,000

(1)
A portion of floating-rate advances were converted synthetically to long-term fixed-rate funding through interest rate swaps accounted for as cash flow hedges. See Note 10 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp” for details.

Trust Preferred Securities
EverBank’s outstanding trust preferred securities, net of extinguishments and unamortized fair value adjustments, totaled $58.8 million, $58.3 million and $57.3 million at each of June 30, 2026, December 31, 2025 and December 31, 2024, respectively. As of June 30, 2026, EverBank had $78.0 million of gross outstanding trust preferred securities, including $9.3 million of previously extinguished securities, resulting in $68.8 million of outstanding principal balance. The outstanding trust preferred securities have maturity dates ranging from 2035 through 2037. Each trust preferred security bears a dividend rate equal to three-month Chicago Mercantile Exchange (“CME”) Term SOFR plus 26 bps and an additional margin ranging from 1.49% to 1.99%, with a weighted-average margin of 1.70%.
Subordinated Notes Payable
As of June 30, 2026, December 31, 2025 and December 31, 2024, $343.6 million, $343.2 million and $312.8 million of subordinated notes payable were outstanding, respectively. At June 30, 2026, EverBank had two outstanding issuances of subordinated notes payable. One issuance of subordinated notes has an 8.375% fixed-to-floating rate and matures in September 2034. The other issuance of subordinated notes has a 7.500% fixed-to-floating rate and matures in September 2035. Effective September 1, 2029 and 2030, respectively, the interest rates will float based on three-month CME Term SOFR Rate.
Both issuances of the existing subordinated notes are unsecured and rank equally with all other unsecured subordinated indebtedness of EverBank (other than junior subordinated indebtedness relating to EverBank’s trust preferred securities). The subordinated notes are subordinated in right of payment to all senior indebtedness of EverBank. The subordinated notes are obligations of EverBank only and are not guaranteed by any subsidiaries, including the Bank. Additionally, the subordinated notes are structurally subordinated to all existing and future indebtedness and other liabilities of EverBank’s subsidiaries, which means that creditors of EverBank’s subsidiaries (including in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the subordinated notes have any claim to those assets.
For regulatory capital adequacy purposes, the subordinated notes qualify as Tier 2 Capital for EverBank under the capital adequacy rules established by the Federal Reserve Board. If in the future the subordinated notes no longer qualify as Tier 2 Capital, the subordinated notes may be redeemed by EverBank, in whole but not in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, subject to prior approval by the Federal Reserve Bank (“FRB”).
Liquidity Management
Liquidity refers to the measure of EverBank’s ability to meet the cash flow requirements of depositors and borrowers, while at the same time meeting EverBank’s operating capital, expected and unexpected cash flow needs. EverBank continuously monitors its liquidity position to ensure that assets and liabilities are managed in a manner that will meet all short-term and long-term cash requirements.
From an asset perspective, funds invested in short-term marketable instruments, the continuous maturing of interest-earning assets, cash flows from investments and loans in the normal course of business, the possible sale of AFS securities, and the ability to securitize certain types of loans provide sources of liquidity. The liability base provides sources of liquidity through the issuance of deposits and borrowed funds. In addition, a majority of AFS securities and loans secured by real estate collateral can be pledged in a repurchase (repo) capacity to generate funding. Debt and equity capital raises provide EverBank with an additional source of liquidity. To manage fluctuations in short-term funding needs, EverBank utilizes borrowings under lines of credit with other financial institutions, such as the FHLB, securities sold under agreements to repurchase, and, for contingent purposes, the FRB discount window. EverBank also has access to term advances with the FHLB, as well as brokered certificates of deposits, for longer term liquidity needs. EverBank believes its sources of liquidity are sufficient to meet cash flow needs both on an on-balance sheet and a contingent basis.
EverBank continues to maintain a strong liquidity position. As of June 30, 2026, EverBank had $875.0 million in cash and cash equivalents, $7.9 billion in AFS investment securities, and $37.7 billion in total deposits. As of June 30, 2026, EverBank had over $5.2 billion in high-quality encumbered securities of which $4.9 billion was pledged at the FHLB.
As of June 30, 2026, the Bank had a $12.3 billion line of credit with the FHLB, of which $3.9 billion was utilized as of June 30, 2026. The line of credit at the FHLB is collateralized by real estate loans and securities. As of

June 30, 2026, the Bank’s brokered deposit balance was $638.0 million, bringing total wholesale funding to $4.5 billion, or 11% of total liabilities (wholesale funding ratio). As of June 30, 2026, the Bank pledged collateral with the FRB that provided $8.0 billion of borrowing capacity at the discount window but did not have any borrowings outstanding. The maximum potential borrowing at the FRB is limited only by eligible collateral. As of June 30, 2026, the Bank also had $2.6 billion of repo-eligible unpledged and unencumbered AFS securities with an estimated repo value of $2.4 billion. The Bank has maintained a positive AOCI for several quarters with AOCI of $24.1 million as of June 30, 2026. In total, the Bank had $19.5 billion in contingent sources of liquidity as of June 30, 2026.
The primary uses of contingent liquidity are unexpected and tail risk needs for cash, which are sized based on tail risk stressed deposit losses that may be driven by liquidity or adverse credit conditions in the market. As of June 30, 2026, revolving loan facilities totaled $19.2 billion, of which $8.2 billion are undrawn. Revolving loan facilities are largely committed but also include approximately $5.0 billion of uncommitted facilities. The Bank estimates worst-case scenario draws against these revolvers as part of its contingent liquidity management according to internal stress testing exercises, historical data inferences and incorporating benefits of diversification. Stressed deposit losses estimates are evaluated monthly and are used to quantify the estimated outflow in deposits during a tail-risk event. These stress testing exercises are reviewed by the stress testing subcommittee and approved by the Asset and Liability Committee (“ALCO”). As of June 30, 2026, the Bank’s sources versus uses of contingent liquidity coverage ratio (total sources divided by total uses under a severely stressed environment) was 204%, well above the internal limit of 110%.
Additionally, EverBank manages the balance sheet to comply with the key risk indicators as outlined in the Risk Appetite Statement (“RAS”) and other internal guidelines. Key metrics include sources versus uses of contingent liquidity coverage ratio, regulatory and internal capital ratio limits, wholesale funding ratio, loans to deposits ratio, asset liquidity ratio, and uninsured deposits ratio. As of June 30, 2026, the Bank was within all policy limits.
EverBank, in its capacity as a bank holding company, is required by regulators to serve as a “source of strength” for the Bank. As of June 30, 2026, cash at the holding company was $79.5 million, which is adequate to service holding company operations and debt obligations for 7 quarters. Excess cash at the holding company may be contributed down to the Bank as capital when needed. The primary sources of liquidity for the holding company are dividends from the Bank and subordinated debt issuances. A contingent source of liquidity at the holding company is access to the existing equity investors. As of June 30, 2026, EverBank had $343.6 million in outstanding subordinated notes payable (net of $6.4 million deferred issuance costs).
In addition to EverBank’s quarterly forecasts and annual plan, management dynamically models the complete balance sheet and projects the Bank’s interest rate sensitivity and liquidity position on a monthly basis. The results are presented in the monthly ALCO meeting, allowing management to react to changing market conditions and business strategy, thereby enhancing the effectiveness of EverBank’s overall liquidity management process.
Capital Management
Management and the EverBank board regularly review EverBank’s capital position to help ensure it is appropriately positioned under various operating and market environments.
Recent Capital Actions
2026 Capital Actions

Common stock- Classes A and B:	Table 29
Dividends declared	Stockholders of record	Payable	Dividends per share
February 04, 2026	February 27, 2026	March 13, 2026	$0.76
May 07, 2026	May 29, 2026	June 19, 2026	1.17

Series A 6.50% non-cumulative perpetual preferred stock:
Dividends declared	Stockholders of record	Payable	Dividends per share
January 15, 2026	January 31, 2026	February 15, 2026	$16.25
April 15, 2026	April 30, 2026	May 15, 2026	16.25

2025 Capital Actions

Common stock- Classes A and B:	Table 30
Dividends declared	Stockholders of record	Payable	Dividends per share
February 06, 2025	February 28, 2025	March 14, 2025	$1.08
May 08, 2025	May 28, 2025	June 13, 2025	1.76
August 07, 2025	August 29, 2025	September 12, 2025	1.76
November 06, 2025	November 28, 2025	December 15, 2025	1.76

Series A 6.50% non-cumulative perpetual preferred stock:
Dividends declared	Stockholders of record	Payable	Dividends per share
January 10, 2025	January 31, 2025	February 15, 2025	$16.25
April 15, 2025	April 30, 2025	May 15, 2025	16.25
July 15, 2025	July 31, 2025	August 15, 2025	16.25
October 15, 2025	October 31, 2025	November 15, 2025	16.25

For the year ended December 31, 2025, EverBank declared preferred dividends of $43.9 million and common dividends of $137.2 million.
Capital Ratios and Regulatory Information
EverBank and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on EverBank’s condensed consolidated financial information (unaudited). Under capital adequacy guidelines and the regulatory framework for prompt corrective action, EverBank and the Bank must meet specific capital guidelines that involve quantitative measures of EverBank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
At June 30, 2026, the Bank exceeded all regulatory capital requirements and was considered “well-capitalized” with a common equity Tier 1 ratio of 13.0%, a Tier 1 leverage ratio of 9.0%, a Tier 1 risk-based capital ratio of 13.0% and a total risk-based capital ratio of 14.0%. At June 30, 2026, EverBank also exceeded all regulatory capital requirements and was considered “well-capitalized” with a common equity Tier 1 ratio of 10.3%, a Tier 1 leverage ratio of 8.3%, a Tier 1 risk-based capital ratio of 12.0% and a total risk-based capital ratio of 14.2%.
The table below shows regulatory capital and risk-weighted assets for the Bank at, or for period ended, June 30, 2026, December 31, 2025 and December 31, 2024:

	Table 31
Regulatory Capital	June 30, 2026	December 31, 2025	December 31, 2024
(dollars in thousands)
Stockholder’s equity	$4,278,808	$4,100,958	$3,695,354
Less: Goodwill and other intangibles	(4,300)	(4,900)	—
Disallowed deferred tax asset/liability	(6,464)	(7,139)	(9,300)
Add: Accumulated losses (income) on securities and cash flow hedges	(24,145)	(34,408)	(56,401)
Tier 1 Capital	4,243,899	4,054,511	3,629,653
Add: Allowance for loan and lease losses	306,412	304,075	246,682
Total Regulatory Capital	$4,550,311	$4,358,586	$3,876,335
Adjusted total assets	$46,899,278	$44,434,071	$40,386,054
Risk-weighted assets	32,546,145	32,764,276	27,970,872

The regulatory capital ratios for the Bank, along with the capital amounts and ratios for the minimum capital adequacy purposes and well capitalized requirements are as follows:

	Table 32
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized		Minimum Capital Requirements(1)
Regulatory Capital Ratios	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
(dollars in thousands, except percentages)
June 30, 2026
Common equity Tier 1 ratio	$4,243,899	13.0%	$1,464,577	4.5%	$2,115,499	6.5%	$2,278,230	7.0%
Tier 1 leverage ratio	4,243,899	9.0	1,875,971	4.0	2,344,964	5.0	1,875,971	4.0
Tier 1 risk-based capital ratio	4,243,899	13.0	1,952,769	6.0	2,603,692	8.0	2,766,422	8.5
Total risk-based capital ratio	4,550,311	14.0	2,603,692	8.0	3,254,615	10.0	3,417,345	10.5
December 31, 2025
Common equity Tier 1 ratio	$4,054,511	12.4%	$1,474,392	4.5%	$2,129,678	6.5%	$2,293,499	7.0%
Tier 1 leverage ratio	4,054,511	9.1	1,777,363	4.0	2,221,704	5.0	1,777,363	4.0
Tier 1 risk-based capital ratio	4,054,511	12.4	1,965,857	6.0	2,621,142	8.0	2,784,963	8.5
Total risk-based capital ratio	4,358,586	13.3	2,621,142	8.0	3,276,428	10.0	3,440,249	10.5
December 31, 2024
Common equity Tier 1 ratio	$3,629,653	13.0%	$1,258,689	4.5%	$1,818,107	6.5%	$1,957,961	7.0%
Tier 1 leverage ratio	3,629,653	9.0	1,615,442	4.0	2,019,303	5.0	1,615,442	4.0
Tier 1 risk-based capital ratio	3,629,653	13.0	1,678,252	6.0	2,237,670	8.0	2,377,524	8.5
Total risk-based capital ratio	3,876,335	13.9	2,237,670	8.0	2,797,087	10.0	2,936,942	10.5

(1)	Represents the minimum capital ratios plus, as applicable, the fully phased in 2.5% capital conservation buffer under Basel III Capital Rules.
The table below shows regulatory capital, adjusted total assets and risk-weighted assets for EverBank at June 30, 2026, December 31, 2025 and December 31, 2024:

	Table 33
Regulatory Capital	June 30, 2026	December 31, 2025	December 31, 2024
(dollars in thousands)
Stockholders’ equity	$3,952,546	$3,801,206	$3,688,578
Less: Preferred stock	(550,800)	(550,800)	(550,800)
Goodwill and other intangibles	(4,300)	(4,900)	—
Disallowed deferred tax asset	(7,750)	(8,441)	(11,585)
Add: Accumulated losses (income) on securities and cash flow hedges	(24,145)	(34,408)	(56,401)
Common Tier 1 Capital	3,365,551	3,202,657	3,069,792
Add: Preferred stock	550,800	550,800	550,800
Add: Additional Tier 1 Capital	—	—	—
Tier 1 Capital	3,916,351	3,753,457	3,620,592
Add: Additional Tier 2 Capital	402,362	401,504	203,952
Allowance for loan and lease losses	306,412	304,075	246,682
Total Regulatory Capital	$4,625,125	$4,459,036	$4,071,226
Adjusted total assets	$46,910,046	$44,442,533	$40,389,253
Risk-weighted assets	32,555,721	32,776,655	27,973,529

The regulatory capital ratios for EverBank, along with the capital amounts and ratios for minimum capital adequacy purposes and well capitalized requirements are as follows:

	Table 34
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized		Minimum Capital Requirements(1)
Regulatory Capital Ratios	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
(dollars in thousands, except percentages)
June 30, 2026
Common equity Tier 1 ratio	$3,365,551	10.3%	$1,465,007	4.5%	N/A	N/A	$2,278,900	7.0%
Tier 1 leverage ratio	3,916,351	8.3	1,876,402	4.0	N/A	N/A	1,876,402	4.0
Tier 1 risk-based capital ratio	3,916,351	12.0	1,953,343	6.0	2,604,458	8.0	2,767,236	8.5
Total risk-based capital ratio	4,625,125	14.2	2,604,458	8.0	3,255,572	10.0	3,418,351	10.5
December 31, 2025
Common equity Tier 1 ratio	$3,202,657	9.8%	$1,474,949	4.5%	N/A	N/A	$2,294,366	7.0%
Tier 1 leverage ratio	3,753,457	8.4	1,777,701	4.0	N/A	N/A	1,777,701	4.0
Tier 1 risk-based capital ratio	3,753,457	11.5	1,966,599	6.0	2,622,132	8.0	2,786,016	8.5
Total risk-based capital ratio	4,459,036	13.6	2,622,132	8.0	3,277,666	10.0	3,441,549	10.5
December 31, 2024
Common equity Tier 1 ratio	$3,069,792	11.0%	$1,258,809	4.5%	N/A	N/A	$1,958,147	7.0%
Tier 1 leverage ratio	3,620,592	9.0	1,615,570	4.0	N/A	N/A	1,615,570	4.0
Tier 1 risk-based capital ratio	3,620,592	12.9	1,678,412	6.0	2,237,882	8.0	2,377,750	8.5
Total risk-based capital ratio	4,071,226	14.6	2,237,882	8.0	2,797,353	10.0	2,937,221	10.5

(1)	Represents the minimum capital ratios plus, as applicable, the fully phased in 2.5% capital conservation buffer under Basel III Capital Rules.
EverBank Financial Corp Capital Policy Limits
The table below shows capital limits established in EverBank’s Financial Governance Policy. The lower bound of the ranges represents the EverBank board’s risk appetite limits for maintaining regulatory capital ratios. The operating range limits are assessed at least annually using a combination of the most recent capital stress testing exercise, peer studies, and other risk factors presented in the various internal stress testing exercises. Limits may be re-evaluated based on changes in the overall balance sheet and credit exposures, which are analyzed annually as part of EverBank’s capital stress testing exercises to confirm reasonability of policy limits. As part of EverBank’s capital stress testing exercises, EverBank subjects the balance sheet to severe credit scenarios and evaluates capital and earnings risks.

Operating Range
EverBank Financial Corp
Common equity Tier 1 ratio	9.00 - 10.00%
Tier 1 leverage ratio	8.00 - 9.00%
Tier 1 risk-based capital ratio	10.50 - 11.50%
Total risk-based capital ratio	12.50 - 13.50%

Restrictions on Paying Dividends
OCC regulations impose limitations upon certain capital distributions by national banks, such as certain cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. The OCC regulates all capital distributions by the Bank directly or indirectly to EverBank, including dividend payments. The Bank may not pay dividends to EverBank if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements, or in the event the OCC notifies the Bank that it is subject to heightened supervision. Under the FDIA, an insured depository institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Payment of dividends by the Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice.
EverBank, which is a separate legal entity from the Bank, is subject to various regulatory policies and requirements relating to the payment of dividends to its shareholders, which include the requirement to maintain adequate capital above regulatory minimums. Additionally, it is the Federal Reserve Board’s policy that a bank or financial holding company generally should pay dividends on common stock only out of net income available to common stockholders over the past year and only if the prospective rate of earnings retention appears consistent with the company’s current and expected future capital needs, asset quality and overall financial condition. Federal Reserve Board policy also provides that a bank or financial holding company should inform the Federal Reserve Board reasonably in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse change to the financial holding company’s capital structure.
Contractual Obligations
EverBank enters into contractual obligations in the normal course of business that require future cash payments. Such obligations include, among others, payments related to deposits, FHLB advances, subordinated notes payable, trust preferred securities, operating leases and naming rights commitments. The contractual amounts and timing of those payments as of December 31, 2025 are summarized in the table below. Off-balance sheet commitments to customers may impact liquidity, including commitments to extend credit, commitments to lend, letters of credit and indemnification contracts. Because many of these commitments or contracts expire without being funded in whole or in part, the contract amounts are not necessarily indicative of future cash flows. For more information, see Note 12 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 and Note 21 to the consolidated financial information of EverBank as of and for the years ended December 31, 2025 and 2024 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp.”

Contractual Obligations	Table 36
(dollars in thousands)	1 Year or Less	1–3 Years	3-5 Years	After 5 Years	Total
Deposits without a stated maturity(1)	$28,649,382	$—	$—	$—	$28,649,382
Time deposits	7,495,367	520,444	144,946	—	8,160,757
FHLB advances	3,960,000	250,000	—	25,000	4,235,000
Subordinated notes payable	—	—	—	350,000	350,000
Trust preferred securities	—	—	—	68,750	68,750
Interest on interest-bearing debt(2)	69,203	70,478	64,877	160,619	365,177
Operating lease obligations(3)	13,761	18,906	14,764	16,029	63,460
LIHTC funding commitments	39,215	3,698	630	228	43,771
Naming rights and promotional arrangements	5,211	8,135	—	—	13,346
Total	$40,232,139	$871,661	$225,217	$620,626	$41,949,643

(1)
Deposits without a stated maturity do not have fixed contractual obligations relating to future interest payments. Hence, these interest amounts have been excluded from the contractual obligations table because EverBank is unable to reasonably predict the ultimate amount or timing of future payments.

(2)
The variable interest rate component on FHLB advances, subordinated notes payable and trust preferred securities has been forecasted based on SOFR forward curve at December 31, 2025 for the purpose of estimating future payments relating to these obligations. The fixed rate interest component is calculated based on the fixed rate in the debt agreement.

(3)	Operating lease obligations include all minimum lease payments.
EverBank enters into derivatives to hedge certain business activities. For more information, see Note 10 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 and Note 19 to the consolidated financial information of EverBank as of and for the years ended December 31, 2025 and 2024 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp.”

During the six months ended June 30, 2026 time deposits decreased by $0.4 billion from $8.2 billion to $7.7 billion primarily driven by the maturities of Certificates of Deposit, which were more than offset by new interest-bearing demand deposits sourced through listing services. During the six months ended June 30, 2026 FHLB advances decreased by $0.4 billion from $4.2 billion at December 31, 2025 to $3.9 billion at June 30, 2026 primarily driven by the paydown of short-term advances to meet current funding needs.
On May 28, 2026, EverBank entered into an agreement to extend the lease for its Jacksonville headquarters. The original lease term ends on January 31, 2027 and the new lease will result in additional contractual payments totaling $13.4 million from February 1, 2027 through January 31, 2030. As of June 30, 2026, there were no other material changes in EverBank’s contractual obligations from those disclosed at December 31, 2025.
EverBank believes that it will be able to meet contractual obligations as they come due through the maintenance of adequate cash levels. EverBank expects to maintain adequate cash levels through profitability, loan and securities repayment and maturity activity, and continued deposit gathering activities. EverBank has various borrowing mechanisms in place for both short-term and long-term liquidity needs.
Asset and Liability Management and Market Risk
Interest rate risk is EverBank’s primary market risk and results from EverBank’s business of investing in interest-earning assets with funds obtained from interest-bearing deposits and borrowings. Interest rate risk is defined as the risk to earnings or capital arising from movements in interest rates and arises from:
•	differences between the timing of rate changes and the timing of cash flows,
•	changing rate relationships among different yield curves affecting bank activities,
•	changing rate relationships across the spectrum of maturities, and
•	interest related options embedded in bank products.
EverBank is exposed to interest rate risk arising from differences in the repricing characteristics of its interest-earning assets and interest-bearing liabilities, including loans, securities, deposits, and borrowings. Interest rate risk is influenced by changes in market interest rates, inflation, monetary policy, deposit pricing dynamics, basis risk, and the shape of the yield curve. Although EverBank employs a comprehensive framework to measure and manage interest rate risk, including the use of derivative instruments, residual exposure remains.
Net interest income, a primary component of earnings, is sensitive to changes in interest rates and funding costs. Earnings may be adversely affected if funding costs on deposits, borrowings, and other liabilities increase more rapidly than yields on earning assets. Similarly, in declining rate environments, asset yields may reprice downward faster than funding costs, resulting in pressure on net interest margin. Prolonged periods of low interest rates may also reduce asset yields and profitability.
Changes in the slope of the yield curve may further impact net interest income. A narrowing spread between short and long-term interest rates, including yield curve inversions, can compress margins by reducing the spread between asset yields and funding costs.
Deposits are EverBank’s primary source of funding and are subject to competitive pricing pressures. In rising rate environments, funding costs may increase as EverBank seeks to retain and attract deposits. Customers may also shift balances to alternative investments, including higher-yielding U.S. Treasury securities and other interest-bearing products. To offset deposit outflows, EverBank may utilize wholesale funding sources, including FHLB advances, repurchase agreements, and brokered deposits, which generally carry higher costs than core deposits. Increased funding costs may adversely affect net interest margin, net interest income, and earnings.
The Bank’s Board of Directors has delegated the responsibility for establishing specific interest rate risk policies and practices to ALCO. ALCO is composed of certain executive officers and employs policies that: establish and guide the Bank’s strategic direction and tolerance of interest rate risk, monitor the Bank’s performance and overall interest rate risk, liquidity and capital profile as well as ensure that the Bank implements sound fundamental principles that identify, measure, monitor and control the Bank’s interest rate risk, and ensure adequate resources are devoted to interest rate risk management. Each financial transaction that a bank completes may affect its risk profile. The Bank seeks to minimize its interest rate risk through a combination of matching maturities and repricing dates of certain assets and liabilities, incorporating a funds transfer pricing system, duration management of the investment securities portfolio, entering into hedges, and regularly assessing the impact of interest rate shocks to potential earnings and the underlying economic value of the Bank’s equity.
EverBank has established a robust framework for hedging interest rate risk and routinely employs derivatives to measure and manage overall interest rate risk.
Consistent with industry practice, EverBank primarily measures the potential impact to earnings due to changes in interest rates by utilizing the concept of “Earnings at Risk” (“EaR”) sensitivity. EaR sensitivity helps management determine actions to offset or hedge current or potential exposures. The ALCO policy permits the use of various derivative instruments to manage interest rate risk or hedge specified assets and liabilities. Changes in interest rates may impact net interest income due to differences in the timing of interest accruals, repricing of current financial instruments, changes in the market value of certain financial instruments, and changes in the overall balance sheet. Noninterest income may be affected due to changes in the volume of loan originations and other fee-based activities.
Dynamic net interest income (“NII”) scenario analysis estimates the changes in net interest income and certain noninterest income/expense items (with material sensitivity to interest rates) in multiple interest rate scenarios. While the EaR metric measures sensitivity for a static balance sheet, the dynamic NII estimation process incorporates effects of forecasted growth. The horizon typically measured for dynamic NII is 12 months and leverages assumptions for marginal asset and liability growth in terms of both volume and origination spread to benchmark rates. If dynamic NII rises in a hypothetical rate scenario, this would indicate an increase in incremental prospective earnings under the given scenario. A theoretically matched balance sheet in terms of first-year repricing would result in no change in the EaR, under various rate scenarios. EverBank’s objective is to measure the impact of interest rate changes on earnings and manage the balance sheet within interest rate risk sensitivity limits.
Consistent with industry practice, EverBank primarily measures potential changes in the market or economic value of current assets, liabilities, and off-balance sheet exposures due to changes in interest rates by utilizing the concept of “Economic Value of Equity” (“EVE”), which is defined as the net present value of all assets and liabilities. EVE scenario analysis estimates the economic value of the balance sheet in alternative interest rate scenarios. EVE does not consider management intervention and only incorporates market effects on existing assets, liabilities and off-balance sheet instruments. As this framework evaluates risks to the current balance sheet only, changes to the volume and pricing of new business opportunities that can be expected in different interest rate environments are not incorporated in this analytical framework.
If EVE rises in a hypothetical interest rate scenario, this would indicate changes in the economic value of current assets are greater than the changes in the economic values of current liabilities and off-balance sheet exposures. A theoretically matched balance sheet would result in no change in the EVE, regardless of the rate scenario. EverBank monitors the projected change in EVE to changes in interest rates to maintain compliance with established policy guidelines and limits.
The table below shows the estimated impact on EVE and NII of increases and decreases in interest rates of 100 and 200 basis points as of June 30, 2026. Exposure amounts depend on numerous assumptions. The projected change in EVE to changes in interest rates at June 30, 2026 was within established policy guidelines.

Interest Rate Risk Profile	Table 35
Interest Rate Risk	(200)	(100)	(50)	+50	+100	+200
EVE (as of June 30, 2026)	9.4%	5.2%	2.7%	(2.9)%	(6.0)%	(13.8)%
EVE Limits	(20.0)%	(10.0)%	(5.0)%	(5.0)%	(10.0)%	(20.0)%
1-Year Dynamic NII (%)	2.0%	1.1%	0.5%	(0.4)%	(0.8)%	(2.2)%
NII Limits	(15.0)%	(10.0)%	(5.0)%	(5.0)%	(10.0)%	(15.0)%

As of June 30, 2026, EverBank has a liability sensitive interest rate risk profile from an EVE perspective. A liability sensitive profile implies that under an increasing interest rate scenario, asset valuations will be impacted more than liabilities and as such, equity will be unfavorably impacted. Conversely, equity will be favorably impacted under a decreasing interest rate scenario. Potential exposure to forecasted earnings is largely driven by future deposit betas as well as composition of the balance sheet and market rate changes. Deposit beta is the portion of a change in the federal funds rate that is passed on to the deposit rate. Actual deposit betas may be different than modeled, depending on various factors, including liquidity requirements, deposit mix and competitive pressures.

Recently Adopted Accounting Pronouncements
Financial Instruments—Credit Losses—In November 2025, the FASB issued ASU 2025 08, an update to ASC Topic 326, Financial Instruments—Credit Losses: Purchased Loans. The update extends the “gross-up” accounting model, previously limited to PCD assets, to a broader class of acquired loans defined as PSL. PSL are non-PCD loans that meet certain criteria. The ASU requires acquired loans’ amortized cost basis to be adjusted for expected credit losses at the loan level and removes the Day-1 credit loss expense under the previous model. The amendments are applied prospectively, effective for fiscal years beginning after December 15, 2026, including interim periods. Early adoption is permitted, including adoption in an interim period, applied prospectively to loans acquired on or after the beginning of the interim period or the annual period selected as the date of initial application. EverBank elected to early adopt this ASU as of April 1, 2026. See Note 7 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp” for further discussion of the impact of this adoption.
Recently Issued but Not Yet Adopted Accounting Pronouncements
Disclosure Improvements—In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements (ASU 2023-06). The amendments in ASU 2023-06 modify the disclosure or presentation requirements of a variety of topics. Topics with the potential to impact EverBank’s financial information include enhanced disclosures regarding cash flow impacts of derivative contracts, enhanced disclosures regarding unused lines of credit and unfunded commitments and disclosures regarding the entity’s liquidation preference regarding preferred stock. The ASU should be applied prospectively. For EverBank, the amendments in ASU 2023-06 are effective two years after the date on which the SEC removes the related disclosure from Regulation S-X or Regulation S-K becomes effective. Should the SEC not remove the applicable requirements from Regulation S-X by June 30, 2027, the pending amendments in ASU 2023-06 would be removed from the codification. EverBank is evaluating the impact of this guidance on the condensed consolidated financial information.
Income Statement—Expense Disaggregation Disclosures—In November 2024, the FASB issued ASU 2024-03, which requires public business entities to disclose additional information about the nature of expenses included on the face of the income statement under ASC 220-40, which is intended to provide investors with more detailed information to better understand an entity’s performance, assess its prospects for future cash flows, and compare its performance over time and with other entities. The ASU requires disclosure, in a tabular format within the notes to the financial statements, of specified expense categories, including purchases of inventory, employee compensation, depreciation, and intangible asset amortization, included within each relevant expense caption presented on the face of the income statement, along with a qualitative description of amounts remaining in each relevant expense caption that are not separately disaggregated. The ASU also requires disclosure of the total amount of selling expenses and, in annual reporting periods, EverBank’s definition of selling expenses. The amendments in this ASU are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied either prospectively or retrospectively to all prior periods presented. EverBank has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
Intangibles—Goodwill and Other Internal-Use Software—In September 2025, the FASB issued ASU 2025-06, which amends certain aspects of the accounting for and disclosure of software costs under ASC 350-40, which is intended to improve the accounting for costs incurred in developing or acquiring internal-use software. The ASU removes the stage-based model and introduces a probable-to-complete recognition threshold, which should allow for the capitalization of costs after project authorization, implementation costs for cloud computing arrangements, and other previously hard to classify costs. The ASU requires disclosures under ASC 360-10 be applied to all capitalized software costs accounted for under ASC 350-40, regardless of how those costs are presented in the financial statements. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2027. Early adoption is permitted, including adoption in an interim period but must be applied as of the beginning of the annual period that includes that interim period. EverBank has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
Derivatives and Hedging—Hedge Accounting Improvements—In November 2025, the FASB issued ASU 2025-09, which amends ASC 815 to clarify certain aspects of the hedge accounting guidance and to address issues arising from reference rate reform, with the objective of aligning hedge accounting more closely with an entity’s risk management activities. Among other changes, the ASU allows groups of forecasted transactions to be hedged together if they share a similar risk exposure. It also establishes a hedging model for choose-your-rate debt, expands the eligible hedged components of nonfinancial forecasted transactions, eliminates the net written option test in certain interest rate hedges, and addresses the accounting mismatch for certain dual hedge strategies. The amendments are effective for public business entities for fiscal years beginning after December 15, 2026, including interim periods within those years, and one year later for all other entities. Early adoption is permitted. The amendments are applied prospectively, with transition provisions for existing hedging relationships. EverBank has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
Critical Accounting Policies and Estimates
The preparation of EverBank’s consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under current circumstances, the results of which form the basis for making judgments about the carrying value of certain assets and liabilities that are not readily available from other sources. Management evaluates these estimates on an ongoing basis. Actual results may differ from these estimates under different assumptions or conditions.
EverBank’s significant accounting policies are described in Note 2 to the consolidated financial statements as of and for the years ended December 31, 2025 and 2024, and are an integral part of the financial statements. As of June 30, 2026, there have been no material changes to those policies. A thorough understanding of these accounting policies is essential when reviewing EverBank’s reported results of operations and financial position. Management believes that the critical accounting estimates discussed below require difficult, subjective or complex judgments about matters that are inherently uncertain. Changes in these estimates or the use of different estimates could have a material impact on EverBank’s financial position, results of operations or liquidity.
Investment Securities—EverBank’s investment securities portfolio serves primarily as a source of contingent liquidity and is primarily classified as available for sale, which provides flexibility in managing liquidity and interest rate risk. The portfolio consists primarily of agency mortgage-backed securities and CMOs and also includes credit-sensitive securities, including CLOs, corporate bonds, municipal bonds, non-agency CMOs and other asset-backed securities. Determining the fair value of investment securities and assessing available for sale securities for credit losses are critical accounting estimates because they require management to evaluate pricing information, EverBank’s intent to sell securities in an unrealized loss position and the credit quality of credit-sensitive securities.
U.S. Treasury securities and equity securities are valued using quoted prices in active markets and are classified within Level 1 of the fair value hierarchy. The remaining available for sale and held to maturity securities are valued using prices from third-party pricing services based on quoted market prices for similar instruments and market observable inputs and are classified within Level 2. Management evaluates the methodologies used by the pricing services and performs a quarterly analysis to assess whether prices represent a reasonable estimate of fair value, including comparison to broker quotes, recent sales transactions and internal discounted cash flow techniques. When market activity for a security has significantly decreased, management may weight the third-party price with an internal discounted cash flow estimate, which requires significant assumptions related to liquidity risk premiums and the default and loss experience of the underlying collateral. As of June 30, 2026, no adjustments were made to prices provided by third-party pricing services.
Each quarter, management evaluates available for sale securities in an unrealized loss position to determine whether EverBank intends to sell the security, or whether it is more likely than not that EverBank will be required to sell the security, before recovery of its amortized cost basis, in which case the security is written down to fair value through earnings. Because available for sale securities may be sold in response to changes in market conditions, liquidity needs and regulatory capital requirements, this assessment requires significant judgment. For securities that do not meet either condition, management evaluates whether the decline in fair value is attributable to credit-related factors, considering the extent of the decline, changes in credit ratings, adverse conditions specific to the security, issuer or underlying collateral and, when necessary, the present value of expected cash flows. Credit-related declines are recognized through an allowance for credit losses, and the remaining decline is recognized in accumulated other comprehensive income or loss. Management expects no credit losses on U.S. Treasury and agency securities, including the held to maturity portfolio, given their explicit or implicit government guarantee.

Unrealized losses on available for sale securities are recognized in accumulated other comprehensive income or loss and relate substantially to U.S. Treasury and agency securities, reflecting changes in market interest rates rather than credit. A decision to sell securities in an unrealized loss position, including to reposition the balance sheet or to meet liquidity or regulatory capital needs, would result in recognition of the related losses in earnings. See Note 4 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp” for further discussion of the investment securities portfolio. Changes in market interest rates, credit spreads or the credit quality of credit-sensitive securities, or in management’s intent to sell, could have a material impact on EverBank’s financial position, results of operations or liquidity.
Allowance for Credit Losses—The ACL, which consists of ALLL and the reserve for unfunded commitments, represents management’s estimate of lifetime expected credit losses on loans and leases held for investment and on off-balance sheet credit exposures. Determining the ACL is a critical accounting estimate because it requires significant judgment in selecting models and assumptions, developing the economic forecast and applying qualitative adjustments.
EverBank estimates expected credit losses for the residential mortgages, home equity lines and other consumer, commercial finance, commercial real estate and equipment financing receivables portfolio segments primarily using third-party probability of default/loss given default models, which combine EverBank’s portfolio data with market-wide data and forward-looking scenarios. Management must use judgment in establishing the input metrics for these models. The life lending segment has experienced limited historical credit losses that do not provide a sufficient basis for a statistically meaningful model. Accordingly, EverBank applies a proxy loss rate to this segment that reflects management’s expectation that the risk of loss is not zero, and management evaluates the rate quarterly in light of current conditions and reasonable and supportable forecasts.
Macroeconomic forecasts are obtained from a third-party provider and extend over the expected life of EverBank’s loan and lease classes. Management evaluates these forecasts quarterly and has concluded that they provide a reasonable and supportable basis for estimating expected credit losses over that period; accordingly, no reversion to historical loss experience is applied. A baseline scenario is used to develop the initial quantitative estimate, while an optimistic scenario and a pessimistic scenario are used qualitatively to scenario-condition the resulting estimate. The modeled estimate may be further adjusted for qualitative or environmental factors not fully captured by the models. The scenario conditioning and qualitative adjustments require significant management judgment. The models and assumptions are independently validated under EverBank’s model risk management framework.
Judgment is also required for loans and leases that are individually evaluated because they no longer share similar risk characteristics with the collective pool, which is generally determined based on internal risk ratings. For collateral-dependent loans and leases, the ACL depends on estimates of the fair value of the collateral, which are typically based on third-party appraisals that may require significant adjustment. In addition, acquired loans and leases require judgment in determining whether they have experienced a more-than-insignificant deterioration in credit quality since origination and in estimating the allowance recognized at acquisition for PCD assets and PSL, which is established through a gross-up of the amortized cost basis rather than through the provision for credit losses.
The ACL is maintained at an amount management believes to be sufficient to provide for lifetime expected credit losses on the loan and lease portfolio and unfunded commitments at each balance sheet date. The increase in the ACL during the six months ended June 30, 2026 was primarily driven by the allowance established at acquisition for unsecured consumer loans accounted for as PSL, which did not affect the provision for credit losses, and by provision recorded in the commercial finance and commercial real estate portfolio segments, including the funding of previously unfunded commercial finance commitments. See Note 7 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp” for further discussion of changes in the ACL. The ACL is most sensitive to the macroeconomic forecast, particularly the unemployment rate, home price indices, commercial real estate price indices and equity market indices, to the scenario conditioning and qualitative adjustments applied and, for the reserve for unfunded commitments, to the level of commitments and their expected funding. Deterioration in these economic variables, or greater emphasis on the pessimistic scenario, would increase the ACL, while improvement would decrease it. Because these assumptions are interrelated and inherently uncertain, actual credit losses may differ from the estimate, and changes in these estimates and assumptions could have a material impact on the ACL, and therefore EverBank’s financial position, results of operations or liquidity.
Derivative Financial Instruments—EverBank uses derivative financial instruments, primarily interest rate swaps, to manage interest rate risk as part of overall asset-liability management. Interest rate swaps are designated as fair value hedges of the interest rate risk in available for sale securities, including corporate bonds and collateralized mortgage obligations, and in loans held for investment, substantially all of which are designated under the portfolio layer method. Interest rate swaps are also designated as cash flow hedges of the variability in interest payments on variable rate FHLB advances. In addition, EverBank holds freestanding derivatives that are not designated as hedging instruments, including foreign exchange forward contracts that serve as economic hedges of the foreign currency risk in deposits and loans denominated in foreign currencies, swaptions and interest rate options used as economic hedges of interest rate risk, and indemnification assets related to Ginnie Mae (“GNMA”) pool buyouts. All derivatives are recognized on the balance sheet at fair value.
Applying hedge accounting requires significant judgment, including designating and documenting hedging relationships, assessing at inception and on an ongoing basis whether each relationship is expected to be and has been highly effective, supporting the expectation that the hedged layer in each portfolio layer method hedge will remain outstanding at the end of the hedge period, and concluding that the hedged forecasted interest payments in each cash flow hedge remain probable. Under the portfolio layer method, the hedged item is a stated amount of a closed portfolio of financial assets, and the related basis adjustments are maintained at the portfolio level rather than allocated to individual assets. See Note 10 to the condensed consolidated financial information (unaudited) of EverBank as of and for the six months ended June 30, 2026 included in the section entitled “Consolidated Financial Statements and Supplemental Schedules of EverBank Financial Corp” for additional information on EverBank’s hedging relationships.
The fair values of EverBank’s interest rate swaps, swaptions, interest rate options and foreign exchange forward contracts are determined using observable market inputs and are classified within Level 2 of the fair value hierarchy, and the interest rate swaps are either centrally cleared through the CME or subject to master netting and collateral arrangements. As a result, the significant estimation uncertainty relates to hedge accounting rather than valuation. For portfolio layer method hedges, the expectation that the hedged layer will remain outstanding depends on prepayment, default and other assumptions for the closed portfolios. If actual or expected reductions in the closed portfolios were to exceed those assumptions, all or a portion of the related hedges could be discontinued, and the associated basis adjustments would be recognized in earnings, either immediately or over the remaining life of the assets. Similarly, if the hedged interest payments on FHLB advances were to become probable of not occurring, amounts deferred in accumulated other comprehensive income or loss would be reclassified to earnings immediately. Changes in these assumptions could have a material impact on EverBank’s financial position, results of operations or liquidity.

PRINCIPAL SHAREHOLDERS OF WAFD
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of WaFd common stock as of October 15, 2026 for:
•	each person, or group of affiliated persons, who is known by WaFd to beneficially own more than 5% of WaFd common stock;
•	each of WaFd’s named executive officers;
•	all of WaFd’s directors; and
•	all of WaFd’s executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to WaFd common stock. Shares of WaFd common stock that an individual or entity has a right to acquire within 60 days after October 15, 2026, including upon exercise of vested WaFd stock options, are considered outstanding and beneficially owned by the person or entity holding such right for the purpose of calculating the percentage ownership of that person or entity but not for the purpose of calculating the percentage ownership of any other person or entity, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of WaFd common stock beneficially owned by them, subject to community property laws, where applicable.
Beneficial ownership prior to the completion of the merger is based on 74,016,318 shares of WaFd common stock issued and outstanding as of September 30, 2026. Unless otherwise indicated below, the address of each beneficial owner is c/o WaFd, Inc., 425 Pike Street, Seattle, Washington 98101.

Name and Address	Number of WaFd Common Stock Beneficially Owned	Percent of WaFd Common Stock Beneficially Owned
5% Beneficial Owners:
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	10,774,309(1)	14.6%
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	8,704,814(1)	11.8%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	4,964,442(1)	6.7%
State Street Corp One Congress Street, Boston, MA 02114	4,345,763(1)	5.9%
AllianceBernstein L.P. 501 Commerce Street, Nashville, TN 37203	3,807,514(2)	5.2%
Directors and Named Executive Officers:
Linda S. Brower (Director)	77,159	*
Stephen M. Graham (Chairman of the Board)	21,828	*
Sylvia R. Hampel (Director)	16,729	*
Erin Hill (Director)	326	*
Bradley M. Shuster (Director)	26,611	*
Sean B. Singleton (Director)	11,621	*
Randall H. Talbot (Director)	66,511	*
M. Max Yzaguirre (Director)	11,396	*
Brent J. Beardall (Vice Chairman, President and Chief Executive Officer)	369,874(3)	*
Kelli J. Holz (Executive Vice President and Chief Financial Officer)	116,395(4)	*
Cathy E. Cooper (Executive Vice President and Chief Experience Officer)	106,197(5)	*
Ryan M. Mauer (Executive Vice President and Chief Credit Officer)	128,751(6)	*
Kim E. Robison (Executive Vice President and Chief Operating Officer)	116,970(7)	*
All directors and executive officers as a group (13 persons)	1,070,368(8)	1.4%
*	Represents beneficial ownership of less than 1% of the outstanding shares of WaFd common stock.

(1)	As disclosed on Forms 13F filed with the SEC for the quarter ended June 30, 2026.
(2)	As disclosed on a Schedule 13G filed with the SEC by AllianceBernstein L.P. reporting beneficial ownership as of June 30, 2026.
(3)
Mr. Beardall’s ownership includes 158,989 shares of unvested restricted and performance-based WaFd common stock and 127,841 stock units held in the SERP, each stock unit representing one share of WaFd common stock, which will be settled in shares of WaFd common stock upon the executive’s separation from service.

(4)	Ms. Holz’s ownership includes 40,896 shares of unvested restricted and performance-based WaFd common stock and 53,268 stock units held in the SERP.
(5)
Ms. Cooper’s ownership includes 40,576 shares of unvested restricted and performance-based WaFd common stock, 37,284 stock units held in the SERP and 10,572 shares of WaFd common stock held in the Washington Federal Bank 401(k) Plan (the “retirement plan”).

(6)	Mr. Mauer’s ownership includes 40,576 shares of unvested restricted and performance-based WaFd common stock and 63,922 stock units held in the SERP.
(7)	Ms. Robison’s ownership includes 40,576 shares of unvested restricted and performance-based WaFd common stock and 58,596 stock units held in the SERP.
(8)
This includes an aggregate of 340,911 stock units held in the SERP and 10,572 shares held in the retirement plan for the benefit of executive officers of WaFd Bank. The trustees of the retirement plan are Lisa King (Chair), Jude Griego, Kristoffer Anderson and Rika Laing, each of whom is an employee of WaFd Bank.

PRINCIPAL SHAREHOLDERS OF COMBINED COMPANY
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of common stock of the combined company immediately after consummation of the merger, assuming the consummation of the merger occurred as of October 15, 2026, for:
•	each person, or group of affiliated persons, who is expected by EverBank and WaFd to become the beneficial owner of greater than 5% of WaFd common stock;
•	each person expected to be a director of the combined company; and
•	all of the combined company’s directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to WaFd common stock. Shares of WaFd common stock that an individual or entity has a right to acquire within 60 days after October 15, 2026, are considered outstanding and beneficially owned by the person or entity holding such right for the purpose of calculating the percentage ownership of that person or entity but not for the purpose of calculating the percentage ownership of any other person or entity, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of WaFd common stock beneficially owned by them, subject to community property laws, where applicable.
The table below assumes an exchange ratio of approximately 5.0404 using a stock price of $29.93 (the trading price as of September 30, 2026), with approximately 104.6 million outstanding shares of WaFd common stock (or approximately 107.3 million shares of WaFd common stock on a fully diluted basis) to be issued to EverBank shareholders at the closing and 74,016,318 shares of WaFd common stock outstanding as of September 30, 2026. For more information on how the exchange ratio will be calculated, please see the section entitled “The Merger Agreement—Merger Consideration.”
Unless otherwise indicated below, the address of each beneficial owner is c/o WaFd, Inc., 425 Pike Street, Seattle, Washington 98101.

Name and Address	Number of Shares of Combined Company Common Stock Beneficially Owned	Percent of Combined Company Common Stock Beneficially Owned
5% Beneficial Owners:
Trident Neptune Holdings LP c/o Stone Point Capital LLC 20 Horseneck Lane, Greenwich, CT 06830	23,921,733	13.4%
WP Neptune Acquisition LLC c/o Warburg Pincus LLC 450 Lexington Avenue, New York, NY 10017	23,921,733	13.4%
RCP Neptune Holdings, L.P. c/o Reverence Capital Partners LP 590 Madison Avenue, 29th Floor, New York, NY 10022	17,819,235	10.0%
Thalassa Investments, L.P. c/o Sixth Street Partners LLC 2100 McKinney Avenue, Suite 1500, Dallas, TX 75201	15,378,235	8.6%
Bayview Asset Management, LLC c/o Bayview Asset Management LLC 4425 Ponce de Leon Blvd., Coral Gables, FL 33146	12,693,133	7.1%

Name and Address	Number of Shares of Combined Company Common Stock Beneficially Owned	Percent of Combined Company Common Stock Beneficially Owned
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	10,774,309(1)	6.0%
Teachers Insurance and Annuity Association of America 730 Third Avenue, New York, NY 10017	10,080,740	5.6%
Directors and Executive Officers (as a group):
Robert Radway (Chairman of the Board)	25,343	*
Greg Seibly (Chief Executive Officer and Director)	152,089	*
Brent J. Beardall (President and Director)	369,874(2)	*
Erin Hill (Director)	326	*
Sylvia R. Hampel (Director)	16,729	*
Sean B. Singleton (Director)	11,621	*
Bradley M. Shuster (Director)	26,611	*
M. Max Yzaguirre (Director)	11,396	*
Eric Friedman (Director)	50	*
Christopher Doody (Director)	50	*
Milton Berlinski (Director)	50	*
David Fawer (Director)	50	*
David Nason (Director)	50	*
All directors and executive officers as a group (15 persons)	837,406(3)	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of WaFd common stock.
(1)	As disclosed on Form 13F filed with the SEC for the quarter ended June 30, 2026.
(2)
Mr. Beardall’s ownership includes 158,989 shares of unvested restricted and performance-based WaFd common stock and 127,841 stock units held in the SERP, each stock unit representing one share of WaFd common stock, which will be settled in shares of WaFd common stock upon the executive’s separation from service.

(3)
This includes an aggregate of 223,721 stock units held in the SERP and 10,572 shares held in the retirement plan for the benefit of executive officers of WaFd Bank. The trustees of the retirement plan are Lisa King (Chair), Jude Griego, Kristoffer Anderson and Rika Laing, each of whom is an employee of WaFd Bank.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF THE COMBINED COMPANY
In addition to the compensation arrangements and other arrangements with WaFd’s and EverBank’s directors and executive officers described in the section entitled “The Merger—Interests of WaFd’s Directors and Executive Officers in the Merger,” the following is a description of each transaction since October 1, 2024 and each currently proposed transaction in which:
•	either WaFd or EverBank has been or is to be a participant;
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of WaFd’s assets at year-end for the last two completed fiscal years; and
•
any of WaFd’s and EverBank’s directors, executive officers or holders of more than 5% of WaFd’s and EverBank’s capital stock, or an affiliate or immediate family member of the foregoing persons, had or will have a direct or indirect material interest.

Shareholders Agreement
In connection with the merger, WaFd entered into the shareholders agreement with certain shareholders of EverBank, including the major investors. Under the shareholders agreement, until the fourth anniversary of the closing, subject to satisfying certain ownership requirements, each major investor (other than funds managed by Bayview Asset Management, initially) will have the right to nominate one director to the WaFd board, and each major investor has committed to vote its shares of WaFd common stock for the election of any legacy WaFd director nominated for election by the WaFd board, subject to ownership thresholds and certain exceptions. The shareholders agreement also provides the major investors with certain board observer rights, registration rights and transfer restrictions. For a more detailed description of the shareholders agreement, see the section entitled “Shareholders Agreement.”
Arrangements between EverBank and TIAA
Transition Services Agreement
On July 31, 2023, as part of the TIAA transaction, EverBank and TIAA entered into a Transition Services Agreement (the “Transition Services Agreement”) for the provision of certain services, including, primarily, technology, systems support, data access, reporting, operational support and knowledge sharing for the varying time frames specified in the Transition Services Agreement, which the parties could agree to extend to ensure an orderly transition of EverBank and EverBank, National Association to a stand-alone legal entity. As of the date hereof, all services under the Transition Services Agreement, other than TIAA’s reporting services in connection with EverBank’s ongoing Regulation W obligations, have been terminated. The costs paid under the Transition Services Agreement for the year ended December 31, 2024 and six months ended June 30, 2025 were $8.5 million and $1.6 million, respectively.
Deposit Products Referral Agreement with TIAA-CREF Individual & Institutional Services, LLC
On July 31, 2023, as part of the TIAA transaction, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), an affiliated broker-dealer of TIAA, entered into a Deposit Products Referral Agreement with EverBank pursuant to which wealth management clients of TC Services may be referred to EverBank for deposit products. TIAA is paid a tiered referral fee of between 20 and 30 basis points based on deposit referral balances in the year. For the year ended December 31, 2025 and the six months ended June 30, 2026, EverBank had received $344 million and $227 million, respectively, in deposit referral balances from TC Services. In addition, for the year ended December 31, 2025 and the six months ended June 30, 2026, EverBank paid $915,000 and $295,000, respectively, in referral fees to TC Services for the deposit referral balances.
Deposit Sweep Program Agreement with TIAA-CREF Individual & Institutional Services, LLC
TC Services offers clients brokerage accounts cleared through an unaffiliated clearing firm. TC Services brokerage clients will, from time to time, have uninvested cash in their brokerage accounts that, under the Deposit Sweep Program Agreement, dated July 31, 2023, between TC Services and EverBank, is swept by the clearing firm into interest-bearing deposit accounts with EverBank. This sweep program is the core facility for TC Services’ clients to hold cash pending investment or distribution. These interest-bearing deposits are primarily held in money market demand accounts with a limited amount held in demand deposit accounts. At December 31, 2025 and June 30, 2026, EverBank had $1.95 billion and $1.79 billion outstanding brokerage sweep deposits, respectively, and $2.27 billion and $2.05 billion outstanding sweep deposits for other deposit accounts for TIAA affiliates, respectively. For the year ended December 31, 2025 and the six months ended June 30, 2026, EverBank paid $5.3 million and $10.5 million, respectively, in fees and expenses related to this activity.
Sweep Program Agreement with TIAA Trust, N.A.
On July 31, 2023, as part of the TIAA transaction, EverBank and TIAA Trust, N.A. (“TIAA Trust”) entered into a deposit sweep program agreement to facilitate the sweep of cash balances to EverBank pending investment, withdrawal or distribution of funds to or on behalf of clients of TIAA Trust. At December 31, 2025 and June 30, 2026, EverBank had $1.13 billion and $929 million outstanding trust sweeps.
Portfolio Loss Sharing Agreement with Teachers Insurance and Annuity Association of America
On July 31, 2023, as part of the TIAA transaction, EverBank entered into a Portfolio Loss Sharing Agreement (the “Loss Share Agreement”) with TIAA to cover potential losses on certain assets. To determine the fair value of the indemnification asset associated with the Loss Share Agreement, EverBank uses a cash flow model to project expected losses on the basket of covered assets as defined under such agreement. The assets covered by the Loss Share Agreement represent those assets held by EverBank as of the closing of the TIAA transaction including loans and leases, equipment under operating leases, foreclosed real estate, repossessed or returned equipment and other repossessed assets of EverBank. The Loss Share Agreement is in place for 20 quarters following the close of the TIAA transaction with covered losses representing 90% of losses that exceed $312.0 million up to a limit of $500.0 million. At December 31, 2025 and June 30, 2026, the indemnification asset associated with the Loss Share Agreement was determined not to have significant value as no payment is expected to occur over the next 12 quarters based on current loss expectations. EverBank periodically monitors for potential increases in the expected losses.
Investment Services Agreement with Nuveen Alternatives Advisors, LLC
On July 31, 2023, as part of the TIAA transaction, EverBank entered into an Investment Services Agreement with Nuveen Alternatives Advisors, LLC (“Nuveen”) to retain a registered investment adviser to provide limited investment advice and other services with respect to EverBank’s institutional multi-class asset portfolio. For the year ended December 31, 2025 and the six months ended June 30, 2026, EverBank paid $3.6 million and $1.5 million, respectively, in fees and expenses to Nuveen.
Retirement Reserves Bank Agreement with TIAA Trust, N.A.
On July 14, 2023, as part of the TIAA transaction, EverBank entered into a Retirement Reserves Bank Agreement (the “Retirement Reserves Bank Agreement”) with TIAA Trust, pursuant to which EverBank provides a deposit program, whereby TIAA Trust offers TIAA individual retirement accounts a bank deposit option for investing into one or more deposit accounts to be maintained at EverBank. In connection with signing of the Retirement Reserves Bank Agreement, the parties concurrently entered into the Deposit Account Terms and Conditions Agreement, which established the omnibus account with EverBank. For the year ended December 31, 2025 and the six months ended June 30, 2026, EverBank paid $3.3 million and $1.8 million, respectively, in fees and expenses to TIAA Trust.
Other Transactions
Some of EverBank’s and WaFd’s directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of EverBank or WaFd Bank, as applicable, or have had banking transactions with EverBank or WaFd Bank in the ordinary course of their respective businesses. Each of EverBank and WaFd expects to have banking transactions with such persons in the future. In the opinion of the management of EverBank and WaFd, respectively, all loans and commitments to lend included in those transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features.
For additional information, please refer to WaFd’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2025.

MANAGEMENT FOLLOWING THE MERGER
Executive Officers and Directors of the Combined Company
As of the merger effective time, the combined company board will be fixed at 13 directors, comprised of seven legacy EverBank directors designated by EverBank, including Robert Radway and Greg Seibly, and six legacy WaFd directors designated by WaFd, including Brent Beardall and five other independent directors, in each case designated prior to the merger effective time. As of the merger effective time, the combined company board shall be divided into three classes, such that each class consists of two legacy WaFd directors and at least two legacy EverBank directors as provided for in the shareholders agreement. The classes for each such director have not yet been finally determined.
The following table sets forth the name, age as of October 15, 2026 and position of each of the individuals who are expected to serve as executive officers and directors of the combined company.

Name	Age	Position
Executive Officers
Greg Seibly	63	Chief Executive Officer and Director
Brent Beardall	53	President and Director
Patrick Rusnak	62	Chief Financial Officer
Seth Waller	54	Chief Credit Officer
Mercy Anne Martin	52	Chief Risk Officer
Mark Baum	52	General Counsel and Corporate Secretary
Kim Robison	56	Chief Operating Officer, Regional Banking
Non-Employee Directors
Robert Radway	66	Chairman of the Board
Erin Hill	55	Director
Sylvia R. Hampel	60	Director
Sean B. Singleton	53	Director
Bradley M. Shuster	71	Director
M. Max Yzaguirre	66	Director
Eric Friedman	41	Director
Christopher Doody	53	Director
Milton Berlinski	70	Director
David Fawer	57	Director
David Nason	56	Director

Executive Officers
Greg Seibly
Chief Executive Officer
Greg Seibly has served as Chief Executive Officer and member of the Board of Directors of EverBank since 2023. Prior to joining EverBank, Mr. Seibly was the President and Head of Regional Banking at MUFG Union Bank from March 2020 until February 2023 and the President and CEO of the Federal Home Loan Bank of San Francisco from May 2016 to February 2020. He previously served as CEO of Sterling Financial from 2009-2014, and President of Consumer Banking at Umpqua Bank from 2014-2016, following the sale of Sterling to Umpqua. Throughout his years of experience, Mr. Seibly has overseen commercial banking, real estate industries, consumer and community banking (including PurePoint Financial), small business and business banking, consumer lending, investment banking, and wealth management businesses, as well as corporate social responsibility programs. He has extensive experience with the three lines of defense, technology, operations, and all facets of support services. Mr. Seibly previously served on the boards of directors of the Pacific Coast Banking School and the Consumer Bankers Association. He has also served as a member of the boards of directors of the California Bankers Association and the Washington Bankers Association. Mr. Seibly earned a Bachelor of Science in Finance from Indiana University.

Brent Beardall
President
Brent Beardall is the President and Chief Executive Officer of WaFd Bank. Mr. Beardall joined WaFd Bank in 2001 as Vice President and Controller. In 2003, he was promoted to Chief Financial Officer, a position he served in for eleven years prior to being assigned to his current role with responsibility for all client-facing activities of the bank. He was awarded the title of President in 2016. On April 1, 2017, he became only the sixth Chief Executive Officer in the bank’s 100-year history. In January 2022, Mr. Beardall was appointed Vice Chairman of the Board.
Patrick Rusnak
Chief Financial Officer
Patrick “Pat” Rusnak has served as Executive Vice President and Chief Financial Officer since August 2025. Prior to assuming his current role, Mr. Rusnak served as Executive Vice President, Corporate Development & Strategy at EverBank from January 2023 to August 2025 and as a consultant to EverBank from October 2023 to December 2023. Before joining EverBank, Mr. Rusnak served as Chief Financial Officer and Senior Advisor at Forbright Bank from September 2022 to September 2023. Earlier, he served as a teacher at Archbishop Wood High School from January 2022 to June 2022. Mr. Rusnak previously served as Chief Financial Officer of PacWest Bancorp and Sterling Financial Corp.
Seth Waller
Chief Credit Officer
Seth Waller has served as EverBank’s Executive Vice President & Chief Risk Officer since 2024. Prior to becoming CRO, he served as the bank’s Chief Credit Officer from 2012 to 2024. With more than 30 years of experience, Mr. Waller’s career has focused on bank credit and risk management. Prior to joining EverBank, he served as Senior Vice President, Chief Credit Officer, Consumer Lending at U.S. Bank in Cincinnati. Earlier in his career, Mr. Waller held senior credit and risk management positions with GE Capital and Bank of America. He is a 2012 graduate of the Consumer Bankers Association’s Executive Banking School, and he has served on the school’s faculty since his graduation. He currently serves as the Chairman of the Board for ProSight Financial Association, a leading industry association dedicated to strengthening the financial services industry. He holds professional industry designations in Credit Risk Certification (CRC) and as a Lean Six Sigma Black Belt and Certified Enterprise Risk Professional (CERP). Mr. Waller attended the United States Naval Academy and holds a bachelors degree from the University of West Florida and an MBA in Finance from the University of North Carolina at Charlotte.
Mercy Anne Martin
Chief Risk Officer
Mercy Anne Martin is the Executive Vice President and Chief Compliance Officer at EverBank, where she leads enterprise-wide compliance and financial crimes strategy and governance. Prior to joining, she served as Deputy Chief Audit Executive and Chief Operations Officer at Truist Financial Corp, overseeing audit delivery, strategic initiatives, and audit practices including QA and methodology. Previously, at MUFG, she held several executive roles across the three lines of defense, including Division Audit Executive, Head of Enterprise Risk and Strategic Risk and Head of the Central Risk and Controls Office. Throughout her career, Mercy Anne has held senior leadership roles in audit, finance, HR and risk management at TD Bank, PMRS and Goldman Sachs. She began her financial services career at KPMG LLP as an external assurance associate covering financial services. Mercy Anne is a graduate of the University of Notre Dame and a Certified Public Accountant.
Mark Baum
General Counsel and Corporate Secretary
Mark Baum serves as Executive Vice President, General Counsel and Corporate Secretary of EverBank. Since joining EverBank in 2003, he has served in a variety of leadership roles, supporting the bank’s directors, executive management team, and associates on a broad range of strategic, bank regulatory, corporate governance, and risk management matters. Prior to joining EverBank, Mr. Baum practiced law at the international firm of LeBoeuf, Lamb, Greene & MacRae, LLP, where he represented public and private companies in a variety of corporate and securities law matters. Mr. Baum currently serves as a Director of the MaliVai Washington Youth Foundation, which promotes academic achievement and positive life skills through after-school and summer youth development programs in Jacksonville’s Urban Core. He is a graduate of the University of Michigan and received a Juris Doctor and a Master of Business Administration degree from the University of Florida. Mr. Baum completed the TIAA/UNC-Chapel Hill Kenan-Flagler Business School Accelerated Leaders Program.
Kim Robison
Chief Operating Officer, Regional Banking
Kim Robison joined WaFd Bank in 2008 and currently serves as the Executive Vice President and Chief Operating Officer, with more than 35 years of experience in the banking industry. Ms. Robison is responsible for Information Technology, consumer deposit and treasury operations, consumer and commercial loan operations and servicing, branch physical security, WaFd Bank’s ATM and cash recycler fleet, and payment operations such as wires and ACH.
Non-Employee Directors
Robert Radway
Chairman of the Board
Mr. Radway has served as the Chairman of the Board of Directors of EverBank since 2023. He previously was the Founder, Chairman and CEO of NXT Capital from 2010 to 2018 when it was sold to ORIX Corporation USA for approximately $1 billion. During his tenure, he led the company into becoming a large middle-market lender and asset manager with roughly $12 billion in committed capital under management. Mr. Radway retired from NXT in 2020 and remained a consultant to the company until 2021. Mr. Radway also led the formation and successful development of Merrill Lynch Capital, a division of Merrill Lynch Bank USA, from its inception in 2001 until its 2008 sale to GE Capital. Under Mr. Radway’s leadership, Merrill Lynch Capital grew into a leading commercial finance company with nearly $15 billion in loans on its balance sheet and roughly $13 billion in loan commitments managed for third parties. Prior to Merrill Lynch, Mr. Radway held senior leadership positions with Heller Financial, Inc. and the Finova Group. From 2014 to 2022, Mr. Radway served as a member of the board of directors of CDK Global, Inc., a provider of software and technology solutions for automotive retailers. He served on CDK’s Audit and Compensation Committees and as Lead Director on the 2022 sale of the company to Brookfield Business Partners for $6.4 billion. Mr. Radway earned a Bachelor of Science from Syracuse University and a Master of Business Administration from Santa Clara University.
Erin Hill
Director
Erin Hill has served as a director of WaFd, Inc. since March 2026. She is the Executive Director of the Financial Accounting Foundation, the parent of the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB), which establish U.S. generally accepted accounting principles (GAAP). Previously, Ms. Hill served as Chief Administrative Officer of BNY, the world’s largest custodian bank. At JPMorgan Chase, she served as Head of Consumer Banking and Wealth Management, leading more than 50,000 bankers and financial advisors across 5,500 branches nationwide, and as Chief Financial Officer of its private equity business. Earlier in her career, she practiced corporate mergers and acquisitions law at Wachtell, Lipton, Rosen & Katz and began her career as an auditor at Arthur Andersen. Ms. Hill brings more than three decades of executive leadership experience in financial services, accounting, financial reporting, risk management, and corporate governance, including experience overseeing complex financial institutions and leading large-scale operations.
Ms. Hill serves on the board of Junior Achievement Worldwide where she is a member of its Audit and Investment Committees. Her prior board service includes JPMorgan Securities LLC, the U.S. Secretary of Defense Business Board, the National League of Young Men, and Her Justice.
Ms. Hill is an attorney and a Certified Public Accountant (CPA). She received her undergraduate degree in accounting from Fordham University and her M.B.A. and Juris Doctor from Columbia University. She has held FINRA Series 7, 9, 10, 24, and 66 registrations and is a member of the American Bar Association and the American Institute of Certified Public Accountants.
Sylvia R. Hampel
Director
Sylvia R. Hampel has served as a director of WaFd since 2021. Ms. Hampel holds a degree in Aviation Management/Business and spent 10 years as an air traffic controller before transitioning to entrepreneurship. From 1995 to 2020, she served as Chief Executive Officer and President of Clearview Cleaning, which she founded and grew into a successful, multi-million-dollar business employing more than 500 people and operating over 450 custodial teams throughout Idaho and three other western states. She successfully exited the business through its sale to KBS, a facility services giant. Ms. Hampel currently serves as an independent consultant to small businesses. She is also a licensed real estate broker and owns Toucan Development, LLC, a real estate development company. In addition, she serves on the boards of directors of NACD ( National Association of CEO Directors) , Boise State University College of Business and Economics, as well as on the advisory board of Okipa, Ltd. Ms. Hampel brings to the board a distinctive combination of operational experience, entrepreneurial vision, strategic problem-solving skills, and expertise in building, scaling, and successfully exiting a business.
Sean B. Singleton
Director
Sean B. Singleton has served as a director of WaFd since 2021. Mr. Singleton has been Managing Principal at Oglethorpe Capital since 2013 and a U.S. venture partner for Beaten Zone Ventures since 2024. In addition to his work at Oglethorpe Capital, Mr. Singleton is a Cyber and Tech Center Visiting Fellow with the National Security Institute, at George Mason University, and was a 2024-2025 Bochnowski Veteran Fellow at the Hoover Institution. He served as Vice President of Business Development at Tectus (dba Mojo Vision) from 2019 to 2024 and as Partner and Vice President of Business Development at America’s Frontier Fund from 2022 to 2024. He served as the placement agent for Franklin Venture Partners from 2018 to 2020 and was the Director of Business Development for the Defense Innovation Unit from 2016 to 2018. Mr. Singleton is also a member of the board of directors of Vali Cyber, a cybersecurity software company, and serves as a strategic advisor numerous venture capital backed entities. Mr. Singleton’s experience in capital markets and fintech venture capital and his focus on financial literacy will guide board strategy toward using data to improve the client experience and drive value for both clients and shareholders.
Bradley M. Shuster
Director
Bradley M. Shuster has served as a director of WaFd since March 2024, having joined the WaFd board in connection with WaFd’s acquisition of Luther Burbank Corporation. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. since January 2019. Mr. Shuster founded NMI Holdings, Inc. and served as its Chairman and Chief Executive Officer from 2012 to 2018. He also serves as Chairman of the Board of McGrath RentCorp and was previously a member of the board of directors of U.S. Mortgage Insurers, and an independent director of Luther Burbank Corporation. In addition to his operating experience in managing complex businesses, Mr. Shuster is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Shuster’s experience leading a public company, as well as his service on public company boards, gives him valuable insight and enables him to make significant contributions as a member of the board.
M. Max Yzaguirre
Director
M. Max Yzaguirre has served as a director of WaFd since March 2024, having joined the WaFd board in connection with WaFd’s acquisition of Luther Burbank Corporation. Mr. Yzaguirre has served as a board director of Altria Group, Inc. since May 2022 and as a board director of Solaris Energy Infrastructure, Inc. since January 2025. Mr. Yzaguirre previously served as an independent director of Luther Burbank Corporation from 2021 to 2024, on the board of Aris Water Solutions from 2021 to 2025, on the boards of BBVA USA Bancshares, Inc. and BBVA USA Bank from 2009 to 2021 and on the boards of Texas Regional Bancshares and Texas State Bank from 2000 to 2006. From 2006 to 2017, Mr. Yzaguirre served as Chief Executive Officer of the Yzaguirre Group, LLC, a business and public affairs strategic advisory firm. He served as Executive Chairman of Forbes Bros. Holdings, Ltd., an energy infrastructure construction company, from 2019 to 2021 and as its U.S. Chairman and Chief Executive Officer from 2017 to 2019, and was Chairman and Chief Executive Officer of Isolux Ingenieria USA, L.L.C. from 2011 to 2013. Mr. Yzaguirre’s extensive knowledge of banking and executive management roles, as well as his service on public company boards, gives him valuable insight and enables him to make significant contributions as a member of the board.
Milton Berlinski
Director
Milton Berlinski has served as a member of the Board of Directors of EverBank since 2023. Mr. Berlinski is the Managing Partner and Co-Founder of Reverence Capital Partners, a private investment firm. Mr. Berlinski co-founded Reverence Capital Partners in June 2013 and previously spent 26 years at Goldman Sachs where he was a partner of the firm. Mr. Berlinski currently serves on the board of directors for Russell Investments, Venerable Holdings (HoldCo), Osaic (f/k/a Advisor Group), Allspring Global Investments, CAIS, SEIA, Flagstar Financial (f/k/a New York Community Bank), Sunstar Insurance Group, Envestnet, Inc, and Eide Bailly. He formerly served on the board of directors for Kabbage, Diamond Resorts, Victory Capital, and Transact, among others. Philanthropically, Mr. Berlinski continues to serve as a member of the boards of directors of Ronald McDonald House, the Advisory Board of the Wharton School, The Mount Sinai Department of Surgery Advisory Board, the New America Alliance, and Sponsors for Educational Opportunity. Mr. Berlinski earned a B.A. in Engineering from California State University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
David Fawer
Director
David Fawer has served as a member of the Board of Directors of EverBank since 2023 and is currently a Senior Advisor to Sixth Street. In over three decades of work across the financial services industry, Mr. Fawer was a Senior Managing Director of Blackstone Inc.’s Real Estate Debt Strategies Group, Vice Chairman of OneWest Bank, N.A., a partner at Dune Capital, and various roles at Goldman, Sachs & Co. Mr. Fawer started his career at the law firm of Cleary, Gottlieb, Steen & Hamilton. Mr. Fawer earned a B.A. with Distinction from the University of Michigan and J.D. magna cum laude from Boston University. Mr. Fawer currently serves on the Board of Directors of SP Holding Enterprises.
Eric Friedman
Director
Eric Friedman is a Managing Director based in New York, joined Warburg Pincus in 2009, and is a member of the Capital Solutions team and was previously in the firm’s Financial Services group. Prior to joining Warburg Pincus, Eric worked at Goldman Sachs in the Fixed Income Currency and Commodities Advisory group where he specialized in principal transactions in the consumer finance sector. He is a Director of EverBank, Exeter, LendingPoint, and Mariner Finance, and has been involved in the firm’s investments in Sterling, SCUSA, Triton Container, Ascentium Capital, Aquila Air Capital and Newfi Lending. Eric holds a BS in Economics from the Wharton School of the University of Pennsylvania as well as an MS and BS in Systems Engineering from the University of Pennsylvania.
David Nason
Director
David Nason has served as a member of the Board of Directors of EverBank since 2023. Mr. Nason joined TIAA in 2019 and is currently the Chief Executive Officer for TIAA Wealth Management and Advice Solutions. He previously held the positions of TIAA Chief Operating Officer and Chief Legal, Risk and Compliance Officer. Prior to joining TIAA, Mr. Nason held various executive management positions serving as President and CEO of GE Energy Financial Services, Chief Regulatory and Compliance Officer at GE Capital, and the U.S. Senate-confirmed Assistant Secretary for Financial Institutions for the U.S. Treasury. Mr. Nason currently serves as a member of the Board of Directors of IntraFi Network and the Board of Advisors for the Hospital for Special Surgery in New York City. He earned a Bachelor of Science in Business Administration in Finance from American University in Washington, D.C., and a J.D. from American University’s Washington College of Law, where he graduated summa cum laude.
Christopher Doody
Director
Christopher Doody has served as a member of the Board of Directors of EverBank since 2023. In 2002, Mr. Doody joined Stone Point Capital, a financial services-focused private equity firm where he currently serves as a Managing Director. Mr. Doody is currently a member of the boards of directors of Parkway Bancorp, Preston Hollow Capital, and DMG Bancshares. He also previously served as a member of the boards of directors of Tristate Capital Holdings, Inc., Independent Bank Group, Standard Bancshares, Inc., HCBF Holding Company, Inc., and Grandpoint Capital, Inc. He earned a B.A. from Middlebury College and an MBA from the Columbia Business School.

Family Relationships
There are no family relationships among any of the current WaFd directors and executive officers, and there are no family relationships among any of the proposed combined company directors and officers. Except as provided in the merger agreement and the shareholders agreement, there are no arrangements or understandings with another person under which the directors and executive officers of the combined company were or are to be selected as a director or executive officer. Additionally, no director or executive officer of the combined company is involved in legal proceedings which require disclosure under Item 401 of Regulation S-K.
Director Independence
Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.
WaFd and EverBank expect that the WaFd board will determine that each of Erin Hill, Sylvia R. Hampel, Sean B. Singleton, Bradley M. Shuster, M. Max Yzaguirre, Robert Radway, Eric Friedman, Christopher Doody, Milton Berlinski, David Fawer and David Nason qualifies as an “independent director” as defined under Nasdaq listing rules, and that Greg Seibly, who will serve as Chief Executive Officer of the surviving corporation, and Brent Beardall, who will serve as President of the surviving corporation, will not qualify as independent directors. In making these determinations, the WaFd board will consider the current and prior relationships that each director has with WaFd and EverBank and all other facts and circumstances that the WaFd board deems relevant in determining the independence of each director, including the interests of each director in the merger, any relevant related party transactions and the beneficial ownership of securities of WaFd or EverBank by each director.
Board Committees
If the merger is completed, the WaFd board is expected to maintain an audit committee, a compensation committee and a nominating and corporate governance committee. As of the date of this proxy statement, the members and chairs of each committee have not yet been determined.
Each member of the audit committee must be an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of the audit committee must be able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the WaFd board will examine each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The financial expert serving on the audit committee must qualify as a financial expert within the meaning of SEC regulations and must meet the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the WaFd board will consider the financial expert’s formal education and previous and current experience in financial and accounting roles. Both the independent registered public accounting firm of the surviving corporation and its management will periodically meet privately with the audit committee.
Each member of the compensation committee must be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and must satisfy the Nasdaq independence requirements.

OTHER MATTERS
Other Matters for Action at the Special Meeting
As of the date of this proxy statement, the WaFd board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE SHAREHOLDER PROPOSALS
WaFd will hold a regular annual meeting of shareholders in 2027 (the “2027 annual meeting”). Under SEC rules, a shareholder who intended to present a proposal, other than director nominations, at the 2027 annual meeting and who wished the proposal to be included in the proxy statement for that meeting was required to submit the proposal in writing to Cathy Cooper at WaFd’s principal executive offices no later than August 21, 2026, and the proposal must have complied with the requirements of Rule 14a-8 under the Exchange Act. Accordingly, the deadline for submitting shareholder proposals for inclusion in WaFd’s proxy materials for the 2027 annual meeting has passed.
Shareholders who wish to propose a matter for action at the 2027 annual meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify WaFd in writing of the information required by the provisions of WaFd’s bylaws dealing with shareholder proposals and director nominations. Under WaFd’s bylaws, such notice was required to be delivered to, or mailed and received at, WaFd’s principal executive offices, to the attention of Cathy Cooper, no later than 90 days prior to the anniversary date of the mailing of proxy materials by WaFd in connection with WaFd’s 2026 annual meeting of shareholders, or no later than September 20, 2026. Accordingly, the deadline for submitting such proposals and nominations has passed. You can obtain a copy of WaFd’s bylaws by writing to Cathy Cooper at the address below.
In addition to satisfying the foregoing requirements under WaFd’s bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than WaFd’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the shares of WaFd common stock entitled to vote on the election of directors, no later than December 5, 2026. Any such shareholder must also have satisfied the advance notice deadline under WaFd’s bylaws described above.
The WaFd board is responsible for selecting and recommending director candidates and will consider nominees recommended by shareholders. If you wish to have the WaFd board consider a nominee for director, you must send a written notice to Cathy Cooper at the address set forth below and include the information required by WaFd’s bylaws.
Shareholder proposals and nominations should be sent to: Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101.

HOUSEHOLDING OF PROXY MATERIAL
The SEC permits a single set of proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces our mailing and printing expenses. If you and other residents at your mailing address own shares of WaFd common stock, you may have only received one set of proxy materials, unless we have received contrary instructions from you. If you would like to receive your own set of proxy materials in the future, or if you share an address with another WaFd shareholder and together both of you would like to receive in the future only a single set of materials, please write to Cathy Cooper, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101 or call (206) 624-7930.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file, or portions of documents we file, with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.
We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on November 19, 2025;
•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2025, filed with the SEC on February 4, 2026, March 31, 2026, filed with the SEC on May 5, 2026 and June 30, 2026, filed with the SEC on August 4, 2026;

•
information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2025, and the portions of any subsequent filings on Form 8-K made for the purposes of updating such information; and

•
our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 12, 2025, February 3, 2026, February 4, 2026, March 2, 2026, May 12, 2026 and September 8, 2026 (other than documents or portions of those documents deemed to be furnished but not filed).

Copies of any of the documents we file with the SEC may be obtained free of charge on our website and the SEC’s website. You may also request copies of this proxy statement and any of the documents incorporated by reference into this proxy statement or other information concerning WaFd, without charge, by telephone or written request directed to:
Attention: Cathy Cooper
WaFd, Inc.
425 Pike Street
Seattle, Washington 98101
(206) 624-7930
In order for you to receive timely delivery of the documents in advance of the special meeting of WaFd shareholders to be held on December 16, 2026, your request for such information must be received no later than five business days prior to the date of the special meeting, by December 9, 2026.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE IT WAS FIRST MAILED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES OF
EVERBANK FINANCIAL CORP
Condensed Consolidated Financial Information (unaudited) as of June 30, 2026 and December 31, 2025 and for the Six Months Ended June 30, 2026 and 2025
Condensed Consolidated Financial Information as of December 31, 2025 and 2024
and for the Years Ended December 31, 2025, 2024 and 2023

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of June 30, 2026 and December 31, 2025
(Dollars in thousands, except share data)

	June 30, 2026	December 31, 2025
Assets
Cash and due from banks	$79,917	$43,761
Interest-bearing deposits in banks	795,131	1,000,080
Total cash and cash equivalents	875,048	1,043,841
Investment securities:
Available for sale, at fair value	7,856,094	8,199,801
Held to maturity (fair value of $26,159 and $26,685 at June 30, 2026 and December 31, 2025, respectively)	27,729	28,091
Equity securities	19,018	19,295
Other investments	370,853	385,207
Total investment securities	8,273,694	8,632,394
Loans and leases held for investment:
Loans and leases held for investment	37,063,774	35,903,751
Allowance for loan and lease losses	(310,291)	(285,922)
Total loans and leases held for investment, net	36,753,483	35,617,829
Other assets	799,655	753,795
Total Assets	$46,701,880	$46,047,859
Liabilities
Deposits:
Noninterest-bearing	$1,971,742	$1,467,727
Interest-bearing	35,693,281	35,342,412
Total deposits	37,665,023	36,810,139
Other borrowings	3,860,000	4,235,000
Subordinated notes payable and trust preferred securities	402,362	401,504
Accounts payable and accrued liabilities	821,949	800,010
Total Liabilities	42,749,334	42,246,653
Stockholders’ Equity
Series A 6.50% non-cumulative perpetual preferred stock (preferred stock), $0.01 par value (liquidation preference of $1,000 per share; 675,000 shares authorized, issued and outstanding at June 30, 2026 and December 31, 2025)	550,800	550,800
Common stock–Class A, $0.01 par value (20,000,000 shares authorized at June 30, 2026 and December 31, 2025; 10,437,434 issued and outstanding at June 30, 2026 and December 31, 2025)	104	104
Common stock–Class B, $0.01 par value (20,000,000 shares authorized at June 30, 2026 and December 31, 2025; 10,319,662 issued and outstanding at June 30, 2026 and December 31, 2025)	104	104
Additional paid-in capital	3,085,801	3,081,297
Retained earnings	291,592	134,493
Accumulated other comprehensive income	24,145	34,408
Total Stockholders’ Equity	3,952,546	3,801,206
Total Liabilities and Stockholders’ Equity	$46,701,880	$46,047,859

See accompanying notes to unaudited condensed consolidated financial information.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the Six Months Ended June 30, 2026 and 2025
(Dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Interest Income
Interest and fees on loans and leases	$1,015,584	$854,036
Interest and dividends on investment securities	196,019	271,739
Other interest income	16,634	21,079
Total Interest Income	1,228,237	1,146,854
Interest Expense
Deposits	557,915	536,916
Other borrowings and other interest expense	70,315	86,862
Total Interest Expense	628,230	623,778
Net Interest Income	600,007	523,076
Provision (Benefit) for Credit Losses	6,103	38,219
Net Interest Income after Provision for Credit Losses	593,904	484,857
Noninterest Income
Loan fee income	19,680	12,102
Leasing income	26,381	27,865
Bargain purchase gain	—	13,863
Other	5,821	4,501
Total Noninterest Income	51,882	58,331
Noninterest Expense
Compensation	166,195	172,824
Occupancy and equipment	68,150	60,446
General and administrative expense	111,010	113,386
Total Noninterest Expense	345,355	346,656
Income Before Provision for Income Taxes	300,431	196,532
Provision for Income Taxes	79,310	50,210
Net Income	$221,121	$146,322
Less: Preferred Stock Dividends	21,938	21,938
Net Income Allocated to Common Stockholders	$199,183	$124,384

See accompanying notes to unaudited condensed consolidated financial information.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
For the Six Months Ended June 30, 2026 and 2025
(Dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Net Income	$221,121	$146,322
Unrealized holding gains (losses) on available for sale debt securities
Net unrealized gains (losses) due to changes in fair value	(20,696)	39,176
Reclassification of unrealized (gains) losses to other noninterest income	(27)	2,036
Tax effect	5,480	(10,498)
Change in unrealized holding gains (losses) on available for sale debt securities	(15,243)	30,714
Fair market value of interest rate cash flow swaps
Net unrealized gains (losses) due to changes in fair value	27,340	(61,471)
Reclassification of (gains) losses to other borrowings and other interest expense	(20,416)	(43,365)
Tax effect	(1,944)	26,780
Increase (decrease) in fair market value of interest rate cash flow swaps	4,980	(78,056)
Other comprehensive income (loss), net of tax	(10,263)	(47,342)
Comprehensive Income	$210,858	$98,980

See accompanying notes to unaudited condensed consolidated financial information.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)
For the Six Months Ended June 30, 2026 and 2025
(Dollars in thousands)

	Stockholders’ Equity
	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss), Net of Tax	Total Equity
Balance, December 31, 2024	$550,800	$208	$3,071,722	$9,447	$56,401	$3,688,578
Net income	—	—	—	146,322	—	146,322
Other comprehensive income (loss)	—	—	—	—	(47,342)	(47,342)
Stock-based grants	—	—	4,264	—	—	4,264
Dividends on preferred stock	—	—	—	(21,938)	—	(21,938)
Dividends on common stock(1)	—	—	—	(61,277)	—	(61,277)
Balance, June 30, 2025	$550,800	$208	$3,075,986	$72,554	$9,059	$3,708,607
Balance, December 31, 2025	$550,800	$208	$3,081,297	$134,493	$34,408	$3,801,206
Net income	—	—	—	221,121	—	221,121
Other comprehensive income (loss)	—	—	—	—	(10,263)	(10,263)
Stock-based grants	—	—	4,504	—	—	4,504
Dividends on preferred stock	—	—	—	(21,938)	—	(21,938)
Dividends on common stock(1)	—	—	—	(42,084)	—	(42,084)
Balance, June 30, 2026	$550,800	$208	$3,085,801	$291,592	$24,145	$3,952,546

(1)
Dividends on common stock includes dividends declared to holders of outstanding common stock and dividend equivalents for holders of service-based stock options which are expected to be exercised in the future.

See accompanying notes to unaudited condensed consolidated financial information.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2026 and 2025
(Dollars in thousands)

	Six Months Ended June 30,
	2026	2025
Operating Activities:
Net income	$221,121	$146,322
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of premiums/discounts and deferred origination costs on investment securities and loans	(15,814)	(10,544)
Depreciation and amortization of tangible and intangible assets	14,711	12,972
Deferred income taxes (benefit)	53,446	27,161
Provision (benefit) for loan and lease losses	6,103	38,219
Realized (income) loss from hedging activities	(990)	—
(Gain) loss on sale of securities	(2,372)	(1,715)
(Gain) loss on extinguishment of debt, net	—	(311)
Change in derivative collateral	50,683	—
Bargain purchase gain	—	(13,863)
Stock-based compensation expense	4,504	4,264
(Gain) loss on sale of loans	(507)	(1,029)
Changes in operating assets and liabilities:
Other assets	(3,980)	(181,346)
Accounts payable and accrued liabilities	(32,583)	(21,775)
Other operating activities, net	(28,688)	(1,169)
Net cash provided by (used in) operating activities	265,634	(2,814)
Investing Activities:
Investment securities available for sale:
Purchases	(924,631)	(641,013)
Proceeds from sales	123,274	200,769
Proceeds from payments and maturities	1,107,090	1,010,226
Proceeds from prepayments and maturities of held to maturity securities	304	391
Purchases of other investments	(270,796)	(265,313)
Proceeds from sales of other investments	285,150	235,125
Purchase of loans and leases held for investment	(1,156,827)	(2,642,077)
Sales of loans and leases held for investment	27,954	112,508
Other net change in loans and leases held for investment	(50,349)	(297,365)
Purchases of premises and equipment, including equipment under operating leases	(37,664)	(12,498)
Proceeds from sales of premises and equipment, including equipment under operating leases	49,116	15,736
Proceeds related to sale or settlement of other real estate owned	2,986	4,399
Proceeds from settlement of foreclosure claims receivable	14,342	22,167
Net cash received from business combination	—	967,333
Other investing activities	(17,761)	2,099
Net cash provided by (used in) investing activities	(847,812)	(1,287,513)
Financing Activities:
Net increase (decrease) in nonmaturity deposits	1,299,811	2,138,269
Net increase (decrease) in time deposits	(444,173)	(1,272,082)
Net change in short-term Federal Home Loan Bank advances	(525,000)	875,000
Proceeds from long-term Federal Home Loan Bank advances	3,170,000	1,435,000
Repayments of long-term Federal Home Loan Bank advances, including early extinguishment	(3,020,000)	(1,534,689)
Dividends paid	(67,253)	(84,345)
Net cash provided by (used in) financing activities	413,385	1,557,153
Net change in cash and cash equivalents	(168,793)	266,826
Cash and cash equivalents at beginning of period	1,043,841	663,780
Cash and cash equivalents at end of period	$875,048	$930,606

	2026	2025
Supplemental Schedules of Noncash Investing Activities:
Loans transferred from held for investment to held for sale	$27,447	$65,077
Leases transferred from held for investment to equipment under operating leases	27,986	38,558
Loans transferred to foreclosure claims	13,639	25,805
Fair value of assets acquired in business combination	—	1,050,356
Fair value of liabilities assumed in business combination	—	2,003,826

See Note 5 for disclosures of noncash activities relating to loan transfers.
See accompanying notes to unaudited condensed consolidated financial information.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(Dollars in thousands, except per share data)
1. Organization and Basis of Presentation
a) Organization—EverBank Financial Corp (the Company) is a Delaware corporation and financial holding company headquartered in Jacksonville, Florida. The Company has two subsidiaries: EverBank, National Association (the Bank) and EverBank Funding, LLC. The Bank operates on a national bank charter from its headquarters in Jacksonville, Florida providing banking products and services to commercial and consumer clients nationwide. EverBank Funding, LLC is a Delaware limited liability company that facilitates the pooling and securitization of mortgage loans for issuance into the secondary market.
b) Consolidation and Basis of Presentation—The accompanying unaudited condensed consolidated financial information has been prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP) for interim financial information. Accordingly, it does not include all information or footnotes necessary for a complete presentation of financial position, results of operations, comprehensive income, and cash flows in conformity with U.S. GAAP. The information included in this set of unaudited condensed financial information should be read in conjunction with the audited consolidated financial statements and accompanying notes to the financial statements for the fiscal year ended December 31, 2025. Operating results for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2026. The accompanying unaudited condensed financial information of the Company includes the accounts of the Company, its majority-owned subsidiaries, and variable interest entities (VIEs) where the Company is the primary beneficiary, if applicable. All intercompany balances and transactions have been eliminated in consolidation. The results of operations for acquired companies are included from their respective dates of acquisition.
U.S. GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the condensed financial information and the reported amounts of revenues and expenses during the reporting period. Material estimates relate to the Company’s allowance for credit losses, fair value measurements of investment securities and derivative instruments. Because of the inherent uncertainties associated with any estimation process and future changes in market and economic conditions, it is possible that actual results could differ significantly from those estimates.
The Company has evaluated subsequent events through October 21, 2026, which is the date the condensed consolidated financial information was available to be issued.
c) Reclassification—Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications did not have a material impact on the condensed consolidated financial information.
2. Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
Financial Instruments—Credit Losses—In November 2025, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2025-08, an update to ASC Topic 326, Financial Instruments—Credit Losses: Purchased Loans. The update extends the “gross-up” accounting model, previously limited to purchased financial assets with credit deterioration (PCD), to a broader class of acquired loans defined as Purchased Seasoned Loans (PSLs). PSLs are non-PCD loans that meet certain criteria. The ASU requires acquired loans’ amortized cost basis to be adjusted for expected credit losses at the loan level and removes the Day-1 credit loss expense under the previous model. The amendments are applied prospectively, effective for fiscal years beginning after December 15, 2026, including interim periods. Early adoption is permitted, including adoption in an interim period, applied prospectively to loans acquired on or after the beginning of the interim period or the annual period selected as the date of initial application. The Company elected to early adopt this ASU as of April 1, 2026. See Note 7 for further discussion of the impact of this adoption.
Recently Issued but Not Yet Adopted Accounting Pronouncements
Disclosure Improvements—In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements (ASU 2023-06). The amendments in ASU 2023-06 modify the disclosure or presentation requirements of a variety of topics. Topics with the potential to impact the Company’s financial information include enhanced disclosures regarding cash flow impacts of derivative contracts, enhanced disclosures regarding unused lines of credit and unfunded commitments and disclosures regarding the entity’s liquidation preference regarding preferred stock. The ASU should be applied prospectively. For the Company, the amendments in ASU 2023-06 are effective two years after the date on which the U.S. Securities and Exchange Commission (SEC) removes the related disclosure from Regulation S-X or Regulation S-K becomes effective. Should the SEC not remove the applicable requirements from Regulation S-X by June 30, 2027, the pending amendments in ASU 2023-06 would be removed from the codification. The Company is evaluating the impact of this guidance on the condensed consolidated financial information.
Income Statement—Expense Disaggregation Disclosures—In November 2024, the FASB issued ASU 2024-03, which requires public business entities to disclose additional information about the nature of expenses included on the face of the income statement under ASC 220-40, which is intended to provide investors with more detailed information to better understand an entity’s performance, assess its prospects for future cash flows, and compare its performance over time and with other entities. The ASU requires disclosure, in a tabular format within the notes to the financial statements, of specified expense categories, including purchases of inventory, employee compensation, depreciation, and intangible asset amortization, included within each relevant expense caption presented on the face of the income statement, along with a qualitative description of amounts remaining in each relevant expense caption that are not separately disaggregated. The ASU also requires disclosure of the total amount of selling expenses and, in annual reporting periods, the Company’s definition of selling expenses. The amendments in this ASU are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied either prospectively or retrospectively to all prior periods presented. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
Intangibles—Goodwill and Other Internal-Use Software—In September 2025, the FASB issued ASU 2025-06, which amends certain aspects of the accounting for and disclosure of software costs under ASC 350-40, which is intended to improve the accounting for costs incurred in developing or acquiring internal-use software. The ASU removes the stage-based model and introduces a probable-to-complete recognition threshold, which should allow for the capitalization of costs after project authorization, implementation costs for cloud computing arrangements, and other previously hard to classify costs. The ASU requires disclosures under ASC 360-10 be applied to all capitalized software costs accounted for under ASC 350-40, regardless of how those costs are presented in the financial statements. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2027. Early adoption is permitted, including adoption in an interim period but must be applied as of the beginning of the annual period that includes that interim period. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
Derivatives and Hedging—Hedge Accounting Improvements—In November 2025, the FASB issued ASU 2025-09, which amends ASC 815 to clarify certain aspects of the hedge accounting guidance and to address issues arising from reference rate reform, with the objective of aligning hedge accounting more closely with an entity’s risk management activities. Among other changes, the ASU allows groups of forecasted transactions to be hedged together if they share a similar risk exposure. It also establishes a hedging model for choose-your-rate debt, expands the eligible hedged components of nonfinancial forecasted transactions, eliminates the net written option test in certain interest rate hedges, and addresses the accounting mismatch for certain dual hedge strategies. The amendments are effective for public business entities for fiscal years beginning after December 15, 2026, including interim periods within those years, and one year later for all other entities. Early adoption is permitted. The amendments are applied prospectively, with transition provisions for existing hedging relationships. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its condensed consolidated financial information.
3. Business Combination
On April 1, 2025, the Company purchased 100% of the shares of Sterling Bank and Trust, F.S.B. (Sterling Bank), a wholly owned subsidiary of Sterling Bancorp, Inc., for total consideration of $261,677, and the acquisition was accounted for using the acquisition method, which requires that all assets and liabilities acquired in the transaction be measured at fair value, with certain exceptions as required by U.S. GAAP. In connection with the transaction, the Company acquired 25 physical branches in the Bay Area and Greater Los Angeles, California, along with one branch in Flushing, New York. During the year ended December 31, 2025, a $261,000 cash distribution was made from EverBank, N.A. to the Company to fund the acquisition and subsequently the net assets acquired were contributed to EverBank, N.A. The following table presents the consideration transferred and the preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed, which were recorded at their transaction-date fair values.

April 1, 2025
Allocation of Consideration Transferred
Consideration
Cash consideration	$261,000
Other consideration	677
Total Consideration	$261,677
Assets
Cash	$1,229,010
Available for sale investment securities	254,307
Equity securities	4,869
Other securities	27,713
Residential mortgages loans held for investment	423,423
Commercial real estate loans held for investment	261,338
Other loans held for investment	17,671
Other assets	61,035
Total Assets	$2,279,366
Liabilities
Interest-bearing demand deposits	$1,072,393
Time deposits	873,353
Noninterest-bearing demand deposits	39,026
Other liabilities	19,054
Total Liabilities	$2,003,826
Total identifiable net assets	$275,540
Bargain purchase gain	$13,863

The fair value of assets acquired includes financing receivables for residential mortgages, commercial real estate and other loans held for investment with fair values of $68,379, $32,855, and $4,339, respectively, that are purchased with credit deterioration. For further analysis of these balances refer to Note 7.
The following table presents the fair value, gross contractual, and the best estimate of cash flows not expected to be received at the acquisition date by type of receivable for acquired financing receivables that do not represent purchased financial assets with credit deterioration.

	Residential Mortgages	Commercial Real Estate	Other Loans	Home Equity Lines of Credit	Total
Fair value	$355,044	$228,483	$8,732	$4,600	$596,859
Gross contractual amounts receivable	840,628	316,069	11,247	9,567	1,177,511
Best estimate at acquisition date of cash flows not expected to be collected(1)	390,328	26,196	1,248	3,333	421,105

(1)	Cash flows not expected to be collected includes the effects of both credit losses as well as modeled prepayment assumptions.
Subsequent to signing the stock purchase agreement, the expected transaction closing date was pushed back two months, resulting in additional earnings by Sterling Bank. In addition, favorable changes in market rates and lower than expected closing costs resulted in more favorable transaction accounting. As a result, the Company recognized a bargain purchase gain of $13,863, which is included within noninterest income in the consolidated statements of income for the year ended December 31, 2025. Under the acquisition method of accounting, the measurement period for a transaction is to extend for a period necessary to obtain all available information to facilitate a complete and accurate recording of the transaction as of the acquisition date. This period, however, may not extend beyond a period of one year from the date of acquisition and therefore is closed as of June 30, 2026.
Pro Forma Financial Information (unaudited)
The unaudited pro forma consolidated combined statements of income include the immaterial effect of the accretion of purchase accounting fair value adjustments relating to the Sterling Bank acquisition based on asset and liability valuations as of the acquisition date. The unaudited pro forma consolidated combined statements of income also include immaterial adjustments related to the provision for loan and lease losses and the bargain purchase gain recorded as a result of the transaction. Selected unaudited pro forma results of operations for the six months ended June 30, 2025, assuming the Sterling Bank acquisition had occurred as of January 1, 2024, are as follows:

Six Months Ended June 30, 2025
Revenue(1)	$543,133
Net interest income after provision for loan and lease losses	503,866
Noninterest income	161
Net income from continuing operations	107,367
Net income from continuing operations attributable to common stockholders	85,430

(1)	Revenue represents net interest income before provision plus noninterest income
Sterling Bank’s actual revenue, net interest income after provision for loan and lease losses, noninterest income and net loss from continuing operations before tax included in the Company’s unaudited condensed consolidated statements of income from April 1, 2025 through June 30, 2025:

Revenue(1)	$13,682
Net interest income after provision for loan and lease losses	9,121
Noninterest income	100
Net loss from continuing operations before tax	(10,345)

(1)	Revenue represents net interest income before provision plus noninterest income
4. Investment Securities
The amortized cost, gross unrealized gains, gross unrealized losses, fair value and carrying value of investment securities were as follows as of June 30, 2026 and December 31, 2025:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Amount
June 30, 2026
Available for sale:
Residential collateralized mortgage obligations (CMO) securities–agency	$6,035,960	$40,367	$85,678	$5,990,649	$5,990,649
Residential mortgage backed securities (MBS)–agency	806,878	20	91,655	715,243	715,243
Collateralized loan obligations (CLO)	680,650	407	215	680,842	680,842
Commercial MBS–agency	332,711	4,579	655	336,635	336,635
Corporate securities	54,912	1,638	742	55,808	55,808
U.S. Treasury securities	45,785	—	6,984	38,801	38,801
Municipal securities	2,518	—	32	2,486	2,486
Residential CMO securities–non-agency	14,845	144	489	14,500	14,500
Other asset-backed securities(1)	21,192	—	62	21,130	21,130
Total available for sale securities	$7,995,451	$47,155	$186,512	$7,856,094	$7,856,094

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Amount
Held to maturity:
Residential & commercial MBS–agency	$27,729	$—	$1,570	$26,159	$27,729
Total held to maturity securities	$27,729	$—	$1,570	$26,159	$27,729
Equity securities	$19,761	$624	$1,367	$19,018	$19,018
December 31, 2025
Available for sale:
Residential CMO securities–agency	$5,956,683	$67,877	$70,393	$5,954,167	$5,954,167
Residential MBS–agency	847,949	268	86,687	761,530	761,530
CLO securities	887,150	664	217	887,597	887,597
Commercial MBS–agency	440,319	11,048	205	451,162	451,162
Corporate securities	61,856	1,114	875	62,095	62,095
U.S. Treasury securities	45,885	186	6,664	39,407	39,407
Municipal securities	2,494	3	6	2,491	2,491
Residential CMO securities–non-agency	16,152	191	540	15,803	15,803
Other asset-backed securities(1)	25,305	256	12	25,549	25,549
Total available for sale securities	$8,283,793	$81,607	$165,599	$8,199,801	$8,199,801
Held to maturity:
Residential & commercial MBS–agency	$28,091	$—	$1,406	$26,685	$28,091
Total held to maturity securities	$28,091	$—	$1,406	$26,685	$28,091
Equity securities	$19,761	$801	$1,267	$19,295	$19,295

(1)	Other asset-backed securities represent securities backed by consumer loans other than residential mortgages.
At June 30, 2026 and December 31, 2025, investment securities with fair values of $5,212,541 and $5,909,470, respectively, were pledged to secure other borrowings and other various purposes as required or permitted by law. At June 30, 2026 and December 31, 2025, investment securities with fair values of $99,517 and $105,134, respectively, were pledged as collateral for certain derivative positions and are included in the total amount pledged noted above.
The amortized cost and fair value of debt securities at June 30, 2026, by contractual maturities are shown below. Actual maturities may differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
June 30, 2026
Available for sale:
Within one year	$1,810	$1,809
After one year through five years	30,953	30,321
After five years through ten years	45,320	46,660
After ten years	25,131	18,304
Asset-backed securities(1)	7,892,237	7,759,000
	$7,995,451	$7,856,094
Held to maturity:
Asset-backed securities(1)	$27,729	$26,159

(1)
Asset-backed securities classified as available for sale do not have a single maturity date and are comprised of Commercial MBS, Residential MBS, CLOs, Residential CMO securities (Agency & Non-Agency) and other asset-backed securities. Asset-backed securities classified as held to maturity are comprised of Residential MBS.

The gross gains (losses) realized on available for sale investment sales for the six months ended June 30, 2026 and 2025 are shown below:

	Six Months Ended June 30, 2026
Gross gains (losses) realized on available for sale investments sales	Carrying Value	Gross Gains/(Losses)
Investments sold at a gross gain	$107,681	$2,405
Investments sold at a gross loss	13,227	(39)
Net gains (losses) realized on sales	$120,908	$2,366

	Six Months Ended June 30, 2025
Gross gains (losses) realized on available for sale investments sales	Carrying Value	Gross Gains/(Losses)
Investments sold at a gross gain	$119,763	$384
Investments sold at a gross loss	86,086	(5,383)
Net gains (losses) realized on sales	$205,849	$(4,999)

The gross unrealized losses and fair value of the Company’s debt securities with unrealized losses, aggregated by type of security and the length of time individual securities have been in a continuous unrealized loss position, at June 30, 2026 and December 31, 2025 are as follows:

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2026
Available for sale:
Residential CMO securities–agency	$1,357,395	$17,340	$729,980	$68,338	$2,087,375	$85,678
Residential MBS–agency	53,959	988	658,367	90,667	712,326	91,655
CLO securities	211,585	215	—	—	211,585	215
Commercial MBS–agency	81,928	655	—	—	81,928	655
Corporate securities	—	—	4,211	742	4,211	742
U.S. Treasury securities	20,248	156	18,553	6,828	38,801	6,984
Municipal securities	926	32	—	—	926	32
Residential CMO securities–non-agency	707	3	10,750	486	11,457	489
Other asset-backed securities(1)	21,007	51	123	11	21,130	62
Total available for sale securities	$1,747,755	$19,440	$1,421,984	$167,072	$3,169,739	$186,512
Held to maturity:
Residential & commercial MBS–agency	$696	$5	$25,463	$1,565	$26,159	$1,570
Total held to maturity securities	$696	$5	$25,463	$1,565	$26,159	$1,570
December 31, 2025
Available for sale:
Residential CMO securities–agency	$329,192	$2,257	$940,124	$68,136	$1,269,316	$70,393
Residential MBS–agency	—	—	738,322	86,687	738,322	86,687
CLO securities	81,133	217	—	—	81,133	217
Commercial MBS–agency	62,341	205	—	—	62,341	205
Corporate securities	8,582	123	4,197	752	12,779	875
U.S. Treasury securities	—	—	18,750	6,664	18,750	6,664
Municipal securities	—	—	948	6	948	6
Residential CMO securities–non-agency	282	—	12,574	540	12,856	540
Other asset-backed securities(1)	124	12	—	—	124	12
Total available for sale securities	$481,654	$2,814	$1,714,915	$162,785	$2,196,569	$165,599

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Held to maturity:
Residential & commercial MBS–agency	$—	$—	$25,977	$1,406	$25,977	$1,406
Total held to maturity securities	$—	$—	$25,977	$1,406	$25,977	$1,406

(1)	Other asset-backed securities represent securities backed by consumer loans other than residential mortgages.
For its available for sale securities, the Company recorded an allowance for credit losses of $39 and $51 at June 30, 2026 and December 31, 2025, respectively. For its held to maturity securities, the Company did not record an allowance for credit losses at June 30, 2026 or December 31, 2025.
5. Loans Held for Sale
Loans are classified as held for sale when the Company intends to sell such loans in the foreseeable future rather than hold them for investment. These loans are carried at the lower of cost or fair value. There were no outstanding loans held for sale as of June 30, 2026 and December 31, 2025.
During the six months ended June 30, 2026 and 2025, the Company transferred and subsequently sold loans from its held for investment portfolio. The following is a summary of cash flows related to transfers accounted for as sales for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025
Proceeds received from nonsecuritization sales–residential(1)	$27,954	$64,151
Proceeds received from nonsecuritization sales–commercial finance	—	48,357
Total proceeds received from nonsecuritization sales	$27,954	$112,508

(1)	Included in this amount are government-insured pool buyouts.
The following is a summary of transfers of loans from held for investment to held for sale and transfers of loans from held for sale to held for investment for the six months ended June 30, 2026 and 2025.

	Six Months Ended June 30,
Loans Transferred from Held for Investment (LHFI) to Held for Sale (LHFS)	2026	2025
Residential(1)	$27,447	$63,122
Credit cards	—	1,955
Total transfers from LHFI to LHFS	$27,447	$65,077

(1)	Included in this amount are government-insured pool buyouts.
For the six months ended June 30, 2026 and 2025, the Company transferred no loans from loans held for sale (LHFS) to loans held for investment (LHFI).
When the Company has identified and made a decision to sell a loan or a pool of loans which were not originated or acquired with the intent to sell, the Company will transfer the loans from LHFI to LHFS at the lower of cost or fair value. Loan transfers from LHFS to LHFI and transfers from LHFI to LHFS represent noncash activities within the unaudited condensed consolidated statements of cash flows.

6. Loans and Leases Held for Investment, Net
Loans and leases held for investment as of June 30, 2026 and December 31, 2025 are comprised of the following:

	June 30, 2026	December 31, 2025
Residential mortgages(1)	$6,665,647	$7,188,803
Home equity lines and other consumer(2)	713,792	585,833
Commercial finance	16,249,130	15,510,141
Commercial real estate	7,961,451	7,576,634
Equipment financing receivables	4,494,971	4,277,037
Life lending	978,783	765,303
Total loans and leases held for investment, net of unearned income	$37,063,774	$35,903,751

(1)	Included in this amount are government-insured pool buyouts.
(2)	Home equity lines and other consumer includes loans collateralized by residential properties and unsecured consumer loans.
7. Allowance for Credit Losses
Changes in the allowance for credit losses including the impact of PSL and PCD reserves for the six months ended June 30, 2026 and 2025 are as follows:

	Beginning Balance	PCD Reserves	PSL Reserves	Charge-Offs	Recoveries	Provision (Benefit)	Ending Balance
June 30, 2026
Residential mortgages	$23,108	$—	$—	$(567)	$12	$(1,173)	$21,380
Home equity lines and other consumer	1,928	—	17,055	(60)	55	(256)	18,722
Commercial finance	108,447	—	—	(246)	350	9,015	117,566
Commercial real estate	72,951	—	—	—	—	7,499	80,450
Equipment financing receivables	77,814	—	—	(5,608)	1,989	(4,469)	69,726
Life lending	1,674	—	—	—	—	773	2,447
Allowance for loan and lease losses	285,922	—	17,055	(6,481)	2,406	11,389	310,291
Reserve for unfunded commitments	19,455	—	—	—	—	(5,275)	14,180
Reserve for investment credit losses	51	—	—	—	—	(11)	40
Allowance for credit losses	$305,428	$—	$17,055	$(6,481)	$2,406	$6,103	$324,511

	Beginning Balance	PCD Reserves	Charge-Offs	Recoveries	Provision (Benefit)	Ending Balance
June 30, 2025
Residential mortgages	$28,025	$541	$(233)	$17	$(5,280)	$23,070
Home equity lines and other consumer	1,216	21	(22)	176	(454)	937
Commercial finance	57,790	—	—	—	32,004	89,794
Commercial real estate	72,776	5,317	—	260	(7,482)	70,871
Equipment financing receivables	76,137	—	(5,026)	3,135	16,619	90,865
Life lending	976	—	—	—	258	1,234
Allowance for loan and lease losses	236,920	5,879	(5,281)	3,588	35,665	276,771
Reserve for unfunded commitments	9,762	—	—	—	2,554	12,316
Reserve for investment credit losses	27	—	—	—	—	27
Allowance for credit losses	$246,709	$5,879	$(5,281)	$3,588	$38,219	$289,114

The following tables provide a breakdown of the allowance for loan and lease losses and the recorded investment in loans and leases as of June 30, 2026 and December 31, 2025:

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated	Total
June 30, 2026
Residential mortgages	$—	$21,380	$21,380
Home equity lines and other consumer	—	18,722	18,722
Commercial finance	5,530	112,036	117,566
Commercial real estate	4,341	76,109	80,450
Equipment financing receivables	1,952	67,774	69,726
Life lending	—	2,447	2,447
Total allowance for loan and lease losses	$11,823	$298,468	$310,291

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated	Total
June 30, 2026
Residential mortgages	$25,156	$6,640,491	$6,665,647
Home equity lines and other consumer	1,253	712,539	713,792
Commercial finance	9,627	16,239,503	16,249,130
Commercial real estate	82,165	7,879,286	7,961,451
Equipment financing receivables	24,769	4,470,202	4,494,971
Life lending	—	978,783	978,783
Total loans and leases held for investment	$142,970	$36,920,804	$37,063,774

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated	Total
December 31, 2025
Residential mortgages	$—	$23,108	$23,108
Home equity lines and other consumer	—	1,928	1,928
Commercial finance	3,765	104,682	108,447
Commercial real estate	4,244	68,707	72,951
Equipment financing receivables	3,023	74,791	77,814
Life lending	—	1,674	1,674
Total allowance for loan and lease losses	$11,032	$274,890	$285,922

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated	Total
December 31, 2025
Residential mortgages	$23,922	$7,164,881	$7,188,803
Home equity lines and other consumer	1,434	584,399	585,833
Commercial finance	7,723	15,502,418	15,510,141
Commercial real estate	55,490	7,521,144	7,576,634
Equipment financing receivables	32,728	4,244,309	4,277,037

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated	Total
Life lending	—	765,303	765,303
Total loans and leases held for investment	$121,297	$35,782,454	$35,903,751

The Company uses a risk grading matrix to monitor credit quality for commercial finance and commercial real estate loans, equipment financing receivables and the life lending portfolio. Risk grades are monitored on an ongoing basis and updated by credit administration personnel based on current information and events. The Company monitors the credit quality of all other loan types, including residential mortgages, home equity lines of credit and other consumer loans, based on payment performance. The following tables present credit quality indicators for each loan type as of June 30, 2026 and December 31, 2025.

June 30, 2026	Recorded Investment by Origination Year
	2026	2025	2024	2023	2022	Prior	Revolving Credit	Loans Converted to Term	Total
Residential
Residential mortgages:
Residential
Performing	$—	$314,426	$85,375	$17,674	$2,092,870	$2,912,403	$—	$—	$5,422,748
Nonperforming–nonaccrual	—	1,405	—	—	26,550	42,838	—	—	70,793
Total residential mortgages	—	315,831	85,375	17,674	2,119,420	2,955,241	—	—	5,493,541
Gross charge-offs(1)	—	—	—	—	567	—	—	—	567
Government-insured pool buyouts(2)
Performing	—	—	—	—	—	851,515	—	—	851,515
Nonperforming–accrual	—	—	—	—	—	320,591	—	—	320,591
Total government-insured pool buyouts	—	—	—	—	—	1,172,106	—	—	1,172,106
Total residential	—	315,831	85,375	17,674	2,119,420	4,127,347	—	—	6,665,647
Gross charge-offs(1)	—	—	—	—	567	—	—	—	567
Home equity lines and other consumer
Performing	—	189,756	—	—	—	—	441,349	78,916	710,021
Nonperforming–nonaccrual	—	—	—	—	—	—	1,046	2,725	3,771
Total home equity lines and other consumer	—	189,756	—	—	—	—	442,395	81,641	713,792
Gross charge-offs(1)	—	60	—	—	—	—	—	—	60
Commercial finance
Structured mortgage finance
Pass	—	—	—	—	—	—	3,666,739	—	3,666,739
Total structured mortgage finance	—	—	—	—	—	—	3,666,739	—	3,666,739
Asset-backed finance
Pass	1,311,512	2,665,718	729,221	47,839	51,812	156,088	7,096,559	114,239	12,172,988
Total asset-backed finance	1,311,512	2,665,718	729,221	47,839	51,812	156,088	7,096,559	114,239	12,172,988
Other commercial finance
Pass	38,442	184,494	15,343	12,440	35	70,020	47,966	—	368,740
Special Mention	—	1,037	—	—	—	—	30,000	—	31,037
Substandard	—	25	14	5,626	—	—	3,961	—	9,626
Total other commercial finance	38,442	185,556	15,357	18,066	35	70,020	81,927	—	409,403
Total commercial finance	1,349,954	2,851,274	744,578	65,905	51,847	226,108	10,845,225	114,239	16,249,130
Gross charge-offs(1)	—	18	2	226	—	—	—	—	246
Commercial real estate
Pass	1,029,014	1,236,186	708,077	559,528	1,194,174	2,472,916	—	—	7,199,895
Special mention	—	1,371	15,730	—	586,660	63,526	—	—	667,287
Substandard	—	12,846	1,573	32,538	—	47,312	—	—	94,269
Total commercial real estate	1,029,014	1,250,403	725,380	592,066	1,780,834	2,583,754	—	—	7,961,451
Gross charge-offs(1)	—	—	—	—	—	—	—	—	—
Equipment financing receivables
Pass	915,818	1,448,030	975,983	625,219	302,746	177,743	—	—	4,445,539
Special mention	1,234	743	2,699	1,532	2,629	1,635	—	—	10,472
Substandard	356	6,053	11,044	15,788	3,261	2,458	—	—	38,960
Total equipment financing receivables	917,408	1,454,826	989,726	642,539	308,636	181,836	—	—	4,494,971
Gross charge-offs(1)	—	686	887	2,160	1,401	474	—	—	5,608
Life lending
Pass	154,767	295,066	123,026	200,284	200,511	5,129	—	—	978,783
Total life lending	154,767	295,066	123,026	200,284	200,511	5,129	—	—	978,783
Total financing receivables	$3,451,143	$6,357,156	$2,668,085	$1,518,468	$4,461,248	$7,124,174	$11,287,620	$195,880	$37,063,774
Gross charge-offs(1)	$—	$764	$889	$2,386	$1,968	$474	$—	$—	$6,481

December 31, 2025	Recorded Investment by Origination Year
	2025	2024	2023	2022	2021	Prior	Revolving Credit	Loans Converted to Term	Total
Residential
Residential mortgages:
Residential
Performing	$391,167	$95,507	$34,566	$2,170,754	$1,112,939	$2,050,560	$—	$—	$5,855,493
Nonperforming–nonaccrual	—	—	—	28,224	923	45,560	—	—	74,707
Total residential mortgages	391,167	95,507	34,566	2,198,978	1,113,862	2,096,120	—	—	5,930,200
Gross charge-offs(1)	—	—	—	—	—	233	—	—	233
Government-insured pool buyouts(2)
Performing	—	—	—	—	4,251	972,108	—	—	976,359
Nonperforming–accrual	—	—	—	—	461	281,783	—	—	282,244
Total government-insured pool buyouts	—	—	—	—	4,712	1,253,891	—	—	1,258,603
Total residential	391,167	95,507	34,566	2,198,978	1,118,574	3,350,011	—	—	7,188,803
Gross charge-offs(1)	—	—	—	—	—	233	—	—	233
Home equity lines and other consumer
Performing	—	—	—	—	—	—	537,947	44,075	582,022
Nonperforming–nonaccrual	—	—	—	—	—	—	748	3,063	3,811
Total home equity lines and other consumer	—	—	—	—	—	—	538,695	47,138	585,833
Gross charge-offs(1)	—	—	—	—	—	—	22	—	22
Commercial finance
Structured mortgage finance
Pass	—	—	—	—	—	—	3,688,638	—	3,688,638
Total structured mortgage finance	—	—	—	—	—	—	3,688,638	—	3,688,638
Asset-backed finance
Pass	2,993,709	672,872	106,849	—	48,592	105,872	6,774,506	532,203	11,234,603
Total asset-backed finance	2,993,709	672,872	106,849	—	48,592	105,872	6,774,506	532,203	11,234,603
Other commercial finance
Pass	187,963	133,595	17,377	50	—	70,630	169,562	—	579,177
Substandard	—	—	3,762	—	—	—	3,961	—	7,723
Total other commercial finance	187,963	133,595	21,139	50	—	70,630	173,523	—	586,900
Total commercial finance	3,181,672	806,467	127,988	50	48,592	176,502	10,636,667	532,203	15,510,141
Gross charge-offs(1)	—	1,819	337	—	—	—	—	—	2,156
Commercial real estate
Pass	1,343,096	788,195	756,139	1,355,928	894,230	1,822,606	—	—	6,960,194
Special mention	168	11,120	3,196	471,492	554	30,436	—	—	516,966
Substandard	12,852	1,583	33,297	—	34,950	16,792	—	—	99,474
Total commercial real estate	1,356,116	800,898	792,632	1,827,420	929,734	1,869,834	—	—	7,576,634
Gross charge-offs(1)	—	—	—	—	2,024	—	—	—	2,024
Equipment financing receivables
Pass	1,656,485	1,113,890	750,463	393,414	209,703	91,328	—	—	4,215,283
Special mention	1,434	2,720	2,523	5,522	2,981	106	—	—	15,286
Substandard	4,294	13,368	17,773	5,368	3,097	2,568	—	—	46,468
Total equipment financing receivables	1,662,213	1,129,978	770,759	404,304	215,781	94,002	—	—	4,277,037
Gross charge-offs(1)	—	—	4,003	2,983	794	2,894	—	—	10,674
Life lending
Pass	262,165	123,595	179,146	195,269	5,128	—	—	—	765,303
Total life lending	262,165	123,595	179,146	195,269	5,128	—	—	—	765,303
Total financing receivables	$6,853,333	$2,956,445	$1,905,091	$4,626,021	$2,317,809	$5,490,349	$11,175,362	$579,341	$35,903,751
Gross charge-offs(1)	$—	$1,819	$4,340	$2,983	$2,818	$3,127	$22	$—	$15,109

(1)
Gross charge-offs represent charge-offs taken during the six months ended June 30, 2026 and the year ended December 31, 2025 presented within the applicable vintage category based on the loans’ and leases’ origination year or revolving status.

(2)
Nonperforming government-insured pool buyouts represent loans that are 90 days or greater past due but remain on accrual status as the interest earned is insured and thus collectible from the insuring governmental agency.

The following tables present an aging analysis of the recorded investment for loans and leases by class as of June 30, 2026 and December 31, 2025:

	30–59 Days Past Due	60–89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans Held for Investment
June 30, 2026
Residential mortgages:
Residential	$10,838	$6,506	$35,547	$52,891	$5,440,650	$5,493,541
Government-insured pool buyouts(1)	59,300	29,083	320,591	408,974	763,132	1,172,106
Home equity lines and other consumer	1,185	27	2,876	4,088	709,704	713,792
Commercial finance:
Structured mortgage finance	—	—	—	—	3,666,739	3,666,739
Asset-backed finance	—	—	—	—	12,172,988	12,172,988
Other commercial finance	15	1,926	6,013	7,954	401,449	409,403
Commercial real estate	16	—	14,362	14,378	7,947,073	7,961,451
Equipment financing receivables	21,689	7,725	4,433	33,847	4,461,124	4,494,971
Life lending	—	—	—	—	978,783	978,783
Total loans and leases held for investment	$93,043	$45,267	$383,822	$522,132	$36,541,642	$37,063,774

	30–59 Days Past Due	60–89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans Held for Investment
December 31, 2025
Residential mortgages:
Residential	$14,071	$8,638	$45,458	$68,167	$5,862,033	$5,930,200
Government-insured pool buyouts(1)	89,250	43,291	282,244	414,785	843,818	1,258,603
Home equity lines and other consumer	344	234	1,906	2,484	583,349	585,833
Commercial finance:
Structured mortgage finance	—	—	—	—	3,688,638	3,688,638
Asset-backed finance	—	—	—	—	11,234,603	11,234,603
Other commercial finance	—	3,961	952	4,913	581,987	586,900
Commercial real estate	746	—	14,435	15,181	7,561,453	7,576,634
Equipment financing receivables	20,690	5,946	5,397	32,033	4,245,004	4,277,037
Life lending	927	—	—	927	764,376	765,303
Total loans and leases held for investment	$126,028	$62,070	$350,392	$538,490	$35,365,261	$35,903,751

(1)	Government-insured pool buyouts remain on accrual status after 90 days as the interest earned is collectible from the insuring governmental agency.
Purchased Credit Deteriorated and Purchased Seasoned Loans—Acquired loans and leases are evaluated at acquisition to determine whether they are PCD assets or, for loans, PSL. PCD assets are acquired individual financing receivables, or acquired groups of financing receivables (loans or leases) with similar risk characteristics, that as of the acquisition date have experienced a more-than-insignificant deterioration in credit quality since origination. PSL are acquired loans that do not meet the definition of PCD and are considered seasoned, either because they were acquired through a business combination or because they were acquired more than 90 days after origination and the Company was not involved in their origination. PCD assets and PSL are initially recorded at the purchase price grossed up for the allowance for credit losses expected at acquisition, which establishes the amortized cost basis for loans and the net investment in the lease for leases. The initial allowance is established through this gross-up rather than through the provision for credit losses. Any difference between the contractual balance and this initial carrying basis is a noncredit discount or premium, accreted or amortized to interest income over the life of the asset using the effective interest method. After acquisition, the allowance for credit losses is measured using the same methodology applied to originated and other acquired loans and leases, and changes in the allowance are recognized through the provision for credit losses in the unaudited condensed consolidated statements of income.

Residential Foreclosures and Repossessed Assets—Once all potential alternatives for loan reinstatement are exhausted, past due loans collateralized by residential real estate are referred for foreclosure proceedings in accordance with local requirements of the applicable jurisdiction. Once possession of the property collateralizing the loan is obtained, the repossessed property is recorded within other assets either as other real estate owned or, where management has both the intent and ability to recover its losses through a government guarantee, as a foreclosure claim receivable.
As the allowable time frame for initiating the loan foreclosure process varies by jurisdiction, the Company has determined, for purposes of disclosure, loans collateralized by residential real estate are considered to be in the process of foreclosure once they are 120 days or more past due. At June 30, 2026 and December 31, 2025, the Company had loans collateralized by residential real estate with carrying values of $336,587 and $299,470, respectively, that were 120 days or more past due. Of the loans collateralized by residential real estate that were 120 days or more past due, $298,162 and $254,711 represented loans that were government-insured at June 30, 2026 and December 31, 2025, respectively.
The following table presents the recorded investment for loans and leases on nonaccrual status by class and loans 90 days or greater past due and still accruing as of June 30, 2026 and December 31, 2025:

	June 30, 2026		December 31, 2025
	Nonaccrual Status	90 Days or Greater Past Due and Accruing	Nonaccrual Status	90 Days or Greater Past Due and Accruing
Residential mortgages:
Residential	$70,793	$—	$74,707	$—
Government-insured pool buyouts(1)	—	320,591	—	282,244
Home equity lines and other consumer	3,771	—	3,811	—
Commercial finance:
Structured mortgage finance	—	—	—	—
Asset-backed finance	—	—	—	—
Other commercial finance	9,626	—	7,724	—
Commercial real estate	82,165	—	55,476	—
Equipment financing receivables	38,512	—	46,400	—
Life lending	—	—	—	—
Total nonaccrual loans and leases	$204,867	$320,591	$188,118	$282,244

(1)
Government-insured pool buyouts that are 90 days or greater past due but remain on accrual status represent loans for which the interest earned is insured and thus collectible from the insuring governmental agency.

Loan Modifications—A modification occurs when the terms of a financing receivable have been altered. Loan modifications result from loss mitigation activities. Government-insured loans are generally purchased once delinquent with the intent to collect the full amount of the unpaid principal balance and recoverable interest for periods allowed under the insuring agency’s timeline, when the insurer reimburses the Company subsequent to filing a claim. Modifications performed on these loans represent attempts to assist borrowers in accordance with the Company’s programs and governing agencies’ guidelines. Due to the insured nature of these loans, they remain on accrual even once past due 90 days in most cases and specific reserves are not required. Modifications can be granted to any borrower, however, they are frequently granted to borrowers experiencing financial difficulties. The amounts disclosed below represent modifications granted during the six months ended June 30, 2026 and 2025, respectively, to borrowers experiencing financial difficulty.
Modifications granted to residential borrowers generally consisted of term extensions or payment deferrals that were then capitalized into the principal balance of the loan with small populations also receiving interest rate reductions, principal forgiveness or a combination of these modified terms.
Modifications granted to commercial real estate loans and commercial finance loans generally represented both term extensions interest rate reductions and allowing funds from reserve accounts to be utilized for maintenance; modifications granted to equipment financing receivables generally represent the deferral of payments and term extensions.

The following table presents the financing receivables modified by the Company during the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30, 2026
	Modified Loans	Financing Receivables Modified and Subsequently Defaulted	% of Financing Receivables Modified in the Prior 12 Months
Residential mortgages:
Residential	$4,209	$889	0.1%
Government-insured pool buyouts(1)	24,740	5,011	2.1%
Total residential mortgages	28,949	5,900
Home equity lines and other consumer	—	—	—%
Commercial finance	$1,467	$1,467	0.4%
Commercial real estate	3,863	16	0.1%
Equipment financing receivables	114	10	—%
Life lending	—	—	—%
Total	$34,393	$7,393

	Six Months Ended June 30, 2025
	Modified Loans	Financing Receivables Modified and Subsequently Defaulted	% of Financing Receivables Modified in the Prior 12 Months
Residential mortgages:
Residential	$3,740	$2,483	0.1%
Government-insured pool buyouts(1)	68,858	20,949	5.0%
Total residential mortgages	72,598	23,432
Home equity lines and other consumer	$—	$—	—%
Commercial finance	3,374	—	0.9%
Commercial real estate	41,773	—	0.6%
Equipment financing receivables	—	—	—%
Life lending	—	—	—%
Total	$117,745	$23,432

(1)
Government-insured pool buyouts are frequently modified because loans become eligible for repurchase only after the borrower reaches a defined level of delinquency. As a result, these repurchased loans typically involve borrowers experiencing financial difficulty and therefore often require loss-mitigation actions, including loan modifications under applicable government programs.

8. Leases
Lessee
All of the leases in which the Company is the lessee are comprised of real estate property for branches or office space with terms extending through April 2037. The following table presents the right-of-use (ROU) asset and lease liability for the Company as of June 30, 2026 and December 31, 2025.

	June 30, 2026	December 31, 2025
Right-of-use asset, operating leases	$74,908	$60,625
Lease liability, operating leases	78,384	63,460

ROU assets and lease liabilities are included in other assets and accounts payable and accrued liabilities, respectively, within the unaudited condensed consolidated balance sheets.
Lessor
The Company’s equipment financing business finances essential-use health care, transportation, construction, capital equipment and other types of equipment in a range of small to large ticket leases through a variety of lessor arrangements. Most of these leases qualify as either sales-type or direct financing leases, which are both considered finance leases. Many of these finance leases offer the lessee the option to purchase the equipment at fair market value or for a nominal fixed price. The other leases provide provisions where the customer may elect to utilize the equipment beyond the initial contractual term on short-term renewal options. When this occurs, the residual value of the underlying asset is reclassified from the held for investment portfolio to the other assets section of the balance sheet, and the lease functions as a month-to-month operating lease. Operating lease income is recognized on a straight-line basis. Leases generally do not contain non-lease components.
Equipment financing receivables are collateralized by a security interest in the equipment and, in certain circumstances, additional collateral and/or guarantees. The Company had $117,759 and $100,079 of equipment under operating leases, net, as of June 30, 2026 and December 31, 2025, respectively.
The following table presents a summary of interest income and operating lease income by lease type for the six months ended June 30, 2026 and 2025:

	Six Months Ended June 30,
	2026	2025
Finance	$90,724	$78,655
Operating	20,992	21,621
Total	$111,716	$100,276

9. Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income for the six months ended June 30, 2026 and 2025 consists of the following:

	Six Months Ended June 30,
	2026	2025
Unrealized holding gains (losses) on available for sale debt securities:
Beginning balance	$(63,153)	$(184,952)
Net unrealized gains (losses) due to changes in fair value	(20,696)	39,176
Reclassification of unrealized (gains) losses to other noninterest income	(27)	2,036
Tax effect	5,480	(10,498)
Ending balance	(78,396)	(154,238)
Fair market value of interest rate cash flow swaps:
Beginning balance	97,561	241,353
Net unrealized gains (losses) due to changes in fair value	27,340	(61,471)
Reclassification of (gains) losses to other borrowings and other interest expense	(20,416)	(43,365)
Tax effect	(1,944)	26,780
Ending balance	102,541	163,297
Total accumulated other comprehensive income (loss)	$24,145	$9,059

10. Derivative Financial Instruments
The fair values of derivatives are reported in other assets or accounts payable and accrued liabilities. The fair values are derived using the valuation techniques described in Note 11. The total notional or contractual amounts and fair values as of June 30, 2026 and December 31, 2025 are as follows:

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
June 30, 2026
Qualifying Hedge Contracts Accounted for Under ASC 815, Derivatives and Hedging
Fair value hedges(1):
Interest rate swaps	$2,941,000	$10,784	$—
Cash flow hedges(2):
Interest rate swaps	$1,925,000	$84,534	$—
Derivatives Not Designated as Hedging Instruments Under ASC 815, Derivatives and Hedging
Freestanding derivatives:
Swaptions	$125,000	$445	$—
Foreign exchange contracts	1,018,820	11,880	(3,562)
Interest rate options	220,000	—	—
Indemnification assets	12,963,305	2,129	—
Total freestanding derivatives		14,454	(3,562)
Total gross amount of derivative assets (liabilities)		109,772	(3,562)
Effect of netting of derivative positions		(1,982)	1,982
Cash collateral (received) posted for amounts subject to master netting arrangements		(102,660)	1,580
Total derivatives		$5,130	$—

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
December 31, 2025
Qualifying Hedge Contracts Accounted for Under ASC 815, Derivatives and Hedging
Fair value hedges(1):
Interest rate swaps	$3,232,000	$10,543	$—
Cash flow hedges(2):
Interest rate swaps	$2,200,000	$83,670	$—
Derivatives Not Designated as Hedging Instruments Under ASC 815, Derivatives and Hedging
Freestanding derivatives:
Swaptions	$70,000	$38	$—
Foreign exchange contracts	1,031,214	5,037	(4,830)
Interest rate options	420,000	1	—
Indemnification assets	14,607,072	3,147	—
Total freestanding derivatives		8,223	(4,830)
Total gross amount of derivative assets (liabilities)		102,436	(4,830)
Effect of netting of derivative positions		(3,490)	3,490
Cash collateral (received) posted for amounts subject to master netting arrangements		(95,161)	1,340
Total derivatives		$3,785	$—

(1)
The above table does not include the fair value of interest rate swaps centrally cleared through the Chicago Mercantile Exchange (CME) as they are fully cash collateralized and net to zero on the balance sheet. This includes $44,188 of net interest rate swap assets accounted for as fair value hedges as of June 30, 2026. The CME interest rate swap fair value hedges were net assets of $5,792 as of December 31, 2025.

(2)
The above table does not include the fair value of interest rate swaps centrally cleared through the CME as they are fully cash collateralized and net to zero on the balance sheet. This includes $27,874 of net interest rate swap assets accounted for as cash flow hedges as of June 30, 2026. The CME interest rate swap cash flow hedges were net assets of $20,851 as of December 31, 2025.

Cash Flow Hedges
As of June 30, 2026, accumulated other comprehensive income included $40,656 of deferred pre-tax net gains expected to be reclassified into earnings during the next 12 months for derivative instruments designated as cash flow hedges. The Company is hedging its exposure to the variability of future cash flows on variable rate FHLB debt for a maximum of 8 years.
Fair Value Hedges
The Company is hedging its exposure to the variability of future changes in the fair value of available for sale securities, including corporate bonds and collateralized mortgage obligations, and held for investment loans for a maximum of 16 years.

	June 30, 2026
Line Item in the Unaudited Condensed Consolidated Balance Sheets in which the Hedged Item is Included	Carrying Amount of the Hedged Asset/(Liability)	Cumulative Amount of Fair Value Hedging (Gain)/Loss in the Carrying Amount of the Hedged Item	Notional Hedged
Portfolio layer method hedges:
Investment securities: available for sale	$3,287,254	$(25,426)	$2,420,500
Loans and leases held for investment	762,893	(21,791)	469,500
Non-portfolio layer method hedges:
Investment securities: available for sale	43,691	(7,755)	51,000

	December 31, 2025
Line Item in the Unaudited Condensed Consolidated Balance Sheets in which the Hedged Item is Included	Carrying Amount of the Hedged Asset/(Liability)	Cumulative Amount of Fair Value Hedging (Gain)/Loss in the Carrying Amount of the Hedged Item	Notional Hedged
Portfolio layer method hedges:
Investment securities: available for sale	$3,613,047	$8,996	$2,663,500
Loans and leases held for investment	818,008	(17,819)	517,500
Non-portfolio layer method hedges:
Investment securities: available for sale	43,995	(7,512)	51,000

Freestanding Derivatives
The following table shows the net gains (losses) recognized for the six months ended June 30, 2026 and 2025 in the unaudited condensed consolidated statements of income related to derivatives not designated as hedging instruments under ASC 815, Derivatives and Hedging. These gains and losses are recognized in other noninterest income, except for gains and losses related to foreign exchange forward contracts associated with loans denominated in foreign currency, which are recorded in interest income on loans and leases.

	Six Months Ended June 30,
	2026	2025
Gains (losses) on interest rate cap options	$(1)	$(158)
Gains (losses) on indemnification asset	(1,019)	—
Gains (losses) on swaptions	(465)	(1,295)
Gains (losses) on foreign exchange forward contracts hedging deposits(1)	4,761	11,096
Gains (losses) on foreign exchange forward contracts hedging loans(1)	12,985	(9,215)

(1)
Foreign exchange forward contracts serve as economic hedges of the foreign currency risk in deposits and loans held for investment denominated in foreign currencies. The forward contracts are carried at fair value, while the related deposits and loans are remeasured at the current spot rate under ASC 830, Foreign Currency Matters. Changes in the fair value of the forward contracts largely offset the remeasurement gains and losses on the deposits and loans, fixing their U.S. dollar value.

Foreign exchange hedges mitigate foreign currency risk in certain deposits and loans. Other derivatives used as economic hedges primarily mitigate interest rate risk.
Credit Risk Contingent Features
Certain of the Company’s derivative instruments contain provisions that require the Company to post collateral when derivatives are in a net liability position exceeding specified thresholds. Additionally, the Company or the counterparties could require derivative instruments to be terminated if certain triggering events occur, as indicated in the relevant contracts. The aggregate fair value of all derivative instruments with such credit-risk contingent features in a net liability position prior to netting on June 30, 2026 and December 31, 2025 was $3,562 and $4,830, respectively. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the unaudited condensed consolidated balance sheets. As of June 30, 2026 and December 31, 2025, $2,460 and $2,510, respectively, of cash collateral was posted for derivatives with credit risk contingent features. In addition to cash collateral, investment securities with fair values of $99,517 and $105,134 were posted as collateral for derivatives with credit risk contingent features but were ineligible for collateral netting at June 30, 2026 and December 31, 2025, respectively.
Counterparty Credit Risk
The Company is exposed to counterparty credit risk if counterparties to the derivative contracts do not perform as expected. If the counterparty fails to perform, counterparty credit risk equals the amount reported as derivative assets in the balance sheet. The amounts reported as derivative assets are derivative contracts in a gain position, and to the extent subject to master netting arrangements, net of derivatives in a loss position with the same counterparty and cash collateral received. The Company minimizes this risk through obtaining credit approvals, monitoring credit limits, monitoring procedures, and executing master netting arrangements and obtaining collateral, where appropriate. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the unaudited condensed consolidated balance sheets. As of June 30, 2026 and December 31, 2025, $102,660 and $95,161, respectively, in collateral was netted against asset derivative positions subject to master netting agreements. As of June 30, 2026 and December 31, 2025, the Company held $102,660 and $95,540, respectively, in collateral from its counterparties related to non-centrally cleared derivatives. Counterparty credit risk related to derivatives is considered in determining fair value.
11. Fair Value Measurements
Asset and liability fair value measurements have been categorized based upon the fair value hierarchy described below:
Level 1—Valuation is based upon quoted market prices for identical instruments in active markets.
Level 2—Valuation is based upon quoted market prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates or assumptions that market participants would use in pricing the assets or liabilities. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Recurring Fair Value Measurements
As of June 30, 2026 and December 31, 2025, assets and liabilities measured at fair value on a recurring basis are as follows:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
June 30, 2026
Financial assets:
Available for sale securities:
Residential CMO securities–agency	$—	$5,990,649	$—	$—	$5,990,649
Residential MBS–agency	—	715,243	—	—	715,243
CLO securities	—	680,842	—	—	680,842
Commercial MBS–agency	—	336,635	—	—	336,635
Corporate securities	—	55,808	—	—	55,808
U.S. Treasury securities	38,801	—	—	—	38,801
Municipal securities	—	2,486	—	—	2,486
Residential CMO securities–non-agency	—	14,500	—	—	14,500
Other asset-backed securities(1)	—	21,130	—	—	21,130
Total available for sale securities	38,801	7,817,293	—	—	7,856,094
Equity securities	19,018	—	—	—	19,018
Derivative financial instruments:
Derivative assets (Note 10)	—	107,643	2,129	(104,642)	5,130
Derivative liabilities (Note 10)	—	(3,562)	—	3,562	—

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
December 31, 2025
Financial assets:
Available for sale securities:
Residential CMO securities–agency	$—	$5,954,167	$—	$—	$5,954,167
Residential MBS–agency	—	761,530	—	—	761,530
CLO securities	—	887,597	—	—	887,597
Commercial MBS–agency	—	451,162	—	—	451,162
Corporate securities	—	62,095	—	—	62,095
U.S. Treasury securities	39,407	—	—	—	39,407
Municipal securities	—	2,491	—	—	2,491
Residential CMO securities–non-agency	—	15,803	—	—	15,803
Other asset-backed securities(1)	—	25,549	—	—	25,549
Total available for sale securities	39,407	8,160,394	—	—	8,199,801
Equity securities	19,295	—	—	—	19,295
Derivative financial instruments:
Derivative assets (Note 10)	—	99,289	3,147	(98,651)	3,785
Derivative liabilities (Note 10)	—	(4,830)	—	4,830	—

(1)	Other asset-backed securities represent securities backed by consumer loans other than residential mortgages.

Nonrecurring Fair Value Measurements
Certain assets are measured at fair value on a nonrecurring basis and therefore are not included in the tables above. Gains and losses disclosed below represent changes in fair value recognized during the reporting period for assets held at period end. The carrying value of assets that recognized a change in fair value during the reporting period and the related change in fair value as of June 30, 2026 and 2025 are as follows:

	Level 1	Level 2	Level 3	Total	Loss Due to Change in Fair Value
June 30, 2026
Individually evaluated (impaired)(1)	$—	$—	$41,191	$41,191	$1,168
June 30, 2025
Individually evaluated (impaired)(1)	$—	$—	$61,858	$61,858	$4,244

(1)
The Company performs its lower of cost or fair value analysis when an asset becomes impaired or when a loan is transferred to loans held for sale or Other Real Estate Owned. Subsequent valuations are performed periodically and usually occur throughout the reporting period. Impaired assets are considered collateral dependent and valuations are primarily based on the appraised values of the collateral, less estimated cost to sell, which are considered a significant unobservable input.

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a recurring and nonrecurring basis at June 30, 2026 and December 31, 2025:

Level 3 Fair Value Measurement	Fair Value	Valuation Technique	Unobservable Inputs	Significant Unobservable Input Value
				Min	Max	Weighted Avg.
June 30, 2026
Indemnification asset	$2,129	Discounted cash flow	Discount rate	6.00%-	9.52%	7.04%
			Loss severity	0.03%-	25.75%	2.85%
Individually evaluated assets (impaired)	$41,191	Appraisal value	Appraisal value	NM -	NM	N/A(1)
December 31, 2025
Indemnification asset	$3,147	Discounted cash flow	Discount rate	6.01%-	9.52%	7.75%
			Loss severity	0.01%-	35.65%	3.82%
Individually evaluated assets (impaired)	$48,249	Appraisal value	Appraisal value	NM -	NM	N/A(1)

(1)	NM - Not Meaningful or N/A - Not Applicable.
Disclosures about Fair Value of Financial Instruments
The following tables present the carrying amount, estimated fair value, and placement in the fair value hierarchy of the Company’s financial instruments as of June 30, 2026 and December 31, 2025. These tables exclude financial instruments with short-term or no stated maturity, prevailing market rates and limited credit risk, and where carrying amounts approximate fair value. For financial assets such as cash and due from banks, interest-bearing deposits in banks, FHLB restricted stock, FRB restricted stock and other investments, the carrying amount is a reasonable estimate of fair value. For financial liabilities such as noninterest-bearing demand, interest-bearing demand, and savings and money market deposits, the carrying amount is a reasonable estimate of fair value as these liabilities have no stated maturity. See Note 4 for more information regarding the fair value of held to maturity investments.

	June 30, 2026
	Level 1	Level 2	Level 3	Estimated Fair Value	Carrying Amount
Financial assets:
Investment securities:
Held to maturity	$—	$26,159	$—	$26,159	$27,729
Loans & leases held for investment(1)	—	—	36,484,086	36,484,086	36,753,483

	June 30, 2026
	Level 1	Level 2	Level 3	Estimated Fair Value	Carrying Amount
Financial liabilities:
Time deposits	$—	$7,713,816	$—	$7,713,816	$7,715,830
Other borrowings	—	3,860,147	—	3,860,147	3,860,000
Subordinated notes payable and trust preferred securities	—	362,120	61,960	424,080	402,362

	December 31, 2025
	Level 1	Level 2	Level 3	Estimated Fair Value	Carrying Amount
Financial assets:
Investment securities:
Held to maturity	$—	$26,685	$—	$26,685	$28,091
Loans & leases held for investment(1)	—	—	35,466,875	35,466,875	35,617,829
Financial liabilities:
Time deposits	$—	$8,178,988	$—	$8,178,988	$8,160,757
Other borrowings	—	4,235,077	—	4,235,077	4,235,000
Subordinated notes payable and trust preferred securities	—	353,447	60,041	413,488	401,504

(1)
The carrying value of loans held for investment is net of the allowance for loan and lease losses of $310,291 and $285,922 as of June 30, 2026 and December 31, 2025, respectively. In addition, the carrying values include $3,420,055 and $3,336,608 of leases within our equipment financing receivables portfolio as of June 30, 2026 and December 31, 2025, respectively.

Fair Value Measurement and Disclosure Valuation Methodology
Use of these methodologies requires determination of relevant inputs and assumptions, some of which represent significant unobservable inputs as indicated in the following paragraphs. Additionally, a change in one unobservable input may result in a change to another unobservable input (that is, changes in certain inputs are interrelated to one another), which may counteract or magnify the fair value impact. Following are descriptions of the valuation methodologies used for assets and liabilities recorded at fair value on a recurring or nonrecurring basis and for estimating fair value for financial instruments not carried at fair value.
Investment Securities—U.S. Treasury securities in the available for sale portfolio and equity securities are valued using quoted prices for identical securities in active markets and therefore are classified within Level 1 of the valuation hierarchy. The remaining investment portfolio consists of available for sale agency and non-agency CMO, agency MBS, CLO, corporate, municipal, asset-backed securities, and held to maturity residential and commercial MBS. These available for sale and held to maturity securities are valued using quoted market prices for similar instruments, market observable assumptions and values from third-party pricing services for which management understands the methods used to determine fair value and are therefore classified within Level 2 of the fair value hierarchy.
The Company analyzes each security for the appropriate valuation methodology based on a combination of the market approach reflecting third-party pricing information and a discounted cash flow or income approach. In calculating the fair value derived from the income approach, the Company makes certain significant assumptions in addition to those discussed above related to the liquidity risk premium, specific non-performance and default experience in the collateral underlying the security. The values resulting from the market and income approaches are weighted to derive the final fair value for each security trading in an inactive or distressed market. As of June 30, 2026, management did not make any adjustments to the prices provided by the third-party pricing service as a result of illiquid or inactive markets.
Individually Evaluated Loans and Leases—The Company considers all the available options to determine the appropriate valuation of loans and leases that do not share common risk characteristics. The selection of a valuation method is performed only after considering which method best fits the loan or lease characteristics including the method for repayment and the type of loan (residential or commercial) or lease. Generally, a discounted cash flow approach based on the present value of future cash flows discounted at the loan or lease’s effective interest rate is considered most appropriate unless the loans or leases are determined to be collateral dependent or foreclosure is considered probable.
A loan or lease is determined to be collateral dependent when it is believed that the primary source of repayment is either the operation of or sale of the associated collateral. In these circumstances, the Company will measure the allowance based on the fair value of the collateral less estimated costs to sell. Fair value is determined primarily by using either an income, cost, or market approach and is normally provided through recent third-party appraisals. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available or based on a review of the property or other qualitative factors. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Individually evaluated loans are reviewed at least quarterly for additional impairment and adjusted accordingly.
Interest Rate Swaps, Interest Rate Options and Swaptions—The fair values of interest rate swaps, interest rate options and swaptions are determined by a third party using a derivative valuation model. The inputs used in the valuation model are based on contractual terms which primarily include the instrument’s start and end dates, instrument coupon or strike price, interest rate curve and notional amounts, and other standard methodologies which are obtained from similar instruments in active markets and, therefore, are classified within Level 2 of the valuation hierarchy. See Note 10 for additional information on derivative instruments.
Foreign Exchange Contracts—Fair values of foreign exchange contracts are based on quoted prices for each foreign currency at the balance sheet date. The quoted prices are for similar instruments in an active market and are therefore classified within Level 2 of the valuation hierarchy.
Indemnification Assets—The Company is party to multiple indemnification asset agreements, several covering Ginnie Mae (GNMA) pool buyouts and another covering certain losses on specified assets under the loss share agreement (LSA) executed between the Company and Teachers Insurance and Annuity Association of America (TIAA).
To determine the fair value of the indemnification asset associated with the GNMA pool buyouts, the Company uses a cash flow model to project cash flows for GNMA pool buyouts with and without recourse that are subject to indemnification agreements. The significant unobservable inputs used in the fair value measurement of the indemnification asset are the discount rate and loss severity. Significant increases (decreases) to the discount rate in isolation could have resulted in a significantly lower (higher) fair value measurement, whereas significant increases (decreases) to the loss severity could have resulted in a significantly higher (lower) fair value measurement. The discount rate is calculated as the risk-free rate plus a credit spread which is based on corporate debt issued by the indemnifying parties. When calculating the appropriate discount rate, the Company considers the credit quality of the counterparty and the estimated duration of the asset. Loss severity is determined by analyzing the value of the underlying mortgaged asset, the probability of borrower default, the value of the underlying government (VA) guarantee, among other factors, which are discounted over the estimated life of the asset. As the Company calculates the fair value of the indemnification asset using unobservable inputs, the Company classifies the indemnification asset within Level 3 of the valuation hierarchy. The Company’s portfolio management group is responsible for analyzing and updating the valuation assumptions and cash flow model of the underlying loans on a quarterly basis. Changes in the fair value of these assets will not have a material impact on the Company’s performance or cash flow. See Note 10 for additional information on freestanding derivatives.
To determine the fair value of the indemnification asset associated with the LSA, the Company uses a cash flow model to project expected losses on the basket of covered assets as defined under the agreement. These covered assets represent those assets held by the Company as of the closing of the TIAA Transaction including loans and leases, equipment under operating leases, foreclosed real estate, repossessed or returned equipment and other repossessed assets of the Company. The LSA is in place until July 31, 2028, with covered losses representing 90% of losses that exceed $312,000 up to a limit of $500,000. At June 30, 2026, the indemnification asset associated with the LSA was determined not to have significant value as no payment is expected to occur over the life of the agreement based on current loss expectations. These loss expectations are periodically monitored for potential increases in the expected losses.
12. Commitments and Contingencies
Commitments—Commitments to extend credit are agreements to lend to customers in accordance with predetermined contractual provisions. These commitments, predominantly at variable interest rates, are for specific periods or contain termination clauses and may require the payment of a fee. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements, as commitments often expire without being drawn upon or are unconditionally cancellable, meaning the Company has the option to cancel or prohibit additional extensions of credit.
The Bank issues standby letters of credit, which are conditional commitments generally to provide credit support for some creditors in case of default. The credit risk and potential cash requirements involved in issuing standby letters of credit are essentially the same as those involved in extending loan facilities to clients.
Unfunded credit extension commitments at June 30, 2026 and December 31, 2025 are as follows:

	June 30, 2026	December 31, 2025
Commercial finance(1)	$8,144,456	$8,133,909
Commercial real estate	108,116	136,501
Home equity lines of credit	376,175	440,445
Standby letters of credit	21,926	13,123
Equipment financing receivables	18,058	98,093
Total unfunded credit extension commitments	$8,668,731	$8,822,071

(1)	Of the outstanding unfunded commercial finance commitments, $1,551,656 and $2,161,016 were unconditionally cancellable by the Company at June 30, 2026 and December 31, 2025, respectively.
In addition to commitments to extend credit, the Bank has entered into commitments to lend, which typically represent a noncancelable commitment, with a term of less than one year, to a borrower, as part of a financing arrangement. Commitments to lend to commercial finance, commercial real estate, equipment financing receivables, and life lending totaled $2,713,836 and $3,713,732 as of June 30, 2026 and December 31, 2025, respectively.
Unfunded commitments to fund low-income housing partnerships as a limited partner were $37,496 and $43,771 as of June 30, 2026 and December 31, 2025, respectively. These unfunded commitments are unconditional and legally binding and are recorded in accounts payable and accrued liabilities in the unaudited condensed consolidated balance sheets. See Note 13 for further details on the Low-Income Housing Tax Credit (LIHTC) committed liability in Variable Interest Entities.
Legal Actions—The Company has, in the normal course of business, claims and lawsuits filed against it. The Company believes these claims and lawsuits, either individually or in the aggregate, will not materially affect the Company’s financial position or results of operations. The Company records and accrues for legal claims when it is probable that a loss has been incurred and an amount can be reasonably estimated.
13. Variable Interest Entities
Consolidated VIEs
Sub-trusts—The Company, through its subsidiary, the Bank, purchases security interests in sub-trusts, where the underlying assets are leases of commercial vehicles. The security ownership grants the owner all rights and obligations to the beneficial interest and losses of the underlying assets. The security ownership also grants the owner the right to control the collections and credit resolution activities, which are considered to be the activities most significant to the performance of the VIE. Therefore, the Company has consolidated the assets, liabilities and results of operations of the sub-trust into the unaudited condensed consolidated balance sheets as of June 30, 2026 and December 31, 2025, recognizing equipment financing receivables held for investment with net recorded investments, net of allowance for lease losses, of $13,719 and $18,737 and equipment under operating leases of $169 and $260, respectively. These amounts represent a maximum exposure to losses of $13,888 and $18,997 as of June 30, 2026 and December 31, 2025, respectively. The equipment financing receivables are subject to the allowance for credit loss reserves under the Company’s existing accounting policies. See Note 7 for further details on the allowance for loan and lease losses and Note 8 for further details on leases.
Captive Insurance—In June 2025, the Company purchased 100% of the preferred shares of Mangrove Cell 79 PC, a protected cell of Mangrove Insurance Solutions, PCC established under the laws of the District of Columbia to provide insurance and risk management services for the Company. The Cell is legally segregated from other participants in the captive structure, and its assets and liabilities are contractually and statutorily restricted to activities related solely to the Company’s insurance program. The Cell does not issue voting equity interests, thus, the Company is the sole equity investor through its preferred shares and solely possesses both the obligation to absorb losses and the right to receive benefits through capital support and excess insurance recoveries, which represent those activities most significant to the performance of the VIE. The Company was determined to be the primary beneficiary and has consolidated the assets, liabilities, and results of operations of the Cell as of June 30, 2026 and December 31, 2025. The Cell had assets of $8,524 and $9,766, consisting of cash and insurance premiums receivable, and liabilities of $6,065 and $8,123, consisting of unearned insurance premiums and payables as of June 30, 2026 and December 31, 2025, respectively. The Company’s maximum exposure to loss from its involvement with the Cell includes the Cell’s net assets at risk plus any explicit financial support the Company is required to provide. This exposure is mitigated by the Cell’s aggregate stop-loss provision, under which the Cell retains aggregate ceded ultimate net loss only up to 97% of the ceded reinsurance premium for each agreement year. Losses in excess of this amount are not the responsibility of the Cell. The cost of this protection is 1.5% of net written insurance premiums.
Unconsolidated VIEs
Debt Securities—The Company, through its subsidiary, the Bank, purchases agency and non-agency securities issued by VIEs, as well as CLOs issued by commercial entities. The Company’s involvement is limited to an investor interest and the Company does not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance or obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company would have a maximum exposure associated with its security interest that would be equal to the carrying value of the securities purchased. Refer to Note 4 for information related to debt securities.
Loans Held for Investment—The Company, through its subsidiary, the Bank, lends money to VIEs through several of its commercial finance and equipment financing businesses. The Company’s involvement is limited to a lending interest and the Company does not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance or obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company’s maximum loss exposure associated with its lending interest equals the carrying value of loans held for investment and any related unfunded commitments. Refer to Note 6 and Note 12 for information related to loans held for investment and unfunded commitments.
Low-Income Housing Tax Credits—The Company, through its subsidiary, the Bank, invests, as a limited partner, in funds that are utilized to purchase interests in low-income housing partnerships. These partnerships provide funds for the construction and operation of apartment complexes that provide affordable housing to lower-income households. If these developments successfully attract a specified percentage of residents falling in that lower income range, state and/or federal income tax credits are made available to the partners. The tax credits are generally recognized over 10 years for federal tax purposes. To continue receiving the tax credits each year over the life of the partnership, the low-income residency targets must be maintained. Unfunded commitments to fund these low-income housing partnerships by the fund are unconditional and legally binding and are recorded in accounts payable and accrued liabilities on the unaudited condensed consolidated balance sheets. Refer to Note 12 for information related to unfunded commitments.
Although these LIHTC funds meet the definition of a VIE, the Company is not the primary beneficiary of the funds, as the general partner has both the power to direct the activities that most significantly impact the economic performance of the entities and the obligation to absorb losses or the right to receive benefits that could be significant to the entities. The investments in these entities by the funds are initially recorded at cost, which approximates the maximum exposure to loss because the Company’s investment in the funds matches the cost of the underlying investments. These investments are then amortized in accordance with the proportional amortization method. The balance of the Company’s investment in the funds and related partnerships was $156,154 and $164,837 as of June 30, 2026 and December 31, 2025, respectively, and is included in other assets on the unaudited condensed consolidated balance sheets.
14. Related Parties
On July 31, 2023, the Company entered into a Transition Services Agreement (TSA) with TIAA, a related party, to provide specified transition services, primarily systems support and data access. The TSA ended in 2025, and the Company did not incur any material costs associated with the agreement for the six months ended June 30, 2025.
The Company obtains services from various TIAA affiliates for investment advisory, participating client services and other consulting services. The Company’s expenses related to these services were $7,130 and $7,627 for the six months ended June 30, 2026 and 2025, respectively. These expenses are recorded in general and administrative expenses on the unaudited condensed consolidated statements of income.
On July 31, 2023, the Company entered into an agreement with TC Services, a TIAA affiliated broker-dealer, that offers clients brokerage accounts cleared through an unaffiliated clearing firm. TC Services brokerage clients will, from time to time, have uninvested cash in their brokerage accounts that is swept into interest-bearing deposit accounts with the Company. This sweep program is the core facility for TC Services’ clients to hold cash pending investment or distribution. These interest-bearing deposits on the unaudited condensed consolidated balance sheets are primarily held in money market demand accounts with a limited amount held in demand deposit accounts. The Company had $1,795,025 and $1,953,150 outstanding brokerage sweep deposits at June 30, 2026 and December 31, 2025, respectively.
On July 31, 2023, the Company entered into an agreement with TIAA Trust, N.A., a TIAA affiliate, to facilitate the sweep of cash balances to the Company pending investment, withdrawal or distribution of funds to or on behalf of TIAA Trust customers. The Company had $929,456 and $1,136,404 outstanding trust sweep deposits at June 30, 2026 and December 31, 2025, respectively, included in interest-bearing deposits on the unaudited condensed consolidated balance sheets. The Company also had $1,121,912 and $1,131,630 outstanding sweep deposits for other deposit accounts for TIAA Trust, N.A. at June 30, 2026 and December 31, 2025, respectively.
15. Subsequent Events
On September 7, 2026, the Company and WaFd, Inc. (WaFd), the parent company of WaFd Bank, announced that they had entered into a definitive merger agreement providing for a strategic combination of the Company and WaFd.
Under the terms of the merger agreement, the Company will merge with and into WaFd, with WaFd surviving the merger and electing to be treated as a financial holding company. Immediately following the merger, WaFd Bank, WaFd’s wholly owned bank subsidiary, will merge with and into the Bank, with the Bank continuing as the surviving bank chartered by the Office of the Comptroller of the Currency. WaFd will remain a publicly traded company, change its name to EverBank Financial Corp and trade on Nasdaq under the new ticker symbol “EVBK.” Upon completion of the merger, the former holders of the Company’s common stock and equity awards will hold approximately 59.175%, and the holders of WaFd common stock and equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. The Company will be designated as the accounting acquirer.
The merger, which is expected to be completed in early 2027, is structured as an all-stock transaction with an estimated value of approximately $3,900,000 at signing, and is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval by WaFd’s shareholders of the issuance of WaFd common stock in the merger.
In July 2026, the Company extended its brokerage and trust sweep agreements with TIAA affiliates through July 31, 2028 and July 31, 2029, respectively, at which time the agreements may be further extended in accordance with their terms.

Report of Independent Auditors
To the Board of Directors of EverBank Financial Corp
Opinion
We have audited the accompanying consolidated financial statements of EverBank Financial Corp and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income, of comprehensive income, of stockholders’ equity and of cash flows for each of the three years in the period ended December 31, 2025, including the related notes (collectively referred to as the “consolidated financial statements”).
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

www.pwc.com/us	PricewaterhouseCoopers LLP 76 South Laura Street, Suite 2100 Jacksonville, Florida 32202 (904) 354 0671

In performing an audit in accordance with US GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Jacksonville, Florida
March 10, 2026, except for the additional disclosures discussed in Note 1d, as to which the date is
October 21, 2026

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024
(Dollars in thousands, except per share data)

	2025	2024
Assets
Cash and due from banks	$43,761	$40,719
Interest-bearing deposits in banks	1,000,080	623,061
Total cash and cash equivalents	1,043,841	663,780
Investment securities:
Available for sale, at fair value	8,199,801	9,808,827
Held to maturity (fair value of $26,685 and $26,465 at December 31, 2025 and 2024, respectively)	28,091	29,029
Equity securities	19,295	14,230
Other investments	385,207	364,947
Total investment securities	8,632,394	10,217,033
Loans held for sale	—	48,357
Loans and leases held for investment:
Loans and leases held for investment	35,903,751	29,471,403
Allowance for loan and lease losses	(285,922)	(236,920)
Total loans and leases held for investment, net	35,617,829	29,234,483
Other assets	753,795	643,569
Total Assets	$46,047,859	$40,807,222
Liabilities
Deposits:
Noninterest-bearing	$1,467,727	$957,692
Interest-bearing	35,342,412	30,663,327
Total deposits	36,810,139	31,621,019
Other borrowings	4,235,000	4,385,000
Subordinated notes payable and trust preferred securities	401,504	370,111
Accounts payable and accrued liabilities	800,010	742,514
Total Liabilities	42,246,653	37,118,644
Commitments and contingencies (refer to Note 21)
Stockholders’ Equity
Series A 6.50% non-cumulative perpetual preferred stock (preferred stock), $0.01 par value (liquidation preference of $1,000 per share; 675,000 shares authorized, issued and outstanding at December 31, 2025 and 2024)	550,800	550,800
Common stock–Class A, $0.01 par value (20,000,000 shares authorized at December 31, 2025 and 2024; 10,437,434 and 10,437,444 issued and outstanding at December 31, 2025 and 2024, respectively)	104	104
Common stock–Class B, $0.01 par value (20,000,000 shares authorized at December 31, 2025 and 2024; 10,319,662 and 10,312,556 issued and outstanding at December 31, 2025 and 2024, respectively)	104	104
Additional paid-in capital	3,081,297	3,071,722
Retained earnings	134,493	9,447
Accumulated other comprehensive income, net of provision for income taxes of $12,353 and $19,403 at December 31, 2025 and 2024, respectively	34,408	56,401
Total Stockholders’ Equity	3,801,206	3,688,578
Total Liabilities and Stockholders’ Equity	$46,047,859	$40,807,222

See accompanying notes to consolidated financial statements.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2025, 2024 and 2023
(Dollars in thousands)

	2025	2024	2023
Interest Income
Interest and fees on loans and leases	$1,811,813	$1,576,935	$1,357,453
Interest and dividends on investment securities	523,073	577,210	266,415
Other interest income	45,014	50,026	168,006
Total Interest Income	2,379,900	2,204,171	1,791,874
Interest Expense
Deposits	1,100,166	1,125,517	828,812
Other borrowings and other interest expense	159,015	182,575	232,626
Total Interest Expense	1,259,181	1,308,092	1,061,438
Net Interest Income	1,120,719	896,079	730,436
Provision for Credit Losses	62,334	24,694	14,630
Net Interest Income After Provision for Credit Losses	1,058,385	871,385	715,806
Noninterest Income
Loan fee income	29,456	19,165	13,456
Leasing income	53,011	57,819	65,865
Bargain purchase gain	13,863	—	—
Other	12,554	10,466	(64,502)
Total Noninterest Income	108,884	87,450	14,819
Noninterest Expense
Compensation	364,020	297,136	325,453
Occupancy and equipment	127,385	100,521	96,772
General and administrative expense	254,443	245,237	232,818
Total Noninterest Expense	745,848	642,894	655,043
Income Before Provision for Income Taxes from Continuing Operations	421,421	315,941	75,582
Provision for Income Taxes from Continuing Operations	115,278	86,345	10,754
Net Income from Continuing Operations	306,143	229,596	64,828
Discontinued Operations
Income from discontinued operations before income taxes	—	—	45,932
Provision for income taxes	—	—	8,963
Net income from discontinued operations	—	—	36,969
Net Income	$306,143	$229,596	$101,797
Less: Preferred Stock Dividends	43,875	43,875	12,797
Net Income Allocated to Common Stockholders	$262,268	$185,721	$89,000

See accompanying notes to consolidated financial statements.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2025, 2024 and 2023
(Dollars in thousands)

	2025	2024	2023
Net Income	$306,143	$229,596	$101,797
Unrealized holding gains (losses) on available for sale debt securities
Net unrealized gains (losses) due to changes in fair value	104,808	(10,937)	76,281
Reclassification of unrealized (gains) losses to noninterest income	57,946	(3,835)	298
Tax effect	(40,955)	3,727	(20,140)
Change in unrealized holding gains (losses) on available for sale debt securities	121,799	(11,045)	56,439
Fair market value of interest rate swaps
Net unrealized gains (losses) due to changes in fair value	(55,171)	160,636	55,880
Reclassification of (gains) losses to interest expense	(77,955)	(123,179)	(115,441)
Reclassification of (gains) losses to noninterest income	(58,670)	—	—
Tax effect	48,004	(9,522)	15,841
Increase (decrease) in fair market value of interest rate swaps	(143,792)	27,935	(43,720)
Other comprehensive income (loss), net of tax	(21,993)	16,890	12,719
Comprehensive Income (Loss)	$284,150	$246,486	$114,516

See accompanying notes to consolidated financial statements.

EVERBANK FINANCIAL CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2025, 2024 and 2023
(Dollars in thousands)

	Stockholders’ Equity
	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss), Net of Tax	Total Equity
Balance, January 1, 2023	$—	$—	$3,463,585	$(253,482)	$26,792	$3,236,895
Cumulative effect of new accounting standard adoption(1)	—	—	—	(8,714)	—	(8,714)
Net income (loss)	—	—	—	101,797	—	101,797
Other comprehensive income (loss)	—	—	—	—	12,719	12,719
Issuance of common stock	—	208	(208)	—	—	—
Issuance of preferred stock	550,800	—	(550,800)	—	—	—
Dividends on preferred stock	—	—	(12,797)	—	—	(12,797)
Capital contributions	—	—	738,487	—	—	738,487
Discontinued operations - capital distributions	—	—	(220,337)	—	—	(220,337)
Other capital distributions	—	—	(38,948)	—	—	(38,948)
Balance, December 31, 2023	$550,800	$208	$3,378,982	$(160,399)	$39,511	$3,809,102
Balance, January 1, 2024	$550,800	$208	$3,378,982	$(160,399)	$39,511	$3,809,102
Net income (loss)	—	—	—	229,596	—	229,596
Other comprehensive income (loss)	—	—	—	—	16,890	16,890
Stock-based grants	—	—	9,352	—	—	9,352
Dividends on preferred stock	—	—	(32,906)	(10,969)	—	(43,875)
Dividends on common stock(2)	—	—	(283,706)	(48,781)	—	(332,487)
Balance, December 31, 2024	$550,800	$208	$3,071,722	$9,447	$56,401	$3,688,578
Net income (loss)	—	—	—	306,143	—	306,143
Other comprehensive income (loss)	—	—	—	—	(21,993)	(21,993)
Issuance of common stock	—	—	610	—	—	610
Stock-based grants	—	—	8,965	—	—	8,965
Dividends on preferred stock	—	—	—	(43,875)	—	(43,875)
Dividends on common stock(2)	—	—	—	(137,222)	—	(137,222)
Balance, December 31, 2025	$550,800	$208	$3,081,297	$134,493	$34,408	$3,801,206

(1)	Adoption of ASC 326 - Financial Instruments - Credit Losses
(2)
Dividends on common stock include dividends declared to holders of outstanding common stock and dividend equivalents for holders of service-based stock options which are expected to be exercised in the future.

See accompanying notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2025, 2024 and 2023
(Dollars in thousands)

	2025	2024	2023
Operating Activities:
Net income	$306,143	$229,596	$101,797
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of premiums/discounts and deferred origination costs on investment securities and loans	(34,127)	(6,945)	24,706
Depreciation and amortization of tangible and intangible assets	24,951	34,540	57,147
Deferred income taxes (benefit)	77,847	70,467	241,670
Provision (benefit) for loan and lease losses	62,334	24,694	14,630
Realized (income) loss from hedging activities(1)	(59,289)	(3,514)	—
(Gain) loss on sale of securities	58,404	(3,692)	—
(Gain) loss on extinguishment of debt, net	(311)	—	(84)
(Gain) loss on changes in valuation of loans held for sale	—	—	71,736
Change in derivative collateral(1)	(272,242)	(51,366)	—
Bargain purchase gain	(13,863)	—	—
Stock-based compensation expense	8,965	9,352	—
(Gain) loss on sale of loans	(1,993)	(1,252)	38,948
Changes in operating assets and liabilities:
Other assets(1)	(42,084)	100,069	(94,744)
Accounts payable and accrued liabilities	34,270	(48,401)	51,194
Other operating activities, net(1)	(7,816)	(41,323)	(76,168)
Discontinued operations activities, net	—	—	1,962
Net cash provided by (used in) operating activities	141,189	312,225	432,794
Investing Activities:
Investment securities available for sale:
Purchases	(1,360,900)	(5,325,000)	(4,041,434)
Proceeds from sales	1,415,322	1,273,668	—
Proceeds from prepayments and maturities	2,049,174	1,953,592	407,851
Proceeds from prepayments and maturities of held to maturity securities	810	4,408	5,425
Purchases of other investments	(430,576)	(352,413)	(394,204)
Proceeds from sales of other investments	438,029	330,345	482,812
Purchase of loans and leases held for investment	(4,168,387)	(2,625,956)	(2,561,227)
Sales of loans and leases held for investment	180,864	203,161	5,029,127
Other net change in loans and leases held for investment	(1,841,835)	(1,017,247)	1,672,804
Purchases of premises and equipment, including equipment under operating leases	(29,045)	(21,992)	(7,358)
Proceeds from sales of premises and equipment, including equipment under operating leases	62,279	29,745	25,149
Proceeds related to sale or settlement of other real estate owned	4,763	1,508	6,766
Proceeds from settlement of foreclosure claims receivables	43,788	61,469	107,374
Proceeds from sale of mortgage servicing assets	—	—	38,147
Net cash received from business combination	967,333	—	—
Other investing activities	(47)	13,572	4,522
Net cash (used in) provided by investing activities	$(2,668,428)	$(5,471,140)	$775,754

(1)
December 31, 2024 and 2023 activity for realized (income)/loss from hedging activities and change in derivative collateral was separated from other operating activities and other assets, respectively, to align with current year disclosures.

See accompanying notes to consolidated financial statements.

	2025	2024	2023
Financing Activities:
Net increase (decrease) in nonmaturity deposits	$3,756,544	$5,616,529	$(422,896)
Net increase (decrease) in time deposits	(551,323)	(1,238,596)	1,348,355
Net change in short-term Federal Home Loan Bank advances	1,200,000	400,000	(4,975,000)
Proceeds from long-term Federal Home Loan Bank advances	2,705,000	2,860,000	3,210,000
Repayments of long-term Federal Home Loan Bank advances, including early extinguishment	(4,054,689)	(2,960,000)	(3,266,786)
Proceeds from issuance of subordinated notes payable, net of issuance costs	196,067	146,507	—
Repayments of subordinated notes payable	(165,550)	(99,450)	—
Proceeds from issuance of common stock	610	—	—
Dividends paid	(179,359)	(360,316)	(12,797)
Capital contributions	—	—	738,487
Capital distributions	—	—	(38,948)
Discontinued operations activities, net	—	—	(220,337)
Net cash provided by (used in) financing activities	2,907,300	4,364,674	(3,639,922)
Net change in cash and cash equivalents	380,061	(794,241)	(2,431,374)
Cash and cash equivalents at beginning of period(2)	663,780	1,458,021	3,889,395
Cash and cash equivalents at end of period(2)	$1,043,841	$663,780	$1,458,021

Supplemental Disclosures of Cash Flow Information:	2025	2024	2023
Cash paid (received) for:
Interest	$1,249,798	$1,324,742	$1,049,313
Income taxes	35,928	5,972	12,264
Right-of-use assets obtained in exchange for new operating lease liabilities	31,207	26,434	5,972

Supplemental Schedules of Noncash Investing Activities:
Loans transferred from held for investment to held for sale	$130,514	$250,266	$124,106
Leases transferred from held for investment to equipment under operating leases	63,736	44,504	56,883
Loans transferred to foreclosure claims	36,602	37,681	81,780
Transfers from operating lease equipment to equipment held for sale	39,950	25,142	24,961
Fair value of assets acquired in business combination	1,050,356	—	—
Fair value of liabilities assumed in business combination	2,003,826	—	—

(2)	Cash and cash equivalents beginning balance includes cash from discontinued operations.
See Note 6 for disclosures of noncash activities relating to loan transfers.
See Note 4 for disclosures of noncash activities relating to fair value of assets acquired and liabilities assumed in business combination.
See accompanying notes to consolidated financial statements.

EverBank Financial Corp and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, except per share data)
1. Organization and Basis of Presentation
a) Organization—On July 31, 2023, Teachers Insurance and Annuity Association of America (TIAA) sold its majority equity interest in TIAA FSB Holdings, Inc. (FSB Holdings) under a Stock Purchase Agreement (SPA) to certain funds affiliated with each of Warburg Pincus LLC, Stone Point Capital LLC, Reverence Capital Partners, LP, Bayview Asset Management, LLC and Sixth Street Partners, LLC (Buyers). TIAA and the Buyers maintained a non-controlling interest in EverBank Financial Corp (the Company). TIAA continues to have business relationships with the Company as described in Note 24.
Upon the close of the transaction (the TIAA Transaction), TIAA, FSB (FSB) converted its charter from a federal savings association to a national bank that operates as EverBank, N.A. (the Bank); and FSB Holdings converted from being a savings and loan holding company to a bank holding company that operates under the name EverBank Financial Corp.
The Company operated as a bank holding company until April 17, 2025, when it elected to be treated as a financial holding company (FHC) enabling the Company and its consolidated subsidiaries to engage in a wider range of financial-related activities. The Company is headquartered in Jacksonville, Florida and is registered as a Delaware corporation.
The Company has two subsidiaries: the Bank and EverBank Funding, LLC. EverBank Funding, LLC is a Delaware limited liability company that facilitates the pooling and securitization of mortgage loans for issuance into the secondary market.
The Bank operates on a national bank charter from its headquarters in Jacksonville, Florida providing banking products and services to commercial and consumer clients nationwide.
On April 1, 2025, the Company purchased 100% of the shares of Sterling Bank and Trust, F.S.B. (Sterling), which is further detailed in Note 4. The Company, through its Bank subsidiary, manages and controls EverBank Acquisition, LLC, a Florida limited liability company that facilitates payroll processing and tax filing for the acquired Sterling personnel. Sterling payroll processing and tax filing is expected to transition to the Company beginning in 2026. See Note 4 for more information regarding the acquisition of Sterling.
Effective June 1, 2025, the Company entered into a subscription agreement whereby the Company purchased 100% of the preferred shares of Mangrove Cell 79 PC, a protected cell (the Cell) of Mangrove Insurance Solutions, PCC (Mangrove) established under the laws of the District of Columbia to provide insurance and risk management services for the Company and its consolidated subsidiaries. See Note 22 for more information.
b) Consolidation and Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries.
U.S. GAAP requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Material estimates relate to the Company’s allowance for credit losses, fair values of investment securities, loans held for sale, and derivative instruments. Because of the inherent uncertainties associated with any estimation process and future changes in market and economic conditions, it is possible that actual results could differ significantly from those estimates. All intercompany balances and transactions have been eliminated in consolidation. The results of operations for acquired companies are included from their respective dates of acquisition.
c) Reclassification—Certain reclassifications may have been made to the prior periods’ financial statements and notes to conform to the current period’s presentation, which did not have a material impact on the consolidated financial statements.
d) Additional Disclosures Made in Preparation for Inclusion in SEC Filings—Subsequent to the original issuance of these consolidated financial statements, the Company updated certain disclosures to comply with the requirements applicable to financial statements included in filings with the U.S. Securities and Exchange Commission (SEC). The Company expanded certain disclosures, including income tax disclosures associated with the adoption of new accounting guidance (Note 16), business combinations (Note 4), fair value measurements (Note 20), related parties (Note 24), condensed parent company financial information (Note 26), cash flow information, and recent accounting pronouncements (Note 3). These updates did not impact the amounts previously reported in the Company’s consolidated balance sheets, statements of income, statements of comprehensive income, statements of stockholders’ equity, or statements of cash flows, except for reclassifications and additional disclosures required for SEC reporting purposes.
2. Summary of Significant Accounting Policies
a) Cash and Cash Equivalents—Cash and cash equivalents include cash, amounts due from banks, and interest-bearing deposits in other banks with an original maturity of three months or less.
b) Investment Securities—Investment securities are accounted for according to their purpose and holding period.
Debt securities for which the Company has the positive intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Debt securities not classified as held to maturity or trading are considered to be available for sale and are reported at fair value. Unrealized gains and losses on available for sale securities are reported as a component of accumulated other comprehensive income (AOCI), net of applicable taxes.
Equity securities are carried at fair value with changes in fair value recorded in earnings as a component of other noninterest income.
Interest and dividends are recognized in interest income on an accrual basis. Amortization and accretion of purchase premiums and discounts on all categories of investments are recognized in interest income using the effective interest method over the expected term of the securities. Gains and losses on the disposition of securities are recorded on the trade date using the specific identification method and are recognized in other noninterest income.
For held to maturity debt securities, the Company estimates its credit losses using the current expected credit loss (CECL) standard which is discussed as part of the Allowance for Credit Losses section of this footnote. For available for sale debt securities, the Company evaluates whether a credit loss exists by analyzing (a) whether the fair value of the security is less than its amortized cost, (b) whether it has the intent to sell the debt security or it is more likely than not that it will be required to sell the debt security before its anticipated recovery, and (c) whether the Company can determine that a credit loss does not exist through the evaluation of qualitative factors. If the Company cannot determine that a credit loss does not exist through the evaluation of qualitative factors, it compares the present value of cash flows expected to be collected to the amortized cost basis of the security and recognizes an allowance for the expected credit loss. The Company performs a present value cash flow analysis using models that project prepayments, default rates and loss severity on the collateral supporting the security.
The Company considers the following factors in determining whether a credit loss exists:
•	The extent to which the fair value is less than the amortized cost basis;
•
Changes in technology, discontinuance of a segment of the business that may affect the future earnings potential of the issuer or underlying loan obligors of the security or change in the quality of the credit enhancement;

•	The payment structure of the debt security and the likelihood of the issuer being able to make payments that increase in the future;
•	Failure of the issuer of the security to make scheduled interest or principal payments; and
•	Any changes to the rating of the security by a credit rating agency.
If the Company intends to sell the debt security or it is more likely than not that it will be required to sell the security before recovery of its remaining amortized cost basis, the security’s amortized cost basis will be written down to its fair value and additional impairment will be recognized in income after any prior recorded allowance for credit losses is written off.

Available for sale and held to maturity debt securities issued by Government Sponsored Entities or the Government are not expected to have credit losses as they carry an explicit and/or implicit guarantee of the Government and have a long history of zero credit losses. These securities are therefore excluded from the credit loss evaluation.
Other investments primarily include Federal Home Loan Bank (FHLB) and Federal Reserve Bank (FRB) stock, which are carried at cost and are subject to impairment based on the expectations of the ultimate recoverability of the investment. In addition, other investments include equity investments in Community Reinvestment Act funds focused on affordable housing and community development that do not have readily determinable fair values and, as such, are carried at cost less impairment in accordance with Accounting Standards Codification (ASC) 321. When assessing credit risk, the Company considers the counterparty’s operating performance, liquidity and funding position, credit ratings and ability to meet statutory and regulatory requirements in assessing the recoverability of the investment. The Company continues to monitor the financial condition of the counterparty as it relates to, among other things, the recoverability of the Company’s investment. There can be no assurance, however, that future negative changes in the financial condition may not require the Company to recognize an impairment charge with respect to such holdings.
c) Loans Held for Sale—Loans held for sale represent loans for which the Company does not have the intent or ability to hold such loans on the balance sheet for the foreseeable future. These loans may be carried at the lower of cost or fair value or fair value under the fair value option in accordance with U.S. GAAP.
The Company’s loans held for sale are carried at the lower of cost or fair value as the Company has not elected the fair value option. In determining the need for a lower of cost or fair value adjustment on loans held for sale, the Company may pool loans based on similar risk characteristics such as loan type and interest rate or assess loans individually. Direct loan origination fees and costs are deferred at loan origination or acquisition. The amortization and accretion of these amounts are halted when the loan is transferred to held for sale and are recognized at the time the loan is sold and included in other noninterest income. Both reductions in the fair value of loans during their holding period below cost and gains and losses on sale of these loans are recorded in other noninterest income.
Loans and leases are transferred from held for investment to held for sale when the Company no longer has the intent or ability to hold the loans or leases for the foreseeable future. At the time of transfer, such loans and leases are transferred at the lower of cost or fair value. If fair value is determined to be lower than amortized cost, the reduction in carrying value is provisioned for and charged-off through the allowance for credit losses to arrive at the appropriate carrying value. Any subsequent reduction in fair value of loans held for sale is recorded through a valuation allowance in other noninterest income. Conversely, loans and leases are transferred from held for sale to held for investment when the Company determines that it has both the intent and ability to hold these loans and leases for the foreseeable future. Loans and leases transferred from held for sale to held for investment are transferred at the lower of cost or fair value on the date of reclassification with any fair value adjustment being recognized as an adjustment to the loan’s net recorded investment.
d) Loans Held for Investment—Loans that the Company has the intent and ability to hold for the foreseeable future are classified as held for investment. Loans held for investment are reported at the principal amount outstanding, net of the allowance for loan and lease losses, net of deferred loan fees and costs and any discounts received or premiums paid on purchased loans. Deferred fees, costs, discounts and premiums are amortized or accreted over the contractual life of the loan using the effective interest method. Interest income on loans is recognized as earned and is computed using the effective interest method. Deferred loan fees and costs and any discounts or premiums on revolving lines of credit are recognized in income on a straight-line basis over the contractual period assuming that borrowings are outstanding for the maximum term in the contract. The effective interest method is applied once the loan agreement provides a schedule for payment and no additional borrowings are provided for under the agreement.
When applicable, acquired held for investment loans, including through business combinations, measured at amortized cost are accounted for under ASC 326-30, Purchased Financial Assets with Credit Deterioration and are referred to as Purchased Credit Deteriorated (PCD) Assets. At acquisition, the Company reviews each loan to determine whether there is evidence of more than an insignificant deterioration in credit quality since origination. Once this determination is made, acquired loans are typically pooled based on common risk characteristics considering such factors as credit risk, product type, servicer or other factors. Once the Company establishes a pool of loans, an estimate of the allowance for loan and lease losses for the pool is made with the associated allowance added to the date of acquisition purchase price to determine the initial amortized cost basis for the purchased assets. Any noncredit premium or discount, measured as the difference between the unpaid principal balance (UPB) for the pool and the calculated amortized cost is allocated to the pool at the loan level and amortized or accreted using the effective interest method. Changes in the expected credit loss for the pool after acquisition are recognized as provision for credit losses in subsequent periods. In general, interest income recognition for PCD assets is consistent with interest income recognition for similar non-PCD assets.
For Federal Housing Administration (FHA) insured loans, the Company expects to collect the full amount of the unpaid principal balance and debenture rate interest, for periods allowed under the insuring agency’s timeline, when the insurer reimburses the Company subsequent to filing a claim. As a result, these loans are not considered PCD and are recorded at the unpaid principal balance, which is the amount the insurer pays at conveyance to the U.S. Department of Housing and Urban Development (HUD) for these loans. As a result, interest income on these loans is recognized on an accrual basis at the debenture rate for the number of months allowed under the insuring agency’s timeline. The Company expects to collect the full amount of the unpaid principal balance on loans insured by the FHA, Veteran’s Affairs (VA) or other government agencies through the government agencies insurance program or through separate indemnification agreements with the loan servicer. This expectation is reflected in the Company’s evaluation of lifetime credit losses in accordance with ASC 326. However, management maintains a qualitative reserve for loans insured by the VA that are serviced by others in consideration of potential losses incurred due to a servicer failure with regards to servicing related activities.
The Company may modify certain non-government-insured loans to retain clients or to maximize collection of the loan balance. The Company has maintained several programs designed to assist borrowers by extending payment dates or reducing the borrower’s contractual payments. For government insured loans these modifications are in accordance with insurer guidelines to maintain active insurance. Debt restructurings or loan modifications for a borrower do not necessarily result in a loan transferring to nonaccrual. All loan modifications are made on a case-by-case basis. Such modifications could involve forgiving or forbearing a portion of interest or principal or modifying the interest rate to be less than that of current market rates. If the borrower has demonstrated performance under the previous terms and shows the capacity to continue to perform under restructured terms, accrual status is maintained provided the restructuring is supported by a current credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms. This evaluation includes consideration of the borrower’s sustained historical repayment performance for the six-month period prior to the date of the restructuring. If the borrower was materially delinquent on payments prior to the restructure but shows the potential capacity to meet the restructured terms, the loan would continue to be kept on nonaccrual status until the borrower has demonstrated performance according to the terms of the restructuring agreement for a period generally of at least six months.
e) Leases
Lessor
Equipment Financing Receivables Held for Investment
Equipment financing receivables are recorded as the sum of the future minimum loan and lease payments, initial deferred costs and estimated or contractual residual values less unearned income and premiums or discounts paid on purchased loans or leases. Direct fees and costs associated with the origination of loans and leases are deferred and included as a component of equipment financing receivables. Net deferred fees or costs are recognized as an adjustment to interest income over the contractual life of the loan or lease using the effective interest method. The Company’s determination of residual value is derived from a variety of sources including equipment valuation services, appraisals, and publicly available market data on recent sales transactions of similar equipment. The length of time until contract termination, the cyclical nature of equipment values and the limited marketplace for re-sale of certain leased assets are important variables considered in making a determination of residual value. The Company updates its valuation analysis on an annual basis or more frequently as warranted by events or circumstances. The Company assesses the net investment, inclusive of the guaranteed residual, in the lease or loan for impairment and recognizes any impairment loss on the lease or residual in accordance with ASC 326. Interest income is recognized as earned using the effective interest method.
Equipment Under Operating Leases, Net
Equipment under operating leases is carried at amortized cost and is included in other assets in the consolidated balance sheets. Equipment under operating leases is depreciated on a straight-line basis to its estimated residual value over the lease term. The Company’s determination of residual value is derived from a variety of sources including equipment valuation services, appraisals, and publicly available market data on recent sales transactions of similar equipment. The length of time until lease termination, the cyclical nature of equipment values and the limited marketplace for re-sale of certain leased assets are important variables considered in making this determination. The Company updates its valuation analysis on an annual basis or more frequently as warranted by events or circumstances.
The Company reviews equipment values whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of an asset is considered not to be recoverable when its carrying amount exceeds the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal. If it is determined that the carrying amount of the asset is not recoverable, an impairment loss is recognized equal to the amount by which the carrying amount for an asset exceeds its fair market value and is reported as leasing income.
Lessee
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Operating lease agreements are required to be recognized on the consolidated balance sheets as right-of-use (ROU) assets and corresponding lease liabilities.
ROU assets and lease liabilities are impacted by the length of the lease term, the discount rate used to present value the minimum lease payments and lease incentives. The Company’s lease agreements often include one or more options to renew at the Company’s discretion. If at lease inception, the Company considers the exercising of a renewal option to be reasonably certain, the Company will include the extended term in the calculation of the ROU asset and lease liability. Regarding the discount rate, Topic 842 requires the use of the rate implicit in the lease whenever this rate is readily determinable. As this rate is rarely determinable, the Company utilizes its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term. Existing ROU assets and lease liabilities are remeasured upon the occurrence of certain events, such as a lease modification resulting in changes in expected lease payments, the receipt of lease incentives, or reassessment of renewal options. See Note 9 for additional information.
f) Allowance for Credit Losses (ACL)—The CECL standard (ASC 326) requires that the Company records an ACL on all financial assets measured at amortized cost, net investments in leases, and off-balance sheet credit exposures not accounted for as insurance. The ACL, therefore, is comprised of reserves on funded balances of investments, loans and leases, as well as the reserve for unfunded exposures. The reserve on funded balances is included in the allowance for loan and lease losses on the consolidated balance sheets, while the reserve for unfunded exposures is reported within the accounts payable and accrued liabilities line on the consolidated balance sheets. The Company elects to exclude accrued interest receivable from the ACL as accrued interest is reversed through interest income once an asset goes on nonaccrual. The ACL is a valuation account that is deducted from the amortized cost basis of the financial asset to present the net amount expected to be collected on the financial asset. At the reporting date, the Company records an ACL on financial assets. The CECL approach requires an estimate of the credit losses expected over the life of an exposure.
Lifetime losses are estimated based on the exposure at the balance sheet date and do not consider future draws for unconditionally cancellable commitments or other extensions of credit that are not legally binding. The estimate of expected credit losses is based on relevant information and past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amounts. The starting point for the estimate represents historical loss experience, which is then adjusted for current conditions and/or asset-specific risks that may not have previously existed or may have changed over the historical experience used. This adjusted historical loss experience is then adjusted further for future expected economic conditions and portfolio performance over a reasonable and supportable forecast period.
The Company applies a reasonable and supportable forecast period, which includes an implicit reversion to historical means, when estimating its ACL that approximates the expected life of its various asset classes. In order to ensure it is able to react to evolving economic circumstances, the Company develops its forecasted macroeconomic expectations utilizing a multiple-path methodology weighting the likelihood of a baseline scenario, coupled with alternate scenarios representing more pessimistic and optimistic views of the economy. The baseline scenario is leveraged in estimating the initial quantitative estimate, while the alternate scenarios are employed qualitatively to scenario-condition the resultant estimate. The combination of these estimates, plus any additional qualitative adjustments, represents the Company’s best estimate of the ACL as of the balance sheet date.
The Company applies significant judgment in selecting the estimation method that fits the credit risk characteristics of each portfolio segment. The Company generally uses third-party models and data in this process and must use judgment in establishing input metrics for the modeling processes. Residential mortgages and home equity lines have distinguishing borrower needs and differing risks associated with each product type. Commercial finance, commercial real estate loans, and equipment financing receivables are further analyzed for the borrower’s ability to repay and the type of underlying collateral. For purposes of determining the CECL estimate, the Company segments the portfolio based on each population’s risk characteristics such as loan type, guarantees, borrower type and geographic location. Loans are segmented into the following portfolio segments: (a) residential mortgages, (b) home equity lines and other consumer, (c) commercial finance, (d) commercial real estate, (e) equipment financing receivables, and (f) life lending. The portfolio is further disaggregated by the Company into classes based on the associated risks within those segments. Residential mortgages are divided into two classes: residential and government-insured pool buyouts. Home equity lines and other consumer are broken out into two classes. Commercial finance loans are divided into three classes: asset-backed finance, structured mortgage finance, and other commercial finance. Commercial real estate loans are divided into two classes: multifamily lending and commercial real estate. Equipment financing receivables is disaggregated based on the asset’s underlying collateral. Life lending includes life premium finance loans that are not further disaggregated.
For each of the portfolio segments, the historical loss experience is primarily determined using third-party models or other related factors. These models combine user-provided portfolio data with market-wide data and forward-looking scenarios to arrive at an appropriate expected baseline loss. This baseline loss estimate is then scenario-conditioned based upon expectations for the reasonable and supportable forecast period. The resulting allowance estimates derived through these models may be further adjusted to ensure that the resulting allowance is appropriate in light of all known qualitative or environmental factors and specific market risk components. Examples of qualitative factors considered in evaluating the overall allowance estimate include:
•	Changes in international, national, regional, and local economic business conditions and developments that affect the collectability of the portfolio, including various market segments;
•	Changes in the value of underlying collateral for collateral dependent loans;
•	The effect of other external factors such as competition and legal and regulatory requirements on the level of estimated credit losses in the institution’s portfolio;
•	Changes in the nature and volume of the portfolio and in the terms of the loans;
•	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified or graded loans;
•	Changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses;
•	The existence and effect of any concentrations of credit and changes in the level of such concentrations;
•	Changes in the experience, ability and depth of lending management and other relevant staff;
•	Changes in the quality of the institution’s loan review system;
•	Model imprecision and other factors identified through internal assessment such as natural disasters, peer analysis, and stress testing.
The Company establishes a specific reserve for individually evaluated loans and leases that do not share similar risk characteristics with the loans evaluated using a collective or pooled basis. The Company’s residential, excluding government-insured pool buyouts, and home equity line exposures remain within the collective basis until loans become 180 days delinquent and are individually evaluated for charge-offs. Loans or leases within the commercial finance, commercial real estate, equipment financing receivables, and life lending portfolios are evaluated individually when, based on current information and events, it is determined that it is probable the Company will not be able to collect all amounts due according to the terms of the agreement including scheduled interest payments. This evaluation considers the borrower’s overall financial condition, resources, and payment record; the prospects for support from any financially responsible guarantors; and the realizable value of any collateral. If the Company determines that the value of the individually evaluated loan or lease is less than its recorded investment (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), either an individual reserve is recognized or a charge-off is taken against the allowance. Loans or leases determined to be collateral dependent are measured at the fair value of collateral less disposal costs. Loans or leases for which individually evaluated reserves are calculated are excluded from the population to be collectively evaluated.
Net Charge-offs
Loans and leases considered to be uncollectible are charged-off against the allowance. The amount and timing of charge-offs on loans and leases includes consideration of the loan or lease type, length of delinquency, insufficiency of collateral value, lien priority and the overall financial condition of the borrower. Recoveries on loans and leases previously charged-off are credited back to the allowance and up to the amount previously charged-off. Loans and leases that have been entirely or partially charged-off against the allowance are periodically monitored to evaluate whether further adjustments to the allowance are necessary.
Loans in the residential mortgage and home equity portfolios are considered for charge-off when at least one or more of the following conditions are met:
•	A loan or a portion thereof is determined to be uncollectible after considering the borrower’s overall financial condition and collateral deficiency.
•
A loan is considered uncollectible when: (a) the borrower is delinquent in principal or interest 180 days or more; (b) it is probable that collateral value is insufficient to cover outstanding indebtedness and no other viable assets exist; or (c) notification of the borrower’s bankruptcy is received.

•	Loans where the Company is in a subordinate position to other debt, the senior lien holder has foreclosed and extinguished the junior lien.
Loans in the commercial finance, commercial real estate, and life lending loan portfolios are considered for charge-off when at least one or more of the following occur:
•	The loan is risk rated “doubtful” or “loss”.
•
The loan or a portion thereof is determined to be uncollectible after considering the borrower’s overall financial condition and collateral deficiency. A loan may be considered uncollectible when: (a) the borrower is delinquent in principal or interest 90 days or more; (b) significant improvement in the borrower’s repayment capacity is doubtful; and/or (c) collateral value is insufficient to cover outstanding indebtedness and no other viable assets exist.

•	The Company has agreed, in writing, to accept a deficiency note.
Loans and leases in the equipment financing receivables portfolio are considered for charge-off when at least one or more of the following occur:
•	The loan or lease is risk rated “doubtful” or “loss”.
•
The loan or lease or a portion thereof is determined to be uncollectible after considering the borrower’s overall financial condition. A loan or lease may be considered uncollectible when: (a) the borrower is delinquent in principal or interest 151 days or more; (b) significant improvement in the borrower’s repayment capacity is doubtful; and/or (c) collateral value is insufficient to cover outstanding indebtedness and no other viable assets exist.

•	The Company has agreed, in writing, to accept a deficiency note.
•	Credit card receivables, which are included as other consumer loans, are charged-off when the balance becomes 90 days delinquent.

g) Credit Quality and Nonaccrual Loans and Leases—The Company uses an asset risk classification system consistent with guidelines established by the Office of the Comptroller of the Currency (OCC) as part of its efforts to monitor asset quality. The asset quality of the Company’s loans is periodically assessed through a loan review process. In connection with examinations of insured institutions, both federal and state examiners also have the authority to identify problem assets and, if appropriate, classify them. There are five credit quality indicators for commercial finance loans, commercial real estate loans, equipment financing receivables, and life lending loans:
•
Pass—These loans represent an acceptable risk for the Company. The loans may represent loans that are secured with real property, cash or other guarantees or that may experience a decline in earnings before the loan is downgraded.

•
Special mention—These loans represent an increased risk to the Company. The loans exhibit potential credit weaknesses or downward trends. While potentially weak, the loans are currently marginally acceptable, and no loss of principal or interest is expected.

•	Substandard—These loans have one or more weaknesses and are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
•
Doubtful—These loans have the weaknesses of substandard loans with the additional characteristic that the weaknesses make collection or liquidation in full questionable and there is a high probability of loss based on existing facts, conditions and values.

•	Loss—These loans are considered uncollectible and of such little value that continued recognition as a loan is not warranted.
There are two credit quality indicators for residential mortgages and home equity lines:
Performing—No significant change in the collection of payments from the borrower.
Nonperforming—Loans that are 90 days past due or on nonaccrual status.
Commercial finance, commercial real estate, equipment financing receivables, and life lending loans with adverse classifications are reviewed by management on a periodic basis.
The Company reports loans that are less than one month past due as current and loans that are greater than one month but less than three months past due as 30–89 days past due. For those loans that are three months or more past due, the Company reports these loans as 90 days or greater.
Loans and leases are placed on nonaccrual status when, in the judgment of management, there is an expectation that all principal and interest payments will not be received or the probability of collection of interest is deemed to be insufficient to warrant further accrual, which is generally when the loan or lease becomes 90 days past due, or otherwise considered uncollectible due to specific facts and circumstances. Accordingly, when a loan or lease is placed on nonaccrual status, previously accrued but unpaid interest is reversed from interest income, and both the accrual of interest income and the amortization of unamortized deferred fees, costs, discounts and premiums are suspended. Payments received are applied to the principal balance of the loan or lease when doubt exists as to the collectability of the remaining recorded investment. When a client demonstrates a period of performance under the original or modified terms of the loan or lease and where none of its principal and interest remains past due or unpaid or the Company expects repayment of the remaining contractual payments, then interest accruals and amortization of deferred fees, costs, discounts, and premiums are resumed.
Loans collateralized by real estate are derecognized from loans held for investment and recognized in other assets when real estate is acquired by the Company as a result of foreclosure or by deed-in-lieu of foreclosure. Loans foreclosed upon that have an enforceable government guarantee are recorded as foreclosure claims receivable. Derecognized loans that do not have enforceable government guarantees are recorded as other real estate owned (OREO). Leases are derecognized from leases held for investment when the collateral has been repossessed upon an event of default with the collateral recognized as inventory, which is included in other assets. See Note 10 for additional information.
h) Reserve for Unfunded Lending Commitments—Unfunded credit extension commitments are subject to the ACL process as they represent off balance sheet credit exposures unless they can be unconditionally cancelled by the issuer. As a component of the ACL, the Company estimates expected losses related to unfunded lending commitments. Where not unconditionally cancellable, an estimate of credit losses must be performed and recorded for unfunded credit extension commitments including a determination of the likelihood that funding will occur and the expected credit losses to be incurred if funded. Unfunded lending commitments are subject to the same assessment as funded loans, except utilization assumptions are considered. The reserve for unfunded lending commitments is included in the accounts payable and accrued liabilities line on the consolidated balance sheets with changes to the reserve made through provision for credit losses. See Note 8 for the amount of ACL recorded for unfunded credit extension commitments and Note 21 for the amount of unfunded commitments.
i) Premises and Equipment—Computer hardware and software, furniture, equipment and leasehold improvements are carried at amortized cost. Depreciation is computed using the straight-line method over the estimated useful lives of hardware, software, furniture and equipment generally ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the period the Company expects to occupy the leased space. The Company reviews premises and equipment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The carrying amount of an asset is considered not to be recoverable when it exceeds the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal. If it is determined that the carrying amount of the asset is not recoverable, an impairment loss is recognized equal to the amount by which the carrying amount for an asset exceeds its fair market value. Premises and equipment are included in other assets in the consolidated balance sheets.
j) Foreclosure Claims Receivable—Foreclosure claims receivable represent receivables recognized by the Company for government-insured or guaranteed loans that have been foreclosed upon for which it has the intent and ability to recover its losses through the government guarantee. Such assets are measured based on the anticipated amount of the principal, interest and advances expected to be recovered under the claim. During the process of collection under the applicable program, a valuation allowance is established where collectability of the amounts recorded may become uncertain. The receivable is presented net of the related valuation allowance and is included in other assets in the consolidated balance sheets. Gains and losses upon settlement of foreclosure claims receivable are recognized in general and administrative expense.
k) Other Real Estate Owned—OREO consists of property that has been acquired by foreclosure or by deed in lieu of foreclosure. The properties are carried at the lower of cost or fair value (less estimated costs to sell) and are included in other assets in the consolidated balance sheets. Costs relating to the development and improvement of property are capitalized, to the extent the balance does not exceed market or fair value (less cost to sell), whereas costs relating to maintaining the property are charged to expense. Subsequent declines in value are based on valuations and are separately reserved until the property is sold. Gains and losses upon disposition of other real estate owned are recognized in general and administrative expense.
l) Deposits-Deposits include noninterest-bearing and interest-bearing demand deposits, savings and money market accounts, sweep accounts, and time deposits. The Company offers deposits denominated in United States (U.S.) dollars as well as various foreign currencies. Foreign-currency denominated deposits are recorded at the spot rate, with any foreign currency gain or loss recognized as an adjustment to the carrying value. To manage the risk that may occur from fluctuations in world currency markets, the Company enters into short-term forward foreign exchange contracts as outlined further within Note 11 and Note 19.
For certain commercial noninterest-bearing deposit demand accounts, customers receive an earnings credit rate on average deposit balances that are used to offset fees charged for services rendered as a reduction to noninterest income. When the earnings credit calculated exceeds the fees incurred, these costs are recognized in general and administrative expense in the consolidated statements of income.
m) Other Borrowings—The Company records FHLB advances and subordinated notes payable at their principal amount net of deferred issuance costs and any related discounts or premiums. Interest expense is recognized based on the coupon rate of the obligations along with the amortization or accretion of any related discounts, premiums or deferred issuance costs. To manage the risk that may occur from fluctuations in interest rates, the Company enters into interest rate swap contracts to reduce volatility in future cash flows. See derivatives designated as hedges for more information.
n) Trust Preferred Securities—The Company issued trust preferred securities through unconsolidated trusts as a form of additional funding that qualifies as Tier 2 regulatory capital. These securities are recorded at the principal amount net of any related discounts or premiums, with interest expense recognized at the coupon rate plus or minus the amortization or accretion of any related discounts or premiums.

o) Income Taxes—The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (DTA) and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, DTA and liabilities are determined based on the differences between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTA and liabilities is recognized in income in the period that includes the enactment date.
The Company recognizes DTA to the extent management believes that these assets are more-likely-than-not to be realized. In making such determinations, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. In the event management was to determine that the Company would not be able to realize a portion of the DTA in the future, the Company would record a valuation allowance against those assets, which would increase the provision for income taxes.
The Company recognizes tax liabilities in accordance with ASC 740, Income Taxes, and the Company adjusts these liabilities where management’s judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the tax liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available.
The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) the Company determines whether it is more-likely-than-not that the tax positions will be sustained based on the technical merits of the position and (2) for those positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority.
p) Derivative Instruments—The Company uses derivative financial instruments to manage exposure to interest rate risk, foreign currency risk and changes in the fair value of loans and available for sale securities. Derivative transactions are measured in terms of their notional amounts, which are not presented in the consolidated balance sheets, and therefore changes to macroeconomic factors may lead to material changes in the value of the underlying derivatives. The notional amount is not exchanged and is used only as a basis on which interest and other payments are determined. Derivative instruments, which qualify as hedging contracts, are classified as either cash flow or fair value hedges based on the underlying hedged asset or liability in accordance with ASC 815. In addition, the Company enters into freestanding derivatives, which are not designated as qualifying hedges, to further manage its interest rate and foreign currency risk. As permitted under U.S. GAAP, the Company nets derivative assets and liabilities, and the related cash collateral received and paid, when a legally enforceable master netting agreement exists between the Company and the derivative counterparty.
The Company offers deposit products and originates or acquires certain commercial finance loans denominated in foreign currency and typically offsets its exposure from such products by entering into long or short-term forward foreign exchange contracts, which are treated as freestanding derivatives. Other freestanding derivatives are used to manage the overall impact of changes in interest rates and include interest rate options and swaptions. The Company’s hedging strategies are developed through analyses of company specific asset/liability risk, which is derived from financial models and other internal and industry sources. The Company incorporates the results of hedging strategies into its overall interest rate and asset/liability risk management. The Company has also entered various credit derivative contracts with third parties related to loan acquisitions and a TIAA Loss Sharing Agreement (LSA) related to assets of the Company that were part of the Bank sale from TIAA. TIAA is a life insurance company headquartered in New York, New York that provides retirement plans, investment management, annuities, life insurance, and other financial products and services primarily to individuals and institutions in the academic, research, medical, government, and nonprofit sectors nationwide. Changes in the fair value of the third-party credit derivatives and LSA are reported in other noninterest income, see Note 20 for additional detail.
Derivatives Designated as Hedges
Cash Flow Hedges—As part of its asset and liability management activities, the Company enters into interest rate swaps as a cash flow hedge for transactions that create variable cash flows. The Company uses pay fixed, receive variable interest rate swaps to synthetically convert these instruments to fixed rate and manage this exposure.
The fair values of these derivatives are reported in other assets or accounts payable and accrued liabilities. The effective portion of the cumulative gains or losses on cash flow hedges are reported within AOCI and are reclassified from AOCI to current period earnings (other borrowings and other interest expense line in the consolidated statements of income) when the forecasted transaction affects earnings. Cumulative gains or losses on discontinued cash flow hedges are reclassified from AOCI to earnings (other noninterest income) once the probability of forecasted transactions occurring are considered probable of not occurring.
Any hedge ineffectiveness is reported in interest expense. Interest payments of these derivatives are included in the operating activities section of the consolidated statements of cash flows while payments and proceeds related to the settlement of these derivatives are included in the operating activities section of the consolidated statements of cash flows to match the cash flows of the economically hedged item. All gains or losses on these derivatives are included in the assessment of hedge effectiveness.
Fair Value Hedges—As part of its asset management activities, the Company enters interest rate swaps as a fair value hedge for transactions that create fair value volatility. The Company uses pay fixed, receive variable interest rate swaps to hedge against the change in fair value of certain available for sale investment securities and commercial real estate held for investment as a result of changes in benchmark interest rates.
The fair value of these derivatives are reported in other assets or accounts payable and accrued liabilities. The cumulative gains and losses on fair value hedges are reported in other noninterest income, offset by the change in fair value of the hedged item attributable to changes in the benchmark interest rate. The cumulative gains and losses related to fair value hedges accounted for under the portfolio layer method are recorded as a basis adjustment to the related closed pools of hedged items. Any hedge ineffectiveness is reported in interest expense.
Interest payments of these derivatives are included in the operating activities section of the consolidated statements of cash flows while payments and proceeds related to the settlement of these derivatives are included in the operating activities section of the consolidated statements of cash flows to match the cash flows of the economically hedged item. All gains or losses on these derivatives are included in the assessment of hedge effectiveness.
Derivatives Not Designated as Hedges
Foreign Exchange Contracts—Foreign exchange contracts are commitments to buy or sell a foreign currency at a certain price on a future date and may be settled in cash or through delivery. The Company enters these contracts to manage its exposure to foreign currency risk related to changes in the fair value of foreign currency denominated deposits and commercial finance loans held for investment. Cash flows related to foreign exchange contracts for deposits and commercial finance loans are included in investing activities on the consolidated statements of cash flows. Changes in the fair value of foreign exchange contracts for deposits are included in other noninterest income, while changes in the fair value of foreign exchange contracts for loans held for investment are included in interest income.
Interest Rate Cap Options and Swaptions—The Company invests in interest rate cap options and swaptions as a risk-mitigating instrument to manage the interest rate risk related to certain securities classified as available for sale which are subject to an embedded interest-rate ceiling. Interest rate cap options and swaptions are recorded as freestanding derivatives in other assets or accounts payable and accrued liabilities and are carried at fair value, with changes in fair value recognized in other noninterest income. Cash flows related to the premium paid for interest rate cap options and swaptions are included in investing activities on the consolidated statements of cash flows.
Indemnification Assets—As part of its loan acquisition activities, the Company periodically enters into credit derivative contracts with the servicer of government-insured loans whereby the counterparty provides additional guarantees of a portion of the potential credit and advance losses. Additionally, the Company executed an LSA, as discussed previously, which meets the definition of an indemnification asset. See Note 20 for further discussion of this LSA. Cash flows related to these indemnification assets are included in investing activities on the consolidated statements of cash flows.
q) Fair Value Measurements—Assets and liabilities measured at fair value have been categorized based upon the fair value hierarchy described below:
Level 1—Valuation is based upon quoted market prices for identical instruments traded in active markets.
Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates or assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.
The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. In addition, these estimates do not reflect any premium or discount that could result from offering for sale the Company’s entire holdings of a particular financial instrument at one time. Finally, the potential tax impacts related to the realization of any unrealized gains and losses could have a significant effect on fair value estimates and are not considered in any of the internal valuations.
Fair value estimates are determined for existing financial instruments, including derivative instruments, without attempting to estimate the value of anticipated future business and the value of certain assets and liabilities that are not considered financial instruments. Significant assets that are not considered financial instruments include premises and equipment and intangible assets.
For assets or liabilities in inactive markets, transaction or quoted prices may require adjustment to reflect uncertainty as to whether or not the underlying transactions are orderly. Management recognizes that significant events that impact fair value may occur after the measurement date. The Company’s policy is to monitor these events and determine whether adjustments to fair value are required.
The estimated fair values of all the Company’s derivative financial instruments are reported in Note 19. Counterparty risk for derivative contracts and its impact on the determination of fair value are discussed in Note 19.
r) Variable Interest Entities—The Company is required to evaluate whether to consolidate a variable interest entity (VIE) when it first becomes involved and on an ongoing basis. In almost all cases, a qualitative analysis of its involvement in the entity provides sufficient evidence to determine whether the Company is the primary beneficiary.
The Company consolidates VIEs in which it is the primary beneficiary and holds a controlling financial interest. This is evidenced by the power to direct the activities of a VIE that most significantly impact its economic performance and the obligation to absorb losses of, or the right to receive benefits from the VIE that could be potentially significant to the VIE. The Company takes into account all of its involvement in a VIE identifying implicit or explicit variable interests that, individually or in the aggregate, could be significant enough to warrant the designation as the primary beneficiary. Designation as the primary beneficiary requires the Company to consolidate the VIE and provide appropriate disclosures.
To assess whether the Company has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance, the Company considers all facts and circumstances, including its role in establishing the VIE and its ongoing rights and responsibilities. This assessment includes, first, identifying the activities that most significantly impact the VIE’s economic performance; and second, identifying which party, if any, has power over those activities. In general, the parties that make the most significant decisions affecting the VIE (such as asset managers, collateral managers, servicers, or owners of call options or liquidation rights over the VIE’s assets) or have the right to unilaterally remove those decision-makers are deemed to have the power to direct the activities of a VIE.
To assess whether the Company has the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE, the Company considers all of its economic interests, including debt and equity investments, servicing fees, and derivative or other arrangements deemed to be variable interests in the VIE. This assessment requires that the Company apply judgment in determining whether these interests, in the aggregate, are considered potentially significant to the VIE. Factors considered in assessing significance include: the design of the VIE, including its capitalization structure; subordination of interests; payment priority; relative share of interests held across various classes within the VIE’s capital structure; and the reasons why the interests are held by the Company.
The Company performs on-going reassessments of: (1) whether any entities previously evaluated under the majority voting-interest framework have become VIEs, based on certain events, and are therefore subject to the VIE consolidation framework; and (2) whether changes in the facts and circumstances regarding the Company’s involvement with a VIE cause the Company’s consolidation conclusion regarding the VIE to change.

Participants not determined to be the primary beneficiary do not consolidate and are required to make appropriate disclosures. When in the evaluation of its interest in each VIE it is determined that the Company is considered the primary beneficiary, the VIE’s assets, liabilities and non-controlling interests are consolidated and included in the consolidated financial statements. See Note 22 for additional information.
s) Preferred Stock—The Company has issued preferred stock, which is recorded at its fair value at the time of issuance. See Note 14 for disclosures regarding the Company’s preferred and common stock.
t) Discontinued Operations—A disposal of a business that meets the criteria for held for sale classification is reported as discontinued operations when the disposal represents a strategic shift that has had or will have a major effect on the Company’s operating results. The Company reports a business as held for sale when management has approved or received approval to sell the business and is committed to a formal plan, the business is available for immediate sale, the business is being actively marketed and other specified criteria are met. A business classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value, the business is written down to its fair value upon the held for sale designation.
When presenting discontinued operations, assets and liabilities related to the business are segregated in the consolidated balance sheets commencing in the period in which the asset meets all of the held for sale criteria described above and prior periods are recast. The results of discontinued operations are reported in discontinued operations in the consolidated statements of income for current and prior periods commencing in the period in which the asset or business is either disposed of or is classified as held for sale, including any gain or loss recognized on the sale or adjustment of the carrying amount to fair value less cost to sell. See Note 25 regarding the Company’s discontinued operations activities.
u) Dividends—The Company may at its discretion and upon the approval of its Board and its primary regulator when required, declare dividends to its preferred stockholder and common stockholders, including holders of stock options and restricted stock awards. These dividends generally represent a return of investment for the stock holders and are reported as a deduction to retained earnings. In periods when retained earnings are negative, these dividends represent a return on investment and are reported as a deduction to additional paid in capital.
v) Stock-Based Compensation—The Company issues stock options to certain employees as an incentive for continued employment and achievement of defined performance metrics by the Company. It is the Company’s policy to issue new, previously authorized, Class B common stock upon the exercise of a vested stock option. Compensation expense for service- and performance-based stock options is based on the fair value of the underlying options as of the grant date multiplied by the number of options expected to vest and is recognized on a straight-line basis over the applicable vesting period. Compensation expense for performance-based stock options is recognized when it is probable that the performance condition underlying the options will be achieved. It is the Company’s policy to estimate forfeiture rates over the term of the options. See Note 18 for more information.
w) Noninterest Income—A description of the Company’s primary streams of noninterest income includes the following:
•	Loan Fee Income includes revenue from fees related to commercial lending, such as non-utilization fees, loan syndication, loan production and servicing, and warehouse packaging.
•	Leasing Income includes revenue from equipment financing activities, including renewal fees, gains or losses from asset terminations or sales and operating lease income.
•	Bargain Purchase Gain is a result of the Company’s acquisition of Sterling as further detailed in Note 4.
•	Other Income includes revenue from gains or losses on investment securities and related swaps, hedging activity results, loan sale gains, equity investment gains, and other miscellaneous items.
x) Advertising—Advertising costs are expensed as incurred. For the years ended December 31, 2025, 2024 and 2023, the Company recognized advertising expense of $42,067, $32,729 and $30,508, respectively.
y) Revenue from Contracts with Customers—Revenue is recognized in accordance with ASC 606, Revenue from Contracts with Customers, and follows a five-step model for the measurement and recognition of revenue. The

Company includes customer fees in noninterest income in the consolidated statements of income, which discloses the disaggregated revenue amounts. Receivables related to these fees are included in other assets in the consolidated balance sheets. The Company has determined that the receivable balances outstanding as of December 31, 2025 and 2024 are not material.
Performance Obligations
The Company enters into contracts with its customers that create performance obligations related to customer fees.
Customer Fees
For the Company’s customer fees, the nature of the promise to the customer is dependent upon the fee type. For transaction based fees, which include ATM and late fees, the nature of the promise is to provide or make a specific service available to the customer. Under these arrangements, the Company has identified a single performance obligation for each fee, which represents fixed consideration and is satisfied at a point-of-time. Control is passed to the customer, and related revenue recognized, when the services are rendered with payment received immediately or in the following month. For deposit based fees (e.g., monthly maintenance fees), the promise to the customer is to make deposited amounts available. Under these arrangements, the Company has identified a single performance obligation related to each fee, which is satisfied over a period of time. Time elapsed is utilized as the measure of progress for these fees, resulting in monthly recognition of revenue. Payment for such fees is generally received on a monthly basis. These customer fees are recognized within other noninterest income in the consolidated statements of income. For customer fees, the Company has determined that the associated revenue was not material for the years ended December 31, 2025, 2024 and 2023.
Trust Fees (discontinued operation as of July 2023)
For the Company’s trust fees, the nature of the promise to the customer was to provide trust management services for the customer’s underlying assets with all earned trust fees subject to ASC 606. Revenue under these arrangements was variable consideration and was calculated as a percentage of assets under management. The Company had identified a single performance obligation for these services as they represented a series of distinct services that were substantially the same. When measuring progress, the Company utilized time elapsed for this performance obligation which resulted in monthly revenue recognition as the value of assets under management were no longer subject to the variable consideration constraint. Trust revenue was recognized on the accrual basis as trust management services were delivered. Payment for such trust management fees were received on a monthly basis and were included in discontinued operations in the consolidated statements of income.
Costs to Obtain Contracts with Customers (discontinued operation as of July 2023)
The Company incurred incremental costs to obtain contracts with customers associated with the trust operations. These costs primarily represented commissions paid to TIAA-College Retirement Equities Fund (CREF) Individual and Institutional Services (TC Services) for the referral of trust customers. The Company had determined that these payments met the requirement to be capitalized as assets. However, the customer agreement associated with the referral did not include a required contractual period. As such, customers referred under these arrangements could discontinue the trust services at any point subsequent to the referral. As a result, the Company had elected the practical expedient to expense these costs as incurred given that the amortization period was one year or less.
The fees and expenses of exchange-traded funds and mutual funds, including the TIAA-CREF Funds and the Nuveen Funds (Proprietary Funds), held in the fiduciary accounts were in addition to the Company’s fees. If the Company invested in Proprietary Funds for Individual Retirement Accounts (IRA) or accounts subject to the Employee Retirement Income Security Act of 1974 (ERISA), the Company would issue a credit to the IRA or ERISA fiduciary account for its pro rata share of applicable fund fees on a periodic basis. Each fund’s prospectus provided information on its fees and expenses.
Additional fees were charged for fiduciary special services based upon the work performed and responsibility assumed. Any incidental benefits of handling account assets did accrue to the Company. Fees were charged directly against the assets in the fiduciary account unless the Company was instructed to bill a client.
Trust assets and other property held in agency or other fiduciary or custody capacities for customers were not included in the financial statements, as they were no longer assets of the Company.

3. Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
Income Taxes—In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). The amendments in ASU 2023-09 require disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information regarding income taxes paid. The ASU is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. ASU 2023-09 applies to all entities subject to income taxes and is effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted this ASU as of January 1, 2025, using a retrospective transition approach, and notes no significant impact on its consolidated financial statements. Accordingly, the updated disclosures required by the new standard are included in Note 16 for the years ended December 31, 2025, 2024 and 2023.
Recently Issued but Not Yet Adopted Accounting Pronouncements
Disclosure Improvements—In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements (ASU 2023-06). The amendments in ASU 2023-06 modify the disclosure or presentation requirements of a variety of topics. Topics with the potential to impact the Company’s financial statements include enhanced disclosures regarding cash flow impacts of derivative contracts, enhanced disclosures regarding unused lines of credit and unfunded commitments and disclosures regarding the entity’s liquidation preference regarding preferred stock. The ASU should be applied prospectively. For the Company, the amendments in ASU 2023-06 are effective two years after the date on which the SEC removes the related disclosure from Regulation S-X or Regulation S-K becomes effective. Should the SEC not remove the applicable requirements from Regulation S-X by June 30, 2027, the pending amendments in ASU 2023-06 would be removed from the codification. The Company is evaluating the impact of this guidance on the consolidated financial statements.
Income Statement—Expense Disaggregation Disclosures—In November 2024, the FASB issued ASU 2024-03, which requires public business entities to disclose additional information about the nature of expenses included on the face of the income statement under ASC 220-40, which is intended to provide investors with more detailed information to better understand an entity’s performance, assess its prospects for future cash flows, and compare its performance over time and with other entities. The ASU requires disclosure, in a tabular format within the notes to the financial statements, of specified expense categories, including purchases of inventory, employee compensation, depreciation, and intangible asset amortization, included within each relevant expense caption presented on the face of the income statement, along with a qualitative description of amounts remaining in each relevant expense caption that are not separately disaggregated. The ASU also requires disclosure of the total amount of selling expenses and, in annual reporting periods, the Company’s definition of selling expenses. The amendments in this ASU are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied either prospectively or retrospectively to all prior periods presented. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its consolidated financial statements.
Intangibles—Goodwill and Other Internal-Use Software—In September 2025, the FASB issued ASU 2025-06, which amends certain aspects of the accounting for and disclosure of software costs under ASC 350-40, which is intended to improve the accounting for costs incurred in developing or acquiring internal-use software. The ASU removes the stage-based model and introduces a probable-to-complete recognition threshold, which should allow for the capitalization of costs after project authorization, implementation costs for cloud computing arrangements, and other previously hard to classify costs. The ASU requires disclosures under ASC 360-10 be applied to all capitalized software costs accounted for under ASC 350-40, regardless of how those costs are presented in the financial statements. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2027. Early adoption is permitted, including adoption in an interim period but must be applied as of the beginning of the annual period that includes that interim period. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its consolidated financial statements.
Financial Instruments—Credit Losses—In November 2025, the FASB issued ASU 2025-08, an update to ASC Topic 326, Financial Instruments—Credit Losses: Purchased Loans. The update extends the “gross-up” accounting model, previously limited to PCD assets, to a broader class of acquired loans defined as Purchased

Seasoned Loans (PSLs). PSLs are non-PCD loans that meet certain criteria. The ASU requires acquired loans’ amortized cost basis to be adjusted for expected credit losses at the loan level and removes the Day-1 credit loss expenses under the previous model. The ASU removes day one loss expense at acquisition, streamlines loan accounting and enhances financial statement comparability. The amendments are applied prospectively, effective for fiscal years beginning after December 15, 2026, including interim periods. Early adoption is permitted for interim or annual reporting where the financial statements have not been issued. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its consolidated financial statements.
Derivatives and Hedging—Hedge Accounting Improvements—In November 2025, the FASB issued ASU 2025-09, which amends ASC 815 to clarify certain aspects of the hedge accounting guidance and to address issues arising from reference rate reform, with the objective of aligning hedge accounting more closely with an entity’s risk management activities. Among other changes, the ASU allows groups of forecasted transactions to be hedged together if they share a similar risk exposure. It also establishes a hedging model for choose-your-rate debt, expands the eligible hedged components of nonfinancial forecasted transactions, eliminates the net written option test in certain interest rate hedges, and addresses the accounting mismatch for certain dual hedge strategies. The amendments are effective for public business entities for fiscal years beginning after December 15, 2026, including interim periods within those years, and one year later for all other entities. Early adoption is permitted. The amendments are applied prospectively, with transition provisions for existing hedging relationships. The Company has not early adopted this ASU and is still evaluating the potential impact of this guidance on its consolidated financial statements.
4. Business Combination
On April 1, 2025, the Company purchased 100% of the shares of Sterling, a wholly owned subsidiary of Sterling Bancorp, Inc., for total consideration of $261,677. The acquisition was accounted for using the acquisition method, which requires that all assets and liabilities acquired in the transaction be measured at fair value, with certain exceptions as required by U.S. GAAP. The acquisition included Sterling bank branches which are primarily located in California, along with a branch in Flushing, NY. During the year ended December 31, 2025, a $261,000 cash distribution was made from EverBank, N.A. to the Company to fund the acquisition and subsequently the net assets acquired were contributed to EverBank, N.A. The following table presents the consideration transferred and the preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed, which were recorded at their transaction-date fair values.

Allocation of Consideration Transferred	April 1, 2025
Consideration
Cash consideration	$261,000
Other consideration	677
Total Consideration	$261,677
Assets
Cash	$1,229,010
Available for sale investment securities	254,307
Equity securities	4,869
Other securities	27,713
Residential mortgages loans held for investment	423,423
Commercial real estate loans held for investment	261,338
Other loans held for investment	17,671
Other assets	61,035
Total Assets	$2,279,366
Liabilities
Interest-bearing demand deposits	$1,072,393
Time deposits	873,353
Noninterest-bearing demand deposits	39,026
Other liabilities	19,054
Total Liabilities	$2,003,826
Total identifiable net assets	$275,540
Bargain purchase gain	$13,863

The fair value of assets acquired includes financing receivables for residential mortgages, commercial real estate and other loans held for investment with fair values of $68,379, $32,855, and $4,339, respectively, that are purchased with credit deterioration. For further analysis of these balances refer to Note 8.
The following table presents the fair value, gross contractual, and the best estimate of cash flows not expected to be received at the acquisition date by type of receivable for acquired financing receivables that do not represent purchased financial assets with credit deterioration.

	Residential Mortgages	Commercial Real Estate	Other Loans	Home Equity Lines of Credit	Total
Fair value	$355,044	$228,483	$8,732	$4,600	$596,859
Gross contractual amounts receivable	840,628	316,069	11,247	9,567	1,177,511
Best estimate at acquisition date of cash flows not expected to be collected(1)	390,328	26,196	1,248	3,333	421,105

(1)	Cash flows not expected to be collected includes the effects of both credit losses as well as modeled prepayment assumptions.
Subsequent to signing the stock purchase agreement, the expected transaction closing date was pushed back two months, resulting in additional earnings by Sterling. In addition, favorable changes in market rates and lower than expected closing costs resulted in more favorable transaction accounting. As a result, the Company recognized a bargain purchase gain of $13,863, which is included within noninterest income in the consolidated statements of income for the year ended December 31, 2025. Under the acquisition method of accounting, the measurement period for a transaction is to extend for a period necessary to obtain all available information to facilitate a complete and accurate recording of the transaction as of the acquisition date. This period, however, may not extend beyond a period of one year from the date of acquisition. In the event information not currently available is obtained during the measurement period that would affect the recording of this transaction, any applicable adjustments will be performed retrospectively adjusting the initial recording of this acquisition.
Pro Forma Results (unaudited)
The unaudited pro forma consolidated combined statements of income include the immaterial effect of the accretion of purchase accounting fair value adjustments relating to the Sterling acquisition based on asset and liability valuations as of the acquisition date. The unaudited pro forma consolidated combined statements of income also include immaterial adjustments related to the provision for loan and lease losses and the bargain purchase gain recorded as a result of the transaction. Selected unaudited pro forma results of operations for the years ended December 31, 2025 and 2024, assuming the Sterling acquisition had occurred as of January 1, 2024, are as follows:

	2025	2024
Revenue(1)	$1,194,435	$1,064,390
Net interest income after provision for loan and lease losses	1,078,058	934,066
Noninterest income	50,714	102,370
Net income from continuing operations	274,559	233,715
Net income from continuing operations attributable to common stockholders	230,684	189,840
(1)	Revenue represents net interest income before provision plus noninterest income
Sterling’s actual revenue, net interest income after provision for loan and lease losses, noninterest income and net loss from continuing operations before tax included in the Company’s unaudited condensed consolidated statements of income from April 1, 2025 through December 31, 2025 are presented below:

Revenue(1)	$42,519
Net interest income after provision for loan and lease losses	38,293
Noninterest income	1,168
Net loss from continuing operations before tax	(1,222)
(1)	Revenue represents net interest income before provision plus noninterest income

5. Investment Securities
The amortized cost, gross unrealized gains, gross unrealized losses, fair value and carrying value of investment securities were as follows as of December 31, 2025 and 2024:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
2025
Available for sale:
Residential collateralized mortgage obligations (CMO) securities–agency	$5,956,683	$67,877	$70,393	$5,954,167	$5,954,167
Residential mortgage backed securities (MBS)–agency	847,949	268	86,687	761,530	761,530
Collateralized loan obligations (CLO)	887,150	664	217	887,597	887,597
Commercial MBS–agency	440,319	11,048	205	451,162	451,162
Corporate securities	61,856	1,114	875	62,095	62,095
U.S. Treasury securities	45,885	186	6,664	39,407	39,407
Municipal securities	2,494	3	6	2,491	2,491
Residential CMO securities–non-agency	16,152	191	540	15,803	15,803
Other asset-backed securities (ABS)(1)	25,305	256	12	25,549	25,549
Total available for sale securities	$8,283,793	$81,607	$165,599	$8,199,801	$8,199,801
Held to maturity:
Residential & commercial MBS–agency	$28,091	$—	$1,406	$26,685	$28,091
Total held to maturity securities	$28,091	$—	$1,406	$26,685	$28,091
Equity securities	$19,761	$801	$1,267	$19,295	$19,295

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Carrying Value
2024
Available for sale:
Residential CMO securities–agency	$7,081,351	$25,806	$198,955	$6,908,202	$6,908,202
Residential MBS–agency	1,285,713	—	169,193	1,116,520	1,116,520
CLO securities	1,073,939	6,359	308	1,079,990	1,079,990
Commercial MBS–agency	474,669	1,047	8,486	467,230	467,230
Corporate securities	102,712	367	8,268	94,811	94,811
Municipal securities	53,403	171	3,704	49,870	49,870
U.S. Treasury securities	40,425	—	7,382	33,043	33,043
Federal agency securities	40,000	—	184	39,816	39,816
Residential CMO securities–non-agency	20,209	92	956	19,345	19,345
Total available for sale securities	$10,172,421	$33,842	$397,436	$9,808,827	$9,808,827
Held to maturity:
Residential & commercial MBS–agency	$29,029	$—	$2,564	$26,465	$29,029
Total held to maturity securities	$29,029	$—	$2,564	$26,465	$29,029
Equity securities	$15,280	$642	$1,692	$14,230	$14,230

(1)	Other ABS securities represent securities backed by consumer loans other than residential mortgages.
At December 31, 2025 and 2024, investment securities with fair values of $5,909,470 and $8,436,410, respectively, were pledged to secure other borrowings and other various purposes as required or permitted by law. At December 31, 2025 and 2024, investment securities with fair values of $105,134 and $166,889, respectively, were pledged as collateral for certain derivative positions and are included in the total pledged amount noted above.

The amortized cost and fair value of debt securities at December 31, 2025, by contractual maturities are shown below. Actual maturities may differ from contractual maturities because the issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
2025
Available for sale:
Within one year	$1,819	$1,819
After one year through five years	33,412	32,858
After five years through ten years	49,869	50,841
After ten years	25,135	18,474
Asset-backed securities(1)	8,173,558	8,095,809
	$8,283,793	$8,199,801
Held to maturity:
Asset-backed securities(1)	$28,091	$26,685

(1)
Asset-backed securities classified as available for sale do not have a single maturity date and are comprised of Commercial MBS, Residential MBS, CLOs, Residential CMO securities (Agency & Non-Agency) and other asset-backed securities. Asset-backed securities classified as held to maturity are comprised of Residential MBS.

The gross gains (losses) realized on available for sale investment sales for the years ended December 31, 2025, 2024 and 2023 are shown below:

	2025		2024		2023
Gross gains (losses) realized on available for sale investments sales	Carrying Value	Gross Gains/(Losses)	Carrying Value	Gross Gains/(Losses)	Carrying Value	Gross Gains/(Losses)
Investments sold at a gross gain	$564,803	$6,362	$1,010,265	$4,250	$ —	$ —
Investments sold at a gross loss	933,730	(89,573)	297,734	(38,542)	—	—
Net gains (losses) realized on sales	$1,498,533	$(83,211)	$1,307,999	$(34,292)	$ —	$ —

The gross unrealized losses and fair value of the Company’s debt securities with unrealized losses, aggregated by type of security and the length of time individual securities have been in a continuous unrealized loss position, at December 31, 2025 and 2024 are as follows:

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2025
Available for sale:
Residential CMO securities–agency	$329,192	$2,257	$940,124	$68,136	$1,269,316	$70,393
Residential MBS–agency	—	—	738,322	86,687	738,322	86,687
CLO securities	81,133	217	—	—	81,133	217
Commercial MBS–agency	62,341	205	—	—	62,341	205
Corporate securities	8,582	123	4,197	752	12,779	875
U.S. Treasury securities	—	—	18,750	6,664	18,750	6,664
Municipal securities	—	—	948	6	948	6
Residential CMO securities–non-agency	282	—	12,574	540	12,856	540
Other asset-backed securities(1)	124	12	—	—	124	12
Total available for sale securities	$481,654	$2,814	$1,714,915	$162,785	$2,196,569	$165,599
Held to maturity:
Residential & commercial MBS–agency	$—	$—	$25,977	$1,406	$25,977	$1,406
Total held to maturity securities	$—	$—	$25,977	$1,406	$25,977	$1,406

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
2024
Available for sale:
Residential CMO securities–agency	$1,876,083	$32,415	$1,326,464	$166,540	$3,202,547	$198,955
Residential MBS–agency	133,529	6,671	982,991	162,522	1,116,520	169,193
CLO securities	20,192	308	—	—	20,192	308
Commercial MBS–agency	393,511	8,486	—	—	393,511	8,486
Corporate securities	994	6	64,495	8,262	65,489	8,268
U.S. Treasury securities	—	—	33,043	7,382	33,043	7,382
Federal agency securities	—	—	39,816	184	39,816	184
Municipal securities	9,540	275	32,194	3,429	41,734	3,704
Residential CMO securities–non-agency	—	—	15,723	956	15,723	956
Total available for sale securities	$2,433,849	$48,161	$2,494,726	$349,275	$4,928,575	$397,436
Held to maturity:
Residential & commercial MBS–agency	$—	$—	$26,465	$2,564	$26,465	$2,564
Total held to maturity securities	$—	$—	$26,465	$2,564	$26,465	$2,564

(1)	Other ABS securities represent securities backed by consumer loans other than residential mortgages.
For its available for sale securities, the Company recorded an allowance for credit losses of $51 and $27 as of December 31, 2025 and 2024, respectively. For its held to maturity securities, the Company did not record an allowance for credit losses for the periods of December 31, 2025 and 2024.
Other Investments—Other investments as of December 31, 2025 and 2024 are as follows:

	2025	2024
FHLB stock	$237,586	$226,288
FRB stock	109,799	106,383
Other	37,822	32,276
Total	$385,207	$364,947

As of December 31, 2025 and 2024, the carrying amounts of investments without readily determinable fair values were $35,161 and $29,860, respectively. In addition, the Bank did not recognize any impairment charges or upward adjustments related to these investments.
The Company, through its subsidiary, the Bank, relies on a borrowing line with the FHLB of Atlanta as an additional funding source. See Note 12 for further discussion related to collateral to secure FHLB advances. As a condition of membership in the FHLB, the Company is required to purchase and hold a certain amount of FHLB stock. The Company’s stock purchase requirement is based, in part, upon the outstanding principal balance of advances from the FHLB. In addition, the Bank is required to purchase and hold a certain amount of FRB stock, as defined by the Federal Reserve Board. FHLB and FRB stock are held by the Bank at cost and evaluated for impairment based on the expectations of the ultimate recoverability of the par value. FHLB stock is redeemable at par. As of December 31, 2025 and 2024, the Bank did not recognize an impairment charge related to the Company’s FHLB or FRB stock holdings.

6. Loans Held for Sale
Loans are classified as held for sale when the Company has the intent and ability to sell such loans in the near term rather than hold them for investment. These loans are carried at the lower of cost or fair value. As of December 31, 2025 and 2024, loans held for sale consisted of $0 and $48,357, respectively, in commercial finance loans held for sale.
The Company sold substantially all of its fixed-rate, first-lien residential mortgage loans to TIAA, on a service retained basis, in a series of transfers that occurred in 2023. The unpaid principal balance of the portfolio sold totaled $5,829,521 with a lower of cost or market (LOCOM) pre-tax adjustment of $71,736 recorded in mortgage banking income for the year ended December 31, 2023. Additionally, the Company sold the mortgage servicing rights (MSR) related to this portfolio of loans to a third party, along with the associated servicing advances and escrow balances. The MSR was sold on March 31, 2023, and included $4,795,952 of unpaid principal balance for $38,147, which was recorded as a basis adjustment to the loans.
During the years ended December 31, 2025, 2024 and 2023, the Company transferred and subsequently sold loans from its held for investment portfolio. The following is a summary of cash flows related to transfers accounted for as sales for the years ended December 31, 2025, 2024 and 2023:

	2025	2024	2023
Proceeds received from nonsecuritization sales–residential(1)	$121,217	$90,949	$5,954,879
Proceeds received from nonsecuritization sales–commercial finance	48,357	98,207	—
Proceeds received from nonsecuritization sales–commercial real estate	—	13,688	—
Proceeds received from nonsecuritization sales–equipment financing receivables	9,349	—	—
Proceeds received from nonsecuritization sales–credit cards	1,930	—	—
Total proceeds received from nonsecuritization sales	$180,853	$202,844	$5,954,879
Repurchased loans from residential agency sales and securitizations	$23	$1,017	$156

(1)	Included in this amount are government-insured pool buyouts.
The following is a summary of transfers of loans from held for investment to held for sale and transfers of loans from held for sale to held for investment for the years ended December 31, 2025, 2024 and 2023:

Loans Transferred from Held for Investment (LHFI) to Held for Sale (LHFS)	2025	2024	2023
Residential(1)	$119,210	$90,026	$124,106
Commercial finance	—	146,564	—
Commercial real estate	—	13,676	—
Equipment financing receivables	9,349	—	—
Credit cards(2)	1,955	—	—
Total transfers from LHFI to LHFS	$130,514	$250,266	$124,106

(1)	Included in this amount are government-insured pool buyouts.
(2)	Included as a component of home equity lines and other consumer loans held for investment as of December 31, 2024.
For the years ended December 31, 2025 and 2024, the Company transferred no loans from loans held for sale (LHFS) to loans held for investment (LHFI). For the year ended December 31, 2023, the Company transferred $20,711 from LHFS to LHFI.
When the Company has identified and made a decision to sell a loan or a pool of loans which were not originated or acquired with the intent to sell, the Company will transfer the loans from LHFI to LHFS at the lower of cost or fair value. Loan transfers from LHFS to LHFI and transfers from LHFI to LHFS represent noncash activities within the consolidated statements of cash flows, respectively.

7. Loans and Leases Held for Investment, Net
Loans and leases held for investment as of December 31, 2025 and 2024 are comprised of the following:

	2025	2024
Residential mortgages(1)	$7,188,803	$7,252,737
Home equity lines and other consumer	585,833	539,700
Commercial finance	15,510,141	10,657,588
Commercial real estate	7,576,634	6,857,259
Equipment financing receivables	4,277,037	3,773,802
Life lending	765,303	390,317
Total loans and leases held for investment, net of unearned income	$35,903,751	$29,471,403

(1)	Included in this amount are government-insured pool buyouts.
As a complement to its organic origination channels, the Company engages in purchases of loans and leases when such acquisitions help to support the strategic priorities of the Company. Acquired residential mortgages generally represent first lien mortgages collateralized by residential properties. Acquired home equity lines represent revolving lines of credit collateralized by residential properties. Acquired equipment financing receivables represent loans and leases acquired from equipment vendors and equipment leasing capital markets teams, usually shortly after origination, collateralized by a number of equipment types including healthcare, fleet vehicles and capital and construction equipment. Acquired commercial finance loans represent asset-backed finance loans such as subscription, net asset value and hybrid financing structures that contain both net asset value and subscription financing structures. Additionally, commercial finance consists of loans to middle market borrowers, and commercial and industrial loans. Acquired commercial real estate represents first lien mortgages on various commercial real estate property types. On April 1, 2025, the Company closed on its acquisition of Sterling. For further review of this transaction, see Note 4. Associated with this transaction, the Bank acquired a portfolio of residential mortgages, home equity lines, and commercial and commercial real estate loans. During 2024, the Company entered into a separate agreement with Primis Bank to purchase a portfolio of life lending loans that fund annual premiums on universal or whole life insurance policies. The Company acquired an initial tranche of loans during 2024, and the transaction was completed in 2025 through the acquisition of the platform and any remaining loans.
During the years ended December 31, 2025, 2024 and 2023, purchases of loans recorded at UPB and equipment financing receivables recorded at net investment that impacted the Company’s LHFI portfolio are as follows:

	2025	2024	2023
Residential mortgages(1)	$1,005,437	$—	$198,091
Home equity lines and other consumer	153,055	—	—
Commercial finance	1,979,384	1,719,440	1,590,478
Commercial real estate	327,453	30,413	155,203
Equipment financing receivables	608,980	578,971	640,328
Life lending	46,900	367,258	—
Total net recorded investment	$4,121,209	$2,696,082	$2,584,100

(1)	Included in this amount are government-insured pool buyouts.
Concentration of Credit Risk—The Company originates commercial finance, commercial real estate loans, equipment financing receivables and life lending loans nationwide. The Company also holds residential mortgages including government-insured loans and home equity lines that were either previously originated or acquired. For certain asset classes that are diversified by collateral or geographic location, observing the concentration of credit risk can provide insights into how common risk factors may affect credit performance across the portfolio.
The balance of residential loans held for investment that are not government insured totaled $5,930,200 and $5,739,688 as of December 31, 2025 and 2024, respectively. These loans primarily represent jumbo loans that cannot be delivered to governmental agencies via sale or securitization as their original principal balance exceeds applicable limits. Although the Company’s loan and lease portfolio is diversified, a significant portion of the portfolio is collateralized by real estate and commercial equipment. The Company’s lending policy related to the real estate portfolio requires real estate loan collateral based upon several factors, including certain loan-to-appraised-value ratios and borrower credit history, while the lending policy related to commercial loans and commercial lines of credit considers several factors, including potential secured interests in collateral, the availability of guarantors and borrower and guarantor credit histories. The Company’s exposure to losses on loans and leases collateralized with real estate or equipment is generally limited to the difference between the net recorded investment in the loan and the fair value of the related collateral less costs to sell. Losses for loans without real estate or equipment as collateral will depend upon any available guarantees or other potential sources of recovery. Due to the highly variable nature of property values and economic performance from region to region, geographic concentrations are one source of information regarding potential losses inherent in the existing portfolio.
The 5 highest concentration percentages by state for each category of the Company’s real estate loan portfolio and the corresponding states’ percentages of the U.S. population at December 31, 2025 are as follows:

	Percentage of Loan Portfolio
	Residential Mortgages	Government- Insured Pool Buyouts	Commercial Real Estate	Home Equity Lines of Credit	% of U.S. Population(1)
California	45%	6%	31%	46%	12%
Texas	4	8	12	—	9
Florida	7	11	6	10	6
New York	6	10	—	7	6
New Jersey	—	7	—	4	3
Washington	5	—	6	—	2
Colorado	—	—	—	7	2
Oregon	—	—	5	—	1

(1)	Source: U.S. Census Bureau, 2020 Census.
The following table presents our government-insured pool buyout loans by delinquency status and by product type at December 31, 2025:

	Current	30–89 Days Past Due	90 Days or Greater Past Due	Total
FHA insured	$744,919	$120,761	$245,770	$1,111,450
VA/other government-insured	98,899	11,780	36,474	147,153
Total government-insured	$843,818	$132,541	$282,244	$1,258,603

The following table presents our commercial real estate loans by product type at December 31, 2025:

2025
Multifamily	55%
Non-owner occupied	40%
Owner occupied	3%
Other commercial real estate	2%
Total	100%

The following table presents the 5 highest concentrations of our equipment financing receivables by collateral type as a percentage of the total portfolio at December 31, 2025:

2025
Healthcare	52%
Transportation	24%
Construction	16%
Manufacturing	2%
IT and telecom	2%

The following table presents the 5 highest concentrations of our commercial finance loan portfolio by product type as a percentage of the total portfolio at December 31, 2025:

2025
Middle market lending	20%
Mortgage warehouse financing	20%
Net asset value lending	17%
Subscription lending	15%
Hybrid financing(1)	11%

(1)	Hybrid financing structures include collateral that contain both net asset value and subscription financing structures.
8. Allowance for Credit Losses
Changes in the allowance for credit losses including the impact of PCD reserves for the years ended December 31, 2025, 2024 and 2023 are as follows:

	Beginning Balance	PCD Reserves	Charge-Offs	Recoveries	Provision (Benefit)	Ending Balance
2025
Residential mortgages	$28,025	$621	$(233)	$24	$(5,329)	$23,108
Home equity lines and other consumer	1,216	118	(22)	292	324	1,928
Commercial finance	57,790	—	(2,156)	—	52,813	108,447
Commercial real estate	72,776	5,317	(2,024)	263	(3,381)	72,951
Equipment financing receivables	76,137	—	(10,674)	4,859	7,492	77,814
Life lending	976	—	—	—	698	1,674
Allowance for loan and lease losses	236,920	6,056	(15,109)	5,438	52,617	285,922
Reserve for unfunded commitments	9,762	—	—	—	9,693	19,455
Reserve for investment credit losses	27	—	—	—	24	51
Allowance for credit losses	$246,709	$6,056	$(15,109)	$5,438	$62,334	$305,428

	Beginning Balance	Charge-Offs	Recoveries	Provision (Benefit)	Ending Balance
2025
Residential mortgages	$41,854	$(528)	$246	$(13,547)	$28,025
Home equity lines and other consumer	1,366	(5)	160	(305)	1,216
Commercial finance	48,106	(116)	63	9,737	57,790
Commercial real estate	73,231	(3,759)	20	3,284	72,776
Equipment financing receivables	64,909	(17,059)	7,416	20,871	76,137
Life lending	—	—	—	976	976
Allowance for loan and lease losses	229,466	(21,467)	7,905	21,016	236,920
Reserve for unfunded commitments	6,111	—	—	3,651	9,762
Reserve for investment credit losses	—	—	—	27	27
Allowance for credit losses	$235,577	$(21,467)	$7,905	$24,694	$246,709

	Beginning Balance(1)	Adoption of ASU 2016-13	Charge-Offs	Recoveries	Provision (Benefit)	Ending Balance(2)
2025
Residential mortgages	$46,055	$5,004	$(25)	$70	$(9,250)	$41,854
Home equity lines and other consumer	5,816	(2,737)	(31)	157	(1,839)	1,366
Commercial finance	38,830	2,571	—	—	6,705	48,106
Commercial real estate	70,156	(9,333)	(53)	—	12,461	73,231
Equipment financing receivables	50,362	13,325	(9,634)	7,134	3,722	64,909
Allowance for loan and lease losses	211,219	8,830	(9,743)	7,361	11,799	229,466
Reserve for unfunded commitments	1,176	2,104	—	—	2,831	6,111
Allowance for credit losses	$212,395	$10,934	$(9,743)	$7,361	$14,630	$235,577

(1)	Balance is prior to the adoption of ASU 2016-13.
(2)	As of December 31, 2023, no allowance for credit losses was recorded related to the investment securities portfolio.
Changes in the Company’s allowance for credit losses were driven by changes in portfolio composition, most notably growth in the commercial finance portfolio and the life lending portfolio introduced in 2024, as well as changes in management’s macroeconomic expectations. The allowance for credit losses as a percentage of loans and leases held for investment was 0.80% at December 31, 2025, unchanged from December 31, 2024, reflecting consistent credit performance across the underlying portfolios. During 2024, coverage declined from 0.88% at December 31, 2023, primarily due to lower required coverage within the commercial finance portfolio and, to a lesser extent, the addition of the life lending portfolio, which carries lower coverage than the overall portfolio. These decreases were partially offset by higher coverage within the equipment financing receivables portfolio.
The following tables provide a breakdown of the allowance for loan and lease losses and the recorded investment in loans and leases as of December 31, 2025 and 2024:

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated	Total
2025
Residential mortgages	$—	$23,108	$23,108
Home equity lines and other consumer	—	1,928	1,928
Commercial finance	3,765	104,682	108,447
Commercial real estate	4,244	68,707	72,951
Equipment financing receivables	3,023	74,791	77,814
Life lending	—	1,674	1,674
Total allowance for loan and lease losses	$11,032	$274,890	$285,922

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated	Total
2025
Residential mortgages	$23,922	$7,164,881	$7,188,803
Home equity lines and other consumer	1,434	584,399	585,833
Commercial finance	7,723	15,502,418	15,510,141
Commercial real estate	55,490	7,521,144	7,576,634
Equipment financing receivables	32,728	4,244,309	4,277,037
Life lending	—	765,303	765,303
Total loans and leases held for investment	$121,297	$35,782,454	$35,903,751

	Allowance for Loan and Lease Losses
	Individually Evaluated for Impairment	Collectively Evaluated	Total
2024
Residential mortgages	$—	$28,025	$28,025
Home equity lines and other consumer	—	1,216	1,216
Commercial finance	641	57,149	57,790
Commercial real estate	4,770	68,006	72,776
Equipment financing receivables	2,446	73,691	76,137
Life lending	—	976	976
Total allowance for loan and lease losses	$7,857	$229,063	$236,920

	Loans and Leases Held for Investment at Recorded Investment
	Individually Evaluated for Impairment	Collectively Evaluated	Total
2024
Residential mortgages	$15,538	$7,237,199	$7,252,737
Home equity lines and other consumer	4,262	535,438	539,700
Commercial finance	10,253	10,647,335	10,657,588
Commercial real estate	52,038	6,805,221	6,857,259
Equipment financing receivables	15,741	3,758,061	3,773,802
Life lending	—	390,317	390,317
Total loans and leases held for investment	$97,832	$29,373,571	$29,471,403

The Company uses a risk grading matrix to monitor credit quality for commercial finance and commercial real estate loans, equipment financing receivables and the life lending portfolio. Risk grades are monitored on an ongoing basis and updated by credit administration personnel based on current information and events. The Company monitors the credit quality of all other loan types, including residential mortgages, home equity lines of credit and other consumer loans, based on payment performance. For a detailed description of the risk grading, refer to Note 2. The following tables present credit quality indicators for each loan type as of December 31, 2025 and 2024.

2025	Recorded Investment by Origination Year						Revolving Credit	Loans Converted to Term	Total
	2025	2024	2023	2022	2021	Prior
Residential
Residential mortgages:
Residential
Performing	$391,167	$95,507	$34,566	$2,170,754	$1,112,939	$2,050,560	$—	$—	$5,855,493
Nonperforming– nonaccrual	—	—	—	28,224	923	45,560	—	—	74,707
Total residential mortgages	391,167	95,507	34,566	2,198,978	1,113,862	2,096,120	—	—	5,930,200
Gross charge-offs(1)	—	—	—	—	—	233	—	—	233
Government-insured pool buyouts(2)
Performing	—	—	—	—	4,251	972,108	—	—	976,359
Nonperforming– accrual	—	—	—	—	461	281,783	—	—	282,244
Total government-insured pool buyouts	—	—	—	—	4,712	1,253,891	—	—	1,258,603
Total residential	391,167	95,507	34,566	2,198,978	1,118,574	3,350,011	—	—	7,188,803
Gross charge-offs	—	—	—	—	—	233	—	—	233
Home equity lines and other consumer
Performing	—	—	—	—	—	—	537,947	44,075	582,022
Nonperforming– nonaccrual	—	—	—	—	—	—	748	3,063	3,811
Total home equity lines and other consumer	—	—	—	—	—	—	538,695	47,138	585,833
Gross charge-offs(1)	—	—	—	—	—	—	22	—	22
Commercial finance
Structured mortgage finance
Pass	—	—	—	—	—	—	3,688,638	—	3,688,638
Total structured mortgage finance	—	—	—	—	—	—	3,688,638	—	3,688,638
Asset-backed finance
Pass	2,993,709	672,872	106,849	—	48,592	105,872	6,774,506	532,203	11,234,603
Total asset-backed finance	2,993,709	672,872	106,849	—	48,592	105,872	6,774,506	532,203	11,234,603
Other commercial finance
Pass	187,963	133,595	17,377	50	—	70,630	169,562	—	579,177
Substandard	—	—	3,762	—	—	—	3,961	—	7,723
Total other commercial finance	187,963	133,595	21,139	50	—	70,630	173,523	—	586,900
Total commercial finance	3,181,672	806,467	127,988	50	48,592	176,502	10,636,667	532,203	15,510,141
Gross charge-offs(1)	—	1,819	337	—	—	—	—	—	2,156
Commercial real estate
Pass	1,343,096	788,195	756,139	1,355,928	894,230	1,822,606	—	—	6,960,194
Special mention	168	11,120	3,196	471,492	554	30,436	—	—	516,966
Substandard	12,852	1,583	33,297	—	34,950	16,792	—	—	99,474
Total commercial real estate	1,356,116	800,898	792,632	1,827,420	929,734	1,869,834	—	—	7,576,634
Gross charge-offs(1)	—	—	—	—	2,024	—	—	—	2,024
Equipment financing receivables
Pass	1,656,485	1,113,890	750,463	393,414	209,703	91,328	—	—	4,215,283
Special mention	1,434	2,720	2,523	5,522	2,981	106	—	—	15,286
Substandard	4,294	13,368	17,773	5,368	3,097	2,568	—	—	46,468
Total equipment financing receivables	1,662,213	1,129,978	770,759	404,304	215,781	94,002	—	—	4,277,037
Gross charge-offs(1)	—	—	4,003	2,983	794	2,894	—	—	10,674
Life lending
Pass	262,165	123,595	179,146	195,269	5,128	—	—	—	765,303
Total life lending	262,165	123,595	179,146	195,269	5,128	—	—	—	765,303
Total financing receivables	$6,853,333	$2,956,445	$1,905,091	$4,626,021	$2,317,809	$5,490,349	$11,175,362	$579,341	$35,903,751
Gross charge-offs	$—	$1,819	$4,340	$2,983	$2,818	$3,127	$22	$—	$15,109

2024	Recorded Investment by Origination Year					Revolving Credit	Loans Converted to Term	Total
	2024	2023	2022	2021	Prior
Residential
Residential mortgages:
Residential
Performing	$—	$842	$2,337,113	$1,216,965	$2,142,182	$1,460	$—	$5,698,562
Nonperforming–nonaccrual	—	—	15,458	1,339	24,329	—	—	41,126
Total residential mortgages	—	842	2,352,571	1,218,304	2,166,511	1,460	—	5,739,688
Gross charge-offs(1)	—	—	—	—	528	—	—	528
Government-insured pool buyouts(2)
Performing	—	—	—	4,673	1,124,791	—	—	1,129,464
Nonperforming–accrual	—	—	—	478	383,107	—	—	383,585
Total government-insured pool buyouts	—	—	—	5,151	1,507,898	—	—	1,513,049
Total residential	—	842	2,352,571	1,223,455	3,674,409	1,460	—	7,252,737
Gross charge-offs(1)	—	—	—	—	528	—	—	528
Home equity lines and other consumer
Performing	—	—	—	—	—	505,892	25,187	531,079
Nonperforming–nonaccrual	—	—	—	—	—	3,468	5,153	8,621
Total home equity lines and other consumer	—	—	—	—	—	509,360	30,340	539,700
Gross charge-offs(1)	—	—	—	—	—	5	—	5
Commercial finance
Structured mortgage finance
Pass	—	—	—	—	—	3,790,669	—	3,790,669
Total structured mortgage finance	—	—	—	—	—	3,790,669	—	3,790,669
Asset-backed finance
Pass	812,874	249,564	62,444	48,526	170,707	5,146,132	101,878	6,592,125
Substandard	—	—	—	—	—	—	10,253	10,253
Total asset-backed finance	812,874	249,564	62,444	48,526	170,707	5,146,132	112,131	6,602,378
Gross charge-offs(1)	—	—	—	—	—	—	—	—
Other commercial finance
Pass	112,426	26,977	—	—	71,951	53,187	—	264,541
Total other commercial finance	112,426	26,977	—	—	71,951	53,187	—	264,541
Total commercial finance	925,300	276,541	62,444	48,526	242,658	8,989,988	112,131	10,657,588
Gross charge-offs(1)	—	—	—	—	116	—	—	116
Commercial real estate
Pass	692,859	861,742	1,762,281	1,024,064	2,256,992	—	—	6,597,938
Special mention	—	—	159,018	—	38,408	—	—	197,426
Substandard	—	—	—	37,642	24,253	—	—	61,895
Total commercial real estate	692,859	861,742	1,921,299	1,061,706	2,319,653	—	—	6,857,259
Gross charge-offs(1)	—	—	—	—	3,759	—	—	3,759
Equipment financing receivables
Pass	1,411,095	1,012,615	609,406	377,544	302,772	—	—	3,713,432
Special mention	1,013	11,536	8,823	5,500	1,231	—	—	28,103
Substandard	2,663	9,898	9,153	3,601	6,952	—	—	32,267
Total equipment financing receivables	1,414,771	1,034,049	627,382	386,645	310,955	—	—	3,773,802
Gross charge-offs(1)	—	3,136	7,407	2,472	4,044	—	—	17,059
Life lending
Pass	66,466	138,019	174,100	11,732	—	—	—	390,317
Total life lending	66,466	138,019	174,100	11,732	—	—	—	390,317
Total	$3,099,396	$2,311,193	$5,137,796	$2,732,064	$6,547,675	$9,500,808	$142,471	$29,471,403
Gross charge-offs	$—	$3,136	$7,407	$2,472	$8,447	$5	$—	$21,467

(1)
Gross charge-offs for the years ended December 31, 2025 and 2024, respectively, represent charge-offs taken during the year presented within the applicable vintage category based on the loans and leases’ origination year or revolving status.

(2)
Nonperforming government-insured pool buyouts represent loans that are 90 days or greater past due but remain on accrual status as the interest earned is insured and thus collectible from the insuring governmental agency.

The following tables present an aging analysis of the recorded investment for loans and leases by class as of December 31, 2025 and 2024:

	30–59 Days Past Due	60–89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans Held for Investment
2025
Residential mortgages:
Residential	$14,071	$8,638	$45,458	$68,167	$5,862,033	$5,930,200
Government-insured pool buyouts(1)	89,250	43,291	282,244	414,785	843,818	1,258,603
Home equity lines and other consumer	344	234	1,906	2,484	583,349	585,833
Commercial finance:
Structured mortgage finance	—	—	—	—	3,688,638	3,688,638
Asset-backed finance	—	—	—	—	11,234,603	11,234,603
Other commercial finance	—	3,961	952	4,913	581,987	586,900
Commercial real estate	746	—	14,435	15,181	7,561,453	7,576,634
Equipment financing receivables	20,690	5,946	5,397	32,033	4,245,004	4,277,037
Life lending	927	—	—	927	764,376	765,303
Total loans and leases held for investment	$126,028	$62,070	$350,392	$538,490	$35,365,261	$35,903,751

	30–59 Days Past Due	60–89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans Held for Investment
2024
Residential mortgages:
Residential	$3,130	$2,997	$28,022	$34,149	$5,705,539	$5,739,688
Government-insured pool buyouts(1)	112,064	59,176	383,585	554,825	958,224	1,513,049
Home equity lines and other consumer	758	295	6,174	7,227	532,473	539,700
Commercial finance:
Structured mortgage finance	—	—	—	—	3,790,669	3,790,669
Asset-backed finance	—	—	—	—	6,602,378	6,602,378
Other commercial finance	—	—	—	—	264,541	264,541
Commercial real estate	—	—	1,640	1,640	6,855,619	6,857,259
Equipment financing receivables	22,224	6,759	8,669	37,652	3,736,150	3,773,802
Life lending	—	—	—	—	390,317	390,317
Total loans and leases held for investment	$138,176	$69,227	$428,090	$635,493	$28,835,910	$29,471,403

(1)	Government-insured pool buyouts remain on accrual status when 90 days or greater past due as the interest earned is collectible from the insuring governmental agency.
Purchased Credit Deterioration—PCD loans are defined as acquired individual financing receivables or acquired groups of financing receivable loans with similar risk characteristics, that as of the date of acquisition have experienced a more-than-insignificant deterioration in credit quality since origination. PCD loans acquired through business combination are recorded at fair value at the acquisition date along with an allowance for credit losses. The allowance for credit losses is estimated using the same methodology as non-PCD acquired or originated loans. The sum of the purchase price and the allowance for credit losses becomes the initial net recorded investment of the loan. Subsequent post-acquisition changes to the allowance for credit losses are recognized through the provision for credit losses in the consolidated statements of income.

The following tables provide a summary of PCD financing receivables and the associated allowance for credit losses as of the acquisition date:

2025
Purchase price of PCD financing receivables	$122,737
Discount attributable to other factors	3,557
Allowance recorded at acquisition date	6,056
Par value of acquired PCD financing receivables	$132,350

On April 1, 2025, the Sterling acquisition resulted in $708,311 of loans contributed to the Bank and increases in reserves for PCD loans and non-PCD loans of $5,879 and $6,165, respectively (see Note 4 for additional information). The remainder of the acquired financing receivables are related to residential mortgages, home equity lines of credit, and equipment financing receivables.
Residential Foreclosures and Repossessed Assets—Once all potential alternatives for loan reinstatement are exhausted, past due loans collateralized by residential real estate are referred for foreclosure proceedings in accordance with local requirements of the applicable jurisdiction. Once possession of the property collateralizing the loan is obtained, the repossessed property is recorded within other assets either as other real estate owned or, where management has both the intent and ability to recover its losses through a government guarantee, as a foreclosure claim receivable.
As the allowable time frame for initiating the loan foreclosure process varies by jurisdiction, the Company has determined, for purposes of disclosure, loans collateralized by residential real estate are considered to be in the process of foreclosure once they are 120 days or more past due. At December 31, 2025 and 2024, the Company had loans collateralized by residential real estate with carrying values of $299,470 and $376,500, respectively, that were 120 days or more past due. Of the residential loans that were 120 days or more past due, $254,711 and $343,803 represented loans that were government-insured at December 31, 2025 and 2024, respectively.
The following table presents the recorded investment for loans and leases on nonaccrual status by class and loans 90 days or greater past due and still accruing as of December 31, 2025 and 2024:

	2025		2024
	Nonaccrual Status	90 Days or Greater Past Due and Accruing	Nonaccrual Status	90 Days or Greater Past Due and Accruing
Residential mortgages:
Residential	$74,707	$—	$41,126	$—
Government-insured pool buyouts(1)	—	282,244	—	383,585
Home equity lines and other consumer	3,811	—	8,621	—
Commercial finance:
Structured mortgage finance	—	—	—	—
Asset-backed finance	—	—	10,253	—
Other commercial finance	7,724	—	—	—
Commercial real estate	55,476	—	52,038	—
Equipment financing receivables	46,400	—	32,263	—
Life lending	—	—	—	—
Total nonaccrual loans and leases	$188,118	$282,244	$144,301	$383,585

(1)
Government-insured pool buyouts that are 90 days or greater past due but remain on accrual status represent loans for which the interest earned is insured and thus collectible from the insuring governmental agency.

Loan Modifications—A modification is a loan whose terms have been restructured. Loan modifications result from our loss mitigation activities and may include principal forgiveness, rate reductions, extensions of maturity and other insignificant payment delays (forbearance period postponing payments and recapitalizing the interest). Often, a combination of those concessions may be granted which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral from borrowers. Government-insured loans are generally purchased once delinquent with the intent to collect the full amount of the unpaid principal balance and appropriate interest rate, for periods allowed under the insuring agency’s timeline, when the insurer reimburses the Company subsequent to filing a claim. Modifications performed on these loans represent attempts to assist borrowers in accordance with the Company’s programs and governing agencies’ guidelines. Due to the insured nature of these loans, they remain on accrual even once aged past 90 days in most cases and specific reserves are not required. Modifications can be granted to any borrower, however, they are frequently granted to borrowers experiencing financial difficulties. The amounts disclosed below represent modifications granted during the twelve months ended December 31, 2025 and 2024 to borrowers experiencing financial difficulty.
Modifications granted to residential borrowers generally consisted of term extensions or payment deferrals that were then capitalized into the principal balance of the loan with small populations also receiving interest rate reductions, principal forgiveness or a combination of these modified terms.
Modifications granted to commercial real estate loans and commercial finance loans generally represented both term extensions, interest rate reductions and allowing funds from reserve accounts to be utilized for maintenance; modifications granted to equipment financing receivables generally represent the deferral of payments and term extensions.
The following table presents the financing receivables modified by the Company during the twelve months ended December 31, 2025 and 2024:

	2025
	Modified Loans	Financing Receivables Modified and Subsequently Defaulted	% of Financing Receivables Modified in the Prior 12 Months
Residential mortgages:
Residential	$6,465	$5,300	0.1%
Government-insured pool buyouts(1)	129,322	67,375	10.3%
Total residential mortgages	135,787	72,675
Home equity lines and other consumer
Other commercial finance	$7,145	$4,913	1.2%
Commercial real estate	43,592	12,852	0.6%
Equipment financing receivables	853	—	—%
Life lending	—	—	—%
Total	$187,377	$90,440

	2024
	Modified Loans	Financing Receivables Modified and Subsequently Defaulted	% of Financing Receivables Modified in the Prior 12 Months
Residential mortgages:
Residential	$10,573	$1,962	0.2%
Government-insured pool buyouts(1)	152,882	78,782	10.1%
Total residential mortgages	163,455	80,744
Home equity lines and other consumer
Other commercial finance	—	—	—%
Commercial real estate	1,640	1,640	—%
Equipment financing receivables	205	—	—%
Life lending	—	—	—%
Total	$165,300	$82,384

	2023
	Modified Loans	Financing Receivables Modified and Subsequently Defaulted	% of Financing Receivables Modified in the Prior 12 Months
Residential mortgages:
Residential	$11,685	$3,355	0.2%
Government-insured pool buyouts(1)	208,174	116,501	11.9%
Total residential mortgages	219,859	119,856
Home equity lines and other consumer
Asset-backed finance	33,780	—	0.5%
Commercial real estate	41,356	—	0.6%
Equipment financing receivables	4,189	1,928	0.1%
Life lending	—	—	—%
Total	$299,184	$121,784

(1)
Government insured pool buyouts are frequently modified because loans become eligible for repurchase only after the borrower reaches a defined level of delinquency. As a result, these repurchased loans typically involve borrowers experiencing financial difficulty and therefore often require loss mitigation actions, including loan modifications under applicable government programs.

9. Leases
Lessee
In connection with the acquisition of Sterling in 2025, the Bank recognized an increase in lease arrangements. See Note 4 for additional details regarding this acquisition.
All of the leases in which the Company is the lessee are comprised of real estate property for branches or office space with terms extending through September 2036. The following table presents the ROU asset and lease liability for the Company as of December 31, 2025 and 2024.

	2025	2024
Right-of-use asset, operating leases	$60,625	$26,434
Lease liability, operating leases	63,460	28,582

ROU assets and lease liabilities are included in other assets and accounts payable and accrued liabilities, respectively, within the consolidated balance sheets.
The following table presents the amount of expense for operating leases of the Company’s ROU assets and lease liabilities and other key lease terms for the years ended December 31, 2025, 2024 and 2023.

	2025	2024	2023
Operating lease expense	$15,575	$10,556	$8,340
Weighted-average remaining lease term (in years)	5.6	4.9	2.0
Weighted-average discount rate	4.30%	4.20%	4.00%

The calculated amounts of the ROU assets and lease liabilities in the table above are impacted by the length of the lease term and the discount rate used to determine the present value of the minimum lease payments.
Future minimum rental expense under operating leases, as of December 31, 2025, were as follows:

	Lease Liability	Interest
2026	$13,761	$2,383
2027	9,567	1,906
2028	9,339	1,515
2029	7,730	1,159
2030	7,034	843
Thereafter	16,029	1,251
Total	$63,460	$9,057

Lessor
The Company’s equipment financing business finances essential-use health care, transportation, construction, capital equipment and other types of equipment in a range of small to large ticket lessees through a variety of lessor arrangements. Most of these leases qualify as either sales-type or direct financing leases, which are both considered finance leases. Many of these finance leases offer the lessee the option to purchase the equipment at fair market value or for a nominal fixed price. The other leases provide provisions where the customer may elect to utilize the equipment beyond the initial contractual term on short-term renewal options. When this occurs, the residual value of the underlying asset is reclassified from the held for investment portfolio to the other assets section of the balance sheet, and the lease functions as a month-to-month operating lease. Operating lease income is recognized on a straight-line basis. Leases generally do not contain non-lease components.
Equipment financing receivables are collateralized by a security interest in the equipment and, in certain circumstances, additional collateral and/or guarantees. The Company had $100,079 and $74,494 of equipment under operating leases, net, as of December 31, 2025 and 2024, respectively.
The following table presents a summary of interest income and operating lease income by lease type at December 31, 2025, 2024 and 2023:

	2025	2024	2023
Finance	$162,810	$138,620	$112,901
Operating	40,747	45,533	53,860
Total	$203,557	$184,153	$166,761

As of December 31, 2025 and 2024 the components of equipment financing receivables are as follows:

	2025	2024
Loans receivable	$989,542	$772,376
Minimum lease payments receivable	3,316,117	2,977,863
Residuals	422,060	400,423
Unearned income	(494,935)	(428,955)
Equipment financing receivables, net of unearned income	4,232,784	3,721,707
Net premiums	44,253	52,095
Equipment financing receivables, net of unearned income and premiums	$4,277,037	$3,773,802

The following table presents the minimum future payments due from customers for operating leases and finance leases at December 31, 2025:

	Operating Leases	Finance Leases
2026	$16,817	$1,050,213
2027	8,147	809,321
2028	6,224	633,719
2029	5,083	434,147
2030	3,307	243,017
Thereafter	3,334	145,700
Minimum lease payments receivable	$42,912	$3,316,117

10. Other Assets
Other assets at December 31, 2025 and 2024 are comprised of the following:

	2025	2024
Accrued interest receivable	$232,256	$221,894
Low-income housing tax credit investments	164,837	167,520
Equipment under operating lease, net	100,079	74,494
Operating lease right-of-use asset	60,625	26,434
Premises and equipment, net of accumulated depreciation	50,238	27,803
Foreclosure claims receivable, net of allowance of $3,482 and $3,968, respectively	30,455	38,171
Prepaid assets	30,052	28,285
Servicing advances, net of allowance of $611 and $1,142, respectively	19,319	20,920
Insurance premiums receivable	9,197	—
Other real estate owned	5,878	6,329
Intangible asset	4,900	—
Corporate advances, net of allowance of $1,675 and $2,095, respectively	4,520	4,213
Fair value of derivatives, net	3,785	3,726
Other	37,654	23,780
Total other assets	$753,795	$643,569

Amortization expense related to the core deposit intangible asset was $11,382 and $27,317 for the years ended December 31, 2024 and 2023, respectively.
The life lending platform intangible asset, acquired in 2025, is being amortized on a straight-line basis over a term of 5 years. Amortization expense related to intangible assets was $1,100 for the year ended December 31, 2025.
A summary of other real estate owned activity for the years ended December 31, 2025, 2024 and 2023 is as follows:

	2025	2024	2023
Balance, beginning of year	$6,329	$3,728	$7,790
Additions	4,312	4,177	2,704
Sales	(4,763)	(1,576)	(6,766)
Balance, end of year(1)	$5,878	$6,329	$3,728

(1)	Ending balance includes $4,163, $3,237 and $2,487 of government-insured loans at December 31, 2025, 2024 and 2023, respectively.
Premises and equipment at December 31, 2025 and 2024 consist of the following:

	2025	2024
Computer hardware and software	$67,258	$55,745
Furniture	7,128	2,886
Leasehold improvements	14,445	6,667
Equipment	6,815	4,527
Total premises and equipment, gross	95,646	69,825
Less accumulated depreciation and amortization	(45,408)	(42,022)
Total premises and equipment, net of accumulated depreciation and amortization	$50,238	$27,803

Depreciation and amortization expense for premises and equipment and equipment under operating lease was $23,851, $23,158 and $29,792 for the years ended December 31, 2025, 2024 and 2023, respectively.

11. Deposits
Deposits as of December 31, 2025 and 2024 are comprised of the following:

	2025	2024
Noninterest-bearing demand	$1,467,727	$957,692
Interest-bearing demand	2,078,936	2,251,910
Savings and money market	20,881,535	16,644,721
Sweep accounts	4,221,184	3,927,096
Time	8,160,757	7,839,600
Total deposits	$36,810,139	$31,621,019

Scheduled maturities of time deposits at December 31, 2025 are as follows:

2026	$7,495,367
2027	383,670
2028	136,774
2029	110,479
2030	34,467
Total	$8,160,757

Time deposits that are $250,000 and greater are $2,132,510 and $1,767,356 at December 31, 2025 and 2024, respectively.
A summary of foreign currency denominated deposits at December 31, 2025 and 2024 is as follows:

	2025	2024
Noninterest-bearing demand	$7,976	$10,957
Money market accounts	101,964	92,977
Time	98,005	80,349
Total	$207,945	$184,283

12. Other Borrowings
Other borrowings is comprised of FHLB advances. Advances from the FHLB at December 31, 2025 and 2024 are as follows:

	2025	2024
Fixed-rate advances with a weighted-average interest rate of 3.77% and 3.95%, respectively	$1,600,000	$500,000
Floating-rate advances with a weighted-average interest rate of 3.99% and 4.73%, respectively(1)	2,635,000	3,885,000
Total	$4,235,000	$4,385,000

(1)
A portion of floating-rate advances were converted synthetically to long-term fixed-rate funding through interest rate swaps accounted for as cash flow hedges. See Note 19 – Derivative Financial Instruments for details.

Contractual maturity dates for FHLB advances at December 31, 2025 are as follows:

2026	$3,960,000
2027	150,000
2028	100,000
2029	—
2030	—
Thereafter	25,000
Total	$4,235,000

At December 31, 2025, the Bank had an agreement with the FHLB to borrow up to 30% of the Bank’s assets, subject to certain market value and lendable collateral value discounts on the assets pledged under the facility. The agreement requires a blanket floating lien on any of four real estate loan categories: 1-4 family first mortgage loans, multifamily mortgage loans, home equity lines of credit and second mortgage loans, and commercial real estate loans. As of December 31, 2025 all four loan categories were pledged to secure FHLB advances. In addition, the Bank also pledges certain investment securities to secure FHLB advances.
At December 31, 2025, the carrying amount of held for investment loans pledged to secure FHLB advances was $10,497,792, which includes only those loans that meet the FHLB’s collateral eligibility requirements. In addition, the Bank also pledged investment securities with a fair value of $5,371,326. The total lendable value of assets pledged was $12,625,474 as of December 31, 2025, compared to the Company’s credit availability of $13,444,331 (30% of Bank assets, which is updated quarterly). Based on the lendable value of assets pledged, the Company was eligible to borrow an additional $8,390,474 at December 31, 2025.
Interest expense, net of derivatives, on FHLB advances for the years ended December 31, 2025, 2024 and 2023 was $120,584, $133,448 and $184,421, respectively.
At December 31, 2025, the Bank maintained collateral pledges to the FRB under the Borrower-In-Custody program to support borrowing capacity through the Discount Window up to the lendable value of pledged collateral which was $6,257,294. Pledged collateral consists of asset-backed finance loans and vendor equipment finance leases, which are ineligible to be pledged as collateral for FHLB advances and, therefore, are excluded from the FHLB blanket lien. The carrying value of collateral pledged to the FRB was $7,342,053. In addition, the Bank also pledged certain investment securities as collateral to the FRB with a fair value of $227,601.
13. Subordinated Notes Payable and Trust Preferred Securities
Subordinated notes payable and trust preferred securities as of December 31, 2025 and 2024, consisted of the following:

	2025	2024
Subordinated notes payable	$343,203	$312,782
Trust preferred securities	58,301	57,329
Total subordinated notes payable and trust preferred securities	$401,504	$370,111

Subordinated Notes Payable
As of December 31, 2025 and 2024 the Company had two issuances of subordinated notes payable outstanding. The subordinated notes were sold pursuant to an underwriting agreement at a price of 100% of the face amount and were issued pursuant to an indenture and a supplemental indenture. They are unsecured and rank equally with all other unsecured subordinated indebtedness of the Company, including any subordinated indebtedness issued in the future under the indenture governing the subordinated notes. The subordinated notes are subordinated in right of payment to all senior indebtedness of the Company. The subordinated notes are obligations of the Company only and are not guaranteed by any subsidiaries. Additionally, the subordinated notes are structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries.
On August 12, 2025, the Company completed a sale of $200,000 in aggregate principal amount of 7.500% fixed-to-floating rate subordinated notes payable (Subordinated Notes due 2035). Interest on Subordinated Notes due 2035 is payable semi-annually during the fixed period that ends September 1, 2030. Effective September 1, 2030, the interest rate will float based on 3-month Chicago Mercantile Exchange (CME) Term Secured Overnight Financing Rate (SOFR) and interest payments will be made quarterly commencing December 1, 2030. Beginning September 1, 2030, the Company may, at its option, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, subject to the prior approval by the Federal Reserve Board.
On July 2, 2025, the Company repaid $165,550 in aggregate outstanding principal of floating rate subordinated notes payable (Subordinated Notes due 2025). During the pre-redemption period of 2025 and during 2024, interest on the Subordinated Notes due 2025 was paid semi-annually.
On August 30, 2024, the Company completed a sale of $150,000 in aggregate principal amount of 8.375% fixed-to-floating rate subordinated notes payable (Subordinated Notes due 2034). Interest on Subordinated Notes

due 2034 is payable semi-annually during the fixed period that ends September 1, 2029. Effective September 1, 2029, the interest rate will float based on 3-month CME Term SOFR and interest payments will be made quarterly commencing December 1, 2029. Beginning September 1, 2029, the Company may, at its option, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, subject to the prior approval by the Federal Reserve Board.
For regulatory capital adequacy purposes, the subordinated notes qualify as Tier 2 capital for the Company. At the beginning of each of the last five years of the life of the instrument, the amount that is eligible to be included in Tier 2 capital is reduced by 20 percent of the original amount of the instrument. If in the future the subordinated notes no longer qualify as Tier 2 capital, they may be redeemed by the Company, in whole but not in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, subject to prior approval by the Federal Reserve Board.
The terms of the outstanding subordinated notes payable at December 31, 2025 and 2024 are summarized as follows:

Maturity	Applicable Interest Rate at December 31, 2025 and 2024	2025(1)	2024(1)
July 2025	5.75% fixed	$—	$165,550
September 2034	5 year fixed term at 8.375%	150,000	150,000
September 2035	5 year fixed term at 7.500%	200,000	—
Total		$350,000	$315,550

(1)	Excludes debt issuance costs.
Trust Preferred Securities—As of December 31, 2025 and 2024, the Company sponsored and wholly-owned 100% of the common equity of six unconsolidated trusts that were formed for the purpose of issuing Company-obligated mandatory redeemable preferred securities (Trust Preferred Securities) to third-party investors and invested the proceeds from the sale of the Trust Preferred Securities solely in junior subordinated debt securities of the Company (Debentures). The Debentures held by the trusts, which totaled $68,750 in aggregate at both December 31, 2025 and 2024, are the sole assets of the trusts.
The Company’s obligations under the Debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the obligations of the trusts. The guarantee covers the distributions and payments on liquidation or redemption of the Trust Preferred Securities, but only to the extent of funds held by the trusts. The Company has the right to redeem the Debentures in whole or in part, on or after specific dates, at a redemption price specified in the indentures plus any accrued but unpaid interest through the redemption date. For regulatory capital adequacy purposes, the Trust Preferred Securities qualify as Tier 2 capital for the Company. At the beginning of each of the last five years of the life of the instrument, the amount that is eligible to be included in Tier 2 capital is reduced by 20 percent of the original amount of the instrument.
The terms of the outstanding Trust Preferred Securities at December 31, 2025 and 2024 are summarized as follows:

Maturity	Applicable Dividend Rate at December 31, 2025 and 2024	2025	2024
January 2035	Three-month CME Term SOFR Rate incl. tenor spread plus 1.99% (6.16% and 6.91%, respectively)	$5,000	$5,000
August 2035	Three-month CME Term SOFR Rate incl. tenor spread plus 1.80% (5.94% and 6.58%, respectively)	10,000	10,000
November 2035	Three-month CME Term SOFR Rate incl. tenor spread plus 1.49% (5.63% and 6.27%, respectively)	10,000	10,000
December 2036	Three-month CME Term SOFR Rate incl. tenor spread plus 1.74% (5.72% and 6.36%, respectively)	15,750	15,750
June 2037	Three-month CME Term SOFR Rate incl. tenor spread plus 1.70% (5.68% and 6.32%, respectively)	15,000	15,000
September 2037	Three-month CME Term SOFR Rate incl. tenor spread plus 1.70% (5.68% and 6.32%, respectively)	13,000	13,000
Total		$68,750	$68,750

For the Trust Preferred Securities listed above, interest is payable quarterly and may be deferred at any time at the election of the Company for up to 20 consecutive quarterly periods. During a deferral period, the Company is subject to certain restrictions, including being prohibited from declaring and paying dividends on its common stock or preferred stock. As of December 31, 2025, the Company had not elected to defer interest payments on any of its Trust Preferred Securities.
14. Stockholders’ Equity
Series A Non-Cumulative Perpetual Preferred Stock—The Company has 675,000 shares of Series A 6.50% Non-Cumulative Perpetual Preferred Stock that were issued on July 31, 2023 with an outstanding par value of $0.01 per share, no stated maturity, and a liquidation preference of $1,000 per depository share. Redemption is solely at the option of the Company on or after the date that is the fifth anniversary of the Company’s first dividend payment date at $1,000 per share, plus any declared and unpaid dividends.
Dividends, if declared, will accrue and be payable quarterly on a non-cumulative basis, and are payable in arrears at a rate of 6.50% per annum on February 15, May 15, August 14, and November 14 of each year commencing on the fifteenth day of the first month immediately following the month of the settlement date (July 31, 2023). As of December 31, 2025 and 2024, no dividends were in arrears.
At issuance it was determined that the 6.50% rate represented an off-market rate requiring that the preferred stock issuance be recorded at its then fair value. The preferred stock was recorded at fair value upon issuance with a recorded discount of $124,200, which represented the difference between fair value and par value.
Common Stock—The Company has 20,757,096 shares of common stock issued and outstanding with a par value of $0.01 per share, divided between a Class A issuance and a Class B issuance.
The Company’s Certificate of Incorporation authorizes the issuance of Class A common stock and Class B common stock. As of December 31, 2025, the Company is authorized to issue 20,000,000 shares of both Class A and Class B common stock, each with a par value of $0.01 per share. Each holder of Class A common stock, as such, is entitled to one vote for each share of Class A common stock held of record by such holder in the election of directors and on all matters on which stockholders generally are entitled to vote. Each holder of Class B common stock, as such, shall have no voting power and shall not be entitled to vote on any matter and shall not have the right to participate in any meeting of stockholders. Further, each holder of shares of Class B common stock shall have the right, at such holder’s option, to convert any and all of such holder’s shares of Class B common stock into an equal number of fully paid and non-assessable shares of Class A common stock after the occurrence of either an issuance of Class A common stock that has a dilutive effect on such holder’s ownership of Class A common stock or a transfer to a transferee that is not an affiliate of such holder.
15. Accumulated Other Comprehensive Income (Loss)
Accumulated other comprehensive income for the years ended December 31, 2025, 2024 and 2023 consists of the following:

	2025	2024	2023
Unrealized holding gains (losses) on available for sale debt securities:
Balance, beginning of year	$(184,952)	$(173,907)	$(230,346)
Net unrealized gains (losses) due to change in fair value	104,808	(10,937)	76,281
Reclassification of unrealized (gains) losses to other noninterest income	57,946	(3,835)	298
Tax effect	(40,955)	3,727	(20,140)
Balance, end of year	(63,153)	(184,952)	(173,907)
Fair market value of interest rate cash flow swaps:
Balance, beginning of year	241,353	213,418	257,138
Net unrealized gains (losses) due to changes in fair value	(55,171)	160,636	55,880
Reclassification of (gains) losses to other borrowings and other interest expense	(77,955)	(123,179)	(115,441)
Reclassification of (gains) losses to other noninterest income	(58,670)	—	—
Tax effect	48,004	(9,522)	15,841
Balance, end of year	97,561	241,353	213,418
Total accumulated other comprehensive income (loss)	$34,408	$56,401	$39,511

16. Income Taxes
Through July 31, 2023 the Company and its subsidiaries were included in the consolidated federal income tax return of TIAA Board of Governors, and were included in a written Tax Sharing Arrangement by and among TIAA Board of Governors, TIAA, and the direct and indirect subsidiaries of TIAA. For years ending after July 31, 2023, the Company files certain consolidated, unitary, and combined state tax returns as required or permitted by each state’s tax filing rules and recognizes state tax expense or benefit equal to the amount of liability attributable to each legal entity. Additionally, the Company’s subsidiaries file separate state income tax returns with various state jurisdictions. The provision for income taxes includes the income tax balances of the Company and all of its subsidiaries.
The provision (benefit) for income taxes from continuing operations for the years ended December 31, 2025, 2024 and 2023 consists of the following:

	2025	2024	2023
Current:
Federal	$18,619	$13,747	$(202,049)
State	18,812	2,131	(28,867)
Total current	37,431	15,878	(230,916)
Deferred:
Federal	60,663	51,555	213,465
State	17,184	18,912	28,205
Total deferred	77,847	70,467	241,670
Total income tax	$115,278	$86,345	$10,754

The Company’s actual provision (benefit) for income taxes from continuing operations differs from the income tax expense at statutory rates for the years ended December 31, 2025, 2024 and 2023, as follows:

	2025		2024		2023
	Amount	Rate	Amount	Rate	Amount	Rate
Tax computed at the federal statutory rate	$88,499	21.0%	$66,348	21.0%	$15,873	21.0%
State income taxes, net of federal income tax effect(1)	28,436	6.7	16,625	5.3	3,186	4.2
Scholarship funding state credits	—	—	—	—	(3,753)	(4.9)
Tax credits:
Low-income housing investments amortization	15,159	3.6	9,639	3.1	4,856	6.4
Low-Income Housing Tax Credits (LIHTC) and other tax benefits	(18,177)	(4.3)	(11,547)	(3.7)	(6,089)	(8.0)
Research and development credits	(2,220)	(0.5)	—	—	(2,319)	(3.1)
Nontaxable or nondeductible items:
FDIC insurance expenses	5,435	1.3	4,536	1.4	5,461	7.2
Nondeductible transaction costs	420	0.1	—	—	—	—
Bargain purchase gain	(2,911)	(0.7)	—	—	—	—
Other reconciling items:
Management fee allocation	—	—	—	—	(5,289)	(7.0)
Other	637	0.2	744	0.2	(1,172)	(1.6)
Provision for income taxes	$115,278	27.4%	$86,345	27.3%	$10,754	14.2%

(1)	State taxes in California, Florida, and New York made up the majority (greater than 50 percent) of the tax effect in this category.

The components of the Company’s deferred tax assets and liabilities in the consolidated balance sheets as of December 31, 2025 and 2024 are as follows:

	2025	2024
Deferred tax assets
Federal net operating loss carryforwards	$97,189	$129,071
State net operating loss carryforwards	30,287	39,177
Credit and other reserves	15,980	14,972
Allowance for loan losses	75,589	60,694
Purchase accounting fair value discount	8,828	—
Accrued expenses	24,145	16,789
Loss on loan transfer	—	3,096
Tax credits	79,513	31,594
Other	17,837	20,405
Total deferred tax assets	349,368	315,798
Deferred tax liabilities
Equipment leases	410,633	333,391
Available for sale securities	18,359	63,628
Deferred loan costs	13,966	12,794
Interest rate swaps	12,353	19,403
Other	17,295	23,301
Total deferred tax liabilities	472,606	452,517
Net deferred tax assets (liabilities)	$(123,238)	$(136,719)

Recognition of DTA is based on management’s belief that it is more likely than not that the tax benefit associated with temporary differences, operating loss carryforwards, and tax credit carryforwards will be realized. A valuation allowance will be recorded for those DTA for which it is more likely than not that realization will not occur.
At December 31, 2025, the Company had a DTA of $21,535 attributable to federal operating loss carryforwards. This federal operating loss carryforward is attributable to previous acquisitions and is subject to an annual limitation. This carryforward will begin to expire in 2030. At December 31, 2025 and 2024, the Company had a DTA of $12,367 and $19,457, respectively, attributable to state tax attributes. As of December 31, 2025, state net operating loss carryforwards begin to expire in 2026. As a part of the TIAA Transaction it was the intent of TIAA to reattribute net operating losses generated with the sale of fixed-rate, first-lien residential mortgage loans. However, in 2024 TIAA chose to forgo this election. As such, the Company has recognized a federal net operating loss DTA of $75,654 and a state net operating loss DTA of $19,216. The income tax benefit generated by these losses will be paid to TIAA, as such a payable to TIAA of $166,949 as of December 31, 2025 has also been recognized in income taxes payable, net to reflect this obligation. A valuation allowance is not warranted for the federal operating loss carryforwards due to the Company’s positive earnings history. Additionally, any potential ownership changes should not have an impact on the utilization of the federal operating loss carryforwards.
Deferred tax expense does not include the change in the Company’s net DTA associated with the tax effects of other comprehensive income adjustments. The Company’s net deferred tax liabilities decreased by $7,050 for other comprehensive income adjustments. Other items not included in deferred tax expense include the opening deferred tax balances related to the Sterling acquisition of $28,829 and investment tax credits accounted for under the deferred gross-up method of $50,658.
The Company is subject to periodic review by federal and state taxing authorities in the ordinary course of business. With few exceptions, the Company is no longer subject to examination by these taxing authorities for years prior to 2020.

The income taxes paid (refunded), disaggregated between federal, state and local sources for the years ended December 31, 2025, 2024 and 2023, are as follows:

	2025	2024	2023
Federal	$22,277	$4,000	$18,090
State and local:
California	4,560	—	—
New York City	1,869	—	—
New York	2,007	—	—
All other states	5,215	1,972	(5,826)
Total income taxes paid, net of refunds	$35,928	$5,972	$12,264

17. Employee Benefit Plans
Until the TIAA Transaction closed on July 31, 2023, while still operating as a wholly-owned subsidiary of TIAA, the Company, through its subsidiary, the Bank, participated in TIAA’s employee benefit programs, including a defined benefit plan, a medical plan, and a defined contribution plan adopted under Internal Revenue Service Code Section 401(k), and was allocated a portion of the costs of these programs. The cost allocated for these programs was $35,659, and includes $13,734 of defined benefit plan contributions and 401(k) expense through the closing of the TIAA Transaction in 2023. These expenses are recorded within compensation expense in the consolidated statements of income.
Post transaction close, the Company, through its subsidiary, the Bank, sponsors an employee benefit program which includes a medical plan and a defined contribution plan, adopted under Internal Revenue Code 401(k) (the Plan), covering substantially all full-time employees meeting certain eligibility requirements. Employees may contribute between 1% and 75% of their eligible pre-tax compensation to the Plan, subject to the Plan contribution limits. The Bank matches, based on the employee’s contribution, up to 4% of an employee’s eligible compensation contributed as an elective deferral, which is an increase from 3% in 2024.
In connection with the acquisition of Sterling, beginning April 1, 2025, the Bank continued to honor Sterling’s defined contribution retirement plan (the Sterling Plan) for eligible Sterling employees. During the transition period, participants in the Sterling Plan remained subject to the plan’s existing contribution and matching provisions, which provide for employer matching contributions of up to 6% of eligible compensation for employees meeting certain eligibility requirements. Eligible Sterling employees are expected to transition to the Plan beginning January 1, 2026.
The Company recognized expenses related to employee benefits of $55,411, $43,716 and $37,170 during the years ended December 31, 2025, 2024 and 2023, respectively. These expenses are included in compensation expense in the consolidated statements of income.
18. Stock-Based Compensation
As part of its employee and director compensation programs, the Board of Directors may grant options to certain employees as an incentive for continued employment and achievement of defined performance metrics by the Company. Currently, the Board of Directors has granted both service-based and performance-based stock options.
The grant-date fair value of the service-based options is based on a Black-Scholes model. Significant assumptions used in the Black-Scholes model are as follows:

	2025	2024
Fair value of stock(1)(2)	$116.38	$92.16
Risk-free interest rate	3.59%	3.84%
Expected volatility	35.0%	45.0%
Expected term (in years)	3.0	5.0
Dividend yield	0.0%	0.0%

(1)	2024 includes service-based stock options with a grant date fair value of $38.54. The options vest 20% per year over a five-year service period.
(2)	2025 includes service-based stock options with a grant date fair value of $32.65. The options vest at the end of a three-year service period.

For the 2024 issuance, the fair value of stock was estimated by incorporating three separate valuation techniques, which included (1) guideline public company method, (2) discounted cash flow method, and (3) the transaction price. For the 2025 issuance, the fair value of stock was estimated by incorporating the guideline public company and discounted cash flow methods. When estimating the fair value of stock under the guideline public company method, the Company did not make any adjustments to observable market prices. The risk-free interest rate was based on the U.S. Treasury zero coupon bond with maturities approximating the expected life of the options on the grant date. The expected option terms are based on the Company’s expectation of when options will be exercised along with post-vesting termination behaviors. When calculating expected volatility, the Company analyzed a group of publicly traded peer institutions, using industry standard models, over the expected term of the stock options. The peer group is assessed periodically as circumstances indicate significant changes to the composition of the peer group are warranted. Volatility for the Company’s stock was estimated utilizing the average volatility calculated for the peer group, which was based upon a combination of historical and implied volatility over the estimated term of the options granted. A dividend yield of zero was included in the valuations as any unvested options participate in common stock dividends declared from the grant date through the applicable vesting date. Upon issuance, options include a maximum contractual life of ten years from the grant date.
The service-based options will terminate and are no longer exercisable upon the earlier of the tenth anniversary of the grant or the ninetieth day following the date of the grantee’s termination from the Company. Upon termination of the grantee, other than for cause, any unvested service-based options scheduled to vest before the first anniversary of such termination will vest as if such termination did not occur and all other unvested options will be forfeited. Certain options include a clause allowing for all unvested service-based options to vest upon a termination other than for cause or for good reason. Further, should a sales transaction occur, all unvested options would immediately vest.
The grant-date fair value of the performance-based options are based on a Black-Scholes option pricing model which incorporates a Monte Carlo simulation. For these options, the attainment of a predefined performance condition coupled with the achievement of certain internal return metrics is required in order for the options to vest with the number of options vesting being determined by the extent to which certain market-based metrics are attained or exceeded. Due to the nature of these conditions, the Company is unable to conclude that it is probable that these conditions will be achieved, and accordingly, no compensation expense has been recognized. The performance-based options will terminate and are no longer exercisable upon the earlier of the tenth anniversary of the grant or the ninetieth day following the date of the grantee’s termination from the Company. Upon termination of the grantee, other than for cause, any unvested performance-based options will be eligible to vest until January 1 of the calendar year following the calendar year of the termination.

	Service-Based			Performance-Based
	Stock Options	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (years)	Stock Options	Weighted Avg. Exercise Price	Weighted Avg. Remaining Contractual Life (years)
2025
Number outstanding at beginning of period	1,095,187	$100		1,082,990	$100
Issued	59,692	116		49,211	116
Exercised	(13,286)	100		—	—
Forfeited	(46,827)	100		(62,076)	100
Number outstanding at end of period	1,094,766	$101	8.1	1,070,125	$101	8.1
Exercisable at end of period	215,510	$100	8.0	—	$—	—
2024
Number outstanding at beginning of period	—	$—		—	$—
Issued	1,095,187	100		1,082,990	100
Number outstanding at end of period	1,095,187	$100	9.0	1,082,990	$100	9.0
Exercisable at end of period	—	$—		—	$—

The aggregate intrinsic value of options exercised during the year ended December 31, 2025 was $218. For the years ended December 31, 2025 and 2024, respectively, the Company has recognized $8,589 and $8,818 of compensation expense related to these stock-based options, with a deferred tax benefit of $2,269 and $2,257. Compensation cost, including estimated forfeitures, not yet recognized for nonvested service-based options was $25,127 and $31,511 at December 31, 2025 and 2024, respectively, and is expected to be recognized over a remaining period of 3 and 4 years, respectively. For options issued in 2024, the Company incorporated a 4.5% forfeiture rate for its service-based options which is based on the Company’s historical experience and current expectations. For options issued in 2025, the Company incorporated a 0.0% forfeiture rate. The updated forfeiture rate is a result of changes in the vesting conditions of the underlying options along with a shorter vesting period.
Of the options approved by the Board of Directors, 2,178,177 have been both authorized and allocated to individual employees as of December 31, 2025 and 2024, respectively.
19. Derivative Financial Instruments
The fair values of derivatives are reported in other assets or accounts payable and accrued liabilities. The fair values are derived using the valuation techniques described in Note 20. The total notional or contractual amounts and fair values as of December 31, 2025 and 2024 are as follows:

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
2025
Qualifying Hedge Contracts Accounted for Under ASC 815, Derivatives and Hedging
Fair value hedges(1):
Interest rate swaps	$3,232,000	$10,543	$—
Cash flow hedges(2):
Interest rate swaps	$2,200,000	$83,670	$—
Derivatives Not Designated as Hedging Instruments Under ASC 815, Derivatives and Hedging
Freestanding derivatives:
Swaptions	$70,000	$38	$—
Foreign exchange contracts	1,031,214	5,037	(4,830)
Interest rate option	420,000	1	—
Indemnification assets	14,607,072	3,147	—
Total freestanding derivatives		8,223	(4,830)
Total gross amount of derivative assets (liabilities)		102,436	(4,830)
Effect of netting of derivative positions		(3,490)	3,490
Cash collateral (received) posted for amounts subject to master netting arrangements		(95,161)	1,340
Total derivatives		$3,785	$—

		Fair Value
	Notional Amount	Asset Derivatives	Liability Derivatives
2024
Qualifying Hedge Contracts Accounted for Under ASC 815, Derivatives and Hedging
Fair value hedges(1):
Interest rate swaps	$4,396,225	$12,968	$(292)
Cash flow hedges(2):
Interest rate swaps	$3,635,000	$147,441	$—
Derivatives Not Designated as Hedging Instruments Under ASC 815, Derivatives and Hedging
Freestanding derivatives:
Swaptions	$2,700,000	$810	$—
Foreign exchange contracts	342,490	4,668	(5,474)
Interest rate option	830,000	168	—
Indemnification assets	17,715,792	3,334	—
Total freestanding derivatives		8,980	(5,474)
Total gross amount of derivative assets (liabilities)		169,389	(5,766)
Effect of netting of derivative positions		(2,293)	2,293
Cash collateral (received) posted for amounts subject to master netting arrangements		(163,370)	2,300
Total derivatives		$3,726	$(1,173)

(1)
The above table does not include the fair value of interest rate swaps centrally cleared through the CME as they are fully cash collateralized and net to zero on the balance sheet. This includes $5,792 of net interest rate swap assets accounted for as fair value hedges as of December 31, 2025. The CME interest rate swap fair value hedges were net assets of $130,281 in 2024.

(2)
The above table does not include the fair value of interest rate swaps centrally cleared through the CME as they are fully cash collateralized and net to zero on the balance sheet. This includes $20,851 of net interest rate swap assets accounted for as cash flow hedges as of December 31, 2025. The CME interest rate swap cash flow hedges were net assets of $102,317 in 2024.

Cash Flow Hedges
As of December 31, 2025, AOCI included $34,314 of deferred pre-tax net gains expected to be reclassified into earnings during the next 12 months for derivative instruments designated as cash flow hedges. The Company is hedging its exposure to the variability of future cash flows on variable rate FHLB debt for a maximum of 9 years.
Fair Value Hedges
The Company is hedging its exposure to the variability of future changes in the fair value of available for sale securities, including corporate bonds and collateralized mortgage obligations, and held for investment loans for a maximum of 17 years.

	2025
Line Item in the Consolidated Balance Sheets in which the Hedged Item is Included	Carrying Amount of the Hedged Asset/(Liability)	Cumulative Amount of Fair Value Hedging (Gain)/Loss in the Carrying Amount of the Hedged Item	Notional Hedged
Portfolio layer method hedges:
Investment securities: available for sale	$3,613,047	$8,996	$2,663,500
Loans and leases held for investment	818,008	(17,819)	517,500
Non-portfolio layer method hedges:
Investment securities: available for sale	43,995	(7,512)	51,000

	2024
Line Item in the Consolidated Balance Sheets in which the Hedged Item is Included	Carrying Amount of the Hedged Asset/(Liability)	Cumulative Amount of Fair Value Hedging (Gain)/Loss in the Carrying Amount of the Hedged Item	Notional Hedged
Portfolio layer method hedges:
Investment securities: available for sale	$5,084,728	$(96,220)	$3,856,000
Loans and leases held for investment	762,079	(31,484)	435,000
Non-portfolio layer method hedges:
Investment securities: available for sale	87,465	(15,545)	105,225

Freestanding Derivatives
The following table shows the net gains (losses) recognized for the years ended December 31, 2025, 2024 and 2023 in the consolidated statements of income related to derivatives not designated as hedging instruments under ASC 815, Derivatives and Hedging. These gains and losses are recognized in other noninterest income, except for gains and losses related to foreign exchange forward contracts associated with loans denominated in foreign currency, which are recorded in interest income on loans and leases.

	2025	2024	2023
Gains (losses) on interest rate swaps	$—	$1,327	$34
Gains (losses) on interest rate cap options	(168)	(470)	(1,675)
Gains (losses) on indemnification asset	(106)	—	—
Gains (losses) on swaptions	(1,540)	(3,947)	—
Gains (losses) on foreign exchange forward contracts hedging deposits(1)	9,025	(15,906)	2,804
Gains (losses) on foreign exchange forward contracts hedging loans(1)	(7,178)	4,698	—

(1)
Foreign exchange forward contracts serve as economic hedges of the foreign currency risk in deposits and loans held for investment denominated in foreign currencies. The forward contracts are carried at fair value, while the related deposits and loans are remeasured at the current spot rate under ASC 830, Foreign Currency Matters. Changes in the fair value of the forward contracts largely offset the remeasurement gains and losses on the deposits and loans, fixing their U.S. dollar value.

Foreign exchange hedges mitigate foreign currency risk in certain deposits and loans. Other derivatives used as economic hedges primarily mitigate interest rate risk.
Credit Risk Contingent Features
Certain of the Company’s derivative instruments contain provisions that require the Company to post collateral when derivatives are in a net liability position exceeding specified thresholds. Additionally, the Company or the counterparties could require derivative instruments to be terminated if certain triggering events occur, as indicated in the relevant contracts. The aggregate fair value of all derivative instruments with such credit-risk contingent features in a net liability position prior to netting on December 31, 2025 and 2024 was $4,830 and $5,474, respectively. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the consolidated balance sheets. As of December 31, 2025 and 2024, $2,510 and $2,810, respectively, of cash collateral was posted for derivatives with credit risk contingent features. In addition to cash collateral, investment securities with a fair value of $105,134 and $166,889 were posted as collateral for derivatives with credit risk contingent features but were ineligible for collateral netting at December 31, 2025 and 2024, respectively.
Counterparty Credit Risk
The Company is exposed to counterparty credit risk if counterparties to the derivative contracts do not perform as expected. If the counterparty fails to perform, counterparty credit risk equals the amount reported as derivative assets in the balance sheet. The amounts reported as derivative assets are derivative contracts in a gain position, and to the extent subject to master netting arrangements, net of derivatives in a loss position with the same counterparty and cash collateral received. The Company minimizes this risk through obtaining credit approvals, monitoring credit limits, monitoring procedures, and executing master netting arrangements and obtaining collateral, where appropriate. The Company offsets derivative instruments against the rights to reclaim cash collateral or the obligations to return cash collateral in the consolidated balance sheets. As of December 31, 2025 and 2024, $95,161 and $163,370, respectively, in collateral was netted against asset derivative positions subject to master netting agreements. As of December 31, 2025 and 2024, the Company held $95,540 and $163,880, respectively, in collateral from its counterparties related to non-centrally cleared derivatives. Counterparty credit risk related to derivatives is considered in determining fair value.
20. Fair Value Measurements
Asset and liability fair value measurements have been categorized based upon the fair value hierarchy described below:
Level 1—Valuation is based upon quoted market prices for identical instruments in active markets.
Level 2—Valuation is based upon quoted market prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.
Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect estimates or assumptions that market participants would use in pricing the assets or liabilities. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.
Recurring Fair Value Measurements
As of December 31, 2025 and 2024, assets and liabilities measured at fair value on a recurring basis are as follows:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
2025
Financial assets:
Available for sale securities:
Residential CMO securities–agency	$—	$5,954,167	$—	$—	$5,954,167
Residential MBS–agency	—	761,530	—	—	761,530
CLO securities	—	887,597	—	—	887,597
Commercial MBS–agency	—	451,162	—	—	451,162
Corporate securities	—	62,095	—	—	62,095
U.S. Treasury securities	39,407	—	—	—	39,407
Municipal securities	—	2,491	—	—	2,491
Residential CMO securities–non-agency	—	15,803	—	—	15,803
Other asset-backed securities(1)	—	25,549	—	—	25,549
Total available for sale securities	39,407	8,160,394	—	—	8,199,801
Equity securities	19,295	—	—	—	19,295
Derivative financial instruments:
Derivative assets (Note 19)	—	99,289	3,147	(98,651)	3,785
Derivative liabilities (Note 19)	—	(4,830)	—	4,830	—

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Netting	Total
2024
Financial assets:
Available for sale securities:
Residential CMO securities–agency	$—	$6,908,202	$—	—	$6,908,202
Residential MBS–agency	—	1,116,520	—	—	1,116,520
CLO securities	—	1,079,990	—	—	1,079,990
Commercial MBS–agency	—	467,230	—	—	467,230
Corporate securities	—	94,811	—	—	94,811
U.S. Treasury securities	33,043	—	—	—	33,043
Federal agency securities	—	39,816	—	—	39,816
Municipal securities	—	49,870	—	—	49,870
Residential CMO securities–non-agency	—	19,345	—	—	19,345
Total available for sale securities	33,043	9,775,784	—	—	9,808,827
Equity securities	14,230	—	—	—	14,230
Derivative financial instruments:
Derivative assets (Note 19)	—	166,055	3,334	(165,663)	3,726
Derivative liabilities (Note 19)	—	(5,766)	—	4,593	(1,173)

(1)	Other ABS securities represent securities backed by consumer loans other than residential mortgages.
Nonrecurring Fair Value Measurements
Certain assets are measured at fair value on a nonrecurring basis and therefore are not included in the tables above. Gains and losses disclosed below represent changes in fair value recognized during the reporting period for assets held at period end. The carrying value of assets that recognized a change in fair value during the reporting period and the related change in fair value as of December 31, 2025 and 2024 are as follows:

	Level 1	Level 2	Level 3	Total	Loss (Gain) Due to Change in Fair Value
2025
Individually evaluated (impaired)(1)	$—	$—	$48,249	$48,249	$3,816
2024
Individually evaluated (impaired)(1)	$—	$—	$48,968	$48,968	$(3,532)

(1)
The Company performs its lower of cost or fair value analysis when an asset becomes impaired or when a loan is transferred to loans held for sale or OREO. Subsequent valuations are performed periodically and usually occur throughout the reporting period. Impaired assets are considered collateral dependent and valuations are primarily based on the appraised values of the collateral, less estimated cost to sell, which are considered a significant unobservable input.

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a recurring and nonrecurring basis as of December 31, 2025 and 2024:

Level 3 Fair Value Measurement	Fair Value	Valuation Technique	Unobservable Inputs	Significant Unobservable Input Value
				Min		Max	Weighted Avg.
December 31, 2025
Indemnification asset	$3,147	Discountedcash flow	Discount rate	6.01%	-	9.52%	7.75%
			Loss severity	0.01%	-	35.65%	3.82%
Individually evaluated assets (impaired)	$48,249	Appraisal value	Appraisal value	NM	-	NM	N/A(1)

December 31, 2024
Indemnification asset	$3,334	Discountedcash flow	Discount rate	6.66%	-	7.63%	7.59%
			Loss severity	0.07%	-	25.69%	2.97%
Individually evaluated assets (impaired)	$48,968	Appraisal value	Appraisal value	NM	-	NM	N/A(1)

(1)	NM - Not Meaningful or N/A - Not Applicable.
Disclosures about Fair Value of Financial Instruments
The following tables present the carrying amount, estimated fair value, and placement in the fair value hierarchy of the Company’s financial instruments as of December 31, 2025 and 2024. These tables exclude financial instruments with short-term or no stated maturity, prevailing market rates and limited credit risk, and where carrying amounts approximate fair value. For financial assets such as cash and due from banks, interest-bearing deposits in banks, FHLB restricted stock, FRB restricted stock and other investments, the carrying amount is a reasonable estimate of fair value. For financial liabilities such as noninterest-bearing demand, interest-bearing demand, and savings and money market deposits, the carrying amount is a reasonable estimate of fair value as these liabilities have no stated maturity. See Note 5 for more information regarding the fair value of held to maturity investments.

	2025
	Level 1	Level 2	Level 3	Estimated Fair Value	Carrying Amount
Financial assets:
Investment securities:
Held to maturity	$—	$26,685	$—	$26,685	$28,091
Loans & leases held for investment(1)	—	—	35,466,875	35,466,875	35,617,829
Financial liabilities:
Time deposits	$—	$8,178,988	$—	$8,178,988	$8,160,757
Other borrowings	—	4,235,077	—	4,235,077	4,235,000
Subordinated notes payable and trust preferred securities	—	353,447	60,041	413,488	401,504

	2024
	Level 1	Level 2	Level 3	Estimated Fair Value	Carrying Amount
Financial assets:
Investment securities:
Held to maturity	$—	$26,465	$—	$26,465	$29,029
Loans held for sale	—	—	48,357	48,357	48,357
Loans & leases held for investment(1)	—	—	28,471,639	28,471,639	29,234,483
Financial liabilities:
Time deposits	$—	$7,838,059	$—	$7,838,059	$7,839,600
Other borrowings	—	4,384,438	—	4,384,438	4,385,000
Subordinated notes payable and trust preferred securities	—	316,827	50,223	367,050	370,111

(1)
The carrying value of loans held for investment is net of the allowance for loan and lease losses of $285,922 and $236,920 as of December 31, 2025 and 2024, respectively. In addition, the carrying values include $3,336,608 and $2,995,989 of leases within our equipment financing receivables portfolio as of December 31, 2025 and 2024, respectively.

Fair Value Measurement and Disclosure Valuation Methodology
Use of these methodologies requires determination of relevant inputs and assumptions, some of which represent significant unobservable inputs as indicated in the preceding paragraphs. Additionally, a change in one unobservable input may result in a change to another unobservable input (that is, changes in certain inputs are interrelated to one another), which may counteract or magnify the fair value impact. Following are descriptions of the valuation methodologies used for assets and liabilities recorded at fair value on a recurring or nonrecurring basis and for estimating fair value for financial instruments not carried at fair value.
Investment Securities—Within its available for sale securities portfolio the Company holds treasury securities, and within its equity securities portfolio the Company holds equity securities, which are both valued using quoted market prices for identical securities and are therefore classified within Level 1 of the valuation hierarchy. The remaining investment portfolio consists of available for sale agency and non-agency CMO, agency MBS, CLO, corporate, municipal, federal agency, asset-backed securities, and held to maturity residential and commercial MBS. These available for sale and held to maturity securities are valued using quoted market prices for similar instruments, market observable assumptions and values from third-party pricing services for which management understands the methods used to determine fair value and are therefore classified within Level 2 of the fair value hierarchy.
The Company analyzes each security for the appropriate valuation methodology based on a combination of the market approach reflecting third-party pricing information and a discounted cash flow or income approach. In calculating the fair value derived from the income approach, the Company makes certain significant assumptions in addition to those discussed above related to the liquidity risk premium, specific non-performance and default experience in the collateral underlying the security. The values resulting from the market and income approaches are weighted to derive the final fair value for each security trading in an inactive or distressed market. As of December 31, 2025, management did not make any adjustments to the prices provided by the third-party pricing service as a result of illiquid or inactive markets.
Individually Evaluated Loans and Leases—The Company considers all the available options to determine the appropriate valuation of loans and leases that do not share common risk characteristics. The selection of a valuation method is performed only after considering which method best fits the loan or lease characteristics including the method for repayment and the type of loan (residential or commercial) or lease. Generally, a discounted cash flow approach based on the present value of future cash flows discounted at the loan or lease’s effective interest rate is considered most appropriate unless the loans or leases are determined to be collateral dependent or foreclosure is considered probable.
A loan or lease is determined to be collateral dependent when it is believed that the primary source of repayment is either the operation of or sale of the associated collateral. In these circumstances, the Company will measure the allowance based on the fair value of the collateral less estimated costs to sell. Fair value is determined primarily by using either an income, cost, or market approach and is normally provided through recent third-party appraisals. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available or based on a review of the property or other qualitative factors. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Individually evaluated loans are reviewed at least quarterly for additional impairment and adjusted accordingly.
Interest Rate Swaps, Interest Rate Options and Swaptions—The fair values of interest rate swaps, interest rate options and swaptions are determined by a third party using a derivative valuation model. The inputs used in the valuation model are based on contractual terms which primarily include the instrument’s start and end dates, instrument coupon or strike price, interest rate curve and notional amounts, and other standard methodologies which are obtained from similar instruments in active markets and, therefore, are classified within Level 2 of the valuation hierarchy. See Note 19 for additional information on derivative instruments.
Foreign Exchange Contracts—Fair values of foreign exchange contracts are based on quoted prices for each foreign currency at the balance sheet date. The quoted prices are for similar instruments in an active market and are therefore classified within Level 2 of the valuation hierarchy.

Indemnification Assets—The Company is party to multiple indemnification asset agreements, several covering Ginnie Mae (GNMA) pool buyouts and another covering certain losses on specified assets under the LSA executed between the Company and TIAA.
To determine the fair value of the indemnification asset associated with the GNMA pool buyouts, the Company uses a cash flow model to project cash flows for GNMA pool buyouts with and without recourse that are subject to indemnification agreements. The significant unobservable inputs used in the fair value measurement of the indemnification asset are the discount rate and loss severity. Significant increases (decreases) to the discount rate in isolation could have resulted in a significantly lower (higher) fair value measurement, whereas significant increases (decreases) to the loss severity could have resulted in a significantly higher (lower) fair value measurement. The discount rate is calculated as the risk-free rate plus a credit spread which is based on corporate debt issued by the indemnifying parties. When calculating the appropriate discount rate, the Company considers the credit quality of the counterparty and the estimated duration of the asset. Loss severity is determined by analyzing the value of the underlying mortgaged asset, the probability of borrower default, the value of the underlying government (VA) guarantee, among other factors, which are discounted over the estimated life of the asset. As the Company calculates the fair value of the indemnification asset using unobservable inputs, the Company classifies the indemnification asset within Level 3 of the valuation hierarchy. The Company’s portfolio management group is responsible for analyzing and updating the valuation assumptions and cash flow model of the underlying loans on a quarterly basis. Changes in the fair value of these assets will not have a material impact on the Company’s performance or cash flow. See Note 19 for additional information on freestanding derivatives.
To determine the fair value of the indemnification asset associated with the LSA, the Company uses a cash flow model to project expected losses on the basket of covered assets as defined under the agreement. These covered assets represent those assets held by the Company as of the closing of the TIAA Transaction including loans and leases, equipment under operating leases, foreclosed real estate, repossessed or returned equipment and other repossessed assets of the Company. The LSA is in place until July 31, 2028, with covered losses representing 90% of losses that exceed $312,000 up to a limit of $500,000. At December 31, 2025 the indemnification asset associated with the LSA was determined not to have significant value as no payment is expected to occur over the life of the agreement based on current loss expectations.
21. Commitments and Contingencies
Commitments—Commitments to extend credit are agreements to lend to customers in accordance with predetermined contractual provisions. These commitments, predominantly at variable interest rates, are for specific periods or contain termination clauses and may require the payment of a fee. The total amounts of unused commitments do not necessarily represent future credit exposure or cash requirements, as commitments often expire without being drawn upon or are unconditionally cancellable in which the Company has the option to cancel or prohibit additional extensions of credit.
The Bank issues standby letters of credit, which are conditional commitments generally to provide credit support for some creditors in case of default. The credit risk and potential cash requirements involved in issuing standby letters of credit are essentially the same as those involved in extending loan facilities to clients.
Unfunded credit extension commitments at December 31, 2025 and 2024 are as follows:

	2025	2024
Commercial finance(1)	$8,133,909	$5,918,718
Commercial real estate	136,501	148,880
Home equity lines of credit	440,445	524,545
Equipment financing receivables	98,093	42,589
Credit card and consumer lines of credit	—	14,538
Letters of credit	13,123	8,311
Total unfunded credit extension commitments	$8,822,071	$6,657,581

(1)	Of the outstanding unfunded commercial finance commitments, $2,161,016 and $1,972,201 were unconditionally cancellable by the Bank at December 31, 2025 and 2024, respectively.

In addition to commitments to extend credit, the Bank has entered into commitments to lend, which typically represent a noncancelable commitment, with a term of less than one year, to a borrower, as part of a financing arrangement. Commitments to lend to commercial finance, commercial real estate, equipment financing receivables, and life lending totaled $3,713,732 and $1,900,717 as of December 31, 2025 and 2024, respectively.
The Bank has an agreement with the Jacksonville Jaguars of the National Football League securing the naming rights to the football stadium in Jacksonville, Florida. As of December 31, 2025, the Company is obligated to pay $13,346, in the aggregate, through February 15, 2028. Under this agreement, the amount due in 2026 is $5,211 and the amount increases approximately 4% for 2027.
Unfunded commitments to fund low-income housing partnerships as a limited partner were $43,771 and $101,615 as of December 31, 2025 and 2024, respectively. These unfunded commitments are unconditional and legally binding and are recorded in other liabilities in the consolidated balance sheets. See Note 22 for further details on the low-income housing tax credit (LIHTC) committed liability in Variable Interest Entities.
Legal Actions—The Company and its subsidiaries are, in the normal course of business, subject to various claims and lawsuits. The Company believes these claims and lawsuits, either individually or in the aggregate, will not materially affect its financial position or results of operations. The Company records and accrues for legal claims when it is probable that a loss has been incurred and an amount can be reasonably estimated.
22. Variable Interest Entities
Consolidated VIEs
Sub-trusts—The Company, through its subsidiary, the Bank, purchases security interests in sub-trusts, where the underlying assets are leases of commercial vehicles. The security ownership grants the owner all rights and obligations to the beneficial interest and losses of the underlying assets. The security ownership also grants the owner the right to control the collections and credit resolution activities, which are considered to be the activities most significant to the performance of the VIE. Therefore, the Company has consolidated the assets and liabilities of the sub-trust into the consolidated balance sheets as of December 31, 2025 and 2024 recognizing equipment financing receivables held for investment with net recorded investments, net of allowance of lease losses, of $18,737 and $30,846 and equipment under operating leases of $260 and $401, respectively. These amounts represent a maximum exposure to losses of $18,997 and $31,247 as of December 31, 2025 and 2024, respectively. The equipment financing receivables are subject to the allowance for credit loss reserves under the Company’s existing accounting policies. See Note 8 for further details on the allowance for loan and lease losses and Note 9 for further details on leases.
Captive Insurance—In June 2025, the Company purchased 100% of the preferred shares of Mangrove Cell 79 PC, a protected cell of Mangrove Insurance Solutions, PCC established under the laws of the District of Columbia to provide insurance and risk management services for the Company. The Cell is legally segregated from other participants in the captive structure, and its assets and liabilities are contractually and statutorily restricted to activities related solely to the Company’s insurance program. The Cell does not issue voting equity interests, thus, the Company is the sole equity investor through its preferred shares and solely possesses both the obligation to absorb losses and the right to receive benefits through capital support and excess insurance recoveries, which represent those activities most significant to the performance of the VIE. The Company was determined to be the primary beneficiary and has consolidated the assets, liabilities, and results of operations of the Cell as of December 31, 2025. The Cell had $9,766 of assets consisting of cash and insurance premiums receivable and $8,123 of liabilities consisting of unearned insurance premiums and payables as of December 31, 2025. The Company’s maximum exposure to loss from its involvement with the Cell includes the Cell’s net assets at risk plus any explicit financial support the Company is required to provide. This exposure is mitigated by the Cell’s aggregate stop-loss provision, under which the Cell retains aggregate ceded ultimate net loss only up to 97% of the ceded reinsurance premium for each agreement year. Losses in excess of this amount are not the responsibility of the Cell. The cost of this protection is 1.5% of net written insurance premiums.
Unconsolidated VIEs
Debt Securities—The Company, through its subsidiary, the Bank, purchases agency and non-agency securities issued by VIEs, as well as CLOs issued by commercial entities. The Company’s involvement is limited to an investor interest and the Company does not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance or obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company would have a maximum exposure associated with its security interest that would be equal to the carrying value of the securities purchased. Refer to Note 5 for information related to debt securities.
Loans Held for Investment—The Company, through its subsidiary, the Bank, lends money to VIEs through several of its commercial finance and equipment financing businesses. The Company’s involvement is limited to a lending interest and the Company does not have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance or obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The Company’s maximum loss exposure associated with its lending interest equals the carrying value of loans held for investment and any related unfunded commitments. Refer to Note 7 and Note 21 for information related to loans held for investment and unfunded commitments.
Low-Income Housing Tax Credits—The Company, through its subsidiary, the Bank, invests, as a limited partner, in funds that are utilized to purchase interests in low-income housing partnerships. These partnerships provide funds for the construction and operation of apartment complexes that provide affordable housing to lower-income households. If these developments successfully attract a specified percentage of residents falling in that lower income range, state and/or federal income tax credits are made available to the partners. The tax credits are generally recognized over 10 years for federal tax purposes. To continue receiving the tax credits each year over the life of the partnership, the low-income residency targets must be maintained. Unfunded commitments to fund these low-income housing partnerships by the fund are unconditional and legally binding and are recorded in accounts payable and accrued liabilities in the consolidated balance sheets. Refer to Note 21 for information related to unfunded commitments.
Although this LIHTC fund meets the definition of a VIE, the Company is not the primary beneficiary of the fund, as the general partner has both the power to direct the activities that most significantly impact the economic performance of the entities and the obligation to absorb losses or the right to receive benefits that could be significant to the entities. The investments in these entities by the fund are initially recorded at cost, which approximates the maximum exposure to loss because the Company’s investment in the fund matches the cost of the underlying investments. These investments are then amortized in accordance with the proportional amortization method. The balance of the Company’s investment in the fund and related partnerships was $164,837 and $167,520 as of December 31, 2025, and 2024, respectively, and is included in other assets in the consolidated balance sheets.
23. Regulatory Matters
The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material adverse effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
The Bank’s and the Company’s primary regulators, the OCC and the Board of Governors of the Federal Reserve, respectively, require that the Bank and the Company maintain adequate capital levels to ensure their safety and soundness. The metrics utilized to measure regulatory capital include the total, Tier 1, and common equity Tier 1 risk-based capital ratios (collectively, the “Risk-Based Capital Ratios”) and the Tier 1 leverage ratio (collectively, with the Risk-Based Capital Ratios, the “Regulatory Capital Ratios”). The Bank is also subject to Prompt Corrective Action requirements established by the Federal Deposit Insurance Corporation (FDIC). Management believes that, as of December 31, 2025, the Company and the Bank met all capital adequacy requirements to which they are subject.

The following table presents the Bank’s actual regulatory capital ratios and the minimum required ratios:

	Actual		For Capital Adequacy Purposes		Minimum for Well Capitalized Classification		Minimum for Capital Conservation Buffer(1)
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
2025
Common equity Tier 1 ratio	$4,054,511	12.4%	$1,474,392	4.5%	$2,129,678	6.5%	$2,293,499	7.0%
Tier 1 leverage ratio	4,054,511	9.1	1,777,363	4.0	2,221,704	5.0	1,777,363	4.0
Tier 1 risk-based capital ratio	4,054,511	12.4	1,965,857	6.0	2,621,142	8.0	2,784,963	8.5
Total risk-based capital ratio	4,358,586	13.3	2,621,142	8.0	3,276,428	10.0	3,440,249	10.5
2024
Common equity Tier 1 ratio	$3,629,653	13.0%	$1,258,689	4.5%	$1,818,107	6.5%	$1,957,961	7.0%
Tier 1 leverage ratio	3,629,653	9.0	1,615,442	4.0	2,019,303	5.0	1,615,442	4.0
Tier 1 risk-based capital ratio	3,629,653	13.0	1,678,252	6.0	2,237,670	8.0	2,377,524	8.5
Total risk-based capital ratio	3,876,335	13.9	2,237,670	8.0	2,797,087	10.0	2,936,942	10.5

(1)	Represents the minimum capital ratios plus, as applicable, the fully phased in 2.5% capital conservation buffer under Basel III Capital Rules.
The following table presents the Company’s actual regulatory capital ratios and the minimum required ratios:

	Actual		For Capital Adequacy Purposes		Minimum for Well Capitalized Classification(1)		Minimum for Capital Conservation Buffer(2)
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
2025
Common equity Tier 1 ratio	$3,202,657	9.8%	$1,474,949	4.5%	N/A	N/A	$2,294,366	7.0%
Tier 1 leverage ratio	3,753,457	8.4	1,777,701	4.0	N/A	N/A	1,777,701	4.0
Tier 1 risk-based capital ratio	3,753,457	11.5	1,966,599	6.0	2,622,132	8.0	2,786,016	8.5
Total risk-based capital ratio	4,459,036	13.6	2,622,132	8.0	3,277,666	10.0	3,441,549	10.5
2024
Common equity Tier 1 ratio	$3,069,792	11.0%	$1,258,809	4.5%	N/A	N/A	$1,958,147	7.0%
Tier 1 leverage ratio	3,620,592	9.0	1,615,570	4.0	N/A	N/A	1,615,570	4.0
Tier 1 risk-based capital ratio	3,620,592	12.9	1,678,412	6.0	2,237,882	8.0	2,377,750	8.5
Total risk-based capital ratio	4,071,226	14.6	2,237,882	8.0	2,797,353	10.0	2,937,221	10.5

(1)	N/A metrics are not defined at a holding company level.
(2)	Represents the minimum capital ratios plus, as applicable, the fully phased in 2.5% capital conservation buffer under Basel III Capital Rules.
As of December 31, 2025 and 2024, the Bank qualified as a well-capitalized institution according to the regulatory framework for Prompt Corrective Action (the Prompt Corrective Action requirements are not applicable to the Company). Management does not believe that any condition or event that would result in a change in this category has occurred since December 31, 2025.
OCC regulations impose limitations upon certain capital distributions by national banks, such as certain cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger and other distributions charged against capital. The OCC regulates all capital distributions by the Bank to the Company, whether in the form of dividends or other capital distributions. The Bank may not pay dividends to the Company if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements, or in the event the OCC notifies the Bank that it is subject to heightened supervision. Under the Federal Deposit Insurance Act, or FDIA, an insured depository institution such as the Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized”.” Payment of dividends by the Bank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice. In addition to these requirements, paying dividends out of permanent capital or paying dividends above the Bank’s retained net income for the current year to date plus preceding two years, less any required transfers to surplus or to fund the retirement of preferred stock, requires pre-approval from the OCC.
The Company, which is a separate legal entity from the Bank, is subject to various regulatory policies and requirements relating to the payment of dividends to its stockholders, which include the requirement to maintain adequate capital above regulatory minimums. Additionally, it is the Federal Reserve’s policy that a bank or financial holding company generally should pay dividends on common stock only out of net income available to common stockholders over the past year and only if the prospective rate of earnings retention appears consistent with the company’s current and expected future capital needs, asset quality and overall financial condition. Federal Reserve policy also provides that a bank or financial holding company should inform the Federal Reserve reasonably in advance of declaring or paying a dividend that exceeds earnings for the period for which the dividend is being paid or that could result in a material adverse change to the financial holding company’s capital structure.
24. Related Parties
On July 31, 2023, the Company entered into a Transition Services Agreement (TSA) with TIAA, a related party, to provide specified transition services, primarily systems support and data access. Under this agreement the Company incurred $10,404 and $4,896 of expenses for the years ended December 31, 2024 and 2023, which are included in general and administrative expense on the consolidated statements of income. The TSA ended during the year ended December 31, 2025, and the Company did not incur any material costs associated with the TSA during 2025.
The Company obtains services from various TIAA affiliates for investment advisory, participating client services and other consulting services. The Company’s expenses related to these services for the years ended December 31, 2025, 2024 and 2023 were $15,147, $15,306 and $56,880, respectively. These expenses are recorded in general and administrative expense on the consolidated statements of income.
On July 31, 2023, the Company entered into an agreement with TC Services, a TIAA affiliated broker-dealer, that offers clients brokerage accounts cleared through an unaffiliated clearing firm. TC Services brokerage clients will, from time to time, have uninvested cash in their brokerage accounts that is swept into interest-bearing deposit accounts with the Company. This sweep program is the core facility for TC Services’ clients to hold cash pending investment or distribution. These interest-bearing deposits on the consolidated balance sheets are primarily held in money market demand accounts, with a limited amount held in demand deposit accounts. The Company had $1,953,150 and $1,884,593 outstanding brokerage sweep deposits at December 31, 2025 and 2024, respectively.
On July 31, 2023, the Company entered into an agreement with TIAA Trust, N.A., a TIAA affiliate, to facilitate the sweep of cash balances to the Bank pending investment, withdrawal or distribution of funds to or on behalf of TIAA Trust customers. The Company had $1,136,404 and $1,045,259 outstanding trust sweep deposits at December 31, 2025 and 2024, respectively, included in interest-bearing deposits on the consolidated balance sheets. The Company also had $1,131,630 and $997,244 outstanding sweep deposits for other deposit accounts for TIAA Trust, N.A. at December 31, 2025 and 2024, respectively.
In connection with the TIAA Transaction, as described in Note 1, the Company had various related party transactions with TIAA. In 2023, the Company transferred to TIAA the fixed-rate first-lien residential mortgage loan portfolio which is detailed in Note 6. Equity transactions, including capital contributions, distributions and dividends, are presented in the consolidated statements of stockholders’ equity. On July 31, 2023, the Company entered into a Tax Matters Agreement with TIAA in order to document the rights and obligations of TIAA and the Company with respect to the administration and allocation of income taxes incurred on or before the closing date. Significant matters discussed in the agreement include the tax consequences of the transfer of the trust business, residential mortgage loan transfers, tax sharing obligations, and specific tax indemnities. See Note 16 for more information.
In 2023 until the TIAA Transaction was executed on July 31, 2023, the Company had a Service Agreement with TIAA for TIAA to provide general services in support of the Company’s activities at cost inclusive of charges for overhead. Under the Service Agreement between the Company and TIAA, net indirect expenses allocated to the Company for the years ended December 31, 2025, 2024 and 2023 were $-, $-, and $42,282 and have been included in general and administrative expense in the consolidated statements of income. Indirect expenses include technology, marketing, finance, corporate overhead and individual advisory services provided by TIAA.

In 2023 until the TIAA Transaction was executed on July 31, 2023, direct expenses paid by TIAA on behalf of the Company were charged to the Company and have been included within the applicable line items in the consolidated statements of income. The direct expenses included compensation, occupancy and equipment and general and administrative expense. Directly charged expenses for the years ended December 31, 2025, 2024 and 2023 were $-, $-, and $178,721. The Company also participated in TIAA employee benefit programs whose costs are detailed in Note 17.
As part of the TIAA Transaction in 2023, FSB, the banking subsidiary of FSB Holdings, transferred its fiduciary and asset management business (trust business) to a subsidiary of TIAA, named TIAA Trust, N.A. In 2023 until the TIAA transaction and related trust distribution, the Company provided fiduciary services to affiliated lines of business. Revenue from the TIAA affiliated fiduciary business was $-, $-, and $14,698 for the years ended December 31, 2025, 2024 and 2023. The revenue is recorded within income from discontinued operations before income taxes in the consolidated statements of income. See Note 25 for more information.
At December 31, 2025 and 2024, related-party loans totaled $- and $38,737, respectively.
25. Discontinued Operations
Discontinued operations is comprised of the trust business of FSB, which was discontinued in July 2023 upon the TIAA Transaction detailed in Note 1. Results of operations, financial position and cash flows for the trust business and the related disclosures are reported as discontinued operations on a retrospective basis for all periods presented within the consolidated financial statements.
The financial results of the trust business are presented as income (loss) from discontinued operations, net of taxes in the consolidated statements of income. The following table presents the financial results of the trust business for the year ended December 31, 2023:

Results of Discontinued Operations	2023
Noninterest Income
Trust fee income	$151,229
Total Noninterest Income	151,229
Noninterest Expense
Compensation	21,437
Occupancy and equipment	3,688
General and administrative expense	80,172
Total Noninterest Expense	105,297
Income of discontinued operations before income taxes	45,932
Income tax provision	8,963
Income of discontinued operations, net of taxes	$36,969

26. Condensed Parent Company Financial Information
Condensed balance sheets of EverBank Financial Corp as of December 31, 2025 and 2024 are as follows:

	2025	2024
Assets
Cash and cash equivalents	$116,244	$385,948
Investment in subsidiaries:
Bank subsidiary	4,100,958	3,695,354
Nonbank subsidiaries	4,059	2,416
Total investment in subsidiaries	4,105,017	3,697,770
Other assets	12,620	3,098
Total Assets	$4,233,881	$4,086,816
Liabilities
Accounts payable and accrued liabilities	$31,171	$28,174
Due to (from) subsidiaries, net	—	(47)
Subordinated notes payable and trust preferred securities (Note 13)	401,504	370,111
Total Liabilities	432,675	398,238
Total Stockholders’ Equity (Note 14)	3,801,206	3,688,578
Total Liabilities and Stockholders’ Equity	$4,233,881	$4,086,816

Condensed statements of income of EverBank Financial Corp for the years ended December 31, 2025, 2024 and 2023 are as follows:

	2025	2024	2023
Income
Bargain purchase gain	$13,863	$—	$—
Other income	112	445	142
Total Income	13,975	445	142
Expense
Interest expense	28,419	26,414	23,988
Noninterest expense	1,313	1,182	2,168
Total Expense	29,732	27,596	26,156
Income (Loss) Before Income Tax Benefit	(15,757)	(27,151)	(26,014)
Income Tax Benefit	(7,417)	(7,819)	(7,336)
Income (Loss) before Equity in Earnings of Subsidiaries	(8,340)	(19,332)	(18,678)
Equity in Earnings of Subsidiaries	314,483	248,928	120,475
Net Income	$306,143	$229,596	$101,797
Comprehensive Income (Loss)(1)	$284,150	$246,486	$114,516

(1)	Refer to the consolidated statements of comprehensive income for other comprehensive income details.

Condensed statements of cash flows of EverBank Financial Corp for the years ended December 31, 2025, 2024 and 2023 are as follows:

	2025	2024	2023
Operating Activities:
Net income	$306,143	$229,596	$101,797
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in earnings of subsidiaries	(314,483)	(248,928)	(120,475)
Deferred income taxes (benefit)	247	(1,536)	—
Bargain purchase gain	(13,863)	—	—
Other operating activities	1,253	296	(297)
Changes in operating assets and liabilities:
Other assets	(9,522)	1,950	22,014
Accounts payable and accrued liabilities	1,010	11,113	1,548
Due to (from) subsidiaries	8,636	13,391	(4,718)
Net cash provided by (used in) operating activities	$(20,579)	$5,882	$(131)
Investing Activities:
Payments for investments in and advances to subsidiaries	(1,068,226)	—	—
Net cash received from business combination	967,333	—	—
Net cash provided by (used in) investing activities	$(100,893)	$—	$—
Financing Activities:
Repayments of subordinated notes payable	(165,550)	(99,450)	—
Proceeds from issuance of subordinated notes payable, net of issuance costs	196,067	146,507	—
Proceeds from issuance of common stock	610	—	—
Dividends paid	(179,359)	(360,316)	(12,797)
Capital contributions	—	—	675,520
Net cash provided by (used in) financing activities	$(148,232)	$(313,259)	$662,723
Net change in cash and cash equivalents	(269,704)	(307,377)	662,592
Cash and cash equivalents at beginning of period	385,948	693,325	30,733
Cash and cash equivalents at end of period	$116,244	$385,948	$693,325
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) for:
Interest	$27,438	$22,593	$23,642
Income taxes	2,450	(16,293)	(32,206)

27. Subsequent Events
The Company has evaluated subsequent events through March 10, 2026, which is the date the consolidated financial statements were issued.
Events Subsequent to Original Issuance of Financial Statements (Unaudited)
In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through October 21, 2026, the date the financial statements were available to be reissued.
On September 7, 2026, the Company and WaFd, Inc. (WaFd), the parent company of WaFd Bank, announced that they had entered into a definitive merger agreement providing for a strategic combination of the Company and WaFd.
Under the terms of the merger agreement, the Company will merge with and into WaFd, with WaFd surviving the merger and electing to be treated as a financial holding company. Immediately following the merger, WaFd Bank, WaFd’s wholly owned bank subsidiary, will merge with and into the Bank, with the Bank continuing as the surviving bank chartered by the Office of the Comptroller of the Currency. WaFd will remain a publicly traded company, change its name to EverBank Financial Corp and trade on Nasdaq under the new ticker symbol “EVBK”.” Upon completion of the merger, the former holders of the Company’s common stock and equity awards will hold approximately 59.175%, and the holders of WaFd common stock and equity awards (that are vested or will vest in the merger) will hold approximately 40.825%, of the total issued and outstanding shares of WaFd common stock on a fully diluted basis. The Company will be designated as the accounting acquirer.
The merger, which is expected to be completed in early 2027, is structured as an all-stock transaction with an estimated value of approximately $3,900,000 at signing, and is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval by WaFd’s shareholders of the issuance of WaFd common stock in the merger.
In July 2026, the Company extended its brokerage and trust sweep agreements with TIAA affiliates through July 31, 2028 and July 31, 2029, respectively, at which time the agreements may be further extended in accordance with their terms.

Annex A
AGREEMENT AND PLAN OF MERGER

by and between

WAFD, INC.

and

EVERBANK FINANCIAL CORP
Dated as of September 6, 2026

A-i

A-ii

A-iii

EXHIBITS

Exhibit A – Form of Articles of Amendment for the WaFd Rollover Preferred Stock
Exhibit B – Form of Bylaw Amendment
Exhibit C – Form of Bank Merger Agreement
Exhibit D – Form of Letter of Transmittal
Exhibit E – Form of Written Consent
Exhibit F – Form of Shareholders Agreement

SCHEDULES

EverBank Disclosure Schedule
WaFd Disclosure Schedule

A-iv

INDEX OF DEFINED TERMS

Page
Acquisition Proposal	A-47
Agreement	A-1
Articles of Merger	A-1
Audited Financial Statements	A-12
Bank Merger Agreement	A-6
Bank Merger Certificates	A-6
Bank Merger	A-6
BHC Act	A-9
Closing Date	A-1
Closing	A-1
Code	A-1
Confidentiality Agreement	A-45
Continuing Employee	A-50
Contracting Parties	A-64
Derivative Transactions	A-19
DGCL	A-1
Dissenting Share	A-4
Effective Time	A-1
Employee Agreements	A-51
Enforceability Exceptions	A-11
Environmental Laws	A-20
ERISA	A-15
EverBank Articles	A-9
EverBank Benefit Plans	A-15
EverBank Bylaws	A-9
EverBank Class A Common Stock	A-3
EverBank Class B Common Stock	A-3
EverBank Common Stock	A-3
EverBank Contract	A-19
EverBank Disclosure Schedule	A-8
EverBank DSU	A-5
EverBank Equity Awards	A-5
EverBank ERISA Affiliate	A-15
EverBank Gross Diluted Shares	A-2
EverBank Leased Properties	A-20
EverBank Option	A-5
EverBank Owned Properties	A-20
EverBank Preferred Stock	A-3
EverBank Real Property	A-20
EverBank Regulatory Agreement	A-19
EverBank Stockholder Approval	A-11
EverBank Subsidiary	A-9
EverBank Tax Counsel	A-57
EverBank Tax Opinion	A-57
EverBank, N.A.	A-6

A-v

Page
EverBank	A-1
Exception Shares	A-3
Exchange Act	A-11
Exchange Agent	A-6
Exchange Fund	A-6
Exchange Ratio	A-2
FDIC	A-10
Federal Reserve Board	A-11
Financial Statements	A-12
GAAP	A-9
Governmental Entity	A-11
Holder Related Parties	A-63
Holders	A-61
Identified Counsel	A-63
Indemnified Parties	A-52
Initial EverBank Directors	A-55
Initial WaFd Directors	A-55
Initial Year of Participation	A-51
Intellectual Property	A-21
Interim Financial Statements	A-12
Investment Advisors Act	A-37
Letter of Transmittal	A-6
Liens	A-10
List Date	A-36
Loan	A-22
Material Adverse Effect	A-9
Materially Burdensome Regulatory Condition	A-45
Merger Consideration	A-3
Merger	A-1
Multiemployer Plan	A-15
Multiple Employer Plan	A-15
New Certificates	A-6
New Plans	A-51
New Welfare Plans	A-51
Non-Party Affiliates	A-64
Old Certificate	A-3
Old Plans	A-51
Ownership Ratio	A-2
Permitted Encumbrances	A-20
Personal Data	A-17
Proxy Statement	A-46
Real Property Leases	A-20
Regulatory Agencies	A-12
Released Parties	A-64
Released Party	A-64
Releasing Parties	A-64
Releasing Party	A-64

A-vi

Page
Requisite Regulatory Approvals	A-56
SEC	A-11
Securities Act	A-26
Shareholders Agreement	A-50
Specified Date	A-57
SRO	A-11
Subsidiary	A-9
Surviving Corporation	A-1
Takeover Restrictions	A-21
Tax Return	A-14
Tax	A-14
Taxes	A-14
Termination Date	A-57
Termination Fee	A-58
Treasury Regulations	A-15
WaFd Adverse Recommendation Change	A-47
WaFd Advisory Subsidiary	A-37
WaFd Agent	A-37
WaFd Articles	A-24
WaFd Bank	A-6
WaFd Benefit Plans	A-29
WaFd Board Recommendation	A-46
WaFd Bylaw Amendment	A-6
WaFd Bylaws	A-24
WaFd Common Stock Issuance	A-25
WaFd Common Stock	A-3
WaFd Contract	A-33
WaFd Diluted Shares	A-2
WaFd Disclosure Schedule	A-23
WaFd ERISA Affiliate	A-29
WaFd Insurance Subsidiary	A-37
WaFd Intervening Event	A-49
WaFd Leased Properties	A-34
WaFd Meeting	A-46
WaFd Owned Properties	A-34
WaFd Preferred Stock	A-24
WaFd Real Property	A-34
WaFd Regulatory Agreement	A-34
WaFd Related Parties	A-63
WaFd Reports	A-26
WaFd Rollover Preferred Stock	A-3
WaFd Share Closing Price	A-2
WaFd Stock Exchange	A-2
WaFd Stockholder Approval	A-25
WaFd Subsidiary	A-24
WaFd Superior Proposal	A-48
WaFd Tax Counsel	A-56

A-vii

Page
WaFd Tax Opinion	A-56
WaFd	A-1
Washington Secretary	A-1
WBCA	A-1
Willful Breach	A-58

A-viii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of September 6, 2026 (this “Agreement”), by and between WAFD, INC., a Washington corporation (“WaFd”) and EVERBANK FINANCIAL CORP, a Delaware corporation (“EverBank”).
W I T N E S S E T H:
WHEREAS, the Boards of Directors of WaFd and EverBank have determined that it is advisable and in the best interests of their respective companies and their stockholders to enter into this Agreement, pursuant to which EverBank will, subject to the terms and conditions set forth herein, merge with and into WaFd (the “Merger”), so that WaFd is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);
WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and that this Agreement be adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I

THE MERGER
1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Washington Business Corporation Act, as amended (the “WBCA”) and the Delaware General Corporation Law, as amended (the “DGCL”), at the Effective Time, EverBank shall merge with and into WaFd. WaFd shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Washington. Upon consummation of the Merger, the separate corporate existence of EverBank shall terminate.
1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, remotely via the electronic exchange of closing deliveries, on a date as soon as reasonably practicable after (but no later than five (5) business days after) the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), unless another date, time or place is agreed to in writing by WaFd and EverBank; provided that the Closing shall not occur on or before December 31, 2026, and if the Closing would otherwise be required to occur on one of the last ten (10) days of the month in which all of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) have been satisfied or waived, then the Closing shall take place on the first (1st) business day of the immediately following month. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
1.3 Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, WaFd shall cause to be filed a certificate of merger (the “Articles of Merger”) as provided under the WBCA with the Secretary of State of the State of Washington (the “Washington Secretary”). The Merger shall become effective as of the date and time specified in the Articles of Merger in accordance with the relevant provisions of the WBCA, or at such other date and time as shall be provided by applicable law (such date and time, the “Effective Time”).
1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the WBCA and this Agreement.

1.5 Conversion of EverBank Common Stock.
(a) For purposes of this Agreement, the following terms shall have the following meanings:
(i) “WaFd Diluted Shares” means the sum of:
(A) the aggregate number of shares of WaFd Common Stock issued and outstanding immediately prior to the Effective Time, plus
(B) the aggregate number of shares of WaFd Common Stock subject to the WaFd Restricted Stock Awards immediately prior to the Effective Time, plus
(C) the aggregate number of shares of WaFd Common Stock subject to WaFd Restricted Stock Unit Awards (that are Vested WaFd Equity Awards) immediately prior to the Effective Time, plus
(D) the aggregate net number of shares of WaFd Common Stock underlying WaFd Options (that are Vested WaFd Equity Awards) determined, for each such WaFd Option, as the number of shares of WaFd Common Stock underlying such WaFd Option multiplied by the quotient obtained by dividing
(E) the difference (but not less than zero) of the WaFd Share Closing Priceminus the exercise price of such WaFd Option by (y) the WaFd Share Closing Price.
(ii) “WaFd Issued Shares” means the product of the Ownership Ratio multiplied by the WaFd Diluted Shares.
(iii) “WaFd Share Closing Price” means the volume-weighted average price of the WaFd Common Stock trading on Nasdaq (the “WaFd Stock Exchange”) as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by WaFd) for the ten (10) consecutive full trading days ending on and including the first (1st) trading day immediately preceding the Closing Date.
(iv) “WaFd-Share Equivalent of the EverBank Options Exercise Price Amount” means the quotient of the EverBank Options Exercise Price Amount divided by the WaFd Share Closing Price.
(v) “Exchange Ratio” means the quotient of (A) the sum of (1) the WaFd Issued Shares plus (2) the WaFd-Share Equivalent of the EverBank Options Exercise Price Amount divided by (B) the EverBank Gross Diluted Shares.
(vi) “Ownership Ratio” means the quotient of 59.175% divided by 40.825%.
(vii) “EverBank Gross Diluted Shares” means the sum of:
(A) the aggregate number of shares of EverBank Common Stock issued and outstanding immediately prior to the Effective Time, plus
(B) the aggregate number of shares of EverBank Common Stock subject to EverBank DSUs immediately prior to the Effective Time, plus
(C) the number of shares of EverBank Common Stock underlying the EverBank Time-Vesting Options, plus
(D) the number of shares of EverBank Common Stock underlying the EverBank Performance-Vesting Options to the extent vested pursuant to Section 1.9(b).
(viii) “EverBank Options Exercise Price Amount” means the sum of (A) the product of (1) the number of shares of EverBank Common Stock underlying the EverBank Time-Vesting Options multiplied by (2) the weighted-average exercise price of the EverBank Time-Vesting Options plus (B) the product of (1) the number of shares of EverBank Common Stock underlying the EverBank Performance-Vesting Options to the extent vested pursuant to Section 1.9(b) multiplied by (2) the weighted-average exercise price of the EverBank Performance-Vesting Options.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of WaFd, EverBank, or the holder of any of the following securities:
(i) Subject to Section 2.2(e), each share of Class A common stock, par value $0.01 per share, of EverBank issued and outstanding immediately prior to the Effective Time (“EverBank Class A Common Stock”) and each share of Class B common stock, par value $0.01 per share, of EverBank issued and outstanding immediately prior to the Effective Time (“EverBank Class B Common Stock” and, together with EverBank Class A Common Stock, “EverBank Common Stock”), except for (i) shares of EverBank Common Stock owned by EverBank as treasury stock or otherwise owned by EverBank or WaFd (in each case other than shares of EverBank Common Stock (A) held in any EverBank Benefit Plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (B) held, directly or indirectly, in respect of debts previously contracted (collectively, the “Exception Shares”)) and (ii) Dissenting Shares, shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest a number of shares equal to the Exchange Ratio of common stock, par value $1.00 per share, of WaFd (the “WaFd Common Stock” and such shares, the “Merger Consideration”).
(ii) All of the shares of EverBank Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of EverBank Common Stock) previously representing any such shares of EverBank Common Stock shall thereafter represent only the right to receive (i) the Merger Consideration, (ii) cash in lieu of a fractional share which the shares of EverBank Common Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case without any interest thereon. Old Certificates previously representing shares of EverBank Common Stock shall be exchanged for evidence of shares in book-entry form representing whole shares of WaFd Common Stock as set forth in Section 1.5(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 2.2, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of WaFd Common Stock or EverBank Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of EverBank Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this sentence shall be construed to permit WaFd or EverBank to take any action with respect to its securities that is prohibited by the terms of this Agreement.
(iii) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of EverBank Common Stock that are owned by EverBank (in each case other than the Exception Shares) immediately prior to the Effective Time shall be cancelled and shall cease to exist, and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.
1.6 Conversion of EverBank Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of EverBank, WaFd or the holder of any securities of EverBank or WaFd, each share of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of EverBank (“EverBank Preferred Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of a newly created series of preferred stock of WaFd having substantially the terms set forth in the form of Articles of Amendment attached hereto as Exhibit A (“Articles of Amendment” and, all shares of such newly created series, collectively, the “WaFd Rollover Preferred Stock”) and, upon such conversion, EverBank Preferred Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time.

1.7 Dissenting Shares.
(a) Notwithstanding anything to the contrary contained in this Agreement, each share of EverBank Common Stock and each share of EverBank Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised (and has not effectively withdrawn or lost) his, her or its appraisal rights under Section 262 of the DGCL (each, a “Dissenting Share”) shall not be converted into or represent the right to receive the consideration set forth in Section 1.5 or Section 1.6, as applicable, and the holder of such Dissenting Share shall be entitled only to such rights as may be granted to such holder in Section 262 of the DGCL; provided, however, that if the status of any such Dissenting Share as a share carrying appraisal or dissenters’ rights shall be withdrawn, or if any such Dissenting Share shall lose its status as a share carrying appraisal or dissenters’ rights, then, as of the later of the Effective Time or the loss of such status, such Dissenting Share shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate representing such share) the consideration set forth in Section 1.5 or Section 1.6, as applicable, without any interest thereon.
(b) EverBank shall give WaFd (A) prompt notice (but in any event within two (2) business days of receipt) of any written demands received by EverBank for appraisals of any shares of its capital stock under Section 262 of the DGCL, withdrawals of such demands and any other instruments served pursuant to the DGCL received by EverBank relating to appraisal demands and (B) the opportunity to participate in, direct and control all negotiations and proceedings with respect to such demands. EverBank shall not, except with the prior written consent of WaFd, make any payment with respect to any such demands for appraisal, settle or offer to settle any such demands, or agree to do any of the foregoing.
1.8 WaFd Common Stock and WaFd Preferred Stock. At and after the Effective Time, each share of WaFd Common Stock and WaFd Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.
1.9 Treatment of EverBank Equity Awards.
(a) At the Effective Time, each EverBank Time-Vesting Option shall, by virtue of the Merger and without further action on the part of the holder thereof, be converted into an option to purchase WaFd Common Stock with the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such EverBank Time-Vesting Option immediately prior to the Effective Time (other than any terms rendered inoperative by reason of the transactions contemplated by this Agreement or other immaterial administrative or ministerial changes or any terms set forth in Section 1.9(a) of the EverBank Disclosure Schedule), relating to a number of shares of WaFd Common Stock equal to the product, rounded down to the nearest whole number of shares, of (i) the number of shares of EverBank Common Stock subject to such EverBank Time-Vesting Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, and with an exercise price per share equal to the exercise price per share of EverBank Common Stock of such EverBank Time-Vesting Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded up to the nearest whole cent (each, an “Adjusted WaFd Option”).
(b) At the Effective Time, each EverBank Performance-Vesting Option shall, by virtue of the Merger and without further action on the part of the holder thereof, vest with respect to the number of shares of EverBank Common Stock based on the actual level of performance as of the Effective Time, as determined by the Board of Directors of EverBank and its compensation committee, as applicable, prior to the Effective Time, and be converted into a fully vested Adjusted WaFd Option with the same terms and conditions that applied to the EverBank Performance-Vesting Option immediately prior to the Effective Time (other than the performance-vesting conditions or any terms set forth in Section 1.9(b) of the EverBank Disclosure Schedule).
(c) At the Effective Time, each EverBank Performance-Vesting Option with respect to which performance-based vesting conditions have not been satisfied, as determined by the Board of Directors of EverBank prior to the Effective Time, and which was not converted into an Adjusted WaFd Option pursuant to Section 1.9(b) of this Agreement, shall, by virtue of the Merger and without further action on the part of the holder thereof, be cancelled at the Effective Time with no consideration payable in respect thereof.
(d) At the Effective Time, each EverBank DSU shall, by virtue of the Merger and without further action on the part of the holder thereof, fully vest and be cancelled and converted into the right to receive (without interest) (i) the Merger Consideration in respect of each share of EverBank Common Stock subject to such

EverBank DSU immediately prior to the Effective Time plus (ii) any accrued but unpaid dividend equivalents and dividend equivalent rights, which shall be settled and delivered according to the terms of the applicable EverBank DSU award agreement (or any later date required by Section 409A of the Code).
(e) Each holder of (i) a EverBank DSU converted into the right to receive the Merger Consideration or (ii) a EverBank Option converted into an Adjusted WaFd Option, that would have otherwise been entitled to receive a fraction of a share of WaFd Common Stock (after aggregating all shares to be delivered in respect of all EverBank DSUs, EverBank Options that will become fully vested Adjusted WaFd Options at the Effective Time or EverBank Options that will become unvested Adjusted WaFd Options at the Effective Time, respectively, held by such holder) shall receive, in lieu thereof, a cash payment (rounded to the nearest cent) (without interest) in an amount equal to (i) such fractional part of a share of WaFd Common Stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by (ii) the WaFd Share Closing Price.
(f) At or prior to the Effective Time, EverBank, the Board of Directors of EverBank and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary for the treatment of EverBank Equity Awards and to effectuate the provisions of this Section 1.9.
(g) For purposes of this Agreement, the following terms shall have the following meanings:
(i) “EverBank DSU” means a compensatory deferred stock unit award with respect to EverBank Common Stock that is held by an independent director of the Board of Directors of EverBank as of immediately prior to the Effective Time.
(ii) “EverBank Equity Awards” means EverBank Options and EverBank DSUs.
(iii) “EverBank Option” means a compensatory option to purchase shares of EverBank Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time.
(iv) “EverBank Performance-Vesting Option” means any EverBank Option subject to performance-based vesting conditions.
(v) “EverBank Time-Vesting Option” means any EverBank Option subject to solely time-based vesting conditions (excluding, for the avoidance of doubt, any EverBank Performance-Vesting Option).
1.10 Treatment of WaFd Equity Awards
(a) At the Effective Time, each (i) WaFd Option, (ii) WaFd Restricted Stock Award and (iii) WaFd Restricted Stock Unit Award (collectively, “WaFd Equity Awards”) that (A) is vested but not yet settled as of immediately prior to the Effective Time or (B) by its terms becomes vested in connection with the Closing (each, a “Vested WaFd Equity Award”) shall, by virtue of the Merger and without further action on the part of the holder thereof, become fully vested and exercisable, and all forfeiture restrictions and vesting conditions applicable thereto shall lapse in accordance with the terms of the applicable WaFd Incentive Plan. At the Effective Time, each WaFd Equity Award that is not a Vested WaFd Equity Award shall continue to have and be subject to the same terms and conditions (including the vesting schedule, termination protections and dividend equivalent rights) that applied to such WaFd Equity Award immediately prior to the Effective Time. At or prior to the Effective Time, WaFd, the Board of Directors of WaFd and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary for the treatment of WaFd Equity Awards.
(b) For purposes of this Agreement, the following terms shall have the following meanings:
(i) “WaFd ESPP” means the WaFd Bank Amended and Restated Non-Qualified Employee Stock Purchase Plan.
(ii) “WaFd Incentive Plan” means each of the WaFd 2025 Stock Incentive Plan, Washington Federal 2020 Incentive Plan and Washington Federal 2011 Incentive Plan.
(iii) “WaFd Option” means a compensatory option to purchase shares of WaFd Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time.
(iv) “WaFd Restricted Stock Award” means a compensatory award of restricted shares of WaFd Common Stock.

(v) “WaFd Restricted Stock Unit Award” means a compensatory unit award in respect of shares of WaFd Common Stock (including units credited under the WaFd Deferred Compensation Plan).
1.11 Articles of Incorporation of Surviving Corporation. At the Effective Time, the articles of incorporation of WaFd, as in effect immediately prior to the Effective Time, as amended by the Articles of Amendment, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.
1.12 Bylaws of Surviving Corporation. At the Effective Time, the bylaws of WaFd, as in effect immediately prior to the Effective Time, shall be amended by the bylaws amendment in the form attached hereto as Exhibit B (such amendment, the “WaFd Bylaw Amendment”), and such bylaws, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.
1.13 Tax Consequences. The parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and that this Agreement be and hereby is adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder.
1.14 Bank Merger. Immediately following the Effective Time, WaFd Bank, a Washington State-chartered bank and a wholly owned Subsidiary of WaFd (“WaFd Bank”), will merge (the “Bank Merger”) with and into EverBank, National Association, a national banking association and a wholly owned Subsidiary of EverBank (“EverBank, N.A.”). EverBank, N.A. shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of WaFd Bank shall cease. Promptly after the date of this Agreement, EverBank, N.A. and WaFd Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit C (the “Bank Merger Agreement”). Each of EverBank and WaFd shall approve the Bank Merger Agreement and the Bank Merger as the sole stockholder of EverBank, N.A. and WaFd Bank, respectively. Prior to the Effective Time, WaFd shall cause WaFd Bank, and EverBank shall cause EverBank, N.A., to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger (“Bank Merger Certificates”).
ARTICLE II

EXCHANGE OF SHARES
2.1 WaFd to Make Consideration Available. At or prior to the Effective Time, WaFd shall deposit, or shall cause to be deposited, with a bank or trust company designated by WaFd and reasonably acceptable to EverBank (the “Exchange Agent”), for the benefit of the holders of Old Certificates (which for purposes of this Article II shall be deemed to include certificates or book-entry account statements representing shares of EverBank Preferred Stock, as applicable), for exchange in accordance with this Article II, (a) evidence in book-entry form, representing shares of WaFd Common Stock or WaFd Rollover Preferred Stock to be issued pursuant to Section 1.5 and Section 1.6, respectively, and exchanged pursuant to Section 2.2(a) in exchange for outstanding shares of EverBank Common Stock and EverBank Preferred Stock, respectively (collectively, referred to herein as “New Certificates”), and (b) cash in an amount sufficient to pay cash in lieu of any fractional shares (such New Certificates and cash described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).
2.2 Exchange of Shares.
(a) No later than ten (10) business days prior to the Closing, WaFd shall cause the Exchange Agent to deliver to each holder of record of one (1) or more Old Certificates representing shares of EverBank Common Stock or EverBank Preferred Stock that will be converted at the Effective Time into the right to receive the Merger Consideration or WaFd Rollover Preferred Stock, as applicable, pursuant to Article I, a letter of transmittal substantially in the form attached hereto as Exhibit D (a “Letter of Transmittal”) and instructions for use in effecting the surrender of the Old Certificates in exchange for evidence in book-entry form representing the number of whole shares of WaFd Common Stock or WaFd Rollover Preferred Stock, as applicable (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares) and any cash in lieu of fractional shares which the shares of EverBank Common Stock represented by such Old Certificate or Old Certificates shall be converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). If the holder of such Old Certificate or Old Certificates properly surrenders such Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of EverBank Common Stock or EverBank Preferred Stock held in book-entry at the Effective Time), together with such properly completed Letter of Transmittal, duly executed, at least two (2) business days prior to the Closing Date, such holder shall be entitled to receive on the Closing Date (and if such Old Certificate or Old Certificates are not so surrendered together with such properly completed Letter of Transmittal at least two (2) business days prior to the Closing Date, then two (2) business days following such surrender) in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of WaFd Common Stock or WaFd Rollover Preferred Stock, as applicable to which such holder of EverBank Common Stock or EverBank Preferred Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check or wire transfer of immediately available funds representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration or WaFd Rollover Preferred Stock, as applicable, and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.
(b) No dividends or other distributions declared with respect to WaFd Common Stock or WaFd Rollover Preferred Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of WaFd Common Stock or WaFd Rollover Preferred Stock which the shares of EverBank Common Stock or EverBank Preferred Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.12).
(c) If any New Certificate representing shares of WaFd Common Stock or WaFd Rollover Preferred Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer and other similar Taxes required by reason of the issuance of a New Certificate representing shares of WaFd Common Stock or WaFd Rollover Preferred Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not required to be paid.
(d) After the Effective Time, there shall be no transfers on the stock transfer books of EverBank of the shares of EverBank Common Stock or EverBank Preferred Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration or WaFd Rollover Preferred Stock, as applicable, and cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in this Article II.
(e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of WaFd Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect to WaFd Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of WaFd. In lieu of the issuance of any such fractional share, WaFd shall pay to each former holder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the WaFd Share Closing Price by (ii) the fraction of a share (after taking into account all shares of EverBank Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of WaFd Common Stock which such holder would otherwise be entitled to receive pursuant to Article I. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.
(f) Any portion of the Exchange Fund that remains unclaimed by the holders of EverBank Common Stock or EverBank Preferred Stock for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former holders of EverBank Common Stock or EverBank Preferred Stock who have not theretofore exchanged their Old Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration or WaFd Rollover Preferred Stock, as applicable, and cash in lieu of any fractional shares and any unpaid dividends and distributions on the WaFd Common Stock or WaFd Rollover Preferred Stock deliverable in respect of each former share of EverBank Common Stock or EverBank Preferred Stock, respectively, that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of WaFd, EverBank, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of EverBank Common Stock or EverBank Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g) Each of WaFd and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable provision of state, local or non-U.S. Tax law; provided that, except with respect to payments in the nature of compensation or deductions and withholdings required as a result of a payee’s failure to deliver a duly executed and properly completed IRS Form W-9, WaFd shall (i) provide the relevant payee with written notice of its intention to deduct and withhold at least ten (10) business days prior to the date of the applicable payment, and (ii) use commercially reasonable efforts to cooperate with such payee to reduce or eliminate any such deduction or withholding to the extent permitted under applicable law. To the extent that amounts are so deducted or withheld by WaFd or the Exchange Agent, as the case may be, and timely paid over to the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made by WaFd or the Exchange Agent, as the case may be. Notwithstanding anything herein to the contrary, any amounts payable in connection with the Closing in respect of any EverBank Equity Award with respect to employee award holders of EverBank and its Subsidiaries may be made through the payroll system of the Surviving Corporation or one of its Subsidiaries.
(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by WaFd or the Exchange Agent, the posting by such person of a bond in such amount as WaFd or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration or WaFd Rollover Preferred Stock, as applicable, and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EVERBANK
Except as disclosed in the disclosure schedule delivered by EverBank to WaFd concurrently herewith (the “EverBank Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the EverBank Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by EverBank that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (A) any other section of this Article III specifically referenced or cross-referenced and (B) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, EverBank hereby represents and warrants to WaFd as follows:

3.1 Corporate Organization.
(a) EverBank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”) that has elected to be treated as a financial holding company under the BHC Act. EverBank has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. EverBank is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. As used in this Agreement, the term “Material Adverse Effect” means, with respect to WaFd, EverBank or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of or effects to the extent resulting from (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements or authoritative interpretations thereof, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism or cyberattacks on third parties) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods, wildfires or other natural or manmade disasters or from any outbreak of any disease, epidemic, pandemic or other public health event, (E) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees) (it being understood that the foregoing shall not apply for purposes of any representations and warranties relating to the announcement, pendency or consummation of the transactions contemplated by this Agreement) or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including the underlying causes thereof; except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its Subsidiaries are located) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary,” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such person for financial reporting purposes. True and complete copies of the amended and restated certificate of incorporation of EverBank (“EverBank Articles”) and the bylaws of EverBank, as amended (“EverBank Bylaws”), as in effect as of the date hereof, have previously been made available by EverBank to WaFd. True and complete copies of the organizational documents of EverBank, N.A., as in effect as of the date hereof, have previously been made available by EverBank to WaFd.
(b) Except, in the case of clauses (ii) and (iii) only, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, each Subsidiary of EverBank (a “EverBank Subsidiary”) (i) is duly organized, licensed and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of EverBank to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of EverBank that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of EverBank, threatened.
3.2 Capitalization.
(a) The authorized capital stock of EverBank consists of 20,000,000 shares of EverBank Class A Common Stock, 20,000,000 shares of EverBank Class B Common Stock and 1,250,000 shares of EverBank Preferred Stock. As of September 4, 2026, no shares of capital stock or other voting securities of EverBank are issued, reserved for issuance or outstanding, other than (i) 10,437,434 shares of EverBank Class A Common Stock issued and outstanding, (ii) 10,321,840 shares of EverBank Class B Common Stock issued and outstanding, (iii) 675,000 shares of EverBank Preferred Stock issued and outstanding, (iv) 2,162,713 shares of EverBank Common Stock reserved for issuance upon the exercise of outstanding EverBank Options (assuming achievement of the applicable performance goals at the target level), (v) 14,561 shares of EverBank Common Stock subject to outstanding DSUs, and (vi) no shares of EverBank Common Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since September 4, 2026 resulting from the exercise of any EverBank Options described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of EverBank issued, reserved for issuance or outstanding. All of the issued and outstanding shares of EverBank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of EverBank may vote are issued or outstanding. Except as set forth in Section 3.2(a) of the EverBank Disclosure Schedule, as of the date hereof, no trust preferred or subordinated debt securities of EverBank are issued or outstanding. Other than EverBank Equity Awards issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date hereof, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating EverBank to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.
(b) Except as set forth in Section 3.2(b) of the EverBank Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which EverBank or any of EverBank Subsidiaries has a contractual or other obligation with respect to the voting or transfer of EverBank Common Stock or other equity interests of EverBank. Other than EverBank Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of EverBank or any of its Subsidiaries) are outstanding. No Subsidiary of EverBank owns any shares of capital stock of EverBank.
(c) EverBank owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of EverBank Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to EverBank Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No EverBank Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 3.2(c) of the EverBank Disclosure Schedule sets forth a true and complete list of all Subsidiaries of EverBank as of the date hereof.
3.3 Authority; No Violation.
(a) EverBank has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the EverBank Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of EverBank. The Board of Directors of EverBank has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of EverBank and its stockholders. Except for the approval and adoption of this Agreement by the holders of at least sixty-six and two-thirds percent (66.667%) of the outstanding shares of EverBank Class A Common Stock (“EverBank Stockholder Approval”), and the adoption and approval of the Bank Merger Agreement by the board of directors of EverBank, N.A. and EverBank as its sole stockholder, no other further corporate proceedings on the part of EverBank are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by EverBank and (assuming due authorization, execution and delivery by WaFd) constitutes a valid and binding obligation of EverBank, enforceable against EverBank in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or their parent companies or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).
(b) Subject to the receipt of the EverBank Stockholder Approval, neither the execution and delivery of this Agreement by EverBank nor the consummation by EverBank of the transactions contemplated hereby, nor compliance by EverBank with any of the terms or provisions hereof, will (i) violate any provision of EverBank Articles or EverBank Bylaws or comparable governing documents of any EverBank Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to EverBank or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of EverBank or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which EverBank or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank.
3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the WaFd Stock Exchange, (b) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices and expiration of any related waiting period, (d) the filing of any required applications, filings or notices listed on Section 3.4 of the EverBank Disclosure Schedule or Section 4.4 of the WaFd Disclosure Schedule and approval or non-objection, as applicable, of such applications, filings and notices, (e) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement, (f) the filing of the Articles of Merger with the Washington Secretary pursuant to the WBCA and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of WaFd Common Stock and WaFd Rollover Preferred Stock pursuant to this Agreement and the approval of the listing of such WaFd Common Stock on the WaFd Stock Exchange, no notices to, consents or approvals of or non-objections of, waivers or authorizations by, or applications, filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each, a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by EverBank of this Agreement or (ii) the consummation of the Merger and the other transactions contemplated hereby (including the Bank Merger). As used in this Agreement, “SRO” means (A) any “self-regulatory organization” as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, EverBank is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
3.5 Reports. EverBank and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2024 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the OCC, (v) the FDIC, (vi) any foreign regulatory authority, (vii) any SRO and (viii) any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over the parties or their respective Subsidiaries ((i) – (viii), collectively, “Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of EverBank and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of EverBank, investigation into the business or operations of EverBank or any of its Subsidiaries since January 1, 2024, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of EverBank or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of EverBank or any of its Subsidiaries since January 1, 2024, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank.
3.6 Financial Statements.
(a) EverBank has delivered to WaFd (i) the audited consolidated balance sheet of EverBank as of December 31, 2025 and the related audited consolidated statements of operations and cash flows for the year ended December 31, 2025 and the notes thereto (collectively, the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of EverBank as of June 30, 2026 and the related unaudited consolidated statements of operations for the three months ended June 30, 2026 (collectively, the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (i) have been prepared from, and are in accordance with, the books and records of EverBank and its Subsidiaries in all material respects, (ii) fairly present, in all material respects, the combined financial position of EverBank and its Subsidiaries as of the date thereof and their combined results of operations and cash flows for the period then ended (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of delivery, in all material respects with applicable accounting requirements and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements. The books and records of EverBank and its Subsidiaries have been, since January 1, 2024, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date of this Agreement, PricewaterhouseCoopers LLP has not resigned (or informed EverBank that it intends to resign) or been dismissed as independent public accountant of EverBank as a result of or in connection with any disagreements with EverBank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, neither EverBank nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of EverBank, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of EverBank included in Interim Financial Statements (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2026, or in connection with this Agreement and the transactions contemplated hereby.
(c) EverBank maintains a system of internal controls (i) over financial reporting and accounting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations, and (B) transactions are recorded as necessary to permit preparation of the Financial Statements in accordance with GAAP and to maintain asset accountability and (ii) that is in compliance in all material respects with all applicable law. EverBank has disclosed to WaFd any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting, and any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls over financial reporting, in each case that occurred from and after January 1, 2024 and as of or prior to the date of this Agreement and relating in any way to EverBank or any of its financial statements, including the Financial Statements.
(d) Since January 1, 2024, (i) neither EverBank nor any of its Subsidiaries, nor, to the knowledge of EverBank, any director, officer, auditor, accountant or representative of EverBank or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of EverBank, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of EverBank or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that EverBank or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing EverBank or any of its Subsidiaries, whether or not employed by EverBank or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by EverBank or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of EverBank or any committee thereof or similar governing body of any EverBank Subsidiary or any committee thereof, or, to the knowledge of EverBank, to any director or officer of EverBank or any EverBank Subsidiary.
3.7 Broker’s Fees. Neither EverBank nor any EverBank Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than J.P. Morgan Securities LLC and Piper Sandler & Co. EverBank has disclosed to WaFd the aggregate fees provided for in connection with its engagement of J.P. Morgan Securities LLC and Piper Sandler & Co. related to the transactions contemplated by this Agreement.
3.8 Absence of Certain Changes or Events.
(a) Since December 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank.
(b) Since December 31, 2025 through the date of this Agreement, except with respect to the transactions contemplated hereby, EverBank and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
3.9 Legal Proceedings.
(a) Neither EverBank nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of EverBank, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against EverBank or any of its Subsidiaries or any of their current or former directors or executive officers (i) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, or (ii) is of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby.
(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon EverBank, any of its Subsidiaries or the assets of EverBank or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.10 Taxes and Tax Returns.
(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank:
(i) Each of EverBank and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects;
(ii) All Taxes of EverBank and its Subsidiaries (whether or not shown on any Tax Return) that are due and payable have been fully and timely paid;
(iii) Each of EverBank and its Subsidiaries has (i) duly and timely deducted, withheld and collected all Taxes required to be deducted, withheld and collected by it with respect to any payment owing to or from any employee, creditor, stockholder, independent contractor, customer or other third party (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) otherwise complied in all respects with all applicable laws relating to the withholding, collection and remittance of Taxes (including information reporting requirements);
(iv) There is no (i) litigation, audit, examination, investigation or other administrative or judicial proceeding pending or threatened in writing with respect to any Taxes or Tax Returns of EverBank or any of its Subsidiaries or (ii) deficiency for Taxes that has been proposed, asserted or assessed in writing by any Governmental Entity against EverBank or any of its Subsidiaries (and that has not been satisfied, withdrawn or otherwise resolved);
(v) In the last six (6) years, no claim in respect of Taxes has been made in writing by any Tax authority in a jurisdiction where EverBank or any of its Subsidiaries has not filed Tax Returns of a particular type that indicate that EverBank or any of its Subsidiaries is or may be subject to Tax of such type by, or required to file Tax Returns with respect to Taxes of such type in, such jurisdiction;
(vi) There are no Liens in respect of or on account of Taxes upon any property or assets of EverBank or any of its Subsidiaries, other than Permitted Encumbrances;
(vii) Neither EverBank nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns (other than a group the common parent of which is or was EverBank or any of its Subsidiaries) or (ii) has any liability for the Taxes of any person (other than EverBank or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. law), as a transferee or successor or by contract (other than contracts entered into in the ordinary course of business not primarily related to Taxes), or otherwise by operation of law;
(viii) None of EverBank or its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any transaction occurring in the two-year period ending on the date hereof that was purported or intended to be governed in whole or in part by Section 355(a) of the Code; and
(ix) Neither EverBank nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. law).
(b) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments, in the nature of a tax, together with all penalties and additions to tax and interest thereon.
(c) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied to a Governmental Entity.

(d) As used in this Agreement, the term “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of the provisions of the Code.
3.11 Employees and Employee Benefit Plans.
(a) Section 3.11(a) of the EverBank Disclosure Schedule lists all material EverBank Benefit Plans. For purposes of this Agreement, “EverBank Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life or other insurance or welfare, retiree medical or life insurance, pension or retirement, supplemental retirement, severance or other compensation or benefit plans, programs, agreements or arrangements, and all retention, bonus, employment, consulting, termination or severance plans, programs or arrangements or other contracts or agreements to or with respect to which EverBank or any Subsidiary or any trade or business of EverBank or any of its Subsidiaries, whether or not incorporated, all of which together with EverBank would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a “EverBank ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by EverBank or any of its Subsidiaries or any EverBank ERISA Affiliate, or to which EverBank or any of its Subsidiaries is required or obligated to maintain, contribute to or sponsor or with respect to which EverBank or any of its Subsidiaries has any direct or indirect liability, for the benefit of any current or former employee, officer, director or independent contractor of EverBank or any of its Subsidiaries or any EverBank ERISA Affiliate.
(b) EverBank has made available to WaFd true and complete copies of each of the material EverBank Benefit Plans (or for an unwritten material EverBank Benefit Plan, a written description of the material terms thereof) and the following related documents, to the extent applicable, copies of (i) any summary plan description, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules and (iii) the most recent determination letter from the Internal Revenue Service.
(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, (i) all EverBank Benefit Plans have been established, operated, maintained and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code, (ii) each EverBank Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the knowledge of EverBank, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) there are no pending, threatened or, to the knowledge of EverBank, anticipated claims (other than claims for benefits in accordance with the terms of any EverBank Benefit Plan) by, on behalf of or against any EverBank Benefit Plan that would reasonably be expected to result in any liability of EverBank or its Subsidiaries; (iv) no EverBank Benefit Plan is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”); and (v) contributions required to be made under the terms of any EverBank Benefit Plan as of the date hereof have been timely made or, if not yet due, have been fully reflected on the books and records of EverBank in accordance with GAAP.
(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any employee, officer, director or independent contractor of EverBank or any of its Subsidiaries to any material payment or benefit under any EverBank Benefit Plan, (ii) result in, accelerate, cause the vesting, exercisability, funding, payment or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or independent contractor of EverBank or any of its Subsidiaries under any EverBank Benefit Plan, or (iii) accelerate the timing of or trigger any funding obligation under a rabbi trust or similar funding vehicle under any EverBank Benefit Plan.
(e) No EverBank Benefit Plan provides for, and EverBank does not have any obligation to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code or otherwise.

(f) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank (i) there are and since January 1, 2024 have been no claims or actions pending or, to EverBank’s knowledge, threatened, between EverBank or any of its Subsidiaries and any current or former employee, or applicant for employment, of EverBank or any of its Subsidiaries, (ii) EverBank and its Subsidiaries are in compliance with, and since January 1, 2024 have complied with, all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, plant closing notification, worker classification (including the proper classification of workers as independent contractors and consultants and employees as exempt or non-exempt), equitable pay practices, privacy right, labor disputes, employment discrimination, sexual harassment or discrimination, workers’ compensation or long-term disability policies, safety, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements), and (iii) there are, and since January 1, 2024 have been, no pending or, to the knowledge of EverBank, threatened labor grievances or unfair labor practice claims or charges against EverBank or any of its Subsidiaries, or any strikes or other labor disputes against EverBank or any of its Subsidiaries. Neither EverBank nor any of its Subsidiaries are or have ever been party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of EverBank or any of its Subsidiaries, and, to the knowledge of EverBank, there are, and since January 1, 2024 have been, no organizing efforts by any union or other group seeking to represent any employees of EverBank or any of its Subsidiaries.
(g) EverBank has provided or made available to WaFd a true and complete list identifying all employees of EverBank and its Subsidiaries as of a date not more than three (3) business days before the date hereof and specifying with respect to each such employee, as of such date, the employee’s: (i) name or employee identification number, (ii) job title, (iii) employing entity, (iv) primary work location (including country, state and city in the U.S., and province in Canada, as applicable), (v) date of hire, (vi) base salary or regular hourly wage rate, as applicable, (vii) classification as full-time or part-time, and (viii) for U.S. employees, classification as exempt or non-exempt under the Fair Labor Standards Act (the “EverBank Employee Census”). EverBank has provided or made available to WaFd a true and complete list identifying all individual independent contractors currently engaged by EverBank or any of its Subsidiaries as of a date not more than three (3) business days before the date hereof and specifying with respect to each such contractor, as of such date, the contractor’s: (A) name or unique identifying number, (B) hiring entity, (C) start date, (D) primary work location (including country, state and city in the U.S., and province in Canada, as applicable), (E) compensation arrangement or terms, (F) brief description of services provided, and (G) whether engaged directly or through a third-party staffing provider.
(h) Since January 1, 2024, (i) no allegations of sexual harassment or other sexual misconduct have been made against any employee of EverBank or any of its Subsidiaries with the title of Vice President (or the functional equivalent) or higher or any board member, and, to the knowledge of EverBank, no such individual has engaged in any such conduct, (ii) neither EverBank nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct or other material allegations of discrimination, harassment or retaliation, and (iii) there are no proceedings currently pending or, to the knowledge of EverBank, threatened related to any allegations of sexual harassment or other sexual misconduct or other material allegations of discrimination, harassment or retaliation.
3.12 Compliance with Applicable Law.
(a) EverBank and each of its Subsidiaries hold, and have at all times since January 1, 2024 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, and to the knowledge of EverBank no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization is threatened.

(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, EverBank and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to EverBank or any of its Subsidiaries, including (to the extent applicable to EverBank or its Subsidiaries) all laws, binding industry or self-regulatory standards, and public or posted policies related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)) (“Privacy Requirements”), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.
(c) EverBank, N.A. has a Community Reinvestment Act rating of “satisfactory” or better.
(d) EverBank maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data.
(e) None of EverBank or any of its Subsidiaries, or to the knowledge of EverBank, any director, officer, employee, agent or other person acting on behalf of EverBank or any of its Subsidiaries has, directly or indirectly, (i) used any funds of EverBank or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of EverBank or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of EverBank or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of EverBank or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for EverBank or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for EverBank or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank.
(f) As of the date hereof, EverBank, EverBank, N.A. and each other insured depository institution Subsidiary of EverBank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither EverBank nor any of its Subsidiaries has received any notice from a Governmental Entity that its status as “well-capitalized” or that EverBank, N.A.’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.
(g) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, (i) EverBank and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, (ii) none of EverBank, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account and (iii) neither EverBank nor any of its Subsidiaries has received any written or, to the knowledge of EverBank, oral, customer demands, complaints or other communications that are unresolved and which assert facts or circumstances that would, if true, constitute a breach of trust with respect to any fiduciary or agency account.
3.13 Certain Contracts.
(a) Except as set forth in Section 3.13(a) of the EverBank Disclosure Schedule, as of the date hereof, neither EverBank nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral, but excluding any EverBank Benefit Plan):
(i) which contains a provision that materially restricts the conduct of any line of business by EverBank or any of its Subsidiaries or upon consummation of the transactions contemplated hereby will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business or in any geographic region (including any exclusivity or exclusive dealing provision with such an effect);
(ii) which is a collective bargaining agreement or similar agreement with any labor organization;
(iii) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of EverBank Stockholder Approval or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except in case above where the amount does not exceed $1,000,000 individually;
(iv) (A) that relates to the incurrence of indebtedness by EverBank or any of its Subsidiaries, including any debt for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capitalized or finance leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), (B) that provides for the guarantee, support, indemnification, assumption or endorsement by EverBank or any of its Subsidiaries of, or any similar commitment by EverBank or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person or (C) that provides for any material indemnification or similar obligations on the part of EverBank or any of its Subsidiaries, in the case of each of clauses (A), (B) and (C), in the principal amount of $10,000,000 or more;
(v) that is any alliance, cooperation, joint venture, stockholders’, partnership or similar agreement involving a sharing of profits or losses relating to EverBank or any of its Subsidiaries;
(vi) that grants or contains any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of EverBank or its Subsidiaries, taken as a whole;
(vii) which creates future payment obligations in excess of $5,000,000 per annum (other than any such contracts which are terminable by EverBank or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice), other than extensions of credit, other customary banking products offered by EverBank or its Subsidiaries, or derivatives issued or entered into in the ordinary course of business;
(viii) that is a settlement, consent or similar agreement and contains any material continuing obligations of EverBank or any of its Subsidiaries;
(ix) that relates to the acquisition or disposition of any person, business or asset and under which EverBank or its Subsidiaries have or may have a material obligation or liability (including with respect to any “earn-out,” contingent purchase price or similar contingent payment obligation, or any material indemnification liability after the date hereof); or
(x) that is any contract that contains a material license or other grant of Intellectual Property by EverBank or one of its Subsidiaries to any third party, in each case, other than (A) off-the-shelf or other commercially available software licenses or similar contracts obtained on general commercial terms, (B) non-exclusive licenses that are ancillary or incidental to, and not the primary purpose of, such contracts, and (C) non-exclusive licenses to customers, vendors, contractors, service providers or other third parties in the ordinary course of business.
(b) Each contract, arrangement, commitment or understanding of the type described in Section 3.13(a), whether or not set forth in the EverBank Disclosure Schedule, is referred to herein as a “EverBank Contract,” and neither EverBank nor any of its Subsidiaries knows of, or has received written, or to the knowledge of EverBank, oral notice of, any violation of any EverBank Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. EverBank has made available to WaFd true, correct and complete copies of each EverBank Contract in effect as of the date hereof.
(c) In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank: (i) each EverBank Contract is valid and binding on EverBank or one of its Subsidiaries, as applicable, and in full force and effect; (ii) EverBank and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each EverBank Contract; (iii) to the knowledge of EverBank each third-party counterparty to each EverBank Contract has performed all obligations required to be performed by it to date under such EverBank Contract; and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of EverBank or any of its Subsidiaries or, to the knowledge of EverBank, any counterparty thereto, under any such EverBank Contract.
3.14 Agreements with Regulatory Agencies. Neither EverBank nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2024, a recipient of any supervisory letter from, or since January 1, 2024, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the EverBank Disclosure Schedule, a “EverBank Regulatory Agreement”), nor has EverBank or any of its Subsidiaries been advised in writing or, to the knowledge of EverBank, orally, since January 1, 2024, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such EverBank Regulatory Agreement.
3.15 Derivative Instruments. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, all Derivative Transactions, whether entered into for the account of EverBank or one of its Subsidiaries or for the account of a customer of EverBank or one of its Subsidiaries, were entered into in the ordinary course of business of EverBank and its Subsidiaries and in accordance with applicable laws and other policies, practices and procedures employed by EverBank and its Subsidiaries, as applicable, and are legal, valid and binding obligations of EverBank or one of their respective Subsidiaries, as applicable, enforceable against it in accordance with their terms (except as such enforcement may be limited by Enforceability Exceptions), and are in full force and effect; and (b) EverBank and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent required, and, to the knowledge of EverBank, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder. As used herein, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including any collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
3.16 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, EverBank and its Subsidiaries are in compliance, and, since January 1, 2024 have complied, with all federal, state and local laws, regulations, orders, decrees, permits, authorizations, common laws and other legal requirements relating to: (a) the protection or restoration of the environment, human health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence in the environment, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air quality, pollution, environmental contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims, notices or actions, or, to the knowledge of EverBank, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on EverBank or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against EverBank, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. To the knowledge of EverBank, there is no reasonable basis for any such proceeding, claim, notice, action or private environmental investigation or remediation activity or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank. EverBank is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any, and otherwise has no, liability or obligation with respect to any Environmental Law that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank.
3.17 Investment Securities.
(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, each of EverBank and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the Financial Statements and (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of EverBank or its Subsidiaries. Such securities and commodities are valued on the books of EverBank in accordance with GAAP in all material respects.
(b) EverBank and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that EverBank believes are prudent and reasonable in the context of their respective businesses, and EverBank and its Subsidiaries have, since January 1, 2024, been in compliance with such policies, practices and procedures in all material respects.
3.18 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, EverBank or a EverBank Subsidiary (i) has good and marketable title to all of the real property reflected in the latest audited balance sheet included in the Financial Statements as being owned by EverBank or a Subsidiary of EverBank or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (“EverBank Owned Properties”), free and clear of all material Liens, except (A) statutory Liens securing payments not yet due, (B) Liens for real property Taxes not yet due and payable, (C) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (D) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (“EverBank Leased Properties” and, collectively with EverBank Owned Properties, “EverBank Real Property”), free and clear of all material Liens of any nature created by EverBank or any of its Subsidiaries or, to the knowledge of EverBank, any other person, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the leases, subleases, licenses or other contracts (including all amendments, modifications and supplements thereto) (the “Real Property Leases”), and each such Real Property Lease is valid without material default thereunder by the lessee or, to the knowledge of EverBank, the lessor. There are no material pending or, to the knowledge of EverBank, threatened condemnation proceedings against any EverBank Real Property. Except as would not materially affect the value or use of, or otherwise materially impair the business operations at, any EverBank Real Property, no person other than EverBank and a EverBank Subsidiary has any right in, or right to use or occupy, any of the EverBank Real Property or any right to use or occupy any portion of the EverBank Real Property.
3.19 Intellectual Property. EverBank or one of its Subsidiaries exclusively owns all right, title and interest in and to all EverBank Intellectual Property and is validly licensed to use all other Intellectual Property necessary for the conduct of its business as currently conducted (in each case, free and clear of any Liens other than any Permitted Encumbrances). Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, (a) EverBank’s and each of its Subsidiaries’ conduct of their respective businesses and the use of any Intellectual Property by EverBank and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and, as applicable, is in accordance with any applicable license pursuant to which EverBank or any EverBank Subsidiary acquired the right to use any Intellectual Property; (b) no person has claimed or asserted to EverBank in writing that EverBank or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (c) to the knowledge of EverBank, no person is challenging, infringing, misappropriating or otherwise violating any right of EverBank or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to EverBank or its Subsidiaries; (d) neither EverBank nor any EverBank Subsidiary has received any written notice of any pending claim or challenge with respect to any Intellectual Property owned by EverBank or any EverBank Subsidiary; and (e) since January 1, 2024, there has been no actual cybersecurity incident or breach of, and no third party has gained unauthorized access to any information technology assets or networks owned by or used in the operation of the business of EverBank and its Subsidiaries (or any Personal Data processed thereby), in a manner that would require notifying any third party under any applicable Privacy Requirements or making any payments to any third party. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on EverBank, EverBank and its Subsidiaries have taken commercially reasonable actions to: (i) avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by EverBank and its Subsidiaries, and (ii) protect and maintain the confidentiality of their material trade secrets and confidential information, including entering into binding confidentiality agreements with all third parties with access to the same. For purposes of this Agreement, “Intellectual Property” means intellectual property and similar rights in any jurisdiction throughout the world, including trademarks, service marks, trade names, brand names, Internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto and any re-examinations, renewals, extensions or reissues thereof; trade secrets and know-how (including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person); writings and other works, whether copyrightable or not and whether in published or unpublished works; and registrations or applications for registration of copyrights, and any renewals or extensions thereof; and “EverBank Intellectual Property” means the Intellectual Property owned or purported to be owned by EverBank or any of its Subsidiaries.
3.20 Related Party Transactions. Except as set forth in Section 3.20 of the EverBank Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between EverBank or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of EverBank or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding EverBank Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of EverBank), on the other hand.
3.21 Takeover Restrictions. The Board of Directors of EverBank has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of any Takeover Restrictions. For the purposes of this Agreement, “Takeover Restrictions” means the takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law or any similar provisions of the EverBank Articles or EverBank Bylaws or WaFd Articles or WaFd Bylaws, as applicable.

3.22 Reorganization. Neither EverBank nor any of its Subsidiaries has taken any action or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent or impede (a) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (b) EverBank Tax Counsel from delivering EverBank Tax Opinion or (c) WaFd Tax Counsel from delivering the WaFd Tax Opinion.
3.23 EverBank Information. The information relating to EverBank and its Subsidiaries that is provided by EverBank or its representatives specifically for inclusion in (a) the Proxy Statement, including the documents and financial statements of EverBank incorporated by reference in the Proxy Statement or (b) any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to EverBank and its Subsidiaries and other portions within the reasonable control of EverBank and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by EverBank with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of WaFd or its Subsidiaries for inclusion in the Proxy Statement.
3.24 Loan Portfolio.
(a) All loans and other extensions of credit (including overdrafts and commitments to extend credit) (each, a “Loan”) as of the date hereof by EverBank or its Subsidiaries to any directors, executive officers and principal stockholders (as the terms directors, executive officers and principal stockholders are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of EverBank or any of its Subsidiaries, are and were originated in compliance in all material respects with all applicable laws.
(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, EverBank’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), with all applicable regulatory guidelines and with all applicable law.
(c) Section 3.24(c) of the EverBank Disclosure Schedule identifies (i) each Loan that as of June 30, 2026 (the “EverBank Loan List Date”) had an outstanding balance and/or unfunded commitment of $5,000,000 or more and that as of such date (A) was contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) was on non-accrual status, (C) was classified by EverBank or its Subsidiaries on its system of record or by any Regulatory Agency as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import), (D) the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (E) a specific reserve allocation existed in connection therewith, (F) was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (G) was a high-volatility commercial real estate loan, (H) to the knowledge of EverBank had past due Taxes associated therewith, or (I) to the knowledge of EverBank have been originated or serviced in a manner that would result in the diminution or loss of any associated Small Business Administration or similar guarantee, and (ii) each asset of EverBank or any of its Subsidiaries that as of the EverBank Loan List Date, had a book value of over $5,000,000 and that was classified as OREO or as an asset to satisfy Loans, including repossessed equipment, and the book value thereof as of such date. For each Loan identified in response to clause (i) above, Section 3.24(c) of the EverBank Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity (by account number or similar identifier) of the borrower thereunder as of the EverBank Loan List Date.
(d) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, each outstanding Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected (including, if applicable, by the timely filing of UCC financing statements (and, if applicable, extensions thereof) or timely recording of deeds of trust), except as may be limited by Enforceability Exceptions, and the collateral for such Loan (x) to the extent collateral is required to be insured, the collateral is so insured and (y) has not been foreclosed upon, sold or transferred and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(e) Neither EverBank nor any of its Subsidiaries is now, nor has it ever been since January 1, 2024, subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
3.25 Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on EverBank, (a) EverBank and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of EverBank reasonably has determined to be prudent and consistent with industry practice, and neither EverBank nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of EverBank and its Subsidiaries, EverBank or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by EverBank or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither EverBank nor any of its Subsidiaries has received notice of any threatened termination of, material premium increases with respect to, or material alteration of coverage under, any insurance policies.
3.26 No Other Representations or Warranties.
(a) Except for the representations and warranties made by EverBank in this Article III or in any certificate delivered by or on behalf of EverBank pursuant to this Agreement, neither EverBank nor any other person makes any express or implied representation or warranty with respect to EverBank, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and EverBank hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither EverBank nor any other person makes or has made any representation or warranty to WaFd or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to EverBank or any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by EverBank in this Article III, any oral or written information presented to WaFd or any of its affiliates or representatives in the course of their due diligence investigation of EverBank, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b) EverBank acknowledges and agrees that neither WaFd nor any other person has made or is making, and EverBank has not relied upon and hereby disclaims, any express or implied representation or warranty other than those contained in Article IV or in any certificate delivered by or on behalf of WaFd pursuant to this Agreement.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WAFD
Except (a) as disclosed in the disclosure schedule delivered by WaFd to EverBank concurrently herewith (the “WaFd Disclosure Schedule”); provided that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the WaFd Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by WaFd that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any WaFd Reports publicly filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), WaFd hereby represents and warrants to EverBank as follows:
4.1 Corporate Organization.
(a) WaFd is a corporation duly organized and validly existing under the laws of the State of Washington and is a bank holding company duly registered under the BHC Act. WaFd has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. WaFd is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. True and complete copies of the third amended and restated articles of incorporation of WaFd, as amended (“WaFd Articles”), and amended and restated bylaws of WaFd (“WaFd Bylaws”), as in effect as of the date hereof, have previously been made available by WaFd to EverBank. True and complete copies of the organizational documents of WaFd Bank, as in effect as of the date hereof, have previously been made available by WaFd to EverBank.
(b) Except, in the case of clauses (ii) and (iii) only, as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, each Subsidiary of WaFd (a “WaFd Subsidiary”) (i) is duly organized, licensed and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of WaFd to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of WaFd that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of WaFd, threatened.
4.2 Capitalization.
(a) The authorized capital stock of WaFd consists of 300,000,000 shares of WaFd Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share (“WaFd Preferred Stock”). As of September 2, 2026, no shares of capital stock or other voting securities of WaFd are issued, reserved for issuance or outstanding, other than (i) 74,011,520 shares of WaFd Common Stock issued and outstanding (of which 681,005 shares of WaFd Common Stock were outstanding pursuant to WaFd Restricted Stock Awards), (ii) 412,422 shares of WaFd Common Stock were outstanding pursuant to WaFd Restricted Stock Unit Awards, (iii) 1,328,855 shares of WaFd Common Stock were reserved for issuance upon the exercise of outstanding WaFd Options, (iv) 2,730,504 shares of WaFd Common Stock reserved for issuance under the WaFd 2025 Stock Incentive Plan, (v) 409,486 shares of WaFd Common Stock reserved and remain available for purchase pursuant to the WaFd ESPP, (vi) 300,000 shares of WaFd Preferred Stock issued and outstanding, and (vii) 80,915,110 shares of WaFd Common Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since September 2, 2026 resulting from the exercise, vesting or settlement of any WaFd Restricted Stock Award, WaFd Restricted Stock Unit Award or WaFd Option described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of WaFd issued, reserved for issuance or outstanding. All of the issued and outstanding shares of WaFd Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of WaFd may vote are issued or outstanding. Except as set forth in Section 4.2(a) of the WaFd Disclosure Schedule, as of the date hereof, no trust preferred or subordinated debt securities of WaFd are issued or outstanding. Other than WaFd Restricted Stock Awards, WaFd Restricted Stock Unit Awards or WaFd Options issued prior to the date of this Agreement as described in this Section 4.2(a), as of the date hereof, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating WaFd to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The shares of WaFd Common Stock and WaFd Rollover Preferred Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past stockholder of WaFd will have any preemptive right or similar rights in respect thereof.
(b) There are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which WaFd or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the WaFd Common Stock or other equity interests of WaFd. Other than the WaFd Restricted Stock Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of WaFd or any of its Subsidiaries) are outstanding. No Subsidiary of WaFd owns any shares of capital stock of WaFd.
(c) WaFd owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each WaFd Subsidiary, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to WaFd Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No WaFd Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Section 4.2(c) of WaFd Disclosure Schedule sets forth a true and complete list of all Subsidiaries of WaFd as of the date hereof.
4.3 Authority; No Violation.
(a) WaFd has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the WaFd Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of WaFd. The Board of Directors of WaFd has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of WaFd and its stockholders. Except for the approval of the issuance of shares of WaFd Common Stock pursuant to this Agreement (the “WaFd Common Stock Issuance”) by the affirmative vote of holders of a majority of the votes cast by the holders of WaFd Common Stock at the WaFd Meeting (the “WaFd Stockholder Approval”) and the adoption and approval of the Bank Merger Agreement by the board of directors of WaFd Bank and WaFd as its sole stockholder and the adoption of resolutions to give effect to the provisions of Section 6.19 in connection with the Closing, no other further corporate proceedings on the part of WaFd are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by WaFd and (assuming due authorization, execution and delivery by EverBank) constitutes a valid and binding obligation of WaFd, enforceable against WaFd in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).
(b) Subject to the receipt of the WaFd Stockholder Approval, neither the execution and delivery of this Agreement by WaFd, nor the consummation by WaFd of the transactions contemplated hereby, nor compliance by WaFd with any of the terms or provisions hereof, will (i) violate any provision of the WaFd Articles or the WaFd Bylaws or comparable governing documents of any WaFd Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WaFd, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of WaFd or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which WaFd or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd.
4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the WaFd Stock Exchange, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the OCC in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices and expiration of any related waiting period, (d) the filing of any required applications, filings or notices listed on Section 3.4 of the EverBank Disclosure Schedule or Section 4.4 of the WaFd Disclosure Schedule and approval or non-objection, as applicable, of such applications, filings and notices, (e) the filing with the SEC of the Proxy Statement, (f) the filing of the Articles of Merger with the Washington Secretary pursuant to the WBCA and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of WaFd Common Stock and WaFd Rollover Preferred Stock pursuant to this Agreement and the approval of the listing of such WaFd Common Stock on the WaFd Stock Exchange, no notices to, consents or approvals of or non-objections of, waivers or authorizations by, or applications, filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by WaFd of this Agreement or (ii) the consummation by WaFd of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, WaFd is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
4.5 Reports.
(a) WaFd and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2024 with any Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of WaFd and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of WaFd, investigation into the business or operations of WaFd or any of its Subsidiaries since January 1, 2024, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of WaFd or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of WaFd or any of its Subsidiaries since January 1, 2024, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd.
(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by WaFd or any of its Subsidiaries pursuant to the U.S. Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) or the Exchange Act, as the case may be, since January 1, 2024 (the “WaFd Reports”) is publicly available. No such WaFd Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all WaFd Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of WaFd has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the WaFd Reports.
4.6 Financial Statements.
(a) The financial statements of WaFd and its Subsidiaries included (or incorporated by reference) in the WaFd Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of WaFd and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of WaFd and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of WaFd and its Subsidiaries have been, since January 1, 2024, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date of this Agreement, Deloitte & Touche LLP has not resigned (or informed WaFd that it intends to resign) or been dismissed as independent public accountants of WaFd as a result of or in connection with any disagreements with WaFd on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, neither WaFd nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of WaFd, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of WaFd included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2026, or in connection with this Agreement and the transactions contemplated hereby.
(c) The records, systems, controls, data and information of WaFd and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of WaFd or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. WaFd (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to WaFd, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of WaFd by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to WaFd’s outside auditors and the audit committee of WaFd’s Board of Directors (x) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect WaFd’s ability to record, process, summarize and report financial information, and (y) to the knowledge of WaFd, any fraud, whether or not material, that involves management or other employees who have a significant role in WaFd’s internal controls over financial reporting. To the knowledge of WaFd, there is no reason to believe that WaFd’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d) Since January 1, 2024, (i) neither WaFd nor any of its Subsidiaries, nor, to the knowledge of WaFd, any director, officer, auditor, accountant or representative of WaFd or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of WaFd, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of WaFd or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that WaFd or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing WaFd or any of its Subsidiaries, whether or not employed by WaFd or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by WaFd or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of WaFd or any committee thereof or similar governing body of any WaFd Subsidiary or any committee thereof, or, to the knowledge of WaFd, to any director or officer of WaFd or any WaFd Subsidiary.
4.7 Broker’s Fees. Neither WaFd nor any WaFd Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than Keefe, Bruyette & Woods. WaFd has disclosed to EverBank the aggregate fees provided for in connection with its engagement of J Keefe, Bruyette & Woods related to the transactions contemplated by this Agreement.
4.8  Opinion. Prior to the execution of this Agreement, the Board of Directors of WaFd has received an opinion (which if initially rendered verbally, has been or will be confirmed in a written opinion dated the same date) from Keefe, Bruyette & Woods, to the effect that as of the date thereof based upon and subject to the various assumptions made, procedures followed, matters considered, and the terms, qualifications and limitations set forth in its written opinion, the Exchange Ratio is fair from a financial point of view to WaFd. Such opinion has not been amended or rescinded as of the date of this Agreement.
4.9  Absence of Certain Changes or Events.
(a) Since December 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd.
(b) Since December 31, 2025 through the date of this Agreement, except with respect to the transactions contemplated hereby, WaFd and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.
4.10 Legal Proceedings.
(a) Neither WaFd nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of WaFd, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against WaFd or any of its Subsidiaries or any of their current or former directors or executive officers (i) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, or (ii) is of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby.
(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon WaFd, any of its Subsidiaries or the assets of WaFd or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).
4.11 Taxes and Tax Returns. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd:
(a) Each of WaFd and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects;
(b) All Taxes of WaFd and its Subsidiaries (whether or not shown on any Tax Return) that are due and payable have been fully and timely paid;
(c) Each of WaFd and its Subsidiaries has (i) duly and timely deducted, withheld and collected all Taxes required to be deducted, withheld and collected by it with respect to any payment owing to or from any employee, creditor, stockholder, independent contractor, customer or other third party (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) otherwise complied in all respects with all applicable laws relating to the withholding, collection and remittance of Taxes (including information reporting requirements);
(d) There is no (i) litigation, audit, examination, investigation or other administrative or judicial proceeding pending or threatened in writing with respect to any Taxes or Tax Returns of WaFd or any of its Subsidiaries or (ii) deficiency for Taxes that has been proposed, asserted or assessed in writing by any Governmental Entity against WaFd or any of its Subsidiaries (and that has not been satisfied, withdrawn or otherwise resolved);
(e) In the last six (6) years, no claim in respect of Taxes has been made in writing by any Tax authority in a jurisdiction where WaFd or any of its Subsidiaries has not filed Tax Returns of a particular type that indicate that WaFd or any of its Subsidiaries is or may be subject to Tax of such type by, or required to file Tax Returns with respect to Taxes of such type in, such jurisdiction;
(f) There are no Liens in respect of or on account of Taxes upon any property or assets of WaFd or any of its Subsidiaries, other than Permitted Encumbrances;
(g) Neither WaFd nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns (other than a group the common parent of which is or was WaFd or any of its Subsidiaries) or (ii) has any liability for the Taxes of any person (other than WaFd or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. law), as a transferee or successor or by contract (other than contracts entered into in the ordinary course of business not primarily related to Taxes), or otherwise by operation of law;
(h) None of WaFd or its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any transaction occurring in the two-year period ending on the date hereof that was purported or intended to be governed in whole or in part by Section 355(a) of the Code; and
(i) Neither WaFd nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. law).
4.12 Employees and Employee Benefit Plans.
(a) Section 4.12(a) of the WaFd Disclosure Schedule lists all material WaFd Benefit Plans. For purposes of this Agreement, “WaFd Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life or other insurance or welfare, retiree medical or life insurance, pension or retirement, supplemental retirement, severance or other compensation or benefit plans, programs, agreements or arrangements, and all retention, bonus, employment, consulting, termination or severance plans, programs or arrangements or other contracts or agreements to or with respect to which WaFd or any Subsidiary or any trade or business of WaFd or any of its Subsidiaries, whether or not incorporated, all of which together with WaFd would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an “WaFd ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by WaFd or any of its Subsidiaries or any WaFd ERISA Affiliate, or to which WaFd or any of its Subsidiaries is required or obligated to maintain, contribute to or sponsor or with respect to which WaFd or any of its Subsidiaries has any direct or indirect liability, for the benefit of any current or former employee, officer, director or independent contractor of WaFd or any of its Subsidiaries or any WaFd ERISA Affiliate.
(b) WaFd has made available to EverBank true and complete copies of each of the material WaFd Benefit Plans (or for an unwritten material WaFd Benefit Plan, a written description of the material terms thereof) and the following related documents, to the extent applicable, copies of (i) any summary plan description, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules and (iii) the most recent determination letter from the Internal Revenue Service.
(c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (i) all WaFd Benefit Plans have been established, operated, maintained and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code, (ii) each WaFd Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the knowledge of WaFd, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; (iii) there are no pending, threatened or, to the knowledge of WaFd, anticipated claims (other than claims for benefits in accordance with the terms of the WaFd Benefit Plans) by, on behalf of or against any of the WaFd Benefit Plans that would reasonably be expected to result in any liability of WaFd or its Subsidiaries; (iv) no WaFd Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan; and (v) contributions required to be made under the terms of any of the WaFd Benefit Plans as of the date hereof have been timely made or, if not yet due, have been fully reflected on the books and records of WaFd in accordance with GAAP.
(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any employee, officer, director or independent contractor of WaFd or any of its Subsidiaries to any material payment or benefit under any WaFd Benefit Plan, (ii) result in, accelerate, cause the vesting, exercisability, funding, payment or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or independent contractor of WaFd or any of its Subsidiaries under any WaFd Benefit Plan, or (iii) accelerate the timing of or trigger any funding obligation under a rabbi trust or similar funding vehicle under any WaFd Benefit Plan.
(e) No WaFd Benefit Plan provides for, and WaFd does not have any obligation to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code or otherwise.
(f) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (i) there are and since January 1, 2024 have been no claims or actions pending or, to WaFd’s knowledge, threatened, between WaFd or any of its Subsidiaries and any current or former employee, or applicant for employment, of WaFd or any of its Subsidiaries, (ii) WaFd and its Subsidiaries are in compliance with, and since January 1, 2024 have complied with, all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, plant closing notification, worker classification (including the proper classification of workers as independent contractors and consultants and employees as exempt or non-exempt), equitable pay practices, privacy right, labor disputes, employment discrimination, sexual harassment or discrimination, workers’ compensation or long-term disability policies, safety, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements), and (iii) there are, and since January 1, 2024 have been, no pending or, to the knowledge of WaFd, threatened labor grievances or unfair labor practice claims or charges against WaFd or any of its Subsidiaries, or any strikes or other labor disputes against WaFd or any of its Subsidiaries. Neither WaFd nor any of its Subsidiaries are or have ever been party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of WaFd or any of its Subsidiaries, and, to the knowledge of WaFd, there are, and since January 1, 2024 have been, no organizing efforts by any union or other group seeking to represent any employees of WaFd or any of its Subsidiaries.
(g) WaFd has provided or made available to EverBank a true and complete list identifying all employees of WaFd and its Subsidiaries as of a date not more than three (3) business days before the date hereof and specifying with respect to each such employee, as of such date, the employee’s: (i) name or employee identification number, (ii) job title, (iii) employing entity, (iv) primary work location (including country, state and city in the U.S., and province in Canada, as applicable), (v) date of hire, (vi) base salary or regular hourly wage rate, as applicable, (vii) classification as full-time or part-time, and (viii) for U.S. employees, classification as exempt or non-exempt under the Fair Labor Standards Act (the “WaFd Employee Census”). WaFd has provided or made available to EverBank a true and complete list identifying all individual independent contractors currently engaged by WaFd or any of its Subsidiaries as of a date not more than three (3) business days before the date hereof and specifying with respect to each such contractor, as of such date, the contractor’s: (A) name or unique identifying number, (B) hiring entity, (C) start date, (D) primary work location (including country, state and city in the U.S., and province in Canada, as applicable), (E) compensation arrangement or terms, (F) brief description of services provided, and (G) whether engaged directly or through a third-party staffing provider.
(h) Since January 1, 2024, (i) no allegations of sexual harassment or other sexual misconduct have been made against any employee of WaFd or any of its Subsidiaries with the title of Vice President (or the functional equivalent) or higher or any board member, and, to the knowledge of WaFd, no such individual has engaged in any such conduct, (ii) neither WaFd nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct or other material allegations of discrimination, harassment or retaliation, and (iii) there are no proceedings currently pending or, to the knowledge of WaFd, threatened related to any allegations of sexual harassment or other sexual misconduct or other material allegations of discrimination, harassment or retaliation.
4.13 Compliance with Applicable Law.
(a) WaFd and each of its Subsidiaries hold, and have at all times since January 1, 2024 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, and to the knowledge of WaFd, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization is threatened.
(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, WaFd and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to WaFd or any of its Subsidiaries, including (to the extent applicable to WaFd or its Subsidiaries) Privacy Requirements, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.
(c) WaFd Bank has a Community Reinvestment Act rating of “satisfactory” or better.
(d) WaFd maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data.
(e) None of WaFd or any of its Subsidiaries, or to the knowledge of WaFd, any director, officer, employee, agent or other person acting on behalf of WaFd or any of its Subsidiaries has, directly or indirectly, (i) used any funds of WaFd or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of WaFd or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of WaFd or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of WaFd or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for WaFd or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for WaFd or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd.
(f) As of the date hereof, WaFd, WaFd Bank and each other insured depository institution Subsidiary of WaFd is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither WaFd nor any of its Subsidiaries has received any notice from a Governmental Entity that its status as “well-capitalized” or that WaFd Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.
(g) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (i) WaFd and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, (ii) none of WaFd, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account and (iii) neither WaFd nor any of its Subsidiaries has received any written or, to the knowledge of WaFd, oral, customer demands, complaints or other communications that are unresolved and which assert facts or circumstances that would, if true, constitute a breach of trust with respect to any fiduciary or agency account.
4.14 Certain Contracts.
(a) Except as set forth in Section 4.14(a) of the WaFd Disclosure Schedule or as filed with any WaFd Report filed prior to the date hereof, as of the date hereof, neither WaFd nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral, but excluding any WaFd Benefit Plan):
(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);
(ii) which contains a provision that materially restricts the conduct of any line of business by WaFd or any of its Subsidiaries or upon consummation of the transactions contemplated hereby will materially restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business or in any geographic region (including any exclusivity or exclusive dealing provision with such an effect);
(iii) which is a collective bargaining agreement or similar agreement with any labor organization;
(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of WaFd Stockholder Approval or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except in case above where the amount does not exceed $1,000,000 individually;
(v) (A) that relates to the incurrence of indebtedness by WaFd or any of its Subsidiaries, including any debt for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capitalized or finance leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), (B) that provides for the guarantee, support, indemnification, assumption or endorsement by WaFd or any of its Subsidiaries of, or any similar commitment by WaFd or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person or (C) that provides for any material indemnification or similar obligations on the part of WaFd or any of its Subsidiaries, in the case of each of clauses (A), (B) and (C), in the principal amount of $10,000,000 or more;
(vi) that is any alliance, cooperation, joint venture, stockholders’, partnership or similar agreement involving a sharing of profits or losses relating to WaFd or any of its Subsidiaries;
(vii) that grants or contains any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of WaFd or its Subsidiaries, taken as a whole;
(viii) which creates future payment obligations in excess of $5,000,000 per annum (other than any such contracts which are terminable by WaFd or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice), other than extensions of credit, other customary banking products offered by WaFd or its Subsidiaries, or derivatives issued or entered into in the ordinary course of business;
(ix) that is a settlement, consent or similar agreement and contains any material continuing obligations of WaFd or any of its Subsidiaries;
(x) that relates to the acquisition or disposition of any person, business or asset and under which WaFd or its Subsidiaries have or may have a material obligation or liability (including with respect to any “earn-out,” contingent purchase price or similar contingent payment obligation, or any material indemnification liability after the date hereof); or
(xi) that is any contract that contains a material license or other grant of Intellectual Property by WaFd or one of its Subsidiaries to any third party, in each case, other than (A) off-the-shelf or other commercially available software licenses or similar contracts obtained on general commercial terms, (B) non-exclusive licenses that are ancillary or incidental to, and not the primary purpose of, such contracts, and (C) non-exclusive licenses to customers, vendors, contractors, service providers or other third parties in the ordinary course of business.
(b) Each contract, arrangement, commitment or understanding of the type described in Section 4.14(a), whether or not set forth in the WaFd Disclosure Schedule, is referred to herein as an “WaFd Contract,” and neither WaFd nor any of its Subsidiaries knows of, or has received written, or to the knowledge of WaFd, oral notice of, any violation of any WaFd Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. WaFd has made available to EverBank true, correct and complete copies of each WaFd Contract in effect as of the date hereof.
(c) In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (i) each WaFd Contract is valid and binding on WaFd or one of its Subsidiaries, as applicable, and in full force and effect; (ii) WaFd and each of its Subsidiaries have performed all obligations required to be performed by it prior to the date hereof under each WaFd Contract; (iii) to the knowledge of WaFd, each third-party counterparty to each WaFd Contract has performed all obligations required to be performed by it to date under such WaFd Contract; and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of WaFd or any of its Subsidiaries or, to the knowledge of WaFd, any counterparty thereto, under any such WaFd Contract.
4.15 Agreements with Regulatory Agencies. Neither WaFd nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2024, a recipient of any supervisory letter from, or since January 1, 2024, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the WaFd

Disclosure Schedule, an “WaFd Regulatory Agreement”), nor has WaFd or any of its Subsidiaries been advised in writing or, to the knowledge of WaFd, orally, since January 1, 2024, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such WaFd Regulatory Agreement.
4.16 Derivative Instruments. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, all Derivative Transactions, whether entered into for the account of WaFd or one of its Subsidiaries or for the account of a customer of WaFd or one of its Subsidiaries, were entered into in the ordinary course of business of WaFd and its Subsidiaries and in accordance with applicable laws and other policies, practices and procedures employed by WaFd and its Subsidiaries, as applicable, and are legal, valid and binding obligations of WaFd or one of their respective Subsidiaries, as applicable, enforceable against it in accordance with their terms (except as such enforcement may be limited by Enforceability Exceptions), and are in full force and effect; and (b) WaFd and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent required, and, to the knowledge of WaFd, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
4.17 Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, WaFd and its Subsidiaries are in compliance, and, since January 1, 2024 have complied, with all Environmental Laws. There are no legal, administrative, arbitral or other proceedings, claims, notices or actions, or, to the knowledge of WaFd, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on WaFd or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened against WaFd, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. To the knowledge of WaFd, there is no reasonable basis for any such proceeding, claim, notice, action or private environmental investigation or remediation activity or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd. WaFd is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any, and otherwise has no, liability or obligation with respect to any Environmental Law that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd.
4.18 Investment Securities.
(a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, each of WaFd and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except (i) as set forth in the financial statements included in the WaFd Reports and (ii) to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of WaFd or its Subsidiaries. Such securities and commodities are valued on the books of WaFd in accordance with GAAP in all material respects.
(b) WaFd and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that WaFd believes are prudent and reasonable in the context of their respective businesses, and WaFd and its Subsidiaries have, since January 1, 2024, been in compliance with such policies, practices and procedures in all material respects.
4.19 Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, WaFd or an WaFd Subsidiary (i) has good and marketable title to all of the real property reflected in the latest audited balance sheet included in the WaFd Reports as being owned by WaFd or a Subsidiary of WaFd or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “WaFd Owned Properties”), free and clear of all material Liens, except Permitted Encumbrances, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such WaFd Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “WaFd Leased Properties” and, collectively with the WaFd Owned Properties, the “WaFd Real Property”), free and clear of all material Liens of any nature created by WaFd or any of its Subsidiaries or, to the knowledge of WaFd, any other person, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the Real

Property Leases and each such Real Property Lease is valid without material default thereunder by the lessee or, to the knowledge of WaFd, the lessor. There are no material pending or, to the knowledge of WaFd, threatened condemnation proceedings against any WaFd Real Property. Except as would not materially affect the value or use of, or otherwise materially impair the business operations at, any WaFd Real Property, no person other than WaFd and an WaFd Subsidiary has any right in, or right to use or occupy, any of the WaFd Real Property or any right to use or occupy any portion of the WaFd Real Property.
4.20 Intellectual Property. WaFd or one of its Subsidiaries exclusively owns all right, title and interest in and to all WaFd Intellectual Property and is validly licensed to use all other Intellectual Property necessary for the conduct of its business as currently conducted (in each case, free and clear of any Liens other than any Permitted Encumbrances). Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (a) WaFd’s and each of its Subsidiaries’ conduct of their respective businesses and the use of any Intellectual Property by WaFd and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and, as applicable, is in accordance with any applicable license pursuant to which WaFd or any WaFd Subsidiary acquired the right to use any Intellectual Property; (b) no person has claimed or asserted to WaFd in writing that WaFd or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (c) no person is challenging, infringing, misappropriating or otherwise violating any right of WaFd or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to WaFd or its Subsidiaries; (d) neither WaFd nor any WaFd Subsidiary has received any written notice of any pending claim or challenge with respect to any Intellectual Property owned by WaFd or any WaFd Subsidiary; and (e) since January 1, 2024, there has been no actual cybersecurity incident or breach of, and no third party has gained unauthorized access to any information technology assets or networks owned by or used in the operation of the business of WaFd and its Subsidiaries (or any Personal Data processed thereby), in a manner that would require notifying any third party under any applicable Privacy Requirements or making any payments to any third party. Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on WaFd, WaFd and its Subsidiaries have taken commercially reasonable actions to: (i) avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by WaFd and its Subsidiaries, and (ii) protect and maintain the confidentiality of their material trade secrets and confidential information, including entering into binding confidentiality agreements with all third parties with access to the same. For purposes of this Agreement, “WaFd Intellectual Property” means the Intellectual Property owned or purported to be owned by WaFd or any of its Subsidiaries.
4.21 Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between WaFd or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of WaFd or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding WaFd Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of WaFd), on the other hand, of the type required to be reported in any WaFd Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported on a timely basis.
4.22 Takeover Restrictions. The Board of Directors of WaFd has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of any Takeover Restrictions.
4.23 Reorganization. Neither WaFd nor any of its Subsidiaries has taken any action or agreed to take any action or is aware of any fact or circumstance that could reasonably be expected to prevent or impede (a) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, (b) EverBank Tax Counsel from delivering EverBank Tax Opinion or (c) WaFd Tax Counsel from delivering the WaFd Tax Opinion.
4.24 WaFd Information. The information relating to WaFd and its Subsidiaries that is provided by WaFd or its representatives specifically for inclusion in (a) the Proxy Statement, including the documents and financial statements of WaFd incorporated by reference in the Proxy Statement (b) any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to WaFd and its Subsidiaries and other portions within the reasonable control of WaFd and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by WaFd with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of EverBank or its Subsidiaries for inclusion in the Proxy Statement.
4.25 Loan Portfolio.
(a) All Loans as of the date hereof by WaFd or its Subsidiaries to any directors, executive officers and principal stockholders (as the terms directors, executive officers and principal stockholders are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of WaFd or any of its Subsidiaries, are and were originated in compliance in all material respects with all applicable laws.
(b) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, WaFd’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), with all applicable regulatory guidelines and with all applicable law.
(c) Section 4.25(c) of the WaFd Disclosure Schedule identifies (i) each Loan that as of June 30, 2026 (the “List Date”) had an outstanding balance and/or unfunded commitment of $5,000,000 or more and that as of such date (A) was contractually past due ninety (90) days or more in the payment of principal and/or interest, (B) was on non-accrual status, (C) was classified by WaFd or its Subsidiaries on its system of record or by any Regulatory Agency as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import), (D) the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (E) a specific reserve allocation existed in connection therewith, (F) was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (G) was a high-volatility commercial real estate loan, (H) to the knowledge of WaFd had past due Taxes associated therewith, or (I) to the knowledge of WaFd have been originated or serviced in a manner that would result in the diminution or loss of any associated Small Business Administration or similar guarantee, and (ii) each asset of WaFd or any of its Subsidiaries that as of the List Date, had a book value of over $5,000,000 and that was classified as OREO or as an asset to satisfy Loans, including repossessed equipment, and the book value thereof as of such date. For each Loan identified in response to clause (i) above, Section 4.25(c) of the WaFd Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity (by account number or similar identifier) of the borrower thereunder as of the List Date.
(d) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, each outstanding Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected (including, if applicable, by the timely filing of UCC financing statements (and, if applicable, extensions thereof) or timely recording of deeds of trust), except as may be limited by Enforceability Exceptions, and the collateral for such Loan (x) to the extent collateral is required to be insured, the collateral is so insured and (y) has not been foreclosed upon, sold or transferred and (iii) is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.
(e) Neither WaFd nor any of its Subsidiaries is now, nor has it ever been since January 1, 2024, subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
4.26 Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on WaFd, (a) WaFd and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of WaFd reasonably has determined to be prudent and consistent with industry practice, and neither WaFd nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of WaFd and its Subsidiaries, WaFd or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by WaFd or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither WaFd nor any of its Subsidiaries has received notice of any threatened termination of, material premium increases with respect to, or material alteration of coverage under, any insurance policies.
4.27 Insurance Subsidiary.
(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on WaFd, (i) since January 1, 2024, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any WaFd Subsidiary (“WaFd Agent”) wrote, sold, produced, managed, administered or procured business for an WaFd Subsidiary, such WaFd Agent was, at the time the WaFd Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or procured to the extent required by applicable law, (ii) no WaFd Agent has been since January 1, 2024, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such WaFd Agent’s writing, sale, management, administration or production of insurance business for any WaFd Insurance Subsidiary and (iii) each WaFd Agent was appointed in compliance with applicable insurance laws, rules and regulations and all processes and procedures undertaken with respect to such WaFd Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “WaFd Insurance Subsidiary” means each Subsidiary of WaFd through which insurance operations are conducted.
(b) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on WaFd, (i) since January 1, 2024, WaFd and the WaFd Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance laws, rules and regulations, (ii) all contracts, agreements, arrangements and transactions in effect between any WaFd Insurance Subsidiary and any affiliate are in compliance in all material respects with the requirements of all applicable insurance laws, rules and regulations, and (iii) each WaFd Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.
4.28 Investment Advisor Subsidiary.
(a) Certain Subsidiaries of WaFd are registered, licensed or qualified, or are required to be registered, licensed or qualified, in connection with the provision of investment management, investment advisory or sub-advisory services (each such Subsidiary, an “WaFd Advisory Subsidiary”). Each WaFd Advisory Subsidiary is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisors Act”) and has operated since beginning operations and is currently operating in compliance with all laws applicable to it or its business and has all registrations, permits, licenses, exemptions, orders and approvals required for the operation of its business or ownership of its properties and assets substantially as presently conducted, except, in each case, as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on WaFd.
(b) The accounts of each advisory client of WaFd or its Subsidiaries, for purposes of the Investment Advisers Act, that are subject to ERISA have been managed by the applicable WaFd Advisory Subsidiary in compliance with the applicable requirements of ERISA, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on WaFd.
(c) None of the WaFd Advisory Subsidiaries nor any person “associated” (as defined in the Investment Advisers Act) with any WaFd Advisory Subsidiaries is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as an investment advisor or as a person associated with a registered investment advisor, except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on WaFd.
4.29 Form S-3 Eligibility. As of the date of this Agreement, WaFd is eligible to register the resale of the WaFd Common Stock comprising the Merger Consideration under Form S-3 promulgated under the Securities Act (an “Automatic Shelf Registration Statement”).

4.30 No Other Representations or Warranties.
(a) Except for the representations and warranties made by WaFd in this Article IV or in any certificate delivered by or on behalf of WaFd pursuant to this Agreement, neither WaFd nor any other person makes any express or implied representation or warranty with respect to WaFd, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and WaFd hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither WaFd nor any other person makes or has made any representation or warranty to EverBank or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to WaFd, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by WaFd in this Article IV, any oral or written information presented to EverBank or any of its affiliates or representatives in the course of their due diligence investigation of WaFd, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b) WaFd acknowledges and agrees that neither EverBank nor any other person has made or is making, and WaFd has not relied upon and hereby disclaims, any express or implied representation or warranty other than those contained in Article III or in any certificate delivered by or on behalf of EverBank pursuant to this Agreement.
ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS
5.1 Conduct of Business Prior to the Effective Time.
(a) During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the EverBank Disclosure Schedule), required by law or as consented to in writing by WaFd (such consent not to be unreasonably withheld, conditioned or delayed), EverBank shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and material relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, Governmental Entities with jurisdiction over its operations and other third parties having material business relationships with EverBank or any of its Subsidiaries, and EverBank shall and shall cause its Subsidiaries to take no action that would reasonably be expected to adversely affect in any material respect or delay in any material respect the receipt of any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
(b) During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in WaFd Disclosure Schedule), required by law or as consented to in writing by EverBank (such consent not to be unreasonably withheld, conditioned or delayed), WaFd shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and material relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, Governmental Entities with jurisdiction over its operations and other third parties having material business relationships with WaFd or any of its Subsidiaries, and WaFd shall and shall cause its Subsidiaries to take no action that would reasonably be expected to adversely affect in any material respect or delay in any material respect the receipt of any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 EverBank Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the EverBank Disclosure Schedule), required by applicable law or as consented to in writing by WaFd (such consent not to be unreasonably withheld, conditioned or delayed), EverBank shall not, and shall not permit any of its Subsidiaries to:
(a) in each case, other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) the creation of deposit liabilities, (iii) issuances of letters of credit, (iv) purchases of federal funds, (v) sales of certificates of deposit and (vi) entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice, incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among EverBank and any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned Subsidiary of EverBank);
(b) (i) adjust, split, combine or reclassify any capital stock;
(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (A) quarterly cash dividends by EverBank in amounts consistent with Section 5.2(b)(ii) of the EverBank Disclosure Schedule, (B) dividends provided for and paid on any trust preferred securities of EverBank or its Subsidiaries in accordance with the terms thereof, (C) dividends paid by any of the Subsidiaries of EverBank to EverBank or any of its wholly owned Subsidiaries, or (D) the acceptance of shares of EverBank Common Stock as payment for the exercise, vesting, settlement or withholding of taxes for EverBank Equity Awards and dividend equivalents or dividend equivalent rights thereon, if any, in each case, in accordance with past practice and to the extent required by the terms of the applicable award agreements as in effect on the date hereof);
(iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including EverBank Equity Awards, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities; or
(iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, except for the issuance of shares upon the vesting or settlement of EverBank Equity Awards (and dividend equivalents or dividend equivalent rights thereon, if any) outstanding as of the date hereof or granted on or after the date hereof to the extent permitted under this Agreement;
(c) in each case except for transactions in the ordinary course of business, sell, transfer, mortgage, license, encumber, fail to maintain or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;
(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary of EverBank;
(e) in each case except for transactions in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any EverBank Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business without material adverse changes to terms with respect to EverBank or its Subsidiaries or (ii) enter into any contract that would constitute a EverBank Contract if it were in effect on the date of this Agreement;
(f) except as required by applicable law or the terms of any EverBank Benefit Plan as in effect as of the date hereof, (i) enter into, adopt or terminate any material EverBank Benefit Plan (including any plans, programs, policies, agreements or arrangements that would be considered a material EverBank Benefit Plan if in effect as of the date hereof), or (ii) amend any material EverBank Benefit Plan (including any plans, programs, policies, agreements or arrangements adopted or entered into that would be considered a material EverBank Benefit Plan if in effect as of the date hereof), other than administrative amendments in the ordinary course of business consistent with past practice that do not materially increase the cost or expense of maintaining, or materially increase the benefits payable under, such plan, program, policy or arrangements;
(g) except as required by applicable law or the terms of any EverBank Benefit Plan as in effect as of the date hereof, (i) materially increase the compensation, bonus, severance, termination pay or other benefits payable to any current or former employee, officer, director, independent contractor or consultant, (ii) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any EverBank Equity Awards or other equity-based awards or other compensation or benefit, (iii) fund or provide any funding for any rabbi trust or similar arrangement, (iv) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base fee or base cash compensation is greater than $400,000 in each case other than for cause, or (v) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base cash compensation is or would be greater than $400,000;
(h) voluntarily recognize any with any labor union, works council or similar labor organization as the representative of any employees of EverBank or any of its Subsidiaries, or enter into any collective bargaining agreement or similar agreement or arrangement;
(i) conduct or announce any group reduction in force which would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988;
(j) except for debt workouts in the ordinary course of business, settle or compromise any claim, suit, action or proceeding, other than (i) any settlement involving solely money damages not in excess of $2,000,000 individually or $10,000,000 in the aggregate (net of any insurance proceeds or indemnity, contribution or similar payments received by EverBank or any of its Subsidiaries in respect thereof), or (ii) that does not involve or create a material adverse precedent and that would not impose any material restriction on the business of EverBank or its Subsidiaries or the Surviving Corporation or its Subsidiaries;
(k) (i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting its or its Subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;
(l) amend EverBank Articles, EverBank Bylaws, or comparable governing documents of its Subsidiaries;
(m) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(n) in each case except for transactions in the ordinary course of business, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity or requested by a Governmental Entity;
(o) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;
(p) enter into any new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, deposit, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any Governmental Entity;
(q) except pursuant to existing commitments entered into prior to the date of this Agreement and disclosed to WaFd prior to the date of this Agreement, make or acquire, renew, modify or extend any loans that are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, EverBank’s loan policy;
(r) make, or commit to make, any capital expenditures that exceed $15,000,000;
(s) (i) make (other than in the ordinary course of business), change or revoke any material Tax election, (ii) change any Tax accounting period, (iii) change any material method of Tax accounting or (iv) amend any material Tax Return, (v) settle or compromise any material liability for Taxes or any Tax audit, exam or other proceeding with a Governmental Entity relating to a material amount of Taxes, (vi) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), (vii) knowingly surrender any right to claim a material refund of Taxes, (viii) request any ruling from any Governmental Entity with respect to Taxes or (ix) agree to an extension or waiver of any statute of limitations with respect to a material amount of Taxes (other than automatic extensions of time for filing Tax Returns);
(t) (i) other than in consultation with WaFd, make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of EverBank or its Subsidiaries, (ii) other than in consultation with WaFd, make any application for the closing of or close any branch or (iii) other than in consultation with WaFd, purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;
(u) knowingly take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of EverBank or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or the EverBank Stockholder Approval or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby; or
(v) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.
5.3  WaFd Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the WaFd Disclosure Schedule), required by applicable law or as consented to in writing by EverBank (such consent not to be unreasonably withheld, conditioned or delayed), WaFd shall not, and shall not permit any of its Subsidiaries to:
(a) in each case, other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) the creation of deposit liabilities, (iii) issuances of letters of credit, (iv) purchases of federal funds, (v) sales of certificates of deposit and (vi) entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice, incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among WaFd and any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned Subsidiary of WaFd)
(b) (i) adjust, split, combine or reclassify any capital stock;
(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (A) quarterly cash dividends by WaFd in amounts consistent with Section 5.3(b)(ii) of the WaFd Disclosure Schedule, (B) dividends provided for and paid on any trust preferred securities of WaFd or its Subsidiaries in accordance with the terms thereof, (C) dividends paid by any of the Subsidiaries of WaFd to WaFd or any of its wholly owned Subsidiaries, or (D) the acceptance of shares of WaFd Common Stock as payment for the exercise, vesting, settlement or withholding of taxes for WaFd Equity Awards;
(iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including WaFd Equity Awards, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities; or
(iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, except for the issuance of shares upon the vesting or settlement of WaFd Equity Awards (and dividend equivalents or dividend equivalent rights thereon, if any) outstanding as of the date hereof or granted on or after the date hereof to the extent permitted under this Agreement;
(c) in each case except for transactions in the ordinary course of business, sell, transfer, mortgage, license, encumber, fail to maintain or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;
(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary of WaFd;
(e) in each case except for transactions in the ordinary course of business, (i) terminate, materially amend, or waive any material provision of, any WaFd Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business without material adverse changes to terms with respect to WaFd or its Subsidiaries or (ii) enter into any contract that would constitute an WaFd Contract if it were in effect on the date of this Agreement;
(f) except as required by applicable law or the terms of any WaFd Benefit Plan as in effect as of the date hereof, (i) enter into, adopt or terminate any material WaFd Benefit Plan (including any plans, programs, policies, agreements or arrangements that would be considered a material WaFd Benefit Plan if in effect as of the date hereof), or (ii) amend any material WaFd Benefit Plan (including any plans, programs, policies, agreements or arrangements adopted or entered into that would be considered a material WaFd Benefit Plan if in effect as of the date hereof), other than administrative amendments in the ordinary course of business consistent with past practice that do not materially increase the cost or expense of maintaining, or materially increase the benefits payable under, such plan, program, policy or arrangements;
(g) except as required by applicable law or the terms of any WaFd Benefit Plan as in effect as of the date hereof, (i) materially increase the compensation, bonus, severance, termination pay or other benefits payable to any current or former employee, officer, director, independent contractor or consultant, (ii) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any WaFd Equity Awards or other equity-based awards or other compensation or benefit, (iii) fund or provide any funding for any rabbi trust or similar arrangement, (iv) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base fee or base cash compensation is greater than $300,000 in each case other than for cause, or (v) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base cash compensation is or would be greater than $300,000;

(h) voluntarily recognize any with any labor union, works council or similar labor organization as the representative of any employees of WaFd or any of its Subsidiaries, or enter into any collective bargaining agreement or similar agreement or arrangement;
(i) conduct or announce any group reduction in force which would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988;
(j) except for debt workouts in the ordinary course of business, settle or compromise any claim, suit, action or proceeding, other than (i) any settlement involving solely money damages not in excess of $2,000,000 individually or $10,000,000 in the aggregate (net of any insurance proceeds or indemnity, contribution or similar payments received by WaFd or any of its Subsidiaries in respect thereof), or (ii) that does not involve or create a material adverse precedent and that would not impose any material restriction on the business of WaFd or its Subsidiaries or the Surviving Corporation or its Subsidiaries;
(k) (i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting its or its Subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;
(l) amend the WaFd Articles or the WaFd Bylaws or comparable governing documents of its Subsidiaries;
(m) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;
(n) in each case except for transactions in the ordinary course of business, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity or requested by a Governmental Entity;
(o) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Entity;
(p) enter into any new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, deposit, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any Governmental Entity;
(q) except pursuant to existing commitments entered into prior to the date of this Agreement and disclosed to EverBank prior to the date of this Agreement, make or acquire, renew, modify or extend any loans that are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, WaFd’s loan policy;
(r) make, or commit to make, any capital expenditures that exceed $15,000,000;
(s) (i) make (other than in the ordinary course of business), change or revoke any material Tax election, (ii) change any Tax accounting period, (iii) change any material method of Tax accounting or (iv) amend any material Tax Return, (v) settle or compromise any material liability for Taxes or any Tax audit, exam or other proceeding with a Governmental Entity relating to a material amount of Taxes, (vi) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), (vii) knowingly surrender any right to claim a material refund of Taxes, (viii) request any ruling from any Governmental Entity with respect to Taxes or (ix) agree to an extension or waiver of any statute of limitations with respect to a material amount of Taxes (other than automatic extensions of time for filing Tax Returns);
(t) (i) other than in consultation with EverBank, make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of

WaFd or its Subsidiaries, (ii) other than in consultation with EverBank, make any application for the closing of or close any branch or (iii) other than in consultation with EverBank, purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;
(u) knowingly take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of WaFd or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or the WaFd Stockholder Approval or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby;
(v) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3.
ARTICLE VI

ADDITIONAL AGREEMENTS
6.1 Regulatory Matters.
(a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. WaFd and EverBank shall, and shall cause their respective Subsidiaries to cooperate with each other in connection therewith (including the furnishing of any information that may be reasonably requested or required to obtain the Requisite Regulatory Approvals) and shall, and shall cause their respective Subsidiaries to, respond and comply as promptly as practicable to any requests by Governmental Entities for documents and information. WaFd and EverBank shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to EverBank or WaFd, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing and with sufficient opportunity to comment, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any communication, meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate in such communications, meetings and conferences.
(b) In furtherance of the foregoing, each of WaFd and EverBank shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, provided, however, that notwithstanding anything in this Agreement to the contrary, neither EverBank nor WaFd shall be required to, and neither EverBank nor WaFd shall (without the written consent of WaFd or EverBank, respectively), take any action, or commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by this Agreement or in connection with obtaining any permits, consents, approvals and authorizations of Governmental Entities that would, either individually or in the aggregate, reasonably be likely to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).
(c) WaFd and EverBank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of WaFd, EverBank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of WaFd and EverBank agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(d) WaFd and EverBank shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.
6.2 Access to Information.
(a) Upon reasonable notice and subject to applicable laws, each of WaFd and EverBank, for the purposes reasonably relating to consummating the Merger or carrying out post-Merger integration, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems, and records, and each shall reasonably cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, during normal business hours and in a manner so as not to interfere with normal business operations, each of WaFd and EverBank shall, and shall cause its respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as such party may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access and shall not conduct any environmental or invasive sampling or investigation. Neither WaFd nor EverBank nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of WaFd’s or EverBank’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b) Each of WaFd and EverBank shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 28, 2026, between WaFd and EverBank (the “Confidentiality Agreement”).
(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
6.3 Written Consents. Within twenty-four (24) hours following the date hereof, EverBank will deliver to WaFd a written consent in lieu of a meeting of the holders of capital stock of EverBank executed by the holders of at least 95% of the outstanding shares of EverBank Class A Common Stock, in each case adopting and approving this

Agreement and the transactions contemplated hereby in accordance with the DGCL, EverBank Organizational Documents and for such other purposes as may be necessary or desirable to effectuate such transactions, in the form attached hereto as Exhibit E (“EverBank Written Consent”). For the purposes of this agreement, “EverBank Organizational Documents” means the Amended and Restated Certificate of Incorporation of EverBank, dated as of July 31, 2023, the Amended and Restated Bylaws of EverBank, dated as of July 31, 2023 and the Stockholders Agreement, dated as of July 31, 2023, by and among EverBank and the owners named therein.
6.4 Proxy Statement; WaFd Meeting; No Solicitation by WaFd.
(a) WaFd (with EverBank’s reasonable cooperation) shall promptly prepare a proxy statement with respect to the WaFd Meeting (including any amendments or supplements thereto, the “Proxy Statement”), and use reasonable best efforts to file the Proxy Statement with the SEC within forty-five (45) days of the date of this Agreement. Each of WaFd and EverBank shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement, resolve such comments with the SEC and cause the Proxy Statement to be filed with the SEC in definitive form. WaFd shall use reasonable best efforts to cause the Proxy Statement to be disseminated in its definitive form to WaFd’s stockholders as promptly as reasonably practicable after the date on which WaFd learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. WaFd shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement as promptly as practicable, and EverBank shall furnish all information concerning EverBank and the holders of EverBank Common Stock as may be reasonably requested in connection with any such action. Subject to Section 6.4(h) and Section 6.4(i), the Proxy Statement shall include the WaFd Board Recommendation.
(b) WaFd and EverBank shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of WaFd, EverBank or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of WaFd and EverBank agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Proxy Statement and any amendment or supplement thereto will, at the time of filing and the date of mailing to the stockholders of WaFd and at the time of the WaFd Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading and (ii) any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of WaFd and EverBank further agrees that if it becomes aware that any information furnished by it would cause any of the statements in, the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the Proxy Statement.
(c) WaFd and the Board of Directors of WaFd shall, in accordance with applicable law and WaFd’s governing documents, set a record date for, call, give notice of, convene, and hold, as promptly as reasonably practicable after the Proxy Statement is mailed to WaFd’s stockholders, a meeting of WaFd’s stockholders (including any and all adjournments or postponements thereof, the “WaFd Meeting”) for the purpose of obtaining the WaFd Stockholder Approval as well as any other matters of the type customarily brought before a meeting of stockholders to approve the matters contemplated by the WaFd Stockholder Approval as may be mutually agreed by WaFd and EverBank. WaFd and the Board of Directors of WaFd shall recommend that WaFd’s stockholders approve the WaFd Common Stock Issuance (the “WaFd Board Recommendation”) and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the WaFd Stockholder Approval to be received at the WaFd Meeting or any adjournment or postponement thereof in accordance herewith, and shall comply with all legal requirements applicable to the WaFd Meeting. Subject to Section 6.4(f), Section 6.4(h) and Section 6.4(i), the Board of Directors of WaFd shall not (A) (x) fail to make, (y) withdraw or (z) qualify, amend or modify in any manner adverse to EverBank, the WaFd Board Recommendation (it being understood that any failure to publicly and without qualification either (x) recommend against an Acquisition Proposal or (y) reaffirm the WaFd Board Recommendation, in each case, within ten business days (or such fewer number of days as remains prior to the WaFd Meeting) after such Acquisition Proposal is made public will be treated as a withdrawal of the WaFd Board Recommendation that is adverse to EverBank for purposes hereof), (B) fail to make, or to include in the Proxy Statement, the WaFd Board Recommendation or (C) recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal (any of the foregoing in clauses (A), (B) or (C), a “WaFd Adverse Recommendation Change”). Notwithstanding any WaFd Adverse Recommendation Change, unless this Agreement has been validly terminated, the WaFd Meeting shall be convened and this Agreement shall be submitted to the stockholders of WaFd at the WaFd Meeting for the purpose of WaFd’s stockholders considering and voting on approval of the WaFd Common Stock Issuance and any other matters required to be approved by WaFd’s stockholders in order to consummate the transactions contemplated by this Agreement. For purposes of this Agreement, the “WaFd Approval Time” means the time at which the WaFd Stockholder Approval is obtained at the WaFd Meeting (or any adjournment or postponement thereof).
(d) WaFd shall not, without the prior written consent of EverBank, adjourn or postpone the WaFd Meeting; provided that WaFd shall adjourn or postpone the WaFd Meeting if (i) at the WaFd Meeting there is not a sufficient number of shares of WaFd Common Stock represented (either in person or by proxy) to constitute the quorum necessary to conduct the business of the WaFd Meeting, (ii) as of the date of the WaFd Meeting, WaFd has not received proxies representing a sufficient number of shares of WaFd Common Stock necessary for the approval of the issuance of shares of WaFd Common Stock pursuant to this Agreement by the stockholders of WaFd in accordance with WaFd’s governing documents and applicable law, or (iii) required by applicable law in order to ensure that any supplement or amendment to the Proxy Statement which WaFd has determined in good faith after consultation with outside counsel is necessary under applicable law is provided to WaFd’s stockholders a reasonable amount of time prior to the WaFd Meeting.
(e) During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as otherwise set forth in this Section 6.4(e), WaFd shall not, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors and employees not to, and shall use reasonable best efforts to cause its and its Subsidiaries’ representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any confidential information relating to WaFd or any of its Subsidiaries or afford access to the business, properties, assets, books or records of WaFd or any of its Subsidiaries to, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any actual or potential Acquisition Proposal by, any third party that WaFd knows, or should reasonably be expected to know, is seeking to make, has made or is reasonably likely to make, an Acquisition Proposal, (iii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Washington, inapplicable to any third party or any Acquisition Proposal, (iv) fail to enforce, or amend or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of WaFd or any of its Subsidiaries, or (v) enter into any agreement with a third party constituting or relating to an Acquisition Proposal (other than a confidentiality agreement in accordance with Section 6.4(f)). As used in this Agreement, “Acquisition Proposal” shall mean, with respect to WaFd or EverBank, as applicable, and other than the transactions contemplated by this Agreement, any offer, inquiry or proposal relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of WaFd and its Subsidiaries or EverBank and its Subsidiaries, as applicable, or 20% or more of any class of equity or voting securities of WaFd or its Subsidiaries or EverBank and its Subsidiaries, as applicable, whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of WaFd or EverBank, as applicable, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of WaFd or its Subsidiaries or EverBank and its Subsidiaries, as applicable, whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of WaFd or EverBank, as applicable, or (iii) a merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving WaFd or its Subsidiaries or EverBank and its Subsidiaries, as applicable, whose assets, either individually or in the aggregate, constitute 20% or more of the consolidated assets of WaFd or EverBank, as applicable.

(f) Notwithstanding Section 6.4(e), if at any time prior to the WaFd Approval Time (and in no event after the WaFd Approval Time), the Board of Directors of WaFd receives a bona fide written Acquisition Proposal made after the date hereof which has not resulted from a violation of this Section 6.4, WaFd, its Subsidiaries and its representatives may, subject to compliance with this Section 6.4(f), Section 6.4(g) and Section 6.4(h), (i) engage in negotiations or discussions with the person making such Acquisition Proposal (or take any of the actions prohibited by clause (iii) or (iv) of Section 6.4(e) with respect to such third party or Acquisition Proposal) that, subject to WaFd’s compliance with Section 6.4(e), if the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and, with respect to financial matters, its outside financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to an WaFd Superior Proposal and that failure to take such action would be more likely than not to result in a violation of its fiduciary duties under applicable law and (ii) thereafter furnish to such third party and its representatives and financing sources nonpublic information relating to WaFd or any of its Subsidiaries pursuant to a confidentiality agreement with terms (including “standstill” or similar terms) no less favorable to WaFd than those contained in the Confidentiality Agreement, a copy of which shall be provided, promptly after its execution, to EverBank for informational purposes; provided that all such non-public information (to the extent that such information has not been previously provided or made available to EverBank) is provided or made available to EverBank, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such third party. Nothing contained in this Agreement shall prevent the Board of Directors of WaFd from (A) complying with Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 6.4 or (B) making any required disclosure to the stockholders of WaFd if the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and, with respect to financial matters, its outside financial advisor, that failure to take such action would be reasonably likely to be inconsistent with applicable law; provided, further, that any WaFd Adverse Recommendation Change involving or relating to an Acquisition Proposal may only be made in accordance with the provisions of this Section 6.4(f), Section 6.4(g) and Section 6.4(i) and, even if permitted by this sentence, shall have the consequences set forth in this Agreement. For the avoidance of doubt, issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in and of itself, shall not be an WaFd Adverse Recommendation Change. As used in this Agreement, “WaFd Superior Proposal” means any bona fide, written Acquisition Proposal (other than an Acquisition Proposal which has resulted from a violation of Section 6.4) (with all references to “20%” in the definition of “Acquisition Proposal” being deemed to be references to “50%”) on terms that the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and financial advisor, and taking into account all the terms and conditions of the Acquisition Proposal, including regulatory approvals, availability of financing and closing timing, would result in a transaction that (i) is more favorable to WaFd’s stockholders from a financial point of view than the transactions contemplated hereby (taking into account any proposal by EverBank to amend the terms of this Agreement proposed pursuant to Section 6.4(h)) and (ii) is reasonably likely to be completed on the terms proposed).
(g) In addition to the requirements set forth in Section 6.4(f), the Board of Directors of WaFd shall not take any of the actions referred to in clauses (i) and (ii) of Section 6.4(f) unless WaFd shall have first delivered to EverBank written notice advising EverBank that WaFd intends to take such action. In addition, WaFd shall notify EverBank promptly (but in no event later than forty-eight (48) hours) after receipt by WaFd (or any of its representatives) of (i) any Acquisition Proposal or (ii) any written request for information relating to WaFd or any of its Subsidiaries or for access to the business, properties, assets, books or records of WaFd or any of its Subsidiaries by any third party that, to the knowledge of WaFd or any member of its board of directors, is considering making, is reasonably likely to make or has made, an Acquisition Proposal, which notice shall be provided in writing and shall identify the relevant third party and, to the extent known, the material terms and conditions of, any such Acquisition Proposal (including any material changes thereto). WaFd shall keep EverBank reasonably informed, on a reasonably current basis, of the status and details of any such Acquisition Proposal (including any changes thereto) and shall promptly (but in no event later than forty-eight (48) hours after receipt) provide to EverBank copies of all material correspondence and written materials sent or provided to WaFd or any of its Affiliates that describes any material terms or conditions of any such Acquisition Proposal.

(h) Notwithstanding anything in this Agreement to the contrary, but without limiting or affecting Section 6.4(e), Section 6.4(f) or Section 6.4(g), at any time prior to the WaFd Approval Time (and in no event after the WaFd Approval Time), the Board of Directors of WaFd may effect an WaFd Adverse Recommendation Change in connection with the receipt of an Acquisition Proposal made after the date hereof which has not resulted from a violation of this Section 6.4, if the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal is a Superior Proposal and the failure to take such action would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that the Board of Directors of WaFd shall not make an WaFd Adverse Recommendation Change in connection with the receipt of an Acquisition Proposal unless (i) WaFd promptly notifies EverBank, in writing at least four (4) business days before taking such action, that WaFd intends to take such action, which notice attaches the most current version of any proposed agreement or a reasonably detailed summary of all material terms of such Acquisition Proposal and the identity of the third party making such Acquisition Proposal, (ii) if requested by EverBank, during such four business day period, WaFd and its representatives have discussed and negotiated in good faith with EverBank and its representatives regarding any proposal by EverBank to amend the terms of this Agreement in response to such Acquisition Proposal and (iii) after such four (4) business day period, the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and financial advisor, and taking into account any proposal by EverBank to amend the terms of this Agreement, that such Acquisition Proposal continues to constitute an WaFd Superior Proposal and that such failure to make an WaFd Adverse Recommendation Change would be more likely than not to result in a violation of its fiduciary duties under applicable law (it being understood and agreed that in the event of any material amendment to the financial terms or other material terms of any such Acquisition Proposal, a new written notification from WaFd consistent with that described in clause (i) of this Section 6.4(h) shall be required and a new notice period under clause (i) of this Section 6.4(h) shall commence, during which notice period WaFd shall be required to comply with the requirements of this Section 6.4(h) anew, except that such new notice period shall be for two (2) business days (as opposed to four (4) business days)).
(i) Notwithstanding anything in this Agreement to the contrary, at any time prior to the WaFd Approval Time (and in no event after the WaFd Approval Time), the Board of Directors of WaFd may effect an WaFd Adverse Recommendation Change in response to an WaFd Intervening Event if the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided that (i) WaFd shall (A) promptly notify EverBank in writing of its intention to take such action (which notice shall set forth in reasonable detail a description of the WaFd Intervening Event and the rationale for the WaFd Adverse Recommendation Change) and (B) negotiate in good faith with EverBank (to the extent EverBank wishes to so negotiate) for four (4) business days following such notice regarding revisions to the terms of this Agreement proposed by EverBank, and (ii) the Board of Directors of WaFd shall not effect any WaFd Adverse Recommendation Change involving or relating to an WaFd Intervening Event unless, after the four (4) business day period described in the foregoing clause (B), the Board of Directors of WaFd determines in good faith, after consultation with its outside legal counsel and financial advisor, and taking into account any proposal by EverBank to amend the terms of this Agreement, that the failure to take such action would be more likely than not to result in a violation of its fiduciary duties under applicable law. For the purposes of this Agreement, “WaFd Intervening Event” means any material event, development or change occurring or arising after the date of this Agreement that was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Board of Directors of WaFd as of or prior to the date of this Agreement; provided that none of the following, in and of itself, shall constitute an WaFd Intervening Event: (i) any Acquisition Proposal or consequence thereof, (ii) any breach of this Agreement, (iii) any change in the market price or trading volume of the WaFd Common Stock or the fact that WaFd meets or exceeds any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (iii)), or (iv) the timing of any licenses, authorizations, permits, consents or approvals required to be obtained pursuant to this Agreement prior to the Closing in connection with the transactions contemplated by this Agreement.
6.5 No Solicitation by EverBank. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, EverBank shall not, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors and employees not to, and shall use reasonable best efforts to cause its and its

Subsidiaries’ representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any confidential information relating to EverBank or any of its Subsidiaries or afford access to the business, properties, assets, books or records of EverBank or any of its Subsidiaries to, or knowingly assist, knowingly participate in, knowingly facilitate or knowingly encourage any actual or potential Acquisition Proposal by, any third party that EverBank knows, or should reasonably be expected to know, is seeking to make, has made or is reasonably likely to make, an Acquisition Proposal, (iii) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, inapplicable to any third party or any Acquisition Proposal, (iv) fail to enforce, or amend or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of EverBank or any of its Subsidiaries, or (v) enter into any agreement with a third party constituting or relating to an Acquisition Proposal.
6.6 Legal Conditions to Merger. Subject in all respects to Section 6.1, each of WaFd and EverBank shall, and shall cause its Subsidiaries to, use their reasonable best efforts, in each case as promptly as practicable, (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by EverBank or WaFd or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement but subject in all respects to Section 6.1, nothing herein shall obligate or be construed to obligate WaFd or EverBank (or any of their respective affiliates) to (i) make, or to cause to be made, any payment to any third person, (ii) commence any action or proceeding or (iii) offer to grant any material accommodation (financial or otherwise) to any third person in each case in order to obtain the consent or approval of such third person under any contract, and WaFd acknowledges and agrees that the receipt of any such consent or approval of such third person under any contract shall not be a condition to Closing set forth in Article VII.
6.7 Registration; Stock Exchange Listing.
(a) WaFd shall take such actions as are necessary and proper to be prepared to, and shall, file a registration statement in accordance with the Securities Act to register the Merger Consideration, which such registration statement shall be filed by WaFd with the SEC no later than five (5) business day prior to the First Release Date (as defined in the Shareholders Agreement) and which shall be an Automatic Shelf Registration Statement if WaFd is then eligible. WaFd may satisfy its obligations with respect to the filing of any shelf registration statement by filing with the SEC a prospectus supplement under a “universal” or other shelf registration statement of WaFd that also registers sales of securities for the account of WaFd or other holders. Notwithstanding the filing of any such registration statement, unless otherwise determined by WaFd, the Merger Consideration shall be subject to the restrictions in the shareholders agreement in the form attached hereto as Exhibit F and executed as of the date hereof (the “Shareholders Agreement”).
(b) Prior to the Closing, WaFd shall use its commercially reasonable efforts to not take any action, or fail to take any action, which action or failure would reasonably be expected to cause WaFd to be ineligible to file an Automatic Shelf Registration Statement on Form S-3.
(c) WaFd shall use reasonable best efforts to cause the shares of WaFd Common Stock to be issued in the Merger to be approved for listing on the WaFd Stock Exchange, subject to official notice of issuance, prior to the Effective Time.
6.8 Employee Matters.
(a) Effective as of the Effective Time and during the one (1)-year period immediately following the Effective Time, WaFd or a Subsidiary of WaFd shall provide to each employee of WaFd, EverBank or its Subsidiaries as of the Effective Time, who remains employed by WaFd or a Subsidiary of WaFd at and following the Effective Time (each, a “Continuing Employee”) (i) base salary or wages at least equal to that provided to the Continuing Employee as of immediately prior to the Effective Time, (ii) target cash incentive opportunities (other than any retention, change-in-control or similar one-time bonus opportunities) that are, in the aggregate, comparable, to the target cash incentive opportunities (subject to the same exceptions) provided to the Continuing Employee as of immediately prior to the Effective Time, and (iii) severance protections and benefits that are no less favorable than those provided to the Continuing Employee as of immediately prior to the Effective Time. In order to effect an orderly and equitable transition and integration, EverBank and WaFd shall cooperate in good faith in reviewing, evaluating and analyzing the EverBank Benefit Plans and the WaFd Benefit Plans with a view towards developing appropriate new benefit plans, or selecting the EverBank Benefit Plans or the WaFd Benefit Plans, as applicable, that will apply with respect to the Continuing Employees after the Effective Time (collectively, the “New Plans”). EverBank, WaFd and their respective Subsidiaries shall use their commercially reasonable efforts to cause the New Plans, to the extent permitted by applicable law, to (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees who were covered by WaFd Benefit Plans, on the one hand, and those covered by the EverBank Benefit Plans, on the other hand, at the Effective Time. For the avoidance of doubt, nothing in this Section 6.8(a) shall terminate, reduce or otherwise adversely affect any rights, benefits or obligations of any Continuing Employee under any employment agreement, retention agreement, change in control agreement or any other individual contract between such individual and WaFd, EverBank or their respective Subsidiaries, as applicable, as in effect immediately prior to the Effective Time (collectively, “Employee Agreements”). Following the Effective Time, each Employee Agreement shall remain in full force and effect in accordance with its terms and shall be assumed by, and binding upon, the Surviving Corporation and its successors and assigns to the same extent as if the Surviving Corporation had been an original party thereto.
(b) For all purposes (including purposes of vesting, eligibility to participate, severance, paid time off and level of benefits) under the New Plans, each Continuing Employee shall be credited with his or her years of service with WaFd and its Subsidiaries and their respective predecessors or EverBank and its Subsidiaries and their respective predecessors, as applicable, to the extent such credit was given under the analogous WaFd Benefit Plan or EverBank Benefit Plan, as applicable, prior to the Effective Time; provided that the foregoing shall not apply for purposes of benefit accrual under defined benefit plans, for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits, or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar WaFd Benefit Plan or a EverBank Benefit Plan in which such Continuing Employee participated (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability, life, vacation or other welfare benefits to any Continuing Employee (or his or her covered dependents) (collectively, the “New Welfare Plans”), WaFd, EverBank and their respective Subsidiaries shall take commercially reasonable efforts to cause all pre-existing condition exclusions and limitations and actively-at-work requirements of such New Welfare Plan to be waived for such Continuing Employee and his or her covered dependents, except to the extent such pre-existing conditions, exclusions and waiting periods would apply with respect to the analogous WaFd Benefit Plan or EverBank Benefit Plan, and take commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under the corresponding Old Plan during the portion of the plan year of such Old Plans ending on the date such Continuing Employee’s participation in the corresponding New Welfare Plan begins (such initial plan year of participation, the “Initial Year of Participation”) to be taken into account under such New Welfare Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the Initial Year of Participation as if such amounts had been paid in accordance with such New Welfare Plan.
(c) The parties hereby acknowledge that the consummation of the Merger and the other transactions contemplated by this Agreement shall be deemed to be a “change in control” (or similar phrase) within the meaning of each applicable WaFd Benefit Plan and shall not be deemed to be a “change in control” (or similar phrase) within the meaning of each applicable EverBank Benefit Plan.
(d) Prior to the Effective Time, any broad-based notices or communication materials (including website postings), and the script or other materials for any town hall meetings or other verbal communications, from WaFd or EverBank or either party’s Subsidiaries or Affiliates to its employees with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Merger or employment thereafter, shall be disclosed in advance to the other party such that the other party is given a reasonable period of time to review and comment on the communication (with such review and comment period not to exceed five (5) business days), which comments shall be considered by the communicating party in good faith; provided that no such disclosure shall be required for any communications that are consistent in all respects with previous communications made in accordance with this Agreement. Prior to the Effective Time, the parties shall cooperate with respect to employee onboarding, orientation, training, transition and related personnel matters. In furtherance of the foregoing, each party shall use commercially reasonable efforts to make available such of its employees and other personnel as may be reasonably requested by the other party to participate in meetings, training sessions, onboarding activities and related transition-planning efforts, provided that any such cooperation and participation shall be conducted in compliance with applicable law, including applicable labor, employment, antitrust and competition laws.
(e) Nothing in this Section 6.8 shall prohibit WaFd, EverBank or any of their respective Subsidiaries from amending or terminating (in accordance with any applicable terms), or shall be construed as creating, amending or terminating any WaFd Benefit Plan, EverBank Benefit Plan, New Plan or any other compensation or benefit plan, program, policy, practice, agreement or arrangement sponsored or maintained by WaFd, EverBank or any of their respective Subsidiaries, and nothing in this Agreement shall otherwise require WaFd, EverBank or any of their respective Subsidiaries to create or continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms. The provisions of this Section 6.8 are solely for the benefit of the parties hereto, and no current or former employee, officer, director, manager or consultant, or any other individual, shall be regarded for any purpose as a third party beneficiary of this Section 6.8 and nothing herein shall be deemed to be a guarantee to any Continuing Employee of (i) employment or (ii) any specific term or condition of employment.
6.9 Indemnification; Insurance.
(a) At or prior to the Effective Time, EverBank and WaFd shall each purchase past acts and extended reporting period insurance coverage under its (i) current directors and officers insurance policy, (ii) employment practices liability insurance policy and (iii) bankers professional insurance policy (provided that EverBank or WaFd may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the Effective Time or during at least the six (6) year period immediately preceding the Effective Time (including the transactions contemplated by this Agreement) and (y) is in effect for a period of at least six (6) years from and after the Effective Time; provided, however, that EverBank and WaFd shall each not expend, on an annual basis, for such extended insurance coverage an amount in excess of 300% of the current annual premium paid as of the date hereof by EverBank or WaFd, respectively, for such insurance.
(b) From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date hereof by EverBank or WaFd, as applicable, pursuant to EverBank Articles, EverBank Bylaws, WaFd Articles, WaFd Bylaws, the governing or organizational documents of any Subsidiary of EverBank or WaFd and the indemnification agreements in existence as of the date hereof (as set forth in Section 6.9(b) of the EverBank Disclosure Schedule or the WaFd Disclosure Schedule, as applicable), each present and former director or officer of EverBank, WaFd and their respective Subsidiaries (in each case, when acting in such capacity) (collectively, “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of EverBank, WaFd or any of their respective Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided that, in the case of advancement of expenses, any Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.
(c) The provisions of this Section 6.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.9.
(d) The obligations of the Surviving Corporation, WaFd and EverBank under this Section 6.9 shall not be terminated or modified in a manner so as to adversely affect any Indemnified Party or any other person entitled to the benefit of this Section 6.9 without the prior written consent of the affected person.
(e) Prior to the Closing Date, WaFd shall take, or cause to be taken, the actions set forth on Section 6.9(e) of the WaFd Disclosure Schedule.
6.10 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest WaFd or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.
6.11 Advice of Changes. WaFd and EverBank shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development known to it (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, either individually or in the aggregate, to the failure of a condition in Article VII; provided that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.11 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.11 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
6.12 Dividends. After the date of this Agreement, each of EverBank and WaFd shall coordinate with the other the declaration of any dividends in respect of EverBank Common Stock and WaFd Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of EverBank Common Stock shall not receive two dividends, or fail to receive one (1) dividend, in any quarter with respect to their shares of EverBank Common Stock and any shares of WaFd Common Stock any such holder receives in exchange therefor in the Merger.
6.13 Public Announcements. The parties hereto agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by EverBank and WaFd. Thereafter, each of the parties agrees that no public release, statement or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as required by applicable law, or any listing agreement with or rule of any national securities exchange or association, the rules or regulations of any applicable Governmental Entity to which the relevant party is subject, or for any communication permitted by Section 6.4, in which case the party required to make the release, statement or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release, statement or announcement in advance of such issuance or (b) for such releases, announcements or statements made in consultation with the other party that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.13.
6.14 Change of Method. EverBank and WaFd shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the transactions contemplated by this Agreement (including the provisions of Article I), if and to the extent they both deem such change to be necessary, appropriate or desirable; provided that no such change shall (a) alter or change the Exchange Ratio or the number of shares of WaFd Common Stock received by holders of EverBank Common Stock in exchange for each share of EverBank Common Stock, (b) adversely affect the Tax treatment of holders of EverBank Common Stock or WaFd Common Stock pursuant to this Agreement, (c) adversely affect the Tax treatment of EverBank or WaFd pursuant to this Agreement or (d) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2.
6.15 Takeover Restrictions. Each party and its Subsidiaries shall not take any action that would cause any Takeover Restriction to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and each party and its Subsidiaries shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Restriction now or hereafter in effect. If any Takeover Restriction may become, or may purport to be, applicable to the transactions contemplated hereby, each party will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Restriction on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Restriction.
6.16 Litigation and Claims. Each of WaFd and EverBank shall, to the extent permitted by applicable law, promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of WaFd or EverBank, as applicable, threatened against WaFd, EverBank or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by WaFd, EverBank, or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.
6.17 Assumption of Debt. Effective at the Effective Time or at the effective time of the Bank Merger for any debt and other obligations of EverBank or WaFd Bank under the indentures and agreements set forth on Section 6.17 of the EverBank Disclosure Schedule or Section 6.17 of the WaFd Disclosure Schedule, as applicable, WaFd or EverBank, N.A., respectively, shall assume the due and punctual performance and observance of the covenants to be performed by EverBank or WaFd Bank, respectively, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes and other obligations governed thereby, to the extent set forth in such indentures and agreements. In connection therewith, (a) WaFd and EverBank shall, and shall cause WaFd Bank and EverBank, N.A. respectively to, cooperate and use reasonable best efforts to execute and deliver any supplemental indentures required by the applicable indentures and other agreements and (b) WaFd shall, and shall cause WaFd Bank to, and EverBank shall, and shall cause EverBank, N.A. to, use commercially reasonable efforts to execute and deliver any officer’s certificates or other documents, and the parties hereto shall cooperate and use commercially reasonable efforts to provide any opinion of counsel to the trustee thereof, in each case, required to make such assumption effective as of the Effective Time or the effective time of the Bank Merger, as applicable.
6.18 Certain Tax Matters.
(a) Neither WaFd nor EverBank shall, nor shall they permit their respective Subsidiaries to, take any action or knowingly fail to take any action, which act or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, and each of WaFd and EverBank shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. WaFd shall comply with the recordkeeping and information reporting requirements set forth in Treasury Regulation Section 1.368-3.
(b) Each of WaFd and EverBank shall (i) use reasonable best efforts to obtain the WaFd Tax Opinion and EverBank Tax Opinion, respectively and (ii) upon request by the other, use reasonable best efforts and reasonably cooperate with one another in connection with the issuance of the EverBank Tax Opinion and the WaFd Tax Opinion. In connection with the foregoing, each of WaFd and EverBank shall deliver to each Tax Counsel, upon request therefor, certificates (dated as of the necessary dates and signed by an authorized officer of WaFd or EverBank, as applicable) containing appropriate certifications, representations, warranties and covenants in form and substance reasonably satisfactory to each such Tax Counsel. Each of WaFd and EverBank shall not take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the certifications, representations, warranties and covenants included in such certificates.

(c) At or prior to Closing, EverBank shall deliver to WaFd (x) a duly executed certificate in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that EverBank was not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (y) a notice to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2), together with written authorization for WaFd to deliver such notice to the IRS on behalf of EverBank after the Closing.
6.19 Governance Matters.
(a) Prior to the Effective Time, WaFd shall take all actions necessary to adopt the WaFd Bylaw Amendment and to effect the requirements referenced therein that are to be effected at the Effective Time. Effective as of the Effective Time, in accordance with the WaFd Bylaw Amendment, the number of directors that will comprise the full Board of Directors of the Surviving Corporation and the full Board of Directors of EverBank, N.A. shall each be thirteen (13). Of the members of the initial Board of Directors of the Surviving Corporation and of the initial Board of Directors of EverBank, N.A. as of the Effective Time, seven (7) shall be designated by EverBank and shall include Robert Radway and Greg Seibly (collectively, the “Initial EverBank Directors”) and six (6) shall be designated WaFd and shall include Brent Beardall (collectively, the “Initial WaFd Directors”), in each case, subject to meeting the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of each of the Board of Directors of WaFd and Board of Directors of EverBank, N.A.. Effective as of the Effective Time, the seven (7) Initial EverBank Directors, on the one hand, and the six (6) Initial WaFd Directors, on the other hand, shall be as nearly evenly as possible apportioned among the different classes of the Board of Directors of the Surviving Corporation such that each class of the Board of Directors shall consist of two (2) Legacy WaFd Directors and at least two (2) Legacy EverBank Directors. From and after the Effective Time through the fourth anniversary of the Effective Time, any vacancy on the Board of Directors of the Surviving Corporation or EverBank, N.A. shall be filled in accordance with the terms of the WaFd Bylaw Amendment.
(b) Effective as of the Effective Time, (a) Mr. Robert Radway shall serve as the Chairman of the Board of Directors of the Surviving Corporation and of the Board of Directors of EverBank, N.A., (b) Mr. Greg Seibly shall serve as Chief Executive Officer of the Surviving Corporation and EverBank, N.A. and as a member of the Board of Directors of the Surviving Corporation and of the Board of Directors of EverBank, N.A. and (c) Mr. Brent Beardall shall serve as President of the Surviving Corporation and EverBank, N.A. and as a member of the Board of Directors of the Surviving Corporation and of the Board of Directors of EverBank, N.A..
(c) The bylaws of EverBank, N.A. in effect as of the effective time of the Bank Merger shall be consistent in all respects with the foregoing provisions of this Section 6.19.
(d) WaFd shall take all such actions as may be required to cause the corporate name of the Surviving Corporation to be changed to “EverBank Financial Corp” effective immediately following the Effective Time.
6.20 Certain Finance and Reimbursement Matters. EverBank and WaFd shall take the actions set forth on Section 6.20 of the WaFd Disclosure Schedule.
ARTICLE VII

CONDITIONS PRECEDENT
7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. EverBank Stockholder Approval and the WaFd Stockholder Approval shall have been obtained.
(b) Stock Exchange Listing. The shares of WaFd Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the WaFd Stock Exchange, subject to official notice of issuance.
(c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement.
(d) Regulatory Approvals. (i) All regulatory authorizations, consents, orders, approvals or waiver of prior approvals from (or notices to) the Federal Reserve Board and the Office of the Comptroller of the Currency and the State of Washington shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”) and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.
7.2 Conditions to Obligations of WaFd. The obligation of WaFd to effect the Merger is also subject to the satisfaction, or waiver by WaFd, at or prior to the Effective Time, of the following conditions:
(a) Representations and Warranties. The representations and warranties of EverBank set forth in (i) Sections 3.2(a) and 3.8(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 3.1(a), 3.1(b) (with respect to EverBank, N.A. only), 3.2(b), 3.2(c) (with respect to EverBank, N.A. only), and 3.3(a) (in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of EverBank set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on EverBank or the Surviving Corporation.
(b) Performance of Obligations of EverBank. EverBank shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Tax Opinion. WaFd shall have received the opinion of Simpson Thacher and Bartlett LLP, or, if Simpson Thacher and Bartlett LLP is unable, or declines, to deliver such opinion, of such other tax counsel of nationally recognized standing as determined by WaFd and that is reasonably acceptable to EverBank (“WaFd Tax Counsel”), in form and substance reasonably satisfactory to WaFd, dated as of the Closing Date, to the effect that, on the basis of facts, representations, warranties and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “WaFd Tax Opinion”). In rendering such opinion, WaFd Tax Counsel may require and rely upon the certificates that shall be provided to it by each of WaFd and EverBank pursuant to Section  6.18(b).
(d) Officer’s Certificate. WaFd shall have received a certificate signed on behalf of EverBank by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.
7.3 Conditions to Obligations of EverBank. The obligation of EverBank to effect the Merger is also subject to the satisfaction or waiver by EverBank at or prior to the Effective Time of the following conditions:
(a) Representations and Warranties. The representations and warranties of WaFd set forth in (i) Sections 4.2(a) and 4.9(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date

(except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 4.1(a), 4.1(b) (with respect to WaFd Bank only), 4.2(c) (with respect to WaFd Bank only), and 4.3(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of WaFd set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on WaFd.
(b) Performance of Obligations of WaFd. WaFd shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Officer’s Certificate. EverBank shall have received a certificate signed on behalf of WaFd by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied.
(d) Tax Opinion. EverBank shall have received the opinion of Wachtell, Lipton, Rosen & Katz, or, if Wachtell, Lipton, Rosen & Katz is unable, or declines, to deliver such opinion, of such other tax counsel of nationally recognized standing as determined by EverBank and that is reasonably acceptable to WaFd (“EverBank Tax Counsel”), in form and substance reasonably satisfactory to EverBank, dated as of the Closing Date, to the effect that, on the basis of facts, representations, warranties and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “EverBank Tax Opinion”). In rendering such opinion, EverBank Tax Counsel may require and rely upon the certificates that shall be provided to it by each of WaFd and EverBank pursuant to Section 6.18(b).
ARTICLE VIII

TERMINATION AND AMENDMENT
8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:
(a) by mutual consent of WaFd and EverBank in a written instrument;
(b) by either WaFd or EverBank if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;
(c) by either WaFd or EverBank if the Merger shall not have been consummated on or before September 6, 2027 (the “Termination Date”); provided that (i) (x) if all conditions to Closing set forth in Article VII have been satisfied or waived, as applicable (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Termination Date but (y) the Closing would thereafter occur in accordance with Section 1.2 on a date (the “Specified Date”) that occurs within five (5) business days after such Termination Date, then the Termination Date shall automatically be extended to such Specified Date and the Specified Date shall become the Termination Date for purposes of this Agreement; and (ii) the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the failure of such party to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d) by either WaFd or EverBank (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of EverBank, in the case of a termination by WaFd, or WaFd, in the case of a termination by EverBank, which breach or failure to be true, either individually or in the aggregate, with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by WaFd, or Section 7.3, in the case of a termination by EverBank, and which is not cured by the earlier of the Termination Date and forty-five (45) days following written notice to EverBank, in the case of a termination by WaFd, or WaFd, in the case of a termination by EverBank, or by its nature or timing cannot be cured during such period;
(e) by EverBank prior to the WaFd Approval Time in the event that (i) WaFd materially breaches Section 6.4 or (ii) the Board of Directors of WaFd makes an WaFd Adverse Recommendation Change;
(f) by either EverBank or WaFd if the WaFd Meeting (including any adjournments or postponements thereof) shall have concluded and the WaFd Stockholder Approval shall not have been obtained; or
(g) by WaFd, if EverBank has not delivered the EverBank Written Consent to WaFd within twenty-four (24) hours following the date hereof.
The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.
8.2 Effect of Termination.
(a) In the event of termination of this Agreement by either WaFd or EverBank as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of WaFd, EverBank, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), Section 6.13, Section 6.20 this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither WaFd nor EverBank shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach of any provision of this Agreement occurring prior to termination. “Willful Breach” shall mean a material breach of, or material failure to perform any of the covenants or other agreements contained in this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute such breach of or such failure of performance under this Agreement.
(b) If this Agreement is terminated:
(i) by EverBank pursuant to Section 8.1(e) or by EverBank or WaFd pursuant to Section 8.1(f) at a time when this Agreement was terminable by EverBank pursuant to Section 8.1(e); or
(ii) by EverBank or WaFd pursuant to Section 8.1(f) or Section 8.1(c) without the WaFd Stockholder Approval having been obtained or by EverBank pursuant to Section 8.1(d) and, in either case (A) prior to the time of such termination, a bona fide Acquisition Proposal shall have been publicly disclosed or announced (in each case, and not publicly withdrawn) or made known to the senior management or Board of Directors of WaFd (in each case, and not withdrawn), or any person or group shall have publicly announced (in each case, and not publicly withdrawn) an intention to make an Acquisition Proposal and (B) on or prior to the first anniversary of such termination of this Agreement (1) a transaction with respect to an Acquisition Proposal is consummated or (2) a definitive agreement providing for a transaction with respect to any Acquisition Proposal is entered into by WaFd; provided that, for purposes of this Section 8.2(b)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”;
then, in each case, WaFd shall pay to EverBank (or a person designated by EverBank) in cash at the time specified in the following sentence, a fee in the amount of $101,060,629 (the “Termination Fee”). The Termination Fee shall be payable as follows: (i) in the case of Section 8.2(b)(i), in the event the Termination

Fee is payable in connection with a termination of this Agreement (A) by EverBank, within two (2) business days of such termination and (B) by WaFd, substantially concurrently with, and as a condition to, such termination, and (ii) in the event the Termination Fee is payable under Section 8.2(b)(ii), substantially concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction. Any payment of the Termination Fee shall be made by wire transfer of immediately available funds to an account designated in writing by EverBank. In no event shall WaFd be obligated to pay the Termination Fee on more than one occasion. Any amount not paid when due pursuant to this Section 8.2 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal in effect on the date of such payment.
(c) WaFd acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, EverBank would not enter into this Agreement; accordingly, if WaFd fails promptly to pay the amount due pursuant to this Section  8.2, and, in order to obtain such payment, EverBank commences a suit which results in a judgment against WaFd for the Termination Fee or any portion thereof, WaFd shall pay the costs and expenses of EverBank (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if WaFd fails to pay the amounts payable pursuant to this Section  8.2, then WaFd shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal) on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by WaFd pursuant to Section 8.2(b) and this Section 8.2(c), constitute liquidated damages and not a penalty, and, except in the case of fraud or Willful Breach, shall be the sole monetary remedy of EverBank in the event of a termination of this Agreement specified in such applicable section.
ARTICLE IX

GENERAL PROVISIONS
9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.9 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.
9.2 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of EverBank Stockholder Approval or the WaFd Stockholder Approval; provided, however, that after the receipt of EverBank Stockholder Approval or the WaFd Stockholder Approval, there may not be, without further approval of such stockholders of EverBank or WaFd, as applicable, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties.
9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party hereto, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of EverBank Stockholder Approval or the WaFd Stockholder Approval, there may not be, without further approval of such stockholders of EverBank or WaFd, as applicable, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
9.4 Expenses. Except as otherwise expressly provided in this Agreement, including in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Except as set forth in

Section 2.2(c), subject to the occurrence of the Closing, WaFd will pay or cause to be paid all transfer (including real estate transfer), stamp and documentary Taxes imposed on WaFd, EverBank, the Surviving Corporation or their respective Subsidiaries as a result of the consummation of the Merger.
9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to EverBank, to:

EverBank Financial Corp
301 West Bay Street, 25 Floor
Jacksonville, Florida 32202

Attention:	Mark Baum
E-mail:	[REDACTED]@EverBank.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019

Attention:	Edward D. Herlihy
Mark F. Veblen
Steven R. Green

E-mail:	EDHerlihy@wlrk.com
MFVeblen@wlrk.com
SRGreen@wlrk.com

and

if to WaFd, to:

WaFd, Inc.
425 Pike Street
Seattle, WA 98101

:	Brent J. Beardall,
President and Chief Executive Officer

E-mail:	legal@wafd.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Lee Meyerson
Ravi Purushotham
Louis Argentieri

:	lmeyerson@stblaw.com
rpurushotham@stblaw.com
louis.argentieri@stblaw.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to “Articles,” “Sections,” “Exhibits” or “Schedules,” such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge of EverBank” means the actual knowledge of any of the officers of EverBank listed on Section 9.6 of the EverBank Disclosure Schedule, and the “knowledge of WaFd” means the actual knowledge of any of the officers of WaFd listed on Section 9.6 of the WaFd Disclosure Schedule. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person; provided that in no event shall any portfolio company of any investment fund affiliated with any stockholder of EverBank (each, a “Holder” and, collectively, the “Holders”) be considered to be an affiliate of EverBank or any of its Subsidiaries or of (except for purposes of Section 9.15, Section 9.16 and Section 9.17) any Holder, (d) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives at least one (1) business day prior to the date hereof, (ii) included in the virtual data room of a party at least one (1) business day prior to the date hereof or (iii) filed by a party with the SEC and publicly available on EDGAR at least one (1) business day prior to the date hereof, (e) references to a party’s “stockholders” shall mean, in the case of WaFd, its shareholders, and in the case of EverBank, its stockholders, (f) “ordinary course” and “ordinary course of business” with respect to either party, means conduct consistent with the normal day-to-day customs, practices and procedures of such party. The EverBank Disclosure Schedule and the WaFd Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. No disclosure, representation or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b) and as identified in 12 C.F.R. § 309.6) of a Governmental Entity by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

9.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
9.8 Entire Agreement. This Agreement (including the EverBank Disclosure Schedule, WaFd Disclosure Schedule and other documents and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
9.9 Governing Law; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the law of any other state (except that matters relating to the fiduciary duties of the Board of Directors of WaFd shall be governed by the laws of the State of Washington).
(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.9 in the manner provided for notices in Section 9.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.
9.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING THE MERGER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.9, Section 9.15, Section 9.16 and Section 9.17, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date. Except as provided in Section 6.9, notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.
9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
9.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
9.15 Privileged Matters; Conflicts Waiver.
(a) WaFd, on behalf of itself and its affiliates (including, following the Closing, the Surviving Corporation and its Subsidiaries) (collectively, the “WaFd Related Parties”), hereby waives, and agrees not to allege, any claim that Wachtell, Lipton, Rosen & Katz (the “Identified Counsel”) has a conflict of interest or is otherwise prohibited from representing the Holders or their representatives (collectively, the “Holder Related Parties”) in any post-Closing matter or dispute with any of the WaFd Related Parties related to or involving this Agreement (including the negotiation hereof or the transactions contemplated hereby, even though the interests of one or more of the Holder Related Parties in such matter or dispute may be directly adverse to the interests of one or more of the WaFd Related Parties and even though the Identified Counsel may have represented EverBank in a matter substantially related to such matter or dispute).
(b) WaFd, on behalf of itself and all other WaFd Related Parties, acknowledges and agrees that EverBank’s attorney-client privilege, attorney work product protection and expectation of client confidence involving the transactions contemplated by this Agreement (but not general business matters of EverBank, to the extent they are governed by Section 9.15(c)), and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by the Holders and their affiliates, and may be waived only with the written consent of each Holder. WaFd acknowledges and agrees that (i) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by WaFd or the Surviving Corporation upon consummation of the Closing;

and (ii) in the event of a dispute between WaFd or any of its affiliates (including the Surviving Corporation and its Subsidiaries following the Closing), on the one hand, and a third party, on the other hand, or any other circumstance in which a third party requests or demands that the Surviving Corporation produce privileged materials or attorney work product of the Holders or their affiliates, WaFd shall cause the Surviving Corporation to assert such attorney-client privilege to prevent disclosure of privileged materials or attorney work product to such third party; provided that the Surviving Corporation may not waive such privilege without the prior written consent of a majority (by shareholders in EverBank) of the Holders.
(c) WaFd acknowledges and agrees that the attorney-client privilege, attorney work product protection and expectation of client confidence involving general business matters of EverBank arising prior to the Closing that belong to both the Holders and their affiliates, on the one hand, and EverBank, on the other hand, shall be subject to a joint privilege and protection between such parties, which parties shall have equal right to assert all such joint privilege and protection and no such joint privilege or protection may be waived by (i) any Holder or its affiliates without the prior written consent of EverBank; or (ii) by the Surviving Corporation without the prior written consent of each Holder.
(d) This Section 9.15 is for the benefit of the Holders, the Holder Related Parties and the Identified Counsel, and the Holder Related Parties and the Identified Counsel are express third party beneficiaries of this Section 9.15. This Section 9.15 shall be irrevocable, and no term of this Section 9.15 may be amended, waived or modified, except in accordance with Section 9.2 or Section 9.3, as the case may be, and with the prior written consent of the Holder Related Party affected thereby and the Identified Counsel, as applicable. This Section 9.15 shall survive the Closing and shall remain in effect indefinitely.
9.16 No Recourse. All claims, obligations, liabilities, or causes of action (whether at law, in equity, in contract, in tort or otherwise) that may be based on, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the parties that are expressly identified in the preamble to this Agreement (the “Contracting Parties”). No person who is not a Contracting Party, including any third party beneficiary pursuant to Section 9.11, any affiliate of any Contracting Party and any of their respective former, current or future direct or indirect general or limited partners, stockholders, managers, management companies, portfolio companies, equity holders, controlling persons, members, agents, incorporators, trustees or representatives of, and any advisor or lender to, any of the foregoing (collectively, the “Non-Party Affiliates”), shall have any liability (whether in law or in equity, whether in contract or in tort or otherwise) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to, this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, including any alleged non-disclosure or misrepresentations made by any such person or as a result of the use or reliance on any information, documents or materials made available by or on behalf of any such person, and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach against any such Non-Party Affiliates. The parties agree that the Non-Party Affiliates are express third party beneficiaries of this Section 9.16.
9.17 Release. Effective as of the Closing, except for any rights or obligations under this Agreement, WaFd, on behalf of itself and each of its Subsidiaries (including the Surviving Corporation and its Subsidiaries following the Closing) and each of its and their respective past, present or future officers, directors, employees, agents, general or limited partners, managers, management companies, members, stockholders, equityholders, controlling persons, representatives or affiliates, or any heir, executor, administrator, successor or assign of any of the foregoing (each, a “Releasing Party” and, together, the “Releasing Parties”), hereby (subject to the provisions contained in this Section 9.17) irrevocably and unconditionally releases and forever discharges the Holders, any of their former, current or future affiliates (excluding the Surviving Corporation and its Subsidiaries), or any of their or their affiliates’ respective former, current or future direct or indirect general or limited partners, stockholders, managers, management companies, portfolio companies, equity holders, controlling persons, members, agents, incorporators, trustees or representatives, or representatives of any of the foregoing (including the Identified Counsel and any managers, directors, or officers of EverBank or any of its Subsidiaries appointed by any of the Holders) (each, a “Released Party” and, together, the “Released Parties”), respectively, from the Released Matters. From and after the Closing, no Releasing Party shall bring any action against any Released Party, whether in law or in equity, in contract, tort or otherwise, with respect to any of the rights or claims waived and released by the Releasing Parties hereunder. WaFd, on behalf of itself and each WaFd Releasing Party, hereby represents that it has not voluntarily or involuntarily assigned or transferred or purported to assign or transfer to any person any Released Matters. The invalidity or unenforceability of any part of this Section 9.17 shall not affect the validity or enforceability of the remainder of this Section 9.17, which shall remain in full force and effect. The parties agree that the Released Parties are express third party beneficiaries of this Section 9.17. For the purposes of this Agreement, “Released Matters” means any and all actions, causes of action, executions, judgments, duties, debts, dues, accounts and claims and demands whatsoever, whether in law or in equity (whether based upon contract, tort or otherwise and whether absolute or contingent, liquidated or unliquidated, known or unknown, determined, determinable or otherwise), which the Releasing Parties may have against each of the Released Parties, now or in the future, in each case in respect of any cause, matter or thing to the extent arising from its direct or indirect ownership of any equity interest in EverBank or any of its Subsidiaries, including the operation of EverBank and its Subsidiaries’ respective businesses, the relationship of any of the Holders or their respective affiliates with EverBank or its Subsidiaries or any actions taken or failed to be taken by any of the Released Parties in any such capacity, in each case occurring or arising on or prior to the Closing Date, in each case, excluding (i) in the case of any Person who is an officer, employee or service provider of EverBank or its Subsidiaries, any rights or claims relating to such Person’s engagement or employment by EverBank or its Subsidiaries, (ii) claims for fraud (whether based on common law, statute or otherwise), willful misconduct or gross negligence, (iii) rights or claims under this Agreement, the Shareholders Agreement or any other agreements enter into in connection with the transactions contemplated herein or (iv) rights or claims under commercial agreements or arrangements entered into in the ordinary course of business.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

EVERBANK FINANCIAL CORP

By:	/s/ Greg Seibly
	Name:	Greg Seibly
	Title:	Chief Executive Officer

WAFD, INC.

By:	/s/ Brent Beardall
	Name:	Brent Beardall
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT B
FORM OF AMENDMENT TO BYLAWS OF WAFD, INC.
The Second Amended and Restated Bylaws (the “Bylaws”) of WaFd, Inc. (the “Corporation”) shall be amended as follows, effective as of the Effective Time (as such term is defined in the Agreement and Plan of Merger, dated as of September 6, 2026, by and between the Corporation and EverBank Financial Corp (the “Merger Agreement”)):
The last sentence of Section 4.3 of the Bylaws will be amended and restated as follows: “Notwithstanding anything to the contrary contained in these Bylaws, the number of directors may not be less than five nor more than fifteen; provided that from the Effective Time through the Expiration Time (each as defined below), the number of directors shall be thirteen as set forth in Article IV, Section 4.16 below.”
A new Section 4.16 shall be added to Article IV, as follows:
Section 4.16. Board Composition and Related Matters.
(a) For purposes of these Bylaws:
(i) “Effective Time” has the meaning set forth in the Agreement and Plan of Merger, dated as of September 6, 2026, by and between the Corporation and EverBank Financial Corp (“EverBank”), as the same may be amended from time to time (the “Merger Agreement”);
(ii) “Expiration Time” means the fourth anniversary of the Effective Time;
(iii) “Exchange Rules” means the applicable rules of NASDAQ or such other exchange on which the Corporation’s stock is then listed;
(iv) “Legacy EverBank Directors” shall mean the directors of EverBank who were selected to be directors of the Corporation and the Bank by EverBank as of the Effective Time pursuant to Section 6.19 of the Merger Agreement and any directors of the Corporation or the Bank (as applicable) who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Legacy EverBank Director pursuant to the terms of the Shareholders Agreement or these Bylaws;
(v) “Legacy EverBank Nominating Committee” shall mean a committee of the Board of Directors of the Corporation comprised of all the Legacy EverBank Directors who satisfy the independence requirements (and any other requirements) for nominating committee membership under the applicable Exchange Rules;
(vi) “Legacy WaFd Directors” shall mean the directors of the Corporation who were selected to be directors of the Corporation and the Bank by the Corporation as of the Effective Time pursuant to Section 6.19 of the Merger Agreement and any directors of the Corporation or the Bank (as applicable) who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Legacy WaFd Director pursuant to the terms of the Shareholders Agreement or these Bylaws;
(vii)  “Legacy WaFd Nominating Committee” shall mean a committee of the Board of Directors of the Corporation comprised of all the Legacy WaFd Directors who satisfy the independence requirements (and any other requirements) for nominating committee membership under the applicable Exchange Rules;
(viii) “Major Investor” has the meaning set forth in the Shareholders Agreement;
(ix) “Shareholders Agreement” means that Shareholders Agreement by and among the Corporation and the Investors as set forth therein, dated as of September 6, 2026, as the same may be amended from time to time;
(b) Effective as of the Effective Time and through the Expiration Time:
(i) the Board of Directors and the Board of Directors of the Corporation’s wholly owned subsidiary, EverBank, National Association (the “Bank”) shall consist of thirteen (13) persons;
(ii) the Board of Directors and the Board of Directors of the Bank shall be comprised of seven (7) Legacy EverBank Directors and six (6) Legacy WaFd Directors;

(iii) any vacancy on the Board of Directors and the Board of Directors of the Bank resulting from the cessation of service by any Legacy EverBank Director for any reason (including because of the resignation of such director pursuant to Section 2.1(b) of the Shareholders Agreement) shall be filled in the following manner: (1) if a Major Investor has the right to nominate an individual to fill such vacancy pursuant to the Shareholders Agreement, by such Major Investor pursuant to the terms of the Shareholders Agreement and (2) if no Major Investor has the right to nominate an individual to fill such vacancy pursuant to the Shareholders Agreement, such replacement director (an “Independent EverBank Replacement Director”) shall be:
(1) an independent director (as defined under applicable Exchange Rules) who is not affiliated or associated with any Major Investor; provided that any successor to Mr. Seibly as Chief Executive Officer of the Corporation shall not be required to be an independent director under applicable Exchange Rules; and
(2) selected by a majority vote of the Legacy EverBank Nominating Committee (in which case the Legacy WaFd Directors shall approve the appointment or nomination (as applicable) of such individual to the extent required);
(iv) all vacancies on the Board of Directors and the Board of Directors of the Bank resulting from the cessation of service by any Legacy WaFd Director for any reason shall be filled by a replacement director who shall be:
(1) an independent director (as defined under applicable Exchange Rules); provided that any successor to Mr. Beardall as President of the Corporation shall not be required to be an independent director under applicable Exchange Rules; and
(2) selected by a majority vote of the Legacy WaFd Nominating Committee (in which case the Legacy EverBank Directors shall approve the appointment or nomination (as applicable) of such individual to the extent required).
(v) the Legacy EverBank Nominating Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat held by an Independent EverBank Replacement Director;
(vi) the Legacy WaFd Nominating Committee shall have the exclusive authority to nominate, on behalf of the Board of Directors, directors for election at each annual meeting, or at any special meeting at which directors are to be elected, to fill each seat previously held by a Legacy WaFd Director;
(vii) Mr. Seibly shall continue to serve as Chief Executive Officer of the Corporation and the Bank, and Mr. Beardall shall continue to serve as President of the Corporation and the Bank, in each case, unless any change in role or termination of such service is approved by the affirmative vote of at least two-thirds of the full Board of Directors or Board of Directors of the Bank, as applicable;
(viii) Mr. Radway shall continue to serve as Chairman of the Board of Directors of the Corporation and the Bank, and the selection of any individual to replace Mr. Radway as Chairman of the Board of Directors of the Corporation or the Bank shall require the affirmative vote of at least a majority of the full Board of Directors of the Corporation or the Bank, as applicable, and any such individual shall be an independent director (as defined under applicable Exchange Rules) who is not affiliated or associated with any Major Investor; and
(ix) for so long as Mr. Seibly serves as Chief Executive Officer of the Corporation, he will be renominated to serve as a director of the Corporation and the Bank at the expiration of his term.
(c) In the event of any inconsistency between any provision of this Article IV, Section 4.16 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Article IV, Section 4.16 shall control. Until the Expiration Time, the provisions of this Article IV, Section 4.16 may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted (and any of the foregoing, or any corresponding modification, amendment, repeal or inconsistent provision of the Corporation’s other constituent documents, may be proposed or recommended by the Board of Directors for approval by the shareholders of the Corporation), only by the affirmative vote of at least two-thirds of the full Board of Directors.

EXHIBIT C
AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), dated as of [•], is made by and between EverBank, National Association, a national banking association (“EverBank, N.A.”), and WaFd Bank, a Washington state-chartered bank (“WaFd Bank”).
WITNESSETH:
WHEREAS, EverBank, N.A. is a national banking association, with its main office located in Jacksonville, Florida, all the issued and outstanding capital stock of which is owned directly by EverBank Financial Corp, a Delaware corporation (“EverBank”), and has authorized capital stock consisting of 10,000,000 shares of common stock, par value $0.01 per share;
WHEREAS, WaFd Bank is a Washington state-chartered bank, with its main office located in Seattle, Washington, all the issued and outstanding capital stock of which is owned directly by WaFd, Inc., a Washington corporation (“WaFd”), and has authorized capital stock consisting of 1,000,000 shares of common stock, par value $1.00 per share;
WHEREAS, WaFd and EverBank have entered into an Agreement and Plan of Merger, dated as of September 6, 2026 (as amended and/or supplemented from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, EverBank will merge with and into WaFd (the “Merger”), with WaFd surviving the merger as the surviving corporation;
WHEREAS, contingent upon the Merger, on the terms and subject to the conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of WaFd Bank with and into EverBank, N.A., with EverBank, N.A. surviving the merger (the “Bank Merger”);
WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, and that this Agreement be adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and the Treasury Regulations promulgated thereunder; and
WHEREAS, the board of directors of EverBank, N.A. and the board of directors of WaFd Bank deem the Bank Merger advisable and in the best interests of their respective banks, and have each adopted resolutions authorizing and approving the execution and delivery of this Agreement and the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:
ARTICLE I

BANK MERGER
Section 1.01 The Bank Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), WaFd Bank shall be merged with and into EverBank, N.A. in accordance with the provisions of, and with the effects provided in, applicable law (including 12 U.S.C. § 215a-1, 12 U.S.C. § 1831u, 12 U.S.C. § 1828(c) and Chapters 30A.38 and 30A.49 of the Revised Code of Washington). At the Effective Time, the separate existence of WaFd Bank shall cease, and EverBank, N.A., as the surviving entity in the Bank Merger (the “Surviving Bank”), shall continue its existence under the laws of the United States as a national banking association.
Section 1.02 Effect of the Bank Merger. At and after the Effective Time, the Bank Merger shall have the effects provided in this Agreement and applicable law. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of WaFd Bank and EverBank, N.A. shall vest in the Surviving Bank, and all debts, liabilities and duties of WaFd Bank and EverBank, N.A. shall become the debts, liabilities, and duties of the Surviving Bank. Immediately following the Effective Time, the Surviving Bank shall continue to operate the main office and each of the branches of WaFd Bank existing as of the Effective Time as branches of the Surviving Bank at the officially designated address of each such office or branch and shall continue to operate each of the branches of the Surviving Bank existing at the Effective Time, in each case without limiting the authority under applicable law of EverBank, N.A. or of the Surviving Bank (as applicable) to close, relocate or otherwise make any change regarding any such branch.
Section 1.03 Closing. The closing of the Bank Merger will take place immediately following the Merger, but in no case prior to the date on which all of the conditions precedent to the consummation of the Bank Merger specified in this Agreement shall have been satisfied or duly waived by the party or parties entitled to satisfaction thereof, at such place as is agreed by the parties hereto.
Section 1.04 Effective Time. On the terms and subject to the conditions of this Agreement and subject to applicable law, the Bank Merger shall become effective as set forth in the certification of merger issued by the Office of the Comptroller of the Currency (“OCC”) (the date and time of such effectiveness being herein referred to as the “Effective Time”).
Section 1.05 Articles of Association and Bylaws. The national bank charter, articles of association and bylaws of EverBank, N.A. in effect immediately prior to the Effective Time shall be the national bank charter, articles of association and the bylaws of the Surviving Bank, in each case until amended in accordance with applicable law and the terms thereof.
Section 1.06 Name and Main Office. The name of the Surviving Bank shall be “EverBank, National Association” and the main office of the Surviving Bank shall be at 301 W. Bay Street, Jacksonville, Florida 32202.
Section 1.07 Board of Directors and Officers. Subject to Section 6.19 (Governance Matters) of the Merger Agreement, the directors and officers of EverBank, N.A., in each case immediately prior to the Effective Time, shall, at and after the Effective Time, be the directors and officers, respectively, of the Surviving Bank, such individuals to serve in such capacity until such time as their respective successors shall have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal from office.
Section 1.08 Tax Treatment. For U.S. federal income tax purposes, it is the intention of the parties that the Bank Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall be and is adopted as a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code.
ARTICLE II

TREATMENT OF SHARES
Section 2.01 Effect on WaFd Bank Capital Stock. At the Effective Time, by virtue of the Bank Merger and without any action on the part of the holder of any capital stock of WaFd Bank, all shares of WaFd Bank capital stock issued and outstanding shall be automatically cancelled and retired and shall cease to exist, and no cash, new shares of common stock, or other property shall be delivered in exchange therefor.
Section 2.02 Effect on EverBank, N.A. Capital Stock. Each share of EverBank, N.A. capital stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Bank Merger.
ARTICLE III

COVENANTS
Section 3.01 Further Assurances. If at any time after the closing of the Bank Merger, the Surviving Bank shall reasonably require that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Bank title to any property or rights of WaFd Bank as of the Effective Time or otherwise carry out the provisions hereof, the proper officers and directors of WaFd Bank, as of the Effective Time, and thereafter the officers of the Surviving Bank acting on behalf of WaFd Bank, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Bank and otherwise carry out the provisions hereof.

ARTICLE IV

CONDITIONS PRECEDENT
Section 4.01 The Bank Merger and the respective obligations of each party hereto to consummate the Bank Merger are subject to the fulfillment or written waiver of each of the following conditions prior to the Effective Time:
a. The approval of the OCC under 12 U.S.C. § 215a-1, 12 U.S.C. § 1831u and 12 U.S.C. § 1828(c) with respect to the Bank Merger shall have been obtained and shall be in full force and effect, and all related waiting periods shall have expired; and all other material consents, approvals, permissions, and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Bank Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.
b. The Merger shall have been consummated in accordance with the terms of the Merger Agreement.
c. No jurisdiction, court of competent jurisdiction or governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the Bank Merger.
d. This Agreement and the Bank Merger shall have been approved, or ratified and confirmed, as applicable, by the sole shareholder of each of EverBank, N.A. and WaFd Bank.
ARTICLE V

TERMINATION AND AMENDMENT
Section 5.01 Termination. This Agreement may be terminated at any time prior to the Effective Time by a written instrument executed by each of the parties hereto. This Agreement will terminate automatically without any action by the parties hereto upon the termination of the Merger Agreement as therein provided.
Section 5.02 Amendment. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.
ARTICLE VI

GENERAL PROVISIONS
Section 6.01 Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.
Section 6.02 Nonsurvival of Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement in accordance with Section 5.1.

Section 6.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to EverBank, N.A., to:

EverBank, National Association
301 W. Bay Street, 25 Floor
Jacksonville, FL 32202

Attention:	Mark Baum

E-mail:	[REDACTED]@everbank.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, NY 10019

Attention:	Edward D. Herlihy
Mark F. Veblen
Steven R. Green

E-mail:	EDHerlihy@wlrk.com
MFVeblen@wlrk.com
SRGreen@wlrk.com

and

if to WaFd Bank, to:

WaFd Bank
425 Pike Street
Seattle, WA 98101

Attention:	Brent J. Beardall,
President and Chief Executive Officer

E-mail:	legal@wafd.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Lee Meyerson
Ravi Purushotham
Louis Argentieri

E-mail:	lmeyerson@stblaw.com
rpurushotham@stblaw.com
louis.argentieri@stblaw.com

Section 6.04 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement.
Section 6.05 Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 6.06 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, other than the Merger Agreement.
Section 6.07 Governing Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles, except to the extent that the federal laws of the United States shall be applicable hereto. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
Section 6.08 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 6.09 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 6.10 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WAFD BANK

By:
Name:
Title:

[Signature Page to Bank Merger Agreement]

EVERBANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Bank Merger Agreement]

Annex B
EXECUTION VERSION
SHAREHOLDERS AGREEMENT

BY AND AMONG

WAFD, INC.

AND

THE INVESTORS NAMED HEREIN

Dated as of September 6, 2026

B-i

SCHEDULES AND EXHIBITS

Schedule A	List of Investors
Schedule B	List of Competitors
Exhibit A	Consent of Spouse
Exhibit B	Joinder Agreement

B-ii

SHAREHOLDERS AGREEMENT
This SHAREHOLDERS AGREEMENT is made as of September 6, 2026, by and among WaFd, Inc., a Washington corporation (the “Company”) and the parties listed as “Investor” on the Schedule A (and such other Persons as may hereinafter become parties to or be bound by this Agreement) (each, an “Investor” and collectively, the “Investors”).
WHEREAS, the Company and EverBank Financial Corp, a Delaware corporation (“EverBank”), are parties to an Agreement and Plan of Merger, dated as of September 6, 2026 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, EverBank and the Investors are parties to a Stockholders Agreement, dated as of July 31, 2023 (the “Prior Agreement”), and the Prior Agreement may be amended by the signatories to this Agreement;
WHEREAS, concurrently with the execution of the Merger Agreement, the parties are entering into this Agreement, and, effective as of and conditioned upon the Closing (as defined in the Merger Agreement), this Agreement shall supersede the Prior Agreement and all of the Investors and the Company shall be bound by the terms of this Agreement; and
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Activist Investor” means any Person that (a) has, directly or indirectly through its Affiliates engaged in activist campaigns in the three (3) years prior to the date of any such proposed Transfer in which such Person (i) attempted (pursuant to proxy solicitation, tender or exchange offer or other means) to obtain a seat on the board of directors (or similar governing body) of a company or (ii) undertook public efforts to effect a significant change within a company or (b) holds itself out publicly to be an activist investor.
“Adverse Disclosure” means public disclosure of material nonpublic information that, in the good-faith judgment of the board of directors of the Company, after consultation with independent outside counsel to the Company, (a) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing of such registration statement or report; and (c) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. Notwithstanding the foregoing, (a) the Company and its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Sponsor, Major Investor, Investor or any of their respective Affiliates (except the Company and its Subsidiaries and other controlled Affiliates shall be considered Affiliates of each other), and (b) none of the Sponsors or Major Investors shall be considered Affiliates of (i) any portfolio company in which such Sponsor or Major Investors or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any other Sponsor (other than, in the case of any Major Investor, the Sponsor that controls it) or any other Major Investor (other than a Major Investor controlled by the same Sponsor).
“Agreement” means this Shareholders Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms herein.
“Applicable Employee/Director” means, with respect to any Management Investor that (a) is an employee, director, consultant or other service provider of the Company or any of its Subsidiaries, such employee, director, consultant or other service provider, and (b) is not an employee, director, consultant or other service provider of the Company or any of its Subsidiaries, the employee, director, consultant or other service provider of the Company or any of its Subsidiaries with respect to whom such Management Investor was a Transferee at the time such Management Investor became the beneficial owner of any Company Shares.

“Applicable Exchange” means the New York Stock Exchange, the Nasdaq Stock Market or any successor to any of the foregoing.
“associated funds” means, in the case of any Major Investor, any investment or similar fund managed or controlled by the Sponsor controlling such Major Investor.
“Bayview” means Bayview Asset Management, LLC.
“Bayview Holders” means Neptune Holdings BOF-MSR, LLC and Neptune Holdings BOF-VII, LLC.
“Bayview Investors” means the Bayview Holders and any of their Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
“Back Leverage” means the (a) incurrence of indebtedness (including any loan, fund financing, back leverage or other debt financing arrangement) by a Major Investor (or an Affiliate thereof) from any bona fide financial institution, fund finance lender or other institutional lender or any of its Affiliates, including the incurrence of indebtedness to refinance or replace indebtedness described in this clause (a), and (b) granting of liens by the Major Investor to secure payment of such indebtedness, including on Company Shares. For the avoidance of doubt, (x) “Back Leverage” is not intended to permit lending of Company Shares or any hedging or derivative transactions intended to transfer the economic risks or benefits of the Company Shares to a third party, in each case in violation of Section 3.1(a) and (y) the foregoing clause (x) shall not limit or restrict the grant of any pledge, hypothecation, lien, security interest or other encumbrance on, or with respect to, any Company Shares (or any legal, economic or beneficial interest therein) by any Major Investor (or any Affiliate thereof) in connection with any Back Leverage.
“beneficial ownership” and “beneficially own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (a) no Investor shall be deemed to beneficially own any Company Shares held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition), and (b) with respect to any Company Shares held by an Investor that are exercisable for, convertible into or exchangeable for Company Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Company Shares shall not be deemed to be beneficially owned by such Investor unless, until and to the extent such Company Shares have been exercised, converted or exchanged and such consideration has been delivered by such Investor to the Company or such Subsidiary.
“BHC Act” means the Bank Holding Company Act of 1956.
“Board” means the Board of Directors of the Company.
“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by Law to be closed in New York, New York.
“CIBCA” means the Change in Bank Control Act of 1978.
“Closing” has the meaning set forth in the Merger Agreement.
“Common Shares” means the common stock, par value $1.00 per share, of the Company (and any shares resulting from any stock split, reverse stock split or similar combination or adjustment with respect to the Common Shares).
“Company Options” means a stock option in respect of Company Shares granted pursuant to the Equity Incentive Plan or otherwise.
“Company Shares” means the Common Shares and the Preferred Shares.
“Competitors” means each of the entities listed on Schedule B, in each case together with each of its Affiliates that is clearly identifiable as such, which such list of Competitors may be updated in good faith from time to time, with at least five (5) Business Days’ advance notice to the Major Investors, by the Board (with any Director appointed by a Major Investor to recuse themselves from such decision if it is made in connection with such Major Investor seeking to sell Company Shares to an entity that is being proposed to be removed from the list of Competitors), to include additional or replacement regional banks that are (a) subject by Law to supervision and examination by a U.S. federal or state authority having supervision over banking institutions and (b) competitors of the Company; provided that no addition of an entity to such list shall be effective with respect to a Major Investor if such Major Investor, its Investor Director or a majority of the Investor Directors have not approved such addition.

“Consent of Spouse” means a consent of spouse substantially in the form of Exhibit A attached hereto or otherwise acceptable to the Company.
“control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing.
“Director” means a member of the Board.
“Equity Incentive Plan” means the Company’s Management Equity Incentive Plan and any amendment or successor plan.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Fair Market Value” of any Company Share, as of any date of determination, means, except to the extent otherwise provided in this Agreement, the Equity Incentive Plan, any Individual Agreement or any other agreement pursuant to which such Common Shares were issued or any other agreement between an Investor and the Company that provides for any terms of such Common Shares or the rights of such Investor in relation thereto, for so long as the Company Shares are listed on Nasdaq or another national exchange, the volume-weighted average price of the Company Shares as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) for the ten (10) trading day period ending the day before the date of determination or otherwise, the fair market value of such Common Shares on such date as determined by mutual agreement of the Company and the applicable Investor. If the Company and the applicable Investor cannot agree within ten (10) Business Days after commencement of discussions to determine such fair market value, (a) each of the Company and the applicable Investor shall have the right to initiate a process whereby each such party shall appoint one (1) independent nationally recognized valuation firm and such two valuation firms shall jointly appoint a third independent nationally recognized valuation firm (the “Appraiser”), (b)  each of the Company and the applicable Investor shall, within five (5) Business Days of the engagement of the Appraiser, submit to the Appraiser its proposed fair market value of the Company Shares for which the Company and the applicable Investor were unable to reach agreement (together with reasonable supporting detail), (c) the Appraiser shall promptly determine the fair market value of such Company Shares within the range of submissions by the Company and the applicable Investor and (d) the fees, costs and expenses of the Appraiser shall be borne (and paid or reimbursed) by the party whose proposed fair market value (as contemplated by the foregoing clause (b)) of such Company Shares was furthest away from the fair market value of such Company Shares as determined by the Appraiser (or equally in the case that the Appraiser’s determination of fair market value is the midpoint of the range between the Company’s and the applicable Investor’s proposed amounts).
“Federal Reserve” means the Board of Governors of the Federal Reserve.
“FINRA” means the Financial Industry Regulatory Authority.
“Governmental Authority” means any domestic or foreign or U.S. federal, state, local or municipal government (including any subdivision, court, tribunal or judicial or arbitral body, administrative agency, regulatory agency or body or commission or other authority thereof), or any quasi-governmental body exercising any regulatory, importing or other governmental or quasi-governmental authority, including any Taxing Authority and any government-sponsored enterprise.
“Holder” means each record owner of any Registrable Securities from time to time.
“Individual Agreement” means an employment, consulting or similar agreement or award agreement (including an award agreement under the Equity Incentive Plan) between a Management Investor and the Company or any of its Affiliates.
“Joinder Agreement” means a joinder agreement for any Permitted Transferee or for any person being properly assigned rights and obligations under Article IV pursuant to the terms hereof that is entered into in accordance with this Agreement substantially in the form of Exhibit B attached hereto or otherwise acceptable to the Company.
“Law” means any applicable (a) federal, state, local, municipal or foreign law, (b) statute, code, constitution, treaty, ordinance, rule or regulation of a Governmental Authority or (c) order, injunction, judgment, decree, ruling, writ or similar requirement enacted, adopted, promulgated or applied by any Governmental Authority.

“Loss” means, with respect to a Person, any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever, including attorneys’ fees, costs and expenses of defense, appeal and settlement of any proceedings instituted or threatened to be instituted against that Person and all other costs incurred in connection therewith.
“Major Investors” means Stone Point Investors, Warburg Investors, Reverence Investors, Sixth Street Investors, Bayview Investors and the TIAA Investors.
“Management Investor” means (a) (i) a Person who is listed on, and an individual who beneficially owns the shares of a Person listed on, Schedule A to this Agreement under the heading “Management Investors” or (ii) an individual who has become a party to this Agreement and is a director, employee, consultant or other service provider of the Company or any of its Subsidiaries at the time he or she is a party to this Agreement for so long as he or she beneficially owns Company Shares or any rights to acquire Company Shares and (b) any Permitted Transferee of any Person identified in the immediately foregoing clause (a) for so long as such Permitted Transferee beneficially owns Company Shares or any rights to acquire Company Shares.
“Marketed” means the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least forty-eight (48) hours.
“Merger” means the merger of EverBank with and into the Company pursuant to the Merger Agreement.
“Nasdaq” means The Nasdaq Stock Market LLC.
“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable registration statement.
“Permitted Transfer” means (a) a Transfer by an Investor to a Permitted Transferee of such Investor (provided that a Transfer that is described in clause (x) of, but is not a Permitted Transfer pursuant to, the immediately following clause (b) shall not be a Permitted Transfer pursuant to this clause (a)), or (b) in the case of an Investor who is not a natural person, (x) a Transfer of equity interests in such Investor or in one of its parent entities, or in the case of a Major Investor, a Transfer to one (1) or more of its affiliated investment funds or aggregation entities that is advised, sponsored or controlled by the investment manager of the Major Investor or an Affiliate thereof, that (y) in each case of this clause (b), is in a transaction that does not substantially alter the ultimate economic beneficial ownership of the Transferred Common Shares or other interests (provided that in the event of any subsequent transaction that does substantially alter the ultimate economic beneficial ownership of any of the Transferred Common Shares or interests, such transaction will not be permitted unless it is itself a Permitted Transfer) and is not designed to provide liquidity to the original investors in the applicable Major Investor, but excluding Transfers to successor, extension or continuation funds or other similar funds or vehicles; provided that, in each case of clauses (a) and (b), (i) the applicable transferee (A) is not a Competitor, a Sanctioned Person or other Person that would (based on the advice of counsel to the Company after consideration of any mitigating measures) pose material regulatory risks to the Company and (B) executes a Joinder Agreement concurrently with such Transfer, (ii) such Transfer does not result in any default under indebtedness of the Company or any of its Subsidiaries and (iii) such Transfer would not reasonably be expected to result in the transferee being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve).
“Permitted Transferee” means, (a) as to any Transferring Investor, any of its Affiliates (provided that such Affiliate remains an Affiliate following the Transfer), and (b) in the case of an Investor who is a natural person, any estate planning vehicle established for the benefit of such natural person or such natural person’s immediate family members (provided that such Investor retains control over the Transferred Common Shares).
“Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a government, state or agency of a state or a Governmental Authority.
“Preferred Shares” means shares of the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of the Company.
“Prior Agreement Date” means July 31, 2023.

“Recapitalization Transaction” means any transaction, or series of related transactions, (i) in which one or more classes of securities issued by the Company or any of its direct or indirect Subsidiaries are, in whole or in part on a pro rata basis among all holders of such securities, converted into, or exchanged for, securities issued by the Company or any of its direct or indirect Subsidiaries, any newly formed parent of the Company and/or any Affiliated Person of the Company (any of the foregoing, an “Issuing Person” of a Recapitalization Transaction) and (ii) that does not disproportionately and materially adversely affect any Major Investor.
“Registrable Securities” means any Company Shares (including any issuable or issued upon exercise, exchange or conversion of any securities exercisable, exchangeable or convertible into Company Shares) acquired by the Investors in the Merger or by their Permitted Transferees or other Transferees in accordance with Section 6.6 and any securities that may be issued or distributed or be issuable in respect of any such Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a registration statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (b) such Registrable Securities have been sold pursuant to Rule 144 and the restrictive legends on such shares have been removed, (c) such Registrable Securities are no longer subject to the terms and conditions of this Agreement, (d) such Registrable Securities have been transferred and unlegended certificates for such Registrable Securities have been issued such that the Registrable Securities can thereafter be sold without Registration or (e) held by any Person who, together with such Person’s Affiliates, beneficially owns less than one percent (1%) of the outstanding Common Shares and has satisfied the holding period requirement pursuant to Rule 144(d).
“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a registration statement, including pursuant to the exercise of the registration rights set forth herein. The term “Register” shall have a correlative meaning.
“Restated Articles” means the Third Restated Articles of Incorporation of the Company.
“Restrictive Covenants” means any covenants not to disclose confidential or proprietary information or trade secrets of, not to solicit or hire employees, consultants or other service providers of, not to solicit clients, customers or other business relations of, not to disparage, and not to compete or interfere with the business of, the Company or any of its Affiliates, by which the Management Investor may be bound under any Individual Agreement to which the Management Investor is a party or under this Agreement.
“Reverence” means Reverence Capital Partners, LP.
“Reverence Holder” means RCP Neptune Holdings LP.
“Reverence Investors” means the Reverence Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.
“Sale Transaction” means (a) a transaction or series of related transactions in which a Person or a group acquires more than fifty percent (50%) of the outstanding Common Shares (excluding from this clause (a) any Business Combination or Recapitalization Transaction), (b) any direct or indirect acquisition of the Company by means of merger, consolidation, exchange or contribution of equity, or other form of entity reorganization in one or a series of related transactions with or into another entity (a “Business Combination”) unless, immediately following such transaction, the direct and indirect beneficial owners of the Common Shares immediately prior to such transaction own directly or indirectly securities or other equity interests representing more than fifty percent (50%) of the voting power of the surviving entity or its direct or indirect parent holding entity in substantially the same proportion as such owners owned Common Shares immediately prior to such transaction (excluding from this clause (b) any Recapitalization Transaction), or (c) a direct or indirect sale, transfer or other disposition (other than a pledge or grant of a security interest to one or more bona fide lenders) of all or substantially all of the consolidated assets of the Company.
“Sanctioned Person” means any Person that is the target of Sanctions Laws, including (a) any Person listed in any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control or

other U.S. or non-U.S. Sanctions Authority under Sanctions Laws, (b) any Person located, organized or resident in a country or territory subject to comprehensive sanctions (as of the Closing, Cuba, Iran, North Korea, Syria, the Crimea region and the so-called Donetsk and Luhansk People’s Republics but subject to such changes as take place over time) or (c) any Person that is the target of Sanctions Laws as a result of being fifty percent (50%) or more owned or, where relevant under applicable Sanctions Laws, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means (a) the United States and its Governmental Authorities, including the Office of Foreign Assets Control of the United States Treasury Department, the Bureau of Industry and Security within the U.S. Department of Commerce (or any successor thereto) or the U.S. Department of State (or any successor thereto), (b) the European Union and its Governmental Authorities and relevant member states, (c) the United Nations Security Council, as its resolutions and actions are implemented and enforced by relevant member states, or (d) the United Kingdom and its Governmental Authorities, including His Majesty’s Treasury (or any successor thereto).
“SEC” means the U.S. Securities and Exchange Commission or any successor agency.
“SEC Restricted Securities” means all Common Shares other than (a) Common Shares, the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) Common Shares, with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 and the restrictive legends on such Common Shares have been removed, or (c) Common Shares, with respect to which the holder thereof shall have delivered to the Company (i) an opinion of counsel in form and substance reasonably satisfactory to the Company, delivered by counsel reasonably satisfactory to the Company, (ii) a “no-action” letter from the SEC, or (iii) such other evidence as may be reasonably satisfactory to the Company, in each case to the effect that subsequent transfers of such Common Shares may be effected without registration under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Service Recipient” means, with respect to a Management Investor, the Company or Subsidiary of the Company by which such Management Investor (or the Applicable Employee/Director with respect to such Management Investor) is, or following a Termination was most recently, principally employed or to which such Management Investor (or the Applicable Employee/Director with respect to such Management Investor) principally provides, or following a Termination was most recently principally providing, services, as applicable.
“Shelf Registration” means a Registration effected pursuant to Section 4.2.
“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a registration statement on Form S-3, on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable, and, in each case, all amendments and supplements to such registration statement, including pre- and post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
“Sixth Street” means Sixth Street Partners LLC.
“Sixth Street Holder” means Thalassa Investments, L.P.
“Sixth Street Investors” means the Sixth Street Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
“Specified Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable registration statement, which Holder is a Minimum 3% Holder.
“Sponsors” means Stone Point, Warburg, Reverence, Sixth Street and Bayview.
“Stone Point” means Stone Point Capital LLC.

“Stone Point Holder” means Trident Neptune Holdings LP.
“Stone Point Investors” means the Stone Point Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
“Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.
“Tagged Shares” means the Common Shares being sold by a Tagging Person in the Tag-Along Trigger Sale.
“Tax” means all federal, state, local or non-U.S. income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security, workers’ compensation, disability, estimated, excise, severance, environmental, capital, stamp, occupation, premium, property (real or personal), real property gains, value added, intangibles, windfall profits, alternative or add-on minimum, customs, duties or other taxes or assessments, levies, imposts, tariffs or charges in the nature of a tax imposed by any Governmental Authority, together with any interest, additions, penalties or additional amounts with respect thereto.
“Taxing Authority” means any Governmental Authority responsible for the assessment, imposition, administration or collection of any Tax.
“Termination” means, with respect to a Management Investor, the termination of such related Applicable Employee/Director’s employment or services, as applicable, with the Service Recipient.
“TIAA” means Teachers Insurance and Annuity Association of America.
“TIAA Investors” means TIAA and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
“Transfer” means, with respect to any Common Share, any direct or indirect (but not including fund-level transfers by limited partners of a Sponsor’s private equity funds) sale, loan, exchange, assignment, pledge, hypothecation, gift or other transfer, disposition of or encumbrance of such Common Share or any legal, economic or beneficial interest in such Common Share (including any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Investor or someone other than the Investor), whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Company Shares or other securities, in cash or otherwise), in each case, whether held in its own right or by its representative, whether voluntary or involuntary or by operation of Law and whether by merger, consolidation, sale of assets, sale of equity, public offering or otherwise; provided that, notwithstanding anything to the contrary herein, none of the following shall constitute a “Transfer” for any purpose under this Agreement (collectively, “Permitted Back Leverage Transactions”): (a) the grant of any pledge, hypothecation, lien, security interest or other encumbrance on, or with respect to, any Company Shares (or any legal, economic or beneficial interest therein) by any Major Investor (or any Affiliate thereof) in connection with any Back Leverage, or the entry into, amendment, extension, refinancing or replacement of any Back Leverage or any agreements arrangements or documentation related thereto, or (b) any transfer of, or foreclosure or other realization upon, any Company Shares (or any legal, economic or beneficial interest therein) by or to any lender, counterparty, agent, custodian or other secured party (or its designee) under any Back Leverage pursuant to the exercise of remedies under, or any other enforcement of, such Back Leverage (including any sale in lieu of foreclosure, strict foreclosure, or transfer to a nominee or custodian in connection therewith, or any subsequent sale, transfer or other disposition by any such lender, counterparty, agent, custodian, secured party or designee of any Company Shares acquired in connection with such exercise of remedies or enforcement). For the avoidance of doubt, the term “Transfer” shall include a Transfer that is described in clause (b)(x) of the definition of the term “Permitted Transfer.” The terms “Transferred,” “Transferee,” “Transferability,” and “Transferring” shall have meanings correlative to the foregoing.
“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public (including by means of a block trade or “overnight” offering).
“Warburg” means Warburg Pincus LLC and its Subsidiaries.
“Warburg Holder” means WP Neptune Acquisition LLC.
“Warburg Investors” means the Warburg Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.
Section 1.2. Definitions; Cross-References.

3% to 6% Holder	Section 4.1(a)(i)(B)
Additional Observer	Section 2.1(d)(ii)
Additional Observer Ownership Threshold	Section 2.1(d)(ii)
Appraiser	See definition of Fair Market Value, Section 1.1
Board Ownership Threshold	Section 2.1(b)
Business Combination	See definition of Sale Transaction, Section 1.1
Call Event	Section 3.4(a)
Call Exercise Date	Section 3.4(a)
Call Right	Section 3.4(a)
Call Right Notice	Section 3.4(a)
Callable Equity	Section 3.4(a)
Company	Preamble
Confidential Information	Section 2.2(a)
controlled	See definition of control, Section 1.1
controlling	See definition of control, Section 1.1
Demand Notice	Section 4.1(d)
Demand Period	Section 4.1(c)
Demand Registration	Section 4.1(a)(ii)
Demand Registration Statement	Section 4.1(a)(ii)
Demand Suspension	Section 4.1(e)
Demanding Party	Section 4.1(a)(ii)
EverBank	Recitals
First Release Date	Section 3.1(a)(i)
Full Release Date	Section 3.1(a)(iv)
Identified Persons	Section 2.3(a)
Initiating Person	Section 4.3(b)(ii)
Investor	Preamble
Investor Directors	Section 2.1(a)(v)
Investors	Preamble
Issuer Agreement	Section 3.2(a)
Issuing Person	See definition of Recapitalization Transaction, Section 1.1
Long-Form Registration	Section 4.1(a)(ii)
Merger Agreement	Recitals
Minimum 3% Holders	Section 4.1(a)(i)(B)
Minimum 6% Holder	Section 4.1(a)(i)(A)
Nomination Period	Section 2.1(a)
Non-Controlling Investor Status	Section 2.5

Observer	Section 2.1(d)(i)
Observer Ownership Threshold	Section 2.1(d)(i)
Permitted Back Leverage Transactions	See definition of Transfer, Section 1.1
Piggyback Registration	Section 4.3(a)
Prior Agreement	Recitals
Proposed Transferee	Section 3.3(a)
Public Sale	Section 4.3(a)
Register	See definition of Registration, Section 1.1
Registration Expenses	Section 4.8
Registration Request	Section 4.1(d)
Related Holder	Section 6.11(g)
Representative	Section 2.2(a)
Reverence Director	Section 2.1(a)(iii)
Selling Investor	Section 3.3(a)
Separation Agreement	Section 2.2 (c)
Shelf Notice	Section 4.2 (c)
Shelf Period	Section 4.2(b)
Shelf Registration Amount	Section 4.2(a)
Shelf Suspension	Section 4.2(d)
Short-Form Registration	Section 4.1(a)(ii)
Sixth Street Director	Section 2.1(a)(iv)
Stone Point Director	Section 2.1(a)(i)
Tag-Along Participation Notice	Section 3.3(b)
Tag-Along Sale Cap	Section 3.3(a)
Tag-Along Sellers	Section 3.3(a)
Tag-Along Trigger Sale	Section 3.1 (c)
Tagging Persons	Section 3.3(a)
TIAA Director	Section 2.1(a)(v)
Transfer Notice	Section 3.3(a)
Transferability	See definition of Transfer, Section 1.1
Transferee	See definition of Transfer, Section 1.1
Transferred	See definition of Transfer, Section 1.1
Transferring	See definition of Transfer, Section 1.1
Warburg Director	Section 2.1(a)(ii)

Section 1.3. General Interpretive Principles.
(a) The meanings of defined terms are equally applicable to the singular and plural forms of such defined terms.
(b) (i) The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) Section, Exhibit and Schedule references are to this Agreement, in the case of each of clauses (i) and (ii) unless otherwise specified.
(c) The term “includes” or “including” is not limiting and means “including without limitation.” The term “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if.” The term “any” shall mean “any and all” and the term “or” is used in the inclusive sense of “and/or.”
(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
(f) “Dollars” and “$” shall mean United States Dollars.

(g) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and shall be counted starting with the day immediately following the date from which such number of days is to be counted. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
(h) Unless otherwise expressly provided in this Agreement or under applicable Law, any action taken or determination made by the Board may be taken or made in the Board’s sole and absolute discretion.
Section 1.4. Amendment and Restatement. Effective as of and conditioned upon the Closing, this Agreement amends, restates and supersedes in its entirety the Prior Agreement.
ARTICLE II

GOVERNANCE AND ADDITIONAL AGREEMENTS
Section 2.1. Board of Directors.
(a) Board of Directors. Upon the consummation of the Merger, the Company will cause the Board to be constituted as provided in Section 6.19 of the Merger Agreement. From and after the consummation of the Merger until the fourth anniversary of the consummation of the Merger (the “Nomination Period”), and in accordance with the procedures set forth in the Restated Articles, the Second Amended and Restated Bylaws of the Company (as amended) and the provisions of this Section 2.1 (including satisfaction of the Board Ownership Threshold), the Board shall (i) include in the Company’s slate of director nominees and recommend to its shareholders that its shareholders vote in favor of electing to the Board at the Company’s annual meeting and (ii) use reasonable best efforts to have elected as a director of the Company, including that the Company shall solicit proxies for each such person to the same extent as it does for any other nominee of the Board to the Board:
(i) one (1) Director nominated by the Stone Point Investors (the “Stone Point Director”);
(ii) one (1) Director nominated by the Warburg Investors (the “Warburg Director”);
(iii) one (1) Director nominated by the Reverence Investors (the “Reverence Director”);
(iv) one (1) Director nominated by the Sixth Street Investors (the “Sixth Street Director”); and
(v) one (1) Director nominated by the TIAA Investors (the “TIAA Director” and, together with the Stone Point Director, the Warburg Director, the Reverence Director and the Sixth Street Director, the “Investor Directors”).
(b) Board Ownership Threshold. During the Nomination Period, for so long as a Major Investor owns (i) a number of Common Shares that is equal to or greater than 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares affecting the number of outstanding shares of the Company) (the “Board Ownership Threshold”), such Major Investor shall have the right (but not the obligation) to nominate one (1) Director, which will be such Major Investor’s Investor Director, and (ii) a number of Common Shares that is less than the Board Ownership Threshold, such Major Investor shall not have the right to nominate such Major Investor’s Investor Director. In the event that a Major Investor no longer has the right to nominate such Major Investor’s Investor Director pursuant to this Section 2.1(b) as a result of such Major Investor reducing its ownership of Common Shares below the Board Ownership Threshold, such Major Investor’s Investor Director shall resign (with each such Investor Director to execute and deliver to the Board in connection with their appointment as an Investor Director an irrevocable resignation letter providing that he or she will resign effective on such date following such Major Investor falling below the Board Ownership Threshold that the earlier of the following occurs: (x) ten (10) Business Days following written notice from the Company to the applicable Major Investor that such Major Investor has fallen below the Board Ownership Threshold, unless such Major Investor has commenced a proceeding in respect of such determination or (y) the applicable Major Investor’s written confirmation to the Company that it has fallen below the Board Ownership Threshold). No Major Investor shall nominate any Director or otherwise act, in each case, in a manner inconsistent with this Section 2.1.

(c) Resignation; Removal; Vacancies.
(i) Any Investor Director may resign at any time by delivering his or her resignation in writing or electronic transmission to the Company, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.
(ii) If there is a vacancy on the Board in respect of an Investor Director due to such Investor Director’s resignation, removal, death or disqualification and the relevant Major Investor has the right to nominate an individual to fill such vacancy and does so, then the Board shall promptly cause the appointment of such nominee to fill such vacancy.
(iii) With respect to the first vacancy on the Board created as a result of a Major Investor with the right to nominate an Investor Director ceasing to own the Board Ownership Threshold, if at such time the Bayview Investors own the Board Ownership Threshold then the Company shall promptly cause the election or appointment of the Observer designated by Bayview as a Director, whereupon the Observer designated by Bayview shall be deemed to be an Investor Director for all purposes of this Agreement and the Bayview Investors shall have the nomination rights set forth in, and subject to the requirements (including ownership requirements) of, this Section 2.1.
(iv) If at any time any Investor Director would constitute twenty-five percent (25%) or more of the Directors then serving on the Board (disregarding any vacancies that may then exist), the Company shall cause a number of vacancies to be filled in accordance with Section 5.4 of the Restated Articles (and in the event of a vacancy that a particular Major Investor has a nomination right with respect to, the applicable Major Investor shall use reasonable best efforts to fill such vacancy) as soon as reasonably practicable so as to ensure that no Investor Director constitutes twenty-five percent (25%) or more of the Directors then serving on the Board.
(d) Board Observers.
(i) During the Nomination Period, for so long as each Major Investor owns (i) a number of Common Shares that is equal to or greater than (A) 1.5% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) (the “Observer Ownership Threshold”) but under the Board Ownership Threshold or (B) the Board Ownership Threshold and such Major Investor’s Investor Director is independent and not affiliated or associated with any Major Investor, such Major Investor shall have the right (but not the obligation) to designate one (1) observer to the Board (an “Observer”), who shall have the right to be an observer to any committee of the Board, and (ii) a number of Common Shares that is less than the Observer Ownership Threshold, such Major Investor shall not have the right to designate any Observer. Each Major Investor may replace its Observer at any time.
(ii) During the Nomination Period, for so long as the Major Investors collectively own (i) a number of Common Shares that is equal to or greater than 15% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) (the “Additional Observer Ownership Threshold”), the Major Investors (acting by majority of Common Shares then held by the Major Investors) shall have the right (but not the obligation) to designate (x) one (1) observer to the Board (the “Additional Observer”) who shall have all of the rights of an Observer, including to be an observer to any committee of the Board, and (ii) a number of Common Shares that is less than the Additional Observer Ownership Threshold, the Major Investors shall not have the right to designate an Additional Observer pursuant to this Section 2.1(d)(ii). The Major Investors (acting by majority of Common Shares then held by the Major Investors) may replace the Additional Observer at any time.
(iii) Each Observer shall be entitled to attend any meeting of the Board or Committee in a non-voting capacity, except (i) to the extent attendance at any such meeting would reasonably be expected to jeopardize the attorney-client privilege, (ii) to the extent attendance at any such meeting would reasonably be expected to cause confidential supervisory information prepared by, on behalf of, or for the use of financial regulatory agencies having jurisdiction over the Company or any of its Subsidiaries that is not permitted to be shared under applicable Law to be shared with or disclosed to such Observer or (iii) to the extent that the Board determines in good faith that the Observer has a conflict of interest with respect to the business of such meeting that cannot be appropriately managed through the Observer’s confidentiality obligations. Each Observer shall be entitled to receive written notice of any meeting of the Board or Committees, and any materials made available to the Board, at the same time as the Directors, except to the extent the provision of such materials would jeopardize the attorney-client privilege, to the extent the Board determines in good faith that the Observer has a conflict of interest with respect to the subject of such materials, or if such materials contain confidential supervisory information prepared by, on behalf of, or for the use of financial regulatory agencies having jurisdiction over the Company or any of its Subsidiaries that is not permitted to be shared under applicable Law, provided, in each such case of privilege, conflict of interest or confidential supervisory information, the maximum amount of information otherwise provided to the Directors that would not entail such issues shall be shared.
(e) Expense Reimbursement. Directors and Observers shall be reimbursed by the Company for all actual and reasonable documented out-of-pocket costs and expenses (including reasonable travel costs) incurred by them in their capacity as Directors or Observers in accordance with Company policy.
(f) Subsidiary Boards. Subject to any legal and regulatory requirements, each Investor Director shall be appointed to the board of directors of the Company’s bank subsidiary.
(g) Indemnification; Insurance. The Company shall provide customary indemnification and exculpation rights to Directors that shall be reflected in the Company organizational documents and a customary indemnification agreement. The Company will maintain customary directors’ and officers’ insurance in an amount and with such terms and conditions as the Board determines to be reasonable. In addition, the Company shall to the fullest extent permitted by Law pay in advance all expenses in connection with any proceedings for which directors are indemnified.
(h) Voting Commitment. Each Major Investor covenants to the Company (and not to any other party hereto) that until the earlier of (i) the end of the Nomination Period and (ii) such time as such Major Investor ceases to own the Observer Ownership Threshold, at any annual or special meeting of shareholders of the Company with respect to the election of Directors, such Major Investor shall (A) cause all Common Shares owned by such Major Investor to be present in person or by proxy for quorum purposes and (B) solely with respect to the election of any Director that is a Legacy WaFd Director (as defined in the Bylaw amendment attached to the Merger Agreement), vote or cause to be voted all Common Shares owned by such Major Investor as recommended by the Board with respect to such Director; provided that, in any contested election involving one or more Legacy WaFd Directors, each Major Investor shall vote or cause to be voted all Common Shares owned by such Major Investor in connection therewith in proportion to the votes cast by the other shareholders of the Company who are not party to this Agreement or officers or directors of the Company.
(i) Miscellaneous.
(i) The right of each Major Investor to nominate Investor Directors or appoint Observers pursuant to this Section 2.1 may only be transferred by such Major Investor to an Affiliate who acquires Company Shares from the Major Investor as a Permitted Transferee but only for so long as such transferee remains an Affiliate of such Major Investor.
(ii) For purposes of determining the Board Ownership Threshold, Observer Ownership Threshold and Additional Observer Ownership Threshold, “ownership” of Common Shares shall, with respect to a Major Investor, be measured after reduction for any net short position in Common Shares maintained by such Major Investor. For the avoidance of doubt, Company Shares pledged, hypothecated or otherwise encumbered in connection with any Back Leverage shall be deemed to be beneficially owned by the applicable Major Investor for all purposes of this Section 2.1 to the extent the lenders therein have not taken possession of the Common Shares.
Section 2.2. Confidentiality.
(a) Each party hereto agrees that it shall keep confidential, and shall not disclose to any third Person or use for its own benefit (other than in connection with managing its investment in the Company and its Subsidiaries or exercising or enforcing its rights under this Agreement or any other agreement entered into with the Company or any of its Subsidiaries , without prior approval of the Board, any non-public information with respect to the Company, its Subsidiaries and any Person in which the Company holds, or contemplates acquiring, an investment (the “Confidential Information”) that is in such party’s possession on the date hereof or disclosed after the date of this Agreement to such party by or on behalf of the Company or its Subsidiaries; provided that such party may disclose any Confidential Information (i) as has become generally available to the public, was or has come into such Person’s possession on a non-confidential basis, to such Person’s knowledge, without a breach of any confidentiality obligations by the Person disclosing such information, or has been independently developed by such Person, without the use of Confidential Information, (ii) to its Affiliates and its and their respective directors, managers, officers, representatives, agents and employees and professional advisers (each, a “Representative”) who need to know such information and are directed to keep such information confidential in accordance with this Section 2.2, (iii) in the case of the Major Investors, to (A) their respective investors, limited partners or members and their respective Representatives (and, to the extent required for any such investor’s limited partner’s or member’s internal reporting obligations, Affiliates of such investor, limited partner or member) and (B) any Person who has expressed a bona fide interest in becoming an investor, limited partner or member in such Major Investor or any investment fund affiliated with such Major Investor, subject to customary confidentiality obligations to the applicable Major Investor or its Affiliates, (iv) to the extent necessary in order to comply with any Law applicable to such party or its Affiliates, or to a regulatory agency or other Governmental Authority with applicable jurisdiction (in the case of disclosure to a regulatory agency or other Governmental Authority with supervisory jurisdiction over such party or its Affiliates in the course of a routine examination, without the prior consent of or notice to the Company), (v) with respect to a natural person, to such person’s (x) spouse and (y) attorneys, tax advisors and financial advisors who have a need to know such information for monitoring or reporting such person’s investments in the Company or for complying with such person’s obligations or enforcing such person’s rights under this Agreement; provided, in the case of both clause (x) and (y), the recipient agrees to keep such information confidential in accordance with the terms of this Section 2.2, (vi) as may be necessary in response to any summons or subpoena or in connection with any action, litigation, proceeding, investigation or arbitration, it being agreed that, unless such information has been generally available to the public, if such Confidential Information is being requested pursuant to a summons or subpoena or a discovery request in connection with any action, litigation, proceeding, investigation or arbitration, or is being provided to comply with applicable Law that is specifically targeted at the Confidential Information, then (x) the party shall, to the extent permitted by applicable Law and reasonably practicable under the circumstances, give the Company notice of such request and shall, if requested by the Company, reasonably cooperate with the Company at the Company’s sole cost and expense so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), such party (1) shall furnish only that portion of the Confidential Information which, in accordance with the advice of counsel, is legally required or necessary to be furnished and (2) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (vii) in the case of any Major Investor, to any lender, counterparty, agent, custodian, collateral agent or other secured party (or their respective Representatives) in connection with any Back Leverage, subject to the execution by such recipient of a customary confidentiality agreement (which may take the form of customary confidentiality provisions in the applicable Back Leverage documentation). If any party (or any of its Representatives) discloses Confidential Information to any Person pursuant to clause (ii), (iii), (vi) or (vii) then such party shall be responsible for any breach of this Section 2.2 by such Person as if such Person were bound by this Section 2.2, in each case, unless such Person has entered into a customary confidentiality agreement with the Company. A Management Investor may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, a Management Investor who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits a Management Investor from disclosing or discussing conduct Management Investor reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy, or the existence of a settlement involving any such event or conduct.

(b) The Company grants permission to the Major Investors to use the name and logo of the Company and any of its Subsidiaries, following the Closing, in ordinary course marketing materials used by the Sponsors and the Major Investors. Such Sponsor or Major Investor shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of their trademarks in any marketing materials in which the Company’s or any of its Subsidiaries’ name and logo appear.
(c) The Company, on behalf of itself and its Subsidiaries, and each other party hereto agrees that it will not, without the prior written consent of the applicable Major Investor and except as expressly permitted under the Separation Agreement, dated as of November 2, 2022, and amended as of July 31, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Separation Agreement”), by and among TIAA, the Company, TIAA, FSB and, solely for the purposes identified therein, the persons listed on Schedule I thereto, in each instance, (i) use in advertising, publicity or otherwise the name of such Major Investor, Affiliate of such Major Investor or any partner or employee of such Major Investor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Major Investor, or Affiliate thereof, or (ii) represent, directly or indirectly, that any product or any service provided by the Company or its Subsidiaries has been approved or endorsed by such Major Investor or any of its Affiliates. The Company further agrees that it shall obtain the written consent from the applicable Major Investor prior to the Company’s or any of its Subsidiaries’ issuance of any public statement regarding such Major Investor or any of its Affiliates; provided that this sentence shall not prevent the Company from making disclosures required by Law or stock exchange rules.
Section 2.3. Freedom to Pursue Opportunities.
(a) Subject to any written agreement, including Restrictive Covenants or agreements imposing fiduciary duties on any Person and its respective Affiliates and without limiting the confidentiality obligations contained herein: (i) each of (A) the Major Investors, (B) the Major Investors’ respective associated funds and portfolio companies, (C) the Investor Directors, (D) the other employees and representatives of the Major Investors or their respective associated funds, managers, portfolio companies and Affiliates and (E) Observers (each of the parties identified in the foregoing clauses (A) through (E), together with their Affiliates, the “Identified Persons”) has the right to, and shall have no fiduciary duty or other duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, including any business activities or lines of business in competition with the Company or any of its Subsidiaries; (ii) none of the Company or any of its Subsidiaries shall have any rights in or to the business ventures of any of the Identified Persons, or the income or profits derived therefrom; (iii) the Identified Persons may do business with any potential or actual customer, supplier or other actual or potential business partner or counterparty of the Company or any of its Subsidiaries; and (iv) in the event that any of the Identified Persons acquires knowledge of a potential transaction or matter that may be an opportunity for the Company or any of its Subsidiaries (except if such Identified Person is presented such potential transaction or opportunity solely and expressly in his or her capacity as Director), such Person with knowledge of such opportunity shall have no fiduciary duty or other duty (contractual or otherwise) to communicate or present such opportunity to the Board, the Company, any of the Company’s Subsidiaries or the Company’s or its Subsidiaries’ respective Affiliates, as the case may be, and, notwithstanding anything to the contrary herein, shall not be liable to the Company or any of its Subsidiaries (or its or their respective Affiliates) for breach of any fiduciary duty or other duty (contractual or otherwise) by reason of the fact that such Person directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Board, the Company or any of the Company’s Subsidiaries (or any of its or their respective Affiliates). To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Subsidiaries. Subject to any written agreement, including Restrictive Covenants or agreements imposing fiduciary duties on any Person and its respective Affiliates, each of the Identified Persons will not be prohibited by virtue of its investment in the Company or participation on the Board from pursuing and engaging in any business ventures or arrangements, including any business ventures or arrangements that are or may be competitive with the Company or its Subsidiaries.

(b) Each Identified Person shall be an express third-party beneficiary of the provisions set forth in Section 2.3. Any amendments, modifications or waivers of the matters set forth in this Section 2.3 in a manner adverse to any Major Investor shall require the prior written consent of such Major Investor.
(c) Each Investor agrees and acknowledges that the Company shall not be required to (or cause its Subsidiaries to) take any action, omit to take any action or agree to take or omit to take any action in connection with any antitrust or other regulatory risk investigation, approval or clearance arising out of an Investor’s or any of its Affiliate’s investment in any other Person.
Section 2.4. Non-Solicitation; Non-Hire.
(a) Subject to Section 2.4(b), no Investor (or any of its controlled Affiliates) shall, directly or indirectly, solicit for employment or employ employees of the Company or any of its Subsidiaries who has the title of Managing Director (or equivalent role) or higher during such time as such individual is employed by the Company or any of its Subsidiaries; provided that any Investor (or any of its controlled Affiliates) may (i) solicit and/or hire any former employee of the Company or any of its Subsidiaries who (A) has had his or her employment terminated by the Company or such Subsidiary prior to commencement of employment discussions between such Investor (or any of its controlled Affiliates) and such individual or (B) resigned from the Company or its Subsidiary, as applicable, at least six (6) months prior to such solicitation or hiring and (ii) make general solicitations (including through a headhunter or search firm) not targeted at such employees and hire any individuals that respond to such general solicitations.
(b) The provisions of this Section 2.4 applicable to any Sponsor shall apply to any portfolio company of such Sponsor to the extent (and only to the extent) that any solicitation or hiring by the portfolio company was done at the direction of the private equity business of such Sponsor or was based upon Confidential Information provided by the private equity business of such Sponsor to a representative of such portfolio company.
Section 2.5. Maintenance of Non-Controlling Investor Status. If the Company takes any action that would or would reasonably be expected to result in any Major Investor being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve), the Company shall notify such Major Investor and engage in good faith efforts to restructure such Major Investor’s ownership such that such Major Investor is not deemed or presumed to have control of or a controlling influence over the Company (“Non-Controlling Investor Status”). If, within ten (10) Business Days of providing such notice, the Company and such Major Investor do not agree to a restructuring of such Major Investor’s ownership such that such Major Investor is not deemed or presumed to have control of or a controlling influence over the Company, such Major Investor may elect to offer the Company the right, at the Company’s discretion, to buy back such portion of such Major Investor’s Company Shares as is necessary to ensure such Major Investor’s Non-Controlling Investor Status at a price per Company Share equal to such Company Shares’ Fair Market Value. If the Major Investor offers the Company such right and the Company does not elect to purchase such portion of such Major Investor’s Company Shares as is necessary to ensure such Major Investor’s Non-Controlling Investor Status, then notwithstanding the restrictions set forth in Section 3.1(a), such Investor may Transfer its Company Shares, in whole or in part, to a third party; provided that, in each case (i) the applicable transferee is not a Competitor, a Sanctioned Person or other Person that would (based on the advice of counsel to the Company after consideration of any mitigating measures) pose material regulatory risks to the Company, (ii) such Transfer does not result in any default under indebtedness of the Company or any of its Subsidiaries and (iii) such Transfer would not reasonably be expected to result in the transferee being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve).
Section 2.6. Withholding. Except to the extent otherwise required by Law, the Company shall withhold or not withhold Taxes from any payments to be made to an Investor by the Company on the basis of, and in accordance with, any properly completed and valid Tax forms that are timely provided to the Company by such Investor and on which the Company is entitled to rely under applicable Tax Law.

ARTICLE III

TRANSFER RESTRICTIONS
Section 3.1. General Restrictions on Transfers.
(a) Each Investor agrees with the Company that such Investor may not Transfer any Common Shares owned as of the date of the consummation of the Merger or any legal, economic or beneficial interest in any such Common Shares (in each case, whether held in its own right or by its representative and whether voluntary or involuntary or by operation of Law) except for Permitted Transfers; provided that the Transfer restrictions shall be released as follows (with any waiver by the Company of the following releases from Transfer restrictions shall be offered pro rata to all Investors and shall be approved by the Board with all Directors nominated by Investors Transferring Common Shares in the applicable transaction recusing themselves):
(i) following the date that is thirty (30) days after the consummation of the Merger (the “First Release Date”), the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to 10% of such Common Shares held by each Investor;
(ii) following the date that is ninety (90) days after the consummation of the Merger, the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to an additional 10% of such Common Shares held by each Investor;
(iii) following the date that is one hundred and eighty (180) days after the consummation of the Merger, the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to an additional 40% of such Common Shares held by each Investor; and
(iv) following the twelve (12) month anniversary of the consummation of the Merger (the “Full Release Date”), the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to all Common Shares held by each Investor.
For the avoidance of doubt, nothing in this Agreement, including this Section 3.1(a), shall limit, restrict, impose any requirement to obtain any consent or waiver from any party or body for any Permitted Back Leverage Transaction (including the initial incurrence thereof prior to, contemporaneously with or following the consummation of the Merger and the incurrence and maintenance thereof at any time thereafter), nor shall any Permitted Back Leverage Transaction be subject to any tag-along right or joinder requirement hereunder.
(b) Notwithstanding anything to the contrary herein, from the date hereof through July 1, 2030, each Management Investor agrees with the Company not to Transfer (on a cumulative basis, including all Transfers since the Prior Agreement Date), without the prior written consent of the Company, an amount of Common Shares that represents a greater proportion of either such Management Investor’s Common Shares owned as of the Prior Agreement Date or such Management Investor’s Company Options or Common Shares received upon exercise of Company Options than the proportion of the Common Shares held by all of the Major Investors other than the TIAA Investors as of Prior Agreement Date that have been Transferred to unaffiliated third parties by the Major Investors other than the TIAA Investors holding such Common Shares (measured on a cumulative basis since the Prior Agreement Date). For purposes of this Section 3.1(b), “Management Investor” will not include (x) any non-employee director whose service to the Company does not continue following the consummation of the Merger or (y) any Management Investor who is not (and was not previously intended to be) bound by this Section 3.1(b) pursuant to any award agreement under the Equity Incentive Plan.
(c) Following the First Release Date and until the Full Release Date, to the extent Transfers of Common Shares are permitted under Section 3.1(a), such Transfers of Common Shares may be effected (i) in registered public offerings (including block trades and “overnight” transactions), (ii) in sales pursuant to Rule 144 or Regulation S under the Securities Act (or an equivalent exemption to the foregoing under applicable securities Laws), (iii) in distributions to fund partners, (iv) to Affiliates (provided that such transferee remains an Affiliate following the Transfer) and (v) in other sales for value that are exempt from Registration pursuant to any rule or regulation adopted by the SEC (any sale of the type described in this clause (v) that is a Section “4(1 ½)” resale or resale under Section 4(a)(7) under the Securities Act, a “Tag-Along Trigger Sale”); provided that, except, in each case, with the approval of a majority of the Board (with all Directors nominated by Investors Transferring Common Shares in the applicable transaction recusing themselves), each Investor agrees with the Company that no disposition shall (A) knowingly be made (after reasonable inquiry in the event of a private sale) to any Person who, together with its Affiliates, would beneficially own ten percent (10%) or more of the Common Shares (to the knowledge of the Transferor), (B) knowingly be made (after reasonable inquiry in the event of a private sale) to a Person that is a Competitor or an Activist Investor (other than to an underwriter or similar financial institution acting in its capacity as an intermediary facilitating a Transfer to a third party that is not specifically directed to any such Person), or (C) be made if such transfer would result in any default under indebtedness of the Company or any of its Subsidiaries.
(d) Any purported Transfer of Common Shares or any interest in any Common Shares other than in accordance with this Agreement and applicable Law by any holder of Common Shares, Sponsor, Investor or any other Person shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Common Shares or pursuant to any such Transfer.
(e) Each holder of Common Shares acknowledges that the SEC Restricted Securities have not been registered under the Securities Act and may not be Transferred, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Investor agrees with the Company that it, he or she will not Transfer any SEC Restricted Securities at any time if such action would constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of SEC Restricted Securities under any such Laws or a breach of any undertaking or agreement of such Investor entered into pursuant to such Laws or in connection with obtaining an exemption thereunder. Each Investor agrees with the Company that any SEC Restricted Securities to be held by it, him or her, or issued in connection with a Transfer pursuant to this Agreement, in each case that are represented by certificates, shall be stamped or otherwise imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 6, 2026, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD, EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. A COPY OF SUCH SHAREHOLDERS AGREEMENT IS ON FILE WITH THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.
(f) No party hereto shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Common Shares or enter into any agreements or arrangements of either kind with any Person with respect to any Common Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Investors or holders of Common Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Common Shares, nor shall any Investor act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Common Shares in any manner which is inconsistent with the provisions of this Agreement.

(g) Subject to Article III, if any holder of Company Shares seeks to effectuate a distribution in kind of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such holder of Company Shares, such equityholders and the Company’s transfer agent to facilitate such distribution in kind in the manner reasonably requested by such holder of Company Shares (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).
(h) The Company shall remove any restrictive legends on any Company Shares held by any Investor promptly upon request by such Investor if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require customary documentation evidencing the propriety of removal prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.
Section 3.2. Back Leverage Cooperation.
(a) If requested by any Major Investor, the Company will provide the following cooperation in connection with the Major Investor obtaining any Back Leverage: (a) entering into a customary issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in such form as may be reasonably acceptable to the Company, (b) if so requested in writing by such lender or counterparty, as applicable, re-registering any pledged Company Shares, in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends, (c) entering into customary triparty agreements reasonably acceptable to the Company with each lender or counterparty and the Major Investor relating to the delivery of the relevant Company Shares, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage and payment of the purchase price, (d) if so requested by the Major Investor in writing, including exceptions to any underwriters’ lock-up to allow incurrence or maintenance of the Back Leverage and exercise of remedies thereunder (which lock-up may require that the transferee in connection with the exercise of such remedies execute a similar lock-up in connection with any such transfer), (e) delivering, or causing the Company’s counsel to deliver, customary legal opinions to the applicable lenders or counterparties in connection with the Back Leverage upon the reasonable request of such Major Investor and/or (f) such other cooperation and assistance in connection with such Back Leverage as the Major Investor or such lender or counterparty reasonably requests in writing. Upon request by any Major Investor, the Company and the Major Investor shall consider in good faith any amendments to this Agreement or the Certificate of Designation proposed by such lender or counterparty as necessary to facilitate the consummation of the Back Leverage, and the Company and the Major Investor shall consent to any such amendment that is not adverse in any material respect to the interests of the Company or the Major Investor, as applicable (as determined in good faith by the Company or the Major Investor, as applicable). Notwithstanding any provision herein to the contrary, any cooperation in furtherance of this Section 3.2 shall occur during normal business hours and in a manner so as not to interfere with normal business operations of the Company; provided that, with respect to any exercise of remedies under a Back Leverage, the Company shall provide such cooperation as promptly as reasonably practicable regardless of whether such request is made during normal business hours.
(b) The Major Investors acknowledge and agree that, other than the delivery of customary legal opinions pursuant to clause (e) of Section 3.2(a), nothing in this Section 3.2 shall require the Company to facilitate due diligence or deliver any information beyond information or other materials that are reasonably obtainable by the Company or consistent with the scope of information that the Company is required to disclose under the Securities Act or the Exchange Act and are reasonably necessary in connection with obtaining any Back Leverage. The Major Investors acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Major Investor under this Agreement, the Major Investor shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

(c) Each Major Investor, as applicable, shall reimburse the Company for the Company’s reasonable and documented out-of-pocket costs and expenses, not to exceed $150,000, incurred in connection with actions requested by such Major Investor pursuant to this Section 3.2.
Section 3.3. Tag-Along Rights.
(a) In the case of any Tag-Along Trigger Sale (other than any Permitted Back Leverage Transaction, which shall be excluded from the provisions in this Section 3.3), the Investor (in such capacity, the “Selling Investor”) proposing to Transfer Common Shares shall give the Major Investors written notice (the “Transfer Notice”) (which such notice shall be given at least twenty (20) days prior to such Tag-Along Trigger Sale), specifying in reasonable detail the identity of the prospective Transferee(s) (the “Proposed Transferee”), the number of Common Shares to be Transferred and the material terms and conditions (including the proposed purchase price per Common Share) of the Transfer (including any related transaction documents available at the time the Transfer Notice is given) and including an invitation to each Major Investor to elect (Major Investors who make such an election being “Tagging Persons,” and, together with the Selling Investors and all other Persons who otherwise are Transferring, the “Tag-Along Sellers”) to include Common Shares held by such Tagging Person in the Tag-Along Trigger Sale (not in any event to exceed such Tagging Person’s Tag-Along Sale Cap). For any Tagging Person, such Tagging Person’s “Tag-Along Sale Cap” is the product of (i) a fraction, the numerator of which is the number of Common Shares proposed to be Transferred in such Tag-Along Trigger Sale by the Selling Investor and the denominator of which is the total number of Common Shares beneficially owned by the Selling Investor and (ii) the total number of Common Shares beneficially owned by such Tagging Person.
(b) Upon delivery of a Transfer Notice, each Major Investor may elect to sell Tagged Shares at the same price per Common Share as the Selling Investor is Transferring its Common Shares and otherwise on equivalent terms and conditions as the Selling Investor as set forth in the Transfer Notice by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Selling Investor within ten (10) Business Days of the date of the Transfer Notice, indicating its, his or her election to sell the number and type of Common Shares specified by such Major Investor in such Tag-Along Participation Notice (such specified number not in any event to exceed the Tag-Along Sale Cap for such Major Investor). Following such ten (10)-Business Day period, each Tagging Person that has delivered a Tag-Along Participation Notice shall be entitled to sell to such Proposed Transferee on the terms and conditions set forth in the Transfer Notice and this Section 3.3, concurrently with the Selling Investor and the other Tag-Along Sellers, the number of Common Shares validly set forth in its Tag-Along Participation Notice, subject to the cutbacks specified above and in Section 3.3(g). If a Tagging Person does not timely deliver a Tag-Along Participation Notice, its tag-along rights will be deemed waived in regard to such Tag-Along Trigger Sale (but not in connection with any other Tag-Along Trigger Sale) and the Selling Investor may Transfer the applicable Common Shares at a price no higher than, and on other terms no more favorable to the Selling Investors than as set forth in the Transfer Notice.
(c) In order to be entitled to exercise its, his or her right to sell Common Shares in a Tag-Along Trigger Sale pursuant to this Section 3.3, each Tagging Person must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Investor agrees to make in connection with the Tag-Along Trigger Sale, including agreeing to customary confidentiality and other similar provisions and further assurance covenants; provided that (i) each Tagging Person (A) shall not be required to make any representations or warranties except customary representations and warranties as to such Tagging Person’s own existence, capacity, authority, solvency, enforceability, title to the Common Shares being transferred in the Tag-Along Trigger Sale, absence of conflicts, required approvals in connection with such Tag-Along Trigger Sale and absence of brokers, on a several and not joint basis (in accordance with such Tagging Person’s pro rata ownership in the Company) and (B) shall not be required to agree to a release, except with respect to its prior ownership of the Company; and (ii) no Sponsor or Major Investor shall be required to (A) agree to any representations, warranties, covenants, indemnities and agreements that would disproportionately adversely affect such Sponsor or Major Investor (it being understood that any non-competition, non-interference or customer or client non-solicitation covenant would be deemed to disproportionately adversely affect a given Sponsor or Major Investor), or (B) agree to any obligation other than those being agreed to by the Selling Investor in connection with the consummation of a Tag-Along Trigger Sale, provided that such Major Investor is not disproportionately adversely affected. The sole avenue of recourse for a Proposed Transferee in a Tag-Along Trigger Sale shall be through an indemnification escrow, without any right to pursue a claim against any Tag-Along Seller directly, except for claims arising from such Tag-Along Seller’s fraud. Notwithstanding the foregoing, no Tag-Along Seller will be required to bear more than its pro rata portion of any escrows, holdbacks, adjustments or indemnification obligations (based on consideration received in such Tag-Along Trigger Sale) except for any breaches of such Tag-Along Seller’s representations, warranties or covenants and no Tag-Along Seller will be liable for an amount in excess of the consideration received by such Tag-Along Seller (taking into account amounts in escrow) or for breaches of another Tag-Along Seller.
(d) All costs and expenses relating to the Transfer of Common Shares in a Tag-Along Trigger Sale to the extent benefiting all Tagging Persons (excluding any costs or expenses incurred by any Management Investors in connection with negotiating or entering into new employment, equity or similar arrangements with the Proposed Transferee) shall be borne on a pro rata basis by all Tag-Along Sellers proportional to the proceeds to be received by such Tag-Along Seller.
(e) Subject to Section 3.3(c), in connection with each Tag-Along Trigger Sale, each Tagging Person shall take or cause to be taken all such actions as the Selling Investor reasonably requests in order to consummate expeditiously such Tag-Along Trigger Sale pursuant to this Section 3.3, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities and (iii) otherwise reasonably cooperating with the Selling Investor and the Proposed Transferee.
(f) Notwithstanding the delivery of any Transfer Notice, all determinations as to whether to complete any Tag-Along Trigger Sale and as to the timing, manner, price and other terms and conditions of any such Tag-Along Trigger Sale shall be at the sole discretion of the Selling Investor (provided that if there shall be any material change in any of the foregoing after the Transfer Notice is delivered (it being understood that any change in price would be deemed to be a material change after the Transfer Notice is delivered), then the Selling Investor must deliver a new Transfer Notice and the procedures set forth in this Section 3.3 must once again be complied with as if it were a new proposed Tag-Along Trigger Sale), and the Selling Investor and its Affiliates shall have no liability to any other party hereto arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment, termination or terms and conditions of any proposed Tag-Along Trigger Sale, except to the extent such Selling Investor failed to comply with the provisions of this Section 3.3.
(g) If the Proposed Transferee elects to purchase less than all of the Common Shares sought to be Transferred by the Tag-Along Sellers, the number of Common Shares to be Transferred to such Proposed Transferee by each of the Tag-Along Sellers shall be proportionately reduced so that each of the Selling Investor and the Tagging Persons are entitled to sell their pro rata portion (based on the number of Common Shares each holds) of the number of Common Shares the Proposed Transferee elects to have Transferred to it; provided that if this would require a Tag-Along Seller to sell more Common Shares than it has elected to sell pursuant to its Tag-Along Participation Notice, the right to sell such excess Common Shares will be reallocated among the Tag-Along Sellers in accordance with the foregoing and this process shall be repeated until the right to sell all Common Shares that the Proposed Transferee elects to purchase have been allocated. No Selling Investor will sell any Common Shares to the Proposed Transferee unless the Proposed Transferee purchases all Common Shares it is to purchase from Tagging Persons in accordance with this Section 3.3.
(h) A Tagging Person shall receive the same pro rata consideration as the Selling Investor with respect to both the form and amount of consideration (including if the transaction involves an election as to the form of consideration, the ability to make such an election) for the Tagged Shares being sold by the Tagging Person, and the other terms and conditions of a Tagging Person’s Transfer will be no less favorable than those that apply to the Selling Investor.
(i) If the closing of the Tag-Along Trigger Sale to the Proposed Transferee (whether or not a Major Investor has exercised its rights under this Section 3.3) shall not have been completed within two hundred seventy (270) days after the date of the delivery of the Transfer Notice, the provisions of this Section 3.3 shall again be required to be satisfied as if no Transfer Notice had been given with respect thereto.

Section 3.4. Call Rights.
(a) Each Management Investor agrees that, so long as any Major Investor owns any Common Shares, the Company will have the right, but not the obligation, to purchase (the “Call Right”) all, or a portion of, the Company Shares beneficially owned, directly or indirectly, by such Management Investor as a result of the exercise of a Company Option (the “Callable Equity”) following the occurrence of a Termination while any Restrictive Covenant as to non-solicitation of employees or customers or non-competition is in effect or a breach of any Restrictive Covenant (a “Call Event”), as provided in this Section 3.4. Upon a Call Event, the Company may exercise the Call Right with respect to all or any portion of the Callable Equity by one or more written notices (each, a “Call Right Notice”) delivered to the Management Investor at any time following the date of the occurrence of such Call Event (the date such notice is given being the “Call Exercise Date”). Upon the giving of a Call Right Notice, the Company will be obligated to purchase and the applicable Management Investor shall be obligated to sell all (or any lesser portion indicated in the Call Right Notice) of the Callable Equity for the consideration calculated as set forth below; provided that, solely to the extent required for the applicable Company Option to be accounted for as an equity award under ASC Topic 718, the Call Right shall not be exercisable until the day immediately following the six (6)-month anniversary of the date on which the applicable Company Option became vested.
(b) Upon the exercise of the Call Right, the applicable Management Investor shall cease to have any rights with respect to the Callable Equity. The purchase price for the Callable Equity for which the Company has exercised its Call Right shall be the fair market value of such Callable Equity as determined by the Board in good faith using a reasonable valuation methodology consistently applied; provided that, if in the event of a Termination for Cause or a breach of the Restrictive Covenants by the Applicable Employee/Director, the purchase price shall be the lesser of (i) fair market value, as so determined, and (ii) (A) the aggregate exercise price paid by such Applicable Employee/Director to acquire such Callable Equity minus (B) any dividends paid or payable to such Applicable Employee/Director since the date of exercise.
(c) The purchase price for the Callable Equity will be paid to the applicable Management Investor in cash, by cashier’s check or by wire transfer of funds; provided that, if such cash repurchase is limited by the Company’s financing documents or applicable Law, the repurchase price may be paid by a promissory note with a market rate of interest, with such promissory note to be repaid as soon as permitted under the Company’s financing documents or applicable Law. The Management Investor will cause the Callable Equity to be delivered to the Company at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement, the Equity Incentive Plan or the applicable award agreement.
(d) In addition to the provisions set forth in this Section 3.4, the Company shall have the right to purchase, from time to time, all or a portion of the Callable Equity owned by any Management Investor or any of his or her Permitted Transferees to the extent set forth in the Equity Incentive Plan, any Individual Agreement or other agreement pursuant to which the applicable Company Options were granted or issued, in each case upon the terms and subject to the conditions set forth in such agreement.
ARTICLE IV

REGISTRATION RIGHTS
Section 4.1. Demand Registration.
(a) Demand by Investors.
(i) From and after the First Release Date:
(A) each Major Investor or a Transferee thereof (so long as such Major Investor or Transferee, as applicable, beneficially owns 6% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Merger for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares)) (each, a “Minimum 6% Holder”) may make a written request, individually or as a group of no less than two Minimum 6% Holders, as the case may be, to the Company, and the Company shall, subject to the terms contained in this Article IV, be required to undertake up to but in no event more than three (3) Registrations (each of which may be a shelf registration as contemplated by Section 4.2) of Registrable Securities of each such Minimum 6% Holder; provided that, in the case of a written request delivered by a group of no less than two Minimum 6% Holders, such participating Minimum 6% Holders may elect that such Demand Registration shall only be counted against the remaining Registration(s) available to one of the participating Minimum 6% Holders mutually selected by the participating Minimum 6% Holders and identified in such written request; provided, further, however, each Registration must involve a request for an offering with estimated net proceeds (assuming a reasonable market and underwriting discount) of at least fifty million dollars ($50,000,000) of Registrable Securities of the Minimum 6% Holder or a group of no less than two Minimum 6% Holders, as the case may be; and
(B) each Investor (so long as such Investor beneficially owns 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares)) (each, a “3% to 6% Holder,” and, together with the Minimum 6% Holders, “Minimum 3% Holders”) may make a written request, individually or as a group of no less than two Minimum 3% Holders, as the case may be, to the Company to, and the Company shall, subject to the terms contained in this Article IV, be required to undertake up to but in no event more than one (1) Registration (which may be a shelf registration as contemplated by Section 4.2) of Registrable Securities of each such 3% to 6% Holder (for the avoidance of doubt, the aggregate number of Registrations available to any participating Minimum 6% Holder in such group shall be governed by Section 4.1(a)(i)(A)); provided that, in the case of a written request delivered by a group of no less than two Minimum 3% Holders, such participating Minimum 3% Holders may elect that such Demand Registration shall only be counted against the remaining Registration(s) available to one of the participating Minimum 3% Holders mutually selected by the participating Minimum 3% Holders and identified in such written request; provided, further, however, such Registration must involve a request for an offering with estimated net proceeds (assuming a reasonable market and underwriting discount) of at least fifty million dollars ($50,000,000) of Registrable Securities of the Minimum 3% Holder or a group of no less than two Minimum 3% Holders, as the case may be.
(C) For purposes of this Section 4.1 and solely with respect to the Preferred Shares, the Investor holding Preferred Shares as of the date hereof shall each be deemed to be a Minimum 3% Holder with respect to such Preferred Shares regardless of such Investor’s ownership of Common Shares.
(ii) Any Minimum 3% Holder requesting a Registration pursuant to Section 4.1(a)(i) shall hereinafter be referred to as a “Demanding Party.” Any such requested Registration shall be (A) on Form S-1 or any similar long-form registration statement (a “Long-Form Registration”) or (B) on Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) if the Company is qualified to use such short form. Any such Long-Form Registration or Short-Form Registration (including a Shelf Registration) shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Within (I) forty-five (45) days in the case of a request for a Long-Form Registration or (II) fifteen (15) days in the case of a request for a Short-Form Registration, the Company shall file a registration statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under the Securities Act and the “Blue Sky” Laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.
(b) Demand Withdrawal. Any Minimum 3% Holder may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to (i) the effectiveness of the applicable Demand Registration Statement, or (ii) in the case of an Demand Registration Statement that relates to an Underwritten Offering, the execution of an underwriting agreement with respect to any such Underwritten Offering, in the case of each of clause (i) or (ii), by delivering written notice to the Company of such Minimum 3% Holder’s request to withdraw all or any portion of its Registrable Securities. If any Minimum 3% Holder withdraws all of its Registrable Securities included in the Registration Request, such withdrawn Registration Request shall not count as one of the applicable Minimum 3% Holder’s Demand Registrations.
(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn, or such longer period extended to any Demand Suspension on the use of such Demand Registration Statement), or if such Demand Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting or similar agreement, if any, entered into in connection with such Demand Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting or similar agreement by the Demanding Party. The Company shall use its reasonable best efforts to keep any Demand Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Demanding Party to dispose of the covered securities.
(d) Demand Notice. Promptly upon receipt of any request for a Demand Registration pursuant to Section 4.1(a) (a “Registration Request”) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration Request to the other Holders, which such notice shall offer the Holders the opportunity to Register under the Demand Registration Statement for such Demand Registration such number of Registrable Securities as each such Holder may request in writing. The Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date that the Demand Notice has been received. All requests made pursuant to this Section 4.1(d) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. At any time prior to the Registration, the Demanding Party(ies) may revoke such request, without liability to any of the other Demanding Party(ies), by providing a notice to the Company revoking such request and such withdrawn Registration Request shall not count as one of the applicable Demanding Party’s Demand Registrations.
(e) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) for a period exceeding twenty (20) Business Days on any one (1) occasion or (ii) on more than two (2) occasions in any twelve (12)-month period; provided, further, that the Company shall not be permitted to exercise a Demand Suspension unless all Holders are suspended from use of the Demand Registration Statement and the use of all other effective registration statements of the Company are suspended, and no other registration statement is filed during such Demand Suspension. In the case of a Demand Suspension, the Holders with Registrable Securities covered by such Demand Registration Statement agree to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify such Holders upon the termination of any Demand Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to such Holders such numbers of copies of the prospectus as so amended or supplemented as such Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Party(ies).

(f) Underwritten Offering. If one or more Demanding Parties request, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering and the Holders holding a majority of the Registrable Securities to be included in such Demand Registration shall have the right to select the managing underwriter or underwriters to administer the offering.
(g) Priority of Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Party(ies)) advise the board of directors of the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (i) first, pro rata among the Holders (including the Demanding Party(ies)) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Demanding Party(ies), as the case may be) can be sold without having such adverse effect; provided, however, that the number of Registrable Securities to be included in such Demand Registration shall not be reduced unless all other securities of the Company held by Management Investors are first entirely excluded from such Registration if the managing underwriter or underwriters determine that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Demand Registration, would have a materially detrimental effect on the proposed Underwritten Offering. If such reduction results in a reduction of more than twenty-five percent (25%) of the Registrable Securities requested by the Demanding Party to be included in such Demand Registration, such Demand Registration shall not count as one of such Demanding Party’s Demand Registrations.
(h) Certain Distributions to Affiliates. In the event any Holder requests to participate in a registration pursuant to this Section 4.1 in connection with a distribution of Registrable Securities to its direct or indirect partners, equityholders or members, the registration shall provide for resale by such direct or indirect partners, equityholders or members, if requested by the Holder.
(i) Legal Counsel to the Holders. The Demanding Party(ies) shall be entitled to select one legal counsel to represent the Holders participating in any Demand Registration, and the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.
Section 4.2. Shelf Registration.
(a) Shelf Registration. On the date that is five (5) Business Days prior to the First Release Date, the Company shall use its reasonable best efforts to file with the SEC a Shelf Registration Statement relating to the offer and sale by Holders from time to time of the number of Registrable Securities specified in the requests of such Specified Participating Holder(s) pursuant to this Section 4.2 and the other Minimum 3% Holders pursuant to Section 4.2(c) in accordance with the methods of distribution elected by such Specified Participating Holder(s) and set forth in the Shelf Registration Statement (which for the avoidance of doubt shall include, if requested by any such Specified Participating Holder, distributions-in-kind to fund partners pursuant to such Registration Statement), and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act; provided that the Company shall use reasonable efforts to file such Shelf Registration Statement on the Closing Date subject to availability of required financial information. If requested by any Specified Participating Holder, the Company shall pay the registration fee for all Registrable Securities to be registered in accordance with the Shelf Registration Statement at the time of filing and shall not elect to pay any portion of the registration fee on a deferred basis. At any time prior to or after the filing of a Shelf Registration Statement, any Specified Participating Holder may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter. The aggregate number of Registrable Securities that the Specified Participating Holder requests to be so registered on such Shelf Registration Statement (as increased from time to time at the election of any Specified Participating Holder pursuant to the immediately foregoing sentence) shall be referred to in this Section 4.2 as the “Shelf Registration Amount.” If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 4.2 shall not apply, and the provisions of Section 4.1 shall apply instead.
(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or any replacement or successor Shelf Registration Statement) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders beneficially owns less than one percent (1%) of the outstanding equity securities of the Company (such period of effectiveness, the “Shelf Period”). Subject to Section 4.2(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless the Company believes in good faith that such action or omission is required by applicable Law.
(c) Shelf Notice. Promptly upon receipt of any request by a Minimum 3% Holder to file a Shelf Registration Statement or any request by a Specified Participating Holder to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 4.2(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to the other Holders specifying the Shelf Registration Amount. Each of such other Minimum 3% Holders shall have the right to include in such registration its Registrable Securities by delivering an irrevocable written notice to the Company specifying the number of Registrable Securities such Minimum 3% Holder desires to so include no later than fifteen (15) days after the delivery of the Shelf Notice, and the Company shall include in such registration the number of Registrable Securities for which the Company receives written notice in accordance with this provision.
(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension (i) for a period exceeding twenty (20) Business Days on any one (1) occasion or (ii) on more than two (2) occasions in any twelve (12)-month period; provided, further, that the Company shall not be permitted to exercise a Shelf Suspension unless all Holders are suspended from use of the Shelf Registration Statement and the use of all other effective registration statements of the Company are suspended, and no other registration statement is filed during such Shelf Suspension. In the case of a Shelf Suspension, the Holders with Registrable Securities covered by such Shelf Registration Statement agree to suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify such Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to such Holders such numbers of copies of the prospectus as so amended or supplemented as such Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Minimum 3% Holder.
(e) Underwritten Offering. If a Minimum 3% Holder so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, the Company shall amend or supplement the Shelf Registration Statement for such purpose, and the Holders holding a majority of the Registrable Securities to be included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering. Any Minimum 3% Holder may participate in a Marketed shelf take-down initiated by other Minimum 3% Holders in connection with the exercise of their registration rights as set forth in Section 4.1 or Section 4.2(a). The number of Marketed shelf take-downs and non-Marketed shelf take-downs to which the Minimum 3% Holders are entitled shall be unlimited. The provisions of Section 4.1(h) shall apply to any Underwritten Offering pursuant to this Section 4.2(e); provided, however, notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall any Minimum 3% Holder be required to permit the offering and sale of Registrable Securities held by any other Holder in connection with any sale under a Shelf Registration Statement that is a non-Marketed shelf take-down (including any “bought deal” or an “overnight” offering). Any Holder not included in a “bought deal” or an “overnight” offering shall not be subject to any underwriter lock-up as it relates to such “bought deal” or “overnight” offering, and the Company shall not be prohibited by any underwriter lock-up to effect any “bought deal” or “overnight” offering or any other exercise of the registration rights hereunder (provided, however, that the foregoing shall not operate to prevent the Company from (x) consummating a registered public offering that is a capital raising transaction determined by the Board to be necessary or advisable to comply with applicable bank regulatory requirements and/or any of its internal capital targets policies or (y) performing its obligations under this Agreement with respect to an offering in which all Holders have the opportunity to participate).
(f) Legal Counsel to the Holders. (a) The requesting Minimum 3% Holder(s) shall be entitled to select one legal counsel to represent the Holders participating in any Shelf Registration or shelf take-down requested by such Minimum 3% Holder(s), and (b) in the case of a Shelf Registration filed by the Company pursuant to Section 4.2(a), the Holders of a majority of Registrable Securities outstanding shall be entitled to select one legal counsel to represent such Holders, and for each of the foregoing (a) and (b), the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.
(g) For purposes of this Section 4.2 and solely with respect to the Preferred Shares, the Investor holding Preferred Shares as of the date hereof shall be deemed to be a Minimum 3% Holder with respect to such Preferred Shares regardless of such Investor’s ownership of Common Shares; provided that such Investor may request up to a maximum of one Underwritten Offering in respect of the Preferred Shares pursuant to Section 4.2(e) in any calendar year.
Section 4.3. Piggyback Registration
(a) Participation. If the Company at any time proposes to file a registration statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a registration incidental to an issuance of debt securities under Rule 144A, (ii) a Registration on Form S-4 or S-8 or any successor form to such forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, a dividend reinvestment plan, or a merger or consolidation) or (iv) a Demand Registration pursuant to which the Holders receive a Demand Notice) (a “Public Sale”), then, as soon as reasonably practicable (and in no event more than five (5) Business Days thereafter), the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such registration statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4.3(b), the Company shall include in such registration statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice (or ten (10) Business Days in the case of a Shelf Notice); provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Minimum 3% Holders to request that such Registration be effected as a Demand Registration under Section 4.1 and Section 4.2, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities in the offering. If the offering pursuant to such registration statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, subject to Section 4.3(b), participate in such Underwritten Offering. If the offering pursuant to such registration statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements so that each such Holder may, subject to Section 4.3(b), participate in such offering on such basis. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such registration statement.
(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Piggyback Registration shall be:
(i) in the case of a registration statement initiated by the Company for its own account which gives rise to a Piggyback Registration, (A) first, one hundred percent (100%) of the securities proposed to be sold in such Piggyback Registration by the Company proposing to sell, and (B) second, and only if all the securities referred to in clause (A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Investors, the Management Investors and the Directors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to such a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (C) third, and only if all of the Registrable Securities referred to in clause (B) have been included in such Registration, any other securities eligible for inclusion in such Registration; provided, however, that the number of Registrable Securities to be included in such Piggyback Registration shall not be reduced unless all other securities of the Company beneficially owned by the Management Investors proposed to be included in such Registration are first entirely excluded from such Registration if the managing underwriter or underwriters reasonably determine in good faith that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Piggyback Registration, would have a materially detrimental effect on the proposed Underwritten Offering; and
(ii) in the case of a registration statement initiated by the Company for the account of any other Person (the “Initiating Person”) which gives rise to a Piggyback Registration, (A) first, pro rata among the Holders that have requested to participate in such Piggyback Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), and (B) second, and only if all the securities referred to in clause (A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold by the Initiating Person without having such adverse effect; provided, however, that the number of Registrable Securities to be included in such Piggyback Registration shall not be reduced unless all other securities of the Company beneficially owned by the Management Investors proposed to be included in such Registration are first entirely excluded from such Registration if the managing underwriter or underwriters reasonably determine in good faith that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Piggyback Registration, would have a materially detrimental effect on the proposed Underwritten Offering.
(c) Legal Counsel to the Holders. The Holders of a majority of Registrable Securities to be Registered shall be entitled to select one legal counsel to represent such Holders in any Registration initiated by the Company pursuant to Section 4.3(a), and the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.
(d) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 4.3 shall be deemed to have been effected pursuant to Section 4.1 and Section 4.2, which shall not be controlled by the provisions of this Section 4.3, or shall relieve the Company of its obligations under Section 4.1 or Section 4.2 (pursuant to which certain eligible Holders are entitled to Register under the applicable Demand Registration Statement or Shelf Registration Statement such number of Registrable Securities as each such eligible Holder may request in writing).
Section 4.4. Black-out Periods.
(a) Black-out Periods for Holders. In the event of a Public Sale or a Demand Registration that is an Underwritten Offering, the Holders (who have the right to participate in the applicable offering) agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Public Sale or Demand Registration, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or, in each case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the effective date of the registration statement filed in connection with such Registration (whether in connection with any Public Sale or Demand Registration in an Underwritten Offering), to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, that such restrictions shall not apply to (i) sales of any securities to an underwriter pursuant to the applicable underwriting agreement, (ii) securities acquired in the public market subsequent to the offering, (iii) distributions-in-kind to a Holder’s partners, members or equityholders, (iv) Permitted Transfers (other than Permitted Transfers pursuant to clause (a) of the definition thereof), but only if the applicable Permitted Transferees agree to be bound by the restrictions herein, (v) pledges by Minimum 3% Holders in connection with bona fide financing arrangements (including any Back Leverage, margin loans and other secured lending arrangements) and any foreclosures or other exercises of remedies on such pledges, (vi) Transfers to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (iii) and (iv) above and (vii) any other customary carve-outs that may be negotiated with the managing underwriter in good faith.
(b) Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 4.1 or Section 4.2 for an Underwritten Offering, the Company and the Holders (who have the right to participate in the applicable offering) agree, if requested by the Specified Participating Holder or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or, in each case, such lesser period as may be permitted by the Specified Participating Holders or such managing underwriter or underwriters) after, the effective date of the registration statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting or similar agreement in connection therewith), to the extent timely notified in writing by the Specified Participating Holders or the managing underwriter or underwriters (it being agreed that the foregoing restrictions shall not apply to (x) preparatory actions taken by the Company to comply with the exercise by any Holder of such Holder’s registration rights hereunder in advance of the registration contemplated thereby and (y) any Permitted Back Leverage Transaction). Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration of securities for offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 4.4(b), except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 4.7), if the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company will agree that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.4 as if it were a Holder hereunder.
(c) Notwithstanding anything in this Section 4.4 to the contrary, (i) no Investor (and the Holder through which it beneficially owns its Registrable Securities) shall be required to enter into any lock-up restriction unless all other Investors and executive officers and directors of the Company (and the Holder through which it beneficially owns its Registrable Securities) enter into substantially similar agreements, and (ii) each lock-up agreement shall provide that upon any release of the applicable Holder from a lock-up or reduction in such lock-up period, the Investors shall be entitled to a pro rata release from or reduction in such lock-up.
Section 4.5. Registration Procedures.
(a) In connection with the Company’s Registration obligations under Section 4.1, Section 4.2 and Section 4.3, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, the Company shall:
(i) prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus, or any amendments or supplements thereto, (x) within a reasonable time before filing such registration statement, furnish to the underwriters, if any, and to Specified Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel; (y) permit any Participating Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel is required to be included; and (z) except in the case of a Registration under Section 4.3, not file any registration statement or prospectus or amendments or supplements thereto to which the Specified Participating Holders or the underwriters, if any, shall reasonably object;
(ii) as soon as reasonably practicable (in the case of a Demand Registration (including a Shelf Registration), no later than fifteen (15) days after a request for a Short-Form Registration or forty-five (45) days after a request for a Long-Form Registration), file with the SEC a registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable;
(iii) prepare and file with the SEC such pre- and post-effective amendments to such registration statement and supplements to the prospectus as may be (x) reasonably requested by a Specified Participating Holder, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement;
(iv) notify the Specified Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed and (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus or for additional information;
(v) notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (B) if, at any time, the representations and warranties of the Company in any applicable underwriting or similar agreement cease to be true and correct in all material respects, and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi) promptly notify the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, when the Company becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, an amendment or supplement to such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance;
(vii) promptly use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final prospectus;
(viii) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Specified Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;
(ix) furnish to each Participating Holder and each underwriter or applicable financial institution, if any, without charge, as many conformed copies as such Holder, underwriter or applicable financial institution may reasonably request of the applicable registration statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(x) deliver to each Participating Holder and each underwriter or applicable financial institution, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder, underwriter or applicable financial institution may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by such Holder and the underwriters or applicable financial institution(s), if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder, underwriter or applicable financial institution;
(xi) on or prior to the date on which the applicable registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” Laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.1(d) or Section 4.2(b), whichever is applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(xii) cooperate with the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, to facilitate the timely preparation and delivery of certificates or book entry positions representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or applicable financial institution(s);

(xiii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;
(xiv) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates, if applicable, for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;
(xv) make such representations and warranties to the Participating Holders and the underwriters, or applicable financial institution(s) or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;
(xvi) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Specified Participating Holders or the managing underwriter, underwriters or applicable financial institution(s), if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;
(xvii) obtain for delivery to the Participating Holders and to the underwriters or applicable financial institution(s) on the date such securities are delivered to the underwriters or applicable financial institution(s), as applicable, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting or similar agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;
(xviii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter, underwriters or applicable financial institution(s), with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting or similar agreement and brought down to the closing under the underwriting or similar agreement;
(xix) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;
(xx) use its reasonable best efforts to comply with all applicable securities Laws and make available to its security Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(xxi) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement from and after a date not later than the effective date of such registration statement;
(xxii) use its reasonable best efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;
(xxiii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Specified Participating Holders, by any the underwriters or applicable financial institution(s) participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Specified Participating Holders or any such the underwriters or applicable financial institution(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available upon reasonable notice at reasonable times to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 4.5(a)(xxiii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this Agreement or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and
(xxiv) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.
(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
(c) Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(v), or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(v) or is advised in writing by the Company that the use of the prospectus may be resumed.
Section 4.6. Underwritten Offerings.
(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the applicable Minimum 3% Holder(s) pursuant to a Registration under Section 4.1 or Section 4.2, the Company shall enter into an underwriting or similar agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Minimum 3% Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.9. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting or similar agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting or similar agreement, which underwriting or similar agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting or similar agreement also shall be conditions precedent to the obligations of such Holders. Each such Holder shall not be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder (provided that any such representation shall be made on a several basis) under applicable Law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds (after underwriting fees, commissions or discounts) actually received from such Underwritten Offering.
(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 4.3 and subject to the provisions of Section 4.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting or similar agreement between the Company and such underwriters, which underwriting or similar agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting or similar agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable Law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds (after underwriting fees, commissions or discounts) actually received from such Underwritten Offering.
(c) Participation in Underwritten Registrations. Subject to provisions of Section 4.6(a) and Section 4.6(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting or similar agreements and other documents required under the terms of such underwriting arrangements.
(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 4.1 or 4.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Party(ies) (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement). In addition, in the case of any Underwritten Offering, each of the Specified Participating Holders (and, to the extent permitted by the managing underwriter in such Underwritten Offering in its reasonable discretion) may specify a floor price below which their request to participate in the registration pursuant to Section 4.1, Section 4.2 or Section 4.3 shall be deemed withdrawn and shall not be required to enter into any agreements or documentation that would require otherwise.
Section 4.7. No Inconsistent Agreements; Additional Rights(a). The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that violates, subordinates or is inconsistent with or grants any rights more favorable than the rights granted to the Holders by this Agreement (and, without limiting the foregoing, in the event that at any time the Company grants registration rights to any Person which are more favorable to such Person than the terms contained in this Agreement, such more favorable registration rights shall also be provided to the Holders). Without the consent of Major Investors that beneficially own at least sixty-six and two-thirds percent (66.667%) of the Common Shares then beneficially owned by the Major Investors, the Company shall not enter into any agreement granting superior or pari passu registration or similar rights to any Person.
Section 4.8. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article IV, whether or not any registration statement contemplated hereby is filed or declared effective by the SEC under the Securities Act, shall be paid by the Company, and, without limiting the foregoing, the Company shall pay (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA (including, if requested by any Major Investor, at the time of filing of the Shelf Registration Statement), (b) all fees and expenses in connection with compliance with any securities or “Blue Sky” Laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses

(including the expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (g) all applicable rating agency fees with respect to the Registrable Securities, (h) all reasonable fees and disbursements of one legal counsel for the Holders participating in such Registration (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement), (i) all fees and expenses of accountants selected by the Demanding Party (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement), (j) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (k) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (l) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (m) all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities (other than any sale by the Company for its own account) which shall be borne proportionately by each Holder (based on the total amount of Registrable Securities sold under the registration statement).
Section 4.9. Indemnification.
(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by Law, each Holder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors and agents and each Person who controls such Persons and each of their respective representatives from and against any and all Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary, free writing or summary prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries, including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto and (iv) any violation or alleged violation by the Company of applicable securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and the Company will reimburse each such Person for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its directors and officers and each Person who controls the Company from and against any Losses resulting from (i) any untrue statement of a material fact in any registration statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary, free writing or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such registration statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claim if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.
(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.9 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 4.9) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.9(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 4.9(a) and 4.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.9(d), in connection with any registration statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 4.9(b). If indemnification is available under this Section 4.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.9(a) and Section 4.9(b) hereof without regard to the provisions of this Section 4.9(d). The remedies provided for in this Section 4.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at Law or in equity.
Section 4.10. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Minimum 3% Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action and furnish such information as any Minimum 3% Holder may reasonably request, all to the extent required from time to time to enable such Minimum 3% Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or shareholder communications of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration. The Company covenants that it shall supply any legal opinions, directions to its transfer agent or other documentation reasonably necessary to effect a sale pursuant to Rule 144 in compliance with this Agreement.
Section 4.11. Termination. Notwithstanding anything to the contrary contained in this Agreement, the registration rights set forth in this Article IV shall expire as to any share when such share ceases to be a Registrable Security pursuant to clause (a), (b) or (d) of the definition thereof. For clarity, Section 4.8 and Section 4.9 shall survive the expiration of the registration rights set forth in this Article IV pursuant to the immediately preceding sentence.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.1. Representations and Warranties of Each of the Parties other than the Company. Each of the parties hereto other than the Company hereby represents and warrants to the Company (and in respect of Persons who become a party to this Agreement after the Closing, such party hereby represents and warrants to the Company on the date of its, his or her execution of this Agreement or a Joinder Agreement) as follows:
(a) To the extent such party is not a natural person, such party (i) has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder and (ii) is duly organized and validly existing under the Laws of the jurisdiction of its formation or organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. To the extent such party is a natural person, such party is sui juris and has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. This Agreement has been duly and validly executed by such party and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws affecting creditors’ rights generally and to general principles of equity.
(b) To the extent such party is not a natural person, the execution and delivery by such party of this Agreement and the performance of its obligations hereunder do not and will not conflict with, or result in the breach of any provision of the organizational documents of such party. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder do not and will not (i) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination, cancellation or modification or any additional payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected or (ii) violate, in any material respect, any Law, principle of common law, rule, regulation, judgment, injunction, order, code, constitution, ordinance, statute, treaty or decree of any governmental entity or order, in each case, applicable to such party, the Company or any of its Subsidiaries.
(c) Other than any consents or permits that have already been obtained, no consent, waiver, approval, filing, authorization, exemption, registration, license, notification, permit or declaration is required to be made or obtained by such party in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions currently contemplated herein, excluding any transactions contemplated herein solely as a result of one or more amendments to this Agreement following the date hereof.
(d) To the extent such party is a natural person, if such Person is resident in a community property state, such Person’s spouse, if any, has duly executed, or solely if consented to in advance by the Company, will duly execute, a Consent of Spouse. Such Consent of Spouse was or will be duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.
Section 5.2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the other parties as follows:
(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington.
(b) The Company has all necessary power and authority under the Restated Articles and applicable Law to execute this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws affecting creditors’ rights generally and to general principles of equity.
(c) The execution and delivery of this Agreement by the Company do not and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Articles or bylaws of the Company or any equivalent organizational documents of any of its Subsidiaries, (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination, cancellation or modification or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company is a party or by which the Company’s assets or operations are bound or affected, or (iii) violate, in any material respect, any Law, principle of common law, rule, regulation, judgment, injunction, order, code, constitution, ordinance, statute, treaty or decree of any governmental entity or order, in each case, applicable to the Company or by which any property or asset of the Company is bound or affected.
(d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, order, permit, or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority, or any other third party, except as may be required in connection with compliance with Article IV.
ARTICLE VI

MISCELLANEOUS
Section 6.1. Entire Agreement. This Agreement, together with the Restated Articles and bylaws of the Company, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including any summary of terms with respect to the subject matter hereof.
Section 6.2. Specific Performance. It is hereby agreed and acknowledged that it will be inadequate or impossible, or both, to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them, that every such obligation is material and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at Law or in damages. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations in accordance with the terms of this Agreement, without the posting of any bond or other security, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law or relief in money damages.
Section 6.3. Regulatory Limitation. Notwithstanding any other provisions in this Agreement, each Major Investor irrevocably waives any rights or powers it may have under this Agreement to impose a restriction on the rights of another Investor that is not an Affiliate with respect to such other Investor’s Shares in the Company solely to the extent such rights or powers would cause the Major Investor to be deemed to control the other Investor’s Shares in the Company as interpreted and applied in a manner consistent with 12 CFR 225.9(b).
Section 6.4. Governing Law; Jurisdiction. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the Laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the Laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware) and appellate courts thereof. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 6.9. Nothing in this Section 6.4, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.
Section 6.5. Amendment and Waiver.
(a) This Agreement may be amended or modified with (i) the prior approval of Major Investors beneficially owning at least sixty-six and two-thirds percent (66.667%) of the Common Shares then beneficially owned by the Major Investors, (ii) the Company and (iii) such other approvals, if any, as are expressly required hereunder; provided, that any amendment or modification that has, or would reasonably be expected to have, a disproportionate adverse effect on a particular Major Investor shall require the prior written consent of such Major Investor. No amendment to this Agreement shall be made that would cause this Agreement to be inconsistent with the certificate of incorporation of the Company in effect at such time. Any waiver of this Agreement shall be valid only if set forth in an instrument in writing signed by the party granting such waiver.
(b) Notwithstanding anything to the contrary in this Agreement, amendments or modifications may be made to this Agreement from time to time by the Board without the consent of any Investor (i) to correct typographical or ministerial errors or (ii) to add or delete any provision of this Agreement required to be added or deleted in order to comply with, or avoid a violation of, applicable Law.
(c) Notwithstanding anything to the contrary in this Agreement, any addition of a Transferee of Common Shares or a recipient of any newly issued Common Shares, in each case, as a party hereto pursuant to Section 6.6 shall not constitute an amendment hereto and need be signed only by the Company and such Transferee or recipient.
(d) Any amendment, modification or waiver effected in accordance with this Section 6.5 shall be effective and binding on the Company and each party hereto. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at Law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.
(e) The Company shall provide prior notice (or, to the extent that prior notice is not reasonably practicable, notice as soon as reasonably practicable) to the Investors of any amendment, modification or waiver of this Agreement.
Section 6.6. Additional Parties.
(a) Any Permitted Transferee that is an Affiliate of the Investor (for so long as it is an Affiliate) may be added to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement as parties hereto upon the signing and delivery of a counterpart of this Agreement or a Joinder Agreement and the acceptance thereof by such additional parties and, to the extent permitted by Section 6.5, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional parties as the Company and such party may agree. In the case of execution of a counterpart of this Agreement as opposed to a Joinder Agreement, promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties. The Company shall provide prior notice (or, to the extent that prior notice is not reasonably practicable, notice as soon as reasonably practicable) to the Major Investors of the execution of any Joinder Agreement.
(b) Solely for purposes of Article IV, any direct or indirect Transferee of a Major Investor in a Tag-Along Trigger Sale or other transfers of Common Shares in with registration rights are transferred shall be deemed to be a “Major Investor” if such Transferee (together with its Affiliates) acquires a number of Common Shares from the Investors in such transaction equal to at least 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Merger for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) and the Major Investor(s) Transferring Common Shares to such Transferee agrees in writing that such Transferee will become a “Major Investor” solely for purposes of Article IV and notifies the Company of the extent to which the Transferor wishes to transfer any remaining Registration(s) to which such Transferring Major Investor is entitled, and such Transferee executes and delivers to the Company a joinder agreement agreeing to be bound by the provisions of Article IV.
Section 6.7. Assignment and Binding Effect. No party shall assign all or any part of this Agreement except to an Affiliate that acquires such Company Shares from a party as a Permitted Transferee (for so long as they are an Affiliate of such Party) or Transferee that is acquiring rights under Article IV. For the avoidance of doubt, a Major Investor shall not be permitted to assign or delegate any of the rights of a Major Investor (including any Board or observer nomination rights) to any person other than to an Affiliate who acquires Company Shares from the Major Investor as a Permitted Transferee but only for so long as such transferee remains an Affiliate of such Major Investor. Notwithstanding the foregoing, a Major Investor may assign its rights and obligations under Article IV and may grant a security interest in its rights (but not its obligations) under this Agreement in connection with any Back Leverage to any lender (or its agents) thereunder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.
Section 6.8. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement pursuant to its terms without the closing having occurred, (b) the time when no Investors own any Company Shares and (c) dissolution or liquidation of the Company, provided that if this Agreement is terminated prior to the Closing, the Prior Agreement shall continue in full force and effect pursuant to its terms. The rights and obligations of an Investor under this Agreement shall automatically terminate without any further action from and after such time as such Investor no longer beneficially owns any Company Shares; provided that the obligations in Section 2.2 and Section 2.4 shall continue to be binding on such Investor until the date that is the one (1)-year anniversary of the date that such Investor no longer beneficially owns any Company Shares. In connection with a Sale Transaction in which the consideration received by an Investor, if any, does not consist entirely of cash and/or publicly traded securities on an Applicable Exchange, the rights and obligations in Article IV shall survive such Sale Transaction or be replaced with substantially similar provisions (and the Company shall take all such actions (if any) as are required to cause such provisions to survive or be replaced with substantially similar provisions).
Section 6.9. Notices.
(a) In the event a notice or other document is required to be sent hereunder to any party hereto, such notice or other document shall be in writing and shall be considered given and received, in all respects when personally delivered, or when sent by express or courier service or United States registered or certified mail, return receipt requested and postage and other fees prepaid, or by electronic mail, on the day such notice or document is personally delivered or delivered by electronic mail or on the third (3rd) Business Day following the day on which such notice or other document is deposited in the mail or delivered to any such commercial delivery service as aforesaid. Any notice and document shall be addressed to the party entitled to receive such notice or other document, in the case of the Company to the address set forth below, and, in the case of any other party, (x) to such party’s address appearing on the signature page of such party to this Agreement or appearing in the Joinder Agreement entered into by such party entering into this Agreement via a Joinder Agreement, (y) to such party’s address appearing in the books of the Company and/or (z) such other address as may be designated by such party in writing to the Company.

If to the Company, to:

WaFd, Inc.
425 Pike Street
Seattle, WA 98101

Attention:	Brent J. Beardall,
President and Chief Executive Officer

E-mail:	legal@wafd.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019

Attention:	Mark F. Veblen
Steven R. Green

Email:	MFVeblen@wlrk.com
SRGreen@wlrk.com

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Lee Meyerson
Ravi Purushotham
Louis Argentieri

Email:	lmeyerson@stblaw.com
rpurushotham@stblaw.com
louis.argentieri@stblaw.com

(b) Any party hereto or their respective legal representatives may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company in accordance with this Section 6.9, and the Company shall, upon the request of any party hereto in accordance with this Section 6.9, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.
Section 6.10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.
Section 6.11. Aggregation of Company Shares.
(a) All Company Shares beneficially owned, directly or indirectly, by the Stone Point Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Stone Point Investors or their Affiliates or the application of any restrictions to the Stone Point Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.
(b) All Company Shares beneficially owned, directly or indirectly, by the Warburg Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Warburg Investors or their Affiliates or the application of any restrictions to the Warburg Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.
(c) All Company Shares beneficially owned, directly or indirectly, by the Reverence Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Reverence Investors or their Affiliates or the application of any restrictions to the Reverence Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(d) All Company Shares beneficially owned, directly or indirectly, by the Sixth Street Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Sixth Street Investors or their Affiliates or the application of any restrictions to the Sixth Street Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.
(e) All Company Shares beneficially owned, directly or indirectly, by the Bayview Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Bayview Investors or their Affiliates or the application of any restrictions to the Bayview Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.
(f) All Company Shares beneficially owned, directly or indirectly, by the TIAA Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the TIAA Investors or their Affiliates or the application of any restrictions to the TIAA Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.
(g) With respect to any provision hereof that references a given portion or percentage of Major Investors, any two or more Major Investors that are Affiliates of one another and/or any Related Holder will be treated as a single Major Investor, as applicable, for purposes thereof. For purposes of this clause (g), any holder that is treated as a Major Investor pursuant to Section 6.5(c) will, together with its Affiliates, be treated as a “Related Holder” of the relevant Transferor and its Affiliates.
Section 6.12. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf, docusign and other electronic signatures to this Agreement shall have the same effect as original signatures.
Section 6.13. Waiver of Jury Trial. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.
Section 6.14. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that the parties reasonably determine to be necessary or appropriate to effectuate and perform the provisions of this Agreement and carry on the Company as contemplated by this Agreement.
Section 6.15. Electronic Consent. To the extent that this Agreement requires a consent in writing, the Person obligated to deliver such consent may do so by electronic transmission.
Section 6.16. Third-Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company and, except as expressly contemplated by this Agreement, including Section 4.5 with respect to the Identified Persons, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third-party beneficiary hereto.
[The remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Shareholders Agreement as of the date first written above.

WAFD, INC.

By:	/s/ Brent Beardall
	Name:	Brent Beardall
	Title:	President and Chief Executive Officer

[Signature Page to Shareholders Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ David G. Nason
	Name:	David G. Nason
	Title:	SEVP and CEO, TIAA Wealth Management & Advice Solutions

[Signature Page to Shareholders Agreement]

TRIDENT NEPTUNE HOLDINGS LP

By:	Trident Neptune Holdings GP LLC, its general partner

By:	/s/ Stephen Levey
	Name:	Stephen Levey
	Title:	Vice President

[Signature Page to Shareholders Agreement]

WP NEPTUNE ACQUISITION LLC

By:	WP Neptune Holdings LP, its managing member

By:	WP Neptune GP, LLC, its general partner

By:	Warburg Pincus Global Growth 14, L.P., its managing member

By:	Warburg Pincus Global Growth 14 GP L.P., its general partner

By:	WP Global LLC, its general partner

By:	Warburg Pincus Partners II, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ David Sreter
	Name:	David Sreter
	Title:	Partner

[Signature Page to Shareholders Agreement]

RCP NEPTUNE HOLDINGS, L.P.

By:	/s/ Milton Berlinski
	Name:	Milton Berlinski
	Title:	Managing Member

[Signature Page to Shareholders Agreement]

THALASSA INVESTMENTS, L.P.

By:	TAO SPV GP, LLC, its general partner

By:	/s/ Joshua Peck
	Name:	Joshua Peck
	Title:	Vice President

[Signature Page to Shareholders Agreement]

NEPTUNE HOLDINGS BOF-MSR, LLC

By:	/s/ Dan Blumenthal
	Name:	Dan Blumenthal
	Title:	Senior Vice President

NEPTUNE HOLDINGS BOF-VII, LLC

By:	/s/ Dan Blumenthal
	Name:	Dan Blumenthal
	Title:	Senior Vice President

[Signature Page to Shareholders Agreement]

[Other Investors and Management Investors Signature Pages Redacted]

Exhibit A
CONSENT OF SPOUSE
I,             , the undersigned spouse of              , hereby acknowledge that I am aware that the Shareholders Agreement, dated as of September 6, 2026, by and among WaFd, Inc. and the other persons from time to time parties thereto (as may be amended, supplemented, restated or modified from time to time in accordance with its terms, the “Shareholders Agreement”), imposes certain obligations and restrictions relating to my spouse’s Company Shares (as defined in the Shareholders Agreement), including obligations and restrictions relating to transfers thereof. I agree that my spouse’s interest in the Company Shares are subject to the Shareholders Agreement and any interest I may have in such Company Shares shall also be irrevocably bound by such Shareholders Agreement and, further, that my community property interest in such Company Shares, if any, shall be similarly bound by such Shareholders Agreement.
I am aware that the legal, financial and other matters contained in the Shareholders Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Shareholders Agreement that I hereby waive such right.

Acknowledged and agreed this day of , 20

Insert Signature of Spouse Above

Provide Address of Spouse Below:

Telephone:
Facsimile:
Email:

Exhibit B
JOINDER AGREEMENT
The undersigned is executing and delivering this joinder agreement (this “Joinder Agreement”) pursuant to the Shareholders Agreement, dated as of September 6, 2026, by and among WaFd, Inc. (the “Company”) and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Shareholders Agreement.
By executing and delivering this Joinder Agreement, the undersigned hereby adopts and approves the Shareholders Agreement and agrees, effective commencing on the date on which the undersigned first becomes the direct or indirect owner of any Common Shares, to become a party to, to be bound by, to comply with, and that his, her or its Common Shares are subject to, the Shareholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as a holder of equity interests in the Company[; provided that the undersigned acknowledges its rights under the Shareholders Agreement are limited to those provided in Article IV]1.
The undersigned expressly acknowledges and agrees that the undersigned shall not be entitled to any rights pursuant to the Shareholders Agreement unless the undersigned shall have executed and delivered this Joinder Agreement.
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the   day of     , 20 .

Signature

Print Name

Address

Email / Facsimile

[1]	To be included for non-affiliate transferees.

Annex C

September 5, 2026
The Board of Directors
WaFd, Inc.
425 Pike Street
Seattle, WA 98101
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to WaFd, Inc. (“WaFd”) of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of WaFd with and into EverBank Financial Corp (“EverBank”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between WaFd and EverBank. Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action on the part of WaFd, EverBank or the holder of any of the securities of WaFd or EverBank, each share of Class A common stock, par value $0.01 per share, of EverBank (“EverBank Class A Common Stock”) and each share of Class B common stock, par value $0.01 per share, of EverBank (“EverBank Class B Common Stock” and, together with EverBank Class A Common Stock, “EverBank Common Stock”) issued and outstanding immediately prior to the Effective Time, except for (i) shares of EverBank Common Stock owned by EverBank as treasury stock or otherwise owned by EverBank or WaFd (in each case other than the Exception Shares (as defined in the Agreement)) and (ii) Dissenting Shares (as defined in the Agreement), shall be converted into the right to receive a number of shares of common stock, par value $1.00 per share, of WaFd (“WaFd Common Stock”) equal to the quotient (the “Exchange Ratio”) of (A) the sum of (1) the WaFd Issued Shares (defined in the Agreement as the product of the Ownership Ratio (defined in the Agreement as the quotient of 59.175% divided by 40.825%) multiplied by the WaFd Diluted Shares (as defined in the Agreement)), plus (2) the WaFd-Share Equivalent of the EverBank Options Exercise Price Amount (as defined in the Agreement), divided by (B) the EverBank Gross Diluted Shares (as defined in the Agreement). At the direction of WaFd, we have relied upon and assumed for purposes of our analyses and this opinion, without independent verification, that the WaFd Diluted Shares and the EverBank Gross Diluted Shares will be 74,241,050 and 22,927,836, respectively, and the WaFd-Share Equivalent of the EverBank Options Exercise Price Amount will be 6,032,624 and that, as a result thereof, the WaFd Issued Shares will be 107,610,878 and the Exchange Ratio will be 4.9566. The terms and conditions of the Merger are more fully set forth in the Agreement.
The Agreement further provides that, immediately following the Effective Time, WAFD Bank, a wholly owned subsidiary of WaFd, will merge with and into EverBank, National Association, a wholly owned subsidiary of EverBank (such transaction, the “Bank Merger”), pursuant to a separate agreement and plan of merger.
KBW has acted as financial advisor to WaFd and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. We and our affiliates, in the ordinary course of our and their broker-dealer businesses (and further to existing sales and trading relationships between a KBW broker-dealer affiliate and each of WaFd and EverBank), may from time to time purchase securities from, and sell securities to, WaFd and EverBank. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of WaFd or EverBank for our and their own respective accounts and for the accounts of our and their respective customers and clients. A commercial bank affiliate of KBW is also a lender to certain of the respective affiliates of certain significant EverBank stockholders under several existing revolving credit facilities. We have acted exclusively for

The Board of Directors – WaFd, Inc.
September 5, 2026

the board of directors of WaFd (the “Board”) in rendering this opinion and will receive a fee from WaFd for our services. A portion of our fee is payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, WaFd has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking or financial advisory services to WaFd. In the past two years, KBW has provided investment banking and financial advisory services to EverBank and received compensation for such services. KBW acted as co-initial purchaser to EverBank in connection with a debt placement for EverBank in 2025. We may in the future provide investment banking and financial advisory services to WaFd or EverBank and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of WaFd and EverBank and bearing upon the Merger, including among other things, the following: (i) a draft of the Agreement dated September 5, 2026 (the most recent draft made available to us); (ii) the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended September 30, 2025 of WaFd; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026 of WaFd; (iv) the audited financial statements for the two fiscal years ended December 31, 2025 of EverBank; (v) the unaudited quarterly financial statements for the quarters ended March 31, 2026 and June 30, 2026 of EverBank; (vi) certain regulatory filings of WaFd and EverBank and their respective subsidiaries, including, as applicable, the quarterly reports on Form FR Y-9C and the quarterly call reports required to be filed (as the case may be) (A) with respect to WaFd, with respect to each quarter during the three-year period ended September 30, 2025 and the quarters ended December 31, 2025, March 31, 2026, and June 30, 2026, and (B) with respect to EverBank, with respect to each quarter during the two-year period ended December 31, 2025 and the quarters ended March 31, 2026 and June 30, 2026; (vii) certain other interim reports and other communications of WaFd and EverBank to their respective stockholders; and (viii) other financial information concerning the respective businesses and operations of WaFd and EverBank furnished to us by WaFd and EverBank or that we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of WaFd and EverBank; (ii) the assets and liabilities of WaFd and EverBank; (iii) a comparison of certain financial and stock market information of WaFd and certain financial information of EverBank with similar information for certain other companies, the securities of which are publicly traded; (iv) publicly available research analyst quarterly “street estimates” of WaFd as well as assumed WaFd long-term growth rates provided to us by WaFd management, all of which information was discussed with us by such management and used and relied upon by us at the direction of WaFd management and with the consent of the Board; (v) financial and operating forecasts and projections of EverBank that were prepared by EverBank management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of WaFd management and with the consent of the Board; and (vi) estimates regarding certain pro forma financial effects of the Merger on WaFd (including, without limitation, the cost savings expected to result or be derived from the Merger) that were prepared by EverBank management, provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of WaFd management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions held by the managements of WaFd and EverBank regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon WaFd management as to the reasonableness and achievability of the publicly available research analyst quarterly “street estimates” of WaFd and the assumed WaFd long-term growth rates, all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents, or in the case of the WaFd research analyst quarterly “street estimates” referred to above that the average of such estimates are consistent with, the best currently available estimates and judgments of WaFd management and that the forecasts and projections reflected in such information will be realized in the amounts and in the time periods currently estimated. We have further relied, with the consent of WaFd, upon EverBank

The Board of Directors – WaFd, Inc.
September 5, 2026

management as to the reasonableness and achievability of the financial and operating forecasts and projections of EverBank and the estimates regarding certain pro forma financial effects of the Merger on WaFd (including, without limitation, the cost savings expected to result or be derived from the Merger), all as referred to above (and the assumptions and bases for all such information), and we have assumed that such information has been reasonably prepared and represents the best currently available estimates and judgments of EverBank management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated by such management.
It is understood that the foregoing financial information of WaFd and EverBank that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information, including the publicly available research analyst quarterly “street estimates” of WaFd referred to above, is based on numerous variables and assumptions that are inherently uncertain and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of WaFd and EverBank and with the consent of the Board, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either WaFd or EverBank since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for credit losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for credit losses for each of WaFd and EverBank are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of WaFd or EverBank, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of WaFd or EverBank under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We have made note of the classification by each of WaFd and EverBank of its loans and owned securities as either held to maturity or held for investment, on the one hand, or held for sale or available for sale, on the other hand, and have also reviewed reported fair value marks-to-market and other reported valuation information, if any, relating to such loans or owned securities contained in the respective financial statements of WaFd and EverBank, but we express no view as to any such matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transactions (including, without limitation, the Bank Merger) will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of EverBank Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transactions and that all conditions to the completion of the Merger and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of WaFd, EverBank or the pro forma entity, or the contemplated benefits of the Merger, including without limitation the cost savings expected to result or be derived from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the

The Board of Directors – WaFd, Inc.
September 5, 2026

applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of WaFd that WaFd has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to WaFd, EverBank, the Merger and any related transaction and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to WaFd, without regard to differences between EverBank Class A Common Stock and EverBank Class B Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the Bank Merger), including without limitation, the form or structure of the Merger or any such related transaction, the treatment of the outstanding preferred stock of EverBank in connection with the Merger, any consequences of the Merger or any related transaction to WaFd, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder, finance and reimbursement or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political division, economic uncertainty, recently announced actual or threatened imposition of tariff increases, inflation, and prolonged higher interest rates. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. We express no view or opinion as to any changes after the date hereof to the WaFd Diluted Shares, the EverBank Gross Diluted Shares and the WaFd-Share Equivalent of the EverBank Options Exercise Price Amount (and the resulting WaFd Issued Shares and Exchange Ratio) from the amounts thereof that we have been directed to assume for purposes of our analyses and this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of WaFd to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by WaFd or the Board, (iii) any business, operational or other plans with respect to EverBank or the pro forma entity that may be currently contemplated by WaFd or the Board or that may be implemented by WaFd or the Board subsequent to the closing of the Merger, (iv) the fairness of the amount or nature of any compensation to any of WaFd’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of WaFd Common Stock or relative to the Exchange Ratio, (v) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of WaFd, EverBank or any other party to any transaction contemplated by the Agreement, (vi) the actual value of WaFd Common Stock to be issued in connection with the Merger, (vii) the prices, trading range or volume at which WaFd Common Stock will trade following the public announcement or the consummation of the Merger, (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to WaFd, EverBank, any of their respective stockholders, or relating to or arising out of or as a consequence of the Merger or any other related transaction (including the Bank Merger), including whether or not the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of WaFd Common Stock or any stockholder of any other entity as to how to vote or act in connection with the Merger or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, shareholders’, affiliates’ or other agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

The Board of Directors – WaFd, Inc.
September 5, 2026

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to WaFd.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Annex D
ARTICLES OF AMENDMENT

TO

THIRD RESTATED ARTICLES OF INCORPORATION

OF

WAFD, INC.
Pursuant to the provisions of the Washington Business Corporation Act (RCW Title 23B), WaFd, Inc. (the “Corporation”) adopts the following Articles of Amendment to its Third Restated Articles of Incorporation (the “Articles”).
First: The name of the corporation is WaFd, Inc.
Second: The following amendment to the Third Restated Articles of Incorporation of the Corporation was adopted on September 6, 2026, by the Board of Directors of the Corporation pursuant to RCW 23B.06.020 and RCW 23B.10.020. Shareholder approval was not required. This amendment is effective upon filing with the Secretary of State of the State of Washington.
Third: Article 3 of the Third Restated Articles of Incorporation of the Corporation is hereby amended by adding the following as new Article 3B setting forth the terms for a new series of preferred stock with the designation, preferences, limitations, and relative rights set forth below:
Article 3B. Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B
Part 1. Designation and Number of Shares. Of the authorized and unissued shares of preferred stock, a series of preferred stock has been designated as the “Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B” (hereinafter called “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 675,000 shares, $1.00 par value per share, having a liquidation preference of $1,000 per share. The number of shares constituting Series B Preferred Stock may be increased from time to time in accordance with law up to the maximum number of shares of preferred stock authorized to be issued under the Restated Charter of the Corporation, as amended, less all shares at the time authorized of any other series of preferred stock, and any such additional shares of Series B Preferred Stock would form a single series with the Series B Preferred Stock. Shares of Series B Preferred Stock will be dated the original issue date. Shares of outstanding Series B Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of preferred stock, shall be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series.
Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used in these Articles (including the Standard Provisions in Annex A hereto) as defined below:
a) “Board” means the Board of Directors of the Corporation.
b) “Common Stock” means the Common Stock, par value $1.00 per share, of the Corporation.
c) “Corporation” means WaFd, Inc., a corporation organized and existing under the Washington Business Corporation Act of the State of Washington.
d) “original issue date” means July 31, 2023.
e) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series B Preferred Stock.
f) “Restated Charter” means the Third Restated Articles of Incorporation of the Corporation (as amended, restated, supplemented or otherwise modified from time to time).

g) “Series A Preferred Stock” means the series of preferred stock of the Corporation, par value $1.00 per share, designated as the “4.875% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A”.
h) “Series B Preferred Stock” means the series of preferred stock of the Corporation, par value $1.00 per share, designated as the “Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B”.
Part 4. Certain Voting Matters. Holders of shares of Series B Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series B Preferred Stock are entitled to vote, including any action by written consent.
[Remainder of Page Intentionally Left Blank]

Annex A
STANDARD PROVISIONS
Section 1. Definitions.
“adjustments” has the meaning set forth in Section 3(b).
“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.
“Business Day” means any weekday that is not a legal holiday in New York, New York and that is not a day on which banking institutions in New York, New York are closed.
“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.
“Code” has the meaning set forth in Section 9(c).
“Definitive Series B Certificate” means one or more certificates representing shares of Series B Preferred Stock registered in the name of the holder thereof and issued in accordance with Section 10, except that any such Definitive Series B Certificate shall not bear the Global Certificate Legend and shall not have a schedule of increases or decreases.
“dividend payment date” has the meaning set forth in Section 3(c).
“dividend period” has the meaning set forth in Section 3(a).
“dividend rate” has the meaning set forth in Section 3(a).
“DTC” means The Depository Trust Company.
“ERISA” has the meaning set forth in Section 9(c).
“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“first reset date” has the meaning set forth in Section 3(a).
“Global Certificate Legend” means the global certificate legend set forth in Annex C hereto, which is required to be placed on all Global Certificates issued under these Articles.
“Global Certificates” means one or more global certificates representing shares of Series B Preferred Stock registered in the name of the holder thereof that bears the Global Certificate Legend.
“H.15” has the meaning set forth in Section 3(b).
“junior securities” has the meaning set forth in Section 2(a).
“parity securities” has the meaning set forth in Section 2(b).
“Person” means any natural person, joint venture, general or limited partnership, corporation, limited liability company, trust, firm, association or organization or other legal entity.
“QIB” has the meaning set forth in Section 9(a).
“rate substitution event” has the meaning set forth in Section 3(b).
“Regulation S” has the meaning set forth in Section 9(a).
“Regulation S Global Certificate” has the meaning set forth in Section 10(c).
“Regulation S Shares” has the meaning set forth in Section 10(c).
“Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series B Preferred Stock; (2) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of the Series B Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series B Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of the Series B Preferred Stock then outstanding as “additional Tier I capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of the Series B Preferred Stock is outstanding.
“reference rate” has the meaning set forth in Section 3(b).
“replacement rate” has the meaning set forth in Section 3(b).
“Resale Restriction Termination Date” has the meaning set forth in Section 10(g).
“reset date” has the meaning set forth in Section 3(b).
“reset dividend determination date” has the meaning set forth in Section 3(b).
“reset period” has the meaning set forth in Section 3(b).
“Rule 144A” has the meaning set forth in Section 9(a).
“Rule 144A Global Certificate” has the meaning set forth in Section 10(b).
“Rule 144A Shares” has the meaning set forth in Section 10(b).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.
“Series B Stock Certificate” means one or more certificates evidencing ownership of a share or shares of Series B Preferred Stock, which will exclusively be in the form of one or more Global Certificates as of the original issue date and may be represented by Definitive Series B Certificates only as provided in Section 10.
“Similar Law” has the meaning set forth in Section 9(c).
Section 2. Ranking. The shares of Series B Preferred Stock shall rank:
(a) senior, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, to the Common Stock, and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, does not expressly provide that it ranks pari passu with the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up, as the case may be (such securities, “junior securities”).
(b) on a parity, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, with the Series A Preferred Stock and any other class or series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by its terms, expressly provides that it ranks pari passu with the Series B Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up, as the case may be (such securities, “parity securities”).
(c) The Corporation may authorize and issue additional shares of junior securities and parity securities without the consent of the holders of the Series B Preferred Stock.
Section 3. Dividends.
(a) Holders of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends under applicable laws and regulations, including applicable capital adequacy guidelines, non-cumulative cash dividends for each quarterly dividend period (as defined below) based on the liquidation preference of the Series B Preferred Stock of $1,000 per share at the following dividend rates (as applicable, the “dividend rate”):
(i) from the original issue date to, but excluding, August 15, 2028 (the “first reset date”) at a fixed rate per annum of 6.50%; and
(ii) from and including the first reset date, during each reset period (as defined below), at a rate per annum equal to the five-year U.S. Treasury rate as of the most recent reset dividend determination date (as defined below) plus a spread of 2.36%.
A “dividend period” means the period from and including a dividend payment date (as defined below) to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of Series B Preferred Stock.
(b) For any reset period beginning on or after the first reset date, the “five-year U.S. Treasury rate” will be determined by the calculation agent as the average of the yields on actively traded U.S. treasury nominal/ non-inflation-indexed securities adjusted to constant maturity, for five-year maturities, for the five Business Days preceding the applicable reset dividend determination date appearing (or, if fewer than five Business Days so appear, for such number of Business Days appearing) in the most recently published H.15 (as defined below) as of 5:00 p.m. (Eastern Time) on the applicable reset dividend determination date.
Notwithstanding the foregoing, if the Corporation or the Corporation’s designee (which may be an affiliate of the Corporation), after consulting with the Corporation, determines on the relevant reset dividend determination date that the then-current reference rate (which as of the original issue date of the Series B Preferred Stock is the five-year U.S. Treasury rate) cannot be determined in the manner then applicable for such reference rate (a “rate substitution event”), the Corporation or such designee, after consulting with the Corporation, may determine whether there is an industry-accepted successor rate to the then-current reference rate (such industry-accepted successor rate, the “replacement rate”). If the Corporation or such designee, after consulting with the Corporation, determines there is such a replacement rate, then the replacement rate will replace the then-current reference rate (as defined below) for all purposes relating to the Series B Preferred Stock (including the dividend rate) on such reset dividend determination date and thereafter. In addition, if a replacement rate is selected, the Corporation or the Corporation’s designee (which may be an affiliate the Corporation), after consulting with the Corporation, may then adopt and make changes to (i) the reset date (as defined below), the reset period (as defined below), the reset dividend determination date, the day count convention, the Business Day convention, the definition of Business Day and the rounding conventions to be used and (ii) any other relevant methodology or definition for calculating such replacement rate, including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reference rate (which as of the original issue date of the Series B Preferred Stock is the five-year U.S. Treasury rate), in each case in a manner that is substantially consistent with industry-accepted practices for the use of such replacement rate (the “adjustments”). If the Corporation or the Corporation’s designee (which may be an affiliate the Corporation), after consulting with the Corporation, determines that there is no such replacement rate, then the reference rate for the applicable reset dividend determination date will be deemed to be the same rate determined for the prior reset dividend determination date or, in the case of the first reset dividend determination date, 6.50%.
As used herein, “H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve or any successor, and “reference rate” means, initially, the five-year U.S. Treasury rate; provided that if a rate substitution event has occurred with respect to the five-year U.S. Treasury rate or the then-current reference rate, then “reference rate” means the applicable replacement rate.
A “reset date” means the first reset date and each date falling on the fifth anniversary of the preceding reset date. If any reset date falls on a date that is not a Business Day, such reset date will not be adjusted.
A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each successive period from, and including, each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three Business Days prior to the first day of such reset period.
In the event that the Corporation issues additional shares of Series B Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first dividend payment date and otherwise will accrue from the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date on which such shares are issued.
(c) If declared by the Board or a duly authorized committee of the Board, the Corporation will pay dividends on the Series B Preferred Stock quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2023 (each such date, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a Business Day, then the dividend payment date will be the next Business Day without any adjustment to the amount of dividends paid.
(d) Dividends will be payable to holders of record of Series B Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by the Board or a duly authorized committee of the Board.
(e) Dividends payable on the shares of Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series B Preferred Stock will cease to accrue on the redemption date, if any, unless the Corporation defaults in the payment of the redemption price of the shares of Series B Preferred Stock called for redemption.
(f) The applicable dividend rate for each reset period from and including the first reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the reset period. Any calculation or determination by the calculation agent with respect to the dividend rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.
(g) Any determination, decision or selection that may be made by the Corporation or the Corporation’s designee (which may be an affiliate the Corporation), after consulting with the Corporation, pursuant to the provisions of the Series B Preferred Stock (including provisions relating to a rate substitution event, such as any determination with respect to tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in the Corporation’s or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary herein, shall become effective without consent from the holders of the Series B Preferred Stock or any other party.
(h) Dividends on the Series B Preferred Stock will not be cumulative. If the Board or a duly authorized committee of the Board does not declare a dividend on the Series B Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and the Corporation will have no obligation to pay any dividend for that dividend period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future dividend period with respect to the Series B Preferred Stock, the Corporation’s Common Stock, or any other class or series of the Corporation’s Preferred Stock.
(i) During a dividend period, so long as any share of Series B Preferred Stock remains outstanding:
(1) no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any junior securities, other than (i) a dividend payable solely in junior securities or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;
(2) no shares of junior securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) as a result of a reclassification of junior securities for or into other junior securities, (ii) the exchange or conversion of one share of junior securities for or into another share of junior securities, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior securities, (iv) purchases, redemptions or other acquisitions of shares of junior securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior securities pursuant to a contractually binding requirement to buy junior securities existing prior to the preceding Series B Preferred Stock dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in junior securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; and
(3) no shares of parity securities shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B Preferred Stock and such parity securities, if any, (ii) as a result of a reclassification of parity securities for or into other parity securities, (iii) the exchange or conversion of parity securities for or into other parity securities or junior securities, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity securities or junior securities, (v) purchases of shares of parity securities pursuant to a contractually binding requirement to buy parity securities existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of the Corporation’s broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity securities in the ordinary course of business, (viii) purchases by any of the Corporation’s broker-dealer subsidiaries of the Corporation’s capital stock for resale pursuant to an offering by the Corporations of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in parity securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation;
unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series B Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment.
(j) The Corporation will not declare or pay or set apart funds for the payment of dividends on any parity securities unless the Corporation has paid or set apart funds for the payment of dividends on the Series B Preferred Stock. When dividends are not paid in full upon the shares of Series B Preferred Stock and any parity securities, all dividends declared upon shares of Series B Preferred Stock and any parity securities will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Series B Preferred Stock, and accrued dividends, including any accumulations, on any parity securities, bear to each other for the then-current dividend period.
(k) Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or any junior securities or parity securities from time to time out of any assets legally available for such payment, and the holders of Series B Preferred Stock shall not be entitled to participate in any such dividend.

(l) Dividends on the Series B Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with applicable laws and regulations, including applicable capital adequacy regulations, rules, requirements, guidelines and policies established by the Office of the Comptroller of the Currency and/or the Federal Reserve.
Section 4. Liquidation.
(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Series B Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to Series B Preferred Stock, before any distribution of assets is made to holders of Common Stock or any junior securities, a liquidating distribution in the amount of the liquidation preference of $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series B Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full liquidating distribution.
(b) In any such distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of Series B Preferred Stock and all holders of any parity securities, the amounts paid to the holders of Series B Preferred Stock and to the holders of all parity securities will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series B Preferred Stock and any parity securities, the holders of the Corporation’s junior securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(c) For purposes of this section, the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series B Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Corporation for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Corporation.
Section 5. Redemption.
(a) Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Series B Preferred Stock is not redeemable prior to the first reset date (August 15, 2028). On and after that date, Series B Preferred Stock will be redeemable at the option of the Corporation, in whole or in part, on any dividend payment date, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends. Holders of Series B Preferred Stock will have no right to require the redemption or repurchase of Series B Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series B Preferred Stock at the time outstanding, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, upon notice given as provided in Subsection (b) below.
(b) If shares of Series B Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of Series B Preferred Stock to be redeemed, sent not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares representing Series B Preferred Stock are held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where the certificates evidencing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price. On and after the redemption date, dividends will cease to accrue on shares of Series B Preferred Stock, and such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under Section 6, except the right to receive the redemption price plus any declared and unpaid dividends.

(c) In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (1) pro rata, (2) by lot or (3) in such other manner as the Board or any duly authorized committee of the Board may determine to be fair and equitable.
(d) Any redemption of the Preferred Stock is subject to the Corporation’s receipt of any required prior approval by the Federal Reserve (or any successor appropriate federal banking regulator or agency) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve (or any successor appropriate federal banking regulator or agency) applicable to redemption of the Preferred Stock.
Section 6. Voting Rights.
(a) Except as provided below or as expressly required by law, the holders of shares of Series B Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock, and shall not be entitled to call a meeting of such holders for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock.
(b) So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all of the shares of Series B Preferred Stock at the time outstanding, voting separately as a class, shall be required to: (1) authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation; (2) amend the provisions of the Restated Charter, as amended, so as to materially adversely affect the powers, preferences, privileges or rights of Series B Preferred Stock, taken as a whole, provided, however, that any increase in the amount of the authorized or issued shares of Series B Preferred Stock or authorized Common Stock or Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of Preferred Stock ranking equally with or junior to Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the powers, preferences, privileges or rights of Series B Preferred Stock; and (3) consummate a binding share-exchange or reclassification involving the Series B Preferred Stock, or a merger or consolidation of the Corporation with or into another entity unless (i) the shares of the Series B Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity or any entity controlling the surviving entity and (ii) the shares of the remaining Series B Preferred Stock or new preferred securities have terms that are, on the whole, not materially less favorable than the Series B Preferred Stock. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed.
(c) If the Corporation fails to pay, or declare and set apart for payment, dividends on outstanding shares of the Series B Preferred Stock for six quarterly dividend periods, whether or not consecutive, the number of directors on the Board shall be increased by two at the Corporation’s first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until continuous noncumulative dividends for at least one year on all outstanding shares of Series B Preferred Stock entitled thereto shall have been paid, in full, the holders of shares of Series B Preferred Stock shall have the right, voting as a class with holders of any other equally ranked series of Preferred Stock that have similar voting rights, to elect such two additional members of the Board, subject to any required governmental or regulatory approvals, to hold office for a term of one year; provided that the Board shall at no time include more than two additional directors elected by holders of Series B Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, voting together as one class. Upon such payment in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of Series B Preferred Stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, whether or not consecutive, as described above. In addition, if and when the rights of holders of Series B Preferred Stock terminate for any reason, including under circumstances described above under Section 5, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends as provided for in Section 5), and the terms of any additional directors elected by the holders of Series B Preferred Stock and any other equally ranked series of Preferred Stock having similar voting rights, if any, shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of such equally ranked series of Preferred Stock have similarly terminated.
Section 7. Conversion Rights. The holders of shares of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
Section 8. Preemptive Rights. The holders of shares of Series B Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase any such capital stock.
Section 9. Transfer Restrictions.
(a) (1) In the case of any Rule 144A Shares (as defined below), prior to the date which is one year after the later of the original issue date and the last date on which the Corporation or any Affiliate of the Corporation was the owner of such shares or a beneficial interest in a Series B Certificate representing such shares and (2) in the case of Regulation S Shares (as defined below), 40 days after the original issue date, no holder or beneficial owner of shares of Series B Preferred Stock may transfer any shares of Series B Preferred Stock owned by it except:
(i) pursuant to an effective registration statement under the Securities Act;
(ii) for so long as the shares are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a Person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A;
(iii) pursuant to an offer, sale or other transfer to non-U.S. Persons that occur outside the United States within the meaning of Regulation S as adopted by the SEC (“Regulation S”);
(iv) pursuant to another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or
(v) to the Corporation or any of its Affiliates,
subject to the Corporation’s and the transfer agent’s right prior to any offer, sale or other transfer pursuant to clause (iii) or clause (iv) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.
(b)
(i) Series B Stock Certificates representing Rule 144A Shares (as defined below) shall bear the applicable restrictive legend set forth in Annex B hereto until such legend is removed by the Corporation in accordance with the procedures set forth in Section 10(g).
(ii) Series B Stock Certificates representing Regulation S Shares (as defined below) shall bear the applicable restrictive legend set forth in Annex B hereto until the end of the restricted period, at which time all Regulation S Shares shall be freely tradeable by non-Affiliates in accordance with Section 10(h).
(c) Each transferee of shares of Series B Preferred Stock will be deemed to have represented and agreed that either (i) the transferee is not acquiring or holding such share of Series B Preferred Stock or interest therein with the assets of (A) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of Subtitle B of Title I of ERISA, (B) a “plan” as defined in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (C) any entity whose underlying assets are deemed under ERISA to include “plan assets” of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity, or (D) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is subject to any U.S. federal, state or local laws or non-U.S. laws that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”); or (ii) the acquisition, holding and disposition of such share of Series B Preferred Stock or interest therein by the purchaser will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws.
(d) Notwithstanding anything herein to the contrary, without the prior written consent of the Corporation, which consent shall not be unreasonably withheld, conditioned or delayed, neither a holder or beneficial owner of Series B Preferred Stock nor any transferee of shares of Series B Preferred Stock shall transfer any Series B Preferred Stock to any Person who has not (i) delivered to the Corporation a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9, certifying that such Person is a “United States person” (as defined in Section 7701(a)(30) of the Code), or applicable Internal Revenue Service Form W-8, evidencing that such Person is either (x) a “withholding foreign partnership” for U.S. federal income tax purposes or (y) eligible for a 0% rate of withholding with respect to U.S.-source dividends under Section 892 of the Code or an applicable treaty or (ii) made arrangements reasonably satisfactory to the Corporation to ensure that the Corporation will not bear unreimbursed withholding tax liability with respect to the Series B Preferred Stock as a result of such transfer.
Section 10. Global Certificates for Stock; Transfer and Exchange.
(a) The Corporation may at its option issue shares of Series B Preferred Stock without certificates.
(b) Shares of Series B Preferred Stock offered and sold in reliance on Rule 144A (the “Rule 144A Shares”) shall be in the form of one or more permanent Global Certificates, including the legend set forth in Annex B hereto (the “Rule 144A Global Certificate”), authenticated by the transfer agent. The Rule 144A Global Certificate will be deposited with, or on behalf of, the transfer agent as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, for credit to the respective accounts of the beneficial owners of the Series B Preferred Stock represented thereby (or to such other accounts as they may direct). The number of shares of Series B Preferred Stock represented by the Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the transfer agent, as custodian for DTC or its nominee, as hereinafter provided.
(c) Shares of Series B Preferred Stock offered and sold in reliance on Regulation S (the “Regulation S Shares”) shall be in the form of one or more permanent Global Certificates, including the legend set forth in Annex B hereto (the “Regulation S Global Certificate”), authenticated by the transfer agent. The Regulation S Global Certificate will be deposited with, or on behalf of, the transfer agent as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, for credit to the respective accounts of the beneficial owners of the Series B Preferred Stock represented thereby (or to such other accounts as they may direct). The number of shares of Series B Preferred Stock represented by the Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the transfer agent, as custodian for DTC or its nominee, as hereinafter provided.
(d) A holder may transfer shares of Series B Preferred Stock to another Person or exchange a Series B Certificate for another Series B Certificate by presenting to the transfer agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by the transfer agent, except that any transfers or exchanges between the Rule 144A Global Certificate and the Regulation S Global Certificate, or vice versa, shall be made as set forth in Section 10(g) or Section 10(h), as applicable. The transfer agent will promptly register any transfer or exchange that meets the applicable requirements by noting the same in the register maintained by the transfer agent for the purpose, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Definitive Series B Certificate (or a beneficial interest therein) may only be made in accordance with applicable law and these Articles, as applicable, and, in the case of a Global Certificate (or a beneficial interest therein), the applicable rules and procedures of DTC, Euroclear and Clearstream. The transfer agent shall refuse to register any requested transfer or exchange that does not comply with these Articles. A Global Certificate may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.
(e) The transfer and exchange of beneficial interests in Global Certificates shall be effected through DTC, in accordance with these Articles (including restrictions on transfer set forth in Section 9, as applicable)

and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Certificate shall deliver a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in such Global Certificate or another Global Certificate and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Certificate and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Certificate being transferred.
(f) A registration of transfer or exchange of beneficial interests in a Regulation S Global Certificate for beneficial interests in the Rule 144A Global Certificate prior to the Resale Restriction Termination Date (as defined below) shall be made upon the receipt by the transfer agent or its agent of a certificate substantially in the form set forth in Annex E hereto from the proposed transferee.
(g) Promptly following the one year anniversary of the original issue date, the Corporation shall (i) if Rule 144A Shares are represented by one or more Rule 144A Global Certificates, comply with any applicable DTC procedures for delegending or otherwise exchanging any such Global Certificate for a Global Certificate not bearing the restrictive legend set forth in Annex B hereto and changing the restricted CUSIP number for an unrestricted CUSIP number (including DTC’s mandatory exchange process, if applicable), and (ii) if Rule 144A Shares are represented by Definitive Series B Certificates, (1) instruct the transfer agent to cancel any such Definitive Series B Certificates and (2) issue to the holder thereof (or its transferee) a new Definitive Series B Certificate representing the same number of shares of Series B Preferred Stock, registered in the name of the holder thereof (or its transferee), that does not bear the legend set forth on Annex B, if, in the case of both (i) and (ii), the Corporation determines in its sole discretion (upon the advice of counsel and such other certifications and evidence as the Corporation may reasonably require) that Rule 144A Shares are eligible for resale by non-Affiliates of the Corporation pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy certain conditions to ensure that transfers thereof are effected in compliance with the Securities Act (the date on which the Corporation makes such a determination in the affirmative, the “Resale Restriction Termination Date”).
(h) Prior to the expiration of the restricted period, interests in the Regulation S Global Certificate may only be held through Euroclear or Clearstream. During the restricted period, beneficial ownership of interests in the Regulation S Global Certificate may only be sold, pledged or otherwise transferred through Euroclear or Clearstream in accordance with the rules and procedures of Euroclear and Clearstream, to the extent applicable to such transaction and as in effect from time to time. Transfers by an owner of a beneficial interest in the Rule 144A Global Certificate to a transferee who takes delivery of such interest through the Regulation S Global Certificate before the Resale Restriction Termination Date, shall be made only upon receipt by the transfer agent of a certification in the form provided in Annex D hereto, and such interest transferred shall be held immediately thereafter through Euroclear or Clearstream. Regulation S Shares shall be freely tradable by non-Affiliates of the Corporation after the restricted period ends. Following the Resale Restriction Termination Date, if the Regulation S Shares are represented by one or more Regulation S Global Certificates, the Corporation shall follow applicable DTC procedures to change the CUSIP number for the Regulation S Shares to the unrestricted CUSIP number applicable to the Rule 144A Shares at that time, if such DTC procedures exist at such time.
(i)
(i) Except as provided below, owners of beneficial interests in Global Certificates will not be entitled to receive Definitive Series B Certificates. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Series B Certificates in exchange for their beneficial interests in a Global Certificate upon written request in accordance with DTC’s and the transfer agent’s procedures. In addition, Definitive Series B Certificates shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Certificate if(x) DTC notifies the Corporation that it is unwilling or unable to continue as depositary for such Global Certificate or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Corporation within 90 days of such notice or (y) the Corporation in its sole discretion executes and delivers to the transfer agent an officer’s certificate stating that such Global Certificate shall be so exchangeable. In the event of the occurrence of any of the events specified in the preceding two sentences, the Corporation shall promptly make available to the transfer agent a reasonable supply of Definitive Series B Certificates.

(ii) Any Definitive Series B Certificate delivered in exchange for an interest in a Global Certificate pursuant to this Section 10(i) shall, bear the appropriate legend set forth in Annex B, (1) in the case of Rule 144A Shares, if a Definitive Series B Certificate will be issued before the Resale Restriction Termination Date and (2) in the case of Regulation S Shares, if a Definitive Series B Certificate will be issued before the last date of the restricted period, and be registered in the name of the holder of the Definitive Series B Certificate.
(iii) If a Definitive Series B Certificate is transferred or exchanged for a beneficial interest in a Global Certificate, the transfer agent will (x) cancel such Definitive Series B Certificate, (y) record an increase in the number of shares of Series B Preferred Stock represented by such Global Certificate equal to the number of shares of Series B Preferred Stock of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire number of shares represented by the canceled Definitive Series B Certificate, the Corporation shall execute, and the transfer agent shall, upon written request of the Corporation, authenticate and make available for delivery, to the transferring holder a new Definitive Series B Certificate representing the shares of Series B Preferred Stock not so transferred.
(iv) If a Definitive Series B Certificate is transferred or exchanged for another Definitive Series B Certificate, (x) the transfer agent will cancel the Definitive Series B Certificate being transferred or exchanged, (y) the Corporation shall execute, and the transfer agent shall authenticate and make available for delivery, one or more new Definitive Series B Certificates representing the number of shares of Series B Preferred Stock of such transfer or exchange to the transferee (in the case of a transfer) or the holder of the canceled Definitive Series B Certificate (in the case of an exchange), registered in the name of such transferee or holder, as applicable, and (z) if such transfer or exchange involves less than the entire number of shares represented by the canceled Definitive Series B Certificate, the Corporation shall execute, and the transfer agent shall, upon written request of the Corporation, authenticate and make available for delivery to the holder thereof, one or more Definitive Series B Certificates representing the number of shares of Series B Preferred Stock equal to the untransferred or unexchanged shares of Series B Preferred Stock represented by the canceled Definitive Series B Certificates, registered in the name of the holder thereof.
(v) Prior to the Resale Restriction Termination Date, a registration of transfer or exchange of beneficial interests in Definitive Series B Certificates representing Rule 144A Shares to a QIB shall be made upon the representation of the transferee in the form as set forth on the applicable Series B Stock Certificate that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Section 11. Reports. For so long as any shares of Series B Preferred Stock remain outstanding, and notwithstanding that the Corporation may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, if not filed electronically with the SEC through the Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Corporation will furnish to the transfer agent and registrar and, upon request, to holders of the shares of Series B Preferred Stock, beneficial owners of the shares of Series B Preferred Stock and prospective investors of the shares of Series B Preferred Stock that certify to the Corporation’s reasonable satisfaction that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the shares of Series B Preferred Stock, copies of the Corporation’s quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including with respect to the annual information only, a report on the annual financial statements by the Corporation’s certified independent accountants, within 60 days of the end of each fiscal quarter for quarterly financial information and within 120 days of the end of each fiscal year for annual financial information; provided that (a) the information or reports referenced in this Section 11 will not be required to contain separate financial information with respect to any subsidiary of the Corporation contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act and (b) nothing contained in these Articles shall otherwise require the Corporation to comply with the provisions of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute.

In lieu of furnishing the information or reports specified in this Section 11 to the transfer agent and registrar or, upon request, to holders of the shares of Series B Preferred Stock, beneficial owners of the shares of Preferred Stock and prospective investors of the shares of Series B Preferred Stock that certify to the Corporation’s reasonable satisfaction that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the shares of Series B Preferred Stock (if such information and reports are not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system)), the Corporation may post copies of such information or reports on a non-public website (which may be maintained by the Corporation or a third party) to which access is given to holders of the shares of Series B Preferred Stock, any beneficial owner of the shares of Series B Preferred Stock and prospective investors of the shares of Series B Preferred Stock that certify to the Corporation’s reasonable satisfaction that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) or otherwise eligible to hold the shares of Series B Preferred Stock.
In addition, to the extent not satisfied by the foregoing paragraphs of this Section 11, for so long as any shares of Series B Preferred Stock remain outstanding, the Corporation will furnish to the holders of the shares of Series B Preferred Stock, beneficial owners of shares of Series B Preferred Stock and to prospective investors of the shares of Series B Preferred Stock that certify to the Corporation’s reasonable satisfaction that they are “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act), upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of reports to the transfer agent and the registrar is for information purposes only, and the receipt by the transfer agent or the registrar, as applicable, thereof shall not constitute actual or constructive notice of any information contained therein including compliance with any terms under these Articles (which the registrar and transfer agent are entitled to rely upon).
Section 12. Transfer Agent. The duly appointed transfer agent for the Series B Preferred Stock shall be appointed by the Corporation within 90 calendar days of the date hereof. The Corporation may, in its sole discretion, remove the transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of the Series B Preferred Stock.
Section 13. Registrar. The duly appointed registrar for the Series B Preferred Stock shall be appointed by the Corporation within 90 calendar days of the date hereof. The Corporation may, in its sole discretion, remove the registrar in accordance with the agreement between the Corporation and the registrar; provided that the Corporation shall appoint a successor registrar who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof to the holders of the Series B Preferred Stock.
Section 14. Calculation Agent. The duly appointed calculation agent for the Series B Preferred Stock shall be appointed by the Corporation within 90 calendar days of the date hereof. The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal. The successor calculation agent may be an affiliate of the Corporation, or the Corporation may act as calculation agent.
Section 15. Withholding. Notwithstanding anything to the contrary, if the Corporation or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a holder or beneficial owner, the Corporation or other applicable withholding agent may, at its option, set off such payments against payments of cash dividends, shares of Series B Preferred Stock or sale proceeds paid, subsequently paid or credited with respect to such holder or beneficial owner.

Annex B
Restrictive Legend
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY BENEFICIAL INTERESTS HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATE: ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF SUCH SECURITY OR THE RELEVANT BENEFICIAL INTEREST THEREIN (OR ANY PREDECESSOR THERETO)], [IN THE CASE OF REGULATION S CERTIFICATE: 40 DAYS AFTER THE DATE OF ORIGINAL ISSUE OF THIS SECURITY], ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO AN OFFER, SALE OR OTHER TRANSFER TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) TO THE COMPANY OR ANY OF ITS AFFILIATES, SUBJECT TO THE CORPORATION’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR OTHER TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.
IN ADDITION, THE HOLDER OF THIS SECURITY UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE ARTICLES, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.

Annex C
Global Certificate Legend
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Annex D
Regulation S Certificate
[Date]
WaFd, Inc. (the “Company”)
425 Pike Street
Seattle Washington, 98101
Attention: [   ]
E-mail: [   ]
Re: Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (the “Shares”)
Ladies and Gentlemen:
In connection with our proposed sale of Shares, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a) the offer of the Shares was not made to a person in the United States;
(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and
(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.
We also hereby certify that we [are] [are not] an Affiliate of the Company and, to our knowledge, the transferee of the Shares [is] [is not] an Affiliate of the Company.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,
[Name of transferor]
By:
Authorized Signatory

Annex E
Rule 144A Certificate
[Date]
WaFd, Inc. (the “Company”)
425 Pike Street
Seattle Washington, 98101
Attention: [  ]
E-mail: [  ]
Re:    Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share (the “Shares”)
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
 ☐ A. Our proposed purchase of $   Shares.
 ☐ B. Our proposed exchange of $   Shares for an equal amount of Shares to be held by us.
We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Shares to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate, we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
We also hereby certify that we are not an Affiliate of the Company and, to our knowledge, the transferee of the Shares is not an Affiliate of the Company.
Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:
Title:
Address:
Date:

SCAN TO
VIEW MATERIALS & VOTE

WAFD, INC.
425 PIKE STREET
SEATTLE, WA 98101-2334

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 15, 2026 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WAFD2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 15, 2026 for shares held directly and by 11:59 p.m. Eastern Time on December 11, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04941-S52005 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAFD, INC.

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

T04942-S52005

WAFD, INC.
Special Meeting of Shareholders
December 16, 2026 at 9:00 a.m. Pacific Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Executive Vice President and Chief Financial Officer Kelli Holz and Executive Vice President and Chief Operating Officer Kim Robison, and each of them, as Proxies for the undersigned, each with the power to appoint her substitute, to vote as designated on the reverse side, all the shares of Common Stock of WaFd, Inc. ("WaFd") held of record by the undersigned on October 30, 2026, at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/WAFD2026SM on December 16, 2026 at 9:00 a.m. Pacific Time, or at any adjournment or postponement thereof (the "Special Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted FOR Proposals 1, 2 and 3. If any other matters properly come before the Special Meeting, the Proxies will vote in their discretion on such matters. The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of WaFd called for the 16th day of December 2026 and a Proxy Statement for such Special Meeting prior to the signing of this proxy. In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

Continued, and must be signed and dated on the other side